As filed with the U.S. Securities and Exchange Commission on August 10, 2026.

Registration No. 333-297786

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aureus Greenway Holdings Inc.

(Exact name of registrant as specified in its charter)

Nevada	7997	99-0418678
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2995 Remington Boulevard

Kissimmee, Florida 34744

(407) 344 4004

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Vcorp Services, LLC

701 S. Carson Street, Ste. 200

Carson City, NV 89701

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

William Rosenstadt, Esq. Mengyi “Jason” Ye, Esq. Ortoli Rosenstadt LLP 366 Madison Avenue, 3rd Fl. New York, NY 10017 Tel: 212-588-0022	Charles D. Lange Joshua L. Colburn Faegre Drinker Biddle & Reath LLP One Logan Square, Suite 2000 Philadelphia, PA 19103 (215) 988-2642

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effectiveness of this registration statement and the satisfaction or waiver of all other conditions under the Merger Agreement described herein.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aureus Greenway Holdings Inc. is filing this Amendment No. 1 to the Registration Statement on Form S-4 (File No. 333-297786), originally filed on July 29, 2026 (the “Registration Statement”), to update certain information contained in the prospectus forming a part of the Registration Statement. This Amendment No. 1 includes updates to the prospectus and Part II of the Registration Statement including the signature pages.

The information contained in this information statement/prospectus is not complete and may be changed. These securities may not be issued until the registration statement filed with the U.S. Securities and Exchange Commission becomes effective. The accompanying information statement/prospectus is not an offer to sell these securities and does not constitute the solicitation of an offer to buy these securities in any jurisdiction where the offer or sale of these securities is not permitted.

PRELIMINARY-SUBJECT TO COMPLETION

DATED AUGUST 10, 2026

INFORMATION STATEMENT/PROSPECTUS AND NOTICE OF ACTION BY WRITTEN CONSENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

TO THE STOCKHOLDERS OF AUREUS GREENWAY HOLDINGS INC.

[    ], 2026

To Our Stockholders:

On behalf of the board of directors of Aureus Greenway Holdings Inc., a Nevada corporation, which we refer to as “AGH,” we are pleased to enclose the information statement/prospectus relating to the proposed business combination between AGH and Autonomous Power Corporation (d/b/a Powerus), which we refer to as “Powerus.” On March 8, 2026, AGH entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among AGH, Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of AGH (“Merger Sub”), Powerus and Andrew Fox, solely in his capacity as the representative, agent and attorney-in-fact of the stockholders of Powerus, providing for the combination of AGH and Powerus. Under the Merger Agreement, Merger Sub will merge with and into Powerus, and Powerus will continue as the surviving corporation and a direct subsidiary of AGH (such transaction, the “Merger”). Upon completion of the Merger, AGH will change its name to “Powerus Corporation,” reflecting the combined business (the combined company, referred to as “Newco”).

Pursuant to the Merger Agreement, as amended, upon the effective time of the Merger (the “Effective Time”), each issued and outstanding share of Powerus (“Powerus Common Stock”) (other than dissenting shares) will be converted automatically into 599.18229 (the “Exchange Ratio”) validly issued, fully paid and non-assessable shares of AGH common stock, par value $0.001 per share (“AGH Common Stock”), and all such converted shares will then cease to exist and will no longer be outstanding. Each Powerus stockholder will also be entitled to a portion of 55 million additional shares of AGH Common Stock that have been deemed to be earned at Closing (the “Earn Out Shares”). AGH Common Stock currently trades on the Nasdaq Capital Market (“Nasdaq”) under the ticker symbol “PUSA.” On August 6, 2026, the closing price of AGH Common Stock was $3.05 per share.

Upon completion of the Merger, former stockholders of Powerus are expected to collectively own about 83.3% of the common stock of Newco (“Newco Common Stock”), with existing stockholders of AGH owning 16.7% of the outstanding common stock. Additionally, Andrew Fox, Roman Vintfeld and Michael Sinensky, on one hand, and The Steven Scopellite 2021 Irr (the “Trust”), the sole holder of our series A preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), on the other, have entered into an exchange agreement pursuant to which Messrs. Fox, Vintfeld and Sinensky will acquire 50%, 25% and 25%, respectively, of the issued and outstanding Series A Preferred Stock of AGH, all of which is currently owned by the Trust (the “Preferred Purchase”). As a result, Messrs. Fox, Vintfeld and Sinensky will each control a significant portion of the voting power of Newco. Shares of Newco Common Stock are expected to continue to be listed for trading on Nasdaq under the ticker symbol “PUSA.”

At a meeting of the board of directors of AGH, which we refer to as the “AGH Board,” the AGH Board unanimously adopted resolutions (i) determining that it was advisable and in the best interests of AGH and the AGH stockholders to enter into the Merger Agreement and to consummate the Merger, (ii) approving the execution, delivery and performance of the Merger Agreement and the consummation of the Merger, (iii) approving the 2026 Powerus Corporation Equity Incentive Plan (the “Newco Equity Plan”), and (iv) resolving to recommend that AGH stockholders approve the Merger Agreement, the issuance of shares of AGH Common Stock to Powerus stockholders in connection with the Merger pursuant to Nasdaq Listing Rule 5635(a) (the “AGH Share Issuance”) and the Newco Equity Plan. On July 14, 2026, the AGH Board also adopted and approved the form of the proposed Amended and Restated Articles of Incorporation of AGH (the “Newco Charter”) and resolved to recommend the same to the AGH stockholders (the adoption of the Merger Agreement, the approval of the AGH Share Issuance, the approval of the Newco Equity Plan, and the approval of the Newco Charter, collectively the “AGH Approval Matters”).

Each of the AGH Approval Matters required the affirmative vote of holders of at least a majority of the voting power of the shares of AGH Common Stock and AGH Series A Preferred Stock entitled to vote on such matters. On March 9, 2026, the Trust, which as of the date thereof, was the record holder of 650,000 shares of AGH Common Stock and 10,000,000 shares of AGH Series A Preferred Stock, representing approximately 91% of the aggregate voting power of AGH on such date, delivered a written consent adopting and, therefore, approving each of the AGH Approval Matters, except the Newco Charter (the “First AGH Written Consent”). The Trust executed a second written consent on July 14, 2026 (the “Second AGH Written Consent”, and together with the First AGH Written Consent, the “AGH Written Consent”) approving the Newco Charter and Amendment No. 1. The AGH Written Consent also approved certain equity compensation arrangements that would be assumed by AGH in the Merger, as described herein. Accordingly, the delivery of the AGH Written Consent was sufficient to adopt the Merger Agreement and, therefore, approve the Merger, on behalf of AGH stockholders. AGH has not solicited and is not soliciting your adoption of the Merger Agreement or approval of the Merger.

No further action by any Powerus stockholder or AGH stockholder is required under applicable law, and neither Powerus nor AGH will solicit the votes of their respective stockholders for the adoption or approval of the Merger Agreement, the Merger or the other AGH Approval Matters. Neither Powerus nor AGH will call a special meeting of their respective stockholders for purposes of voting on adoption or approval of the Merger Agreement, Merger or the other AGH Approval Matters. This information statement/prospectus and notice of action by written consent is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.

Powerus and AGH are not required to complete the Merger, unless a number of conditions are satisfied or waived, which we refer to as the “closing conditions,” including: (i) obtaining applicable regulatory approvals, including the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act and approval of the listing of Newco Common Stock on Nasdaq, (ii) the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of the Merger, and (iii) the effectiveness of AGH’s registration statement on Form S-4, of which the accompanying information statement/prospectus forms a part, and the absence of any stop order or other proceeding that suspends or otherwise threatens such effectiveness. The closing date of the Merger will be at least 20 calendar days after the mailing of the accompanying information statement/prospectus to AGH stockholders, in accordance with Rule 14c-2(b) promulgated under the Exchange Act.

We encourage you to read the entire accompanying information statement/prospectus carefully, in particular the risk factors set forth in the section entitled “Risk Factors” beginning on page 19 of the accompanying information statement/prospectus.

On behalf of AGH, thank you for your consideration and continued support.

Matthew J. Saker

Interim Chief Executive Officer

Aureus Greenway Holdings Inc.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Merger, or the securities to be issued in connection therewith, passed upon the adequacy or accuracy of the accompanying information statement/prospectus or determined if the accompanying information statement/prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying information statement/prospectus is dated         , 2026, and is first being mailed to AGH stockholders on or about         , 2026.

REFERENCES TO ADDITIONAL INFORMATION

This information statement/prospectus incorporates important business and financial information about AGH from other documents that AGH has filed with the U.S. Securities and Exchange Commission, which is referred to as the “SEC,” and that are contained in or incorporated by reference into this information statement/prospectus. For a listing of documents incorporated by reference into this information statement/prospectus, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus. This information is available for you to review through the SEC’s website at www.sec.gov.

You may request copies of this information statement/prospectus and any of the documents incorporated by reference into this information statement/prospectus (other than certain exhibits or schedules to those documents) or other information concerning AGH, without charge, by telephone or written request directed to:

Aureus Greenway Holdings Inc.

2995 Remington Blvd

Kissimmee, FL, 34744

(407)-344-4004

aureus@golfkissimmeebay.com

If you request any such documents, AGH will mail them to you by first class mail, or another equally prompt means, after receipt of your request.

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ABOUT THIS INFORMATION STATEMENT/PROSPECTUS

This information statement/prospectus, which forms a part of a registration statement on Form S-4 filed with the U.S. Securities and Exchange Commission (the “SEC”) by AGH (File No.                ), constitutes a prospectus of AGH under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”) with respect to the AGH Common Stock, AGH warrants and AGH options to be issued to Powerus securityholders pursuant to the Merger Agreement. This information statement/prospectus also constitutes an information statement of AGH under Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), informing stockholders of AGH of the approval of the Merger Agreement, the AGH Share Issuance, the Newco Charter and the 2026 Newco Equity Plan (in each case, as defined herein, and collectively, the “AGH Approval Matters”) pursuant to the AGH Written Consent. This information statement/prospectus incorporates important business and financial information about AGH from other documents that AGH has filed with the SEC and that is not included in or delivered with this information statement/prospectus. AGH is subject to the informational requirements of the Exchange Act and accordingly files its annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, information statements and other information with the SEC. For a listing of documents incorporated by reference herein and for information on obtaining copies of filings made by AGH, please see the section titled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

Powerus and AGH have not authorized anyone to give any information or make any representation about the Merger, Powerus or AGH that is different from, or in addition to, the information contained in this information statement/prospectus or in any of the materials that have been incorporated by reference into this information statement/prospectus. Therefore, if anyone distributes any such information, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell or solicitations of offers to exchange or purchase the securities offered by this information statement/prospectus are not permitted, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this information statement/prospectus does not extend to you. The information contained in this information statement/prospectus speaks only as of the date of this information statement/prospectus or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. For further information relating to the Merger and the shares of AGH Common Stock to be issued in connection with the Merger, reference is made to the registration statement of which this information statement/prospectus forms a part and its exhibits. Each statement contained herein is qualified in its entirety by reference to the underlying documents. You are encouraged to read the entire registration statement. Powerus and AGH have all contributed to the information relating to the transactions contained in this information statement/prospectus. All information contained in or incorporated by reference into this information statement/prospectus concerning Powerus has been furnished by Powerus. All information contained in or incorporated by reference into this information statement/prospectus concerning AGH and Merger Sub has been furnished by AGH.

ii

FREQUENTLY USED TERMS

In this information statement/prospectus, unless the context otherwise requires:

“AGH” refers to Aureus Greenway Holdings Inc., a Nevada corporation.

“AGH Approval Matters” refers to (i) the adoption of the Merger Agreement, (ii) the approval of the AGH Share Issuance, (iii) the approval of the Newco Equity Plan, and (iv) the approval of the Newco Charter.

“AGH Board” refers to the board of directors of AGH.

“AGH Charter” refers to the Articles of Incorporation of AGH, as amended from time to time.

“AGH Common Stock” refers to common stock, par value $0.001 per share, of AGH.

“AGH Share Issuance” refers to the issuance of shares of AGH Common Stock to Powerus stockholders in connection with the Merger.

“AGH Written Consent” refers, collectively, to the First AGH Written Consent and Second AGH Written Consent delivered by the Trust adopting the Merger Agreement, approving the AGH Approval Matters and approving Amendment No. 1.

“Amendment No. 1” refers to that certain First Amendment to Agreement and Plan of Merger, dated as of July 17, 2026, by and among Powerus, AGH, Merger Sub and the Stockholder Representative, attached as Annex A-2 hereto.

“Closing” refers to the closing of the Merger.

“Closing Date” refers to the date on which the Closing occurs.

“Code” refers to the Internal Revenue Code of 1986, as amended.

“DGCL” refers to the Delaware General Corporation Law.

“Earn Out Shares” refers to up to 55,000,000 shares of AGH Common Stock that are issuable to Powerus stockholders, as described in the Merger Agreement. On July 17, 2026, the parties amended the Merger Agreement such that the Earn Out Shares are deemed to be vested upon the Closing.

“Effective Time” refers to the time when the Certificate of Merger is filed with the Secretary of State of the State of Delaware (or such later time as specified in the Certificate of Merger).

“End Date” refers to December 31, 2026, subject to extension as provided in the Merger Agreement.

“Exchange Ratio” refers to 599.18229 shares of AGH Common Stock for each share of Powerus Common Stock.

“HSR Act” refers to the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Merger” refers to the merger of Merger Sub with and into Powerus, with Powerus surviving as a wholly owned subsidiary of AGH.

“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of March 8, 2026, by and among AGH, Merger Sub, Powerus and the Stockholder Representative, as amended by Amendment No. 1. The term “Merger Agreement” shall refer to the agreement as amended, unless the context clearly indicates otherwise.

iii

“Merger Consideration” refers to shares of AGH Common Stock issuable at the Exchange Ratio, together with the Earn Out Shares issuable pursuant to the Merger Agreement.

“Merger Sub” refers to Aureus Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of AGH.

“Newco” refers to AGH and the combined business following the Closing, which will be renamed “Powerus Corporation.”

“Newco Board” refers to the board of directors of Newco following the Closing.

“Newco Charter” refers to the amended and restated articles of incorporation of AGH to be adopted in connection with the Merger.

“Newco Common Stock” refers to shares of common stock of Newco following the Closing.

“Newco Equity Plan” refers to the 2026 Powerus Corporation Equity Incentive Plan.

“NRS” refers to the Nevada Revised Statutes.

“Powerus” refers to Autonomous Power Corporation, a Delaware corporation (d/b/a Powerus).

“Powerus Board” refers to the board of directors of Powerus.

“Powerus Common Stock” refers to shares of common stock, par value $0.001 per share, of Powerus.

“Powerus Written Consent” refers, collectively, to the written consent delivered by the stockholders of Powerus adopting the Merger Agreement on March 9, 2026 and the written consent delivered by the stockholders of Powerus approving Amendment No. 1 on July 21, 2026.

“SEC” refers to the U.S. Securities and Exchange Commission.

“Stockholder Representative” refers to Mr. Andrew Fox, in his capacity as representative of the Powerus stockholders under the Merger Agreement.

“Transactions” refers to the Merger and the other transactions contemplated by the Merger Agreement.

“Trust” refers to The Steven Scopellite 2021 Irr.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to briefly address some commonly asked questions regarding the Merger Agreement and the Merger. You are encouraged to carefully read the remainder of this information statement/prospectus, its annexes and exhibits and the documents that are referred to in this information statement/prospectus and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 72, respectively, of this information statement/prospectus, because the information contained in this section may not provide all the information that might be important to you with respect to the Merger Agreement and the Merger. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

Why am I receiving this information statement/prospectus?

On March 8, 2026, Powerus, AGH and Merger Sub entered into the Merger Agreement, pursuant to which AGH would acquire Powerus by means of a merger of Merger Sub with and into Powerus, with Powerus surviving the Merger as a wholly owned subsidiary of AGH subject to the terms and conditions of the Merger Agreement. In connection with the Merger, the AGH board of directors (the “AGH Board”) also approved the Newco Charter (under which, among other matters, AGH will change its name to “Powerus Corporation” reflecting the combined business) and the Newco Equity Plan and the AGH Share Issuance. We are sending this information statement/prospectus to the AGH stockholders to inform them that the AGH Approval Matters have been approved by the AGH Written Consent, and we expect such AGH Approval Matters to come into effect approximately 20 calendar days after this information statement/prospectus has been mailed to AGH stockholders.

We have included in this information statement/prospectus important information about the Merger and the Merger Agreement (a copy of which is attached as Annex A), the Newco Charter (a copy of which is included as Annex B), the Amended and Restated Bylaws of Newco (the “Newco Bylaws”) (a copy of which has been included as Annex C) and the Newco Equity Plan (a copy of which has been included as Annex D). You should carefully read this information and the documents referred to therein in their entirety.

Please note that, pursuant to the Nevada Revised Statute (“NRS”), the AGH Bylaws, the DGCL and the Powerus Bylaws, as applicable, the delivery of the AGH Written Consent is sufficient to approve the AGH Approval Matters on behalf of stockholders of AGH, and the delivery of the Powerus Written Consent is sufficient to adopt and approve the Merger Agreement on behalf of the stockholders of Powerus. You are not being asked for a proxy, and you are requested not to send a proxy.

Why is AGH proposing the Merger?

The AGH Board has unanimously approved the Merger Agreement and the Merger and determined that the Merger Agreement and the Merger are in the best interests of AGH and its stockholders. AGH believes that the Merger will benefit AGH stockholders. For further information, please read the sections entitled “The Merger — AGH’s Reasons for the Merger; Recommendation of the AGH Board of Directors” beginning on page 100 of this information statement/prospectus.

1

What will holders of Powerus equity receive in the Merger?

Upon consummation of the Merger, existing shares of Powerus Common Stock will be converted into shares of AGH Common Stock. On the terms and subject to the conditions set forth in the Merger Agreement, at the Effective Time, (i) each share of Powerus Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of AGH Common Stock equal to the Exchange Ratio.

Each Powerus Option that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time will cease to represent a right to acquire shares of Powerus Common Stock and will be converted automatically into an option to purchase Newco Common Stock (each a “Replacement Option”) on substantially the same terms and conditions (including applicable vesting, exercise and expiration provisions) as applied to the corresponding Powerus Option immediately prior to the Effective Time, except that the number of shares subject to each Replacement Option and the exercise price shall be equitably adjusted by the Exchange Ratio. The Powerus Board has confirmed, in accordance with the existing terms of the Powerus equity incentive plan, that the Merger constitutes ta Change of Control .. Accordingly, all outstanding Powerus Options will vest in full upon the consummation of the Merger.

Each Powerus Warrant that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time will cease to represent a right to acquire shares of Powerus Common Stock and will be converted automatically into a warrant to purchase Newco shares (each, a “Replacement Warrant”) on substantially the same terms and conditions as applied to the corresponding Powerus Warrant immediately prior to the Effective Time, except that the number of shares subject to each Replacement Warrant and the exercise price shall be equitably adjusted by the Exchange Ratio.

Will fractional shares of AGH Common Stock be issued in the Merger?

No. No fractional shares of AGH Common Stock will be issued to Powerus stockholders. If the number of shares a Powerus stockholder is to receive as a result of the Merger includes a fractional share of AGH Common Stock, such fractional share shall be rounded up to the nearest whole number. Similarly, no fractional shares of Newco Common Stock will be subject to stock options or warrants assumed by Newco in connection with the Merger; any fractional shares will be rounded up to the nearest whole share. See “The Merger — Merger Consideration” beginning on page 92.

Why are Powerus stockholders not being asked to vote on the Merger?

Pursuant to the Merger Agreement and the DGCL, the Merger must be approved, and the Merger Agreement must be adopted and approved, by the affirmative vote of the holders of a majority of Powerus Common Stock entitled to vote thereon. This condition was satisfied following the execution and delivery of the Merger Agreement through the subsequent execution and delivery of the Powerus Written Consent. No further approval of Powerus stockholders is required to adopt the Merger Agreement or to approve the Merger. Therefore, no vote is required and no vote is being sought. Neither we nor Powerus are asking you for a proxy, and you are requested not to send us a proxy. This information statement/prospectus is being provided to you for informational purposes only.

2

Did the Powerus Board approve the Merger Agreement?

Yes. After careful consideration, the Powerus Board (i) duly and validly authorized and approved the execution, delivery and performance of the Merger Agreement and the consummation of the Merger by Powerus; (ii) determined that the Merger Agreement and the transactions contemplated thereby, are fair to and in the best interests of Powerus and its stockholders, (iii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, on the terms and subject to the conditions set forth in the Merger Agreement, and (iv) directed that the Merger Agreement be submitted to a vote of Powerus’ stockholders and recommended in accordance with the DGCL that the Powerus stockholders approve and adopt the Merger Agreement. See “The Merger — Background of the Merger” beginning on page 93 and “Powerus’ Reasons for the Merger; Recommendation of the Powerus Board of Directors” beginning on page 110.

Do any of the AGH and Powerus directors or officers have interests in the Merger that may differ from or be in addition to the interests of AGH or Powerus stockholders?

Yes. Some of AGH and Powerus’ directors and officers have interests in the Merger that may be different from, or in addition to, the interests of AGH or Powerus stockholders generally. The AGH Board and Powerus Board were aware of and considered these interests, among other matters, in deciding to recommend and approve, respectively, the terms of the Merger Agreement and the Merger. For a further discussion of these interests, please see “Interests of AGH Directors and Executive Officers in the Merger” beginning on page 116 and “Interests of Powerus Directors and Executive Officers in the Merger” beginning on page 118.

Will I be paid any dividends in respect of my shares of Powerus Common Stock or AGH Common Stock prior to the Merger?

Neither Powerus nor AGH has historically paid regular dividends to its stockholders, and neither anticipates doing so prior to the Closing. The Merger Agreement prohibits each of Powerus and AGH from declaring, setting aside or paying any dividends in respect of its capital stock without the prior written consent of the other party before the earlier of the Closing or the termination of the Merger Agreement in accordance with its terms.

How will shares of AGH Common Stock be distributed to Powerus stockholders?

Holders of Powerus Common Stock will receive shares of AGH Common Stock in book-entry form in exchange for the shares of Powerus Common Stock that they hold immediately prior to the Effective Time. The exchange agent will send to you or your brokerage firm, bank, broker-dealer or other similar organization a letter of transmittal and instructions relating to your receipt of the Merger Consideration. After receiving proper documentation from you or your brokerage firm, bank, broker-dealer or other similar organization, the exchange agent will send book-entry statements evidencing your ownership of AGH Common Stock (including any additional shares received through rounding of fractional share interests) and related tax information regarding the receipt of shares of AGH Common Stock you received in the Merger. See “The Merger Agreement — Procedures for Exchange of Share Certificates” beginning on page 123.

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What percentage of AGH’s Common Stock will AGH stockholders and Powerus stockholders own following the Merger?

Powerus stockholders will receive 599.18229 shares of AGH Common Stock for each share of Powerus Common Stock that they hold. As of the Closing, the shares of AGH Common Stock to be issued in exchange for the shares of Powerus Common Stock (including the Earn Out Shares issued at Closing) are expected to represent approximately 83.3% of the outstanding common stock and 92.5% of voting rights of all Newco capital stock outstanding following the Merger (including giving effect to the Preferred Purchase).

	Following the Merger
	Percentage of Common Stock	Percentage of Voting Interests(4)
Current AGH Common Stock Holders(1)	16.7%	7.5%
AGH Preferred Stock(2)	-	55.3%
Powerus Common Stock Holders(3)	83.3%	37.2%

(1)	Based on 26,943,582 shares of AGH Common Stock outstanding as of August 6, 2026 and assuming that no additional shares of AGH Common Stock are issued prior to the Merger.

(2)	Immediately after the Closing, all outstanding shares of AGH Preferred Stock will be acquired by certain Powerus holders. Based on 10,000,000 shares of AGH Preferred Stock outstanding August 6, 2026 and assuming that no additional shares of AGH Preferred Stock are issued prior to the Merger. The AGH Preferred Stock currently controls approximately 90% of the voting power of AGH.

(3)	Based on 132,952 shares of Powerus Common Stock outstanding as of August 6, 2026 and assuming that no additional shares of Powerus Common Stock are issued prior to the Merger. Assumes that there are no dissenting Powerus stockholders. Excludes any shares of AGH Common Stock or AGH Preferred Stock that a Powerus stockholders may beneficially own prior to the Merger.

(4)	Percentages in the table above may not sum to 100% due to rounding.

The above table assumes no exercise of (i) 82,426,585 AGH Warrants outstanding as of August 6, 2026, (ii) 28,570,809 Replacement Warrants expected to be issued at Closing or (iii) 23,141,023 Replacement Options expected to be issued at Closing.

After giving effect to the Merger and the Preferred Purchase, we estimate that Messrs. Fox, Vintfeld and Sinensky will hold approximately 38%, 19% and 19%, respectively, of the voting power of Newco after the Merger. See “Certain Beneficial Owners of Newco Common Stock” beginning on page 189. Messrs. Fox, Vintfeld and Sinensky are acquiring their respective interests in the Series A Preferred Stock pursuant to separate and independent investment decisions and are not party to any voting agreement or other arrangement that would cause them to be considered a ‘group’ for purposes of Section 13(d) of the Exchange Act.

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Are there possible adverse effects on the value of AGH Common Stock following the Merger?

The issuance of shares of AGH Common Stock in connection with the Merger may negatively affect the market price of AGH Common Stock. The market price of AGH Common Stock will also be affected by, among other things, the performance of Newco post-Merger and other risks associated with the Merger. You should be aware that because the number of shares being issued as consideration in the Merger is fixed, the market value of the consideration Powerus stockholders will receive in the Merger will fluctuate as the market price of AGH Common Stock changes.

These risks and other risk factors associated with the Merger are described in more detail in the section of this information statement/prospectus entitled “Risk Factors” beginning on page 19.

Are there risks associated with the Merger?

Yes. The material risks and uncertainties associated with the Merger are discussed in the section of this information statement/prospectus entitled “Risk Factors” beginning on page 19 and the section of this information statement/prospectus entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 72. Those risks include, among others, the possibility that the Merger will not be completed on the contemplated timeline or at all, the possibility that integration may not be successful or that the anticipated benefits of the Merger may not be realized and the uncertainty about the impact of the Merger and related costs on the value of AGH Common Stock.

Are there any conditions to the consummation of the Merger?

Yes. The respective obligations of Powerus and AGH to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including:

●	the approval by the AGH stockholders of the AGH Approval Matters (the “Required AGH Stockholder Vote”) having been obtained;
●	the approval by the Powerus stockholders of the Merger Agreement (the “Required Powerus stockholder Vote”) having been obtained;
●	the effectiveness of a registration statement on Form S-4 to register the issuance of AGH Common Stock in connection with the Merger;
●	the expiration of a 20 calendar day period (or such longer period as required by the applicable SEC rules and regulations) following the mailing of an information statement/prospectus to Powerus’ and AGH’s stockholders;
●	no statute, rule or regulation that makes illegal the consummation of the Merger having been enacted, issued, enforced, promulgated or enacted and remaining in effect, and no order or injunction of a court of competent jurisdiction being in effect that prohibits the consummation of the Merger;
●	the receipt of specified approvals required under applicable laws and regulations;
●	the shares of AGH Common Stock to be issued pursuant to the Merger being approved for listing on Nasdaq;
●	the accuracy of the other party’s representations and warranties, subject to certain materiality standards set forth in the Merger Agreement;
●	the compliance with the other party’s obligations under the Merger Agreement in all material respects; and
●	the absence of a material adverse effect on the other party.

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The first condition was satisfied following the execution and delivery of the Merger Agreement through the execution and delivery thereafter of the AGH Written Consent. The second condition was satisfied following the execution and delivery of the Merger Agreement through the execution and delivery of the Powerus Written Consent.

For a discussion of the conditions to the consummation of the Merger, see “The Merger Agreement — Conditions to the Merger” beginning on page 130.

When will the Merger be completed?

Assuming timely satisfaction or waiver of the necessary closing conditions, as described in this information statement/prospectus, the parties expect the consummation of the Merger to occur in the second half of 2026. The closing date will be at least 20 calendar days after the mailing of this information statement/prospectus to Powerus stockholders and AGH stockholders, in accordance with the applicable SEC rules and regulations. The Merger will become effective when the certificate of merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed to by the parties in writing and specified in the certificate of merger.

For a discussion of the conditions to the consummation of the Merger, see “The Merger Agreement — Conditions to the Merger” beginning on page 130.

Where will the shares of AGH Common Stock to be issued in the Merger be listed?

AGH Common Stock is listed on Nasdaq under the symbol “PUSA.” After the consummation of the Merger, AGH will change its name to “Powerus Corporation,” and all shares of AGH Common Stock issued in the Merger and all other outstanding shares of AGH Common Stock will continue to be listed on Nasdaq and trade under the symbol “PUSA”.

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Will there be any change to the AGH Board or management after the consummation of the Merger?

Pursuant to the terms of the Merger Agreement, at the Effective Time, the AGH Board will consist of five directors at the direction of Powerus and will include Mr. Andrew Fox as Chair. At least three of the five directors will be “independent” under applicable Nasdaq listing rules.

Following the Closing, Newco is expected to be led by Andrew Fox as Chief Executive Officer and Chair of the Newco Board; Brett Velicovich as President and Edward Jordan as Chief Financial Officer. See “Management and Directors of Newco After the Merger” beginning on page 183.

Can AGH stockholders or Powerus stockholders dissent and require appraisal of their shares?

Holders of AGH Common Stock are not entitled to appraisal rights in connection with the Merger under Nevada law. Holders of Powerus Common Stock are entitled to appraisal rights in connection with the Merger under Delaware law. See “Dissenters’ and Appraisal Rights” beginning on page 202.

Why are AGH stockholders not being asked to vote on the AGH Approval Matters?

In accordance with, among other things, the NRS and applicable Nevada law, Nasdaq rules, the AGH Charter and the Merger Agreement, approval of the Merger and adoption and approval of the Merger Agreement by AGH requires the affirmative vote or consent of AGH stockholders. Each of the AGH Approval Matters must be approved by the affirmative vote of a majority of the votes cast by the holders of AGH Common Stock entitled to vote thereon, which condition was satisfied following the execution and delivery of the Merger Agreement through the execution and delivery of the AGH Written Consent. Therefore, your vote is not required and is not being sought. We are not asking you for a proxy, and you are requested not to send us a proxy. This information statement/prospectus is being provided to you for informational purposes only.

Did the AGH Board approve the Merger?

Yes. After careful consideration, the AGH Board unanimously (i) duly and validly authorized the execution, delivery and performance of the Merger Agreement and the consummation of the Merger by AGH, (ii) declared and determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger and the AGH Share Issuance, are fair to and in the best interests of AGH and its stockholders, (iii) approved, adopted and declared advisable the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Merger, the AGH Share Issuance and the Newco Equity Plan on the terms and subject to the conditions set forth in the Merger Agreement, (iv) directed that the AGH Share Issuance be submitted to a vote of AGH’s stockholders, (v) recommended the approval of the AGH Share Issuance for purposes of the rules and regulations of Nasdaq by the holders of shares of AGH Common Stock. As described in more detail below, the AGH Board also adopted and approved the Newco Charter as well as Amendment No. 1, both of which were also approved by the AGH stockholders. See “The Merger — Background of the Merger” beginning on page 93 and “The Merger — AGH’s Reasons for the Merger; Recommendation of the AGH Board of Directors” beginning on page 100.

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Did the AGH Board obtain a fairness opinion (or any similar report or appraisal) in determining whether or not to proceed with the Merger?

Yes. The AGH Board obtained a fairness opinion from Marshall & Stevens Transaction Advisory Services LLC (“Marshall & Stevens”), in March of 2026, which provided that, as of the date of such opinion and based on and subject to the assumptions, qualifications and other matters set forth therein, the consideration to be paid by AGH in the Merger was fair, from a financial point of view, to AGH and its shareholders. In connection with the AGH Board’s consideration of Amendment No. 1, Marshall & Stevens delivered an updated fairness opinion addressing the Merger Consideration as amended by Amendment No. 1, including the issuance of 55,000,000 Earn Out Shares at Closing. AGH obtained such fairness opinions to (i) inform itself with respect to all material information reasonably available to it and (ii) act with appropriate care in considering the Merger and the Merger Agreement, as amended. See “The Merger - Opinion of AGH’s Financial Advisor” beginning on page 103 for additional information.

What will AGH stockholders receive in connection with the Merger?

AGH stockholders will not receive any consideration in the Merger. All shares of AGH Common Stock issued and outstanding immediately before the Merger will remain issued and outstanding immediately after the consummation of the Merger. Immediately after consummation of the Merger, pre-Merger AGH stockholders will continue to own shares in AGH, which will also reflect the ownership of Powerus and its subsidiaries.

No additional shares of AGH Common Stock will be issued to AGH stockholders (who are not also Powerus stockholders) in connection with the Merger. After the consummation of the Merger, AGH stockholders will receive the expected commercial benefit of AGH’s ownership of Powerus and its subsidiaries, subject to, among other things, the risk factors described herein. Please read “Risk Factors” beginning on page 19.

Will I owe U.S. federal income taxes as a result of the Merger?

For U.S. federal income tax purposes, the Merger is intended to be treated as a “reorganization” within the meaning of Section 368(a) of the Code or as a transaction under Section 351 of the Code, as discussed more fully under “Material U.S. Federal Income Tax Consequences” beginning on page 191. Assuming that the Merger so qualifies, for U.S. federal income tax purposes, U.S. holders (as defined in the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 191) will not recognize any gain or loss as a result of the Merger.

For additional information, please read the section titled “Material U.S. Federal Income Tax Consequences” beginning on page 191. The discussion of the material U.S. federal income tax consequences contained in this information statement/prospectus is intended to provide only a general discussion and is not a complete analysis or description of all potential U.S. federal income tax consequences of the Merger. Such consequences may vary with, or be dependent on, individual circumstances. In addition, it does not address the effects of any foreign, state or local tax laws or any U.S. federal tax laws other than U.S. federal income tax laws.

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Where can I find more information about Powerus and AGH?

Powerus stockholders and AGH stockholders can find more information about the parties in “Information about Powerus” beginning on page 91 and “Information about AGH and Merger Sub” beginning on page 74, as well as from the various sources described in “Where You Can Find More Information” beginning on page 209.

Is there anything I should do now?

As described above, your vote is not being sought and you are requested not to send a proxy. However, you are urged to read this information statement/prospectus carefully and in its entirety, as it contains important information about the Merger.

If you are a Powerus stockholder, after the Merger is completed, your shares of Powerus Common Stock will be converted into shares of AGH Common Stock. Powerus stockholders will receive instructions at that time regarding exchanging your shares for shares of AGH Common Stock. You do not need to take any action at this time.

If you are an AGH stockholder, you are not required to take any action with respect to your shares of AGH Common Stock. You will continue to hold your shares of AGH Common Stock after the Merger.

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SUMMARY

The following summary highlights selected information contained in this information statement/prospectus and may not include all the information that may be important to you. Accordingly, you are encouraged to carefully read this information statement/prospectus in its entirety, including the attached annexes and exhibits, and the documents that are referred to in this information statement/prospectus and to pay special attention to the sections entitled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 72, respectively, of this information statement/prospectus, because the information contained in this section may not provide all the information that might be important to you with respect to the Merger Agreement and the Merger. Each item in this summary includes a page reference directing you to a more complete description of that item. You may obtain the information incorporated by reference into this information statement/prospectus without charge by following the instructions under the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

Parties to the Merger Agreement (Page 121)

Aureus Greenway Holdings Inc.

AGH operates two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Its golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. AGH believes its golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of its golf-courses are aesthetically complemented by nearby waterways of which AGH believes provide both its golf-courses with scenic backdrops and enhance its customers’ golfing experience.

AGH Common Stock is currently listed on Nasdaq under the ticker symbol “PUSA.” AGH’s principal executive offices are located at 2995 Remington Boulevard, Kissimmee, Florida 34744. AGH’s telephone number is (407) 344 4004, and its website address is https://aureusgreenway.com. Information contained on AGH’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this information statement/prospectus or the registration statement of which it forms a part.

Merger Sub Inc.

Merger Sub is a Delaware corporation and a direct, wholly owned subsidiary of AGH. Merger Sub was incorporated on February 24, 2026 solely for the purpose of effecting the Merger. As a result of the Merger, Merger Sub will merge with and into Powerus, with Powerus surviving and becoming a wholly owned subsidiary of Newco.

Merger Sub has not conducted any business operations other than such operations that are incidental to its formation and in connection with the Merger. Merger Sub’s principal executive offices are located at 2995 Remington Boulevard, Kissimmee, Florida 34744.

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Autonomous Power Corporation

Autonomous Power Corporation (d/b/a Powerus) was incorporated in Delaware on October 8, 2025. Powerus is a U.S.-based drone and defense technology company focused on developing and integrating advanced autonomous technologies, including heavy-lift aerial systems, maritime autonomy, and modular tactical drones. Powerus operates through three principal business lines: Kaizen Aerospace, Inc. (“Kaizen”), Agile Autonomy, LLC (“Agile”) and Tandem Defense LLC d/b/a Powerus Defense (“Powerus Defense”).

As a result of the Merger, Merger Sub will merge with and into Powerus, with Powerus surviving and becoming a wholly owned subsidiary of Newco. Powerus’ corporate headquarters are located in West Palm Beach, Florida. Powerus also has an office and testing facility in California and its website is www.power.us. Information contained on Powerus’ website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this information statement/prospectus or the registration statement of which it forms a part.

The Merger and Merger Agreement (Pages 92 and 121)

The terms and conditions of the Merger described below are contained in the Merger Agreement, which is attached to this document as Annex A and is incorporated by reference herein in its entirety. You are encouraged to read the Merger Agreement carefully, as it is the legal document that governs the Merger.

Pursuant to the Merger Agreement, among other things, subject to the satisfaction or waiver of the conditions set forth therein, AGH will acquire Powerus by means of a merger of Merger Sub with and into Powerus, with Powerus surviving the Merger as a wholly owned subsidiary of AGH. At the Effective Time, (i) each share of Powerus Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive a number of validly issued, fully paid and non-assessable shares of AGH Common Stock equal to the Exchange Ratio.

Upon completion of the Merger, existing holders of AGH Common Stock will continue to own shares of Newco Common Stock, which is expected to be listed for trading on Nasdaq, and former holders of Powerus Common Stock will have received shares of Newco Common Stock in accordance with the Exchange Ratio..

AGH’s Reasons for the Merger; Recommendation of the AGH Board of Directors (Page 100)

After careful consideration of the factors described in the section entitled “The Merger — AGH’s Reasons for the Merger; Recommendation of the AGH Board of Directors” beginning on page 100 of this information statement/prospectus, the AGH Board unanimously adopted resolutions at a meeting of the AGH Board on March 8, 2026 (i) determining that it was advisable and in the best interests of AGH and the AGH stockholders to enter into the Merger Agreement and to consummate the Merger, (ii) approving the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and (iii) resolving to recommend that AGH stockholders adopt the Merger Agreement.

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Opinion of AGH’s Financial Advisor (Page 103)

During a live presentation to the AGH Board on March 8, 2026, Marshall & Stevens rendered its oral opinion to the AGH Board to the effect that, as of such date and taking into account the consummation of the Merger contemplated by the Merger Agreement, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in its opinion, the total transaction consideration received by all holders of AGH common stock in connection with the consummation of the merger (which we refer to in the section entitled “The Merger — Opinion of AGH’s Financial Advisor” as the “aggregate transaction consideration”) to be paid to the holders of AGH Common Stock (other than cancelled AGH shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. Marshall & Stevens confirmed its oral opinion by delivering its written opinion to the AGH Board, dated March 8, 2026, to the effect that, as of such date and taking into account the consummation of the Merger contemplated by the Merger Agreement, based upon and subject to the assumptions, limitations, qualifications, conditions and other matters set forth in such written opinion, the aggregate transaction consideration to be paid to the holders of AGH Common Stock (other than cancelled AGH shares) pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.

In connection with the AGH Board’s consideration of Amendment No. 1, Marshall & Stevens delivered an updated fairness opinion addressing the Merger Consideration as amended. Changes in the operations and prospects of Powerus or AGH, general market and economic conditions and other factors that may be beyond the control of Powerus or AGH, and on which the financial advisor’s opinions were based, may significantly alter the value of Powerus or AGH or the prices of the shares of Powerus Common Stock or of the shares of AGH Common Stock by the Closing. The opinions do not speak as of the time the Merger will be completed or as of any date other than the dates of such opinions. For a description of the opinions the AGH Board received from its financial advisor, see the section entitled “The Merger - Opinion of AGH’s Financial Advisor” beginning on page 103. A copy of the opinions of Marshall & Stevens dated March 8, 2026 and July 17, 2026 are attached as Annex E-1 and E-2, respectively, to this prospectus and are incorporated by reference herein in their entirety.

Powerus’ Reasons for the Merger (Page 110)

After careful consideration of the factors described in the section entitled “The Merger—Powerus’ Reasons for the Merger; Recommendation of the Powerus Board of Directors” beginning on page 110 of this information statement/prospectus, the Powerus Board unanimously adopted resolutions on March 8, 2026 (i) determining that it was advisable and in the best interests of Powerus and the Powerus stockholders to enter into the Merger Agreement and to consummate the Merger, (ii) approving the execution, delivery and performance of the Merger Agreement and the consummation of the Merger and (iii) resolving to recommend that Powerus stockholders adopt the Merger Agreement.

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Conditions to the Merger (Page 130)

The respective obligations of Powerus and AGH to consummate the Merger are subject to the satisfaction or waiver of certain conditions, including: (i) the effectiveness of the registration statement on Form S-4; (ii) the expiration of the 20 calendar day period following the mailing of the information statement/prospectus; (iii) the approval of the Merger Agreement by the stockholders of both AGH and Powerus; (iv) the approval for listing on Nasdaq of the shares of AGH Common Stock to be issued in the Merger; (v) the absence of any law, order, or injunction prohibiting consummation of the Merger; (vi) the accuracy of each party’s representations and warranties (subject to certain materiality qualifiers) and each party’s material compliance with its covenants; and (vii) the absence of a material adverse effect with respect to either party. The stockholder approval conditions were satisfied by the delivery of the AGH Written Consent and the Powerus Written Consent in connection with the execution of the Merger Agreement.

Further Stockholder Approval Not Required (Page 116)

The adoption of the Merger Agreement and, therefore, the approval of the Merger, required the affirmative vote of holders of a majority of the voting power of the shares of AGH Common Stock and AGH Series A Preferred Stock entitled to vote on such matters. On March 9, 2026, the Trust, which as of the date thereof, was the record holder of 650,000 shares of AGH Common Stock and 10,000,000 shares of AGH Series A Preferred Stock, representing approximately 91% of the aggregate voting power of AGH on such date, delivered the AGH Written Consent adopting and, therefore, approving each of the AGH Approval Matters. Accordingly, the delivery of the AGH Written Consent was sufficient to approve the AGH Approval Matters and, therefore, approve the Merger, on behalf of AGH stockholders. AGH has not solicited and is not soliciting your adoption of the Merger Agreement or approval of the Merger.

No further action by any Powerus stockholder or AGH stockholder is required under applicable law, and neither Powerus nor AGH will solicit the votes of their respective stockholders for the adoption or approval of the Merger Agreement or the Merger. Neither Powerus nor AGH will call a special meeting of their respective stockholders for purposes of voting on adoption or approval of the Merger Agreement or the Merger. This information statement/prospectus and notice of action by written consent is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.

Listing of Newco Common Stock (Page 119)

Upon completion of the Merger, Newco Common Stock is expected to continue to be listed and traded on Nasdaq under the ticker symbol “PUSA.”

Termination of the Merger Agreement (page 132)

The Merger Agreement may be terminated at any time prior to the Effective Time by mutual written consent of Powerus and AGH. The Merger Agreement may also be terminated by either Powerus or AGH if the Merger has not been consummated by December 31, 2026 (the “End Date”), subject to certain exceptions, provided that (i) the End Date will be automatically extended until three business days following expiration of the required 20 calendar day waiting period if all other conditions have been satisfied or are capable of being satisfied as of the End Date other than the mailing period condition and (ii) the End Date will be automatically extended for 45 days if all conditions to the closing of the Merger have been satisfied except for the expiration or termination of applicable waiting periods under the HSR Act. Further, either party may terminate the Merger Agreement, subject to specified qualifications and exceptions, if there has been a breach of any representation, warranty, covenant or agreement made by the other party in the Merger Agreement, or any such representation and warranty shall have become untrue (subject to certain materiality qualifiers) after the date of the Merger Agreement, and such breach remains uncured for 30 days following written notice.

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Interests of Directors and Executive Officers (pages 116 & 118)

Certain directors and executive officers of Powerus and AGH have interests in the Merger that may be different from, or in addition to, the interests of Powerus stockholders and AGH stockholders generally. In addition, on March 20, 2026, the AGH Board approved a grant of 200,000 RSUs to Matthew J. Saker, Interim Chief Executive Officer of AGH, contingent upon stockholder approval of the Newco Equity Plan and consummation of the Merger. The Powerus Board and the AGH Board were aware of and considered these interests, among other matters, in deciding to recommend and approve, as applicable, the terms of the Merger Agreement and the Merger. See “Interests of AGH Directors and Executive Officers in the Merger” beginning on page 116 and “Interests of Powerus Directors and Executive Officers in the Merger” beginning on page 118.

Comparison of Stockholder Rights of Powerus, AGH and Newco (page 195)

At the Effective Time, stockholders of Powerus will become stockholders of Newco, which will adopt the Newco Charter. Powerus is organized under the laws of the State of Delaware and AGH is organized under the laws of the State of Nevada, where Newco will remain. The rights of the Powerus stockholders receiving the Merger Consideration will be governed by the NRS and by the Newco Charter and Bylaws. These Newco documents are in some respects different than the terms of the Powerus Charter and the Powerus Bylaws, which currently govern the rights of Powerus stockholders. The key differences are described in the section titled “Comparison of Stockholder Rights” beginning on page 195.

Holders of AGH Common Stock will continue to own the shares of AGH Common Stock that such holders owned prior to the Merger, subject to the same rights as prior to the Merger, except that Newco will adopt the Newco Charter and their shares of Newco Common Stock will represent an interest in Newco that also reflects the ownership of Powerus and its subsidiaries.

Anticipated Accounting Treatment of the Merger (page 120)

The Merger is expected to be accounted for as a reverse acquisition in accordance with U.S. GAAP, whereby Powerus will be treated as the acquirer and AGH will be treated as the “acquired” company for accounting purposes. For accounting purposes, Powerus is considered to be acquiring the assets and liabilities of AGH in this transaction based on the terms of the Merger Agreement and other factors, including: (i) Powerus’ equity holders will own a substantial majority of the voting rights in Newco; (ii) Powerus will designate all of the initial members of the board of directors of Newco (the “Newco Board”); and (iii) Powerus’ executive management team will hold key management positions of Newco. Newco will be named Powerus Corporation. Accordingly, the Merger is expected to be treated as the equivalent of Powerus issuing stock to acquire the net assets of AGH. Please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 161 of this information statement/prospectus for additional information.

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Material U.S. Federal Income Tax Consequences (page 191)

It is intended that the Merger will qualify as either a “reorganization” within the meaning of Section 368(a) of the Code or a tax-free contribution pursuant to Section 351 of the Code. No ruling has been or will be requested from the IRS with respect to the tax consequences of the Merger, and no opinion of counsel has been obtained or will be obtained regarding the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code or a tax-free contribution pursuant to Section 351 of the Code. Furthermore, it is possible that, under certain circumstances, the Merger will not satisfy the requirements to qualify as either a “reorganization” within the meaning of Section 368(a) of the Code or a tax-free contribution pursuant to Section 351 of the Code.

If the Merger qualifies as neither a “reorganization” within the meaning of Section 368(a) of the Code nor a tax-free contribution pursuant to Section 351 of the Code, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 191 of this information statement/prospectus) of Powerus Common Stock generally would recognize gain or loss for U.S. federal income tax purposes with respect to the Powerus Common Stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the AGH Common Stock received in the Merger (including any additional shares received through rounding of fractional share interests) and such U.S. holder’s aggregate adjusted tax basis in the Powerus Common Stock surrendered therefor in the Merger.

Please review the information in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 191 of this information statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the Merger to U.S. holders of Powerus Common Stock.

TAX MATTERS ARE COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER WILL DEPEND ON THE FACTS OF YOUR OWN SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGER TO YOU IN YOUR PARTICULAR CIRCUMSTANCES.

Litigation Relating to the Merger (Page 120)

As of the date of this information statement/prospectus, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to AGH, including any costs associated with the indemnification of directors and officers. One of the closing conditions is the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

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Risk Factors Summary

You should carefully read the “Risk Factors” section beginning on page 19 of this information statement/prospectus in its entirety. Key risks include risks relating to the pending Merger, risks relating to Newco following the Merger, risks relating to Newco’s ongoing golf country club business, and risks relating to Newco’s autonomous systems and defense technology business.

Risks Relating to the Merger

●	While the Merger is pending, business uncertainties and contractual restrictions under the Merger Agreement may adversely affect the operations of both Powerus and AGH, and the Merger may not be completed if the stated conditions are not satisfied.

●	The failure to integrate the businesses of AGH and Powerus successfully could result in the loss of key employees and customers, disruptions in operations, unforeseen liabilities, and the failure to achieve anticipated synergies and cost savings.

●	The Merger may not qualify as a tax-free reorganization under Section 368(a) or a tax-free contribution under Section 351 of the Internal Revenue Code, which could result in taxable gain recognition for Powerus stockholders.

●	The issuance of the Earn Out Shares at Closing pursuant to Amendment No. 1 will result in immediate dilution to existing AGH stockholders.

Risks Relating to Newco’s Common Stock and Public Company Obligations

●	The market price of Newco’s Common Stock is expected to be volatile and may fluctuate significantly due to factors including failure to meet projections, changes in market valuations of similar companies, and general market conditions.

●	We have not yet completed any assessment of the effectiveness of our internal controls over financial reporting, and if material weaknesses are identified, our stock price could decline and we could face regulatory sanctions.

Risks Relating to Newco’s Autonomous Systems and Defense Technology Business

●	Powerus has a limited operating history on which to evaluate performance and growth prospects.

●	We may need additional capital to fund our expanding autonomous systems operations until reaching profitability, and if we are unable to obtain sufficient financing, we may be forced to limit or curtail our operations.

●	Many of our autonomous systems customers issue purchase orders solely at their own discretion without long-term commitments

●	Our customer base is highly concentrated, with a small number of customers accounting for nearly all of our autonomous systems and defense technology revenue

●	The nature of our business involves significant risks and uncertainties that may not be covered by insurance or indemnity, including products using advanced and unproven drone technologies that could result in loss of life or property damage.

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●	We currently hold no issued patents related to our autonomous systems business and rely primarily on trade secrets and contractual protections, which afford less certainty than patent protection.

●	We face competition from significantly larger defense contractors with substantially greater financial, technical, and operational resources, as well as from new market entrants with innovative or disruptive technologies.

●	We rely on third-party suppliers, some of which are sole-source suppliers, for critical components, and supply shortages, long lead times, or disruptions could increase costs and adversely impact operations.

●	We are subject to extensive and rapidly evolving government regulation, including FAA airspace rules, Federal Acquisition Regulations, ITAR export controls, and FCC requirements, and failure to comply could result in penalties, loss of contracts, or cessation of operations.

●	Uncertain geopolitical conditions, ongoing armed conflicts, expanded sanctions, and newly imposed tariffs and trade restrictions could disrupt our supply chain, increase costs, and reduce demand for our products.

●	Our autonomy software and AI/machine learning model components may constitute controlled technical data under U.S. export control law, and the regulatory treatment of such components remains unsettled, exposing us to potential civil and criminal penalties.

●	Intellectual property acquired through our subsidiary acquisitions may be subject to undisclosed encumbrances, and employees who joined from competitors may have brought third-party confidential information, exposing us to infringement or misappropriation claims.

Risks Relating to Cybersecurity and Data Privacy

●	Cybersecurity risks, including ransomware, nation-state cyberattacks, social engineering, and supply chain attacks, may disrupt our operations, compromise confidential information, and result in regulatory enforcement, litigation, and reputational harm.

●	We collect and process personal data subject to an evolving patchwork of federal, state, and international privacy and data protection laws, and any breach or noncompliance could result in material fines, litigation, and loss of customer confidence.

Risks Relating to Newco’s Ongoing Golf Country Club Business

●	Our golf business is susceptible to severe weather conditions, including extreme heat, hurricanes, drought, and flooding, which could reduce playability and materially harm revenues.

●	Our golf operations are concentrated solely in the state of Florida, exposing us to heightened geographic risk from regional economic downturns, natural disasters, and local competitive pressures.

●	Our golf business revenue is derived primarily from discretionary leisure spending, which is particularly sensitive to economic downturns, reduced consumer confidence, and rising interest rates.

●	Our golf course maintenance is highly dependent on a single third-party consultant, and the loss of or failure to renew that engagement could disrupt operations.

●	The golf industry is competitive, and we face significant competition from over 1,200 golf courses in Florida alone, many of which have similar service offerings.

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MARKET PRICE AND DIVIDEND INFORMATION

The AGH Common Stock is currently listed on Nasdaq under the symbol “PUSA” and began listing on such exchange in February 2025. The closing price of the AGH Common Stock on March 6, 2026, the last day of trading prior to the announcement of the Merger, as reported on Nasdaq, was $4.88 per share. The following table shows the high and low closing price (rounded to the nearest whole cent) of the AGH Common Stock in each fiscal quarter since AGH Common Stock began trading on Nasdaq in February 2025.

	High Closing Price	Low Closing Price
Fiscal Year 2025 (quarter ended)
March 31, 2025	$5.47	$0.56
June 30, 2025	$0.82	$0.55
September 30, 2025	$4.87	$0.57
December 31, 2025	$7.81	$3.07
Fiscal Year 2026 (quarter ended)
March 31, 2026	$5.48	$2.72

There is no established public market for Powerus Common Stock.

Because the market price of the AGH Common Stock is subject to fluctuation, the market value of the shares of the AGH Common Stock that the Powerus stockholders will be entitled to receive in the Merger may increase or decrease.

Assuming the successful application for listing with Nasdaq, following the consummation of the Merger, the AGH Common Stock will trade on Nasdaq under AGH’s new name, “Powerus Corporation,” and current trading symbol “PUSA”.

As of March 9, 2026, there were 17 registered holders of record of the AGH Common Stock and one holder of Series A Preferred Stock. Market price information regarding AGH Series A Preferred Stock is not provided here because there is no established public trading market for AGH Series A Preferred Stock. As of March 9, 2026, Powerus had 28 holders of record of Powerus Common Stock.

Dividends

AGH has never declared or paid any cash dividends on the AGH Common Stock and does not anticipate paying cash dividends on the AGH Common Stock for the foreseeable future. Any determination to pay cash dividends subsequent to the Merger will be at the discretion of the Newco Board and will depend upon a number of factors, including Newco’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

Powerus has never paid or declared any cash dividends on the Powerus capital stock. If the Merger does not occur, Powerus does not anticipate paying any cash dividends on the Powerus capital stock in the foreseeable future, and Powerus intends to retain all available funds and any future earnings to fund the development and expansion of its business. Any future determination to pay dividends will be at the discretion of the Powerus Board and will depend upon a number of factors, including its results of operations, financial condition, future prospects, contractual restrictions, and restrictions imposed by applicable laws and other factors the Powerus Board deems relevant.

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RISK FACTORS

This section describes various risks and uncertainties related to the Merger, and the businesses and results of operations of Newco, including from its ongoing golf country club business and its incoming autonomous systems and defense technology business of Powerus. In addition to the other information included in, or incorporated by reference into, this information statement/prospectus, the annexes and exhibits attached to this information statement/prospectus, and the documents that are referred to in this information statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 72 of this information statement/prospectus, you should carefully consider the following risks related to the Merger. You should also read and consider the risk factors associated with our golf, autonomous systems and defense technology businesses because these risk factors may affect the overall operations and financial results of Newco. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus. Additional risks and uncertainties not presently known to us or that are not currently considered to be material may also adversely affect the Merger, or our businesses or results of operations.

Risks Relating to the AGH Approval Matters

While the Merger is pending, Powerus and AGH will be subject to business uncertainties as well as contractual restrictions under the Merger Agreement that may have an adverse effect on their respective businesses.

The Merger will occur only if stated conditions are met, many of which are outside of Powerus’ and AGH’s control. In addition, each of Powerus and AGH has the right to terminate the Merger Agreement under specified circumstances. Accordingly, there may be uncertainty regarding the completion of the Merger. Further, there may be uncertainty about the effect of the Merger on employees, commercial partners and customers. Such uncertainty could cause customers and others to defer or decline entering into or extending contracts with, or making other decisions concerning, Powerus and/or AGH, or to seek to change existing business relationships with either of them. Such uncertainty also may impair Powerus’ and/or AGH’s ability to retain and motivate key personnel. These uncertainties may have an adverse effect on the companies’ respective businesses and, consequently, on Newco following the completion of the Merger.

In addition, the Merger Agreement contains customary covenants which restrict each of Powerus and AGH, without the consent of the other party, from taking certain specified actions until the Merger closes or the Merger Agreement terminates. These restrictions may prevent Powerus and AGH from pursuing otherwise attractive business opportunities that may arise prior to the completion of the Merger or termination of the Merger Agreement. For further information, see “The Merger Agreement — Covenants and Agreements” beginning on page 124.

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AGH and Powerus will incur significant expenses in connection with the Merger, which may adversely affect each company’s business, financial condition and results of operation.

AGH and Powerus each expect to incur significant, nonrecurring costs in connection with the completion of the Merger and the integration of the operations of the two companies and may incur additional costs to maintain employee morale and to retain key employees. These nonrecurring costs include significant fees and expenses relating to legal, accounting and financial advisory fees, regulatory filings and other costs associated with the Merger. These expenses, certain of which are payable whether or not the Merger is completed, may not be offset by any benefits ultimately realized as a result of the Merger and could adversely affect the business, financial condition and results of operations of each of AGH, Powerus and Newco.

The Merger Agreement restricts Powerus’ and AGH’s ability to pursue alternatives to the Merger.

The Merger Agreement contains provisions that make it more difficult for Powerus and AGH to enter into alternative transactions with third-parties. The Merger Agreement prohibits Powerus and AGH from soliciting alternative acquisition proposals from third-parties, providing information to third-parties in connection with an alternative acquisition proposal and engaging in discussions with third-parties regarding alternative acquisition proposals. These provisions could discourage a potential third-party acquirer that might have an interest in Powerus or AGH from considering or pursuing an alternative transaction with Powerus or AGH, respectively, or proposing such a transaction, even if it were prepared to pay consideration with a higher per share value than the total value proposed to be paid in the Merger. Further, the no-solicitation provisions of the Merger Agreement became effective upon delivery of the Powerus Written Consent and the AGH Written Consent, respectively, and prohibit Powerus and AGH from soliciting, initiating, facilitation or otherwise taking any action relating to any alternative acquisition proposal. Because the Required Powerus stockholder Vote and the Required AGH Stockholder Vote were obtained by virtue of the delivery of the Powerus Written Consent and AGH Written Consent, no further stockholder action is required to complete the Merger, and neither Powerus nor AGH stockholders will have an opportunity to vote on or approve any alternative transaction. For further information, please see “The Merger Agreement — No Solicitation of Acquisition Proposals” beginning on page 128.

Failure to attract, motivate and retain executives and other key employees could diminish the anticipated benefits of the Merger.

The success of the Merger will depend in part on the retention of personnel critical to the business and operations of Powerus and AGH due to, for example, their technical skills or management expertise. Competition for qualified personnel can be intense and qualified personnel can be in high demand. Current and prospective employees of Powerus and AGH may experience uncertainty about their future role with Powerus and AGH until strategies with regard to these employees are announced or executed, which may impair Powerus’ and AGH’s ability to attract, retain and motivate key management, technical and other personnel prior to and following the Merger. Employee retention may be particularly challenging during the pendency of the Merger. If Powerus and AGH are unable to retain personnel, including key management, who are critical to the successful integration and future operations of the companies, Powerus and AGH could face, among other risks, disruptions in their operations, loss of existing customers, loss of key information, expertise or know-how, and unanticipated additional recruitment and training costs. In addition, the loss of key personnel could diminish the anticipated benefits of the Merger.

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Certain of Powerus’ and AGH’s directors, executive officers and employees have interests in the Merger that may be different from, or in addition to, the interests of the Powerus stockholders and AGH stockholders, respectively.

Certain of Powerus’ and AGH’s directors, executive officers and employees have interests in the Merger that may be different from, or in addition to, the interests of the Powerus stockholders and AGH stockholders, respectively. These interests include, among others, Mr. Fox’s status as director and chief executive officer of Newco after the Merger, the continued employment of certain other executive officers of Powerus and AGH after the Merger, the continued positions of certain directors of Powerus after the Merger, and the treatment of directors, executive officers and employees previously granted equity awards in Powerus and/or AGH and the rights to continuing indemnification and directors’ and officers’ liability insurance. In addition, on March 20, 2026, the AGH Board approved a grant of 200,000 RSUs to Matthew J. Saker, Interim Chief Executive Officer of AGH, in recognition of his contributions to the Merger and related transactions. The award is contingent upon stockholder approval of the Newco Equity Plan. The grant of equity awards to executives in connection with the Merger may be perceived as creating conflicts of interest. For further discussion please see “Interests of AGH Directors and Executive Officers in the Merger” beginning on page 116 and “Interests of Powerus Directors and Executive Officers in the Merger” beginning on page 118.

Powerus and AGH may be subject to lawsuits relating to the Merger, which may impact the timing of the Closing and the parties’ ability to close the Merger and may adversely impact their respective businesses.

Powerus and AGH and their respective directors, officers and advisors may be subject to lawsuits relating to the Merger. Litigation is common in connection with the sale of public companies, and lawsuits are often brought in an effort to enjoin the relevant merger or seek monetary relief. In particular, the interests of Powerus’ and AGH’s respective directors, executive officers and employees in the Merger may increase the risk of litigation intended to enjoin or prevent the Merger and the risk of other dissident stockholder activity related thereto. In the past, and in particular following the announcement of a significant transaction, periods of volatility in the overall market or declines in the market price of a company’s securities, stockholder litigation and dissident stockholder proposals have often been instituted against companies alleging conflicts of interest in business dealings with affiliated or related persons and entities. The affiliation between Powerus and AGH and the interests of their respective directors, executive officers and employees in the Merger may precipitate such activities by dissident stockholders and, if instituted against Powerus or AGH and/or their respective directors or officers, such activities could result in substantial costs, a material delay or prevention of the Merger and a diversion of management’s attention, even if the stockholder action is without merit or ultimately unsuccessful.

Powerus and AGH cannot predict whether such lawsuits will be brought against Powerus or AGH and/or their respective directors, executive officers and employees, or the outcome of such lawsuits or others, nor can either company predict the amount of time and expense that will be required to resolve such litigation. An unfavorable resolution of any such litigation surrounding the Merger Agreement and the Merger could delay or prevent the completion of the Merger, which may adversely affect Powerus’ and/or AGH’s business, financial condition and results of operations. Further, the defense or settlement of any lawsuit or claim that remains unresolved at the time the Merger is completed may adversely affect Newco’s business, financial condition, results of operations and cash flows following the Merger.

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Because the lack of a public market for Powerus’ Common Stock makes it difficult to evaluate the fair market value of Powerus Common Stock, the value of the AGH Common Stock to be issued to Powerus stockholders may be more or less than the fair market value of Powerus’ Common Stock.

The outstanding Powerus Common Stock is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Powerus Common Stock. Because the amount of AGH equity to be issued to Powerus stockholders was determined based on negotiations between the parties, it is possible that the value of the AGH Common Stock to be issued to Powerus stockholders will be more or less than the fair market value of Powerus Common Stock.

The actual or perceived value of Powerus Common Stock and AGH Common Stock may vary significantly prior to the Merger, and Powerus stockholders therefore cannot be sure of the value of the consideration they will receive in the Merger.

The Exchange Ratio in the Merger is fixed and will not be adjusted in the event of any change in the value of Powerus or AGH prior to the Merger. There may be a significant amount of time between the date of the Merger Agreement, the date of this information statement/prospectus and the date when the Merger is completed. The actual or perceived value of Powerus and AGH Common Stock may vary over those periods. These variations may be caused by, among other things, changes in the businesses, operations, results or prospects of Powerus or AGH, market expectations of the likelihood that the Merger will be completed and the timing of completion, the prospects of post-merger operations, general market and economic conditions and other factors. In addition, it is impossible to predict accurately the market price of Newco Common Stock after the completion of the Merger. Accordingly, the value of Powerus Common Stock and AGH Common Stock on the date of this information statement/prospectus and on the date of the Merger Agreement or this information statement/prospectus may not be indicative of their values immediately prior to completion of the Merger and the price of Newco Common Stock after the Merger is completed.

The Merger is subject to a number of conditions, including receipt of certain regulatory approvals. Failure to complete the Merger could adversely affect the market price of AGH Common Stock, as well as AGH’s and/or Powerus’ business, financial condition and results of operations.

The respective obligations of Powerus and AGH to consummate the transactions contemplated by the Merger Agreement are subject to the satisfaction or waiver of a number of conditions, including, among others, the receipt of certain regulatory approvals, namely, the expiration or termination of the waiting period (or any extension thereof) applicable under the HSR Act, the SEC declaring the registration statement relating to this information statement/prospectus effective and the approval of Nasdaq. There is no guarantee that the conditions to closing will be satisfied (or, if applicable, validly waived) in a timely manner or at all, in which case the Closing may be delayed or may not occur and the benefits expected to result from the Merger may not be achieved. If the Merger is not completed for any reason, the ongoing businesses of Powerus and AGH may be adversely affected, and Powerus and AGH will be subject to several risks and consequences, including, but not limited to, the following:

●	each of Powerus and AGH will be required to pay certain costs relating to the Merger regardless of whether the Merger is completed, such as significant fees and expenses relating to financial advisory, legal, accounting, consulting and other advisory fees and expenses and regulatory filings;

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●	matters relating to the Merger may require substantial commitments of time and resources by AGH management and Powerus management and the expenditure of significant funds in the form of fees and expenses, which could otherwise have been devoted to day-to-day operations and other opportunities that may have been beneficial to Powerus and AGH as separate companies, as the case may be; and

●	the parties are required to make filings under the HSR Act, and completion of the Merger is conditioned on expiration or termination of the applicable waiting period. The HSR review process may delay the Closing, and there can be no assurance that the waiting period will expire or be terminated on the expected timeline. If the reviewing agencies request additional information or documentary materials, the Closing could be delayed for a substantial period of time.

In addition, if the Merger is not completed, AGH may experience negative reactions from the financial markets and Powerus and/or AGH may experience negative reactions from their respective employees, commercial partners and customers. Powerus and AGH also could be subject to litigation, including litigation related to failure to complete the Merger, or to enforce the other parties’ obligations under the Merger Agreement.

If the Merger is not completed, AGH cannot assure its stockholders that the risks described above will not materially affect its stock price, and Powerus and AGH cannot assure their respective stockholders that these risks will not materially affect their business, financial condition and results of operations.

The Merger may not qualify as either a “reorganization” within the meaning of Section 368(a) of the Code or as a tax-free contribution pursuant to Section 351 of the Code.

It is intended that the Merger will qualify as either a “reorganization” within the meaning of Section 368(a) of the Code or a transaction under Section 351 of the Code. No ruling has been or will be requested from the IRS with respect to the tax consequences of the Merger, and no opinion of counsel has been obtained or will be obtained regarding the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code or transaction under Section 351 of the Code. Furthermore, it is possible that, under certain circumstances, the Merger will not satisfy the requirements to qualify as either a “reorganization” within the meaning of Section 368(a) of the Code or transaction under Section 351 of the Code.

If the Merger qualifies as neither a “reorganization” within the meaning of Section 368(a) of the Code nor transaction under Section 351 of the Code, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 191 of this information statement/prospectus) of Powerus Common Stock generally would recognize gain or loss for U.S. federal income tax purposes with respect to the Powerus Common Stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the AGH Common Stock received in the Merger (including any additional shares received through rounding of fractional share interests) and such U.S. holder’s aggregate adjusted tax basis in the Powerus Common Stock surrendered therefor in the Merger.

Please review the information in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 191 of this information statement/prospectus for a more complete description of the material U.S. federal income tax consequences of the Merger to U.S. holders of Powerus Common Stock. The tax consequences to each such holder of the Merger will depend on the holder’s particular facts and circumstances. You should consult your tax advisors as to the specific tax consequences to you of the Merger.

The unaudited pro forma condensed combined financial data for AGH and Powerus and unaudited prospective financial information in this information statement/prospectus is presented for illustrative purposes only, and Newco’s actual financial position and operations after the Merger may differ materially from the unaudited pro forma financial data included in this prospectus.

The unaudited pro forma financial information for AGH and Powerus included in this information statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of Newco’s actual financial condition or results of operations of future periods, or the financial condition or results of operations that would have been realized had the entities been combined during the period presented. Newco’s actual results and financial position after the Merger may differ materially and adversely from the unaudited pro forma financial information included in this information statement/prospectus. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 161 of this information statement/prospectus.

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The Merger Agreement was signed without audited financial statements for Powerus and its subsidiaries, creating uncertainty regarding the financial condition of Newco.

At the time the AGH Board approved the Merger Agreement, audited financial statements for Powerus and its principal subsidiaries, Agile Autonomy, LLC and Kaizen Aerospace, Inc., were not available. The AGH Board’s evaluation of the Merger and the determination regarding the fairness of the transaction were based on unaudited financial information provided by Powerus. Although audited financial statements are expected to be included in this registration statement prior to effectiveness, any material differences between the unaudited financial information relied upon by the AGH Board and the audited financial statements could affect the perceived value of the transaction. Additionally, if the audited financial statements reveal previously undisclosed liabilities or differ materially from expectations, Newco’s financial condition and results of operations may be adversely affected.

Future sales of Newco Common Stock by existing stockholders may depress the trading price.

Substantial sales of Newco Common Stock, or the perception that such sales may occur, could cause the trading price of Newco Common Stock to decline significantly. Following the completion of the Merger, certain Powerus stockholders will be subject to lock-up agreements that restrict their ability to transfer a portion of their shares for 180 days following closing. Upon expiration of these lock-up periods, or earlier in the case of stockholders not subject to lock-up restrictions, significant quantities of Newco Common Stock may become available for sale. Additionally, investors in the AGH PIPE Financing have been granted registration rights that may enable them to sell shares shortly after the Merger closes. The sale or potential sale of substantial amounts of Newco Common Stock in the public market could adversely affect the market price of Newco Common Stock and could impair Newco’s ability to raise additional capital through the sale of equity securities in the future at a time and price that Newco deems appropriate.

The issuance of the Earn Out Shares at Closing will result in immediate dilution to existing AGH stockholders.

Pursuant to Amendment No. 1, the Earn Out Shares will be deemed fully earned, vested and non-contingent at Closing and will be issued to Powerus stockholders without regard to whether any stock price or revenue milestones are achieved after Closing. As a result, existing AGH stockholders will experience immediate dilution at Closing from the issuance of 55,000,000 additional shares of AGH Common Stock. Based on the 26,943,582 shares of AGH Common Stock outstanding as of the date hereof, the issuance of the Earn Out Shares will result in approximately 66% additional dilution to pre-Merger AGH stockholders beyond the dilution from the Base Consideration. This dilution will occur even if Newco does not achieve the stock price or revenue milestones that were originally contemplated by the Merger Agreement.

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Risks Relating to Newco Following the Merger

The failure to integrate the businesses and operations of AGH and Powerus successfully in the expected time frame may adversely affect the combined company’s future results.

AGH and Powerus have operated and, until the completion of the Merger, will continue to operate independently. Following the completion of the Merger, their respective businesses may not be integrated successfully. It is possible that the integration process could result in the loss of key employees; the loss of customers, service providers, vendors or other business counterparties; the disruption of either company’s or both companies’ ongoing businesses; inconsistencies in standards, controls, procedures and policies; potential unknown liabilities and unforeseen expenses or delays associated with and following completion of the Merger; or an overall post-completion integration process that takes longer than originally anticipated. Specifically, the following challenges, among others, must be addressed in integrating the operations of AGH and Powerus in order to realize the anticipated benefits of the Merger:

●	combining the companies’ operations and corporate functions and the resulting difficulties associated with managing a larger, more complex, diversified business;

●	combining the two distinct businesses in a manner that permits the combined company to achieve the cost savings and operating synergies anticipated to result from the Merger;

●	identifying and eliminating redundant functions and assets;

●	harmonizing the companies’ operating practices, employee development and compensation programs, internal controls and other policies, procedures and processes;

●	maintaining existing agreements with customers, service providers, vendors and other business counterparties and avoiding delays in entering into new agreements with prospective customers, service providers, vendors and other business counterparties;

●	addressing possible differences in business backgrounds, corporate cultures and management philosophies; and

●	consolidating the companies’ operating, administrative and information technology infrastructure and financial systems.

In addition, at times the attention of certain members of either company’s or both companies’ management and resources may be focused on completion of the Merger and the integration of the businesses of the two companies and diverted from day-to-day business operations or other opportunities that may be beneficial, which may disrupt each company’s ongoing operations and the operations of the combined company.

The market price of Newco’s Common Stock is expected to be volatile, and the market price of the common stock may drop following the Merger.

The market price of Newco’s Common Stock following the Merger could be subject to significant fluctuations. Some of the factors that may cause the market price of Newco’s Common Stock to fluctuate include:

●	failure to meet or exceed financial and development projections Newco may provide to the public;

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●	failure to meet or exceed the financial and development projections of the investment community;

●	if Newco does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

●	announcements of significant acquisitions, strategic collaborations, joint ventures or capital commitments by Newco or its competitors;

●	actions taken by regulatory agencies with respect to Newco’s manufacturing process or sales and marketing terms;

●	disputes or other developments relating to proprietary rights, litigation matters, and Newco’s ability to adequately protect its proprietary information and technologies;

●	additions or departures of key personnel;

●	significant lawsuits, including patent or stockholder litigation;

●	if securities or industry analysts do not publish research or reports about Newco’s business, or if they issue adverse or misleading opinions regarding its business and stock;

●	changes in the market valuations of similar companies;

●	general market or macroeconomic conditions or market conditions in the aerospace and defense sectors;

●	sales of securities by Newco or its securityholders in the future;

●	if Newco fails to raise an adequate amount of capital to fund its operations or continued development of its products and services;

●	trading volume of Newco’s Common Stock;

●	announcements by competitors of new products, significant contracts, commercial relationships or capital commitments;

●	the introduction of technological innovations or new products that compete with the products and services of Newco; and

●	period-to-period fluctuations in Newco’s financial results.

Moreover, the stock markets in general have experienced substantial volatility that has often been unrelated to the operating performance of individual companies. These broad market fluctuations may also adversely affect the trading price of Newco’s Common Stock. In addition, a recession, depression or other sustained adverse market event could materially and adversely affect Newco’s business and the value of its common stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against such companies. Furthermore, market volatility may lead to increased stockholder activism if Newco experiences a market valuation that activists believe is not reflective of its intrinsic value. Activist campaigns that contest or conflict with Newco’s strategic direction or seek changes in the composition of its board of directors could have an adverse effect on its operating results, financial condition and cash flows.

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During the preparation of Powerus’ financial statements for this information statement/prospectus, material weaknesses were identified in its internal controls over several areas. Failure to establish and maintain effective internal controls over these areas, and remediate these material weaknesses could have an adverse effect on our business and results of operation.

In connection with the preparation of Powerus’ financial statements, management identified certain control deficiencies in the design and implementation of Powerus’ internal control over several areas that, individually or in combination, constituted material weaknesses as of December 31, 2025. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of the financial statements will not be prevented or detected on a timely basis.

The material weaknesses relate to Powerus’ entity-level controls as Powerus identified it did not maintain appropriately designed entity-level controls impacting the (1) control environment, (2) risk assessment procedures, including those related to fraud, (3) control activities (4) information and communication and (5) monitoring activities to prevent or detect material misstatements to the financial statements and assess whether the components of internal control were present and functioning, as well as internal control over information technology, financial reporting, entity-level controls, revenue recognition related to customer agreements, non-routine and complex transactions, inventory, and procure-to-pay processes. These material weaknesses were primarily driven by insufficient formalized policies, processes and controls, inadequate documentation and review evidence, segregation-of-duties limitations, and a need for additional qualified accounting and control personnel. For the year ended December 31, 2025, our internal controls failed to detect certain material adjustments made to our financial statements related to (1) revenue recognition (2) accounts receivable and deferred revenue (3) inventory (4) accruals and (5) non-routine and complex transactions.

Management is developing a plan to remediate the material weaknesses identified, including hiring additional accounting staff with the requisite background and knowledge, engaging third parties to assist in complying with the accounting and financial reporting requirements related to significant and complex transactions as well as adding personnel to assist with formalizing our business processes, accounting policies and internal control documentation and strengthening supervisory reviews by our management.

Management cannot assure that they will be successful in remediating the material weakness identified in the internal controls of Powerus. Moreover, the integration of Powerus and AGH may present additional challenges. The failure to correct the material weaknesses or the failure to discover and address any other material weakness or deficiencies could result in inaccuracies in the financial statements and impair the ability to comply with applicable financial reporting requirements and related regulatory filings on a timely basis.

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If Newco fails to maintain proper and effective internal controls, its ability to produce accurate financial statements on a timely basis could be impaired.

We are a reporting company under section 15(d) of the Exchange Act and therefore we are subject to the Sarbanes-Oxley Act of 2002. Pursuant to Section 404 of the Sarbanes-Oxley Act, we will be required to include in our annual reports our assessment of the effectiveness of our internal control over financial reporting as of the end of each of our fiscal years. We have not yet completed any assessment of the effectiveness of our internal control over financial reporting. We expect to incur additional expenses and diversion of management’s time as a result of performing the system and process evaluation, testing and remediation required in order to comply with the management certification.

Because we are an emerging growth company and have elected not to opt out of the extended transition period created by the provisions of the JOBS Act of 2012. During that transition period, our independent auditor shall not attest to, and report on, the assessment made by our management regarding the effectiveness of our internal control structure and procedures for financial reporting.

Provided that Newco continues to be listed on Nasdaq, Newco will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of Nasdaq. The Sarbanes-Oxley Act requires, among other things, that Newco maintain effective disclosure controls and procedures and internal control over financial reporting. Newco must perform system and process evaluation and testing of its internal control over financial reporting to allow management to report on the effectiveness of its internal controls over financial reporting in its Annual Report on Form 10-K filing for that year, as required by Section 404 of the Sarbanes-Oxley Act. As a private company, Powerus has not been required to document and test its internal controls over financial reporting nor has its management been required to certify the effectiveness of its internal controls and its auditors have not been required to opine on the effectiveness of its internal control over financial reporting. Following the Merger, Newco will be required to incur substantial professional fees and internal costs to expand its accounting and finance functions and expend significant management efforts. Newco may experience difficulty in meeting these reporting requirements in a timely manner.

As described above, Powerus has identified material weaknesses in its own internal controls over financial reporting. Newco may discover weaknesses in its system of internal financial and accounting controls and procedures that could result in a material misstatement of its financial statements. Newco’s internal control over financial reporting will not prevent or detect all errors and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system’s objectives will be met. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that misstatements due to error or fraud will not occur or that all control issues and instances of fraud will be detected.

If Newco is not able to comply with the requirements of Section 404 of the Sarbanes-Oxley Act, or if it is unable to maintain proper and effective internal controls, Newco may not be able to produce timely and accurate financial statements. If that were to happen, the market price of its common stock could decline and it could be subject to sanctions or investigations by Nasdaq, the SEC or other regulatory authorities.

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Once Newco is no longer a smaller reporting company or otherwise no longer qualifies for applicable exemptions, Newco will be subject to additional laws and regulations affecting public companies that will increase Newco’s costs and the demands on management and could harm Newco’s operating results and cash flows.

Newco will be subject to the reporting requirements of the Exchange Act, which requires, among other things, that Newco file with the SEC, annual, quarterly and current reports with respect to Newco’s business and financial condition as well as other disclosure and corporate governance requirements. However, as a “smaller reporting company,” as such term is defined in Rule 12b-2 under the Exchange Act, in at least the near term, Newco may take advantage of exemptions from disclosure requirements and reduced disclosure obligations regarding executive compensation in this information statement/prospectus and in Newco’s periodic reports and proxy statements. In addition, if Newco is a smaller reporting company with less than $100.0 million in annual revenue, it would not be required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. Once Newco is no longer a smaller reporting company or otherwise no longer qualifies for these exemptions, Newco will be required to comply with these additional legal and regulatory requirements applicable to public companies and will incur significant legal, accounting and other expenses to do so. If Newco is not able to comply with the requirements in a timely manner or at all, Newco’s financial condition or the market price of Newco’s Common Stock may be harmed. For example, if Newco or its independent auditor identifies deficiencies in Newco’s internal control over financial reporting that are deemed to be material weaknesses Newco could face additional costs to remedy those deficiencies, the market price of Newco’s stock could decline or Newco could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

The Newco Bylaws include an exclusive forum provision that may limit a stockholder’s ability to bring claims in a judicial forum of its choosing.

The Newco Bylaws provide that, to the fullest extent permitted by Nevada law, the Eighth Judicial District Court of Clark County, Nevada (or, if that court lacks jurisdiction, another state district court located in Nevada or a federal court located within Nevada) shall be the sole and exclusive forum for (a) any action brought in the name or right of Newco or on its behalf, (b) any action asserting a claim for breach of fiduciary duty owed by any current or former director, officer or controlling stockholder, (c) any internal action under the NRS, including any action to interpret, apply, enforce or determine the validity of the Newco Charter, Newco Bylaws, or any agreement entered into pursuant to NRS 78.365, or (d) any action governed by the internal affairs doctrine. In addition, unless Newco consents in writing to an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act. The exclusive forum provision however, does not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

This exclusive forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Newco or any of its directors, officers or other employees, which may discourage such lawsuits. The enforceability of similar exclusive forum provisions in other companies’ bylaws has been challenged in legal proceedings, and while courts in the state of Delaware have upheld the validity of similar state forum selection provisions for internal corporate claims, there is uncertainty as to whether courts in other jurisdictions or with respect to other types of claims would enforce such provisions. If a court were to find the exclusive forum provision inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, Newco may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect Newco’s business, financial condition and results of operations and result in a diversion of management’s time and resources.

Our operating results may be adversely impacted by worldwide political, economic and public health uncertainties and specific conditions in the markets it addresses.

A deterioration in global economic, financial, and/or public health conditions, including global pandemics, economic recessions and political turmoil could materially adversely affect (i) our ability to raise, or the terms of needed capital; (ii) demand for our current and future products; and (iii) the supply of components for our products. We cannot predict the timing, strength, or duration of any economic slowdown or subsequent economic recovery, worldwide, or in the drone and defense technology industry.

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Powerus’ current management holds significant voting control over Powerus and after the Merger, Powerus’ management will continue to hold significant voting control over Newco and AGH stockholders will have limited influence over post-Merger governance and corporate decisions.

Andrew Fox, Powerus’ Chairman and Chief Executive Officer, owns approximately 13% of Powerus’ Common Stock, and Powerus’ current officers and directors currently own approximately 53% of Powerus’ Common Stock. If they act together, they are able to influence the outcome of most corporate actions requiring approval of Powerus’ stockholders, including the election of directors and approval of significant corporate transactions which may result in corporate actions that other stockholders do not agree with. Additionally, after completion of the Merger and the Preferred Purchase, Messrs. Fox, Vintfeld and Sinensky will each control a significant portion of Newco’s voting power. Immediately following the Merger, existing AGH stockholders are expected to own approximately 16.7% of the outstanding Newco Common Stock but will hold only approximately 7.5% of the total voting power of Newco, while former Powerus stockholders will own approximately 83.3% of the outstanding Newco Common Stock and will hold approximately 92.5% of the total voting power. This significant disparity between economic ownership and voting power results from the acquisition of the Series A Preferred Stock by Messrs. Fox, Vintfeld and Sinensky in the Preferred Purchase, which Series A Preferred Stock carries 20 votes per share. As a result, existing AGH stockholders will have substantially less influence over matters submitted to a stockholder vote including the election of directors, amendments to organizational documents, and approval of significant corporate transactions than their proportionate economic interest would suggest. This concentration of voting power in the hands of former Powerus stockholders may have the effect of delaying or preventing a change in control that existing AGH stockholders might otherwise support and may adversely affect the market price of Newco’s Common Stock. Decisions regarding Newco’s strategic direction, capital allocation, dividend policy, and other significant corporate matters will be controlled by former Powerus stockholders, and existing AGH stockholders will not be able to prevent corporate actions with which they may disagree, even if a majority of existing AGH stockholders oppose such actions. This limited influence may persist indefinitely, as there is no mechanism under the Merger Agreement or the Newco Charter that may restore proportionate voting power to existing AGH stockholders.

AGH stockholders will have no guaranteed representation on the Newco Board.

Pursuant to the Merger Agreement, all five members of the Newco Board will be selected by Powerus, including Mr. Andrew Fox as Chair. The Merger Agreement does not require that any director be designated by, or be representative of the interests of, existing AGH stockholders. While at least three of the five Newco Board members will be “independent” under applicable Nasdaq listing rules, the independent directors will be selected by Powerus and will not be designated representatives of existing AGH stockholders. As a result, existing AGH stockholders will have no guaranteed representation at the board level regarding Newco’s strategic direction, management decisions, executive compensation, or other matters within the purview of the board of directors. The lack of board representation, combined with limited voting power, means that existing AGH stockholders will be dependent on the Newco Board which will be composed entirely of Powerus designees to act in the best interests of all stockholders.

In addition, the Newco Charter provides for a classified board of directors with staggered three-year terms, meaning only approximately one-third of directors are elected each year. The Newco Charter further provides that directors may only be removed by stockholders holding at least two-thirds of the total voting power, and any vacancies on the Newco Board will be filled by the remaining directors rather than by stockholder vote. The Newco Bylaws also provide that stockholders have no right to call special meetings. These provisions, together with the concentration of voting power in the hands of former Powerus stockholders, will make it difficult or impossible for existing AGH stockholders to effect changes to the Newco Board or to influence the direction of the company.

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Newco will be highly dependent on Andrew Fox and other key executives, and the loss of their services could adversely affect the business.

Newco’s success will depend significantly on the continued services of Andrew Fox, who will serve as Chief Executive Officer and Chairman of the Board, as well as other key members of the executive team, including Brett Velicovich as President; and Edward Jordan as Chief Financial Officer. These individuals have extensive experience in the defense technology industry and have relationships that are critical to Newco’s business strategy. Although Newco expects to enter into employment arrangements with these executives, the loss of any of these individuals could materially harm Newco’s business, customer relationships, and ability to execute its strategic plan. Competition for qualified personnel in the defense and technology sectors is intense, and Newco may not be able to attract and retain qualified replacements on a timely basis, or at all.

Neither AGH nor Powerus have ever paid dividends and Newco does not expect to pay dividends for the foreseeable future.

Neither AGH nor Powerus have ever declared or paid any cash dividends on their respective common stock and Newco does not anticipate paying cash dividends on its common stock for the foreseeable future. Any determination to pay cash dividends subsequent to the Merger will be at the discretion of the Newco Board and will depend upon a number of factors, including Newco’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

Future capital raises may dilute our existing stockholders’ ownership and adversely impact the fair value of their investment.

If we raise additional capital by issuing equity securities, our existing stockholders’ percentage ownership may decrease, and these stockholders may experience substantial dilution. If we raise additional funds by issuing debt instruments, these debt instruments could impose significant restrictions on our operations including liens on our assets. If we raise additional funds through collaborations and licensing arrangements, we may be required to relinquish some rights to our technologies or products, or to grant licenses on terms that are not favorable to us or could diminish the rights of our stockholders. Any of these developments could adversely impact our stock price.

The reputation and public profile of our stockholders could adversely affect our business, financial condition, and results of operations, as well as the market price of our securities.

Certain of our stockholders are associated with well-recognized figures or businesses. The reputation and public perception of these stockholders, as well as their respective affiliates, may influence investors’, customers’, employees’, and business partners’ views of us.

Any negative publicity, adverse developments, or perceived controversies involving our significant stockholders, whether accurate or inaccurate, related to their personal conduct, business activities, political activities or otherwise, and regardless of whether such matters are related to us, could harm our reputation by association. Such reputational harm could result in, among other things, decreased demand for our products or services, loss of key business relationships, increased difficulty in attracting and retaining qualified personnel, and greater scrutiny from regulators, investors, and other stakeholders. In addition, to the extent that any of our significant stockholders become subject to litigation, regulatory inquiries, investigations, or other adverse proceedings, such developments may create uncertainty regarding their financial condition, stability, or continued involvement with us. This uncertainty could adversely affect our business and the market price of our securities.

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We do not have the ability to control the actions or public perception of our stockholders. Any adverse developments relating to these stockholders could materially and adversely affect our business, financial condition, results of operations, and the market price of our securities.

We have incurred and will continue to incur substantial costs as a result of being a public company subject to the periodic reporting requirements of the Securities Exchange Act of 1934, which requires us to incur audit fees and legal fees in connection with preparation of reports. These additional costs could reduce or eliminate our ability to operate profitability.

Prior to the Merger, Powerus operated as a private company. Upon completion of the Merger, we expect the combined business of Newco to incur significant legal, accounting, and other expenses as a public company that Powerus did not incur as a private company. These additional costs could negatively affect our financial results. The Sarbanes-Oxley Act of 2002, as well as rules subsequently implemented by the SEC and Nasdaq, impose various requirements on the corporate governance practices of public companies. We will be required to file periodic reports with the SEC pursuant to the Exchange Act and the rules and regulations promulgated thereunder. In order to comply with these requirements, our independent registered public accounting firm will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. In order for us to be compliant with our reporting requirements of the Exchange Act, we will require future revenues to pay the cost of the required filings, which could comprise a substantial portion of our available cash resources.

There can be no assurances that we will be able to acquire capital from any other source to pay for these expenses other than through shares of our common stock sold under this offering. If we are unable to generate sufficient revenues to remain in compliance, it may be difficult for you to resell any shares of common stock you may purchase, if at all. These costs will be expenses of our operations and, therefore, have a negative effect on our ability to pay our other costs and expenses and earn a profit.

Compliance with these laws, rules, and regulations increases our legal and financial compliance costs and makes some corporate activities more time-consuming and costlier. These laws, regulations, and standards are subject to varying interpretations and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. We intend to invest resources to comply with evolving laws, regulations, and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. We have incurred additional costs in obtaining director and officer liability insurance. In addition, we incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers.

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AGH is, and we expect Newco to remain, an “emerging growth company,” as defined in the JOBS Act and will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of this offering, (b) in which we have total annual gross revenue of at least $1.235 billion, or (c) in which we are a large accelerated filer, which means the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the prior December 31, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 in the assessment of the emerging growth company’s internal control over financial reporting and permission to delay adopting new or revised accounting standards until such time as those standards apply to private companies.

After we are no longer an “emerging growth company,” or until five years following the completion of AGH’s initial public offering, whichever is earlier, we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 and the other rules and regulations of the SEC. For example, as a public company, we have been required to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures.

Under Section 107(b) of the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards until such time as those standards apply to private companies, and we expect to rely on this exemption. Even after we no longer qualify as an emerging growth company, we may, under certain circumstances, still qualify as a “smaller reporting company,” which would allow us to take advantage of many of the same exemptions from disclosure requirements, including reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements.

We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

Risks Relating to Newco’s Ongoing Golf Country Club Business

Severe weather patterns may adversely affect the ability for our customers to play at our golf courses, create damage to our course greens and properties and may adversely affect the value of our golf courses or negatively impact our golf business and results of operations.

As the game of golf is an outdoor activity, our golf country club business (“golf business”) is susceptible to extreme weather conditions such as heavy rains, extreme or prolonged heat waves and high winds, all of which could reduce the playability of our golf courses and thereby reduce our golf business revenues causing material adverse impact on our golf business and results of operations.

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We regularly keep our golf courses irrigated and groomed in order to ensure a quality course for our golf business customers to enjoy. Our ability to irrigate and groom our golf courses could be adversely impacted by a drought or other causes of water shortage. On the other hand, too much water or a flooding of the courses or the failure to properly aerate could result in soggy turf leading to inability to play, groom, maintain or run maintenance machinery or golf carts over the courses. A severe drought of extensive duration or extensive flooding due to non-seasonal and severe weather patterns could adversely affect our golf business and results of operations.

Our golf clubs are based in Florida which can experience periods of unusual or extreme weather conditions due to a variety of global climate phenomenon, such as the El Niño. If these phenomena and their impacts on weather patterns persist for extended periods of time causing the inability to play at our golf courses, our golf business and results of operations could be materially and adversely affected.

Economic downturns could negatively affect our golf business, financial condition and results of operations.

A majority of our golf business revenue is derived from discretionary or leisure spending by our golf business customers and such spending can be particularly affected by changes in general economic conditions. An economic downturn or recession may lead to unemployment, decreased business and consumer confidence, reduced corporate spending, etc., which in turn may adversely affect the spending culture of our golf business customers and patrons and may result in a material adverse effect on our golf business, financial condition and results of operations. With the current high interest rates and a perceived economic bubble in the United States, this may lead to a loss of consumer confidence which translates into fewer customers playing golf and reduction in functions and activities held at our golf country clubs. As a result, we may be unable to increase green fees, membership dues or the price of our golf products and services, and our golf business, financial condition and results of operations may be materially adversely affected.

In an unfavorable economic situation, we may also find it difficult to access funding through the financial markets or face increased funding costs, which could make it more difficult or more expensive for us to obtain additional funding and therefore have a negative effect on our results of operations.

We have a limited operating history and may not be able to operate our golf business successfully or generate sufficient cash flows to accomplish our golf business objectives.

We have a limited operating history. As a result, an investment in our common stock entails more risk than an investment in the common stock of a company with a substantial operating history. If we are unable to operate our golf business successfully, you could lose all or a portion of your investment in our common stock. Our ability to successfully operate our golf business and implement our operating policies and investment strategy depends on many factors, including:

●	our ability to effectively manage any renovation, maintenance, marketing and other operating costs for our golf country clubs;

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●	economic conditions in our markets, including changes in employment and household earnings and expenses, as well as the condition of the financial and golf country club industry and the economy, in general;
●	our ability to maintain high customer loyalty;
●	the availability of, and our ability to identify, attractive acquisition opportunities consistent with our golf business strategy;
●	our ability to compete with other regional golf country clubs;
●	costs that are beyond our control, litigation with customers, the Association, legal compliance, real estate taxes, Association assessments and insurance;
●	judicial and regulatory developments affecting the golf clubs industry that may affect or delay our ability to operate in the normal course of business;
●	reversal of population growth, employment or homeownership trends in central Florida or similar regional markets; and
●	interest rate levels and volatility, such as the accessibility of short-term and long-term financing on desirable terms.

In addition, we face significant competition in acquiring attractive golf country clubs on advantageous terms, and the value of the golf country clubs that we acquire may decline substantially after we purchase them.

Increasing property taxes, Association fees, and insurance costs may negatively affect results of operations.

Property taxes and the costs of insuring our golf business properties are components of our expenses. Our golf business properties are subject to real property taxes that may increase as tax rates change and as the properties are assessed or reassessed by taxing authorities. If real property taxes increase, expenses will increase. In addition, the Kissimmee Bay Country Club (“Kissimmee Bay”) is subject to Kissimmee Bay Community Association, Inc., a not-for-profit corporation homeowners association (the “Association”), rules and regulations under the master declaration of covenants, conditions, restrictions, easements, and reservations of the Association (“CCR”). Powers under the CCR include the annual levy of regular property assessments, capital property expenditure assessments, and special property assessments for common expenses incurred by the Association in performance of its duties and obligations. The Association has the power to increase annual charges and make assessments for capital improvements, the establishment of reasonable reserves for the maintenance and replacement of and repairs to common property, and the Association’s surface water management system.

Similarly, property taxes, and insurance premiums are subject to significant increases, which may be outside of our control. If we fail to pay any such taxes, or annual assessments the applicable taxing authority or Association may place a lien on our property which could make it more difficult or more expensive for us to make improvements to our golf business properties, and therefore could harm our golf business and results of operations.

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In particular, under a Florida statutory scheme implemented by certain Florida jurisdictions, a violation of the relevant building codes, zoning codes or other similar regulations applicable to a property may result in a lien on that property and all other properties owned by the same violator and located in the same county as the property with the code violation, even though the other properties might not be in violation of any code. Until a municipal inspector verifies that the violation has been remedied and any applicable fines have been paid, additional fines accrue on the amount of the lien and lien may not be released, in each case even at those properties that are not in violation. As a practical matter, it might be possible to obtain a release of these liens without remedying the property in violation through other methods, such as payment of an amount to the relevant county. However, no assurance can be given that this will necessarily be an available option to us or how long such a process would take.

Our property is subject to a CCR that may unreasonably restrict our ability to operate on and use our property.

Our golf business properties are subject to a CCR that restricts certain uses of operation of such property, enforces certain conditions and restrictions on our property owner and property on which we operate. The CCR further subjects our golf business property to easements and regulates the design and requirements of any physical improvements or alterations on our property. Moreover, the operation and ownership of the contiguous properties within the subdivision the Association is situated in may impact the use of our property. Non-compliance with the CCR may result in or constitute default under our lease agreement with the Association and adversely affect our operating costs.

We may not be able to attract and retain customers that consistently utilize our golf country clubs and pay green fees, which could harm our golf business, financial condition and results of operations.

Customer engagement with our golf country club facilities, driven by what the Florida golfing market finds desirable and willing to use consistently, is vital to our golf business. Our success will depend on our ability to attract and retain customers at our golf country clubs and maintain or increase usage of our golf courses and club facilities. Changes in consumer tastes and preferences, particularly those affecting the popularity of golf, and other social and demographic trends could adversely affect our golf business.

Kissimmee Bay is part of the Association, and we are subject to the rules and regulations of the Association, which are subject to change and which may be arbitrary or restrictive, and violations of such rules may subject us to additional fees and penalties and litigation with the Association, which would be costly.

Kissimmee Bay is part of the Association, which is a private non-for-profit entity that regulates the activities of owners and occupants of, and levy assessments on, properties in the subdivision our property is a part of. The Association in which we own our property may have enacted or may, from time to time enact onerous or arbitrary rules that restrict our ability to use, design, renovate, or operate our property in accordance with our golf business strategy or require us to restore or maintain such properties at standards or costs that are in excess of our planned budgets. Additionally, the governing bodies of the Association in which we own property may not make important disclosures about our property or may block our access to Association records, initiate litigation, restrict our ability to freely use portions of our properties, impose assessments or arbitrarily change the Association rules. We may be unaware of or unable to review or comply with Association rules after their change, and any such excessively restrictive or arbitrary regulations may cause us to sell such property at a loss or prevent us from renting such property to a third party or otherwise reduce our cash flow from such property, which would have an adverse effect on our golf business and results of operations.

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Changes in consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are susceptible to factors beyond our control that may reduce demand for our golf products and services.

Consumer spending patterns, particularly discretionary expenditures for leisure, recreation and travel, are particularly susceptible to factors beyond our control that may reduce demand for our golf products and services, including demand for golf, vacation and business travel and food and beverage sales. These factors include:

●	low consumer confidence;
●	changes in the desirability of particular locations, residential neighborhoods, office space or travel patterns of customers;
●	deferrals or renegotiations of group business (e.g., tournaments and golf outings);
●	natural disaster, such as earthquakes, tornadoes, hurricanes, wildfires and floods;
●	outbreaks of pandemic or contagious diseases, such as COVID-19;
●	war, terrorist or threats and heightened travel security measures instituted in response to these events; and
●	the financial condition of the airline, automotive and other transportation-related industries and its impact on travel.

These factors and other global, national and regional conditions can adversely affect, and from time to time have adversely affected, individual properties, particular regions or our golf business as a whole. Any one or more of these factors could limit or reduce demand or the rates our golf country clubs are able to charge for green fees or services, which could harm our golf business and results of operations.

We have significant golf operations concentrated in a specific geographic state and any disruptions or highly successful competitor in this limited region could harm our results of operations.

We currently operate our golf country clubs solely in the state of Florida. If there is any prolonged disruption in the operations of our golf country clubs in this state, whether due to internal or external factors, club locations may become unsuitable and we may be forced to close clubs. Similarly, our concentration in the Florida market increases our exposure to adverse developments related to competition, as well as economic and demographic changes in these areas in response to heightened competition.

Our approach to identifying clubs in suitable locations typically favors locations where our facilities are or can become a part of the community. As a result, our golf country clubs are typically located near residential centers that we believe are consistent with our visitors’ lifestyle choices. Sales at these locations are derived, in part, from proximity to key local landmarks, business centers, facilities and residential areas. We may be forced to close clubs or club locations may become unsuitable due to, and such clubs’ results of operations may be harmed by, among other things:

●	economic downturns in a particular area;

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●	competition from nearby recreational or entertainment venues;
●	changing demographics in a particular market or area;
●	changing lifestyle choices of consumers in a particular market;
●	weather conditions, technical difficulties, power failures or destruction or damage to the region as a result of a natural disaster, or fire; and
●	the closing or declining popularity of other businesses and entertainment venues located near our golf country clubs.

Our golf business operation is subject to seasonality.

Given that golf is an outdoor sport, our financial results fluctuate as a result of seasonal factors. Usage of our golf country clubs and golf facilities decline during the second and third quarters, because of hotter and humid temperatures that cause less tourist and customers to seek outdoor recreational activities. As a result of these factors, we usually generate a disproportionate share of our revenues and cash flows during the first and fourth quarters of a calendar year. This seasonality means our golf business and results of operations are disproportionately vulnerable to the occurrence of other risks during the periods of increased customer usage due to the larger percentage of revenues we generate during such times.

Our golf course maintenance is highly dependent on a third-party golf-club consultant which subjects us to risks, including disruptions in our golf business and increased costs.

We have engaged SSS Down to Earth, LLC (“DTE”) an independently contracted country club consultancy and golf maintenance company, to manage both of our golf country clubs. Our engagement with DTE includes core consultancy services for DTE to advise on, manage, and maintain our golf-club facilities which include, but are not limited to capital, staffing, accounting, marketing, landscaping, regulatory, and other operations at our golf country clubs on a weekly basis. In the future, we may outsource other functions to achieve cost savings and efficiencies. If the service providers to which we outsource these functions do not perform effectively, we may not be able to achieve the expected cost savings and may have to incur additional costs in connection with such failure to perform. Depending on the skillset involved, such failures may also lead to business disruption, management errors, inefficiencies of our golf facilities, the loss of sales and customers, the loss of or damage to intellectual property through security breach, and the loss of sensitive data through security breach or otherwise. Any such damage or interruption could have a material adverse effect on our golf business, cause us to face significant fines, customer notice obligations or costly litigation, harm our reputation with our customers or prevent us from paying our collective suppliers or employees or receiving payments on a timely basis. Moreover, the failure to renew our contract with DTE or find an alternative golf-club consultant on a timely basis could have an adverse effect on our golf business and results of operations.

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Our golf courses and facilities are subject to future renovation projects which may result in an extended period of continued partial or full business disruption and timing, budgeting and other risks could delay our efforts to renovate our properties all of which could reduce our profits or impair our ability to compete effectively.

We may regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our golf business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. The ultimate impact of renovations of our facilities or golf courses in the future on our operations is unknown and will depend on future developments, including the duration which may result in an extended period of continued golf business disruption. Disruptions during renovation periods may include reduced customer traffic, damage to our reputation and reduced operations, any of which could have a material adverse effect on our golf business, financial condition and results of operations.

In addition, periodic upgrades to our facilities, greens, furniture, fixtures and equipment necessary to operate our golf business are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;
●	obtaining occupancy and other required permits or authorizations;
●	force majeure events, including hurricanes or floods;
●	design defects that could increase costs; and
●	environmental concerns which may create delays or increase costs.

These projects create an ongoing need for cash, which if not generated by operations or otherwise obtained is subject to the availability of credit in the capital markets. Our ability to spend cash necessary to maintain the quality of our properties is significantly impacted by the cost and availability of capital, over which we have little control. The timing of capital improvements can affect our golf-country club performance, including green fees, retention and usage, particularly if we need to close portions of golf courses or a significant number of other facilities, such as meeting spaces or dining areas. Moreover, the investments that we make may fail to improve the performance of the properties in the manner that we expect. If we are not able to begin operating properties as scheduled, or if investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our golf business and results of operations could be adversely affected.

Negative publicity could reduce sales at some or all of our golf country clubs and adverse litigation against us could materially affect our financial condition and results of operations.

We may, from time to time, be faced with negative publicity relating to our golf country clubs, food quality, the safety, sanitation and welfare of our club facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, employee relationships and welfare or other matters at one or more of our golf country clubs. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held to be responsible. In addition, the negative impact of adverse publicity relating to one of our golf country clubs may extend far beyond the sole golf country club involved, especially due to the proximity of our golf country clubs to one another.

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During the normal course of our golf business, we may be involved in various legal proceedings. If any of these proceedings were to be determined adversely against us or a settlement involving a payment of a material sum of money, this could have a material adverse impact on our financial condition and results of operations. Similarly, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create not only legal and financial liability but negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our golf operations. A significant increase in the number of these claims or an increase in the number of successful claims could materially adversely affect our golf business, financial condition, results of operations and cash flows.

We rely on a small number of suppliers; supplier concentration may expose us to significant financial credit or performance risk.

Our golf country clubs rely on the supply of services, equipment, or products which we may contract to purchase from a small number of third-party suppliers. As we continue to grow our golf business, we may need to establish a more diverse supplier network, while attempting to continue to leverage our purchasing power to obtain favorable pricing and delivery terms. The failure to diversify our supplier network could have an adverse effect on our results of operations, financial condition and cash flows.

Furthermore, despite our efforts to maintain good relationships with our existing suppliers, we could lose one or more of our existing suppliers at any time. The loss of one or more key suppliers could increase our reliance on higher cost or lower quality supplies, which could negatively affect our profitability. Any interruptions to, or decline in, the amount or quality of our supplies could materially disrupt our golf country clubs and adversely affect our golf business, financial condition and financial prospects.

Increases in our cost of equipment rentals, consultant services, insurance premiums, Association fees, food vendors and taxes could reduce our operating margins and harm our golf business, financial condition and results of operations.

Increases in operating costs due to inflation, property taxes, or Association fees and other factors may not be directly offset by increased revenue. Our most significant operating costs, other than labor, and our engagement with DTE, are our cost of equipment leases, insurance premiums, food vendors, Association fees, and property taxes. Many, and in some cases all, of the factors affecting these costs are beyond our control. If certain of these operating costs increase significantly and we are not able to pass along those increased costs to our customers in the form of higher prices or otherwise, our operating margins would suffer, which would have an adverse effect on our golf business, financial condition and results of operations.

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Timing, budgeting and other risks could delay our efforts to develop, redevelop or renovate the properties that we own, or make these activities more expensive, which could reduce our profits or impair our ability to compete effectively.

We must regularly expend capital to construct, maintain and renovate our properties in order to remain competitive, pursue our golf business strategies, maintain and build the value and brand standards of our properties and comply with applicable laws and regulations. Our ability to spend the money necessary to maintain the quality of our properties is significantly impacted by the cost and availability of materials and capital, over which we have little control over. In addition, we must periodically upgrade or replace the furniture, fixtures and equipment necessary to operate our golf business. These capital-intensive efforts are subject to a number of risks, including:

●	construction delays or cost overruns (including labor and materials) that may increase project costs;
●	obtaining zoning, occupancy and other required permits or authorizations;
●	governmental restrictions on the size or kind of development;
●	force majeure events, including earthquakes, tornadoes, hurricanes or floods;
●	design defects that could increase costs; and
●	environmental concerns which may create delays or increase costs.

If we are not able to keep up with the capital demands of our golf courses as scheduled, or if such capital investments harm or fail to improve our performance, our ability to compete effectively would be diminished and our golf business and results of operations could be adversely affected.

Our success depends on the continued service of our senior management and key employees.

The loss of the services of any of our senior management could affect our operation and ability to achieve our business goals. We also may be unable to retain existing management and key employees, including club managers and maintenance staff, which could result in harm to our relationships with our members and customers and unanticipated recruitment and training costs. In addition, we have not obtained key man life insurance policies for any of our senior management team. As a result, it may be difficult to cover the financial loss if we were to lose the services of any members of our senior management team. The loss of members of our senior management team or key employees could have an adverse effect on our golf business and results of operations.

Competition in the golf industry may have a material adverse effect on our golf business and results of operations.

The golf industry is competitive, relying primarily on reputation, the quality and comprehensiveness of facilities, location and price to attract and retain customers. As a result, competition for market share in the golf industry in which we compete is significant. In order to succeed, we must increase our market share from local and regional competitors and sustain our customer base in the face of increasing recreational alternatives available to our prospective customers and current members.

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Our golf and club facilities compete on a local and regional level with other golf country clubs, and at a regional level with restaurants and social clubs for leisure activities. The level of competition in the golf and country club business varies from region to region and is subject to change as existing facilities are renovated or new facilities are developed. According to Frost & Sullivan Limited, who we commissioned in December 2023 to produce the “The Golf Country Clubs Market Research Report” that covers and analyzes the golf club industry for a period of 2018-2022 (the “Frost & Sullivan Report”), in 2022 there were more than 1,200 golf courses within the State of Florida most if not all of which have similar service offerings to those of ours. If we cannot differentiate ourselves from our competitors and provide superior or better-quality courses and facilities as compared to them, our financial performance could be materially affected. An increase in the number or quality of similar clubs and other facilities in a particular region could significantly increase competition, which could have a negative impact on our golf business and results of operations.

Navigating workforce challenges is an inherent aspect of our golf operations, exposing us to potential risks associated with the historical rise in labor costs.

We face workforce challenges which may arise from heightened competition for skilled employees, increased turnover rates, mandatory wage hikes, health benefit coverage, or potential legal issues.

Potential labor shortages or increased labor costs could emerge due to intensified competition for talent, elevated turnover rates, or regulatory changes such as increases in minimum wages or other employee benefit expenses. The ongoing evaluation of the impact of regulatory reforms on benefit costs, like healthcare, is a part of our proactive approach. A surge in labor-related expenses might result in an overall increase in operating costs, potentially affecting our golf business, financial well-being, and operational outcomes.

We may seek to expand through acquisitions of, or investments in, other golf businesses and properties each of which may divert our management’s attention, result in additional dilution to our stockholders, increase expenses, disrupt our operations and harm our results of operations.

Our golf business strategy may, from time to time, include acquiring or investing in additional golf country clubs, technologies or businesses. We cannot assure you that we will successfully identify suitable acquisition candidates, integrate or manage disparate technologies, lines of business, personnel and corporate cultures, realize our golf business strategy or the expected return on our investment. Any such acquisition or investment could materially and adversely affect our results of operations. Acquisitions and other strategic investments involve significant risks and uncertainties, including:

●	the potential failure to achieve the expected benefits of the combination or acquisition;
●	unanticipated costs and liabilities;
●	difficulties in integrating branding, services and products, businesses, operations and technology infrastructure in an efficient and effective manner;
●	difficulties in maintaining customer relations;
●	the potential loss of key employees of the acquired businesses;
●	the diversion of the attention of our senior management from the operation of our daily golf business;

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●	the potential adverse effect on our cash position to the extent that we use cash for the purchase price;
●	the potential significant increase of our interest expense, leverage, and debt service requirements if we incur additional debt to pay for an acquisition;
●	the potential issuance of securities that would dilute our stockholders’ percentage ownership;
●	the potential to incur large and immediate write-offs and restructuring and other related expenses; and
●	the inability to maintain uniform standards, controls, policies and procedures.

Any acquisition or investment could expose us to unknown liabilities. Moreover, we cannot assure you that we will realize the anticipated benefits of any acquisition or investment. In addition, our inability to successfully operate and integrate newly acquired businesses appropriately, effectively, and in a timely manner could impair our ability to take advantage of future growth opportunities and other advances in technology, as well as on our revenues, gross margins and expenses. We continually evaluate opportunities to expand our golf business through strategic and complementary acquisitions. In many cases, we will be competing for these opportunities with third parties that may have substantially greater financial resources than we do.

We cannot assure you that we will be able to identify opportunities or complete transactions on commercially reasonable terms or at all, or that we will actually realize any anticipated benefits from such acquisitions, investments or alliances. In addition, we cannot assure you that we will be able to obtain financing for acquisitions or investments on attractive terms or at all.

Accidents or injuries at our golf country clubs or in connection with our operations may subject us to liability, negatively affect our reputation and attendance at our golf country clubs, which could harm our golf business, financial condition and results of operations.

There are inherent risks of accidents or injuries at our properties or in connection with our golf operations including injuries from slips, trips and falls. If accidents or injuries occur at our properties, we may be held liable for costs related to the injuries. Although we maintain liability insurance, which we believe is commercially reasonable, there can be no assurance that our liability insurance will be adequate to cover all circumstances or the entire amount of liability. Our business, financial condition and results of operations could be materially and adversely affected to the extent claims and associated costs resulting from accidents or injuries exceed our insurance recoveries. Even if our insurance coverage were sufficient, any claims made by us could increase the premium payable in the future.

Our insurance coverage may be inadequate for the claims asserted or in relation to the risks associated with our golf business operations.

We maintain insurance coverage for our major assets and operations, including insurance covering for fire, flood, natural disasters etc. However, we do not have or are unable to obtain insurance in respect of losses arising from certain operating risks, such as acts of terrorism. Our insurance policies may be insufficient to cover all of our losses in all events. The occurrence of certain incidents, including fraud, confiscation by investigating authorities or misconduct committed by our employees or third parties, severe weather conditions, war, flooding and power outages may not be covered adequately, if at all, by our insurance policies. If our losses exceed the insurance coverage or are not covered by our insurance policies, we may be liable to bear such losses. Our insurance premiums may also increase substantially due to claims made. In such circumstances, our business, financial condition, results of operations and prospects may be materially and adversely affected. Similarly, if we incur any loss not covered by such insurance policies, or the compensated amount is significantly less than our actual loss or is not timely paid, our business, financial condition and results of operations could be materially and adversely affected.

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Our properties are subject to environmental regulation.

Our properties and golf operations are subject to compliance with a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources, environmental discharges, the handling and disposal of solid and hazardous waste and the cleanup of properties affected by discharge of regulated materials. Certain of the foregoing environmental laws may impose clean up responsibility and liability on us without regard to whether we were aware of the discharge or waste or knew of or caused the presence of the environmental hazard at issue. We may use certain substances and generate certain wastes that may be deemed hazardous or toxic pursuant to such laws, and in the future, we may incur costs related to cleaning up contamination resulting from historic uses of our golf country clubs when they were owned by others and for our treatment, storage or disposal of any waste from such use. The costs of investigation, remediation, or removal of regulated materials may be substantial, and the presence of any such substances, or the failure to remediate any golf property properly, may impair our ability to use that golf property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements. Failure to comply with these environmental laws could result in temporary or permanent cessation of the use of our golf country clubs and/or facilities.

Our growth strategy contemplated by our golf business plan may not be achievable or successful.

We may not be able to implement the growth strategy contemplated in our golf business plan. Our growth strategy depends on a number of factors, including continued market acceptance of our golf country clubs and stable revenue. We can provide no assurance that customers will continue to utilize the facilities of our golf properties or that those customers will utilize the facilities of our golf country clubs at the prices and on the terms assumed in our golf business plan.

Among other things, implementation of our growth strategy would be adversely affected if:

●	we are unable to continue to attract sufficient customers to utilize the facilities of our golf country clubs, considering the price and other terms required for us to attain the level of profitability that will enable us to continue to pursue our growth strategy;
●	we fail to generate revenue sufficient to fund our golf operations;
●	we are forced to significantly adapt our golf business plan to meet changes in our markets; and
●	for any reason, we are unable to attract, hire, retain and motivate qualified personnel.

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We can provide no assurance that we will be able to manage our growth effectively or successfully. Our failure to meet the encountered challenges could cause us to lose money and investments in us could be lost.

We may need to defend ourselves against patent or trademark infringement, or other intellectual property claims, which may be time-consuming and cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may own or obtain trademarks or other proprietary rights that would prevent or limit our ability to market our golf country clubs, which could make it more difficult for us to operate our golf business. We may receive inquiries from trademark owners inquiring whether we infringe on their proprietary rights. Companies owning intellectual property related to golf-services in Florida, or elsewhere may allege infringement of such rights. In response to a determination that we have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease marketing, sales, or use of materials that incorporate the asserted trademarks or intellectual property;
●	pay substantial damages;
●	obtain a license from the owner of the asserted intellectual property right, which license may not be available on reasonable terms or at all;
●	or redesign one or more aspects or systems of our marketing plans.

A successful claim of infringement against us could materially adversely affect our golf business, prospects, operating results and financial condition. Any litigation or claims, whether valid or invalid, could result in substantial costs and diversion of resources.

Risks Relating to Newco’s Autonomous Systems and Defense Technology Business

Our autonomous systems and defense technology business has a limited operating history.

Powerus completed the acquisitions of Agile, Kaizen and Powerus Defense in early 2026 prior to the entry into the Merger Agreement. As a result, there is not an extended operating history on which you can analyze the operations and growth of Powerus. With such a limited operating history, the information and data you can use to analyze our operations and performance is less than that for more established companies.

Additionally, prior to the completion of the acquisitions of Agile, Kaizen and Powerus Defense, all companies were operated independently. The Powerus management team was headed by Powerus’ executive officers together with individuals from Agile, Kaizen and Powerus Defense. Therefore, our autonomous systems operations going forward are subject to ordinary integration risks where multiple companies and cultures are combined. Further, we may not accurately forecast customer behavior and recognize or respond to emerging trends, changing preferences or competitive factors facing us, and, therefore, moving forward, we may fail to make accurate financial forecasts. Our current and future expense levels are based largely on our budgeted plans and estimates of future revenue. Similarly, if we are able to raise additional funds in future financing transactions, we may use a portion of those proceeds to acquire other operating businesses in the autonomous systems and defense technology industry or in related industries to facilitate strategic growth and build our market presence and revenue potential. If we do acquire one or more businesses in the future, we may be unable to adjust our spending in a timely manner to compensate for any unexpected revenue shortfall, which could then force us to curtail our business operations or plan of operations or acquisitions.

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Our financial results and condition must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in their early stages of operations, and growth process. For all these reasons, we may be unable to achieve or maintain profitability in our business in a timely manner or at all.

Acquisitions could divert the attention of key personnel, be difficult to integrate, dilute our existing stockholders and adversely impact our financial results.

Our autonomous systems and defense technology business was formed with the intent of combining multiple businesses and we are likely to continue to look at additional acquisition opportunities in this space. Acquisitions include a wide range of risks, any of which could hurt our business, including the following:

●	difficulties in integrating the operations of a newly acquired company including existing products and contracts, differences in corporate culture, operating systems and other integration issues;
●	challenges supporting and transitioning the customers of acquired companies and the loss of any acquired customers will adversely impact our revenues and operating results;
●	assumptions of known and unknown operating problems and our potential inability to address them in a timely and efficient manner; and
●	risks of entering new geographic markets where we have no prior experience and are required to gain an understanding of the legal, regulatory, labor and business laws of these new markets.

In addition, there are many financial risks associated with the cost of acquisitions. If we finance the cost of an acquisition using common stock or securities convertible into common stock, then our existing stockholders will be diluted and our stock price could decrease. If we finance the cost of an acquisition using debt, such financing could include restrictive covenants that restrict our operating and financial flexibility. If the stock market perceives that we overpaid for the acquisition, then our stock price could decrease.

We may need additional capital to fund our expanding autonomous systems operations until reaching profitability, and if we are not able to obtain sufficient capital, we may be forced to limit or curtail our autonomous systems and defense technology operations.

If additional equity and/or debt financing is not available, then we may not be able to continue to develop our autonomous systems and defense technology business activities, and we will have to modify our business plan. These factors could have a material adverse effect on our future operating results and our financial condition. If we are unable to raise additional funds, we could be forced to cease our business activities and dissolve. In such an event, we may incur additional financial obligations, including the accelerated maturity of debt obligations, lease termination fees, employee severance payments, and other creditor and dissolution-related obligations.

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Our ability to raise financing through sales of equity and/or debt securities depends on the actual and perceived value and the demand for our common stock and/or debt securities. We may be unable to raise adequate capital through sales of equity and/or debt securities, and in the event that our stock has a low actual or perceived value at the time of such sales, our existing stockholders could experience substantial dilution of their ownership interests. If adequate financing is not available or unavailable on acceptable terms, we may find we are unable to fund expansion, continue offering products and services, take advantage of acquisition opportunities, develop or enhance services or products, or to respond to competitive pressures in the industry which may jeopardize our ability to continue operations.

Lack of long-term purchase orders and commitments from customers may lead to a rapid decline in sales.

Many of our autonomous systems and defense technology customers issue purchase orders solely at their own discretion. Customers are generally able to cancel orders (without penalty) or delay the delivery of products on relatively short notice. Although we plan to pursue business models with long-term contracts, because a majority of customers are not on long-term contracts and can choose to discontinue purchases at any time, current customers may decide not to purchase products for any reason. If our customers do not continue to purchase our products, then our sales volume could decline rapidly with little or no warning.

We cannot rely on long-term purchase orders or commitments to protect us from the negative financial effects of a decline in demand for our products. The uncertainty of product orders makes it difficult to forecast sales and allocate resources in a manner consistent with actual sales. Moreover, expense levels and the amounts invested in capital equipment and new product development costs are based in part on expectations of future sales and, if expectations regarding future sales are inaccurate, we may be unable to reduce costs in a timely manner to adjust for sales shortfalls. As a result of lack of long-term purchase orders and purchase commitments, we may experience a rapid decline in sales.

Our autonomous systems business has a significant dependence on a small number of customers, and the loss of such customers or a decrease in business conducted with such customers could materially harm our autonomous systems and defense technology business, financial condition or results of operations.

Because we have only recently invested in building and strengthening our customer service and support organization, related to our autonomous systems and defense technology business, our customer base is highly concentrated, with a small number of customers accounting for nearly all of our autonomous systems and defense technology revenue. The loss of such customers or a decrease in the business conducted with such customers could have a material adverse impact on our business, financial condition or results of operations.

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Our autonomous systems business will require substantial and sustained investment in research and development to remain competitive and to successfully develop new products but may experience unexpected technical challenges or delays that could hinder innovation and jeopardize our long-term success.

Our planned research and development activities will be subject to all the risks inherent in the development of new autonomous systems and defense technology products based on emerging and innovative technologies, including but not limited to, unexpected technical challenges, increased costs or insufficient resources to complete development, difficulty in attracting or retaining qualified personnel, failure to meet regulatory requirements or obtain necessary approvals, uncertainty regarding market acceptance and demand, intellectual property disputes or inability to secure adequate patent protection, inability to scale prototypes to commercial products, supply chain disruptions or shortages of critical materials, inadequate testing leading to safety, efficacy or performance issues or negative publicity or reputational damage from unsuccessful trials. If technical challenges or delays arise, further improvements in products and the introduction of future products could be adversely impacted, and we could incur significant additional expenses, an inability to increase revenues and increasing operating losses. Additionally, failure to successfully invest in and execute on research and development initiatives could have a material adverse impact on our business, financial condition or results of operations.

The nature of our autonomous systems and defense technology business involves significant risks and uncertainties that may not be covered by insurance or indemnity.

We develop and sell products where insurance or indemnification may not be available, including (i) those using advanced and unproven technologies and drones, and (ii) those that collect, distribute and analyze various types of information.

Failure of certain of our products could result in loss of life or property damage. Certain products may raise questions with respect to issues of civil liberties, intellectual property, trespass, conversion and similar concepts. Indemnification to cover potential claims or liabilities resulting from a failure of technologies developed or deployed may be available in certain circumstances but not in others. We may not be able to maintain insurance to protect against our risks and uncertainties. Substantial claims resulting from an accident, failure of our products, or liability arising from our products in excess of any indemnity or insurance coverage (or for which indemnity or insurance is not available or was not obtained) could harm our financial condition, cash flows, and operating results. Any accident, even if fully covered or insured, could negatively affect our reputation among our customers and the public, and make it more difficult for us to compete effectively.

Product quality issues and a higher-than-expected number of warranty claims or returns could harm our autonomous systems and defense technology business and operating results.

The autonomous systems and defense technology products that we sell could contain defects in design or manufacture. Defects could also occur in the products or components that are supplied to us. There can be no assurance we will be able to detect and remedy all defects in the hardware and software it sells which could result in product recalls, product redesign efforts, loss of revenue, reputational damage and significant warranty and other remediation expenses. If we determine that a product does not meet product quality standards or may contain a defect, the launch of such product could be delayed until we remedy the quality issue or defect. The costs associated with any protracted delay necessary to remedy a quality issue or defect in a new product could be substantial.

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We generally provide limited warranties on all of our autonomous systems and defense technology products. The occurrence of any material defects in such products could expose us to liability for damages and warranty claims in excess of our current reserves, and we could incur significant costs to correct any defects, warranty claims or other problems. In addition, if any of our product designs are defective or are alleged to be defective, we may be required to participate in a recall campaign. In part due to the terms of our warranty policy, any failure rate of our products that exceeds our expectations may result in unanticipated losses. Any negative publicity related to the perceived quality of our products could affect our brand image and decrease distributor and consumer confidence and demand, which could adversely affect our operating results and financial condition. Further, accidental damage coverage and extended warranties are regulated in the United States at the state level and are treated differently within each state. Additionally, outside of the United States, regulations for extended warranties and accidental damage vary from country to country. Changes in interpretation of the regulations concerning extended warranties and accidental damage coverage on a federal, state, local or international level may cause us to incur costs or have additional regulatory requirements to meet in the future in order to continue to offer our support services. Our failure to comply with past, present and future similar laws could result in reduced sales of our products, reputational damage, penalties and other sanctions, which could harm our business and financial condition.

Due to the volatile and flammable nature of certain components of our autonomous systems and defense technology products and equipment and/or our customer’s intended uses of such products, fires or explosions may disrupt our business or cause significant injuries, which could adversely affect our financial results.

The development and manufacture of certain of our autonomous systems and defense technology products involves the handling of a variety of explosive and flammable materials as well as high power equipment. From time to time, these activities may result in incidents that could cause us or our manufacturing partners to temporarily shut down or otherwise disrupt some manufacturing processes, causing production delays and resulting in liability for workplace injuries and/or fatalities. While we maintain insurance coverage to cover certain risks of losses for damage or destruction to facilities and property and for interruption of our business, our insurance coverage may be inadequate to cover all claims and losses related to such incidents. We may experience such incidents in the future, which could result in production delays or otherwise have a material adverse effect on our business and financial condition.

Our autonomous systems and defense technology products may experience declining unit prices and we may not be able to offset that decline with production cost decreases or higher unit sales.

Prices of established enterprise electronics, displays, personal computers, and mobile products tend to decline significantly over time or as new enhanced versions are introduced, frequently every 12 to 24 months in the markets in which we compete. In order to maintain adequate product profit margins over the long term, we believe that we will need to continuously develop product enhancements and new technologies that will either slow price declines of our products or reduce the cost of producing and delivering our products. While we anticipate opportunities to reduce production costs over time, we may not be able to reduce our component costs. We expect to attempt to offset the anticipated decrease in our average selling price by introducing new products, increasing our sales volumes, or adjusting our product mix. If we fail to do so, our results of operations will be materially and adversely affected.

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Our failure to effectively manage growth could harm our business.

We intend to expand the number and types of autonomous systems and defense technology products we sell. We will need to replace and regularly introduce on a timely basis new products and technologies, enhance existing products, and effectively stimulate customer demand for new products and upgraded or enhanced versions of our existing products.

The replacement and expansion of our products places a significant strain on our management, operations and engineering resources. Specifically, the areas that are strained most by these activities include the following:

●	New Product Launches: With the changes in and growth of our autonomous systems and defense technology product portfolio, we will experience increased complexity in coordinating product development, manufacturing, and shipping. As this complexity increases, it may place a strain on our ability to accurately coordinate the commercial launch of our products with adequate supply to meet anticipated customer demand and effectively market to stimulate demand and market acceptance. We have experienced delays in the past. If we are unable to scale and improve our product launch coordination, we could frustrate our customers and lose possible product sales;
●	Existing Products Impacted by New Introductions: The introduction of new products or product enhancements may shorten the life cycle of our existing products, or replace sales of some of our current products, thereby offsetting the benefit of a successful product introduction and may cause customers to defer purchasing our existing products in anticipation of the new products. These occurrences could potentially lead to challenges in managing inventory of existing products. We may also provide price protection to some of our customers or distributors as a result of new product introductions and reduce the prices of existing products. If we fail to effectively manage new product introductions, our revenue and profitability may be harmed; and
●	Forecasting, Planning and Supply Chain Logistics: With the changes in and growth of our autonomous systems and defense technology product portfolio, we will experience increased complexity in forecasting customer demand, in planning for production, and in transportation and logistics management. If we are unable to scale and improve our forecasting, planning, production, and logistics management, we could frustrate our customers, lose product sales or accumulate excess inventory.

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Some of our products are subject to lengthy development cycles.

Some of our autonomous systems and defense technology products are subject to lengthy product development cycles. The time elapsed between initial sampling of our products, the custom design of our products to meet specific product requirements, and the ultimate incorporation of our products into salable products is significant, sometimes with a duration of more than one year. If our products fail to meet our customers’ cost, performance, or technical requirements or if unexpected technical challenges arise in the integration of our products into enterprise markets, then our operating results could be significantly and adversely affected. Long delays in achieving customer qualification and incorporation of our products also could adversely affect our business. Many companies, including some of the largest defense contractors globally, are entering or expanding their presence in the drone and defense technology sector. This increased competition could lead to shortages of components and create opportunities for companies with significantly greater financial, technical and operational resources than us to innovate and scale their offerings in a manner or timeline which we cannot meet, which could cause us to lose market share and harm our business and prospects.

We expect to incur substantial research and development costs related to identifying and commercializing new autonomous systems and defense technology products and services which may never result in revenues.

Our future growth depends on expanding into new markets, adapting existing products to new applications, and introducing new products and services that achieve market acceptance. Our plans to incur substantial research and development costs as part of these efforts. We believe that there are significant investment opportunities in a number of business areas. Because we account for internal research and development as an operating expense, these expenditures will adversely affect our earnings in the future. Further, our research and development programs may not produce successful results, and our new products and services may not achieve market acceptance, generate revenue or cash flow, which could adversely impact our financial results and liquidity.

Our operations may be adversely affected if we lose our rights under third-party technology licenses.

Our autonomous systems and defense technology business relies on technology rights and software licensed from third-parties. We could lose our exclusivity or other rights to use the technology if we fail to comply with the terms and performance requirements of the licenses. In addition, certain licensors may terminate a license upon our breach and have the right to consent to sublicense arrangements. If we were to lose our rights under any of these licenses, or if we were unable to obtain required consents to future sublicenses, we could lose a competitive advantage in the market and may even lose the ability to commercialize certain products or technologies.

If our autonomous systems and defense technology customers are not satisfied with our technical support and training, firmware or software updates, they may choose not to purchase our products which would adversely impact our business and operating results.

Our business relies on our customers’ satisfaction with the technical support and training, firmware, software and security updates we provide to support our products. If we fail to provide adequate training, technical support services and necessary updates that are (i) responsive, (ii) satisfy our customers’ expectations and (iii) resolve issues that they encounter with our products, then customers may choose not to purchase additional products and we may face brand and reputational harm which could adversely affect our operating results.

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Our internally developed software and products are complex and could have unknown defects or errors, which may give rise to claims against us, diminish our brand or divert our resources from other purposes.

Our autonomous systems and defense technology products rely on complex systems, sensors, electronics and similar components. Despite extensive testing, our software and products have contained defects and errors and may in the future contain defects, errors or performance problems when first introduced, when new versions or enhancements are released, or even after these products have been used by our customers for a period of time. These problems could result in expensive and time-consuming design modifications or warranty charges, delays in the introduction of new products or enhancements, significant increases in our service and maintenance costs, exposure to liability for damages, damaged customer relationships and harm to our reputation, any of which could materially harm our results of operations and ability to achieve market acceptance. In addition, increased development and warranty costs could be substantial and could reduce our operating margins.

The existence of any defects, errors, or failures in our software or products or the misuse of our software or products could also lead to product liability claims or lawsuits against us. A defect, error or failure in one of our products could result in injury, death or property damage and significantly damage our reputation and support for our products in general.

Our use of open-source software could negatively affect our ability to sell our products and could subject us to possible litigation.

We incorporate open-source software into our autonomous systems and defense technology products. Open-source software is generally licensed by its authors or other third-parties under open-source licenses. Some of these licenses may contain requirements that we make available source code for modifications or derivative works we create based upon the open-source software, and that we license such modifications or derivative works under the terms of a particular open-source license or other license granting third-parties certain rights of further use. Additionally, if a third-party software provider has incorporated open-source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. If an author or other third-party that distributes open-source software that we use or license were to allege that we had not complied with the conditions of the applicable license, we could incur significant legal expenses defending against those allegations and could be subject to significant damages, enjoined from offering or selling our products that contained the open-source software and be required to comply with the foregoing conditions. Any of the foregoing could disrupt and harm our business and financial condition.

Our autonomous systems and defense technology, products and services have only been developed in the last several years and we have only had limited opportunities to deploy and assess their performance in the field at full scale.

The current generation of our product platforms have only been developed in the last several years and will continue to evolve. Deploying and operating our technology is complex and, until recently, had been done primarily by a small number of customers. As the size, complexity and scope of our deployments grow, we will be able to test product performance at a greater scale and in a variety of new geographic settings and environmental conditions. As the number, size and complexity of our deployments grow and we deploy our technology platforms for new applications in new critical infrastructure industries, we may encounter unforeseen operational, technical and other challenges, some of which could cause significant delays, trigger contractual penalties, result in unanticipated expenses, and/or damage to our reputation, each of which could materially and adversely affect our business, financial condition and results of operations.

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We must recruit and retain highly trained and experienced employees, in order to succeed in our autonomous systems and defense technology business.

We will need to hire and retain highly skilled technical personnel as employees and as independent contractors in order to develop our products and grow our autonomous systems and defense technology business. Competition for highly skilled personnel, including technical experts, engineers, software developers, specialized trainers, managerial staff, and sales professionals, is intense in this industry, as companies across the drone industry seek to attract and retain top talent to drive innovation, operational excellence, and business growth. Our recruiting and retention success is substantially dependent upon our ability to offer competitive salaries and benefits to our employees. We must compete with companies that possess greater financial and other resources than we do and that may be more attractive to potential employees and contractors. To be competitive, we may have to increase the compensation, bonuses, stock options and other fringe benefits we offer to employees in order to attract and retain such personnel. The costs of retaining or attracting new personnel may have a material adverse effect on our business and operating results. If we fail to attract and retain the technical and managerial personnel required to be successful, our business, operating results and financial condition could be materially adversely affected.

Our facilities and information systems and those of our key suppliers could be damaged as a result of disasters or unpredictable events which could have an adverse effect on our business operations.

We operate one prototype manufacturing facility in California. While we intend to transition production in-house and expand our own manufacturing capabilities to gain greater control over quality, costs and supply chain logistics, we currently and primarily rely on contract manufacturers currently located in North Carolina and Ohio for the production of our autonomous systems and defense technology products. We also rely on third-party manufacturing plants in the U.S., and allied nations to provide key components for our products and services. If major disasters such as earthquakes, hurricanes, tropical storms pandemics, fires, floods, wars, terrorist attacks, computer viruses, transportation disasters or other events occur in any of these locations, or the effect of climate change on any of these factors or our locations, or our information systems or communications network or those of any of our key component suppliers breaks down or operates improperly as a result of such events, our facilities or those of our key suppliers may be seriously damaged, and we may have to stop or delay production and shipment of our products. We may also incur expenses relating to such damages. If production or shipment of our products or components is stopped or delayed or if we incur any increased expenses as a result of damage to our facilities, our business, operating results and financial condition could be materially adversely affected.

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We rely on third-party suppliers, some of which are sole-source suppliers, to provide components for our autonomous systems and defense technology products which may lead to supply shortages, long lead times for components, and supply changes, any of which could disrupt our supply chain, increase our costs, and adversely impact our operating results.

Our ability to meet customer demand depends on our ability to obtain timely and adequate delivery of components for our products. All of the components that go into our products are sourced from third-party suppliers. Some of the key components used to manufacture our products come from a limited or single source of supply or by a supplier that could potentially become a competitor. Our contract manufacturers generally purchase these components on our behalf from approved suppliers. We are subject to the risk of shortages and long lead times in the supply of these components and the risk that our suppliers discontinue or modify components used in our products. In addition, the lead times associated with certain components are lengthy and preclude rapid changes in quantities and delivery schedules. We have experienced component shortages and the availability of these components may be unpredictable in the future.

If we lose access to or experience a significant disruption in the supply of products and components from a supplier, we may be unable to locate alternative suppliers of comparable quality at an acceptable price, or at all, and our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our suppliers might not have the capacity or elect not to meet our needs as they allocate components to other customers. Developing suitable alternate sources of supply for these components may be time-consuming, difficult and costly, and we may not be able to source these components on terms that are acceptable to us, or at all, which may adversely affect our ability to fulfill our orders in a timely or cost-effective manner. Identifying a suitable supplier is an involved process that requires us to become satisfied with the supplier’s quality control, responsiveness and service, financial stability, labor and other ethical practices. If we seek to source materials from new suppliers, there can be no assurance that it could do so in a manner that does not disrupt the manufacture and sale of our products.

Our reliance on single source, or a small number of suppliers involves a number of additional risks, including risks related to supplier capacity constraints, price increases, timely delivery, component quality, failure of a key supplier to remain in business and adjust to market conditions, as well as natural disasters, fire, acts of terrorism or other catastrophic events, including global pandemics.

Uncertain geopolitical conditions and trade policies could adversely affect our supply chain and results of operations.

Uncertain and rapidly evolving geopolitical conditions, including ongoing armed conflicts in the Middle East and Ukraine, heightened tensions in the Strait of Hormuz, which is a critical global economic transit lane, expanded sanctions regimes, and the imposition of new tariffs and trade restrictions, may cause demand for our products and services to be volatile, cause abrupt changes in our customers’ buying patterns, and interrupt our ability to supply products or limit customers’ access to financial resources and ability to satisfy obligations to us. Changes to U.S. and foreign trade policies, including the enactment of tariffs (such as retaliatory or reciprocal tariffs), border adjustment taxes, and increases in duties or quotas applicable to the products we sell could increase the cost and reduce the supply of products available to us. Supply chain disruptions resulting from geopolitical realignment, including the U.S. government’s ban on drones and critical components from China noted below, could increase our cost of goods, reduce the availability of critical equipment and parts for our autonomous systems and defense technology products, and negatively impact customer demand. Terrorist attacks, the outbreak or escalation of war, the existence of international hostilities, or the imposition of broad-based trade restrictions could damage the world economy, adversely affect the availability of and demand for critical components and disrupt global supply chains upon which we and our suppliers depend.

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Additionally, pursuant to the Secure and Trusted Communications Networks Act of 2019, the U.S. Federal Communications Commission (“FCC”) created and maintains a list (“Covered List”) of telecommunications services and equipment that pose an unacceptable risk to the national security of the U.S. The FCC periodically updates the Covered List, and companies that appear on the Covered List are subject to change based on the security determinations of the FCC and other U.S. federal agencies with which the FCC works. Categories of equipment made by companies, including equipment manufactured by their subsidiaries or affiliates, on the Covered List cannot be authorized in the U.S. On December 22, 2025, the FCC’s Public Safety and Homeland Security Bureau announced a significant expansion of its Covered List. The FCC added all unmanned aircraft systems (“UAS”) and UAS critical components produced in foreign countries to the Covered List, based on a national security determination that such items pose an unacceptable risk to U.S. national security. This means that such items will not be approved by the FCC for import, sale, or use in the U.S. However, particular UAS and UAS critical components can be removed if the U.S. Department of Defense or Department of Homeland Security makes a specific determination that an item or class of items does not pose an unacceptable national security risk. Additionally, the FCC has since clarified in FAQs that the Covered List “does not affect sales to DoW, DHS or any other federal agencies” within the U.S., as those agencies have their own acquisition regulations that instead apply. As a result of these restrictions, our access to certain critical supplies, components, or equipment may be significantly limited if such items are included on the Covered List, which could adversely affect our business operations, supply chain, and financial results.

We do not control certain aspects of the manufacturing process.

Our reliance on a small number of third-party contractors to complete manufacturing, certain research and development and deployment functions reduces our control over the manufacturing process, exposing us to risks, including reduced control over quality assurance, product costs and product supply including delays in transportation and delivery. Any manufacturing disruption by our usual contractors could impair our ability to fulfill orders. We may be unable to manage our relationships with our usual contractors effectively as they may experience delays, disruptions, capacity constraints or quality control problems in their manufacturing operations, customer concerns about the contractor or our failure to extend existing task orders or issue new task orders, or otherwise fail to meet our future requirements for timely delivery. Similarly, to the extent that our usual contractors procure materials on our behalf, we may not benefit from any warranties received by our usual contractors from the suppliers or otherwise have recourse against the original supplier of the materials or even the manufacturer. In such circumstances, if the original supplier were to provide us or our usual contractors with faulty materials, we might not be able to recover the costs of such materials or be compensated for any damages that arise as a result of the inclusion of the faulty components in our products.

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If any of our contractors fail to deliver on a timely basis the agreed-upon supplies and/or perform the agreed-upon services, then our ability to fulfill our obligations may be jeopardized. In addition, the absence of qualified contractors with whom we have a satisfactory relationship could adversely affect the quality of our service and our ability to perform under some of our contracts. One or more of our usual contractors may suffer an interruption in their business, or experience delays, disruptions or quality control problems in their manufacturing operations, or seek to terminate their relationships with us, or we may choose to change or add additional contractors for other reasons. Additionally, we do not have long-term supply agreements with our usual contractors. As a result, we may be unable to renew or extend our agreement on terms favorable to us, if at all. Although the manufacturing services required to manufacture and assemble our products may be readily available from a number of established manufacturers, it may be risky, time consuming and costly to qualify and implement new manufacturer relationships.

Any of these risks could have a material adverse effect on our business, financial condition and results of operations.

We depend on third-parties to supply integrated circuit chip sets, memory storage components, and other critical components for use in our autonomous systems and defense technology products.

We do not manufacture the integrated circuit chip sets or other memory components, optics, micro-displays, backlights, projection engines, printed circuit boards or other electronic components which are used in our autonomous systems and defense technology products. Instead, we purchase them from third-party suppliers or rely on third-party independent contractors for these integrated circuit chip sets, memory components and other critical components, some of which may not be customized for us. We may also use third-parties to assemble all or portions of our products. Some of these third-party contractors and suppliers are small companies with limited financial resources. If any of these third-party contractors or suppliers were unable or unwilling to supply these components, our sales and operating results would be adversely impacted. As the availability of components decreases, the cost of acquiring those components ordinarily increases. High growth product categories have experienced chronic shortages of components during periods of exceptionally high demand. If we do not properly anticipate the need for or procure critical components, we may pay higher prices for those components, our gross profits may decrease and we may be unable to meet the demands of our customers and end-users which could reduce our competitiveness, cause a decline in our market share and have a material adverse effect on our results of operations.

Our results of operations may suffer if we are not able to successfully manage our exposure to foreign exchange rate risks.

A substantial majority of our autonomous systems and defense technology sales and cost of components are denominated in U.S. dollars. As our business grows, more of our sales and production costs may be denominated in other currencies. Where such sales or production costs are denominated in other currencies, they are converted to U.S. dollars for the purpose of calculating any sales or costs to us. Our sales may decrease as a result of any appreciation of the U.S. dollar against these other currencies.

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Most of our current expenditures are incurred in U.S. dollars and many of our components come from countries that currently base their currency against the U.S. dollar. If the exchange rates change adversely or are allowed to increase, then additional U.S. dollars will be required to fund our purchases of these components. Although we do not currently enter into currency option contracts or engage in other hedging activities, we may do so in the future. There is no assurance that we will undertake any such hedging activities or that, if it does so, they will be successful in reducing the risks associated with our exposure to foreign currency fluctuations.

Our international operations, including the use of foreign contract manufacturers, subjects us to international operational, financial, legal, political and public health risks which could harm our operating results.

A part of our operations, including manufacturing of certain components used in our autonomous systems and defense technology products, are outside of the United States and many of our customers and suppliers have some or all of their operations in countries other than the United States. Risks associated with conducting business outside of the United States include:

●	compliance burdens and costs associated with a wide variety of foreign laws and regulations, particularly labor and environmental, that govern our operations in those countries;
●	legal uncertainties regarding foreign taxes, tariffs, border taxes, quotas, and export controls;
●	export licenses, import controls and other trade barriers;
●	economic instability and high levels of inflation in certain countries where our suppliers are located and customers, particularly in the Asia-Pacific region, causing delays or reductions in orders for their products and therefore our sales;
●	political or public health instability, including global pandemics, in the countries in which our suppliers operate;
●	changes or volatility in currency exchange rates; and
●	difficulties in collecting accounts receivable and longer accounts receivable payment cycles.

Any of these factors could harm our own, our suppliers’ and our customers’ international operations and businesses and impair our and/or their ability to continue expanding into international markets.

We operate in an emerging and rapidly growing industry which makes it difficult to evaluate our current autonomous systems and defense technology business and prospects.

The drone industry is relatively new and is growing rapidly. As a result, it is difficult to evaluate our autonomous systems and defense technology business and prospects. We cannot accurately predict whether, or when, demand for our products will increase, if at all. The risks, uncertainties and challenges encountered by companies operating in emerging and rapidly growing industries include:

●	Generating sufficient revenue to cover operating costs and sustain operations;
●	Acquiring and maintaining market share;

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●	Attracting and retaining qualified personnel, especially engineers with the requisite technical skills;
●	Successfully developing and commercially marketing new products; and
●	Accessing the capital markets to raise additional capital, on reasonable terms, if and when required to sustain operations or to grow the business.

We face competition from larger companies that have substantially greater financial, technological and operational resources, as well as from new entrants into the autonomous systems and defense technology market that may bring innovative approaches or disruptive technologies, which challenges our ability to establish market share, grow our business segments, and reach profitability.

The autonomous systems and defense technology business is attracting a wide range of potential competitors, significantly larger companies which have substantially greater financial, management, research and marketing resources than us, as well as new entrants who may bring innovative approaches or disruptive technologies to the market. Our competitors may be able to provide customers with different or greater capabilities than we can provide, including technical qualifications, pricing, and key technical support or training. Many of our larger competitors may utilize their greater resources to (i) outbid us on critical components and necessary hardware, (ii) develop competing products and technologies, (iii) leverage their financial strength to utilize economies of scale and offer lower pricing, and (iv) hire more qualified personnel by offering more generous compensation packages. In order to secure orders and contracts, we may have to offer comparable products and services at lower pricing which could adversely affect our operating margins. Our inability to compete effectively against these larger companies could have a material adverse effect on our business, financial condition, and operating results.

We may not be able to keep pace with technological advances in the autonomous systems and defense technology industry.

The autonomous systems and defense technology industry continues to undergo significant changes, primarily related to technological developments. The rapid growth of technology makes it impossible to predict the overall effect these factors could have on the autonomous systems and defense technology industry. If we are not able to keep pace with these technological advances, then our revenues, profitability and results from operations may be materially adversely affected.

U.S. government contracts are generally not fully funded at inception and may include provisions that are not favorable to us which could adversely impact our cash flows and results of operations.

U.S. government contracts often have long lead times for design and development and can be subject to significant changes in delivery timelines. Congress normally appropriates funds on its fiscal year basis, and it may not fully fund a program in the same fiscal year. Depending upon the results of political elections, the actions of Congress can change from one fiscal year to the next. As a result, we may be required to expend funds to fulfill existing orders, but subsequently have the delivery timeline extended or the order cancelled. Such results would have an adverse impact on our financial position and results of operations.

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A decline in U.S. government budgets, changes in spending priorities, or delays in contract awards could adversely affect our revenues.

We presently expect one of our primary autonomous systems and defense technology customers to be the U.S. government and its agencies. As a result, our business may be adversely impacted due to changes in the political environment, including those related to changes in the leadership of the current and/or future administrations. We cannot provide assurance that the current levels of congressional funding, for defense in general, and for drones specifically, will continue at their current levels or decrease in the future. If annual budget appropriations are not enacted on a timely basis, we could encounter government shutdowns which could adversely impact any existing programs including the timely payment of prior shipments, as well as the receipt of future orders.

Our work for government bodies could expose it to security risks.

We expect that an increasing percentage of our revenues will come from government bodies, including U.S. foreign, state and local governments and those of allied nations. This may expose us to numerous security threats, including cyber security attacks on our information technology infrastructure as well as threats to the physical safety of our facilities and our employees. We utilize numerous controls and procedures to monitor and prevent these threats, however, it can provide no assurance that they will be effective. Any improper use of our data, information technology systems or facilities could adversely impact our operations and operating results.

We are subject to extensive government regulation, which is rapidly evolving and frequently changing, and our failure to comply with these regulations could subject us to penalties that may adversely impact our ability to operate our autonomous systems and defense technology business.

As a vendor to the U.S. government and other state and local agencies, we will be subject to and must comply with numerous rapidly changing government regulations which impact how we operate our autonomous systems and defense technology business. These regulations could adversely affect our revenues, operating costs and profit margins. Some of the regulations to which we are subject, and the federal agencies which administer these regulations, include:

Federal Aviation Administration, which regulates the use of airspace for all aircraft, including UAS such as drones;

●	The Truthful Cost or Pricing Data (formerly Truth in Negotiations Act), which requires certification and disclosure of all factual pricing and cost data in contract negotiations;
●	The Federal Acquisition Regulations, which govern the formation and administration, as well as the performance, under government contracts;
●	The False Statements Act and The False Claims Act, which imposes penalties on payments made on the basis of facts provided to the government;
●	The Federal Communications Commission, which regulates the wireless spectrum upon which drones depend for data transmission and maintains the Covered List; and
●	The International Traffic in Arms Regulations (“ITAR”), administered by the Directorate of Defense Trade Controls (“DDTC”), which control the export and import of defense-related articles and services.

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It is expensive and time consuming to comply with the regulations and requirements of these federal government agencies. The costs incurred to maintain compliance will adversely impact our operating costs and could delay our ability to operate profitably in the future, if at all.

The autonomous systems and defense technology industry is subject to various laws and government regulations which could complicate and delay our ability to introduce products, maintain compliance, and avoid violations which could negatively impact our financial condition and results of operations.

We operate in the autonomous systems and defense technology industry which is a highly regulated environment in the U.S. and international markets. Federal, state, and local governmental entities and foreign governments may regulate aspects of the industry, including the production or distribution of our products, software or services. These regulations may include accounting standards, taxation requirements, product safety, trade restrictions, environmental regulations, products directed toward hobbyists, and other administrative and regulatory restrictions. While we endeavor to take all the steps necessary to comply with these laws and regulations, there can be no assurance that it can maintain compliance on a continuing basis. Failure to comply could result in monetary liabilities and other sanctions which could increase our costs or decrease our revenue resulting in a negative impact on our business, financial condition and results of operations.

Our business and products are subject to government regulation, and we may incur additional compliance costs or be forced to suspend or cease operations if it fails to comply.

We must comply with a wide variety of laws, regulations, standards and other requirements governing, among other things, electrical safety, wireless emissions, health and safety, export and import requirements, hazardous materials usage, product-related energy consumption, packaging, recycling and environmental matters. Compliance with these laws, regulations, standards, and other requirements may be onerous and expensive, and they may be inconsistent from jurisdiction to jurisdiction (including from country to country), further increasing the cost of compliance and doing business. Our autonomous systems and defense technology products may require regulatory approvals or satisfaction of other regulatory concerns in the various jurisdictions in which they are manufactured, sold or both. These requirements create procurement and design challenges that require us to incur additional costs identifying suppliers and manufacturers who can obtain and produce compliant materials, parts and products. Failure to comply with such requirements can subject us to liability, additional costs, and reputational harm and, in extreme cases, force it to recall products or prevent us from selling our products in certain jurisdictions. If there is a new regulation or change to an existing regulation that significantly increases our costs of manufacturing or causes us to significantly alter the way that we manufacture our products, this would have a material adverse effect on our business, financial condition and results of operations. Additionally, while we have implemented policies and procedures designed to ensure compliance with applicable laws and regulations, there can be no assurance that our employees, contractors, and agents will not violate such laws and regulations or our policies and procedures.

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Our autonomous systems and defense technology products must comply with certain requirements of the FCC regulating electromagnetic radiation in order to be sold in the United States and with comparable requirements of the regulatory authorities of the European Union (“EU”), Japan, China and other jurisdictions to be sold in such jurisdictions. We are also subject to various environmental laws and governmental regulations related to toxic, volatile, and other hazardous chemicals used in the third-party components incorporated into our products, including the Restriction of Certain Hazardous Substances Directive (the “RoHS Directive”) and the EU Waste Electrical and Electronic Equipment Directive (the “WEEE Directive”), as well as the implementing legislation of the EU member states. This directive restricts the distribution of products within the EU that exceed very low maximum concentration amounts of certain substances, including lead. Similar laws and regulations have been passed or are pending in China, Japan, and numerous countries around the world and may be enacted in other regions, including in the United States. We are, or may in the future be, subject to these laws and regulations. In addition, we must comply with the requirements of the FCC’s Covered List, which prohibits the import, sale, or use in the United States of components or equipment designated as posing unacceptable national security risks. We must continuously monitor the Covered List to ensure ongoing compliance.

Our autonomous systems and defense technology products may be subject to new domestic and international requirements. Compliance with regulations enacted in the future could substantially increase our cost of doing business or otherwise have a material adverse effect on our results of operations and our business. Failure to comply with regulations in the future could result in the imposition of fines or in the suspension or cessation of our operations or sales in the applicable jurisdictions. Any such failure to comply with regulations may also result in us not being permitted, or limit our ability, to ship our products which would adversely affect our revenue and ability to achieve or maintain profitability.

Although we encourage our contract manufacturers and major component suppliers to comply with the supply chain transparency requirements, such as the RoHS Directive, we cannot provide assurance that our manufacturers and suppliers consistently comply with these requirements. In addition, if there are changes to these or other laws or if new related laws are passed in other jurisdictions, we may be required to re-engineer our products to use components compatible with these regulations. This re-engineering and component substitution could result in additional costs or disrupt our operations or logistics.

The WEEE Directive requires electronic goods producers to be responsible for the collection, recycling and treatment of such products. Changes in interpretation of the directive may cause us to incur costs or have additional regulatory requirements to meet in the future in order to comply with this directive, or with any similar laws adopted in other jurisdictions. Our failure to comply with past, present, and future similar laws could result in reduced sales of our products, substantial product inventory write-offs, reputational damage, penalties and other sanctions which could harm our business and financial condition. We also expect that our products will be affected by new environmental laws and regulations on an ongoing basis. To date, our expenditures for environmental compliance, relating to our autonomous systems and defense technology business, have not had a material impact on our results of operations or cash flows. Although we cannot predict the future impact of such laws or regulations, they will likely result in additional costs and may require us to change the content of our products or how they are manufactured. These developments could have a material adverse effect on our business and financial condition.

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Our international defense and commercial operations expose it to anti-corruption and anti-bribery compliance obligations, such as those under the U.S. Foreign Corrupt Practices Act or similar anti-bribery laws in other jurisdictions in which we operate, whose violations could result in severe penalties and lasting reputational damage.

We pursue defense and commercial contracts with government agencies, military customers, and state-affiliated enterprises across multiple jurisdictions, including countries where interactions with public officials may carry heightened anti-corruption risk. Our autonomous systems and defense technology business operates in areas of the world that experience corruption by government officials to some degree and, in certain circumstances, compliance with anti-bribery and anticorruption laws may conflict with local customs and practices. Our global operations require us to import from several countries which geographically expands our compliance obligations. In addition, changes in such laws are frequent and could result in increased regulatory requirements and compliance costs which could adversely affect our business, financial condition, and results of operations.

The U.S. Foreign Corrupt Practices Act (“FCPA”) and similar anti-bribery and anticorruption laws in other jurisdictions prohibit U.S.-based companies and their intermediaries from making improper payments to non-U.S. officials for the purpose of obtaining or retaining business, directing business to another, or securing an advantage. In addition, U.S. public companies are required to maintain records that accurately and fairly represent their transactions and have an adequate system of internal accounting controls. Under the FCPA, U.S. companies may be held liable for the corrupt actions taken by directors, officers, employees, agents, or other strategic or local partners or representatives. As a result, if we or our intermediaries fail to comply with the requirements of the FCPA or similar legislation, governmental authorities in the United States and elsewhere could seek to impose substantial civil and/or criminal fines and penalties which could have a material adverse effect on our business, reputation, operating results and financial condition. Equivalent prohibitions apply under the UK Bribery Act and the anti-corruption laws of other jurisdictions in which we operate.

Our particular exposure to these obligations is elevated by several features of our autonomous systems and defense technology business. Some of our leadership team and operating personnel have direct experience deploying systems and cultivating government relationships in active conflict environments and in countries with variable rule-of-law environments. Our growth-by-acquisition strategy means that predecessor companies may have had compliance programs of uneven quality, and that we may have inadvertently inherited undisclosed prior conduct. Our allied-nation sales strategy will require ongoing interaction with foreign defense procurement officials. We maintain anti-corruption compliance policies and require our employees and counterparties to observe those standards; however, we cannot guarantee that every person acting on our behalf will adhere to them. A violation of anti-bribery and anticorruption laws, whether by us directly or through an intermediary, could result in criminal prosecution, substantial monetary penalties, debarment from government contracting and reputational damage that would be difficult to remediate.

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We are subject to governmental export and import controls, and economic sanctions laws that could subject it to liability and impair our ability to compete in international markets.

Our autonomous systems and defense technology products, software, and technical data are subject to U.S. export control and sanctions laws, including the Export Administration Regulations (“EAR”) administered by the Bureau of Industry and Security (“BIS”), the International Traffic in Arms Regulations (“ITAR”) administered by the Directorate of Defense Trade Controls (“DDTC”), and economic sanctions programs administered by the Office of Foreign Assets Controls. Certain of our defense-configured systems and associated technical data are or may become classified as defense articles on the United States Munitions List (“USML”), requiring DDTC registration and individual validated export licenses for international deliveries and disclosures. The applicable classification of any given product or service offering may change as we modify our systems, as customers apply them to new use cases, or as the regulatory schedules are revised.

Furthermore, U.S. export control laws and economic sanctions prohibit the provision of products and services to countries, governments, and persons targeted by U.S. sanctions. Even though we take precautions to prevent our products from being provided to targets of U.S. sanctions, our products could be provided to such targeted persons or provided by our customers despite such precautions. Any such provision could have negative consequences, including government investigations, penalties, and reputational harm. Non-compliance with applicable export controls and sanctions (whether by us or by our agents or customers) could result in civil or criminal penalties, loss of export privileges, and debarment from U.S. government contracting. We cannot guarantee that required export authorizations will be available for our anticipated international programs on acceptable terms or at all. Our failure to obtain required import or export approval for our products or services could harm our international and domestic sales and adversely affect our revenue.

Regulatory reclassification of our autonomous systems and defense technology products from commercial dual-use to defense article control could substantially increase our licensing obligations and restrict our international market access.

We produce certain unmanned systems in both commercial and tactical defense configurations. Products currently classified as dual-use items under the EAR may be required to be reclassified as defense articles under the more restrictive ITAR if we modify a product in a manner that brings it within a USML category, if a customer applies the product to a military end use, or if the DDTC issues a commodity jurisdiction determination that conflicts with our self-classification. ITAR reclassification would require us to obtain individual validated licenses for each international sale and technical data disclosure, and to execute Technical Assistance Agreements for any foreign integration or co-development arrangements, which will add material cost, lead time and market-access constraints that do not typically apply to EAR-controlled products. The line between EAR and ITAR jurisdiction for unmanned aerial systems is unsettled in some respects, and our classification assessments may not align with final government determinations.

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Disclosure of our controlled technical data to foreign-national personnel or partners within the United States may constitute a deemed export requiring advance government authorization.

Under both the EAR and the ITAR, the release of controlled technology or technical data to a foreign national inside the United States is treated as an export to that person’s country of citizenship and may require a license from the BIS or the DDTC before the disclosure occurs. We face elevated deemed export risk given our rapid acquisition of multiple drone technology companies, each of which may employ foreign-national personnel with access to controlled data and given our leadership team’s history of operational collaboration with allied-nation military partners. While we have adopted internal compliance policies designed to identify and manage deemed export exposure, we cannot guarantee that these policies will prevent a violation. An unauthorized or undetected transfer could carry the same penalties applicable to direct export violations, potentially resulting in material adverse effects on our business and financial condition. Furthermore, such incidents could cause significant and lasting reputational damage.

Our autonomy software and AI/machine learning model components may constitute controlled technical data whose transfer to foreign persons requires prior U.S. government authorization.

We develop proprietary autonomous flight software and AI/machine learning models trained on operational data, in some cases from our platform deployments. U.S. export control law defines “technical data” by function, which means that trained model weights, inference algorithms, and associated software may qualify as controlled technical data under the EAR or ITAR to the extent they enable or improve the operation of our unmanned systems. The regulatory treatment of AI-generated outputs under these regimes remains an area of active development in which the BIS and the DDTC have not yet issued comprehensive guidance. We cannot predict with certainty how our specific AI components will be classified, and a determination that it has transferred controlled technical data without authorization could result in the civil, criminal, and commercial consequences described above.

Changes in trade policy in the United States and other countries may have adverse impacts on our autonomous systems and defense technology business, results of operations and financial condition.

We depend on international supply chains for components used in our unmanned systems, and we pursue sales to allied-nation governments and defense agencies across multiple regions. The U.S. government has indicated its intent to alter its approach to international trade policy through the renegotiation, and potential termination, of certain trade agreements and treaties with China, countries in Europe, the Middle East, Africa and other countries. These changes could include the imposition of additional tariffs on a wide range of products. Policy changes in the United States or other countries, such as the tariffs already proposed, implemented, and threatened, present risks for us. Tariffs already announced and implemented are having an adverse effect on certain of our products, tariffs announced but not yet implemented may have an adverse effect on many of our products, and threatened tariffs could adversely affect more or all of our products. Tariffs already in effect on Chinese-manufactured electronics and drone components directly affect our input costs, and additional tariffs, retaliatory measures, or the withdrawal from or restructuring of trade agreements could increase those costs further, restrict our access to critical components or limit the markets into which it can sell.

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There are also risks associated with retaliatory tariffs and resulting trade wars. We cannot predict future trade policy, the terms of any renegotiated trade agreements or treaties, or tariffs and their impact on our autonomous systems and defense technology business. A trade war could have a significant adverse effect on world trade and the world economy. To the extent that trade tariffs and other restrictions imposed by the United States or other countries increase the price of, or limit the amount of, our products or components or materials used in our products imported into the United States or other countries, or create adverse tax consequences, the sales, cost or gross profit of our products may be adversely affected and the demand from our customers for products and services may be diminished. Uncertainty surrounding international trade policy and disputes and protectionist measures could also have an adverse effect on consumer confidence and spending. If we deem it necessary to alter all or a portion of our activities or operations in response to such policies, agreements or tariffs, our capital and operating costs may increase.

Our ongoing efforts to address these risks may not be effective and may have long-term adverse effects on our operations and operating results that we may not be able to reverse. Such efforts may also take time to implement or to have an effect and may result in adverse quarterly financial results or fluctuations in our quarterly financial results. We cannot predict the direction or pace of trade policy changes, and our ability to mitigate their impact through supplier substitution, pricing adjustments, or market reorientation may be limited, particularly in the near term. Material adverse changes in trade conditions could increase our costs, compress our margins and reduce demand from our international customers.

Our autonomous systems and defense technology products could infringe on the intellectual property rights of others.

The autonomous systems and defense technology industries steadfastly pursue and protect IP rights, often resulting in considerable and costly litigation to determine the validity of patents and claims by third-parties of infringement of patents or other IP rights. Our autonomous systems and defense technology products or incorporated technology could be found to infringe on the IP rights of others, such as patents held by other companies. If we are forced to defend against infringement claims, we may face costly litigation, diversion of key personnel and resources, and product shipment delays, even if the allegations of infringement are without merit. If we cannot develop a non-infringing alternative or obtain a license to the relevant rights on acceptable terms, we may be required to withdraw affected products from the market.

Our intellectual property rights and proprietary rights may not adequately protect our autonomous systems and defense technology products.

Our commercial success will depend substantially on the ability to obtain patents and other IP rights and maintain adequate legal protection for autonomous systems and defense technology products in the United States and other countries. We will be able to protect our IP from unauthorized use by third-parties only to the extent that these assets are covered by valid and enforceable patents, trademarks, copyrights or other IP rights, or are effectively maintained as trade secrets. We currently hold no issued patents and have no pending patent applications, related to our autonomous systems and defense technology business. As we develop our technology and refines our IP strategy, we expect to file patent applications in the near term; however, there can be no assurance as to the timing of any such filings, whether applications will be granted, or whether any patents ultimately issued will provide meaningful competitive protection. In the interim, we rely on trade secrets, invention assignment agreements, and contractual confidentiality obligations to protect our proprietary technology, including our platform architecture, autonomy software, and hardware integration methods. Trade secret protection is inherently less certain than patent protection as it affords no exclusive rights against independent development by competitors, provides no remedy against a party who lawfully reverse-engineers a product, and can be permanently lost through unauthorized disclosure or inadequate internal controls.

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We will apply for patents covering our autonomous systems and defense technology products, services, technologies, and designs as we deem appropriate. However, we may fail to apply for patents on important products, services, technologies or designs in a timely fashion, or at all. We do not know whether any of our future patent applications will result in the issuance of any patents. Even if patents are issued, they may not be sufficient to protect our products, services, technologies, or designs. Our future patents may not be sufficiently broad to prevent others from developing competing products, services, technologies or designs. IP protection and patent rights outside of the United States are even less predictable. As a result, the validity and enforceability of patents cannot be predicted with certainty. Moreover, we cannot be certain whether:

●	we were the first to conceive, reduce to practice, invent, or file the inventions covered by each of our issued patents and pending patent applications;
●	others will independently develop similar or alternative products, technologies, services or designs or duplicate any of our products, technologies, services or designs;
●	any patents issued to us will provide us with any competitive advantages, or will be challenged by third-parties;
●	we will develop additional proprietary products, services, technologies or designs that are patentable; or
●	the patents of others will have an adverse effect on our business.

IP acquired through our subsidiary acquisitions may be subject to undisclosed encumbrances that limit our freedom to operate or expose us to infringement claims.

Our autonomous systems and defense technology business has grown through the rapid acquisition of multiple companies, each of which contributed its own IP assets and technical development history. IP acquired in this manner may carry encumbrances that were not identified during pre-acquisition diligence, including undisclosed third-party licenses that restrict the use or transfer of the technology, government data rights arising from prior government-funded development that entitle agencies to use or authorize others to use the relevant technology, and contractual restrictions that limit our ability to modify, sublicense, or commercialize the technology independently. If any such encumbrance materializes after acquisition, we could face infringement claims, be required to seek additional licenses, or be forced to modify or withdraw products that depend on the affected IP. Any of these outcomes could harm our business, delay our product roadmap, or force us to withhold products from the market entirely.

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Employees and contractors who joined us from competitors or through acquisitions may have brought third-party confidential information with them, exposing us to trade secret misappropriation claims.

We have grown partly through talent recruitment from competing defense technology companies and through the acquisition of defense technology firms whose personnel had prior employment or ownership positions with other companies in the sector. Even where employees act in good faith, there is a risk that technical approaches, design methods, or analytical frameworks developed at a prior employer may have influenced work performed for us, creating exposure to misappropriation claims regardless of our intent. We maintain onboarding procedures designed to identify confidential information from prior employers that employees are prohibited from using and requires all personnel to execute agreements confirming that their work for us does not incorporate any third-party proprietary information. However, these measures cannot guarantee that no such information has been incorporated into our products. If a claim of misappropriation were successfully asserted against us, it could be subject to injunctive relief, damages, and the obligation to redesign or withdraw the affected products, any of which could have a material impact on our operations or financial condition.

Risks Relating to Customer Privacy, Cybersecurity and Data

Cybersecurity risks and cyber incidents may adversely affect our business by causing a disruption to our operations, a compromise or corruption of our confidential information, misappropriation of assets and damage to our business relationships, all of which could negatively impact our business and results of operations.

Cyber incidents may result in disrupted operations, misstated or unreliable financial data, liability for stolen assets or information, increased cybersecurity protection and insurance costs and litigation and damage to us. As our reliance on technology has increased, so have the risks posed to our information systems, both internal and those we have outsourced. Any processes, procedures and internal controls that we implement, as well as our increased awareness of the nature and extent of a risk of a cyber-incident, do not guarantee that our financial results, operations, business relationships, confidential information or price of the common stock will not be negatively impacted by such an incident.

Insider or employee cyber and security threats are increasingly a concern for all companies, including ours. Moreover, social engineering and phishing are a particular concern for companies with employees including ours.

We use third-party vendors to assist us with our network and information technology requirements. While we carefully select these third-party vendors, we cannot control their actions. Any problems caused by these third parties, including those resulting from breakdowns or other disruptions in communication services provided by a vendor, cyber-attacks and security breaches at a point-of-sale system or via our wireless internet network, could adversely affect our business and results of operations.

We may not be able to adequately address these additional risks. If we were unable to do so, our operations might suffer, which may adversely impact our results of operations and financial condition.

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We may collect, store, process and use the personal information of our customers which subjects us to governmental regulation, and any cybersecurity breaches or our failure to comply with such legal obligations by us, or by our third-party service providers or partners, could harm our business.

In operating our business and maintaining relationships with government and commercial customers, we and our third-party service providers may collect, store, process and use personal data subject to privacy and data protection laws. While we take, and requires our third-party service providers to take, reasonable measures to protect the security, integrity and confidentiality of the personal information and other sensitive information we collect, store, process or transmit, we cannot guarantee that inadvertent or unauthorized use or disclosure will not occur, or that third-parties will not gain unauthorized access to this information.

While our privacy policies are designed to prohibit such inadvertent or unauthorized use or disclosure, our third-party service providers or partners may engage in such activity without our knowledge or consent. If we or our third-party service providers were to experience a breach, disruption or failure of systems compromising our customers’ data, or if one of our third-party service providers or partners were to access our customers’ personal data without our authorization, our brand and reputation could be adversely affected, use of our products could decrease, and we could be exposed to a risk of loss, litigation and regulatory proceedings. We cannot guarantee that our controls or those of our third-party service providers will prevent every unauthorized access or disclosure, and a data security incident or compliance failure could result in regulatory investigation, material fines, private litigation, and damage to our brand, reputation, and relationships with commercial and government customers.

Regulatory scrutiny of privacy, data collection, use of data and data protection is intensifying globally, and the personal information and other data we collect, store, process and use is increasingly subject to legislation and regulations in numerous jurisdictions around the world. In the United States, this includes the California Consumer Privacy Act of 2018, as amended by the California Privacy Rights Act, which grants California residents rights over their personal data and imposes disclosure, deletion and security obligations on covered businesses. Where we conduct business or engage with autonomous systems and defense technology customers in the European Union or United Kingdom, the General Data Protection Regulation and UK GDPR impose additional requirements, including restrictions on cross-border data transfers and obligations to implement appropriate technical and organizational safeguards. Other U.S. states and foreign jurisdictions have enacted or are developing similar requirements. These laws often develop in ways we cannot predict and may materially increase our cost of doing business, particularly as we expand the nature and types of products it offers.

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We may be subject to theft, loss, or misuse of personal data about our employees, customers, or other third parties, which could increase our expenses, damage our reputation, or result in legal or regulatory proceedings.

Our business relies on the use of customer accounts linked to bank accounts or credit cards as well as tracking certain movements of our customers. The theft, loss, or misuse of personal data collected, used, stored, or transferred by us to run our business could result in significantly increased business and security costs or costs related to defending legal claims. Global privacy legislation, enforcement, and policy activity in this area are rapidly evolving and expanding, creating a complex regulatory compliance environment. Costs to comply with and implement these privacy-related and data protection measures could be significant. In addition, even our inadvertent failure to comply with federal, state, or international privacy-related or data protection laws and regulations could result in proceedings against us by governmental entities or others.

If our information technology systems or sensitive information, or those of our collaborators or other contractors or consultants, are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to, a significant disruption of services and our ability to operate our business effectively, regulatory investigations or actions, litigation, fines and penalties, reputational harm, loss of revenue or profits, and other adverse consequences.

We are increasingly dependent upon information technology systems, infrastructure and data to operate our business. In the ordinary course of business, we and the third-parties upon which we rely process sensitive information, and, as a result, we and the third parties upon which we rely face a variety of evolving threats that could cause security incidents. We also have outsourced elements of our operations to third-parties, and as a result we manage a number of third-party vendors and other contractors and consultants who have access to our sensitive information. Our ability to monitor these third parties’ information security practices is limited, and these third parties may not have adequate information security measures in place. If our third-party service providers experience a security incident or other interruption, we could experience adverse consequences. While we may be entitled to damages if our third-party service providers fail to satisfy their privacy or security-related obligations to us, any award may be insufficient to cover our damages, or we may be unable to recover such award.

Our internal computer systems, cloud-based computing services, software and those of our current and any future collaborators and other contractors or consultants are vulnerable to damage or interruption from a variety of sources, including cyberattacks, malicious internet-based activity, and online and offline fraud. These threats include, but are not limited to, social-engineering attacks (including through deep fakes, which may be increasingly more difficult to identify as fake, and phishing attacks), malicious code (such as viruses and worms), malware (including as a result of advanced persistent threat intrusions), data corruption, intentional or accidental actions or inactions by our employees or others with access to our network, supply chain attacks, ransomware attacks, denial-of-service attacks (such as credential stuffing), credential harvesting, software bugs, server malfunctions, software or hardware failures, loss of data or other information technology assets, adware, attacks enhanced or facilitated by artificial intelligence, natural disasters, terrorism, war and telecommunication and electrical failures, and other similar threats that affect service reliability and threaten the confidentiality, integrity, and availability of information. Attacks upon information technology systems are increasing in their frequency, levels of persistence, sophistication and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise, including traditional computer “hackers,” threat actors, personnel (such as through theft or misuse), sophisticated nation states, and nation-state-supported actors. Some actors now engage and are expected to continue to engage in cyber-attacks, including without limitation nation-state actors for geopolitical reasons and in conjunction with military conflicts and defense activities. During times of war and other major conflicts, we and the third parties upon which we rely may be vulnerable to a heightened risk of these attacks, including cyber-attacks, which could materially disrupt our systems and operations, supply chain, and ability to produce, sell and distribute our goods and services.

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Ransomware attacks, including by organized criminal threat actors, nation-states, and nation-state-supported actors, are becoming increasingly prevalent and severe and can lead to significant interruptions in our operations, loss of data and income, reputational harm, and diversion of funds. Extortion payments may alleviate the negative impact of a ransomware attack, but we may be unwilling or unable to make such payments due to, for example, applicable laws or regulations prohibiting such payments. Similarly, supply chain attacks have increased in frequency and severity, and we cannot guarantee that third-parties and infrastructure in our supply chain or our third-party partners’ supply chains have not been compromised or that they do not contain exploitable defects or bugs that could result in a breach of or disruption to our information technology systems or the third-party information technology systems that support us. We may also face increased cybersecurity risks due to the number of our employees who are working remotely, which may create additional opportunities for cybercriminals to exploit vulnerabilities and data, as more of our employees utilize network connections, computers, and devices outside our premises or network, including working at home, while in transit and in public locations. Future or past business transactions (such as acquisitions or integrations) could expose us to additional cybersecurity risks and vulnerabilities, as our systems could be negatively affected by vulnerabilities present in acquired or integrated entities’ systems and technologies. Furthermore, we may discover security issues that were not found during due diligence of such acquired or integrated entities, and it may be difficult to integrate companies into our information technology environment and security program.

Because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we may be unable to anticipate these techniques or implement adequate preventative measures. We may also experience security incidents that may remain undetected for an extended period. If any of the previously identified or similar threats were to occur and cause interruptions in our operations, it could result in a disruption of our development programs and our business operations, whether due to a loss of our sensitive information or other similar disruptions. Furthermore, our software systems include cloud-based applications that are hosted by third-party service providers with security and information technology systems subject to similar risks.

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If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we could incur liability and our competitive position could be harmed. Security incidents could lead to adverse consequences, including but not limited to: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; diversion of management attention; interruptions in our operations (including availability of data); financial loss; and other similar harms. Additionally, applicable data privacy and security obligations may require us to notify relevant stakeholders of security incidents. Such disclosures are costly, and the disclosure or the failure to comply with such requirements could lead to adverse consequences.

We may expend significant resources or modify our business activities (including our research and development activities) to try to protect against security incidents. Certain data privacy and security obligations may require us to implement and maintain specific security measures, industry-standard or reasonable security measures to protect our information technology systems and sensitive information.

While we have implemented security measures designed to protect against security incidents, there can be no assurance that these measures will be effective. We may be unable in the future to detect vulnerabilities in our information technology systems because such threats and techniques change frequently, are often sophisticated in nature, and may not be detected until after a security incident has occurred. Despite our efforts to identify and address vulnerabilities, if any, in our information technology systems, our efforts may not be successful. Further, we may experience delays in deploying remedial measures designed to address any such identified vulnerabilities.

Our contracts may not contain limitations of liability, and even where they do, there can be no assurance that limitations of liability in our contracts are sufficient to protect us from liabilities, damages, or claims related to our data privacy and security obligations. We cannot be sure that our insurance coverage will be adequate or sufficient to protect us from or to mitigate liabilities arising out of our privacy and security practices, that such coverage will continue to be available on commercially reasonable terms or at all, or that such coverage will pay future claims. Additionally, sensitive information of the Company could be leaked, disclosed, or revealed as a result of or in connection with our employees’, personnel’s, or vendors’ use of generative artificial intelligence technologies.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This information statement/prospectus contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act. When used in this information statement/prospectus, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “outlook,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside AGH’s, Powerus’ or Newco’s control and difficult to predict, and could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. These forward-looking statements generally include statements regarding the expected timetable for completing the Merger, the ability to complete the Merger, expected cost and revenue synergies, impacts and benefits of the Merger, projected financial information, future opportunities, expected cash distributions and other statements regarding Newco’s and AGH’s future expectations, beliefs, plans, objectives, results of operations, financial condition and cash flows, or future events or performance. AGH management has based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect Newco and AGH’s business, financial condition and results of operations.

These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to:

●	difficulties with the integration and in realizing the expected benefits of the Merger;

●	the ability to obtain regulatory approvals (and the timing of such approvals) and meet other closing conditions to the Merger;

●	the inability to complete the Merger, or the potential for delay in completing the Merger;

●	the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement or could otherwise cause the Merger, to fail to close;

●	the unfavorable outcome of legal proceedings that may be instituted against AGH, Powerus and their affiliates in connection with the Merger;

●	the inability to capture all or part of the anticipated cost and revenue synergies;

●	significant fees and expenses associated with negotiating and completing the Merger;

●	potential liabilities that are not known, probable or estimable at this time;

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●	the inability to obtain or maintain the listing of Newco Common Stock on Nasdaq following the Merger;

●	the potential diversion of management and employee attention and focus during the pendency of the Merger;

●	the risk that the public announcement of the Merger Agreement may have negative effects on Powerus and AGH’s revenues, customers, employees, operating results and share price;

●	the risk of adverse tax consequences of the Merger;

●	the inability to retain AGH or Powerus management, employees or talent during the pendency of the Merger and thereafter;

●	the possibility that Newco, AGH or Powerus may be adversely affected by other economic, business and/or competitive factors; and

●	other risks and uncertainties indicated from time to time in this information statement/prospectus relating to the Merger.

Consequently, all of the forward-looking statements contained or incorporated by reference in this information statement/prospectus are qualified by factors, risks and uncertainties, including those set forth under the headings titled “Risk Factors” beginning on page 19 of this information statement/prospectus and those set forth under the headings “Cautionary Statement Regarding Forward-Looking Statements,” “Risk Factors” and “Quantitative and Qualitative Disclosures About Market Risk” in AGH’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 31, 2026 and other filings with the SEC that are incorporated by reference into this information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this information statement/prospectus or the date of the applicable document incorporated by reference into this information statement/prospectus. AGH does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. As a result of these risks and others, actual results could vary significantly from those anticipated herein, and the financial condition and results of operations of Newco and AGH could be materially adversely affected.

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INFORMATION ABOUT AGH AND MERGER SUB

Aureus Greenway Holdings Inc.

AGH operates two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Its golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. AGH believes its golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of its golf-courses are aesthetically complemented by nearby waterways of which AGH believes provide both its golf-courses with scenic backdrops and enhance its customers’ golfing experience.

AGH Common Stock is currently listed on Nasdaq under the ticker symbol “PUSA.” AGH’s principal executive offices are located at 2995 Remington Boulevard, Kissimmee, Florida 34744. AGH’s telephone number is (407) 344 4004, and its website address is https://aureusgreenway.com. Please note that AGH’s internet address is included in this information statement/prospectus as an inactive textual reference only. Information contained on AGH’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this information statement/prospectus or the registration statement of which it forms a part. AGH makes available on this website, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials with or to the SEC. Investors may access these filings in the “Investors” section of AGH’s website.

For a more detailed description of the business of AGH, please see the section of the AGH 2025 10-K entitled “Item 1 – Business”, which is incorporated by reference into this information statement/prospectus.

Overview

We own and operate two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Our golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. We believe our golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of our golf-courses are aesthetically complemented by nearby waterways of which we believe provide both our golf-courses with scenic backdrops and enhance our customers’ golfing experience. Our golf country clubs also host local golf leagues, golf-tournaments, and private events. We believe the natural elements and diverse challenges of our golf-courses, services and amenities offers a compelling value to our customers and will allow our facilities to maintain customer loyalty while being an attractive tourist destination in the greater Orlando Florida region. Moreover, we believe that “green fees” or entry fees at our golf-courses are priced affordably compared to Orlando’s resort area courses, and as a result are popular especially during our peak winter season in the greater Central Florida region. The property underlying both of our golf country clubs and the owner of that property is part of and subject to the Kissimmee Bay Community Association, Inc., a not-for-profit corporation homeowners association (the “Association”). Leveraging our two golf country clubs, we plan to (i) continue to develop customer loyalty and capture a greater share of the golf-players who live in- or visit-the greater Orlando region and (ii) increase our revenue from the operation of our golf country clubs. We believe the quality of our golf-courses and the amenities we offer will continue to enhance our ability to attract and retain golf-players across a number of demographic groups and skill levels.

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Each of our golf country clubs is organized into four principal business segments: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services and (iv) ancillary services and amenities. Each of the golf-courses featured at our golf country clubs present a different set of physical and strategic challenges depending on the layout and where we place the position of a ball-hole and flagstick on a green from time to time during the golf-season. We believe this variation helps to create an enjoyable experience for our customers, no matter how many times they have visited our golf-courses before. Our golf country clubs are less than a mile away from one another, providing our customers with an excellent option for a 36-hole day of golf at both of our facilities. Our customers will encounter similar elements at our golf-courses that may be found at most golf-courses, which include but are not limited to, what we consider to be the essential parts of a golf-course: greens, fairways, and hazards-such as bunkers or the rough.

The “tee” is located in the “tee box” where each hole of a golf-course begins. The “green” is where the hole and flagstick are located. The “fairway” is a stretch of short grass between the tee box and the putting green. The goal of the game of golf is to get the golf ball from the tee, and into the hole on the green with the fewest strokes possible. Every hole of each course ends at the green. The tee box is a close-cut area of grass at the starting point of the hole. Our golf-courses have several tee boxes available for our customers to choose from based on a customer’s skill level. Usually, tees near the fairway are meant for beginners, while more advanced golf-players are better suited to hit a golf-ball from the back tees at the beginning of each hole on a golf-course. For example, our tee boxes are marked by colors which correlate to a recommended skill level to make it easy for our customers to decide where to start. Once a customer has chosen where to “tee off” or drive the ball towards the green, they can place a ball on a tee and take a swing.

Our golf-courses include a number of intentionally designed obstacles our customers should strategically avoid on the golf-course, which are known as “hazards” or areas referred to “the rough”. We believe these hazards keep each round of golf interesting and challenging for our customers. Our customers should strategically avoid landing a golf ball near or on hazards such as water or bunkers, which are narrow pits filled with sand. Similarly, our customers should avoid hitting a ball near or around the rough, which is a manicured and longer-cut area of grass surrounding our fairways and greens because it is usually difficult and unpredictable to hit a ball from the rough. If a customer has their ball in the rough or in a sand trap, they often move the ball back to the fairway or into the green with golf country clubs known as sand wedges, lob wedges, or pitching wedges. However, if a customer cannot hit the ball, they must take a one-stroke penalty and either hit the ball again or drop their golf ball near the hazard, but not closer to the hole.

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The grass we place on our greens is the most highly manicured area on the course. We maintain the greens so that the grass contained therein is short so that the ball can easily roll. Before a customer takes a shot on the green, they must read the ground conditions. To read the conditions of the green, a customer often makes note of the highest point on the surface because golf-putts (or shorter golf-ball taps) will usually roll away from that point. For example, sometimes wet, humid conditions like those in Florida will cause a green to slow a golf-ball down which may cause golf-putts to stick to the grass. Our greens superintendent regularly measures the rolling speed of our greens using a “stimpmeter” to assess the “stimp” of our putting greens which helps us determine whether additional topdressing of sand is needed on each of our greens to keep the roll fast and consistent. The stimp represents the numerical value that represents how fast the golf ball rolls on the putting surface while a “Stimpmeter” device is used to measure the speed of a golf course green by applying a known velocity to a golf ball and measuring the distance traveled in feet. The lower the stimp, the slower the greens while, the higher the stimp, the faster the greens. We believe manicuring the greens is important to our customers and that the manicured greens create a more enjoyable experience at our golf country clubs.

We acquired both of our golf country clubs in 2014, and since then, our management team has grown alongside the business. Similarly, our revenue has increased steadily during the last five years due to efforts from our greens superintendent as well as the executive management team. We believe recent capital improvements at both golf country clubs will help the facilities and our golf-courses progressively grow in stature and reputation in order to keep up to date with future infrastructure needs that can meet future demand and structural wherewithal. As a result of these upgrades and our management’s plans for growth, we believe they have gained valuable experience and are well-equipped to take on additional assets and continue to enhance the performance of both golf country clubs since our initial acquisition in 2014. The following provides an overview of the unique features and services offered by both of our golf country clubs.

The Kissimmee Bay Country Club

The Kissimmee Bay Country Club (“Kissimmee Bay”), located south of Orlando, Florida, was designed by Clifton, Ezell & Clifton and hosts a par 71, 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 6,830, lined with oak trees that we believe date back a hundred years that blend with classic palm trees to anchor and frame the vistas across Kissimmee Bay. In 2017, we upgraded Kissimmee Bay’s greens with highly manicured “champion G12” grass, a new cultivar of champion ultradwarf Bermuda grass which now line the greens on Kissimmee Bay’s course. To that end, due to the course’s acclaimed beauty and value, in 2023 Kissimmee Bay was appropriately recognized and named by Golf Digest magazine as one of “Best Courses in Orlando under $100.”

While open to the public daily, Kissimmee Bay is also intertwined with the local community through our membership in the Association and maintains 100 members as of December 31, 2025. It is specifically located in a neighborhood in Kissimmee, Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. This golf-course opened for play in 1990 and is situated approximately fifteen minutes’ drive from Orlando International Airport and just west of East Lake Tohopekaliga. For the twelve months ended December 31, 2025, 51,000 rounds of golf were played.

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In addition to standard recreational golf and related services, Kissimmee Bay guests enjoy accommodations that include a full kitchen, antique-display, bar, and banquet room where we offer what we believe are popular crowd-pleasing menu-items. Kissimmee Bay’s event space can comfortably seat large golf events as well as private events including weddings, galas, banquets, business meetings, and holiday parties. These events generate significant business for our Kissimmee Bay, and help to drive club visibility, while increasing our food and beverage sales and facility utilization. Kissimmee Bay’s clubhouse walls also feature a display adorned with rare golf antiques that we believe are rare in the golf world. Kissimmee Bay hosts a local rotary club’s weekly meetings which maintains possession of those golf antiques. The antiques are not held by Kissimmee Bay.

The Remington Golf Club

The Remington Golf Club (“Remington”) was designed by architects Clifton, Ezell & Clifton and hosts a par 72, 18-hole course with five colored sets of tee boxes with increasing difficulty designated by color with a total yardage of 7,111. Remington is designed along hardwood trees, palm trees and classic and tropical flora and was built in 1996. Remington is located in Kissimmee Florida near the intersection of Irlo Bronson Hwy (US192) and the Florida Turnpike. Remington opened for play in May 1996. Remington is also intertwined with the local community through our membership in the Association and had 30 members as of as of December 31, 2025. Approximately 23,000 rounds of golf were played at Remington for the twelve months ended December 31, 2025. Remington’s clubhouse features a full kitchen, a bar, a pro-shop and three of our offices. Remington offers customers a no-frills golf experience for casual recreational play. We offer hot and cold food options at Remington’s clubhouse.

The property underlying both Kissimmee Bay and Remington, and the owner of those properties, is part of and subject to the Association. The Association is the governing homeowners’ association which is responsible for the operation of the Kissimmee Bay community. The Association’s voting membership, which membership is a mandatory condition of property ownership in the community, is made up of homeowners. Each household within the Association is entitled to cast one vote and the owner of our golf country clubs is entitled to cast ten votes at each Association meeting where Association-wide matters may be voted on. As of March 1, 2024, there were approximately 293 households in the Association and the golf country club owner’s vote represents approximately 3% of the total votes that may be cast. The Association is governed by a “Master Declaration of Covenants, Conditions, Restrictions, Easements and Reservations” for Kissimmee Bay (the “CCR”) that, among other things, (i) limits certain of our property use, (ii) imposes several reciprocal and non-reciprocal easements on us, (iii) outlines design guidelines on our property that we and the Association owners must adhere to and (iv) creates the Association that has the power to levy assessments and liens, review proposed architectural changes and govern common amenities. We provide club memberships to a group of legacy members who are part of the Association pursuant to the CCR who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. The Association’s CCR does not materially interfere with the ordinary course of our business.

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Our Business Model

We are the manager and operator of golf country clubs just south of Orlando, Florida. We believe that our golf country clubs are designed to appeal to a wide-ranging population that attracts customers across a number of local and tourism-driven demographic groups. We believe the combination of our geographic location and approachable golf-courses allow us to capture a greater share of a broad base of customers’ discretionary leisure spending. We believe our golf country clubs are designed to provide customers with lush and serene backdrops where they can enjoy leisure and social activities.

Both of our golf-courses are conveniently located just south of Orlando, Florida and both Remington and Kissimmee Bay are an approximate 23-minute drive to popular attractions such as the Walt Disney World Resort. Similarly, both our golf-courses are easily accessible via major highways and in close proximity to Orlando International Airport. According to Frost & Sullivan Limited, whom we commissioned in December 2023 to produce a report which covers and analyzes the golf club industry for a period of 2018-2022, Orlando, Florida is one of the most visited cities in the world for leisure travelers, with domestic and international visitors combined rising from 111.8 million in 2018 to 137.4 million in 2022. Further, both our golf-courses are open for play to the general public provided, however, Kissimmee Bay and Remington maintain club memberships in order to provide exclusive benefits to those members. For the fiscal year ended December 31, 2025, Kissimmee Bay accounted for 61% of our total club revenue and business, Remington accounted for 39% of our total club revenue and business. In 2025, we have completed our renovation projects for Kissimmee Bay and Remington including the installation of 19 new TiffEagle greens at Remington and extensive renovations to the interior and exterior of the clubhouse at Kissimmee Bay.

We are a service-oriented business, but we depend on a number of third-party suppliers in order to comprehensively operate our golf country clubs and to supply our customers with enjoyable leisure experiences. Our large suppliers include equipment and service suppliers, all of whom are independent third-parties. These third-party vendors include but are not limited to our golf-course maintenance, equipment, professional service providers, golf cart supplier, golf merchandise suppliers, and food and beverage suppliers. Moreover, as a leisure business, we do not depend on any individual customer. Instead, our primary goal is to continuously enhance our quality and services to ensure every customer has a positive experience in order to recommend and revisit either of our golf country clubs. Our golf-courses provide a broad variety of golf services to appeal to a diverse group of families and individuals who lead an active lifestyle and seek flexible access to a public golf-course near Orlando, Florida. Our operations are seasonal in nature, and we experience annual peak and shoulder seasons which are determined by the climate in Central Florida, as well as factors that we believe include regional and holiday-driven tourism, discretionary leisure spending associated with larger national or regional macroeconomic trends. The shoulder season is comprised of months before and after the peak season and historically includes mid-April to May, and October to December, while our peak season historically includes January through mid-April. Slow season historically takes place during Florida’s summers, inclusive of June through September. Our operations, services and revenue streams are organized into four principal business sectors: (i) golf recreation, retail golf products, and equipment and facilities rental, (ii) membership dues, (iii) food and beverage services and (iv) ancillary services and amenities.

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Golf Recreation

Green Fees. For the years ended December 31, 2025 and 2024, we generated approximately 64% and 65% of our gross revenue from collecting daily green fees which each golfer is charged for every round of eighteen holes that golfer plays, respectively. Green fee rates differ by the day of the week, time of day, or season. In both Kissimmee Bay and Remington, our club golf cart rentals are included with green fees, which we believe allows our customers to traverse each round with ease and keep traffic flowing throughout our golf clubs. We also feature practice putting greens at both clubs in order for our customers to practice their short distance golf-games. Short-game is where golf-players practice finesse-related skills due to the need for accuracy over short distances. Practice greens, also called putting greens, are included with green fees and are popular amongst those customers warming up before a round of golf. For the fiscal years ended December 31, 2025 and 2024, our green fees revenue decreased from $2,443,178 to $2,174,376, representing a year over year decrease of approximately 11%.

Driving Ranges. Both Remington and Kissimmee Bay offer driving ranges for golfers to practice their long golf-game. Our driving ranges are unique because they are both aquatic ranges and provide an exciting opportunity for our guests to practice their long-range golf swings over waterways. In the long game aspect of golf that is practiced at our golf ranges, power and distance are required so that a golf-player’s ball can approach the putting green in as few strokes as possible. We believe our aquatic ranges offer our customers a dynamic experience distinct from traditional golf ranges, due to the fact that our ranges require golfers to rent and drive a particular type of golf ball into a large body of water such as a lake or pond. To enjoy a successful aquatic driving range experience, customers often rent special types of floater range balls that are preferred when golfing at our unique ranges. We believe floater range balls are approximately 5% lighter to allow for flotation and are unlike traditional golf balls. We believe renting the aquatic balls to our customers is advantageous to our operations because they allow our golf country clubs to reuse the floater range balls at a higher rate than traditional golf balls and without high operational intensity. This is because, after a floater range ball is driven by a customer into the waterway, that ball is retrieved by club operations and reused with minimal effort as compared with those typically required to retrieve traditional golf balls from an extensive grass-based driving range.

As of the date of this information statement/prospectus, we sell our floater range balls at $9 per bucket to our customers. Part of our daily operations includes the retrieval and replenishment of floater range balls to limit inventory turnover and keep operations at our ranges running smoothly.

Retail Golf Products and Equipment and Facilities Rental

Pro shops. We maintain pro shops at both of our golf country clubs, which offer golf apparel, equipment, and information about our golf-courses. Our pro shops include unique retail options such as golf balls, golf-gloves, logoed hats and polos. At our pro shops, we only sell golf clubs on a prepaid custom-order-basis, which avoids our need to maintain a large inventory and prevents long turnovers of ordered equipment.

Golf product rental. We maintain multiple sets of new or gently used golf country clubs on premises for guest rental purposes. Annually, we purchase and replenish eight to ten sets of new Wilson Sporting Goods branded golf clubs to rent out to our Kissimmee Bay guests. Any golf clubs over a year in age are transferred to Remington for customer rentals. Our annual replenishment of golf country clubs is designed to provide new clubs for rentals at both of our golf facilities. We believe new golf clubs retain higher golf club rental rates and provide customers with a better golfing experience in order to generate reasonable returns for each golf club rental.

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Golf cart rental. As of the date of this information statement/prospectus, we lease approximately 76 golf carts from Yamaha Golf-Car Company (“Yamaha”) at each golf-course. Golf cart rentals are included in the price of green fees, and we believe including the golf carts with each round of golf provides our customers with a comfortable and enjoyable experience. We believe the use of golf carts at our golf country clubs allows our customers to swiftly and easily travel between the eighteen holes at each of our golf-courses without delaying or interfering with other customers use of the same golf-course.

Membership Dues

Pursuant to the CCR, we provide club memberships to a group of legacy members who are part of the Association and who enjoy the lifestyle of patronizing Kissimmee Bay and Remington year-round. As part of that membership, our members pay an annual fee and in return have the ability to play unlimited rounds of golf at Kissimmee Bay and Remington throughout the year. Members also enjoy select discounts at Kissimmee Bay and Remington. Our overall revenue and future growth does not heavily rely on our members because we do not advertise our two membership programs at Kissimmee Bay and Remington. We believe more tee times for daily golfers will be freed up, particularly during peak seasons, by not widely advertising our memberships.

We believe we have a great relationship with all of our members and in turn our members provide stable recurring revenue throughout the year. As of December 31, 2025, Kissimmee Bay and Remington had approximately 100 memberships in total. For the years ended December 31, 2025 and 2024, membership dues totaled $290,177 and $303,541, respectively each of which represented approximately 10% and 9% of our total revenues.

Food and Beverage Services

Our food and beverage services provide what we believe to be high-quality, freshly prepared food, snacks, and non-alcoholic and alcoholic beverages to our customer base. Both of our golf country clubs maintain liquor licenses issued by the state of Florida. Our chef, Michael Meaux, brings over ten years of culinary experience from a local restaurant close to Kissimmee Bay. At Kissimmee Bay, Mr. Meaux prepares freshly made menu items, ensuring our patrons enjoy a variety of food options. We receive fresh food materials from our vendors every week, which we believe ensures a consistent supply of ingredients. Bars at both clubhouses are a popular attraction, especially for those golfers looking to relax during their visit. Our bars serve as a central gathering place for members, golfers, and their guests. Additionally, we organize weekly evening residential events at both of our golf country clubs to provide members with special offerings and community benefits.

Golfers on our courses make up our primary customer base for food and beverages, who are often looking for a convenient meal after a round of golf. Alternatively, those interested in hospitality in our leisurely clubhouses also frequent our clubhouse restaurant. Food and beverage services are a highly profitable area for our operations, and we believe that by continually improving our menu and food quality while minimizing waste, we can maximize food and beverage sales. We aim to achieve a net margin of approximately 20% in our food and beverage services and believe this goal is particularly attainable at Kissimmee Bay because we offer daily lunch services with a focus on popular comfort food items prepared on-site by Chef Michael Meaux. Similarly, we believe our clubhouse bars offer hubs for socializing while our experienced bartenders foster a friendly and engaging atmosphere. We do not permit any of our customers to bring any outside alcoholic beverages onto either of our properties.

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We also maintain beverage carts at each golf-club, which are operational on a seasonal basis. For example, our beverage carts are in operation every day during peak season. In shoulder seasons, they operate on weekends. In slower seasons, they operate upon request, typically for large tournaments or outings. Remington similarly offers hot and cold food along with drinks at the clubhouse bar.

For the fiscal years ended December 31, 2025 and 2024, food and beverage revenue decreased from $648,738 to $614,997 or 5%, which accounts for approximate 21% and 20% of our total revenue, respectively.

Ancillary Services and Amenities

Outside of golfing, both of our golf country clubs provide a variety of additional amenities and services that we believe appeal to families and individual customers alike, such as well-appointed clubhouses, a variety of dining options, event and meeting spaces and outdoor gathering spaces. We believe our golf country clubs have quality facilities, a breadth of amenities and the ability to host several relevant functions and events.

Kissimmee Bay and Remington each have their own clubhouse, featuring a pro-shop, kitchen, bar, and dining area. At Kissimmee Bay, the kitchen and bar areas are larger than Remington and includes a dividable banquet room with a maximum capacity of 200 persons. This banquet room can be split into two smaller event spaces, allowing for simultaneous events. This banquet room is a rentable space for private events and related event services. We believe this strategic service offering capitalizes on the club’s scenic landscapes and spacious ballroom, which has rapidly gained popularity among couples seeking an extraordinary and scenic wedding experience. Our club currently offers a number of pre-planned and flexible packages, catering to the individual needs of each client to create a custom event. This ancillary service not only diversifies our revenue streams but positions us as a competitive operator in what we believe to be a lucrative event and wedding industry within the greater Orlando, Florida region. Remington’s clubhouse is smaller in comparison, but despite its size, it has a fully functional kitchen with a walk-in cooler and freezer.

We also annually host dozens of tournaments and outings at our golf country clubs under which we charge by the person for use of our golf-courses and driving range, if requested. We also charge an outside food service fee for those events where outside food is typically brought in, as well as other service-related fees associated with room rentals at our facilities. Customers that host events at our golf country clubs range from corporations to non-profits or local chapters of social clubs. As part of any tournament or outing, we provide the event with golf-club bag drop services, scorecards and placards with hole assignments for all participants included with the rented golf-carts. In order to provide stability for tournaments and outings, we require prospective events to pay at least two weeks ahead of the event. Moreover, if events are cancelled within ninety days of the event date, we require fifty percent of the event costs to be paid to make-up for any anticipated losses our golf country clubs may experience due to such cancellation.

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Competition

Our Company competes in a sporting and leisure-based industry tied to consumer discretionary spending. We believe that we compete for these discretionary consumer dollars against such businesses as amusement parks, spectator sports, ski and mountain resorts, fitness and recreational sports centers, gaming and casinos, hotels and restaurants. We believe most of our competition is regionally or locally based and the level of competition for both of our golf country clubs depends on their golf facilities, location and proximity relative to the location of our customers. We believe competitors of ours include six well-known public golf-courses within a two-hour drive from our golf-courses and that many of these local competitors have clubhouses with large banquet rooms and modern greens, with most of them being constructed approximately a decade ago. One of these six competitors include our closest competitor Royal St. Cloud Golf Links which is approximately a 20 minute drive from both of our golf country clubs. The remaining five competing golf country clubs include the Ritz-Carlton Orlando Grande Lakes, Disney’s Magnolia Golf Course, Shingle Creek Golf Club, Waldorf Astoria Golf Club - Signia, and Celebration Golf Club.

The golf country club industry in United States is competitive with than more 16,000 clubs in United States in 2022. In 2022, there were more than 1,200 golf-courses in Florida, which collectively host more than 48 million rounds on a yearly basis. Competition among golf country clubs can be fierce, as each strives to attract and retain members in the area around each golf-club’s location. To stay competitive, we have made significant improvements at Kissimmee Bay, upgrading its greens to the newest Champion G12 greens in 2017 and contracting DTE for golf-course maintenance. As a result, Kissimmee Bay’s golf-course condition has noticeably improved in recent years. However, our clubhouse, including the banquet room and parking lot, requires substantial upgrades to align with the quality of our golf-course and provide a consistent experience to our customers. Once these upgrades are completed, we believe we will be better positioned to compete with our competitors, especially given our affordable pricing.

To remain competitive in the greater Orlando region, we overseed our greens during peak golf season. Seeding involves applying new grass seeds on our greens to cover any dormant Bermuda greens on our golf-courses. We believe this seeding process nourishes our greens in order to maintain their condition for golfers.

Additionally, we keep our green fees relatively competitive to the market, for example:

Our structured green fees for the end of the shoulder season during early to mid-January 2025* was as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$74.95	$39.95	$29.95	$24.95
Remington	$64.95	$39.95	$29.95	$24.95

Golf-Club	Weekend
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$74.95	$39.95	$29.95	$24.95
Remington	$64.95	$39.95	$29.95	$24.95

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Our structured green fees for the peak season during mid-January through April 2025* was as follows:

Golf-Club	Weekday
	Morning	Prime Afternoon	Twilight	Late Afternoon
Kissimmee Bay	$74.95	$59.95	$34.95	$24.95
Remington	$64.95	$49.95	$34.95	$24.95

*	Rates are subject to change due to market conditions and competitor rates during each period stated above.

We upgraded the greens in both Remington and Kissimmee Bay in the third quarter of 2024 because we believe this improvement will attract more golfers and make their golfing experience more enjoyable. While Remington’s clubhouse layout may not accommodate large banquet events, we believe improving the golf-course conditions may lead to an increase in our daily golfers and seasonal tournaments.

We recognize the competitive landscape of the golf industry in the greater Orlando region and plan to take steps to enhance the aesthetics and function of both our golf-courses and facilities to remain competitive in our local market because we believe it will attract a broader customer base.

Sales and Marketing

We promote our golf country clubs through marketing and partnerships with tee-time booking platforms that are designed to appeal to our existing members and prospective members. We primarily use digital media marketing channels including social media and digital advertising services where we purchase and boost certain of our digital advertisements on social media platforms, such as Facebook, to drive traffic to our well-designed websites or tee-time booking partners. Boosting our digital advertisements promotes visibility of our digital advertising which we believe drives internet engagement to our websites. Additionally, we strategically engage Google Ads Services during certain periods during each golf-season and believe both Kissimmee Bay and Remington have achieved high rankings on Google searches generally related to “Kissimmee” and “golf”. Moreover, during past peak seasons, we purchased additional Google keyword search advertisements to maintain our visibility and prevent competitors from securing top positions in search results for similar search terms.

Other of our marketing partners include two golf wholesale vendors, Tee Times USA and Golfpac Travel. We have partnered with these wholesale vendors in order to attract a significant percentage of golfers during our peak season. Both wholesale vendors have circulated promotional emails to their large customer-base around the country and advertised our golf-courses on their social media platforms.

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Seasonality

Our golf country club operations are seasonal in nature and we anticipate that our golf country clubs will experience annual seasonality. Due to the warm weather in Florida, our peak season begins in the first quarter, starting in January and running through mid-April. Our shoulder seasons include the second and fourth quarters. We historically see that our revenue significantly declines during the third quarter because of the humid and hot weather in Florida. However, during our peak season, we typically host over 200 golfers per day every day for approximately 90 days in a row. During the peak season, both international and national tourists visit Florida for a golfing vacation.

After our peak season, golfing tourism noticeably slows; however, our membership dues provide revenue that is historically less affected by seasonality than our green fees from those non-member golfers. We believe non-member local golfers are more particular than tourists about which times of the year they will or will not golf. Therefore, we believe that keeping our golf-courses in good condition during both peak and non-peak season is key to attracting and engaging local patrons so they may view our golf country clubs favorably and become repeat customers at our golf-courses. As a result of these factors, we anticipate we will annually generate a disproportionate share of our revenues and cash flows in the peak season of each year or during quarter one and have lower revenues and profits in Central Florida’s warmer months such as during the third quarter.

Regulations

General

We are subject to the Fair Labor Standards Act and various state laws governing such matters as minimum wage requirements, overtime and other working conditions and citizenship requirements. Some of our resort and golf-course employees may receive the federal minimum wage and any increase in the federal minimum wage would increase the our labor costs.

We are subject to numerous federal, state and local governmental regulations, including those relating to the preparation and sale of food and alcoholic beverages, sanitation, public health, fire codes, seating capacity, and building requirements. Each of our golf-course clubhouses requires appropriate licenses from regulatory authorities allowing it to sell liquor, beer and wine, and each clubhouse requires food service licenses from local health authorities. Our licenses to sell alcoholic beverages must be renewed annually and may be suspended or revoked at any time for cause, including violation by us or our employees of any law or regulation pertaining to alcoholic beverage control, such as those regulating the minimum age of employees or patrons who may serve or be served alcoholic beverages, the serving of alcoholic beverages to visibly intoxicated patrons, advertising, wholesale purchasing and inventory control. The failure of a restaurant to retain liquor or food service licenses could have a material adverse effect on operations. In addition, we are subject to certain state “dram-shop” laws, which provide a person injured by an intoxicated individual the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual.

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We are also subject to the Americans with Disabilities Act of 1990 (the “ADA”), the Equal Employment Opportunity Act and the Age Discrimination in Employment Act and similar state laws. We believe we are operating in substantial compliance with applicable laws and regulations governing its operations. We are also subject to regulation by the United States Occupational Safety and Health Administration and similar health and safety laws in Florida. These regulations impact a number of aspects of operations, including golf-course maintenance and food handling and preparation. Our facilities, website and operations are subject to the ADA. The rules implementing the ADA have been further revised by the ADA Amendments Act of 2008, which included additional compliance requirements for golf facilities and recreational areas. The ADA generally requires that we remove architectural barriers when readily achievable so that our facilities are made accessible to people with disabilities. Noncompliance could result in imposition of fines or an award of damages to private litigants. Federal legislation or regulations may further amend the ADA to impose more stringent requirements with which we would have to comply.

Homeowners’ Association

Our properties are subject to the rules and CCR of the Association which consist of various restrictions or guidelines regarding use and maintenance of the property, including, among others, easements, rights-of-way, restrictions, Association assessments and similar charges or encumbrances that do not materially interfere in the ordinary course of our business.

Environmental

Our facilities and operations are subject to a number of environmental laws. As a result, we may be required to incur costs to comply with the requirements of these laws, such as those relating to water resources-including the health of ponds and littoral shelves on our properties, discharges to air, water and land, the use and storage of various hazardous materials such as herbicides, pesticides, fertilizers, batteries, solvents, motor oil and gasoline, handling and disposal of solid and hazardous waste, and the cleanup of properties affected by regulated materials. Under these and other environmental requirements, we may be required to investigate and clean up hazardous or toxic substances or chemical releases from operated facilities. Our facilities are also subject to inspection by the South Florida Water Management District (“SFWMD”), a regional governmental district that oversees water resources in sixteen counties in Central and South Florida. The SFWMD works to improve the Kissimmee River and its floodplain, Lake Okeechobee and South Florida’s coastal estuaries where our properties are located. The SFWMD has made recommendations to us to improve the overall health of the littoral shelves on our properties, such as recommending we plant additional native aquatic plants around our ponds and lakes. These planting recommendations are subject to a “Permit Mitigation Plan” the SFWD has prescribed for Osceola County, Florida-where our properties are situated. Pursuant to that Permit Mitigation Plan it is also recommended we remove any unwanted invasive plants that can cause concerns to nearby homeowners and to the overall health of littoral shelves on our properties. The planting is intended to help control water flow during rain events on our property as to assist with treatment of the waters flowing into the nearby waterways before discharging into those waterways. We continue to review the SFWMD’s Permit Mitigation Plan as guidance and plant native aquatic plants accordingly with the recommendations stated therein.

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Environmental laws typically impose cleanup responsibility and liability without regard to whether the relevant entity knew of or caused the presence of the contaminants. We use certain substances and generate certain wastes that may be deemed hazardous or toxic under such laws, and under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removing hazardous substances that are released on or in its property and for remediation of its property. Such laws often impose liability regardless of whether a property owner or operator knew of, or was responsible for, the release of hazardous materials. In addition, the failure to remediate contamination at a property may adversely affect the ability of a property owner to sell such real estate or to pledge such property as collateral for a loan. We believe that we are in compliance in all material respects with applicable federal, state and local environmental laws and regulations and may from time to time in the future incur, costs related to cleaning up contamination or hazardous materials resulting from historical uses of certain of our current or former properties or our treatment, storage or disposal of wastes or hazardous materials at our facilities. Our facilities are also subject to risks associated with mold, asbestos and other indoor building contaminants. The costs of investigation, remediation or removal of regulated materials may be substantial, and the presence of those substances, or the failure to remediate a property properly, may impair our ability to use, transfer or obtain financing for our property. We may be required to incur costs to remediate potential environmental hazards, mitigate environmental risks in the future, or comply with other environmental requirements.

Zoning and Land Use

The ownership and operation of our facilities, as well as our re-development and expansion of clubs, subjects us to federal, state and local laws regulating zoning, land development, land use, building design and construction, and other real estate-related laws and regulations.

Other

We are also subject to various local, state and federal laws, regulations and administrative practices affecting our business. As of the date of this information statement/prospectus, we believe we are in compliance with provisions regulating environmental protection, water usage, health and safety standards, equal employment, minimum wages, and licensing requirements and regulations for the sale of food and alcoholic beverages and clubhouses.

Our Employees

As of the date of this information statement/prospectus, we had approximately 44 employees, all of whom are full-time employees. Our employees are non-unionized. We believe we have a good working relationship with our employees and have yet to experience an interruption of business as a result of labor disputes.

The following table sets forth the breakdown of our employees by function:

Functional Area	Number of Employees(1)
Pro Shop	6
Golf Operations	23
Food and Beverage	15
Total	44

(1)	Numbers accurate as of the date of this information statement/prospectus, and does not include our approximately twelve independently contracted employees of SSS Down to Earth Opco, LLC,

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Description of Property

Our principal premises are located at 2995 Remington Blvd. Kissimmee, FL 34744. We own the underlying real estate for both of our golf country clubs consisting of over 289 acres of fee simple real estate.

As of the date of this information statement/prospectus, we believe our corporate office space at Remington is well maintained and occupies sufficient space to meet our operating needs.

The following tables illustrate our golf country clubs by segment, location, type of club, and size in terms of golf holes.

Golf Country Clubs Segment by Region	Type of Club	Market	State	Golf Holes

Kissimmee Bay Country Club	Public Golf Country Club	Kissimmee	FL	18
Remington Golf Club	Public Golf Country Club	Kissimmee	FL	18

Insurance

We believe that our properties are covered by adequate property, casualty and commercial liability insurance, with what we believe are commercially reasonable deductibles and limits for our industry. In addition, although we carry flood insurance on our properties in an amount and with deductibles that we believe are commercially reasonable, such policies are subject to limitations in certain active flood zones. Certain of the properties in our portfolio are located in areas known to be active flood zones. See “Risk Factors – Risks Relating to Newco’s Ongoing Golf Country Club Business”. Changes in the insurance market over the past few years have increased the risk that affordable insurance may not be available to us in the future. While we believe that our insurance coverage is adequate, if we were held liable for amounts and claims exceeding the limits of our insurance coverage or outside the scope of our insurance coverage, our business, results of operations and financial condition could be materially and adversely affected.

Intellectual Property

We are committed to protecting our intellectual property and, where appropriate, filing trademark applications to protect our brand. Since our establishment, we have focused on building an established brand for our golf-courses to achieve brand recognition and to increase our market share. We believe that increased brand awareness will increase our sales margins and improve customer loyalty. We have consistently marketed our golf-courses under the “Kissimmee Bay Country Club” and “Remington Golf Club” brands. While there can be no assurance that we can successfully register or maintain ownership for trademarks under those names, we are not currently aware of any facts that would negatively impact our continuing use of any of the foregoing tradenames.

We rely on trademarks and registered domains to protect our intellectual property rights and as of the date of this information statement/prospectus, we have one registered United States trademark and four United States trademark applications pending with the United States Patent and Trademark Office (“USPTO”), and ten registered domain names. As of the date of this information statement/prospectus, each of the Company’s trademark applications have been preliminary approved by the USPTO and are in the publication period, pending third-party opposition. As of the date of this information statement/prospectus we are not aware of any oppositions filed against our proposed trademarks.

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Trademarks

We own the following United States trademarks as of the registration dates noted below:

Trademark	Owner	Country	Serial Number(s)	Class(es)	Application Date(s)	Registration Number(s)	Registration Date
Kissimmee Bay Country Club	FSC Clearwater LLC	United States	98310045, 98310046	(i) International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments; Providing golf facilities International (ii) Class 043: Providing social meeting, banquet and social function facilities; Rental of banquet and social function facilities for special occasions, namely, weddings, corporate events, and parties; Restaurant services	12/12/2023	7649004	1/14/2025

Remington Golf Club	FSC Clearwater II LLC	United States	98326337, 98348963	International Class 041: Country clubs; Entertainment in the nature of golf outings and golf tournaments; Golf club services; Golf courses; Golf fitness instruction; Golf instruction; Organization of golf tournaments; Providing golf facilities International.	12/21/2023, 1/09/2024	7606737	12/17/2024

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Domain names

We have registered and have the right to use the domain names listed below in the United States. We believe these domains allow golfers to easily find us on internet search engines and any other tee-time booking platforms. Domain names are generally renewable every year or every two years upon expiring.

Number	Issue Date	Expiration Date	Registration Agency	Domain Name	Owner
1	10/23/2023	10/23/2026	GoDaddy Operating Company, LLC.	aureusgreenway.com	Aureus Greenway
2	8/10/2022	8/10/2027	GoDaddy Operating Company, LLC.	golf-kissimmee.com	Aureus Greenway
3	4/22/2021	4/22/2031	GoDaddy Operating Company, LLC.	golfkissimmeebay.com	Aureus Greenway
4	4/22/2021	4/22/2031	GoDaddy Operating Company, LLC.	golfremington.com	Aureus Greenway
5	1/29/2023	1/29/2027	GoDaddy Operating Company, LLC.	kissimmee-golf.com	Aureus Greenway
6	11/5/2015	11/6/2026	GoDaddy Operating Company, LLC.	kissimmeebay.golf	Aureus Greenway
7	9/3/2009	9/3/2026	GoDaddy Operating Company, LLC.	playgolfinkissimmee.com	Aureus Greenway
8	4/28/2017	4/29/2027	GoDaddy Operating Company, LLC.	playgolfinremington.com	Aureus Greenway
9	2/3/2018	2/4/2027	GoDaddy Operating Company, LLC.	playgolfremington.com	Aureus Greenway
10	11/5/2015	11/6/2026	GoDaddy Operating Company, LLC.	Remington.golf	Aureus Greenway

Pre-Merger Security Ownership of Certain Beneficial Owners and Management of AGH

The following table provides information with respect to the beneficial ownership of AGH Common Stock as of August 6, 2026, by:

●	each of AGH’s executive officers and directors;

●	all of AGH’s current directors and executive officers as a group; and

●	each person or entity, or group of persons or entities, known by AGH to own beneficially more than 5% of outstanding AGH Common Stock

Percentage of is based on 26,943,582 shares of AGH Common Stock outstanding as of August 6, 2026.

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	Common stock Beneficially Owned		Series A Preferred Stock Beneficially Owned		Percentage of Voting Power
Name of Beneficial Owner	Number (1)	% (2)	Number (1)	% (2)%

Directors and Named Executive Officers
Mr. Matthew J. Saker	150,000	* %	-	-%	* %
Mr. Sam Wai Sing Lui	-	-%	-	-%	-%
Independent Directors:
Mr. Vuk Jeremić	50,000	* %	-	-%	* %
Mr. Christopher Schraft	50,000	* %	-	-%	* %
Ms. Xinyue Jasmine Geffner	50,000	* %	-	-%	* %

All directors and named executive officers as a group	300,000	1.1%	-	-%	* %
Principal Stockholders holding 5% or more:
Ace Champion Investments Limited(3)	3,290,000	12.2%		-%	1.5%
Chrome Fields Asset Management(4)	2,352,000	8.7%		-%	1.0%
The Steven Scopellite 2021 Irr(5)	650,000	2.4%	10,000,000	100%	88.4%

*	Designates less than 1%
(1)	Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the number of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of AGH Common Stock and AGH Series A Preferred Stock actually outstanding on the date referenced above August 6, 2026.
(2)	The percentage is calculated based on (i) 26,943,582 shares of AGH Common Stock that were outstanding as of August 6, 2026, and (ii) shares of common stock deemed to be beneficially owned by such person or group if the person or group has the right to acquire the common stock within 60 days of the date as of which the information is provided and, solely for calculating the AGH Series A Preferred Stock beneficially owned, (iii) 10,000,000 shares of AGH Series A Preferred Stock that were outstanding as of August 6, 2026.
(3)	Mr. Stephen Ching Ping has sole voting and dispositive power over the shares held by Ace Champion Investments Limited.
(4)	Mr. ChiPing Cheung has sole voting and dispositive power over the shares held by Chrome Fields Asset Management LLC.
(5)	The Steven Scopellite 2021 Irr is managed by Michael Canarick as Trustee. The business address of the Steven Scopellite 2021 Irr is 2550 Constance Drive, Manasquan, NJ 08736-2304.

Merger Sub Inc.

Merger Sub is a Delaware corporation and a direct, wholly owned subsidiary of AGH. Merger Sub was incorporated on February 24, 2026 solely for the purpose of effecting the Merger. As a result of the Merger, Merger Sub will merge with and into Powerus, with Powerus surviving and becoming a wholly owned subsidiary of Newco.

Merger Sub has not conducted any business operations other than such operations that are incidental to its formation and in connection with the Merger. Merger Sub’s principal executive offices are located at 2995 Remington Boulevard, Kissimmee, Florida 34744.

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INFORMATION ABOUT POWERUS

Autonomous Power Corporation (doing business as Powerus, “Powerus”) is a U.S.-based drone and defense technology company focused on developing and integrating advanced autonomous technologies, including heavy-lift aerial systems, maritime autonomy, and modular tactical drones. Powerus operates through three principal business units: Kaizen Aerospace, Inc. (“Kaizen”), Agile Autonomy, LLC (“Agile”) and Tandem Defense LLC d/b/a Powerus Defense (“Powerus Defense”). Powerus’ unified industrial platform integrates proven, operator-validated systems, transforming them into scalable, affordable, and American-made unmanned system capabilities. Powerus leverages a distributed network of over 200 U.S. manufacturers, technology partners, and research labs for quality control, flexibility, speed, and scale in defense manufacturing. Its offerings span certified aerial platforms, maritime vessel conversions, and modular system integration—all designed for field repair, rapid deployment, and National Defense Authorization Act of 2025 (“NDAA”) compliance. The principal executive offices of Powerus are located at 515 North Flagler Drive, Suite 350, West Palm Beach, FL 33401.

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THE MERGER

This section describes the Merger. The descriptions of the Merger Agreement in this section and elsewhere in this information statement/prospectus are qualified in their entirety by reference to the complete text of the Merger Agreement, including Amendment No. 1, which is attached hereto as Annex A, and which is incorporated by reference into this information statement/prospectus. This summary is not intended to be complete and may not contain all of the information about the Merger that is important to you. You are encouraged to carefully read the transaction documents in their entirety. This section is not intended to provide you with any factual information about Newco, Powerus or AGH. Such information can be found elsewhere in this information statement/prospectus and in the public filings that AGH and Powerus make with the SEC that are incorporated by reference into this information statement/prospectus, as described in the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

Structure of the Merger

The Merger Agreement provides that, at the Effective Time, Merger Sub will merge with and into Powerus, with Powerus surviving as a wholly owned subsidiary of Newco, on the terms and subject to the conditions set forth in the Merger Agreement.

Merger Consideration

Powerus stockholders will receive 599.18229 shares of Newco Common Stock for each share of Powerus Common Stock that they hold as well as a portion of the additional 55,000,000 Earn Out Shares, which will be deemed earned at Closing pursuant to Amendment No. 1.

AGH Equity Awards

Under the AGH 2025 Equity Incentive Plan (the “AGH Equity Plan”), the Merger will constitute a “change of control.” Pursuant to Section 13 of the AGH Equity Plan, in the event of a change of control, the committee appointed by the AGH Board to administer the AGH Equity Plan (the “Committee”) may, in its sole discretion, accelerate the vesting of outstanding Options and SARs granted under the AGH Equity Plan. The Committee may also cause the Restricted Period (the period of time an award is subject to restrictions as determined by the Committee) applicable to Restricted Stock and Restricted Stock Units granted under the AGH Equity Plan, to expire. If the Committee takes such action, immediately prior to the Effective Time, (1) each outstanding AGH Option would vest in full, and (2) each unvested share of AGH Restricted Stock would fully vest. If the Committee does not take such action, no changes to outstanding Awards would be effected solely by reason of the change of control. As of the date of this information statement/prospectus the Committee is not expected to take any action to accelerate any vesting.

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Powerus Equity Awards

At the Effective Time, each outstanding and unexercised Powerus Option, whether vested or unvested, will be assumed by Newco and automatically converted into a Newco Option on substantially the same terms and conditions, with the number of shares subject to such option and the per share exercise price adjusted based on the Exchange Ratio, in each case in a manner consistent with the requirements of Section 409A (and, as applicable, Section 422) of the Internal Revenue Code of 1986, as amended (the “Code”). The Powerus Board determined the Merger to be a Change of Control under its existing equity incentive plan; accordingly, all outstanding Powerus Options will vest in full upon the Merger. Each outstanding Powerus Warrant will similarly be assumed by Newco at the Effective Time and converted into a Newco Warrant, with the number of shares and exercise price adjusted based on the Exchange Ratio. No fractional shares of Newco Common Stock will be subject to stock options or warrants assumed by Newco in connection with the Merger; any fractional shares will be rounded up to the nearest whole share.

Background of the Merger

The terms of the Merger are the result of arms’ length negotiations between AGH and Powerus. The following is a summary of the events leading up to the parties’ entry into the Merger Agreement, including the key meetings, negotiations, discussions and actions among AGH and Powerus and their respective advisors that preceded the public announcement of the proposed Merger.

Powerus was formed in October 2025 with the intent of combining multiple operations into a consolidated drone business well-positioned for growth. As part of this strategy, Powerus evaluated a number of financing strategies, including private debt and equity financing, a standalone initial public offering process or direct listing, and finding suitable partners for a merger or similar transaction. From October 2025 through December 2025, Powerus engaged Faegre Drinker Biddle & Reath (“Faegre Drinker”) as legal counsel and Northland Securities, Inc. (“Northland”) as a financial advisor to assist in assessing both possible strategic alternatives, partnerships, investments and other strategic transactions and opportunities (including continued development and operation as a standalone company), and the potential benefits and risks of such transactions in light of economic, regulatory, competitive and other conditions, including the state of the drone industry, macroeconomic developments and geopolitical events. During this period, Powerus conducted preliminary assessments on possible transactions with multiple other entities, including existing public companies.

Following the completion of AGH’s July 2025 private placement, AGH began evaluating potential strategic alternatives, including possible merger or business combination opportunities. In connection with that financing, AGH entered into a placement agent agreement with Dominari Securities LLC (“Dominari”) and Revere Securities LLC (“Revere”), pursuant to which Dominari and Revere were granted certain continuing advisory and right-of-first-refusal rights following the closing of the private placement. As AGH continued to evaluate strategic alternatives following the private placement, AGH and its advisors determined that a potential reverse merger or similar business combination could provide AGH stockholders with an opportunity to participate in the growth of an operating business with greater scale and market opportunity.

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In October 2025, AGH engaged Dominari and Revere (together, the “AGH Financial Advisors”) as its exclusive financial advisors pursuant to an M&A advisory agreement, dated October 26, 2025. Under the terms of the advisory agreement, Dominari and Revere agreed to provide exclusive financial advisory, capital raising, and investment banking services to AGH in connection with a potential transaction, including advising, identifying, and negotiating with potential targets regarding a reverse merger or other business combination. The advisory engagement contemplated that the AGH Financial Advisors would facilitate meetings between AGH and potential targets, supervise the exchange of due diligence materials, advise on transaction structuring, assist in drafting letters of intent, and conduct negotiations with potential targets on AGH’s behalf.

In December 2025, Dominari, acting in its capacity as AGH’s exclusive financial advisor, identified Powerus as a potential merger partner and facilitated an introduction between AGH and Powerus.

In December 2025, Andrew Fox was introduced to Kyle Wool, Chief Executive Officer of Dominari, by Jeff Thompson of Red Cat Holdings, Inc. Kyle Wool then introduced Andrew Fox to Adam Cavise at Revere. Adam Cavise then introduced Andrew Fox to ChiPing Cheung at AGH. Mr. Fox and Mr. Cheung, together with their respective advisors, discussed their respective businesses and the strategic rationales for a potential business combination.

After initial discussions between Powerus and AGH, on December 30, 2025, representatives of Dominari delivered to Powerus a draft term sheet for a merger with AGH, including a high-level summary of potential transaction terms. The term sheet proposed identification of a mutually agreeable structure and that Powerus stockholders would be issued approximately 54 million shares of AGH Common Stock to Powerus stockholders as merger consideration due at closing, with milestone opportunities for the issuance of up to 10 million additional shares if the combined company’s stock price traded above $4.00 for 60 out of 90 consecutive trading days and 10 million additional shares if the combined company’s stock price traded above $8.00 for 30 out of 60 consecutive trading days. The term sheet also contemplated that AGH would adopt a new equity incentive plan, seek to complete private placement of at least $5 million (referred to as the “AGH PIPE Financing”), a potential dividend by AGH to its existing stockholders, and a 12-month lock-up from key stockholders of Powerus. At the Closing, Andrew Fox, the existing Chairman and Chief Executive Officer of Powerus, was proposed to become Chairman and Chief Executive Officer of the combined company, with the remaining members of the board of directors to be identified by Powerus.

Later on December 30, 2025, Kyle Wool, Chief Executive Officer of Dominari, Mr. Fox, and Jim Biehl, Chief Legal Officer of Powerus, had a call to discuss preliminary diligence and valuation matters. On December 31, 2025, Mr. Biehl provided preliminary comments and questions on a transaction structure, which were discussed with representatives of Dominari later that day.

On January 6, 2026, Mr. Fox held a virtual meeting with Mr. Wool to continue discussing potential terms of the proposed transaction, including valuation matters, merger consideration and potential financings.

On January 11, 2026, Powerus delivered a revised term sheet to AGH and its representatives. The term sheet contemplated an exchange ratio that would have resulted in the issuance of approximately 68 million shares of AGH Common Stock to Powerus stockholders as merger consideration due at Closing (equating to an exchange ratio of approximately 600:1), with the same milestone opportunities as the December 30 term sheet as additional merger consideration. The term sheet also contemplated a potential loan to Powerus to help fund its operations after execution of the term sheet and modified the lock-up for key Powerus stockholders such that one-third of their shares would be ineligible for disposition for at least 90 days after Closing, and another third would be ineligible for disposition for at least 180 days.

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After additional discussions in the following days, the parties agreed that the bridge financing would be provided by American Ventures LLC (“American Ventures”), a stockholder of AGH. On January 15, 2026, representatives of Sichenzia Ross Ference Carmel LLP (“SRF”), counsel to American Ventures, circulated draft documentation for a $5 million bridge financing from American Ventures to Powerus, consisting of a securities purchase agreement, secured promissory note, security agreement and warrants to purchase Powerus Common Stock. On January 18, 2026, representatives of Faegre Drinker Biddle & Reath LLP (“Faegre Drinker”), counsel to Powerus, provided revised drafts for an unsecured note arrangement. Between January 19 and January 27, 2026, representatives of SRF and Faegre Drinker exchanged revised drafts of documentation for this bridge financing, focusing on restrictive covenants, exercisability of the warrants, and remedies in a default.

On January 15, 2026, Andrew Fox and Jim Biehl of Powerus met Ross Carmel of Sichenzia Ross Ference Carmel LLP and Adam Cavise and Jack Chen of Revere, representing AGH, to discuss the term sheet and deal structure, including modifications to the proposed earn out consideration. Powerus delivered to AGH a revised draft term sheet on January 17, 2026, which eliminated the pre-closing dividend, added a covenant for sales restrictions by certain AGH stockholders post-closing and proposed a five-tier earn out of up to 42.5 million shares of AGH Common Stock during the four years following closing as follows:

●	10 million shares if stock price trades above $4.00 for 60 out of 90 consecutive trading days;
●	10 million shares if the stock trades above $8.00 for 30 out of 60 consecutive trading days;
●	5 million shares if the stock trades above $12.00 for 30 out of 60 consecutive trading days or the combined company has revenue of at least $50 million in any 12-month period;
●	7.5 million shares if the stock trades above $14.00 for 30 out of 60 consecutive trading days or the combined company has revenue of at least $75 million in any 12-month period; and
●	10 million shares if the stock trades above $16.00 for 30 out of 60 consecutive trading days or the combined company has revenue of at least $100 million in any 12-month period.

On January 20, 2026, Andrew Fox and Jim Biehl of Powerus held a virtual meeting with Jack Chen and Adam Cavise of Revere and attorneys from Faegre Drinker Biddle & Reath LLP to discuss the merger consideration structure and earn out share mechanics. Between January 20, 2026 and January 26, 2026, Powerus and AGH, with their respective advisors, held a series of meetings to finalize the term sheet and exchanged interim drafts with certain clarifying updates, including clarifications on the earn out mechanics and characterization as merger consideration, confirmation that existing equity awards of Powerus would be assumed by AGH, confirming that the combined company would include Brett Velicovich, as an executive and adding provisions for the delivery of audited financials. On January 27, 2026, the parties executed the term sheet on a non-binding basis.

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On January 28 and 29, 2026, Powerus and AGH, with their respective advisors, participated in calls for the transaction to discuss structural considerations. During these discussions, representatives of Faegre Drinker, legal counsel to Powerus, and Ortoli Rosenstadt LLP, legal counsel to AGH, outlined potential structures and the advantages and disadvantages of each. The parties discussed considerations relating to the fact that AGH and Powerus were incorporated under the laws of Nevada and Delaware, respectively, the ability of the companies’ respective stockholders to act by written consent, securities laws matters, including the registration of securities to be issued pursuant to the merger, and the post-closing governance of the combined company. Following discussion, taking into account the advantages and disadvantages of the various alternatives, the transaction was proposed in the form of an acquisition of Powerus by AGH via a reverse triangular merger. The parties agreed to proceed with further structural analysis using this proposed structure as a working assumption.

On February 2, 2026, representatives of Faegre Drinker shared with representatives from Ortoli Rosenstadt an initial draft Merger Agreement. The draft agreement provided for an exchange ratio of 599.18229, consistent with the term sheet discussions and was structured such that the earn out shares would be issued and held in escrow until earned.

On February 6, 2026, representatives of Ortoli Rosenstadt shared a revised draft of the Merger Agreement with representatives of Faegre Drinker. Principally, the revised draft modified the treatment of fractional shares in converted equity awards, limited the scope of “changes of control” that would trigger the vesting of earn out shares, revised the scope of several representations and warranties, proposed disclosure thresholds, and raised the possibility of termination fees.

On February 6, 2026, representatives of SRF, counsel to Dominari, circulated draft documentation for the AGH PIPE Financing, including a stock purchase agreement, registration rights agreement and placement agent agreement. The documents contemplated an expected financing of $10 million. Representatives of Faegre Drinker, Ortoli Rosenstadt and SRF reviewed and exchanged comments on the draft documents between February 6 and March 3, 2026.

On February 10, 2026, representatives from Faegre Drinker and Ortoli Rosenstadt had a call to discuss regulatory considerations and related due diligence matters.

On February 10, 2026, Powerus and American Ventures executed definitive documents for the bridge financing to Powerus, consisting of an original issue discount note with a principal amount of $5.55 million and warrants to purchase 33,378 shares of Powerus Common Stock with an exercise price of $0.01, exercisable upon Powerus Common Stock becoming registered under Section 12 of the Exchange Act or the occurrence of a Fundamental Transaction (as defined therein).

On February 12, 2026, representatives from Powerus, AGH, their respective legal counsel, and Revere participated in a call to discuss the status of the Merger Agreement, open negotiating points, key workstreams and other deliverables, including the fairness opinion by AGH’s financial advisor.

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On February 16, 2026, representatives of Faegre Drinker shared a revised draft of the Merger Agreement with representatives from Ortoli Rosenstadt. The revisions to the Merger Agreement modified the earn out provisions such that the shares would only be issued if earned, clarified the timing of various ancillary documents as closing deliverables, added covenants regarding the delivery of stockholder consents and a covenant that the Preferred Purchase be finalized and ready to close immediately after the Merger, and reduced disclosure thresholds and the scope of certain representations and warranties. The responsive draft also confirmed that no termination fees would be included given expected stockholder approvals.

Throughout February and early March, the parties held a series of diligence calls and meetings to discuss regulatory, accounting, tax and other diligence matters. The parties opened virtual data rooms containing their respective due diligence materials for review.

From February 16, 2026 and March 2, 2026, representatives of Faegre Drinker and representatives of Ortoli Rosenstadt exchanged multiple revised drafts of the Merger Agreement and proposed organizational documents for the combined company. During this time, key points of negotiation included the scope of interim operating covenants that would restrict each company during the period between signing of the Merger Agreement and the closing, exceptions that would apply to those interim covenants (including equity compensation), deal protection terms, and additional consideration that would become payable in the Merger if a proposed private placement of Powerus equity securities closed before the Effective Time of the Merger. The parties also exchanged drafts and negotiated the terms of a new equity incentive plan and equity award agreements, lock-up agreements and other deliverables under the Merger Agreement.

On February 18, 2026, AGH and Marshall & Stevens entered into an engagement letter retaining Marshall & Stevens as AGH’s financial advisor in connection with the potential transaction with Powerus. AGH engaged Marshall & Stevens as its financial advisor based on its qualifications, experience and familiarity with public merger transactions.

On February 24 and 25, 2026, members of the Powerus management team and representatives of Faegre Drinker had calls with and exchanged correspondence with representatives of Ortoli Rosenstadt and Marshall & Stevens to discuss the standalone projections of Powerus. The standalone projections are summarized under “The Merger – Certain Unaudited Prospective Financial Information.”

In mid to late-February 2026, Powerus restarted discussions with the Korea Climate & Governance Improvement Fund (“KCGI”), a Seoul-based investment group, regarding a potential investment into Powerus. Powerus had discussed potential investment and strategic partnership opportunities with KCGI in late 2025. On February 26, 2026, KCGI agreed to purchase 27,809 shares of Powerus Common Stock for approximately $50 million (referred to as the “Powerus Equity Financing”). Thereafter, representatives of Faegre Drinker and representatives of Ortoli Rosenstadt discussed potential changes to the merger consideration to account for the additional investment.

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On February 27, 2026, representatives of Faegre Drinker provided a revised draft of the Merger Agreement to representatives of Ortoli Rosenstadt, which principally added a provision that would increase the number of potential earn out shares upon the closing of the Powerus Equity Financing by approximately 10 million shares, which was proportionate to the increased number of shares of Powerus that would be outstanding after the Powerus Equity Financing. The draft also modified the scope of interim operating covenants that would restrict each company during the period between signing of the Merger Agreement and the closing and exceptions that would apply to those interim covenants, including the ability of the parties to issue equity compensation.

On March 2, 2026, Faegre Drinker sent a further revised draft of the Merger Agreement after interim discussions between the management teams of Powerus and AGH. The revised draft reduced the increase in earn out consideration upon the closing of the Powerus Equity Financing from approximately 10 million to 7.5 million shares (such that the total aggregate number of earn out shares would be 50 million).

On March 2, 2026, representatives of Faegre Drinker provided a draft of the Powerus disclosure letter to representatives of Ortoli Rosenstadt. On March 5, 2026, representatives from Ortoli Rosenstadt provided a draft of the AGH disclosure letter to Faegre Drinker. The parties exchanged comments and revisions to the disclosure letters through March 8, 2026.

On March 5, 2026, Powerus and KCGI entered into a formal subscription agreement for the Powerus Equity Financing.

Later in the day on March 5, 2026, the Powerus Board unanimously (1) determined that it was in the best interests of Powerus and its stockholders, and declared it advisable, for Powerus to enter into the Merger Agreement and to consummate the Merger, (2) approved and declared advisable the Merger Agreement and approved Powerus’ execution, delivery and performance of the Merger Agreement and the consummation of the Merger, (3) recommended the approval of the Merger Agreement to Powerus stockholders, on the terms and subject to the conditions set forth in the Merger Agreement (the “Powerus Board Recommendation”), and (4) directed that the Merger Agreement be submitted to the Powerus stockholders for approval.

On March 8, 2026, the AGH Board held a special meeting, with members of AGH senior management and representatives of Ortoli Rosenstadt and Marshall & Stevens in attendance. Representatives from Ortoli Rosenstadt updated the AGH Board regarding the finalized terms of the proposed Merger Agreement. Ortoli Rosenstadt reviewed directors’ fiduciary duties. Representatives of Marshall & Stevens then reviewed its financial analysis of the potential transaction and delivered its opinion, which opinion was subsequently confirmed in writing, to the effect that, as of the date of such opinion and based upon and subject to the various factors, limitations, qualifications and assumptions set forth therein, the Exchange Ratio pursuant to the Merger Agreement was fair, from a financial point of view, to AGH. See “The Merger – Opinion of Marshall & Stevens.” Following discussion, including as to the matters described below in the section entitled “The Merger — Recommendations of the AGH Board and its Reasons for the Merger,” the AGH Board unanimously (1) determined that it was in the best interests of AGH and its stockholders, and declared it advisable, for AGH to enter into the Merger Agreement and to consummate the transactions contemplated thereby, including the Merger, Newco Charter, Newco Equity Plan and the AGH Share Issuance, (2) approved and declared advisable the Merger Agreement and approved AGH’s execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger, Newco Charter, Newco Equity Plan and the AGH Share Issuance, (3) recommended the approval of the Newco Charter, Newco Equity Plan and the AGH Share Issuance to the AGH stockholders, on the terms and subject to the conditions set forth in the Merger Agreement (the “AGH Board Recommendation”), and (4) directed that the Newco Charter, Newco Equity Plan and the AGH Share Issuance be submitted to the AGH stockholders for approval.

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On March 8, 2026, upon reviewing the proposed execution version of the Merger Agreement, the Powerus Board unanimously reaffirmed their approvals from the March 5, 2026 approval and confirmed proceeding with the execution of the Merger Agreement.

Following the approvals by the AGH Board and the Powerus Board, representatives from Faegre Drinker and Ortoli Rosenstadt coordinated execution of the Merger Agreement and other transaction documents and exchanged final disclosure schedules. Before the opening of stock market trading on March 9, 2026, AGH and Powerus then issued a joint press release announcing the parties’ entry into the Merger Agreement. On the same day, AGH announced the pricing of the AGH PIPE Financing with several institutional investors at $3.00 per share.

In the days following entry into the Merger Agreement, the management teams of Powerus and AGH discussed the possibility of a bridge loan from AGH to Powerus. During the week of March 18, 2026, representatives from Powerus, AGH, Faegre Drinker and Ortoli Rosenstadt discussed the terms of this bridge loan and worked to prepare definitive documentation. On March 20, 2026, AGH and Powerus entered into a Promissory Note (the “AGH Bridge Loan”), wherein Powerus promised to pay AGH a principal sum of $20 million, together with interest, on the first anniversary of the AGH Bridge Loan.

In early June 2026, the management teams of Powerus and AGH began discussing modifications to the total mix of merger consideration, based on developments in Powerus business. On June 9, 2026, representatives of Faegre Drinker transmitted a draft amendment to the merger agreement, which principally deemed the 50 million earn out shares as vested as of the closing of the merger. The amendment also included provisions related to the filing of the notification and report forms required by the HSR Act, given the change in consideration value.

On June 11, 2026, Mr. Fox held a call with Mr. Saker to discuss the amendment mechanics and the business rationales for the vesting of the earn out shares at closing, including additional investments and opportunities in counter-UAS technologies and strategic partnerships.

On June 12, 2026, representatives of Ortoli Rosenstadt sent a revised draft of the amendment to representatives of Faegre Drinker, modifying certain procedures relating to the distribution of earn out shares and HSR Act filing mechanics.

On June 17, 2026, representatives of Faegre Drinker and Ortoli Rosenstadt held a call to discuss the merger agreement amendment and additional changes to the merger consideration.

On June 18, 2026, the working group held a call to finalize the business terms of the amendment. On the same day, representatives of Faegre Drinker transmitted a revised draft of the amendment which increased the total earn out shares to 55 million. Representatives from Ortoli Rosenstadt and Faegre Drinker discussed draft language over the next several days and an updated draft was circulated on June 22, 2026.

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Through late June and early July, the parties continued discussions on the amendment and the business rationales.

On July 17, 2026, upon reviewing the proposed execution version of Amendment No. 1, the AGH Board unanimously approved the amendment and confirmed proceeding with the Merger Agreement as amended, and recommended submitting the same to the AGH Stockholders for approval.

Also on July 17, 2026, upon reviewing the proposed execution version of Amendment No. 1, the Powerus Board unanimously ratified and adopted the amendment and confirmed proceeding with the Merger Agreement as amended, and recommended submitting the same to the Powerus stockholders for approval.

AGH’s Reasons for the Merger; Recommendation of the AGH Board of Directors

During the course of its evaluation of the Merger Agreement and the transactions contemplated by the Merger Agreement, the AGH Board held numerous meetings, consulted with AGH’s management, AGH’s consultants and advisors, outside legal counsel and financial advisor, and reviewed and assessed a significant amount of information. In reaching its decision to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, the AGH Board considered a number of factors that it viewed as supporting its decision to approve the Merger Agreement, including:

●	the financial condition and prospects of AGH and the risks associated with continuing to operate AGH on a stand-alone basis;

●	the AGH Board’s view that no known alternatives to the Merger (including remaining a standalone company, a liquidation and dissolution of AGH and the distribution of any available cash, a cash tender offer at a discount to net cash value, and alternative strategic transactions) were reasonably likely to create greater value to AGH’s stockholders;

●	the AGH Board’s conclusion that the Merger would provide AGH’s existing stockholders an opportunity to participate in the potential growth of Newco following the Merger, which will focus on Powerus’ products and expanded industry;

●	the AGH Board’s belief, after thorough review of strategic alternatives and discussions with AGH’s management, outside legal counsel and financial advisor, that the Merger is more favorable to AGH’s stockholders than the potential value that might have resulted from the continued operation as a standalone company or other strategic alternatives available to AGH;

●	the AGH Board’s belief that the enterprise value ascribed to AGH would provide the existing AGH stockholders significant value and afford the AGH stockholders an opportunity to participate in the potential growth of Newco following the Merger at the negotiated Exchange Ratio;

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●	the AGH Board’s belief that, as a result of arm’s length negotiations with Powerus, AGH and its representatives negotiated a fair Exchange Ratio and that the other terms of the Merger Agreement include the most favorable terms to AGH in the aggregate to which Powerus was willing to agree;

●	the AGH Board’s positive view, based on the commercial, regulatory and technical due diligence conducted by AGH’s management and advisors, and potential significant market opportunity of, Powerus’ products and technologies, which will be the focus of Newco;

●	the continuation of AGH’s existing business and operations and the opportunity for potential synergies between the two businesses, including the use of new drone technologies at AGH’s golf courses;

●	the AGH Board’s view that Newco will be led by an industry-experienced management team from Powerus;

●	the current financial market conditions and historical market prices, volatility and trading information with respect to AGH Common Stock; and

●	the opinion of Marshall & Stevens, rendered orally to the AGH Board on March 8, 2026 (and subsequently confirmed in writing by delivery of Marshall & Stevens’s written opinion, dated April 2, 2026) that, as of such date and based upon and subject to the various assumptions made, and the qualifications and limitations upon the review undertaken by Marshall & Stevens in preparing its opinion, the Exchange Ratio proposed to be paid by AGH pursuant to the terms of the Merger Agreement was fair, from a financial point of view, as of March 8, 2026, to the holders of AGH Common Stock, and the updated opinion of Marshall & Stevens rendered to the AGH Board on July 17, 2026 addressing the Merger Consideration as amended by Amendment No. 1, each as more fully described below in the section titled “The Merger - Opinion of AGH’s Financial Advisor,” beginning on page 103 of this information statement/prospectus.

The AGH Board also reviewed the terms of the Merger Agreement and related transaction documents, including those described below, and concluded that the terms of the Merger Agreement and related transaction documents, in the aggregate, were reasonable under the circumstances:

●	the calculation of the Exchange Ratio, the issuance of the Earn Out Shares and the estimated number of shares of AGH Common Stock to be issued in the Merger;

●	the number and nature of the conditions to AGH’s and Powerus’ respective obligations to complete the Merger and the likelihood that the Merger will be completed on a timely basis, as more fully described below in the caption “The Merger Agreement - Conditions to the Merger,” beginning on page 130 of this information statement/prospectus;

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●	the respective rights of, and limitations on, AGH and Powerus under the Merger Agreement to consider and engage in discussions regarding unsolicited acquisition proposals under certain circumstances, and the limitations on the board of directors of each party to change its recommendation in favor of the Merger, as more fully described below under the caption “The Merger Agreement - No solicitation of Acquisition Proposals,” beginning on page 128 of this information statement/prospectus; and

●	the lock-up agreements, pursuant to which certain stockholders of Powerus have, subject to certain exceptions, agreed not to transfer a portion of their shares of Newco Common Stock during the period of 180 days following the completion of the Merger.

In the course of its deliberations, the AGH Board also considered a variety of risks and other countervailing factors related to entering into the Merger, including:

●	the substantial expenses to be incurred by AGH in connection with the Merger;

●	the risks and costs associated with the potential diversion of management and employee attention and focus during the pendency of the Merger;

●	the fact that audited financial statements of Powerus, Agile and Kaizen were not available at the time of signing the Merger Agreement;

●	following delivery of the AGH Written Consent, the Merger Agreement prohibits the AGH Board from making an adverse recommendation change or terminating the Merger Agreement with respect to an acquisition proposal;

●	the possible volatility of the trading price of AGH Common Stock resulting from the announcement, pendency or completion of the Merger;

●	the risk that the Merger might not be consummated in a timely manner or at all and the potential effect of the public announcement of the Merger or the failure to complete the Merger on the reputation of AGH;

●	the limited operating history of Powerus and the technical, regulatory and other risks and uncertainties associated with development and commercialization of Powerus’ products and technologies; and

●	the various other risks associated with Newco and the proposed transaction, including those described in the sections titled “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 72, respectively, of this information statement/prospectus.

The foregoing information and factors considered by the AGH Board are not intended to be exhaustive but are believed to include all of the material factors considered by the AGH Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the AGH Board did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the AGH Board may have given different weight to different factors. The AGH Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, AGH’s management, outside legal counsel and financial advisors, and considered the factors overall to be favorable to, and to support, its determination.

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Opinion of AGH’s Financial Advisor

On February 18, 2026, the AGH Board engaged Marshall & Stevens Transaction Advisory Services LLC (“Marshall & Stevens”) to advise the AGH Board as to the fairness of the merger from a financial point of view, based on Marshall & Stevens’ substantial experience in similar transactions. Marshall & Stevens is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions and valuations for corporate and other purposes.

On March 8, 2026, the AGH Board met to review the proposed business combination. As part of that meeting, representatives from Marshall & Stevens presented to the AGH Board certain financial analyses as described below and rendered its oral opinion with respect to the merger. This opinion was confirmed by delivery of a written opinion, dated March 8, 2026 (the “M&S Opinion”), to the effect that, based upon a valuation date of March 5, 2026 (the “Valuation Date”) and based on and subject to the matters described in its opinion, as to the fairness to AGH, from a financial point of view, of the proposed business combination with Powerus. The M&S Opinion addressed the Exchange Ratio and the contingent earn out consideration as originally contemplated by the Merger Agreement, but did not address the Merger Consideration as amended by Amendment No. 1, including the issuance of 55,000,000 Earn Out Shares at Closing. In connection with the AGH Board’s consideration of Amendment No. 1, the AGH Board engaged Marshall & Stevens to deliver an updated fairness opinion addressing the Merger Consideration as amended.

On July 10, 2026, the AGH Board engaged Marshall & Stevens to perform an update to the fairness opinion. On July 17, 2026, the AGH Board met to review the proposed business combination. As part of that meeting, representatives from Marshall & Stevens presented to the AGH Board certain financial analyses as described below and rendered its oral opinion with respect to the merger. This opinion was confirmed by delivery of a written opinion, dated July 17, 2026 (the “Updated M&S Opinion”), to the effect that, based upon a valuation date of July 10, 2026 (the “Valuation Date”) and based on and subject to the matters described in its opinion, as to the fairness to AGH, from a financial point of view, of the proposed business combination with Powerus.

The full text of the M&S Opinion and Updated M&S Opinion (together, the “M&S Opinions”), which set forth, among other things, the assumptions made, matters considered and limitations on the scope of review undertaken by Marshall & Stevens in rendering its opinions, is attached as Annex E-1 and E-2 and are incorporated into this information statement/prospectus by reference in their entirety. Shareholders of AGH are encouraged to read these opinions carefully in its entirety. Marshall & Stevens’ opinions were provided to the AGH Board for their information in connection with their evaluation of the fairness to AGH, from a financial point of view, of the proposed business combination with Powerus, and do not address any other aspect of the proposed business combination with Powerus such as, without limitation, any fees paid or to be paid, any bonuses paid or to be paid, any incentive equity plans adopted or to be adopted, any executive employment agreements entered into or to be entered into, any subsequent equity raises or other diluting events, or the fact that the proposed business combination with Powerus will result in a change of control of AGH. In reaching its conclusions, Marshall & Stevens did not consider the impact (positive or negative) of the transaction itself. Marshall & Stevens was not retained to consider or to give advice, and had not considered and given no advice, as to whether the consummation of the transaction is in the best interests of AGH or its equity holders, or whether any other transactions are available to AGH or its shareholders, or whether this is the best transaction available to AGH or its shareholders. The summary of the M&S Opinions in this information statement/prospectus are qualified in their entirety by reference to the full text of the M&S Opinion and Updated M&S Opinion.

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With the exception of the M&S Opinions, Marshall & Stevens has not had any material relationships during the past two years, nor is any future material relationship currently contemplated, between Marshall & Stevens, including its affiliates, and AGH and/or its affiliates.

Initial M&S Opinion

In arriving at its opinion, Marshall & Stevens had, among other things:

●	Reviewed the Draft Merger Agreement, last dated March 6, 2026, describing the terms of the Proposed Transaction (the “Draft Merger Agreement”);

●	Reviewed the unaudited historical financial statements of Powerus and/or its subsidiaries for the year ended December 31, 2025;

●	Reviewed the financial projections of Powerus prepared by Powerus Management;

●	Reviewed information relating to the applicable industry and similar companies to Powerus;

●	Conducted discussions with and reviewed information provided by Powerus Management; and

●	Reviewed such other information as Marshall & Stevens determined to be useful to its analysis.

In connection with its review, Marshall & Stevens relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information.

For purposes of its opinion, Marshall & Stevens did not perform an independent valuation or appraisal of the underlying assets of either Powerus or AGH.

Fees Paid to Marshall & Stevens

For the M&S Opinion, Marshall & Stevens was engaged on a fixed fee basis in the amount of $100,000 and their compensation is not contingent upon the completion of the Merger. Marshall & Stevens provided no additional services associated with the Merger (except for the subsequent engagement for the Updated M&S Opinion).

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Financial Projections

The management of Powerus provided financial projections for the calendar years 2026 through 2030. See “Certain Projected Financial Information” for more information.

Valuation of Powerus

Discounted Cash Flow Method

Using the financial projections discussed above, Marshall & Stevens performed an income approach via the Discounted Cash Flow method. The major inputs and assumptions used in Marshall & Stevens’ Discounted Cash Flow method were as follows:

As discussed above, Powerus provided financial projections through 2030. Powerus’ financial projections included projections of revenue, cost of goods sold, operating expenses, working capital, and capital expenditures.

A weighted average cost of capital (WACC) was used as the discount rate in Marshall & Stevens’ analysis and applied to debt-free, after-tax cash flows. The WACC was calculated to range from 27.4% to 30.4%.

The terminal value was calculated using the H-Model. The H-model assumptions included a high growth rate of 40.0%, a residual discount rate of 21.4% to 22.9%, a residual growth rate of 3.0%, a 7-year life for the high growth stage, and the aforementioned WACC range.

Marshall & Stevens first determined the enterprise value of Powerus. Marshall & Stevens subsequently determined the fair market value of equity by adding the cash balance and subtracting the debt balance as of the Valuation Date. The indication of equity value for Powerus using the Discounted Cash Flow method and projections was estimated to be between approximately $452.1 million to $530.0 million.

Guideline Public Company Analysis

Marshall & Stevens performed a guideline public company analysis with respect to Powerus to assess how the public markets are valuing companies with operations and businesses that Marshall & Stevens considered to be sufficiently similar in certain respects to those of Powerus for purposes of this analysis. This analysis incorporated comparative measures of risk and growth observed in trading multiples of comparable publicly traded companies, which Marshall & Stevens applied against the Powerus projections. None of the selected companies is identical to Powerus. Certain of these companies may have financial, business or operating characteristics that are materially different from those of Powerus.

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Marshall & Stevens reviewed and compared certain financial and operating data of Powerus with the following selected publicly traded companies:

Ticker	Company
AVAV	AeroVironment, Inc.
KOPN	Kopin Corporation
KTOS	Kratos Defense & Security Solutions, Inc.
NXSN	NextVision Stabilized Systems, Ltd.
ONDS	Ondas Inc.
RCAT	Red Cat Holdings, Inc.

Based on its review of the trading multiples of the selected companies and its professional judgment and experience, Marshall & Stevens applied a range of enterprise value to calendar year 2026 estimated revenue (“EV/’26E Revenue”) multiples of 7.0x to 9.0x to Powerus’ projected 2026 revenue of approximately $57.5 million, as set forth in the Powerus projections. Marshall & Stevens subsequently determined the fair market value of equity by adding the cash balance and subtracting the debt balance as of the Valuation Date. Based on this analysis, Marshall & Stevens derived an implied equity value range for Powerus of approximately $451.5 million to approximately $566.5 million.

Conclusion

Marshall & Stevens considered the Discounted Cash Flow method and the Guideline Public Company method. A 50% weighting was placed on each method. The following table summarizes the implied equity value ranges derived by Marshall & Stevens from its analyses:

Methodology	Implied Equity Value Range for Powerus
Discounted Cash Flow Analysis	$452.1 million – $530.0 million
Guideline Public Company Analysis (EV / ‘26E Revenue)	$451.5 million – $566.5 million
Concluded Valuation Range	$452.0 million - $548.0 million

Valuation of Proposed Consideration

In exchange for all outstanding equity in Powerus, Powerus shareholders will receive consideration of 84,660,000 shares of AGH (the “Base Consideration”), and 55,000,000 additional shares of AGH Common Stock to be issued at Closing (the “Earn Out Shares” and, together with the Base Consideration, the “Proposed Consideration”). Pursuant to Amendment No. 1, the Earn Out Shares are fully earned, vested and non-contingent as of Closing and are not subject to any remaining revenue, market-price or other condition.

For purposes of its opinion, and with the AGH Board’s approval, Marshall & Stevens did not perform a separate standalone enterprise valuation of AGH. Rather, again with AGH Board’s approval, Marshall & Stevens relied upon the exchange traded price for purposes of considering the value of AGH common stock. Marshall & Stevens valued the consideration based upon a per share value of $3.96 for AGH, based upon the 30-day average volume-weighted average price (VWAP). The value of the Base Consideration using a $3.96 share price was $335.3 million.

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Based on this analysis, Marshall & Stevens derived an estimated fair value for the earnout consideration of approximately $187.0 million. Marshall & Stevens considered the estimated fair value of the earnout in assessing the total value of the Proposed Consideration. The Proposed Consideration was equal to the value of the Base Consideration, $335.3 million, plus the value of the Earnout, $187.0 million. Based on the methodology described, the value of the Proposed Consideration was estimated to be approximately $522.3 million.

Conclusion

The concluded valuation range for Powerus based upon the above methodologies range from $452.0 million to $548.0 million. This compares against the proposed consideration of $522.3 million.

Updated M&S Opinion

In arriving at its opinion, Marshall & Stevens had, among other things:

●	Reviewed the Agreement and Plan of Merger, last dated March 8, 2026, and the First Amendment to Agreement and Plan of Merger, describing the terms of the Proposed Transaction (collectively, the “Merger Agreement”);

●	Reviewed unaudited historical financial statements of Powerus and/or its subsidiaries for the year ended December 31, 2025, and financial results for Powerus for the quarters ended March 31, 2026 and June 30, 2026;

●	Reviewed the Subscription Agreement between Autonomous Power Corporation and KCGI Innovative Growth ESG Private Equity Fund 1 and KCGI Innovative Growth ESG Private Equity Fund 1-1;

●	Reviewed the Subscription Agreement between Autonomous Power Corporation and Universal Machines Inc.;

●	Reviewed the backlog and pipeline report prepared by Management;

●	Reviewed the capitalization table for Powerus;

●	Reviewed the financial projections of Powerus prepared by Management;

●	Reviewed information relating to the applicable industry and similar companies to Powerus;

●	Conducted discussions with and reviewed information provided by Management; and

●	Reviewed such other information as Marshall & Stevens determined to be useful to its analysis.

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In connection with its review, Marshall & Stevens relied upon and assumed, without independent verification, the accuracy and completeness of all data, material and other information furnished or otherwise made available to it, discussed with or reviewed by it, or publicly available, and did not assume any responsibility with respect to such data, material and other information.

For purposes of its opinion, Marshall & Stevens did not perform an independent valuation or appraisal of the underlying assets of either Powerus or AGH.

Fees Paid to Marshall & Stevens

For the Updated M&S Opinion, Marshall & Stevens was engaged on a fixed fee basis in the amount of $65,000 and their compensation is not contingent upon the completion of the Merger. Marshall & Stevens provided no additional services associated with the Merger.

Financial Projections

The management of Powerus provided financial projections for the calendar years 2026 through 2030. See “Certain Projected Financial Information” for more information.

Valuation of Powerus

Discounted Cash Flow Method

Using the financial projections discussed above, Marshall & Stevens performed an income approach via the Discounted Cash Flow method. The major inputs and assumptions used in Marshall & Stevens’ Discounted Cash Flow method were as follows:

●	As discussed above, Powerus provided financial projections through 2030. Powerus’ financial projections included projections of revenue, cost of goods sold, operating expenses, working capital, and capital expenditures.

●	A weighted average cost of capital (WACC) was used as the discount rate in Marshall & Stevens’ analysis and applied to debt-free, after-tax cash flows. The WACC was calculated to range from 22.6% to 25.6%.

●	The terminal value was calculated using the H-Model. The H-model assumptions included a high growth rate of 50.0%, a residual discount rate of 19.1% to 20.6%, a residual growth rate of 3.0%, a 7-year life for the high growth stage, and the aforementioned WACC range.

Marshall & Stevens first determined the enterprise value of Powerus. Marshall & Stevens subsequently determined the fair market value of equity by adding the cash balance and subtracting the debt balance as of the Valuation Date. The indication of equity value for Powerus using the Discounted Cash Flow method and projections was estimated to be between approximately $803.5 million to $941.7 million.

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Guideline Public Company Analysis

Marshall & Stevens performed a guideline public company analysis with respect to Powerus to assess how the public markets are valuing companies with operations and businesses that Marshall & Stevens considered to be sufficiently similar in certain respects to those of Powerus for purposes of this analysis. This analysis incorporated comparative measures of risk and growth observed in trading multiples of comparable publicly traded companies, which Marshall & Stevens applied against the Powerus projections. None of the selected companies is identical to Powerus. Certain of these companies may have financial, business or operating characteristics that are materially different from those of Powerus.

Marshall & Stevens reviewed and compared certain financial and operating data of Powerus with the following selected publicly traded companies:

Ticker	Company
AVAV	AeroVironment, Inc.
KOPN	Kopin Corporation
KTOS	Kratos Defense & Security Solutions, Inc.
NXSN	NextVision Stabilized Systems, Ltd.
ONDS	Ondas Inc.
RCAT	Red Cat Holdings, Inc.

Based on its review of the trading multiples of the selected companies and its professional judgment and experience, Marshall & Stevens applied a range of enterprise value to calendar year 2027 estimated revenue (“EV/’27E Revenue”) multiples of 5.0x to 6.0x to Powerus’ projected 2027 revenue of approximately $136.8 million, as set forth in the Powerus projections. Marshall & Stevens subsequently determined the fair market value of equity by adding the cash balance and subtracting the debt balance as of the Valuation Date. Based on this analysis, Marshall & Stevens derived an implied equity value range for Powerus of approximately $757.8 million to approximately $894.6 million.

Conclusion

Marshall & Stevens considered the Discounted Cash Flow method and the Guideline Public Company method. A 50% weighting was placed on each method. The following table summarizes the implied equity value ranges derived by Marshall & Stevens from its analyses:

Methodology	Implied Equity Value Range for Powerus
Discounted Cash Flow Analysis	$803.5 million – $941.7 million
Guideline Public Company Analysis (EV / ‘27E Revenue)	$757.8 million – $894.6 million
Concluded Valuation Range	$781.0 million - $918.0 million

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Marshall & Stevens then adjusted for the Powerus’ capitalization table to determine the value of Powerus’ common stock. The following table summarizes the value range per common share of Powerus derived by Marshall & Stevens from its analyses:

Methodology	Implied Value per Share for Powerus
Discounted Cash Flow Analysis	$4,005 – $4,680
Guideline Public Company Analysis (EV / ‘27E Revenue)	$3,782 – $4,450
Concluded Valuation Range	$3,895 - $4,564

Valuation of Proposed Consideration

In exchange for the common stock of Powerus, Powerus shareholders will receive consideration of 599.18229 shares of AGH per Powerus common share, a total of 79,662,484 shares of AGH (the “Base Consideration”), and 55,000,000 additional shares (the “Additional Shares”) (collectively, the “Proposed Consideration”).

For purposes of its opinion, and with the AGH Board’s approval, Marshall & Stevens did not perform a separate standalone enterprise valuation of AGH. Rather, again with AGH Board’s approval, Marshall & Stevens relied upon the exchange traded price for purposes of considering the value of AGH common stock. Marshall & Stevens valued the consideration based upon a per share value of $3.98 for AGH, based upon the 30-day average volume-weighted average price (VWAP) prior to the announcement of the Merger. The value of the Proposed Consideration using a $3.98 share price was $536.5 million.

Based on the methodology described, the value of the Proposed Consideration was estimated to be approximately $536.5 million, or $4,036 per Powerus common share.

Updated Fairness Opinion Conclusion

The concluded valuation range for Powerus common stock based upon the above methodologies range from $3,895 to $4,564 per share. This compares against the Proposed Consideration of $4,036 per share

Powerus’ Reasons for the Merger; Recommendation of the Powerus Board of Directors

In the course of reaching its decision to approve the Merger, the Powerus Board consulted with Powerus’ senior management, legal counsel and financial advisors, and considered a wide variety of factors. Ultimately, the Powerus Board concluded that a merger with AGH, together with the additional financing committed from the AGH PIPE Financing and the Powerus Equity Financing, was the best option to generate capital resources to support the advancement of Powerus’ pipeline and fund the combined organization.

Additional factors the Powerus Board considered included the following (which factors are not necessarily presented in any order of relative importance):

●	the Merger will potentially expand the access to capital and the range of investors available as a public company to support the development of Powerus’ product pipeline, compared to the capital and investors Powerus could otherwise gain access to if it continued to operate as a privately-held company;

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●	the AGH PIPE Financing and the Powerus Equity Financing will generate capital resources to fund Newco;

●	the potential benefits from increased public market awareness of Powerus and its pipeline;

●	the competitive nature of the industry in which Powerus operates;

●	the Powerus Board’s fiduciary duties to Powerus stockholders;

●	the Powerus Board’s belief that no alternatives to the Merger, together with the additional financing committed from the AGH PIPE Financing and the Powerus Equity Financing, were reasonably likely to create greater value for Powerus stockholders, after considering the various financing and other strategic options to enhance stockholder value that were considered by the Powerus Board;

●	the Powerus Board’s expectation that the Merger, together with the additional financing committed from the AGH PIPE Financing and the Powerus Equity Financing, would be a higher probability and more cost-effective means to access capital than other options considered, including a standalone initial public offering;

●	the expected operations, management structure and operating plans of Newco, including the ability to leverage AGH’s current operations and resources in the testing and development of Powerus’ drone products;

●	the business, history, operations, financial resources, and assets of AGH;

●	the availability of appraisal rights under the Delaware General Corporation Law (“DGCL”) to holders of Powerus capital stock who comply with the required procedures under the DGCL, which allow such holders to seek appraisal of the fair value of their shares of Powerus capital stock as determined by the Delaware Court of Chancery;

●	the terms and conditions of the Merger Agreement, including the following:

○	the determination that the expected relative percentage ownership of AGH stockholders and Powerus stockholders in the combined organization was appropriate, based on the Powerus Board’s judgment and assessment of the approximate valuations of AGH and Powerus;

○	the expectation that the Merger will be treated as a reorganization for U.S. federal income tax purposes, with the result that the Powerus stockholders will generally not recognize taxable gain or loss for U.S. federal income tax purposes with respect to the Merger;

○	the limited number and nature of the conditions of the obligation of AGH to consummate the Merger;

○	the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction;

●	the issuance of shares of AGH’s Common Stock to Powerus stockholders, including shares of AGH Common Stock issued in exchange for shares of Powerus Common Stock sold in the Powerus Equity Financing and the registration of the shares of AGH on a Form S-4 registration statement, and such shares will become freely tradable for Powerus stockholders who are not affiliates of Powerus and who are not parties to lock-up agreements;

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●	the ability to obtain a Nasdaq listing and the change of the combined organization’s name to Powerus Corporation prior to or upon the Closing; and

●	the likelihood that the Merger will be consummated on a timely basis.

The Powerus Board also considered a number of uncertainties and risks in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

●	the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Powerus and the ability of Powerus to obtain financing in the future in the event the Merger is not completed;

●	the possibility that the Powerus Equity Financing might not be completed or completed in accordance with the terms of the Subscription Agreement and the potential adverse effect of the public announcement of the Powerus Equity Financing on the reputation of Powerus and the ability of Powerus to obtain financing in the future in the event the Powerus Equity Financing is not completed;

●	the Exchange Ratio used to establish the number of shares of AGH’s Common Stock to be issued to Powerus stockholders in the Merger is fixed, and thus the relative percentage ownership of AGH stockholders and Powerus stockholders in Newco immediately following the completion of the Merger may fluctuate depending on interim issuances or the exercise of outstanding warrants;

●	the risk that the Merger might not be consummated in a timely manner or at all, for a variety of reasons, such as the failure to obtain continued listing approval by Nasdaq for Newco, and the potential adverse effect on the reputation of Powerus and the ability of Powerus to obtain financing in the future in the event the Merger is not completed;

●	the costs involved in connection with completing the Merger, the time and effort of Powerus senior management required to complete the Merger, the related disruptions or potential disruptions to Powerus’ business operations and future prospects, including its relationships with its employees, suppliers and partners and others that do business or may do business in the future with Powerus, and related administrative challenges associated with combining the companies;

●	the additional expenses and obligations to which Powerus’ business will be subject to following the Merger that Powerus has not previously been subject to, and the operational changes to Powerus’ business, in each case that may result from being a public company;

●	the fact that the representations and warranties in the Merger Agreement do not survive the Closing and the potential risk of liabilities that may arise post-Closing;

●	the risk that future sales of common stock by existing AGH stockholders (including upon the exercise of existing warrants to purchase AGH Common Stock) may cause the price of AGH Common Stock to fall, thus reducing the potential value of AGH Common Stock received by Powerus stockholders following the Merger; and

●	various other risks associated with the combined organization and the Merger, including the risks described in the section titled “Risk Factors” beginning on page 19 of this information statement/prospectus.

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The foregoing information is not intended to be exhaustive but is believed to include a summary of all of the material factors considered by the Powerus Board in its consideration of the Merger Agreement, the AGH PIPE Financing and Powerus Equity Financing, and the transactions contemplated thereby. After conducting an overall analysis of these and other factors, including thorough discussions with, and questioning of, Powerus’ senior management and legal counsel, the Powerus Board concluded that the benefits, advantages and opportunities of a potential transaction outweighed the uncertainties and risks described above. Based on this overall analysis of the factors described above, the Powerus Board unanimously approved the Merger Agreement, the Merger, the Powerus Equity Financing and the other transactions contemplated by the Merger Agreement.

Certain Unaudited Prospective Financial Information

AGH and Powerus do not as a matter of course publicly disclose financial projections or forecasts as to future performance, revenues, earnings or other results given, among other things, the unpredictability, uncertainty and subjectivity of the underlying assumptions and estimates inherent in preparing financial projections and forecasts. In connection with the parties’ evaluation of a potential transaction, Powerus prepared and provided to Marshall & Stevens, in connection with the financial analyses performed by Marshall & Stevens in rendering the Marshall & Stevens Opinion, certain non-public, unaudited, prospective financial information concerning Powerus on a standalone basis, without giving effect to the Merger, for fiscal years 2026 through 2030 (the “Original Powerus Forecasts”). In connection with the parties’ evaluation of Amendment No. 1 to the Merger Agreement, Powerus prepared and provided to Marshall & Stevens updated forecast information (the “Updated Powerus Forecasts” and, with the “Original Powerus Forecasts, the “Powerus Forecasts”). The Powerus Forecasts are being included in this information statement/prospectus because the Powerus Forecasts were provided to AGH’s financial advisor in connection with their evaluation of Merger as described herein.

The AGH Board reviewed the Powerus Forecasts in connection with Marshall & Stevens’s presentation of the Marshall & Stevens Opinions and, as part of AGH’s due diligence investigation of Powerus, assessed the achievability of the Powerus Forecasts. Based on that evaluation, the AGH Board determined the Powerus Forecasts to be reasonable and reliable for purposes of use in Marshall & Stevens’s valuation models.

You should note that the Powerus Forecasts constitute forward-looking statements. Please see the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 72 of this information statement/prospectus for more information. The Powerus Forecasts were not prepared with a view toward public disclosure or with a view toward complying with U.S. GAAP, the published guidelines of the SEC or the guidelines established by the AICPA for preparation and presentation of prospective financial information. The prospective financial information has been prepared by, and is the responsibility of, Powerus management. BDO USA, P.C. has not audited, reviewed, examined, compiled, nor applied agreed-upon procedures with respect to this prospective financial information. Accordingly, BDO USA, P.C. does not express an opinion or any other form of assurance with respect thereto. The report of BDO USA, P.C. included in this information statement/prospectus relates to Powerus’ previously issued financial statements and does not extend to the prospective financial information, and should not be read to do so. Furthermore, the Powerus Forecasts were prepared based on the information provided by Powerus and do not take into account any circumstances or events occurring after the dates on which they were prepared.

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The Powerus Forecasts should not be relied upon as necessarily indicative of actual future results, as actual results in the future will differ, potentially materially, from these projections, and readers of this information statement/prospectus are cautioned not to place undue reliance on them. Furthermore, since the Powerus Forecasts cover multiple years, such information by its nature becomes less predictive with each successive year. Although the Powerus Forecasts are presented with numerical specificity, they reflect assumptions, estimates and judgments that are inherently uncertain and, although considered reasonable by Powerus management as of the date of their use in preparing the Powerus Forecasts, are subject to significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the Powerus Forecasts, including, among others, risks and uncertainties due to general business, economic, regulatory, market and financial conditions, as well as changes in Powerus’ business, financial condition or results of operations, and other risks and uncertainties described under the headings “Risk Factors” and “Cautionary Statement Regarding Forward-Looking Statements” beginning on pages 19 and 72, respectively. Accordingly, the Powerus Forecasts may not necessarily be indicative of the actual future performance of Powerus, and the Powerus Forecasts set forth below should not be regarded as a representation by Powerus, AGH or any person that the results projected will necessarily be achieved, and they should not be relied on as such. You are cautioned not to rely on the Powerus Forecasts. The inclusion of this information should not be regarded as an indication that the AGH Board, any of its advisors or any other person considered, or now considers, it to be material or to be a reliable prediction of actual future results. The Powerus Forecasts might not be realized and actual results could be significantly higher or lower than estimated. Furthermore, the Powerus Forecasts do not take into account any circumstances or events occurring after the respective dates on which they were prepared.

Original Powerus Forecasts

The Original Powerus Forecasts made several key assumptions, including that:

●	The closing of the Merger would occur in mid-2026;

●	Powerus will raise $50 million in the Powerus Equity Financing in support of working capital and expansion efforts, including strategic acquisitions to drive organic and inorganic revenue growth

●	Powerus will enter into business combinations or strategic partnerships for additional inorganic growth opportunities

●	Continued expansion of national defense budgets for unmanned and autonomous platforms and countermeasure systems

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Original Powerus Forecasts

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2026	2027	2028	2029	2030
Revenue	57.5	130.0	268.0	505.0	875.0
Gross Profit	17.5	39.1	79.4	147.9	255.1
Gross Margin	30.5%	30.0%	29.6%	29.3%	29.2%
EBITDA	4.9	14.0	29.1	59.1	108.6
EBITDA Margin	8.4%	10.7%	10.8%	11.7%	12.4%
Net Income	3.8	11.0	22.8	46.5	85.5

Source: Powerus management

“EBITDA” is defined as earnings before interest, taxes, depreciation and amortization. EBITDA Margin is the percentage of EBITDA over revenue. The Powerus Forecasts may calculate certain non-U.S. GAAP financial measures, including EBITDA and EBITDA Margin, using different methodologies from other companies, and Powerus does not provide a reconciliation of the forward-looking non-U.S. GAAP financial measures to the comparable U.S. GAAP financial measures because it is unable to reasonably predict certain items contained in the U.S. GAAP financial measures, including non-recurring and infrequent items that are not indicative of Powerus’ ongoing operations. These items are uncertain, depend on various factors and could have a material impact on Powerus’ U.S. GAAP results for the applicable period. AGH encourages you to review all of its and Powerus’ financial statements included in this information statement/prospectus in their entirety and to not rely on any single financial measure.

Updated Powerus Forecasts

The table below illustrates the key elements of the updated five-year financial and operating forecasts (the “Updated Powerus Forecasts”) prepared by Powerus management in June 2026 (the “Updated Forecast Preparation Date”) and provided to AGH and Marshall & Stevens prior to the parties’ determination to enter into Amendment No. 1. While the Original Powerus Forecasts were prepared and delivered to Blue as part of due diligence preceding the parties’ entry into the Merger Agreement in March 2026, the Updated Powerus Forecasts were prepared by Powerus management and delivered to AGH and Marshall & Stevens due to the passage of time since the Original Forecasts were delivered to reflect certain commercial developments since such time and to refine certain assumptions incorporated into the Original Forecasts based on information gleaned by Powerus management since the Original Forecasts were prepared and delivered.

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Updated Powerus Forecasts

(Standalone, Pre-Merger Basis)

($ in millions, unaudited)

	2026	2027	2028	2029	2030
Revenue	60.5	136.8	282.0	531.5	922.0
Gross Profit	18.5	42.1	87.8	167.8	297.2
Gross Margin	30.7%	30.8%	31.1%	31.6%	32.2%
EBITDA	(4.1)	15.5	32.8	64.1	117.4
EBITDA Margin	(6.8)%	11.3%	11.6%	12.1%	12.7%
Net Income	(7.2)	11.8	22.6	42.4	76.5

Source: Powerus management

Further Stockholder Approval Not Required

The adoption of the Merger Agreement and, therefore, the approval of the Merger, required the affirmative vote of holders of a majority of the voting power of the shares of AGH Common Stock and AGH Series A Preferred Stock entitled to vote on such matters. On March 9, 2026, the Trust, which, as of the date thereof, was the record holder of 650,000 shares of AGH Common Stock and 10,000,000 shares of AGH Series A Preferred Stock, representing approximately 91% of the aggregate voting power of the issued and outstanding shares of AGH voting stock on such date, has delivered a written consent adopting and, therefore, approving the Merger Agreement and the Merger and the other AGH Approval Matters. Accordingly, the delivery of the AGH Written Consent was sufficient to adopt the Merger Agreement and, therefore, approve the Merger, on behalf of AGH stockholders. AGH has not solicited and is not soliciting your adoption of the Merger Agreement or approval of the Merger.

No further action by any Powerus stockholder or AGH stockholder is required under applicable law, and neither Powerus nor AGH will solicit the votes of their respective stockholders for the adoption or approval of the Merger Agreement or the Merger. Neither Powerus nor AGH will call a special meeting of their respective stockholders for purposes of voting on adoption or approval of the Merger Agreement or the Merger. For this reason, this information statement/prospectus is being provided to you for informational purposes only. You are not being asked for a proxy, and you are requested not to send a proxy.

Interests of AGH Directors and Executive Officers in the Merger

In considering the recommendation of the AGH board of directors with respect to approving the Merger, stockholders should be aware that AGH’s directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of AGH stockholders generally. These interests may present them with actual or perceived conflicts of interest, and these interests, to the extent material, are described below.

The board of directors of AGH was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the AGH stockholders approve the Merger as contemplated by this information statement/prospectus. For a further discussion of these interests, please see “Interests of AGH Directors and Executive Officers in the Merger” beginning on page 116.

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Treatment of AGH Equity Awards

Under the AGH 2025 Equity Incentive Plan (the “AGH Equity Plan”), the Merger will constitute a “change of control.” Pursuant to Section 13 of the AGH Equity Plan, in the event of a change of control, the committee appointed by the AGH Board to administer the AGH Equity Plan (the “Committee”) may, in its sole discretion, accelerate the vesting of outstanding Options and SARs granted under the AGH Equity Plan. The Committee may also cause the Restricted Period (the period of time an award is subject to restrictions as determined by the Committee) applicable to Restricted Stock and Restricted Stock Units granted under the AGH Equity Plan, to expire. If the Committee takes such action, immediately prior to the Effective Time, (1) each outstanding AGH Option would vest in full, and (2) each unvested share of AGH Restricted Stock would fully vest. If the Committee does not take such action, no changes to outstanding Awards would be effected solely by reason of the change of control. As of the date of this information statement/prospectus the Committee is not expected to take any action to accelerate any vesting.

On January 28, 2026, effective January 29, 2026, ChiPing Cheung resigned as Chief Executive Officer, President and a director of AGH and was concurrently appointed as Chief Executive Officer of Chrome Field I, Inc. and Chrome Field II, Inc., wholly-owned subsidiaries of AGH. On the same date, Stephen Ching Ping Cheung resigned as Chairman of the Board and a director of AGH and was concurrently appointed as a director of Chrome Field I, Inc. and Chrome Field II, Inc. Neither resignation was the result of any disagreement with AGH’s operations, policies or procedures. Under Section 15(g) of the AGH Equity Plan, a transfer from employment or service with AGH to employment or service with an Affiliate (including a wholly-owned subsidiary) is not considered a termination of employment or service. Accordingly, the AGH Options held by Messrs. ChiPing Cheung and Stephen Ching Ping Cheung remain outstanding and exercisable for the remainder of the applicable Option Period, subject to the terms of the AGH Equity Plan and the applicable award agreements.

In addition to the outstanding awards described above, on March 20, 2026, the Compensation Committee of the AGH Board recommended, and the AGH Board approved, a one-time grant of 200,000 restricted stock units (RSUs) to Matthew J. Saker, Interim Chief Executive Officer and a director of AGH, in recognition of his contributions to the Merger and related transactions. The grant of the Saker RSU Award is contingent upon stockholder approval of the Newco Equity Plan following consummation of the Merger, and the specific vesting schedule, performance conditions (if any), and other terms will be determined by the Compensation Committee (or the full Board, as applicable) at or promptly following the adoption of such plan. See “Certain Relationships and Related Party Transactions for Newco—Saker RSU Award” for additional information.

All AGH Options granted under the AGH Equity Plan vested immediately upon grant.

The table below sets forth information regarding the AGH Options and AGH Restricted Stock held as of August 6, 2026, by each of the individuals who are or were an executive officer or non-employee director of AGH since the beginning of AGH’s last fiscal year.

Name	Number of AGH Options Held (#)	Weighted Average Exercise Price of Options ($)	Number of AGH Restricted Shares Held (#)
Executive Officers		$
Matthew J. Saker, CEO (1)		-	150,000
Sam Wai Sing Lui, CFO	20,000	$1.25	-
Non-Employee Directors		-	-
Christopher Schraft	-	-	50,000
Vuk Jeremic	-	-	50,000
Xinyue Jasmine Geffner	20,000	$1.25	50,000
Former Executive Officers or Directors		-	-
ChiPing Cheung, former CEO	60,000	$1.25	2,352,000	(2)
Stephen Ching Ping Cheung, former director	1,300,000	$1.11	3,290,000	(3)

(1)	Does not include 200,000 RSUs granted on March 20, 2026 to Matthew J. Saker, Interim Chief Executive Officer of AGH, which are contingent upon stockholder approval of the Newco Equity Plan following consummation of the Merger. See “Certain Relationships and Related Party Transactions for Newco—Saker RSU Award.”

(2)	Mr. ChiPing Cheung has sole voting and dispositive power over the shares of AGH Restricted Stock held by Chrome Fields Asset Management LLC, a limited liability company formed under the laws of the state of Florida, which is wholly-owned by Mr. ChiPing Cheung.

(3)	Mr. Stephen Ching Ping Cheung has sole voting and dispositive power over the shares of AGH Restricted Stock held by Ace Champion Investments Limited, a company formed under the laws of the British Virgin Islands, which is wholly-owned by Mr. Stephen Ching Ping Cheung.

Executive Employment Arrangements

AGH is party to an employment agreement with Mr. Saker, dated January 29, 2026, pursuant to which Mr. Saker serves as Interim Chief Executive Officer of AGH, effective as of January 30, 2026. As compensation for his services, Mr. Saker received a grant of 150,000 shares of AGH Common Stock (the “Saker Restricted Stock”), which vested in full upon the date of grant. The actual issuance of the Saker Restricted Stock is conditioned on Mr. Saker’s continued service to AGH and compliance with the employment agreement. In the event Mr. Saker’s service terminates for any reason other than removal by the AGH Board or termination for cause, or in the event Mr. Saker voluntarily resigns, AGH is obligated to issue to Mr. Saker the full 150,000 shares of Saker Restricted Stock. In the event Mr. Saker is removed from his position by the AGH Board for any reason or his employment is terminated for cause, all shares of Saker Restricted Stock are forfeited without payment or consideration. The Saker Restricted Stock was granted as a contractual obligation independent of and not pursuant to any equity compensation plan. The employment agreement provides for one month’s notice of termination (or salary in lieu thereof) by either party. In connection with entering into the employment agreement, Mr. Saker agreed to the cancellation of all prior equity awards previously granted to him by AGH, including any stock options granted for his prior service as an independent director. The employment agreement also contains customary confidentiality provisions that survive termination.

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Limitations of Liability and Indemnification

In addition to the indemnification obligations required by the Articles of Incorporation of AGH (the “AGH Charter”) and the Bylaws of AGH (the “AGH Bylaws”), AGH has entered into director agreements with each of its directors that provide for the indemnification of AGH’s directors and executive officers and, at times, their affiliates to the fullest extent permitted by Nevada law.

Interests of Powerus Directors and Executive Officers in the Merger

In considering the recommendation of the Powerus Board with respect to approving the Merger, stockholders should be aware that Powerus’ directors and executive officers have interests in the Merger that are different from, or in addition to, the interests of Powerus stockholders generally. These interests may present them with actual or potential conflicts of interest, and these interests, to the extent material, are described below.

The Powerus Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement and the Merger, and to recommend that the Powerus stockholders approve the Merger as contemplated by this information statement/prospectus. For a further discussion of these interests, please see “Interests of Powerus Directors and Executive Officers in the Merger” beginning on page 118.

Powerus Options

Pursuant to the Merger Agreement, each outstanding and unexercised Powerus Option will be converted into a Newco Option, on the same terms and conditions, including vesting schedules, with the exercise price and number of shares adjusted for the Exchange Ratio.

The table below sets forth information regarding the Powerus stock options held as of August 6, 2026 by each of Powerus’ current executive officers and directors. All such options vest in equal quarterly installments over two years, commencing on May 1, 2026; provided, that all such options shall vest in full upon a change of control occurring after the six month anniversary of the date of grant, which is expected to apply to the Merger. The number of shares of common stock underlying such options and the exercise price will be adjusted appropriately to reflect the Exchange Ratio, as shown below.

Name	Powerus Options Held (#)	Powerus Exercise Price	As Converted Newco Options	As Converted Newco Exercise Price
Andrew Fox, CEO and Director	11,165	$450	6,689,871	$0.75
Brett Velicovich, President and Director	5,007	$450	3,000,106	$0.75
Jim Biehl, Chief Legal Officer	6,041	$450	3,619,661	$0.75
Michael Sinensky, Director	5,007	$450	3,000,106	$0.75
Roman Vintfeld, Director	5,007	$450	3,000,106	$0.75

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Management Following the Merger; Employment Agreements

As described in the section captioned “Management and Directors of Newco After the Merger” beginning on page 183 of this information statement/prospectus, certain of Powerus’ directors and executive officers are expected to become the directors and executive officers of Newco upon the Closing. Certain of our executives have employment agreements that will be assumed by Newco upon the Closing.

Bonus Pool

On July 17, 2026, the AGH Board approved the creation of a bonus pool in an amount not to exceed $10 million, payable to Newco officers and employees after the Closing of the Merger (the “Bonus Pool”) in order to provide a compelling long-term financial incentive for key employees through consummation of the Merger. No awards under the Bonus Pool have been allocated as of the date of this information statement/prospectus. Powerus’ executive officers, among other key employees, are eligible for such allocations. Any allocations to Powerus executive officers will be made, if at all, with the approval of the Newco Compensation Committee (or their designee) after the Closing.

Limitations of Liability, Indemnification and Insurance

In addition to the indemnification obligations required by the certificate of incorporation and bylaws of Powerus, Powerus expects that Newco will enter into indemnification agreements with each of its directors and officers. These agreements would provide for the indemnification of Newco directors and executive officers for reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were agents of Newco.

Listing of Newco Common Stock

Shares of AGH Common Stock are currently listed on Nasdaq under the symbol “PUSA.” AGH has agreed to use commercially reasonable efforts to (a) maintain its listing on Nasdaq until the Effective Time and to obtain approval of the listing of the combined corporation on Nasdaq; (b) to the extent required by the rules and regulations of Nasdaq, prepare and submit to Nasdaq a notification form for the listing of the shares of AGH Common Stock to be issued in connection with the Merger and transactions contemplated thereunder, and to cause such shares to be approved for listing (subject to official notice of issuance); (c) to the extent required by Nasdaq Marketplace Rule 5110, assist Powerus in preparing and filing an initial listing application for the AGH Common Stock issued to Powerus stockholders (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be conditionally approved prior to the Effective Time.

In addition, under the Merger Agreement, each of AGH’s and Powerus’ obligation to complete the Merger is subject to the satisfaction or waiver by each of the parties, at or prior to the Closing, of various conditions, including that Nasdaq Listing Application shall have been approved.

If Nasdaq Listing Application is approved, AGH anticipates that the common stock of Newco will be listed on Nasdaq following the Closing under the trading symbol “PUSA.”

Governance of Newco

The Newco Board will consist of five members who will be determined prior to the Closing, all of whom will be selected by Powerus, (one of whom will be Mr. Fox). At least three will be independent under applicable Nasdaq listing rules. As such, a majority of Newco directors will be independent.

Following the Closing, Newco is expected to be led by Andrew Fox as Chief Executive Officer and Chair of the Newco Board; Brett Velicovich as President; and Edward Jordan as Chief Financial Officer. The corporate headquarters and related corporate functions for Newco will be located at 515 North Flagler Drive, Suite 350, West Palm Beach, FL 33401.

Upon completion of the Merger, Newco Common Stock is expected to continue to be listed and traded on Nasdaq under the ticker symbol “PUSA.” The fiscal year of Newco will end on December 31 of each calendar year.

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Material United States Federal Income Tax Consequences

It is intended that the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, a holder of Powerus Common Stock that receives shares of Newco Common Stock in the Merger will (i) not recognize any gain or loss upon the exchange of shares of Powerus Common Stock for Newco Common Stock in the Merger, (ii) have a tax basis in the Newco Common Stock received equal to the tax basis of the Powerus Common Stock surrendered in exchange therefor; and (iii) have a holding period for shares of Newco Common Stock received that includes its holding period for its shares of Powerus Common Stock surrendered in exchange therefor. For further information, please read the section entitled “Material U.S. Federal Income Tax Consequences” on page 191 of this information statement/prospectus.

The United States federal income tax consequences described above may not apply to all securityholders of Powerus. Securityholders of Powerus are strongly urged to consult their tax advisors as to the specific tax considerations of the Merger, including the applicability and effect of federal, state, local and non-U.S. income and other tax laws in their particular circumstances.

Anticipated Accounting Treatment

The Merger is expected to be treated as a reverse acquisition and will be accounted for as a reverse acquisition in accordance with U.S. GAAP, whereby Powerus will be treated as the acquirer and AGH will be treated as the “acquired” company for financial reporting purposes. For accounting purposes, Powerus is considered to be acquiring the assets and liabilities of AGH in this transaction based on the terms of the Merger Agreement and other factors, including: (i) Powerus’ equity holders will own a substantial majority of the voting rights in Newco; (ii) Powerus will designate all of the initial members of the board of directors of Newco (the “Newco Board”); and (iii) Powerus’ executive management team will hold key management positions of Newco.

Accordingly, the historical financial statements of Powerus will represent a continuation of the financial position and results of operations of Powerus, with the merger being treated as the equivalent of Powerus issuing stock for the net assets of AGH. The net assets acquired and liabilities assumed of AGH by Powerus will be recorded at fair market value in accordance with ASC Topic 805, Business Combinations, due to the change in control. Operations prior to the merger will be those of Powerus in future reports of the combined company. The acquisition method of accounting is dependent upon certain valuations that have yet to be finalized. A final determination of these estimated fair values, which cannot be made prior to the completion of the transaction, will be based on the actual net tangible and intangible assets of AGH that exist as of the date of completion of the transaction. See “Unaudited Pro Forma Condensed Combined Financial Information” beginning on page 161 of this information statement/prospectus for additional information.

Litigation Relating to the Merger

As of the date of this information statement/prospectus, there are no pending lawsuits challenging the Merger. However, potential plaintiffs may file lawsuits challenging the Merger. The outcome of any future litigation is uncertain. Such litigation, if not resolved, could prevent or delay consummation of the Merger and result in substantial costs to AGH, including any costs associated with the indemnification of directors and officers. One of the closing conditions is the absence of any order or legal requirement that enjoins, restrains or otherwise prevents the consummation of the Merger. Therefore, if a plaintiff were successful in obtaining an injunction prohibiting the consummation of the Merger on the agreed-upon terms, then such injunction may prevent the Merger from being consummated, or from being consummated within the expected time frame.

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THE MERGER AGREEMENT

In this information statement/prospectus, “Merger Agreement” refers to the Agreement and Plan of Merger, dated as of March 8, 2026 by and among AGH, Powerus, Merger Sub and Andrew Fox, solely in his capacity as representative of the stockholders, as amended by Amendment No. 1, dated as of July 17, 2026, by and among AGH, Powerus, Merger Sub and Stockholder Representative, copies of which are attached as Annex A to this information statement/prospectus.

This section of the information statement/prospectus describes the material provisions of the Merger Agreement but does not purport to describe all of the terms of the Merger Agreement. The following summary of the Merger Agreement is qualified by reference to the complete text of the Merger Agreement, which is incorporated by reference and a copy of which is attached as Annex A to this information statement/prospectus. The rights and obligations of the parties are governed by the express terms and conditions of the Merger Agreement and not by this summary or any other information contained in this information statement/prospectus. The Merger Agreement has been included with this information statement/prospectus to provide you additional information regarding its terms. The Merger Agreement sets forth the contractual rights of AGH and Powerus but is not intended to be a source of factual, business or operational information about AGH and Powerus. That kind of information can be found elsewhere in this information statement/prospectus and in the other filings AGH makes with the SEC. As a stockholder, you are not a third-party beneficiary of the Merger Agreement and therefore you may not directly enforce any of its terms or conditions. The parties’ representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors. Certain of the representations, warranties and covenants in the Merger Agreement are qualified by information AGH filed with the SEC prior to the date of the Merger Agreement, as well as by disclosure schedules delivered pursuant to the Merger Agreement. The disclosure schedules have not been made public because, among other reasons, they include confidential or proprietary information. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the businesses of AGH or Powerus, because it may take certain actions that are either expressly permitted in the confidential disclosure letters to the Merger Agreement or as otherwise consented to by the appropriate party/ies, which may be given without prior notice to the public.

Merger Agreement

The descriptions that follow are of the material provisions of the Merger Agreement. For more information concerning the Merger Agreement, please review the copy of the Merger Agreement attached as Annex A. For more information about the background of and reasons for the Merger Agreement, see the section entitled “The Merger—Background of the Merger” beginning on page 93.

The Merger

Prior to entering into the Merger Agreement, AGH formed Merger Sub as a direct, wholly owned subsidiary for the purpose of effecting the transactions contemplated thereby. Upon satisfaction or waiver of the conditions to closing in the Merger Agreement, Merger Sub will consummate the merger with and into the Powerus (the “Merger”), with Powerus surviving the Merger as a direct, wholly owned subsidiary of AGH. Upon completion of the Merger, AGH will change its name to “Powerus Corporation,” reflecting the combined business (the combined company, referred to as “Newco”).

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The Closing and the Effective Time of the Merger

Subject to the satisfaction or waiver of all of the conditions to closing set forth in the Merger Agreement and described below in “Conditions to the Merger”, the closing of the Merger a shall take place (a) remotely by exchange of documents and signatures (or their electronic counterparts) on the second business day after the day on which the conditions to closing are satisfied in accordance with the Merger Agreement or (b) at such other place and time as Powerus and AGH may mutually agree in writing.

Upon the terms and subject to the conditions of the Merger Agreement, as soon as practicable on the date of closing, the parties shall cause the Merger to be consummated by filing a certificate of merger with the Secretary of State of the State of Delaware. The Merger shall become effective at the time that the properly executed and certified copy of the certificate of merger is filed or, to the extent permitted by applicable law, at such later time as is agreed to by the parties prior to the filing of such certificate of merger and specified in the certificate of merger.

Consideration to be Received in the Merger

Each share of Powerus’ Common Stock outstanding immediately prior to the effective time of the Merger (other than any dissenting shares) will automatically be converted into the right to receive the merger consideration (the “Merger Consideration”), which consists of:

●	the right to receive 599.18229 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of AGH Common Stock in exchange for each share of Powerus Common Stock; and

the right to receive up to receive a portion of 55 million additional shares of AGH Common Stock (the “Earn Out Shares”) issuable at the Closing. As of the date hereof, there are 132,952 shares of Powerus Common Stock outstanding. Powerus does not anticipate issuing any other shares of Powerus Common Stock prior to Closing except upon the exercise, if any, of any Powerus Options or Powerus Warrants. Such Powerus Common Stock will be exchanged for approximately 134.7 million shares of Newco Common Stock (including the Earn Out Shares).

Treatment of Outstanding Powerus Stock Options

Each stock option to purchase shares of Powerus Common Stock (each, a “Powerus Option”) that is outstanding and unexercised, whether vested or unvested, immediately prior to the effective time of the Merger shall be converted automatically into a nonqualified stock option to purchase shares of common stock of Newco Common Stock (“Newco Common Stock”) granted pursuant to the 2026 Equity Incentive Plan of AGH (each, a “Replacement Option”) on substantially the same terms and conditions (including, if applicable, exercise and expiration provisions), as applied to the corresponding Powerus Option immediately prior to the effective time of the Merger, except that the number of shares subject to each Replacement Option and the exercise price shall be equitably adjusted by the Exchange Ratio. No fractional shares of Newco Common Stock will be subject to Replacement Options; any fractional shares will be rounded up to the nearest whole share.

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As of the date hereof, there are 38,621 Powerus Options outstanding (Powerus does not anticipate issuing any other Powerus Options prior to Closing) with an exercise price of $450.00 per Powerus Option, and such Powerus Options will be exchanged for Replacement Options to purchase 23,141,023 shares of Newco Common Stock at an exercise price of $0.75 per share of Newco Common Stock. The Powerus Board has determined the Merger to be a Change of Control under its existing equity incentive plan; accordingly, all outstanding Powerus Options will vest in full upon the Merger.

Treatment of Outstanding Powerus Warrants

Each warrant to acquire shares of Powerus Common Stock (each, a “Powerus Warrant”) that is outstanding and unexercised, whether vested or unvested, immediately prior to the effective time of the Merger shall be converted automatically into a warrant to acquire shares of Newco Common Stock (each, a “Replacement Warrant”) on substantially the same terms and conditions as applied to the corresponding Powerus Warrant immediately prior to the effective time of the Merger, except that the number of shares subject to each Replacement Warrant and the exercise price shall be equitably adjusted by the Exchange Ratio. No fractional shares of Newco Common Stock will be subject to Replacement Warrants; any fractional shares will be rounded up to the nearest whole share.

As of the date hereof, there are 47,683 Powerus Warrants outstanding with an average exercise price of $0.001 per Powerus Warrant. All such Powerus Warrants will be exchanged for Replacement Warrants to purchase 28,570,809 shares of Newco Common Stock (assuming the additional issuance of warrants) at an average exercise price of $0.001 per share of Newco Common Stock.

Rule 16b-3 Approval

Each of AGH and Powerus, and their respective boards, has taken action and, prior to the effective time of the Merger, may take such further actions, if any, as may be necessary or appropriate to ensure that the acquisition of equity securities of AGH (including derivative securities) pursuant to the transactions contemplated by the Merger Agreement by any individual who will become subject to Section 16 of the Exchange Act is exempt under Rule 16b-3 promulgated under the Exchange Act.

Procedures for Exchange of Share Certificates

Prior to the effective time of the Merger, AGH and Powerus expect to appoint an exchange agent for the purpose of exchanging certificates representing Powerus Common Stock, if any, for the consideration issuable in respect of Powerus Common Stock. AGH will deposit with the exchange agent shares of AGH Common Stock to be issued pursuant to the Merger Agreement. No later than the second business day following the effective time of the Merger, AGH will cause the exchange agent to mail to each holder of record of one or more shares of Powerus Common Stock:

●	a letter of transmittal, which will specify that delivery of the stock certificates or book-entry notation representing shares of Powerus Common Stock (each referred to as a “certificate”) will be effected, and risk of loss and title to the certificates will pass, only upon delivery of the certificates and letter of transmittal to the exchange agent; and

●	instructions for use in effecting the surrender of the certificates or book-entry notation in exchange for shares of AGH Common Stock.

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Upon surrender of a certificate representing Powerus Common Stock for cancellation to the exchange agent, together with the letter of transmittal described above, duly executed and completed in accordance with the instructions that accompany the letter of transmittal, the holder of that certificate or book-entry notation representing shares of Powerus Common Stock will be entitled to receive in exchange therefor the applicable portion of the Merger Consideration in the form of shares of AGH Common Stock. The surrendered certificate will then be cancelled.

In the event of a transfer of ownership of Powerus Common Stock that is not registered in the transfer records of Powerus, a certificate representing the proper number of shares of AGH Common Stock may be issued to the transferee if the certificate representing such Powerus Common Stock is presented to the exchange agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid.

Any former stockholders of Powerus who have not surrendered their certificates representing Powerus Common Stock within one year after the effective time of the Merger should only look to AGH, not the exchange agent, for delivery of shares of AGH Common Stock and for any unpaid dividends and distributions on the shares of AGH Common Stock deliverable to those former stockholders pursuant to the Merger Agreement.

Covenants and Agreements

Interim Operations

Each of AGH and Powerus has agreed to customary covenants that place restrictions on them and their respective subsidiaries until the effective time of the Merger. Except as set forth in the disclosure schedules provided by each of AGH and Powerus, as expressly permitted or provided for by the Merger Agreement, as required by applicable laws or with the written consent of the other party, each of AGH and Powerus has agreed that it will, and will cause each of their respective subsidiaries to:

●	use its reasonable best efforts to conduct its operations and cause each of its subsidiaries to conduct its operations only in the ordinary course business;

●	use its reasonable best efforts to maintain and preserve intact its business organization, to retain the services of its current officers and key employees (it being understood that no material increases in any compensation, including any incentive, retention or similar compensation shall be required in respect thereof except to the extent such increase is required in the ordinary course of business and is permitted by Merger Agreement) and to preserve the good will of its material customers, suppliers, agents, employees and other persons with whom it has material business relationships;

●	not amend or propose to amend its organizational documents;

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●	not make, declare or pay any dividend or distribution on any shares of its capital stock or enter into any contract restricting or limiting the ability of the party, or any of its subsidiaries to make any payment of dividends or to make any distributions to their stockholders, other than (i) dividends and distributions by wholly owned subsidiaries of the applicable party, in the ordinary course of business and (ii) such restrictions or limitations required by applicable law;

●	not (i) adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than as may be required by the applicable party’s organizational documents or the organizational documents of its subsidiaries, or pursuant to the terms of the applicable party’s equity plan), (iii) issue, deliver or sell any additional shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such securities (other than (A) in the case of Powerus, pursuant to Powerus Equity Financing; (B) pursuant the vesting or settlement of or the applicable party’s stock options or equity awards (as applicable) outstanding as of the date of the execution of the Merger Agreement and grants of stock options or equity awards (as applicable) under the applicable party’s equity plan, in the applicable party’s sole discretion; or (C) pursuant to agreements expressly permitted under the Merger Agreement) or (iv) enter into any contract with respect to the sale, voting, registration or repurchase of its capital stock;

●	not incur, assume or guarantee any indebtedness for borrowed money in excess of $250,000, other than pursuant to any indebtedness instrument outstanding as of the date of the Merger Agreement and made available to the other party or in connection with interest rate hedges on terms in the ordinary course of business;

●	not (i) materially increase the compensation or benefits payable or to become payable to any current or former employee or any directors or officers (other than in the ordinary course of business and except as required by law or any benefits plans of the applicable party or contracts as in effect on the day hereof), (ii) grant any severance or termination pay to any employee of the party or its subsidiaries or any directors or officers other than as mandated by contract or pursuant to the applicable party’s policies or contract, in either case as in effect prior to the date of the Merger Agreement, (iii) renew or enter into or amend any new employment, severance or consulting agreement with any employee of the party or its subsidiaries or any directors or officers, advisors or consultants, other than any new employment or severance or consulting agreement with any employee, consultant or advisor of the applicable party or their respective subsidiaries whose total cash compensation (if annualized) would not exceed $350,000, (iv) establish, adopt, enter into, materially amend or terminate any benefit plan of the applicable party, (v) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (vi) implement any facility closings or employee layoffs that do not comply with the WARN Act or implement any employee layoffs or reductions in force in violation of the WARN Act or (vii) take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former employee or any directors or officers, except, in each case, (A) to the extent required by applicable law, the Merger Agreement or any benefit plan of the applicable party that has been made available to the other party, or (B) other than in respect of clause (vii) immediately above, to comply with Section 409A of the Code and guidance applicable thereunder;

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●	not materially amend any material tax return, make, change or revoke any entity classification or other material tax election (other than making any elections in connection with filing tax returns in the ordinary course of business), change an annual accounting period for tax purposes, change or adopt any material accounting method with respect to taxes, file any material amendment with respect to any material tax return, enter into any material closing agreement with any governmental authority with respect to a material amount of taxes, settle or compromise any proceeding with respect to any material tax claim or assessment relating to the applicable party or its subsidiaries (as applicable) for an amount that materially exceeds the amount disclosed, reflected or reserved against in the applicable party’s financial statements, surrender any right to claim a refund of material amount of taxes, or consent to or request any extension or waiver of the limitation period applicable to any material tax claim or assessment relating to the applicable party or its subsidiaries;

●	not acquire, or authorize, recommend, propose or announce an intention to acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business, any material assets or properties, or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

●	not materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets other than as required by changes in generally accepted accounting principles in the U.S. (“U.S. GAAP”) or applicable law after the execution of the Merger Agreement;

●	not sell, lease, license, transfer, pledge, encumber (other than permitted liens), grant or dispose of any assets, including any intellectual property rights and the capital stock of subsidiaries of the applicable party, that are material to the party and its respective subsidiaries, taken as a whole other than (i) in connection with products or services offered or provided in the ordinary course of business, (ii) the disposition of used, obsolete or excess equipment in the ordinary course of business or (iii) expirations of registered intellectual property in accordance with the applicable statutory term, grants of non-exclusive licenses of intellectual property, or dispositions of non-material intellectual property, in each case in the ordinary course of business;

●	except as otherwise expressly permitted in the Merger Agreement, not (i) enter into any contract which if in effect as of the date of this Merger Agreement would be a material contract or real property lease, other than in the ordinary course of business (unless such contract would otherwise be prohibited under the Merger Agreement), (ii) enter into any contract that would limit or otherwise restrict the applicable party or any of its subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict the applicable party or any of its subsidiaries or any of their successors, in each case from engaging or competing in any line of business or in any geographic area in any material respect or (iii) terminate, cancel or request any material change in or waive any material rights under any material contract or real property lease, other than the expiration of any material contract or real property lease in accordance with its terms in the ordinary course of business (unless such action would otherwise be prohibited under the Merger Agreement), or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third-parties;

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●	implement or announce a plant closing, mass layoff or any other action which would trigger the notice requirements of the WARN Act;

●	not commence, initiate, waive, release, assign, settle or compromise any legal action, or enter into any settlement agreement or other understanding or agreement with any governmental authority (other than entry into commercial agreements not relating to a dispute with such governmental authority in the ordinary course of business), relating to the party or any of its subsidiaries, other than any such waiver, release, assignment, settlement or compromise with a person that is not a governmental authority that is limited only to the payment of money or other form of value that, collectively in respect of such waiver, release, assignment, settlement or compromise, is not in excess of $100,000 individually or $500,000 in the aggregate;

●	not make any loans, advances or capital contributions to (other than business advances in the ordinary course of business), or investments in, any other person (including any of its executive officers, directors, employees, agents or consultants), other than (i) by the applicable party or a wholly-owned subsidiary of such party to, or in, the party or any of its wholly-owned subsidiaries or (ii) make any material change in its existing borrowing or lending arrangements for or on behalf of such persons;

●	not enter into or amend any arrangement or contract with any affiliate, director, officer or stockholder of the party that would reasonably be expected to materially delay or prevent the consummation of the transactions contemplated by the Merger Agreement or, in the case of AGH, that would be required to be described under Item 404 of Regulation S-K of the SEC;

●	not take any action that would reasonably be expected to result in any of the “Conditions to the Merger” described below not being satisfied or satisfaction of those conditions being materially delayed; and

●	not agree in writing or otherwise enter into a binding agreement to do any of the foregoing.

Additionally, each party to the Merger Agreement has also agreed to make an appropriate filing of the notification and report forms required by the HSR Act with respect to the Merger promptly after the execution of Amendment No. 1 (unless a later date is mutually agreed in writing between the Parties), and to supply as promptly as reasonably practicable and advisable any additional information and documentary materials that may be requested pursuant to the HSR Act and to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as reasonably practicable.

Amendment No. 1 restricts AGH, its subsidiaries and other controlled affiliates, from knowingly acquiring or agreeing to acquire any material assets, equity interests, or business, if such acquisition would be reasonably likely to prevent the obtaining of any action (or non-action), decision, order or consent of any governmental authority under the HSR Act, or the expiration or termination of any applicable HSR Act waiting period, necessary to consummate the transactions contemplated by the Merger Agreement.

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No Solicitation of Acquisition Proposals

The Merger Agreement contains a customary mutual “no solicitation” provision that prohibits the parties and from taking any action to solicit an acquisition proposal, provide information in connection with an acquisition proposal, or engage in any discussions or negotiations related to an acquisition proposal.

Representations and Warranties

AGH and Powerus have made various representations and warranties in the Merger Agreement which are substantially reciprocal. Those representations and warranties are subject to qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement, including exceptions in the confidential disclosure letters delivered by each party in connection with the Merger Agreement. Some of the more significant of these representations and warranties pertain to:

●	organization, good standing and qualification to do business with respect to us and our subsidiaries in each of their jurisdictions of organization;

●	governmental and third-party consents, and other governmental filings and approvals relating to the execution, delivery and performance of the Merger Agreement;

●	corporate authority to enter into the Merger Agreement and the enforceability of the Merger Agreement against us;

●	resolutions adopted by our board of directors declaring the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement to be fair, approving the Merger Agreement, the Merger, and the transactions contemplated by the Merger Agreement, and containing their recommendation that the stockholders approve the Merger Agreement;

●	absence of violations or conflicts with our or any of our subsidiaries’ governing documents, applicable law, and material contracts;

●	capital structure, including shares issued and outstanding and obligations pursuant to equity awards and warrants;

●	absence of preemptive or similar rights or debt securities that give their holders the right to vote with our respective stockholders;

●	capitalization and ownership of subsidiaries;

●	AGH’s SEC filings;

●	financial statements and the absence of undisclosed liabilities or obligations;

●	our internal control over financial reporting, disclosure controls and procedures;

●	the absence of certain events, including changes having, or which would reasonably be expected to have, a material adverse effect, since December 31, 2025;

●	litigation matters and investigations;

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●	material contracts;

●	employee benefit matters;

●	labor and employment matters;

●	tax matters;

●	environmental matters;

●	intellectual property matters;

●	real property matters;

●	compliance with applicable laws and other regulatory matters;

●	the inapplicability of certain anti-takeover statutes;

●	the absence of undisclosed material transactions with affiliates;

●	insurance policies and coverage;

●	the receipt by the AGH board of directors of an opinion from AGH’s financial advisor;

●	broker’s or advisor’s fees

●	accuracy of information supplied;

●	the stockholder vote required to approve the transactions contemplated by the Merger Agreement;

●	lack of ownership of the other party’s common stock or other equity interests; and

●	anti-corruption and FCPA compliance.

None of these representations and warranties will survive after the effective time of the Merger.

Certain of the representations and warranties are qualified as to “materiality” or whether a “material adverse effect” has occurred or would be reasonably expected to occur. For purposes of the Merger Agreement, the term “material adverse effect” means, with respect to any party, any change, effect, event, occurrence, state of facts or development that individually or in the aggregate has had or would reasonably be expected to (a) result in a material adverse effect on the business, assets, liabilities, results of operations or financial condition of such person and its subsidiaries, taken as a whole, or (b) prevent, or materially impair or delay, the ability of the party to consummate the transactions or otherwise perform any of its obligations under the Merger Agreement, except for any such change or effect that arises or results from (among others):

●	changes in general economic, capital market, social, legislative or political conditions or changes in law or other legal or regulatory conditions, or changes in U.S. GAAP or the interpretation thereof that, in any case, do not disproportionately affect such person (in which case, only the incremental disproportionate impact of such effect will be taken into account in determining whether there has been, or would be, a material adverse effect);

●	changes in the securities markets, credit markets, currency markets or other financial markets that, in any case, do not disproportionately affect such person (in which case, only the incremental disproportionate impact of such effect will be taken into account in determining whether there has been, or would be, a material adverse effect);

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●	changes that affect generally the industries in which AGH and Powerus and their subsidiaries are engaged and do not disproportionately affect such person (in which case, only the incremental disproportionate impact of such effect will be taken into account in determining whether there has been, or would be, a material adverse effect);

●	failure to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period on or after the date of the Merger Agreement;

●	the existence or occurrence of any force majeure events that do not disproportionately affect such person (in which case, only the incremental disproportionate impact of such effect may be taken into account in determining whether there has been, or would be, a material adverse effect); or

●	any action taken or not taken at the specific written request of the other party and not otherwise required to be taken by the Merger Agreement.

Conditions to the Merger

Mutual Conditions to Each Party’s Obligation to Effect the Merger

The Merger Agreement contains a number of closing conditions, including the following conditions that apply to the obligations of each of AGH, Powerus, and Merger Sub:

●	AGH shall have obtained the approval of a majority of its stockholders to adopt the Merger Agreement;

●	Powerus shall have obtained the approval of a majority of its stockholders to adopt the Merger Agreement;

●	the SEC shall have declared the registration statement, of which this information statement/prospectus forms a part, to be effective, and no stop order concerning the registration statement shall be in effect;

●	the parties have complied with Rule 14c-2 and SEC Rules, including that 20 calendar days shall have passed following the commencement of mailing of this information statement/prospectus to AGH’s stockholders;

●	the expiration or termination of the waiting period (or extensions thereof) under the HSR Act relating to the mergers;

●	AGH shall have entered into definitive agreements with respect to the private placement of the AGH Common Stock or other equity securities of AGH, pursuant to which the AGH has received gross proceeds of $10,000,000;

●	the shares of AGH Common Stock to be issued to stockholders of Powerus pursuant to Merger Agreement shall have been approved for listing on Nasdaq, subject only to official notice of issuance; and

●	none of the parties to the Merger Agreement shall be subject to any decree, order or injunction of a U.S. court of competent jurisdiction that prohibits the consummation of the Merger.

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In addition to the conditions described above, neither AGH nor Powerus is obligated to effect the Merger unless the following conditions, as applicable, are satisfied or waived by that party on or before the closing date:

●	The representations and warranties of the other party are subject to the following closing date bring-down requirements (and the receipt of an officer’s certificate from such other party confirming that such requirements have been satisfied):

○	The representations and warranties of the other party shall be true and correct as of the closing date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), subject to certain exceptions depending on the specific representation and warranty;

○	The other parties shall have performed in all material respects their covenants and agreements under the Merger Agreement; and

○	No event, circumstance, development, change or effect shall have occurred since the date the Merger Agreement that, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect on the other party.

Conditions to Powerus’ Obligation to Effect the Merger

Powerus’ obligation to effect the Merger is subject to the following:

●	receipt of the Leak-Out Agreements from AGH;

●	receipt of the Replacement Warrants issued in replacement of the Powerus Warrants;

●	receipt of the Replacement Options issued in replacement of the Powerus Stock Options;

●	AGH creating a reserve with its transfer agent for the maximum number of Earn Out Shares;

●	satisfaction of all conditions to closing pursuant to the AGH Preferred Stock Purchase Agreement; and

●	receipt of the resignation letters for the resigning directors and officers of AGH.

Conditions to AGH’s Obligation to Effect the Merger

AGH’s obligation to effect the Merger is subject to the following:

●	receipt of the Lock-Up Agreements from Powerus; and

●	receipt of the Earn Out Spreadsheet from Powerus.

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Termination of the Merger Agreement

The board of directors of AGH or Powerus may terminate the Merger Agreement at any time prior to the effective time of the Merger by mutual written consent, or if:

●	the parties have not consummated the Merger by December 31, 2026 (the “End Date”), and the party desiring to terminate the Merger Agreement for this reason has not materially breached any of its obligations under the Merger Agreement in a manner that was the primary cause, or primarily resulted in, the failure of the Merger to occur on or before that date provided that if all conditions have been satisfied (or are capable of being satisfied) as of the End Date other than the 20 calendar day waiting period condition, then the End Date shall be automatically extended until three business days following expiration of such waiting period;

●	a governmental authority has issued an order, decision, judgment, writ, injunction, decree, or other determination permanently preventing, restraining, enjoining or otherwise making illegal the consummation of the Merger that has become final and non-appealable, and the party desiring to terminate the Merger Agreement for this reason has not materially breached any of its obligations under the Merger Agreement in a manner that was the primary cause, or primarily resulted in, the issuance of such order, decision, judgment, writ, injunction, decree, or other determination;

●	any representation or warranty of the other parties is inaccurate or the other parties have breached a covenant contained in the Merger Agreement, in any case, such that the condition to the closing of the Merger Agreement related to the accuracy of the representations and warranties of the other parties and the performance of the covenants and agreements in the Merger Agreement by the other parties would not be satisfied, and the such inaccuracy or breach is not curable by December 31, 2026 or, if curable and the breaching party is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, if it remains uncured for a period of 30 days commencing on the date that non-breaching party receives written notice of such inaccuracy or breach, and the party desiring to terminate the Merger Agreement is not, at the time of the termination, in breach of any representation, warranty, covenant or agreement in the Merger Agreement that would give rise to the right of the other party to terminate the Merger Agreement; or

●	such party has not received the other party’s stockholder written consent by 11:59 p.m., New York City time, on the date that is one day after the date of the Merger Agreement.

Fees and Expenses

Except as otherwise provided in the Merger Agreement, whether or not the Merger is consummated, all expenses (including those payable to representatives of the parties) incurred by any party or on its behalf in connection with the Merger Agreement and the transactions contemplated by it (“Expenses”) shall be paid by the party incurring those Expenses.

Amendment; Extensions and Waivers

The parties may amend the Merger Agreement, by action taken or authorized by their boards of directors, at any time before the effective time by an instrument in writing signed on behalf of each of the parties. After the stockholders adopt the Merger Agreement, however, no amendment to the Merger Agreement may be made that by law or regulation of Nasdaq requires the further approval of stockholders unless that further approval is obtained.

At any time prior to the effective time of the Merger, each party may, by action taken by its board of directors, to the extent legally allowed:

●	extend the time for the performance of any of the obligations or other acts of the other parties to the Merger Agreement;

●	waive any inaccuracies in the representations and warranties made to such party contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; and

●	waive compliance with any of the covenants or conditions for the benefit of such party contained in the Merger Agreement.

Governing Law

All matters arising out of or relating to the Merger Agreement and the transactions contemplated thereby (including its interpretation, construction, performance and enforcement) are governed by and will be construed in accordance with the laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

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AGREEMENTS RELATED TO THE MERGER

Lock-Up Agreements

Simultaneously with the execution of the Merger Agreement, certain stockholders of Powerus entered into Lock-Up Agreements (the “Lock-Up Agreements”). Pursuant to the Lock-Up Agreements, such stockholders agreed not to sell or otherwise dispose of or transfer any AGH Common Stock held by such stockholder immediately after the effective time of the Merger (the “Lock-Up Shares”). The Lock-Up Shares are released in three tranches, with 33.33% of the Lock-Up Shares released upon the Closing of the Merger, 90 days after Closing, and 180 days after Closing.

Leak-Out Agreements

Simultaneously with the execution of the Merger Agreement, certain stockholders of AGH entered into Leak-Out Agreements (the “Leak-Out Agreements”). Pursuant to the Leak-Out Agreements, the AGH stockholders signatory thereto agreed not to sell shares of AGH stock under certain price points for one year after the signing of the Merger Agreement.

Powerus Equity Financing

On March 5, 2026 in connection with the contemplated merger, funds associated with the investment firm Korea Climate & Governance Improvement Fund entered into subscription agreements with Powerus to purchase 27,809 shares of Powerus Common Stock at a price per share of $1,798 per share. The financing closed on April 3, 2026, at which time the shares were issued and Powerus received gross cash proceeds of approximately $50.0 million.

AGH PIPE Financing

In connection with the contemplated merger, on March 6, 2026, AGH entered into a securities purchase agreement with certain institutional and accredited investors for the purchase of 3 million shares (or pre-funded warrants in lieu thereof) at a purchase price of $3.00 per share. AGH also entered into a registration rights agreement with such investors. The AGH PIPE Financing closed on March 10, 2026.

Consulting Agreements

Upon consummation of the Merger, Newco will assume the obligations of Powerus under certain consulting agreements that may result in the issuance of equity as consideration for services rendered by certain advisors and consultants. These include: (i) a Consulting Agreement with JHG Strategies LLC that will require, if successful, the award of 200,000 Newco restricted stock units post-Merger, which will vest as follows: 50,000 Newco restricted stock units after the first 6 months and then 25,000 Newco restricted stock units quarterly thereafter; and (ii) an Advisory Services Agreement with KCGI Co. Ltd. under which the Company will issue $90,000 worth of Newco Common Stock to KCGI Co. Ltd. on a quarterly basis over an initial three year term. The Trust approved the issuance of Newco Common Stock as consideration or compensation pursuant to these Consulting Agreements for purposes of Nasdaq Listing Rule 5635 pursuant to the AGH Written Consent.

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BUSINESS OF AGH

AGH operates two public golf country clubs in Florida that each feature a golf-club, consisting of over 289 acres of multi-service recreational property. Its golf country clubs include two golf-courses with over 13,000 yards of combined fairways, clubhouses boasting food and beverage options, aquatic golf ranges, and pro shops to assist any level of golfer. AGH believes its golf country clubs are a serene combination of approachable golf and nature that are designed to appeal to local residents and tourists alike. Both of its golf-courses are aesthetically complemented by nearby waterways, which AGH believes provide scenic backdrops to enhance its customers’ golfing experience.

AGH’s principal executive offices are located at 2995 Remington Boulevard, Kissimmee, Florida 34744, and its telephone number is (407) 344 4004. AGH’s internet address is https://www.aureusgreenway.com/. Please note that AGH’s internet address is included in this information statement/prospectus as an inactive textual reference only. The information contained on AGH’s website is not incorporated by reference into this information statement/prospectus or any future documents that may be filed with the SEC and should not be considered part of this information statement/prospectus. AGH makes available on its website, free of charge, its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports as soon as reasonably practicable after it electronically files or furnishes such materials with or to the SEC. Investors may access these filings in the “Investors” section of AGH’s website.

For a more detailed description of the business of AGH, please see the section of the AGH 2025 10-K entitled “Item 1 – Business”, which is incorporated by reference into this information statement/prospectus.

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BUSINESS OF POWERUS

Business Overview

Autonomous Power Corporation (doing business as Powerus, “Powerus”) is a U.S.-based drone and defense technology company focused on developing and integrating advanced autonomous technologies, including heavy-lift aerial systems, maritime autonomy, and modular tactical drones. Powerus operates through three principal business units: Kaizen Aerospace, Inc. (“Kaizen”), Agile Autonomy, LLC (“Agile”) and Tandem Defense LLC d/b/a Powerus Defense (“Powerus Defense”). Powerus’ unified industrial platform integrates proven, operator-validated systems, transforming them into scalable and affordable, unmanned system capabilities. Powerus leverages a distributed network of manufacturers, technology partners, and research labs for quality control, flexibility, speed, and scale in defense manufacturing. Its offerings span certified aerial platforms, maritime vessel conversions, and modular system integration—all designed for field repair, rapid deployment, and NDAA compliance.

Powerus’ core offerings include advanced aerospace platforms through Kaizen, maritime and ground platform retrofitting through Agile, and modular integration and compliance solutions through Powerus Defense. Powerus delivers certified drone systems, autonomy software, retrofit kits, and modular components for defense, agriculture, logistics, emergency, and industrial deployment, supported by open-architecture standards and rapid delivery capabilities.

Kaizen Aerospace

Kaizen specializes in heavy-lift autonomous aerial systems for industrial, defense, and critical infrastructure missions. Its platforms, including the xFold Dragon series, are designed for high payload capacity and extended hybrid endurance, with modular architectures allowing rapid deployment and field configuration. All Kaizen platforms operate on the proprietary xNav™ Autonomous Mission System—an onboard autonomy architecture enabling real-time adaptive control, risk-aware mission logic, and human-in-the-loop or fully autonomous execution. Kaizen’s systems are NDAA and Remote ID compliant, FAA-certified, and are designed to support logistics, wildfire response, agriculture, emergency, and defense sectors.

Agile Autonomy

Agile Autonomy is focused on maritime systems, converting existing crewed vessels into unmanned surface vessels and enabling integrated air-sea autonomous operations. As part of the Powerus platform, Agile leverages shared autonomy software, standardized control architecture, and U.S.-based production to deliver scalable solutions for defense, logistics, and critical infrastructure. Its Blue Sky Horizon suite combines autonomous surface vessels with long-range UAS for extended intelligence, surveillance and reconnaissance (“ISR”), logistics, force protection, and inspection missions. Agile’s Ghost Layer product hardens commercial UAS for contested environments. Its platforms are engineered for rapid retrofit, operational flexibility, and multi-domain interoperability, supporting both government and commercial customers.

Powerus Defense develops modular tactical drone systems and serves as the integration layer within Powerus. Its proprietary Matrix™ architecture is a horizontally-scaled, open unmanned systems framework that standardizes interfaces, power distribution, control logic, and autonomy scaffolding. Powerus Defense’s platforms—ranging from high-speed counter-UAS interceptors to swarm-ready ISR drones—support operator-level reconfiguration and field repair without depot support. All systems are NDAA and Blue UAS compliant, designed for rapid delivery, open integration, and field resilience. Powerus Defense’s distributed manufacturing network enables scalable production for U.S. and allied defense customers.

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Business Strategy

Powerus’ strategy is to leverage its team’s ability and expertise to industrialize proven technologies at speed and scale, consolidating core capabilities into a unified operating model and establishing a common architecture standard informed by operational feedback. Powerus is committed to enhancing domestic manufacturing by expanding its production footprint within the United States, ensuring supply chain security and compliance with national security priorities. The company aims to become vertically integrated, bringing critical components, design, and assembly processes in-house to optimize efficiency, maintain quality control, and accelerate innovation cycles. In parallel, Powerus will work to bolster allied nation supply chains, working closely with trusted allies and partners to mitigate geopolitical risks and ensure reliable access to essential materials and technologies.

Powerus is investing in the development of integrated software and hardware solutions across diverse use cases. By marrying advanced software with robust hardware platforms, the company seeks to deliver intelligent, adaptable drones that meet the specific requirements of defense, commercial, and industrial customers, driving superior outcomes and long-term value.

Our Industry

The drone industry continues to expand as unmanned and autonomous systems become powerful business tools and recreational activities, with growth occurring broadly and across our targeted industries. According to Drone Industry Insights, the global drone market is expected to grow to $54.6 billion by 2030, with the commercial market growing at a 7.7% compound annual growth rate (“CAGR”). According to Vantage Market Research, the global military drone market is projected to reach a value of $34.9 billion by 2030 at a CAGR of 11.6%.

More specifically, the global defense industry is experiencing significant transformation driven by continued proliferation of unmanned systems in modern warfare. We believe the war in Ukraine has fundamentally validated drone warfare concepts and accelerated military adoption globally, with both countries producing millions of drones annually. Similarly, the war in Iran has demonstrated the key role of unmanned and autonomous technologies on the modern battlefield and highlighted the need to continue the development of these systems as well as effective countermeasures. Drone operations have become central to military effectiveness rather than supplementary capabilities, creating unprecedented demand for autonomous coordination software enabling military forces to operate drones at scale without proportional increases in trained pilots.

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Markets for our Products and Services

Key markets include U.S. military units (division and below), global military sales, federal, state and local government agencies, first responders, law enforcement, infrastructure operators, and commercial sectors such as agriculture and construction.

Recent Developments

In March 2026, Powerus entered into a strategic partnership through Powerus USA LLC, a Delaware limited liability company (“Powerus USA”), to commercialize defense and autonomous power technology products developed originally in Ukraine. and owned by G1 Exploration LLC, a Wyoming limited liability company (“G1”). Under the terms of the agreement, Powerus holds a 51% interest and G1 holds the remaining 49% interest of Powerus USA. G1 has contributed its intellectual property portfolio, which includes seven fully developed products, as well as additional products currently in various states of development. Powerus, in turn, provides the capital and operational funding necessary to bring these products to market, along with access to its existing distribution infrastructure.

In March and April, 2026, Powerus announced the introduction of its Guardian-1 and upgraded Guardian-2 Interceptor drones, its low-cost, high-speed counter-drone interceptor platform built to defeat hostile unmanned aerial threats at scale, which are being developed in connection with to the strategic partnership with G1.

In June 2026, Powerus announced a $30 million investment by Unusual Machines, Inc. (Nasdaq: UMAC), a domestic manufacturer of NDAA-compliant drone components. The investment strengthens a working relationship already in place between the two companies, under which Powerus sources drone components and hardware from Unusual Machines.

In June 2026, for Powerus, through Powerus Defense, entered into a licensing agreement with Paras Defence & Space Technologies Ltd. (“Paras”) granting Paras an exclusive license for the manufacture and commercialization of Powerus’ Guardians interceptor products in India in exchange for a license fee and a share of net profits from sales in India.

Competition

Powerus competes with a number of significantly larger, better capitalized companies. SZ DJI Technology Co., Ltd. (known as DJI), holds a significant majority of market share for aerial drones. For the defense market, principal competitors include Palladyne AI, Swarm Aero, Autonodyne, AeroVironment, Ondas, HavovAI, Swarmer and Avalor AI. Vertically-integrated drone vendors who claim certain levels of autonomy include Helsing AI, Ark Robotics, Skydio, and Shield AI. Additionally, larger defense prime contractors including Anduril Industries, Northrop Grumman, Lockheed Martin, General Dynamics, Raytheon Technologies, Boeing and L3Harris represent competitive threats.

We believe our competitive advantage lies in our ability to achieve unmatched payload, endurance, and field-proven deployment, regularly exceeding established benchmarks in U.S. design and manufacturing. Our platforms offer modular design, advanced AI, software upgradability, and rapid delivery. Products are FAA-certified, government-tested, and have been deployed in operational environments. We believe our products provide configurable architectures, high scalability, resilience, and cost-efficiency compared to traditional defense suppliers.

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Manufacturing, Availability and Dependence upon Suppliers

Powerus currently conducts limited prototype manufacturing in-house at our facility in California, utilizing our facilities and teams to iterate and validate new designs and technologies. This approach allows us to maintain and accelerate innovation cycles efficiently. For manufacturing at scale, Powerus relies on established contract manufacturing partners. These relationships allow us to quickly scale production, access specialized capabilities, while maintaining flexibility in our supply chain.

Looking ahead, Powerus plans to bring its manufacturing capabilities in-house and pursue vertical integration. By consolidating production, assembly, and critical component sourcing within our own facilities, we aim to improve operational efficiency, strengthen supply chain security, and enhance our ability to respond to market demands. Vertical integration is expected to provide greater control over quality, reduce reliance on external partners, and support our long-term growth strategy of ensuring domestic supply chain security and compliance with national security priorities.

Intellectual Property

Powerus relies primarily on trademark and trade secret laws to protect our proprietary technologies and intellectual property (“IP”). As of June 1, 2026, Powerus has no issued patents and has no pending patent applications. As Powerus develops its technology and refines its IP strategy, it expects to file patent applications in the near term. As of June 1, 2026, Kaizen, holds three U.S. trademark registrations and one pending U.S. trademark application.

Powerus’ trade secret portfolio encompasses its proprietary platform architecture, autonomy software and flight control logic, AI and machine learning model weights and training datasets derived from operational deployments, hardware integration methods and manufacturing processes, and sensor fusion and targeting techniques. Powerus regards this information as central to its competitive position. Powerus has elected to protect these assets primarily through trade secret law rather than patent filings because the technical information that generates the most competitive value is either not patentable in its current form or is more effectively protected through confidentiality than through public patent disclosure. Patent protection may be sought selectively as Powerus’ technology matures and its IP strategy develops.

Trade secret protection, however, provides no remedy against a competitor who independently develops similar technology or who lawfully reverse-engineers a product, and the protection can be lost permanently if confidentiality controls fail. Powerus manages this risk through the policies described below and through physical, technical and administrative controls on access to sensitive information.

We have a policy of requiring our officers, employees, contractors and other service providers and parties with which we do business to enter into confidentiality, non-disclosure (“NDAs”) and assignment of invention agreements before disclosure of any of our confidential or proprietary information.

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Workforce

As of June 1, 2026, we have 23 employees, including 21 full-time employees. In addition, we have consulting agreements with 13 consultants for manufacturing, supply chain, documentation, engineering, regulatory, IT, and business development support. None of our employees are covered by a collective bargaining agreement and we are unaware of any union organizing efforts.

Environmental Matters

Our operations are subject to extensive, and frequently changing, federal, state and local environmental laws and substantial related regulation by government agencies, including the Environmental Protection Agency. Among other matters, these regulatory authorities impose requirements that regulate the operation, handling, transportation and disposal of hazardous materials; protect the health and safety of workers; and require us to obtain and maintain licenses and permits in connection with our operations. This extensive regulatory framework imposes significant compliance burdens and risks on us. Notwithstanding these burdens, we believe that we are in material compliance with all federal, state and local environmental laws and regulations governing our operations.

Government Regulation

As a provider of defense technology deployed in military operations, our products and business operations are subject to various international laws, export control regulations, and defense procurement requirements.

In our primary operational markets, we work with defense organizations and drone manufacturers under direct commercial contracts and through authorized defense cooperation channels. Our software platforms comply with operational security requirements, encrypted communications standards, military cybersecurity frameworks, and rules of engagement governing autonomous weapons systems employment. We have designed our products with human-in-the-loop architecture ensuring human operators maintain authority over lethal force decisions, consistent with emerging international norms.

Our operations are subject to various federal, state and local laws and regulations including, but not limited to: (i) authorization from the FCC and other global communications regulators for operation in various licensed frequency bands; (ii) FAA and other global Civil Aviation Authority regulations and approvals unique to the operation of commercial or industrial drones; (iii) customers’ licenses from the FCC; (iv) licensing, permitting and inspection requirements applicable to contractors, electricians and engineers; (v) regulations relating to worker safety and environmental protection; (vi) permitting and inspection requirements applicable to construction projects; (vii) wage and hour regulations; (viii) regulations relating to transportation of equipment and materials, including licensing and permitting requirements; (ix) building and electrical codes; (x) special bidding, procurement and other requirements on government projects, and (xi) compliance with the FCC’s list (“Covered List”) of telecommunications services and equipment that pose an unacceptable risk to the national security of the U.S.

We are also subject to the Defense Trade Controls of the U.S. Department of State that administers the International Traffic in Arms Regulations (“ITAR”), which regulate the export of controlled technical data, defense articles and defense services, and (iv) the Export Administration Regulations as administered by the U.S. Department of Commerce’s Bureau of Industry and Security, which regulate the export of goods, software, and technology, including items that have dual-use for both commercial and military applications.

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We believe we have the licenses materially required to conduct our operations, and we are in substantial compliance with applicable regulatory requirements. The operation of our manufactured products by our customers (network providers and service providers) in the U.S. or in foreign jurisdictions in a manner not in compliance with local law could result in fines, business disruption, or harm to our reputation. The changes to regulatory and technological requirements may also alter our product offerings or impact our market share and business. Failure to comply with applicable regulations could result in substantial fines or revocation of our operating licenses or could give rise to termination or cancellation rights under our contracts or disqualify us from future bidding opportunities.

The Federal Aviation Administration

The Federal Aviation Administration (“FAA”) of the United States Department of Transportation is responsible for the regulation and oversight of civil aviation within the United States. Its primary mission is to ensure the safety of civil aviation. The FAA has adopted the name “unmanned aircraft” (“UA”) to describe aircraft systems without a flight crew on board. More common names include drone, Unmanned Aerial Vehicle and remotely operated aircraft.

The FAA began issuing regulations governing drones in 2005 with their scope and frequency expanding in recent years with the significant increase in the number of drones sold. In December 2015, the FAA announced that all drones weighing more than 250 grams, or 0.55 pounds, must be registered with the FAA. As of December 2023, the FAA reported the registration of almost 791,000 drones, of which approximately 370,000 were commercial and approximately 416,000 were recreational. In addition, more than 370,000 remote pilots were certified.

In January 2021, the FAA finalized rules requiring that drones be identifiable remotely. These rules were effective for drone manufacturers beginning in September 2022 and for drone pilots in September 2023. The FAA believes that remote ID technologies will enhance safety and security by allowing the FAA, law enforcement, and federal security agencies to identify drones flying in their jurisdiction. These efforts lay the foundation for more complex operations, such as those beyond visual line of sight at low altitudes, as the FAA and the drone industry move toward a traffic management ecosystem for Unmanned Aircraft System flights separate from, but complimentary to, the air traffic management system.

Drones weighing more than 55 pounds are subject to more stringent regulatory requirements under the Federal Aviation Administration (FAA) rules in the United States. Unlike small drones governed by Part 107, UAS exceeding 55 pounds must operate under a Section 44807 exemption or other specific waivers, which require detailed safety assessments, operational limitations, and often more rigorous pilot certification. These regulations address concerns such as airworthiness, flight operations, maintenance, and risk mitigation, and may mandate additional approvals for commercial use, especially in populated areas or near critical infrastructure. Operators must comply with registration, marking, and reporting requirements, and ensure adherence to all applicable federal, state, and local laws governing heavier UAS operations.

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American Security Drone Act

In December 2023, the American Security Drone Act (“ASDA”) was officially passed into law as part of the National Defense Authorization Act. The basis for the legislation is that purchases from countries identified as national security threats, such as China (i) pose a significant threat to national security, (ii) represent efforts to infiltrate and influence American society, and (iii) risk the theft of personal and business data. Specifically, the ASDA:

●	Prohibits federal departments and agencies from procuring certain foreign commercial off-the-shelf drones or covered unmanned aircraft systems manufactured or assembled in countries identified as national security threats and provides a timeline to end current use of these drones.
●	Prohibits the use of federal funds awarded through certain contracts, grants, or cooperative agreements to state or local governments from being used to purchase foreign commercial off-the-shelf drones or covered unmanned aircraft systems manufactured or assembled in a country identified as a national security threat.
●	Requires the Comptroller General of the United States to submit a report to Congress detailing the amount of foreign commercial off-the-shelf drones and covered unmanned aircraft systems procured by federal departments and agencies from countries identified as national security threats.

Federal Communications Commission

The Federal Communications Commission (FCC) maintains a “Covered List” of equipment and services deemed to pose unacceptable risks to U.S. national security, as mandated by Section 2 of the Secure and Trusted Communications Networks Act of 2019. The Covered List includes companies such as Huawei, ZTE, and other entities with ties to the Chinese government or military. For the drone industry, this prohibits the use of communications equipment and components from listed entities in drones and related systems, particularly those used in critical infrastructure or government applications. Drones that incorporate radio, telecommunications, or networking technology from Covered List entities are barred from federal procurement and may face restrictions in commercial deployments. Compliance with the FCC’s Covered List is essential to mitigate cybersecurity threats and maintain eligibility for federal contracts and funding, underscoring the importance of secure, trusted supply chains for unmanned aerial systems.

Legal Proceedings

We are not currently involved in any material legal proceedings. In the ordinary course of business, we may become involved in legal proceedings, claims, or disputes relating to commercial matters, contracts, intellectual property, regulatory compliance, employment matters, or other issues common in the defense technology industry. While it is not possible to predict outcomes of potential future matters with certainty, based on our current knowledge we do not anticipate any proceedings that would have a material adverse effect on our business, results of operations, or financial condition.

Corporate Information

Powerus was originally incorporated in Delaware in October 2025. In January and February 2026, Powerus acquired the businesses of Agile, Kaizen and Tandem (now d/b/a Powerus Defense) in a series of separate transactions. As a result of the above, Agile, Kaizen and Powerus Defense became our subsidiaries.

Powerus’ corporate headquarters are located in West Palm Beach, Florida. Powerus also has an office and testing facility in California. Our internet website is www.power.us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF AGH

For management’s discussion and analysis of AGH’s financial condition and results of operations, please see the section of the AGH 2025 10-K entitled “Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations”, which is incorporated by reference into this information statement/prospectus.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF POWERUS

You should read the following discussion of Powerus’ financial condition and results of operations in conjunction with the consolidated financial statements and the related notes thereto and other financial information included elsewhere in this information statement/prospectus. The following discussion contains forward-looking statements that reflect Powerus’ current plans, estimates and beliefs. Powerus’ historical results are not necessarily indicative of the results that may be expected for any period in the future. Powerus’ actual results and the timing of events could differ materially from those discussed in these forward-looking statements. Factors that could cause or contribute to these differences include those discussed below and elsewhere in this information statement/prospectus, particularly in the section titled “Risk Factors.” Please also see the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

Overview

Autonomous Power Corporation (doing business as Powerus) is a U.S.-based drone and defense technology company focused on developing and integrating advanced autonomous technologies, including heavy-lift aerial systems, maritime autonomy, and modular tactical drones. Powerus operates through three principal business units: Kaizen Aerospace, Inc. (“Kaizen”), Agile Autonomy, LLC (“Agile”) and Tandem Defense LLC d/b/a Powerus Defense (“Powerus Defense”). Powerus’ unified industrial platform integrates proven, operator-validated systems, transforming them into scalable and affordable, unmanned system capabilities. Powerus leverages a distributed network of manufacturers, technology partners, and research labs for quality control, flexibility, speed, and scale in defense manufacturing. Its offerings span certified aerial platforms, maritime vessel conversions, and modular system integration—all designed for field repair, rapid deployment, and NDAA compliance.

Powerus’ core offerings include advanced aerospace platforms through Kaizen, maritime and ground platform retrofitting through Agile, and modular integration and compliance solutions through Powerus Defense. These offerings support defense, agriculture, logistics, emergency, and industrial deployment.

Since its formation in October 2025, Powerus has focused on building an integrated autonomous systems platform through strategic acquisitions and technology partnerships. During 2026, Powerus completed the acquisitions of Kaizen, Agile and Powerus Defense, established an arrangement to commercialize autonomous defense technologies, advanced the development of its Guardian interceptor drone platform, and entered into financing transactions intended to support future growth and commercialization activities. These developments expanded Powerus’ capabilities across aerial, maritime and autonomous defense applications and significantly influenced the composition of its business during 2026.

Description of the Combinations

In January and February 2026, Powerus entered into separate agreements (the “Combination Agreements”) to acquire, in multiple separate acquisitions (the “Combinations”), two businesses, Kaizen and Agile, together with their corresponding entities: (i) Kaizen, (ii) Agile. Powerus also acquired the Powerus Defense legal entity which had no operations at the date of acquisition (Powerus Defense, with Kaizen and Agile, the “Founding Companies”). Powerus Defense was acquired for cash consideration of $500, Kaizen was acquired for total consideration of approximately $1.8 million, consisting of cash consideration of $1.0 million paid at closing and approximately $0.8 million of deferred consideration. Agile was acquired for total consideration of approximately $3.9 million, consisting of cash consideration of $2.0 million and approximately $1.9 million of deferred consideration. The Kaizen and Agile Combinations are accounted for as business combinations under ASC 805. Under this method of accounting, Powerus is treated as the “accounting acquirer.” Powerus Defense was considered immaterial and the cash consideration was expensed and recognized in general and administrative expenses on the statement of operations.

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Powerus has been identified as the designated accounting acquirer (“Successor”) of each of the Founding Companies and Kaizen has been identified as the designated accounting predecessor (“Predecessor”) to Powerus. As a result, this Management’s Discussion and Analysis of results of operations and financial condition for the three months ended March 31, 2026 for each of Powerus and Kaizen are included in this information statement/prospectus. A black-line between the Successor and Predecessor periods has been placed in the Summary Unaudited Combined Financial Statements to highlight the lack of comparability between these two periods. Please refer to Note 3, “Business Combinations” to the Powerus unaudited consolidated financial statements as of and for the three months ended March 31, 2026 appearing elsewhere in this information statement/prospectus.

The Combinations were undertaken to establish an integrated autonomous systems platform with capabilities spanning aerial autonomy, maritime autonomy and modular system integration. Kaizen contributed heavy-lift autonomous aerial systems capabilities, Agile contributed maritime autonomy and integrated air-sea operational solutions, and Powerus Defense provided modular tactical drone technologies and an integration framework designed to support interoperability across Powerus’ platform.

The Combinations significantly altered the composition of Powerus’ business during 2026. As a result, the Successor periods include the operating activities of the acquired businesses and are not directly comparable to historical periods presented prior to the Combinations. Management expects the acquired businesses to provide operational benefits through shared technology development, common operating standards, expanded manufacturing capabilities, enhanced supply chain flexibility and greater scalability across product offerings.

Powerus continues to integrate the acquired businesses and develop common processes and technology platforms intended to support operational efficiency and future commercialization initiatives.

Description of Powerus USA

On March 31, 2026, Powerus entered into an arrangement to commercialize autonomous defense technologies through Powerus USA LLC, a Delaware limited liability company formed on March 10, 2026. Powerus holds a 51% membership interest in Powerus USA LLC and G1 Exploration holds the other 49%. As of March 31, 2026, no transactions had occurred and the entity had no assets, liabilities or commitments; accordingly, no amounts were recognized in Powerus’ financial statements.

Factors Affecting Comparability of Historical Results

Powerus’ historical operating results may not be directly comparable between periods presented due to the formation of Powerus in October 2025 and the completion of the Combinations during January and February 2026.

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The historical operating results of Powerus, Agile and Powerus Defense for the periods ended December 31, 2025 are discussed below under “Other Historical Operating Results” below.

Results of Operations

The results of operations of Kaizen, as Predecessor, for the years ended December 31, 2024 and 2025 are as follows:

	Year ended December 31,		Change
	2024	2025	$	%
Revenue	$542,909	$675,242	132,333	24.4
Cost of Goods Sold	(145,410)	(329,108)	(183,698)	(126.3)
Gross Profit	397,499	346,134	(51,365)	(12.9)
Operating Expenses	(443,149)	(873,135)	(429,986)	(97.0)
Operating Profit (Loss)	(45,650)	(527,001)	(481,351)	(1054.4)
Other Income (Expense), Net	(2,750)	(13,589)	(10,839)	(394.1)
Net Income (Loss)	$(48,400)	$(540,590)	(492,190)	(1016.9)

The comparison of Results of Operations for the three-month period ended March 31, 2026 (Successor) are not comparable to the same period in 2025 (Predecessor) as the Successor period includes the results of Powerus and the acquired businesses following the Combinations, while the Predecessor periods include only Kaizen. The Successor financial information presented below includes results of operations of APC for the three months ended March 31, 2026, which includes the operations of Kaizen beginning on January 31, 2026, the acquisition date, and Agile beginning on February 20, 2026, the acquisition date. The Predecessor financial information presented below shows only the results of operations for Kaizen for the period from January 1, 2026 through January 30, 2026 and the three months ended March 31, 2025. Accordingly, management’s discussion focuses primarily on the factors affecting the Successor period and explains the limited comparability to the Predecessor periods. See Note 3 — Business Combinations to the Powerus unaudited consolidated financial statements as of and for the three months ended March 31, 2026 appearing elsewhere in this information statement/prospectus for more information.

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	Predecessor		Successor
	Three months ended March 31, 2025	Period from January 1, 2026 to January 30, 2026,	Three months ended March 31, 2026
Revenue	$226,714	$-	$1,204,283
Cost of Goods Sold	(58,295)	-	(823,086)
Gross Profit	168,419	-	381,197
Operating Expenses	(157,160)	(135,163)	(6,116,097)
Operating Profit (Loss)	11,259	(135,163)	(5,734,900)
Other Income (Expense), Net	(486)	(2,966)	(3,949,281)
Net Income (Loss)	$10,773	$(138,129)	$(9,684,181)

Revenue

During the years ended December 31, 2025 and 2024, our Predecessor had revenue of $0.7 million and $0.5 million, respectively, with the change primarily driven by an increase in revenue from one customer.

For the Successor period of three months ended March 31, 2026, we had revenue of $1.2 million compared to $0.2 million in the prior year period, due to the Successor period including revenues for all Founding Companies.

Revenue increased during the Successor period primarily due to the inclusion of revenue generated by businesses acquired through the Combinations. Following the Combinations, revenue was generated primarily by Powerus Defense and Agile, whose results were included in Powerus’ consolidated financial statements from their respective acquisition dates. As a result, period-over-period changes in revenue were primarily driven by the addition of acquired operations and the inclusion of their results from acquisition for the reporting periods presented.

Revenue during the Successor period was primarily generated by the acquired operations, particularly Powerus Defense (approximately 57% of revenue) and Agile (approximately 43% of revenue). As of March 31, 2026, a significant portion of revenue was derived from two customers which respectively represented approximately 42% and 39% of consolidated revenue. Management continues to focus on expanding its customer base and developing additional customer relationships to support future growth and reduce customer concentration.

Cost of Goods Sold

Our Predecessor’s cost of goods sold was $0.3 million and $0.1 million, respectively, during the years ended December 31, 2025 and 2024, with the change primarily driven by an increase in volume of drones manufactured and sold during 2025 as evidenced by the corresponding increase in revenue.

For the Successor period of the three months ended March 31, 2026, cost of goods sold was $0.8 million compared to $0.1 million in the prior year period, due to the Successor period including costs for all Founding Companies. This increase corresponds to the associated increase in drone production and sales.

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Gross Profit

Predecessor gross profit was $0.3 million and $0.4 million, respectively, during the years ended December 31, 2025 and 2024, with the change primarily driven by the increase of revenue from one customer.

For the Successor period of the three months ended March 31, 2026, gross profit was $0.4 million compared to $0.2 million in the prior year period, due to the Successor period including results for all Founding Companies.

Successor gross profit increased during the first quarter of 2026 primarily as a result of the inclusion of the operating results of the other Founding Companies following completion of the Combinations. Gross margin has, however, decreased when compared to the prior period due to lower margin projects for Powerus Defense (28% gross margin), which is a direct result of higher material costs, early production costs, low-volume production, and stock-based compensation expense recorded in cost of revenues during the Successor period, compared to that of Agile (45% gross margin).

Accordingly, period-over-period changes in gross profit and gross margin were primarily driven by the inclusion of acquired operations and changes in the mix of revenue, stock-based compensation, and other fixed costs contributed by Powerus’ operating businesses, rather than changes within a comparable business structure.

Operating Expenses

Predecessor operating expenses were $0.9 million and $0.4 million for the years ended December 31, 2025 and 2024, respectively, with the change primarily driven by increases in operating expenses, most significantly staff salaries which increased by $0.3 million.

For the Successor period of the three months ended March 31, 2026, operating expenses were $6.1 million compared to $0.2 million in the prior year period, due to the Successor period including expenses for all Founding Companies.

Operating expenses increased during the periods presented primarily due to Powerus’ startup and expansion activities. Prior to the Combinations, Powerus incurred operating expenses principally related to legal, consulting, professional services and other organizational costs associated with establishing Powerus’ operations and executing its acquisition strategy. Following completion of the Combinations, operating expenses increased further as Powerus began supporting the operations of the Founding Companies and incurred additional costs associated with operating a larger consolidated business. Major drivers for the increase are general and administrative expenses of $4.7 million, research and development costs of $0.4 million and sales and marketing expenses of $1.0 million which collectively represented substantially all operating expenses. Total stock-based compensation expense included in operating expenses was $1.8 million.

The increase in operating expenses reflects the expansion of Powerus’ operating activities, including corporate infrastructure, acquisition and integration activities, professional service costs and other expenses necessary to support Powerus’ growth strategy.

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Operating Income (Loss)

As a result of the foregoing, our Predecessor had an operating loss of $0.5 million and $0.0 million for the years ended December 31, 2025 and 2024, respectively, with the change primarily driven by the increases in operating expenses, specifically staff salaries, as set out above.

For the Successor period of the three months ended March 31, 2026, operating loss was $5.7 million compared to operating income of $0.0 million in the prior year period, due to the Successor period including results for all Founding Companies.

Net Income (Loss)

As a result of the foregoing, we had a net loss of $0.5 million and $0.0 million for the years ended December 31, 2025 and 2024, respectively, with the change primarily driven by the increases in operating expenses, specifically staff salaries, as set out above.

For the Successor period of the three months ended March 31, 2026, net loss was $9.7 million compared to a net income of $0.0 million in the prior year period, due to the Successor period including results for all Founding Companies. Further, the significant increase in net loss was due to the extinguishment of an unfavorable promissory note which resulted in a loss on extinguishment of debt of $3.7 million, and interest expense on promissory notes and other debt instruments of $0.3 million.

Liquidity and Capital Resources

For the year ended December 31, 2025, our principal source of liquidity was cash generated from the operations of Kaizen, the predecessor entity. As of December 31, 2025, Kaizen had approximately $27,000 in cash and cash equivalents.

During January and February 2026, the Successor, Powerus, acquired the cash resources of Kaizen and Agile as part of the Combinations. Prior to this, Powerus’ main source of liquidity was cash raised from initial shareholders and advanced subscription receipts pursuant to the private offering as explained below.

During 2026, as we ramped up our business, we have completed several private placements of debt and equity. In January and February 2026, Powerus completed a private offering of 13,488 shares of common stock at a price of $450 per share for total proceeds of $6.07 million. On February 10, 2026, after completion of the Combinations, we completed a bridge financing and issued a 10% OID Promissory Note for the principal amount of approximately $5.55 million with an associated warrant to purchase 33,378 shares of our common stock to American Ventures LLC, Series IV Power US, or registered assigns. On March 5, 2026, we signed a subscription agreement for an additional private offering of 27,809 shares of common stock at a price of $1,798 per share for total gross proceeds of approximately $50 million, which closed in April 2026 (the “Powerus Equity Financing”). On March 20, 2026, we completed the AGH Bridge Loan, issuing a promissory note for $20 million, $5.25 million of which was used to repay the initial bridge note.

As of March 31, 2026, we had approximately $20.7 million in cash and cash equivalents. In April 2026, we closed on the Powerus Equity Financing, receiving proceeds of approximately $50 million.

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Subsequent to March 31, 2026, on June 11, 2026, Powerus entered into a subscription agreement with Unusual Machines Inc., pursuant to which Powerus agreed to issue 14,305 pre-funded common stock purchase warrants for aggregate gross proceeds of $30.0 million. The warrants are exercisable at a nominal exercise price and, following consummation of the Merger, will be exercisable for shares of Newco Common Stock in accordance with the terms of the agreement. Management expects the proceeds from this financing to support working capital requirements, product development initiatives, commercialization activities and other general corporate purposes.

Our primary uses of cash have been to finance the Combinations and to fund our operations, which consist primarily of research and development expenditures related to our products and, to a lesser extent, general and administrative expenditures. We anticipate that we will continue to incur significant and increasing expenses for the foreseeable future as we expand our corporate infrastructure, including the costs associated with being a public company, the purchase of inventory and materials, further our research and development initiatives for our products, and incur costs associated with sales and marketing. We also anticipate examining additional acquisition targets and related opportunities. We anticipate that we will need substantial additional funding in connection with our continuing operations and acquisition strategy.

Powerus has also entered into a $20.0 million promissory note in connection with the AGH Bridge Loan, which matures on the first anniversary of its issuance and requires repayment of the principal together with accrued interest. Upon consummation of the Merger, the outstanding principal and accrued interest under the promissory note will be settled through the cancellation of the note, and the related note receivable recognized by AGH and note payable recognized by Powerus will be eliminated. No cash payment will be made in connection with the settlement. The note receivable is not included in the net assets acquired, its settlement is reflected as a reduction of the consideration transferred in the Merger.

Management currently estimates that Powerus’ operating cash requirements will be approximately $2.0 million per month, or approximately $24.0 million over the next twelve months, based on its current operating plan. These expenditures are expected to be primarily attributable to research and development activities, personnel costs, inventory purchases, commercialization initiatives, public company readiness activities and general corporate expenditures.

Based on Powerus’ existing cash resources and financing transactions completed through June 2026, management believes it has sufficient liquidity to support its currently anticipated operating requirements for at least the next twelve months. Actual cash requirements may differ from current expectations depending on the timing of commercialization activities, customer demand, acquisition opportunities, capital expenditure requirements and other factors.

Cash Flows

Operating Activities

Net cash used in operating activities were $0.2 million and $0.2 million for the years ended December 31, 2025 and 2024, respectively, with no significant change year-over-year.

For the three months ended March 31, 2026, net cash used in operating activities was $1.9 million compared to net cash used in operating activities of $0.1 million in the prior year period, due to the Successor period including results for all Founding Companies.

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Net cash used in operating activities increased during the periods presented primarily due to Powerus’ startup and expansion activities. Prior to the Combinations, Powerus used cash in operating activities principally related to legal, consulting, professional services and other organizational costs associated with establishing Powerus’ operating platform and executing its acquisition strategy. Following completion of the Combinations, cash used in operating activities increased further as Powerus began supporting the operations of Kaizen, Agile and Powerus Defense incurred additional costs associated with operating a larger consolidated business.

Investing Activities

There was no net cash used or generated in investing activities for the years ended December 31, 2025 and 2024, respectively.

For the three months ended March 31, 2026, net cash used in investing activities was $2.6 million compared to no net cash used in investing activities in the prior year period, primarily driven by the acquisitions of Kaizen and Agile.

Financing Activities

Net cash provided by financing activities was $0.1 million and $0.2 million for the years ended December 31, 2025 and 2024, respectively, with the change primarily driven by the repayment of a shareholder loan and the addition of a line of credit during the year ended December 31, 2025.

For the three months ended March 31, 2026, net cash generated by financing activities was $24.6 million, compared to $0.0 million in the prior year period. The increase was primarily driven by proceeds received on senior notes and warrants issued of $5.0 million, proceeds from debt financing of $20 million and share subscriptions from various funding rounds of $4.8 million.

Known Trends and Uncertainties

Management continues to focus on expanding Powerus’ autonomous systems capabilities through product development, strategic partnerships and operational integration initiatives. Powerus is currently pursuing commercialization opportunities for its autonomous defense technologies, including the Guardian interceptor platform, and expects future operating results to be influenced by customer adoption, product development timelines, government and defense procurement activities, and the successful execution of its commercialization strategy. Powerus also expects to continue evaluating strategic growth opportunities and may incur transaction-related costs associated with future acquisition and financing activities.

Management believes future gross margin performance may be influenced by manufacturing scale, product mix, sourcing strategies and the execution of Powerus’ planned vertical integration initiatives. Powerus intends to expand internal manufacturing capabilities and increase control over production, assembly and component sourcing as part of its long-term operating strategy.

Management expects operating expenses to increase as Powerus continues to execute its growth strategy. Future operating expenses are expected to be driven by continued investments in research and development activities, expansion of corporate infrastructure, inventory and material purchases, sales and marketing initiatives, public company costs, integration activities, strategic acquisitions, and investments in internal controls and compliance processes.

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Powerus currently operates with a concentrated customer base, and a significant portion of its revenue is derived from a limited number of customers. As described above, two customers represented roughly 80% of our consolidated revenues in the first quarter. In addition, many customer purchasing decisions, including these two customers, are made through individual purchase orders rather than long-term contractual commitments. As a result, future operating results may be affected by changes in customer purchasing patterns, the timing of contract awards, order volumes, customer retention, and broader geopolitical and economic conditions that may influence demand for Powerus’ products and services.

Management believes that future operating results will be influenced by developments in the autonomous systems and defense technology markets, including increasing adoption of unmanned systems across military, government and commercial applications. Powerus believes that demand for autonomous technologies continues to be driven by evolving defense requirements, technological advancements and increased focus on autonomous and counter-autonomous capabilities.

Powerus operates in a highly regulated environment and is subject to evolving laws, regulations and governmental requirements, including those administered by the Federal Aviation Administration, Federal Communications Commission, Federal Acquisition Regulations and export control regimes, including the International Traffic in Arms Regulations and Export Administration Regulations. Changes in these regulatory frameworks could affect Powerus’ ability to develop, manufacture, market and deploy its products and services.

Powerus also relies on third-party suppliers for certain components and materials used in its products. Supply chain disruptions, extended lead times, shortages of critical components, geopolitical developments, trade restrictions, tariffs and sanctions could adversely affect manufacturing activities, operating costs and Powerus’ ability to meet customer demand.

In addition, Powerus currently operates with a concentrated customer base and expects government agencies and defense-related customers to represent a significant portion of future demand. Future operating results may be affected by government budget priorities, procurement cycles, contract award timing, funding availability and customer purchasing patterns.

Management expects future operating results to be influenced by its ability to execute its growth strategy, integrate acquired operations, attract and retain qualified personnel, maintain cybersecurity protections and obtain additional capital to support future growth initiatives.

Outlook and Strategic Priorities

Management’s strategic focus following the Merger is to continue building an integrated autonomous systems platform serving defense, government and commercial markets. Key priorities include expanding Powerus’ autonomous systems capabilities, commercializing newly developed technologies and products, strengthening domestic manufacturing capabilities and advancing a vertically integrated operating model designed to enhance operational efficiency, supply chain security and product quality.

Recent initiatives include the formation of Powerus USA LLC to commercialize autonomous defense technologies and the continued development of the Guardian interceptor platform. Management also intends to continue investing in research and development initiatives, software and hardware integration capabilities, and strategic partnerships designed to accelerate product development and market expansion.

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In addition, Powerus expects to evaluate strategic acquisition and partnership opportunities that complement its existing capabilities and support long-term growth objectives. Management believes the additional capital raised in connection with the financing transactions described in “Liquidity and Capital Resources” above and the Merger will enhance Powerus’ ability to execute these initiatives, expand market opportunities and support future growth.

Customer and Contract Developments

Management continues to pursue additional customer and contract opportunities within the autonomous systems and defense technology markets. Subsequent to March 31, 2026, Powerus entered into additional customer agreements that management believes may support future growth. However, future operating results will depend on the timing of contract execution, customer demand, delivery schedules, funding availability and other factors, and there can be no assurance regarding the timing or amount of future revenue associated with such agreements.

Contractual Obligations

We are a smaller reporting company as defined by Rule 229.10(f)(1) and are not required to provide information under this item.

Critical Accounting Policies and Estimates

This Management’s Discussion and Analysis of financial condition and results of operations discusses our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. When we prepare these consolidated financial statements, we are required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Some of our accounting policies require that we make subjective judgments, including estimates that involve matters that are inherently uncertain. Our most critical estimates include those related to revenue recognition, inventory reserves for excess and obsolescence, intangible assets acquired in a business combination, goodwill, and income taxes. We base our estimates and judgments on historical experience and on various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for our judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Our actual results may differ from these estimates under different assumptions or conditions.

We believe the following critical accounting estimates affect our more significant judgments and estimates used in preparing our consolidated financial statements.

Revenue Recognition

Significant management judgments and estimates must be made and used in connection with the recognition of revenue in any accounting period. Material differences in the amount of revenue in any given period may result if these judgments or estimates prove to be incorrect or if management’s estimates change on the basis of development of the business or market conditions. Management judgments and estimates have been applied consistently and have been historically reliable. We believe that there are two key factors which impact the reliability of management’s estimates.

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First, a significant number of our contracts are typically less than six months. The short-term nature of such contracts reduces the risk that material changes in accounting estimates will occur on the basis of market conditions or other factors. Second, we have multiple contracts in any given accounting period, which reduces the risk that any one change in an accounting estimate on one or several contracts would have a material impact on our consolidated financial statements.

A substantial majority of our revenue is generated pursuant to written or oral contractual arrangements to design, develop, manufacture and/or modify complex products, and to provide related engineering, technical and other services according to customer specifications. These contracts may be fixed price, cost-reimbursable, or time and materials. We account for all revenue contracts in accordance with ASC 606. A performance obligation is a promise in a contract to transfer distinct goods or services to a customer, and it is the unit of account in ASC 606. A contract’s transaction price is allocated to each distinct performance obligation and revenue is recognized when each performance obligation under the terms of a contract is satisfied. For contracts with multiple performance obligations, we allocate the contract’s transaction price to each performance obligation using observable standalone selling prices for similar products and services. When the standalone selling price is not directly observable, we use our best estimate of the standalone selling price of each distinct good or service in the contract using the cost plus reasonable margin approach.

Our performance obligations are satisfied over time or at a point in time. Service revenue generally consists of consulting, technical support, systems integration, and customer funded project arrangements. Powerus generally identifies a single performance obligation consisting of an integrated service that combines multiple interdependent activities to deliver a single overall outcome. These performance obligations are generally satisfied over time because the customer simultaneously receives and consumes the benefits of Powerus’ performance as the services are provided. Revenue from these arrangements is recognized over time using a cost to cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs expected to satisfy the performance obligation. Powerus believes this method faithfully depicts the transfer of control because costs incurred are proportionate to Powerus’ progress toward completion.

For performance obligations which are not satisfied over time per the aforementioned criteria above, revenue is recognized at the point in time in which each performance obligation is fully satisfied. Product sales generally consist of drone and related equipment sales. Revenue from product sales is recognized at a point in time, generally upon delivery, which is when control transfers to the customer.

We review cost performance, estimates to complete and variable consideration at least quarterly and in many cases more frequently. Adjustments to original estimates for a contract’s revenue, estimated costs at completion and estimated profit or loss are often required as work progresses under a contract, as experience is gained and as more information is obtained, even though the scope of work required under the contract may not change, or if contract modifications, including the finalization of un-definitized contract actions, occur. The impact of revisions in estimate of completion and variable consideration for all types of contracts is recognized on a cumulative catch-up basis in the period in which the revisions are made. Changes in variable consideration associated with the finalization of un-definitized contract actions or unpriced change orders could result in cumulative catch up adjustments to revenue that could be material. During the periods ended March 31, 2026 and March 31, 2025, no changes in accounting estimates on contracts recognized using the over time method were identified.

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Inventories – Reserves for Excess and Obsolescence

Our policy for valuation of inventory, including the determination of obsolete or excess inventory, requires us to perform a detailed assessment of inventory at each balance sheet date, which includes a review of, among other factors, an estimate of future demand for products within specific time horizons, valuation of existing inventory, as well as product lifecycle and product development plans. Inventory reserves are also provided to cover risks arising from slow-moving items. We write down our inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of inventory and the estimated net realizable value based on assumptions about future demand and market conditions and record to cost of sales. We may be required to record additional inventory write-downs if actual market conditions are less favorable than those projected by our management.

Goodwill

Goodwill represents the excess of the cost of an acquired entity over the fair value of the acquired net assets. We test goodwill for impairment annually during the fourth quarter of our fiscal year or when events or circumstances change in a manner that indicates goodwill might be impaired. Events or circumstances that could trigger an impairment review include, but are not limited to, a significant adverse change in legal factors or in the business or political climate, an adverse action or assessment by a regulator, unanticipated competition, a loss of key personnel, significant changes in the manner of our use of the acquired assets or the strategy for our overall business, significant negative industry or economic trends or significant underperformance relative to projected future results of operations.

Our evaluation of goodwill for impairment involves the comparison of the fair value of each reporting unit to its carrying value. For the impairment test, we first assess qualitative factors, macroeconomic conditions, industry and market considerations, triggering events, cost factors, and overall financial performance, to determine whether it is necessary to perform a quantitative goodwill impairment test. Alternatively, we may bypass the qualitative assessment for some or all of its reporting units and apply the quantitative impairment test. If determined to be necessary, the quantitative impairment test shall be used to identify goodwill impairment and measure the amount of a goodwill impairment loss to be recognized (if any). For the quantitative impairment test we estimate the fair value by weighting the results from the income approach and the market approach. These valuation approaches consider a number of factors that include, but are not limited to, prospective financial information, growth rates, terminal value, discount rates, and comparable multiples from publicly traded companies in our industry and require us to make certain assumptions and estimates regarding industry economic factors and future profitability of its business.

As of March 31, 2026, our goodwill balance of approximately $3.6 million consisted of $0.2 million of goodwill recognized for the acquisition of Kaizen and $3.3 million of goodwill recognized for the acquisition of Agile. There was no goodwill as of March 31, 2025. Management did not identify any impairment indicators as of March 31 that would require further impairment assessment.

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The estimates and assumptions used to determine the fair value of our reporting units are highly subjective in nature. Actual results can be materially different from our estimates and assumptions. If actual market conditions are less favorable than those projected by the industry or by us, or if events occur or circumstances change that would reduce the estimated fair value of our indefinite-lived intangible assets below the carrying amounts, we could recognize future impairment charges, the amount of which could be material.

Intangible Assets – Acquired in Business Combinations

We perform valuations of assets acquired and liabilities assumed on each acquisition accounted for as a business combination and allocate the purchase price of each acquired business to our respective net tangible and intangible assets. Acquired intangible assets include developed technology, backlog and trademarks and tradenames. We use valuation techniques to value these intangibles assets, with the primary technique being a discounted cash flow analysis. A discounted cash flow analysis requires us to make various assumptions and estimates including projected revenue, gross margins, operating costs, growth rates, useful lives and discount rates. Intangible assets are amortized over their estimated useful lives using the straight-line method which approximates the pattern in which the economic benefits of such assets are consumed. Definite-lived intangible assets are evaluated for recoverability at the asset-group level whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable.

As of March 31, 2026, our intangible assets balance of approximately $2.2 million consisted of intangible assets acquired as a result of the acquisitions of Kaizen and Agile. There were no intangible assets as of March 31, 2025. Management evaluated the relevant asset groups for indicators of impairment as of March 31, 2026 and did not identify any events or changes in circumstances indicating that their carrying amounts of those asset groups may not be recoverable. Accordingly, no impairment testing was required, and no impairment charge was recognized during the three months ended March 31, 2026.

Income taxes

Our income tax provision and related income tax assets and liabilities are based on actual and expected future income, U.S. statutory income tax rates, and tax regulations and planning opportunities in the various jurisdictions in which we operate. Significant judgment is required in interpreting tax regulations in the United States, evaluating our uncertain tax positions, and assessing the likelihood of realizing certain tax benefits. Actual results could differ materially from those judgments, and changes in judgments could materially affect our consolidated financial statements.

We are required to estimate our income taxes, which includes estimating our current income taxes as well as measuring the temporary differences resulting from different treatment of items for tax and accounting purposes. We currently have no deferred tax assets as a valuation allowance has been created for these deferred tax assets. This is subject to periodic recoverability assessments. Realizing deferred tax assets principally depends on our achieving projected future taxable income. We may change our judgments regarding future profitability due to future market conditions and other factors, which may result in increases or decreases in the valuation allowance against those deferred tax assets. We record a valuation allowance to reduce our deferred tax assets if, based on the weight of available evidence, we believe expected future taxable income is not likely to support the use of a deduction or credit in that jurisdiction. We evaluate the level of our valuation allowances during the interim and annually.

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We record unrecognized tax benefits for U.S. federal, state and local tax positions related primarily to tax credits claimed and tax nexus. For each reporting period, we apply a consistent methodology to measure unrecognized tax benefits and all unrecognized tax benefits are reviewed periodically and adjusted as circumstances warrant. Our measurement of our unrecognized tax benefits is based on our assessment of all relevant information, including prior audit experience, the status of audits, conclusions of tax audits, lapsing of applicable statutes of limitations, identification of new issues, and any administrative guidance or developments. We recognize previously unrecognized tax benefits in the first financial reporting period in which information becomes available, indicating that such benefits will more likely than not (a greater than 50% likelihood) be realized.

Off Balance Sheet Arrangements

We did not have, during the periods presented, and we do not currently have, any off-balance sheet arrangements, as defined in the rules and regulations of the SEC.

Other Historical Operating Results

Powerus

Results of Operations for the Period from October 8, 2025 (Inception) through December 31, 2025

Revenue — Powerus did not generate any revenue for the period from October 8, 2025 through December 31, 2025.

Operating Expenses — Powerus’ total operating expenses for the year ended December 31, 2025 were $0.7 million which consisted of general and administrative, sales and marketing and other operating expenses.

Net Loss — Powerus’ net loss was $0.7 million for the period from October 8, 2025 through December 31, 2025.

Liquidity and Capital Resources

Powerus’ source of funding was capital raises of $0.6 million of cash through December 31, 2025 from a small group of investors.

Net cash used in operating activities totaled $5,000 for the period from October 8, 2025 through December 31, 2025, which resulted in $0.6 million of the cash capital raise left on hand as of December 31, 2025.

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Agile

Results of Operations for the Period from July 17, 2025 (Inception) through December 31, 2025

Revenue — Agile generated $1.9 million in revenue for the period from July 17, 2025 through December 31, 2025.

Cost of Revenue — Agile’s costs of revenue was $1.3 million for the period from July 17, 2025 through December 31, 2025.

Operating Expenses — Agile’s operating expenses were $0.3 million for the period from July 17, 2025 through December 31, 2025.

Net Income — Agile’s net income was $0.2 million for the period from July 17, 2025 through December 31, 2025.

Liquidity and Capital Resources

Net cash provided by operating activities totaled $1.2 million, net cash used in investing activities totaled $0.1 million and net cash used in financing activities totaled $0.8 million for the period from July 17, 2025 through December 31, 2025, which resulted in $0.3 million in cash and cash equivalents as of December 31, 2025.

Powerus Defense

Powerus Defense was formed in December 2025 for the purpose of developing modular tactical drone systems, including the Matrix™ architecture. During 2025, Powerus Defense’s results of operations consisted only of formation activities and its results of operation were immaterial.

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POWERUS EXECUTIVE COMPENSATION

Powerus was incorporated in October 2025. For the fiscal year ended December 31, 2025, no compensation was paid to either of Powerus’ two executive officers, Mr. Andrew Fox, President or Mr. Jim Biehl, Secretary (the “Powerus NEOs”). Powerus had no other executive officers from inception to December 31, 2025.

With Powerus ramping up operations and acquiring Agile, Kaizen and Powerus Defense, Powerus has the following executive officers as of August 10, 2026:

Name	Title
Andrew Fox	Chief Executive Officer
Brett Velicovich	President
Edward Jordan	Chief Financial Officer

Following completion of the Merger, it is anticipated that certain executive officers of Powerus will become executive officers of Newco. Mr. Biehl will remain employed with Powerus as its Chief Legal Officer but is not expected to be an executive officer of Newco.

Summary Compensation Table

As noted above, no Powerus NEO was paid compensation in 2025.

Elements of Compensation

Compensation for Powerus executive officers consists primarily of base salary and initial stock option grants. After completion of the Merger, Newco expects to revise its compensation practices and enter into new agreements with its executive officers to reflect base salaries, annual bonus opportunities and long-term equity incentive awards. In 2026, the base salary for each Powerus executive officer was established in connection with the commencement of their employment with Powerus after taking into account market compensation rates, responsibilities, and experience.

Powerus also currently has an Acquisition Bonus and Financing Bonus Policy. In the event that Powerus (i) acquires a business or (ii) completes an equity or debt financing, in each case that was sourced by one or more employees or officers (each, a “Covered Employee”) will be entitled to a bonus of four percent (4%) of the aggregate value of such transaction, with the allocations of such bonus to be determined by the CEO based on the relative contributions of each Covered Employee. This policy has been suspended during the pendency of the Merger and is expected to be formally terminated in connection with the Closing.

Offer Letters

In 2026, Powerus entered into offer letters for employment with certain executive officers, including each of the Powerus NEOs, as described below. For purposes of the following descriptions, “cause,” “change in control,” and “good reason” have the meanings provided under the respective employment agreement.

Offer Letter with Andrew Fox

Under Mr. Fox’s offer letter, he is eligible to receive an annual base salary of $375,000, payable in accordance with Powerus’ regular payroll practices and subject to all required withholdings and deductions. Mr. Fox is also eligible for annual cash incentive awards and participation in Powerus’ equity incentive plan, subject to approval by the Board of Directors of Powerus (the “Powerus Board”) or a committee thereof. In the event of termination by Powerus without cause, he is entitled to separation pay equal to eighteen months of his then-current base salary, subject to his execution and non-revocation of a release of claims. Mr. Fox’s employment cannot be terminated by the company prior to the third anniversary of his start date except for cause.

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Offer Letter with Brett Velicovich

Mr. Velicovich’s offer letter entitles him to an annual base salary of $350,000, payable according to Powerus’ regular payroll practices and subject to all required withholdings and deductions. He is also eligible for annual cash incentive awards and participation in Powerus’ equity incentive plan, as approved by the Powerus Board. In the event of a termination by Powerus without cause, Mr. Velicovich is eligible for separation pay equal to eighteen months of his then-current base salary, subject to his execution and non-revocation of a release of claims. Mr. Velicovich’s employment cannot be terminated by the company prior to the third anniversary of his start date except for cause.

Offer Letter with Jim Biehl

Mr. Biehl’s offer letter entitles him to an annual base salary of $300,000, payable according to Powerus’ regular payroll practices and subject to all required withholdings and deductions. He is also eligible for annual cash incentive awards and participation in Powerus’ equity incentive plan, as approved by the Powerus Board. In the event of a termination by Powerus without cause, Mr. Biehl is eligible for separation pay equal to eighteen months of his then-current base salary, subject to his execution and non-revocation of a release of claims. Mr. Biehl’s employment cannot be terminated by the company prior to the third anniversary of his start date except for cause.

Agreement with Edward Jordan’s consulting firm, Griseo Consulting LLC

Griseo Consulting LLC (“Griseo”) is owned by Edward Jordan and is the entity through which he provides his services as Chief Financial Officer of Powerus. Pursuant to the Agreement between Griseo and Powerus, Powerus is required to pay Griseo $25,000 per month and indemnify Edward Jordan as an officer pursuant to Powerus’ Charter. The agreement also includes customary terms for consulting arrangements concerning confidentiality, ownership of work product, and representations and warranties.

Outstanding Equity Awards at 2025 Fiscal Year-End

There were no outstanding equity awards for any Powerus NEO as of December 31, 2025.

In 2026, Powerus granted an aggregate of 38,621 options to certain employees and service providers, including 11,165 options to Andrew Fox, 6,041 options to Jim Biehl and 5,007 options to Brett Velicovich. All such options to Powerus executive officers have an exercise price of $450.00 and vest in equal quarterly installments, beginning on May 1, 2026.

2026 Powerus Incentive Plan

In 2026, Powerus adopted its 2026 Stock Incentive Plan (the “Powerus Plan”), the purpose of which is to advance the interests of Powerus’ stockholders by enhancing Powerus’ ability to attract, retain and motivate persons who are expected to make important contributions to Powerus and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of Powerus’ stockholders. The Powerus Plan provides for the issuance of up to 50,000 shares of Powerus Common Stock, which may be granted as stock options, restricted stock, restricted stock units and other stock-based awards to eligible employees, officers, directors, consultants and advisors of Powerus on such terms and conditions as approved by Powerus’ Board or any committee appointed by the Powerus Board to administer the Powerus Plan. No grants will be made under the Powerus Plan following consummation of the Merger.

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POWERUS DIRECTOR COMPENSATION

As of December 31, 2025, the Powerus Board consisted of Andrew Fox, Ziv Marom, Brett Velicovich, Michael Sinensky and Roman Vintfeld. No members of the Powerus Board received any cash retainers or other compensation during 2025.

It is expected that Newco will implement a revised non-employee director compensation program after Closing that is expected to include an annual cash retainer and annual equity grants.

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UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms used below have the same meanings ascribed to them elsewhere in this registration statement.

The Merger

On March 8, 2026, Aureus Greenway Holdings Inc. (“AGH” or “Parent”), Aureus Merger Sub Inc. (“Merger Sub”), Autonomous Power Corporation (“APC” or the “Company”), and Andrew Fox, solely in his capacity as the Stockholder Representative, entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, and subject to the satisfaction or waiver of the conditions set forth in the Merger Agreement, Merger Sub will merge with and into APC, with APC surviving as a wholly owned subsidiary of AGH and the surviving corporation of the merger (the “Merger”). AGH, following the Merger, is referred to herein as the “Combined Company”. The Merger is expected to close following the effectiveness of this registration statement and the satisfaction or waiver of the closing conditions set forth in the Merger Agreement. In connection with the Merger, AGH will change its name to “Powerus Corporation”.

At the effective time of the Merger (the “Effective Time”):

(i)	each share of APC common stock issued and outstanding immediately prior to the Effective Time (other than excluded shares and dissenting shares) will automatically be converted into the right to receive 599.18229 shares of AGH common stock (the “Exchange Ratio”), subject to adjustment in accordance with the terms of the Merger Agreement.

(ii)	each outstanding APC stock option will be assumed by AGH and converted into a stock option exercisable for shares of AGH common stock in accordance with the terms of the Merger Agreement.

(iii)	each outstanding APC warrant will be assumed by AGH and converted into a warrant exercisable for shares of AGH common stock in accordance with the terms of the Merger Agreement.

(iv)	each holder of APC common stock will be entitled to receive a portion of 55,000,000 additional shares of AGH common stock (the “Earn Out Shares”). Pursuant to the First Amendment to the Merger Agreement (“Amendment No. 1”), the Earn Out Shares will be fully earned, vested and non-contingent as of the closing of the Merger (the “Closing”).

APC Acquisitions

Prior to 2026, APC had no revenue-generating operations, and its activities consisted primarily of formation, fundraising, business development, acquisition-related activities, and other organizational activities.

On January 15, 2026, APC acquired Tandem Defense LLC (“Powerus Defense”), a defense technology entity that had no operations at the acquisition date, for cash consideration of $500. Powerus Defense is focused on the design and development of unmanned aerial systems and related tactical defense solutions. The Powerus Defense acquisition was not material.

On January 30, 2026, APC acquired Kaizen Aerospace, Inc. (“Kaizen”), which manufactures and sells drone platforms and provides related drone services for total consideration transferred of $1.8 million, consisting of $1.0 million paid at Closing and deferred cash consideration with an acquisition-date fair value of approximately $0.8 million.

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On February 20, 2026, APC acquired Agile Autonomy LLC (“Agile”), which provides maritime autonomy and unmanned systems integration services, including the retrofitting of manned vessels into remotely operated or autonomous surface vessels, integration of unmanned aerial systems, customer-funded special projects, and related technical support for total consideration transferred of $3.9 million, consisting of $2.0 million paid at Closing and deferred cash consideration with an acquisition-date fair value of approximately $1.9 million.

The acquisitions of Kaizen and Agile are collectively referred to herein as the “APC Acquisitions.”

Related Transactions

In addition to the Merger and the APC Acquisitions, the unaudited pro forma condensed combined financial information gives effect to the following transactions (collectively, the “Related Transactions”):

●	APC’s issuance of 27,809 shares of common stock for gross cash proceeds of approximately $50,000,000, which closed in April 2026 (the “Powerus Equity Financing”)
●	the accelerated vesting of outstanding APC stock options upon Closing and the related estimated stock-based compensation expense;
●

the issuance of 200,000 restricted stock units (“RSUs”) pursuant to the JHG Consulting Agreement, consisting of 50,000 RSUs that vest after the first six months of service and 25,000 RSUs that vest quarterly thereafter, and the related estimated stock-based compensation expense;

●	APC’s issuance of pre-funded warrants to Unusual Machines, Inc. for gross cash proceeds of $30,000,000 which closed in June 2026 (the “UMAC Financing”);
●	APC’s repurchase in June 2026 of 8,345 shares of its common stock for aggregate consideration of $2,000,000 (the “APC Share Repurchase”); and
●	the settlement and elimination of the $20,000,000 promissory note issued by APC to AGH, including related accrued interest.

The Merger, APC Transactions and the Related Transactions are collectively referred to herein as the “Merger and Related Transactions.” The accounting effects of transaction-related costs and equity compensation associated with the Merger and Related Transactions are also reflected, as applicable. See Note 5 for additional information.

In connection with the Merger, Andrew Fox, Roman Vintfeld and Michael Sinensky are expected to acquire 50%, 25% and 25%, respectively, of AGH’s outstanding Series A preferred stock from the existing holder (the “Preferred Purchase”). The Preferred Purchase is a separate transaction between stockholders and does not result in a separate adjustment to the unaudited pro forma condensed combined financial information. However, the voting rights associated with the Series A preferred stock following the Preferred Purchase were considered in identifying APC as the accounting acquirer. See Notes 1 and 5(F).

Accounting Treatment

APC’s acquisitions of Kaizen and Agile were accounted for as business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). Kaizen, which manufactures and sells drone platforms and provides related drone services, was determined to be APC’s predecessor for financial reporting purposes. Accordingly, Kaizen’s historical results prior to its acquisition by APC on January 30, 2026 are presented as the predecessor periods in APC’s historical financial statements. The Merger is expected to be accounted for as a reverse acquisition under U.S. GAAP, with APC determined to be the accounting acquirer and AGH determined to be the accounting acquiree. Accordingly, the historical financial statements of APC will become the historical financial statements of the Combined Company following the consummation of the Merger.

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Unaudited Pro Forma Presentation

The unaudited pro forma condensed combined balance sheet as of March 31, 2026 combines the historical consolidated balance sheet of AGH and the historical consolidated balance sheet of APC, giving effect to the Merger and Related Transactions as if it had occurred on March 31, 2026. APC’s acquisitions of Kaizen and Agile are recognized in APC’s historical balance sheet as of March 31, 2026, and therefore no transaction accounting adjustments for Kaizen or Agile are presented in the unaudited pro forma condensed combined balance sheet as of March 31, 2026. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2025 and the three months ended March 31, 2026 give effect to (i) the acquisitions of Kaizen and Agile as if they had occurred on January 1, 2025, (ii) the Merger as if it had occurred on January 1, 2025, and (iii) for the Related Transactions as if it had occurred on January 1, 2025. The unaudited pro forma condensed combined statements of operations combine the historical results of AGH, APC, Kaizen and Agile for the applicable periods presented, and reflect the related pro forma adjustments.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and is derived from the historical financial information of AGH, APC, Kaizen and Agile, after giving effect to the acquisitions of Kaizen and Agile, the Merger and Related Transactions, together with the related pro forma adjustments.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

●	the historical audited financial statements of AGH as of and for the year ended December 31, 2025 and the related notes incorporated by reference into this registration statement from AGH’s Annual Report on Form 10-K for the year ended December 31, 2025;
●	the historical unaudited interim financial statements of AGH as of and for the three months ended March 31, 2026 and the related notes incorporated by reference into this this registration statement from AGH’s Quarterly Report on Form 10-Q for the three months ended March 31, 2026;
●	the historical audited financial statements of APC as of December 31, 2025 and for the period from October 8, 2025 (inception) through December 31, 2025, and the related notes included elsewhere in this registration statement;
●	the historical audited financial statements of Kaizen as of December 31, 2025 and 2024 and for the years then ended, and the related notes included elsewhere in this registration statement;
●	the historical unaudited interim financial statements of APC as of and for the three months ended March 31, 2026 (Successor), and for the period from January 1, 2026 through January 30, 2026 (Predecessor) and the related notes included elsewhere in this registration statement; and
●	the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of AGH” incorporated by reference into this registration statement and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of APC” and other financial information included elsewhere in this registration statement.

The unaudited pro forma condensed combined financial information is based upon currently available information and assumptions that management believes are reasonable under the circumstances.

The pro forma adjustments are preliminary and are based upon estimates and assumptions that are subject to change as additional information becomes available and additional analyses are completed. The pro forma adjustments have been made solely for purposes of providing the unaudited pro forma condensed combined financial information. Differences between these preliminary estimates of APC’s purchase price allocations of Kaizen and Agile and the accounting for the Merger and APC’s final purchase price allocations of Kaizen and Agile and the accounting for the Merger may occur, and such differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is presented for illustrative purposes only and does not purport to represent the financial position or results of operations that actually would have occurred had the Merger, APC Acquisitions and the Related Transactions been completed on the dates indicated, nor does it purport to project the future financial position or operating results of the Combined Company. The unaudited pro forma condensed combined financial information does not reflect any anticipated operating efficiencies, cost savings, revenue enhancements, integration costs, restructuring activities or other synergies or dis-synergies that may result from the Merger. Actual results following the completion of the Merger may differ materially from those reflected in the unaudited pro forma condensed combined financial information presented herein.

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Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2026

	Historical
	AGH	APC	Financing Adjustments	Note	Transaction Accounting Adjustments	Note	Pro Forma Combined
ASSETS
Current assets
Cash	$17,519,830	$20,713,480	$79,375,582	5(K)	$(1,500,000)	5(L)	$116,108,892
Accounts receivable, net	41,935	873,532	-		-		915,467
Investment in convertible note	20,049,315	-	-		(20,049,315)	5(A)	-
Inventory	32,966	691,414	-		-		724,380
Prepaid expenses	335,666	899,890	-		-		1,235,556
Other current assets	125	-	-		-		125
Total current assets	37,979,837	23,178,316	79,375,582		(21,549,315)		$118,984,420

Non-current assets			-
Property and equipment, net	3,900,695	73,009	-		1,599,305	5(B)	5,573,009
Intangible assets, net	-	2,175,474	-		-		2,175,474
Right-of-use assets	869,016	-	-		-		869,016
Goodwill	-	3,422,507	-		43,593,488	5(C)	47,015,995
Deferred tax assets	215,019	-	-		-		215,019
Prepaid expenses	143,750	-	-		-		143,750
Total non-current assets	5,128,480	5,670,990			45,192,793		55,992,263

Total Assets	$43,108,317	$28,849,306	$79,375,582		$23,643,478		$174,976,683

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities			-
Accounts payable and accrued liabilities	$426,717	$4,011,795	$2,000,000	5(K)	$84,236	5(D)	$6,522,748
Deferred revenue	164,683	914,998	-		-		1,079,681
Deferred revenue-related parties	-	1,000,000	-		-		1,000,000
Debt and notes payable	-	20,000,000	-		(20,000,000)	5(A), 5(E)	-
Deferred acquisition consideration	-	2,539,020	-		-		2,539,020
Repurchase consideration payable	-	-	-		500,000	5(L)	500,000
Operating lease liabilities – current	230,357	-	-		-		230,357
Warrant liability	-	-	23,656,124	5(K)	-		23,656,124
Due to related parties	34,755	-	-		-		34,755
Total current liabilities	856,512	28,465,813	25,656,124		(19,415,764)		35,562,685

Non-current liabilities
Operating lease liabilities, non-current portion	638,659	-	-		-		638,659
Deferred tax liabilities	47,604	-	-		-		47,604
Total non-current liabilities	686,263	-			-		686,263
Total Liabilities	1,542,775	28,465,813	25,656,124		(19,415,764)		36,248,948

Stockholders’ Equity
Series A preferred stock	10,000	-	-		-		10,000
Common stock	20,205	113	28	5(K)	141,260	5(F), 5(L), 5(M)	161,606
Additional Paid in Capital	47,494,506	11,478,637	50,000,554	5(K)	91,531,376	5(F), 5(G), 5(H), 5(L), 5(M)	200,505,073
Stock subscription receivable	-	(602,564)	-		-		(602,564)
Accumulated deficit	(5,959,169)	(10,492,693)	3,718,876	5(K)	(46,613,394)	5(D), 5(F), 5(H)	(59,346,380)
Treasury stock	-	-	-		(2,000,000)	5(L)	(2,000,000)

Total Stockholders’ Equity	41,565,542	383,493	53,719,458		43,059,242		138,727,735

Total Liabilities and Stockholders’ Equity	$43,108,317	$28,849,306	$79,375,582		$23,643,478		$174,976,683

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

164

Unaudited Pro Forma Condensed Combined Statement of Operations

For the three months ended March 31, 2026

	Historical					Transaction Accounting Adjustments					Pro Forma
	AGH	APC	Kaizen[3]	Agile[4]	Kaizen	Note	Agile	Note	Merger	Note	Combined
Revenues	$1,469,378	$-	$-	$1,577,896	$-		$-		$-		$3,047,274
Cost of goods and services	(493,153)	(18,011)	-	(966,248)	(9,863)	5(I)	-		-		(1,487,275)
Gross profit	976,225	(18,011)	-	611,648	(9,863)		-		-		1,559,999

Operating expenses:
General and administrative	2,371,461	4,141,431	110,913	37,871	-		-		80,500	5(H)	6,742,176
Sales and marketing	-	939,973	44	-	-		-		-		940,017
Research and development	-	10,000	24,206	-	-		-		-		34,206
Depreciation and amortization	63,750	1,463	-	399	4,110	5(I)	13,973	5(J)	11,864	5(B)	95,558
Other operating expenses	-	10,617	-	-	-		-		-		10,617
Total operating expenses	2,435,211	5,103,484	135,163	38,270	4,110		13,973		92,364		7,822,574

Loss from operations	(1,458,986)	(5,121,495)	(135,163)	573,378	(13,973)		(13,973)		(92,364)		(6,262,575)
Other income (expense):
Interest income from convertible notes	49,315	-	-	-	-		-		(49,315)	5(A)	-
Interest expense	-	(300,757)	(2,966)	-	-		-		49,315	5(A)	(254,408)
Other income (expense)	240,807	(3,650,485)	-	-	-		-		-		(3,409,678)
Total other income (expense), net	290,122	(3,951,242)	(2,966)	-	-		-		-		(3,664,086)

Loss before income taxes	(1,168,864)	(9,072,737)	(138,129)	573,378	(13,973)		(13,973)		(92,364)		(9,926,661)

Income taxes expense	91,035	-	-	-	-		-		-		91,035

Net loss	$(1,259,899)	$(9,072,737)	$(138,129)	$573,378	$(13,973)		$(13,973)		(92,364)		$(10,017,696)

(Loss) Earnings per share attributable to common stockholders

Basic and diluted loss per common share	$(0.03)									5(N)	$(0.05)

Weighted average number of common shares outstanding, basic and diluted	44,903,730									5(N)	208,137,023

3 Kaizen is presented for the period from January 1, 2026 through January 30, 2026, the date APC acquired Kaizen. The historical information has been derived from the Predecessor period included in APC’s historical March 31, 2026 unaudited interim financial statements included elsewhere in this registration statement.

4 Agile is presented for the period from January 1, 2026 through February 20, 2026, the date APC acquired Agile. The historical information has been derived from the Agile’s historical information.

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

165

Unaudited Pro Forma Condensed Combined Statement of Operations

For the year ended December 31, 2025

					Kaizen	Transaction Accounting Adjustments					Pro Forma
	AGH	APC[5]	Kaizen	Agile	Acquisition	Note	Agile Acquisition	Note	Merger	Note	Combined
Revenues	$2,964,377	$-	$675,242	$1,853,735	$-		$-		$-		$5,493,354
Cost of goods and services	(1,675,213)	-	(329,108)	(1,311,004)	(120,000)	5(I)	-		(754,962)	5(H)	(4,190,287)
Gross profit	1,289,164	-	346,134	542,731	(120,000)		-		(754,962)		1,303,067

Operating expenses:
General and administrative	5,474,863	623,662	812,293	85,813	-		-		33,534,511	5(H), 5(K)	40,531,143
Sales and marketing	-	77,478	3,535	-	-		-		20,827,590	5(H)	20,908,602
Research and development	-	-	48,311	-	-		-		-		48,311
Depreciation and amortization	220,500	-	-	243,000	50,000	5(I)	100,000	5(J)	47,458	5(B)	660,958
Other operating expenses	-	3,721	8,996	1,723	-		-		-		14,440
Total operating expenses	5,695,363	704,861	873,135	330,536	50,000		100,000		54,409,559		62,163,454

Loss from operations	(4,406,199)	(704,861)	(527,001)	212,195	(170,000)		(100,000)		(55,164,521)		(60,860,387)
Other income (expense):
Interest expense	(4,491)	-	(13,589)	(7,000)	-		-		-		(25,080)
Other income (expense)	642,248	-	-	-	-		-		6,343,876	5(K)	6,986,124
Total other income (expense), net	637,757	-	(13,589)	(7,000)	-		-		6,343,876		6,961,044

Loss before income taxes	(3,768,442)	(704,861)	(540,590)	205,195	(170,000)		(100,000)		(48,820,645)		(53,899,343)

Income taxes expense (benefits)	(91,412)	-	-	-	-		-		-		(91,412)

Net loss	$(3,677,030)	$(704,861)	(540,590)	$205,195	$(170,000)		$(100,000)		$(48,820,645)		$(53,807,931)

(Loss) Earnings per share attributable to common stockholders
Basic and diluted loss per common share	$(0.27)									5(N)	$(0.30)

Weighted average number of common shares outstanding, basic and diluted	13,859,559									5(N)	177,092,852

See Notes to the Unaudited Pro Forma Condensed Combined Financial Information.

5 APC (Successor) is presented for the period from October 8, 2025 (Inception) through December 31, 2025.

166

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

NOTE 1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of AGH, APC, Kaizen, and Agile has been adjusted in the unaudited pro forma condensed combined financial information to reflect transaction accounting adjustments related to APC’s acquisition of Kaizen and Agile, the Merger and the related financing and other transactions described below, based upon the assumptions and adjustments described in the accompanying notes.

APC Acquisitions

The APC Acquisitions are reflected in APC’s historical consolidated balance sheet as of March 31, 2026. Accordingly, no separate adjustments are presented in the unaudited pro forma condensed combined balance sheet. The unaudited pro forma condensed combined statements of operations give effect to the APC Acquisitions as if they had occurred on January 1, 2025. No separate adjustment has been presented for the Powerus Defense acquisition because it was not material. See Note 3.

Accounting for the Merger

The Merger is expected to be accounted for as a reverse acquisition under U.S. GAAP, with APC determined to be the accounting acquirer and AGH determined to be the accounting acquiree.

The determination that APC is the accounting acquirer is based on an evaluation of the facts and circumstances surrounding the Merger and, in particular, the indicators set forth in ASC 805. Management considered, among other factors, the following:

●	Following the consummation of the Merger and the Preferred Purchase, former holders of APC equity interests are expected to hold a majority of the voting interests of the Combined Company. Management’s assessment of the relative voting rights in the Combined Company gives effect to the voting rights associated with AGH’s Series A preferred stock and the Preferred Purchase. See Note 5(F).
●	The Combined Company will be largely led by the current management team of APC, including the officers responsible for the historical operations and strategic direction of APC.
●	The board of directors of the Combined Company is initially expected to be comprised entirely of individuals designated by APC.
●	The relative size of APC and AGH was considered and was not determinative in identifying the accounting acquirer.

The Preferred Purchase is a separate transaction between stockholders and does not result in a separate adjustment to the unaudited pro forma condensed combined financial information.

Accordingly, for accounting purposes, APC is deemed to have acquired AGH even though AGH is the legal acquirer. As a result, the historical financial statements of APC will become the historical financial statements of the Combined Company following consummation of the Merger.

Under reverse acquisition accounting, the identifiable assets acquired and liabilities assumed of AGH will be recognized at their estimated acquisition-date fair values, with any excess of the consideration transferred over the identifiable net assets acquired recognized as goodwill. The primary effect of the Merger is a business combination under which APC gains control over AGH through the issuance of AGH common stock to APC stockholders in accordance with the Exchange Ratio specified in the Merger Agreement. APC’s historical equity will be recapitalized to reflect the legal capital structure of AGH. See Notes 4 and 5.

167

Financing and Other Related Transactions

The unaudited pro forma condensed combined financial information also gives effect to the Powerus Equity Financing, the UMAC Financing, the APC Share Repurchase, the issuance of the Earn Out Shares, the accelerated vesting of outstanding APC stock options, the issuance of RSUs pursuant to the JHG Consulting Agreement, and the settlement and elimination of the promissory note between APC and AGH. The related pro forma adjustments, including transaction-related costs and equity compensation adjustments, are described in Note 5.

In addition, the unaudited pro forma condensed combined statements of operations may include adjustments to reflect the historical acquisitions completed by APC, including Kaizen, Agile and Powerus Defense, as required under Article 11 of Regulation S-X. Such adjustments are based on currently available information and assumptions that management believes are reasonable under the circumstances and are described in the accompanying notes.

NOTE 2. SHARES AND OTHER SECURITIES ISSUABLE UPON CLOSING OF THE MERGER

At the Closing, each outstanding share of APC common stock will be converted into the right to receive 599.18229 shares of AGH common stock pursuant to the Merger Agreement. Outstanding APC stock options and warrants will be assumed by AGH and converted into replacement options and warrants, respectively, with the number of underlying shares and exercise prices adjusted based on the Exchange Ratio.

The following table summarizes the APC securities outstanding as of August 6, 2026 and the corresponding AGH securities expected to be issued or issuable upon Closing:

	APC securities outstanding	AGH shares or underlying shares upon Closing

APC common shares converted into AGH common shares (1)	132,952	79,662,484
Earn Out Shares issuable at Closing (2)	-	55,000,000
APC stock options converted into replacement options (3)	38,621	23,141,023
APC warrants converted into replacement warrants (4)	47,683	28,570,809
AGH restricted stock units issuable at Closing (5)	-	200,000
Total shares and shares underlying replacement awards	219,256	186,574,316

Notes

(1)	Represents APC common shares outstanding as of August 6, 2026. Upon Closing, each APC common share will be converted into 599.18229 shares of AGH common stock.

(2)	Represents 55,000,000 shares of AGH common stock expected to be issued to APC stockholders at Closing pursuant to the amended Merger Agreement.

(3)	Represents outstanding APC stock options. Upon Closing, the options will be assumed by AGH and converted into replacement options covering approximately 23,141,023 shares of AGH common stock, based on the Exchange Ratio. The shares underlying the replacement options have not been included in pro forma common shares issued and outstanding because such shares will not be issued unless and until the replacement options are exercised.

(4)	Represents outstanding APC warrants. Pursuant to the Merger Agreement, such warrants will be assumed by AGH and converted into replacement warrants covering approximately 28,570,809 shares of AGH common stock, based on the Exchange Ratio. The 28,570,809 shares includes historical APC warrants outstanding as of March 31, 2026, and 8,571,303 AGH replacement warrants issued in connection with the $30,000,000 UMAC Financing. The underlying shares will not be issued and outstanding unless and until the replacement warrants are exercised.

(5)	Represents the Saker RSU Award of 200,000 RSUs, which is contingent upon stockholder approval of the Newco Equity Plan and consummation of the Merger.

168

NOTE 3. PRELIMINARY PURCHASE PRICE ALLOCATION OF APC’S ACQUISITION OF KAIZEN AND AGILE

The preliminary purchase price allocation of APC’s acquisition of Kaizen and Agile is included in Note 3. Business Combinations to APC’s historical unaudited interim consolidated financial statements as of and for the three months ended March 31, 2026 (Successor), included elsewhere in this registration statement.

NOTE 4. MERGER PRELIMINARY PURCHASE PRICE ALLOCATION

The preliminary allocation of the purchase consideration to the assets acquired and liabilities assumed is based on currently available information and management’s preliminary estimates of fair value. The excess of the purchase consideration over the preliminary fair value of the identifiable net assets acquired has been recorded as goodwill. The preliminary purchase price allocation, including the related income tax effects, is subject to change as additional information becomes available and the valuation analyses are finalized. Any resulting adjustments could materially affect the amounts assigned to identifiable assets, liabilities and goodwill, as well as the related depreciation and amortization expense reflected in the unaudited pro forma condensed combined financial information.

The identifiable intangible assets considered in the preliminary purchase price allocation include the trade name and trademark associated with AGH’s golf course operations and an existing website. Based on management’s preliminary assessment of market-participant assumptions, including the current and expected use of these assets following the Merger, no material separate fair value has been assigned to these assets. Accordingly, no related amortization expense has been reflected in the unaudited pro forma condensed combined statements of operations.

	NOTES	AGH

ASSETS ACQUIRED
Cash		$17,519,830
Accounts receivable		41,935
Inventory		32,966
Prepaid expenses		335,666
Other current assets		125
Property and equipment		5,500,000
Right-of-use assets		869,016
Deferred tax assets		215,019
Prepaid expenses, non-current		143,750
Total Assets		24,658,307

LIABILITIES ASSUMED
Accounts payable and accrued liabilities		426,717
Deferred revenue		164,683
Operating lease liabilities		230,357
Due to related parties		34,755
Operating Lease liabilities, non-current portion		638,659
Deferred tax liabilities		47,604
Total Liabilities		1,542,775

PRELIMINARY FAIR VALUE OF IDENTIFIABLE NET ASSETS ACQUIRED		$23,115,532

GOODWILL ARISING ON ACQUISITION:

Gross deemed equity consideration	(a)	$86,758,335
Less: amount attributed to settlement of the APC promissory note payable to AGH	(b)	(20,049,315)
Preliminary purchase consideration		$66,709,020
Less: preliminary fair value of identifiable net assets acquired		(23,115,532)
Preliminary goodwill arising from the Merger	(c)	$43,593,488

169

(a) As the Merger is expected to be accounted for as a reverse acquisition, APC is treated as the accounting acquirer and AGH as the accounting acquiree. Based on the capitalization and Exchange Ratio described in Note 5(F), APC would hypothetically have had to issue approximately 44,967 shares of APC Common Stock to provide existing AGH shareholders with the same ownership interest in the Combined Company resulting from the Merger. The preliminary gross deemed equity consideration was measured using the 26,943,582 shares of AGH Common Stock issued and outstanding as of July 24, 2026 at an assumed fair value of $3.22 per share, representing the Closing price of AGH Common Stock on that date.

Based on these assumptions, the preliminary gross deemed equity consideration is approximately $86.8 million. After separately accounting for the settlement of the preexisting promissory note and related accrued interest, preliminary purchase consideration is approximately $66.7 million. The 55,000,000 additional shares issuable to APC stockholders at Closing have been excluded from consideration transferred because the issuance is accounted for as a dividend to the owners of the accounting acquirer.

The actual consideration transferred will be determined using the market price of AGH Common Stock at Closing. A 10% increase or decrease in the assumed market price would increase or decrease the preliminary consideration transferred and goodwill by approximately $8.7 million, with all other assumptions remaining unchanged. The following table presents the sensitivity of the preliminary consideration transferred to changes in the assumed market price of AGH Common Stock:

Sensitivity	Assumed share price	Gross deemed equity consideration	Preliminary consideration transferred
10% decrease	$2.90	$78.1 million	$58.0 million
Base case	$3.22	$86.8 million	$66.7 million
10% increase	$3.54	$95.4 million	$75.4 million

170

(b) Represents the separate settlement of the $20,000,000 promissory note issued by APC to AGH, including accrued interest of $49,315 as of March 31, 2026. The related note receivable and note payable are eliminated upon consummation of the Merger. Accordingly, the aggregate balance of $20,049,315 has been excluded from both the assets acquired and the preliminary purchase consideration.

(c) Represents preliminary goodwill, calculated as the excess of the preliminary consideration transferred over the preliminary fair value of the identifiable net assets acquired. The preliminary fair value of identifiable net assets acquired includes property, plant, and equipment of $5,500,000 (comprising depreciable assets with estimated useful lives ranging from 7 to 39 years). Identifiable intangible assets were determined to have a fair value of $0. Management will evaluate the goodwill recognized in connection with the Merger for impairment as of the Effective Time of the Merger Closing.

NOTE 5. PRO FORMA ADJUSTMENTS

The pro forma notes and adjustments are based upon preliminary estimates and assumptions that management believes are reasonable under the circumstances. Such estimates and assumptions are subject to change as additional information becomes available and additional analyses are completed.

Pro Forma Notes:

5(A) Represents the elimination, upon consummation of the Merger, of the $20,000,000 promissory note issued by APC to AGH on March 23, 2026 and related accrued interest of $49,315, which will become intercompany balances. For purposes of the preliminary purchase price allocation, the aggregate balance of $20,049,315 has been accounted for separately from the Merger and excluded from both consideration transferred and the identifiable net assets acquired. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2026 reflects the elimination of the related $49,315 of interest income recognized by AGH and interest expense recognized by APC.

5(B) Represents the provisional fair value adjustments of $1,599,305 to the two golf courses owned by AGH. The estimated fair value was based on an independent third-party appraisal of the fee simple interests in the Kissimmee Bay Country Club and the Remington Golf Club, with a valuation date of July 21, 2026, which concluded on estimated fair values of $3,000,000 and $2,500,000, respectively. The appraisal applied the sales comparison approach using comparable golf course transactions and considered factors including location, physical characteristics, overall utility, revenue potential and market positioning.

The unaudited pro forma condensed combined statements of operations also reflect estimated incremental depreciation of $47,458 for the year ended December 31, 2025 and $11,864 for the three months ended March 31, 2026 related to the depreciable portion of the provisional fair value adjustment. The income tax effects of the preliminary fair value adjustment remain under evaluation and may result in the recognition of additional deferred tax assets or liabilities, with a corresponding adjustment to goodwill. The preliminary fair value adjustment, property and equipment, related income tax effects and resulting goodwill may differ materially from the amounts ultimately recorded upon completion of the purchase price allocation.

171

5(C) Represents the preliminary recognition of goodwill resulting from the Merger. Goodwill represents the excess of the preliminary purchase consideration over the identifiable net tangible and intangible assets acquired, and liabilities assumed. The preliminary consideration transferred excludes $20,049,315 allocated to the settlement of the preexisting promissory note and related accrued interest described in Note 5(A).The allocation of the consideration transferred to the identifiable assets acquired and liabilities assumed is preliminary and is based on currently available information and assumptions that management believes are reasonable. The preliminary purchase price allocation includes the fair value adjustment to AGH’s golf course real property described in Note 5(B).

5(D) Represents a net increase of $84,236 to accounts payable and accrued expenses, comprising $133,551 of transaction-related costs incurred by APC in connection with the Merger that were not reflected in APC’s historical financial statements, partially offset by the elimination of $49,315 of accrued interest related to the $20,000,000 promissory note described in Note 5(A). The corresponding $133,551 increase to accumulated deficit is included in the aggregate adjustment described in Note 5(H).

5(E) Represents the separate settlement of the $20,000,000 promissory note entered into between AGH and APC on March 23, 2026. The promissory note and related accrued interest have been accounted for separately from the Merger and excluded from both the consideration transferred and the identifiable net assets acquired. See Note 5(A) for additional information.

5(F) Represents the recapitalization of APC’s historical equity to reflect the legal capital structure of AGH following the Merger. As APC is the accounting acquirer and AGH is the continuing legal parent, APC’s historical equity has been recast to reflect the par value and number of shares of AGH Common Stock expected to be outstanding following the Merger.

The estimated pro forma shares of AGH Common Stock outstanding are calculated as follows:

Proforma capitalization	Shares
AGH Common Stock outstanding as of March 31, 2026	20,204,682
Shares issued subsequent to March 31, 2026 through July 24, 2026	6,738,900
AGH Common Stock outstanding as of July 24, 2026	26,943,582
AGH Common Stock issuable to eligible APC shareholders	79,662,484
Additional shares issuable to former APC shareholders	55,000,000
Estimated pro forma AGH Common Stock outstanding	161,606,066

The shares issuable to eligible APC shareholders are based on 132,952 APC shares, calculated as follows:

APC share reconciliation	Shares
APC Common Stock outstanding as of March 31, 2026	113,488
APC Common Stock issued in the Powerus Equity Financing (Note 5(K))	27,809
APC Common Stock repurchased (Note 5(L))	(8,345)
APC Common Stock eligible to receive AGH Common Stock	132,952

The 132,952 eligible APC shares were multiplied by the Exchange Ratio of 599.18229, resulting in 79,662,484 shares of AGH Common Stock issuable to eligible APC stockholders. The additional 55,000,000 shares are treated as an equity distribution to former APC shareholders and are excluded from the consideration transferred, as described in Note 5(M).

172

Based on a par value of $0.001 per share, the estimated 161,606,066 pro forma shares outstanding result in pro forma common stock of $161,606.

The transaction accounting adjustment to accumulated deficit is calculated as follows:

Accumulated-deficit transaction adjustment	Amount
Elimination of AGH’s historical accumulated deficit in the reverse-acquisition recapitalization	$5,959,169
Transaction-related legal and professional fees described in Note 5(H)	(133,551)
Stock-based compensation associated with accelerated vesting of APC stock options described in Note 5(H)	(51,982,844)
Stock-based compensation associated with RSUs expected to be issued under the JHG Consulting Agreement described in Note 5(H)	(456,168)
Net transaction accounting adjustment to accumulated deficit	$(46,613,394)

The financing adjustments reflected separately in the Financing Adjustments column include a $2,000,000 increase in accumulated deficit associated with the Powerus Equity Financing bonus and a net $5,718,876 decrease in accumulated deficit associated with the UMAC Financing. See Note 5(K).

The transaction accounting adjustment to additional paid-in capital is calculated as follows:

Additional paid-in capital transaction adjustment	Amount
Gross deemed equity consideration described in Note 5(G)	$86,758,335
Elimination of AGH’s historical additional paid-in capital in the reverse-acquisition recapitalization	(47,494,506)
Amounts reflected in pro forma common and preferred stock in connection with the recapitalization	(171,465)
Stock-based compensation associated with accelerated vesting of APC stock options described in Note 5(H)	51,982,844
Stock-based compensation associated with RSUs expected to be issued under the JHG Consulting Agreement described in Note 5(H)	456,168
Net transaction accounting adjustment to additional paid-in capital	$91,531,376

The separate $50,000,582 financing adjustment to additional paid-in capital is described in Note 5(K).

As of March 31, 2026, AGH had 10,000,000 shares of Series A preferred stock issued and outstanding, with a par value of $0.001 per share and an aggregate carrying amount of $10,000. Each share is entitled to 20 votes and votes together with AGH Common Stock. The Series A preferred stock is nonconvertible, is not entitled to receive dividends and has no liquidation preference over AGH Common Stock. The outstanding Series A preferred stock will remain outstanding following the Merger. The Preferred Purchase, as defined above, represents a transfer of the outstanding Series A preferred stock among stockholders and does not result in the issuance, cancellation or modification of the preferred shares. Accordingly, no pro forma adjustment has been recorded.

173

5(G) Represents the preliminary fair value of the consideration deemed transferred by APC, the accounting acquirer, in connection with the Merger. Since the Merger is accounted for as a reverse acquisition, the consideration transferred is based on the number of equity interests that APC would hypothetically have had to issue to the existing AGH shareholders to provide them with the same ownership interest in the combined company resulting from the legal transaction.

The calculation of the preliminary consideration transferred, including the assumed capitalization and market price of AGH Common Stock, the separate settlement of the preexisting promissory note and the related market-price sensitivity analysis, is presented in Note 4.

The 55,000,000 additional shares issuable to former APC shareholders have been treated as an equity distribution and excluded from the consideration transferred, as described in Note 5(M). Transaction costs have also been excluded from the consideration transferred and are accounted for separately, as described in Note 5(D).

5(H) Represents the aggregate adjustments to the unaudited pro forma statement of operations for the year ended December 31, 2025 resulting from the Merger and the Related Transactions, consisting of the following:

Pro forma expense adjustment	Cost of sales	General and administrative	Sales and marketing	Total
Transaction-related legal and professional fees	$-	$133,551	$-	$133,551
Stock-based compensation associated with accelerated vesting of APC stock options	754,962	31,257,092	19,970,790	51,982,844
Stock-based compensation associated with RSUs to be issued under the JHG Consulting Agreement	-	375,668	-	375,668
UMAC warrant issuance costs	-	625,000	-	625,000
Powerus Equity Financing bonus	-	1,143,200	856,800	2,000,000
Total pro forma expense adjustments for the year ended December 31, 2025	$754,962	$33,534,511	$20,827,590	$55,117,063

Transaction-related costs. Represents $133,551 of transaction-related legal and other professional fees incurred by APC subsequent to March 31, 2026 in connection with the Merger. Accordingly, these costs were not reflected in APC’s historical financial statements as of and for the three months ended March 31, 2026. The pro forma adjustment gives effect to these costs in the unaudited pro forma condensed combined financial information. The adjustment is nonrecurring.

Accelerated stock options. Reflects a preliminary estimate of $51,982,844 of stock-based compensation expense associated with the accelerated vesting of 38,621 outstanding Powerus stock options upon consummation of the Merger. The accelerated vesting is provided for under the existing terms of the APC equity incentive plan and applicable award agreements and, therefore, does not represent a modification of the awards. The expense is allocated based on the functional responsibilities of the award recipients, consisting of $754,962 in cost of sales, $31,257,092 in general and administrative expense and $19,970,790 in sales and marketing expense. The adjustment reflects the accelerated recognition of the remaining unrecognized grant date compensation cost reported in APC’s consolidated financial statements as of March 31, 2026 and is nonrecurring.

JHG Consulting Agreement RSUs. Reflects a preliminary estimate of $375,668 of stock-based compensation expense for the year ended December 31, 2025 associated with RSUs expected to be issued under the JHG Consulting Agreement. The pro forma adjustment reflects the portion of the grant-date fair value attributable to services that would have been recognized assuming the Merger had occurred on January 1, 2025. The estimated expense is based on Closing price of AGH common stock of $3.22 as of July 24, 2026, which was used as the estimated grant-date fair value for purposes of the unaudited pro forma condensed combined financial information. The actual amount of compensation expense recognized may differ based on the final grant date and grant-date fair value.

UMAC warrant issuance costs. Represents $625,000 of placement agent and legal counsel costs incurred and paid in connection with the UMAC Financing. The costs are reflected in general and administrative expense for the year ended December 31, 2025 and are nonrecurring. See Note 5(K).

Powerus Equity Financing bonus. Reflects $2,000,000 of compensation expense associated with the financing bonus triggered by the closing of the Powerus Equity Financing. The expense was allocated based on the functional responsibilities of the eligible employees, consisting of $1,143,200 in general and administrative expense and $856,800 in sales and marketing expense. The adjustment is nonrecurring. See Note 5(K).

The foregoing adjustments are reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 because the Merger and the Related Transactions are assumed to have occurred on January 1, 2025. The actual compensation expense associated with the accelerated stock options may differ based on the number of unvested options outstanding and the related unrecognized compensation cost as of the Closing. These adjustments are nonrecurring and are not expected to have a continuing impact on the Combined Company’s results of operations.

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For the year ended December 31, 2025, the aggregate $55,117,063 consists of increases of $754,962 to cost of sales, $33,534,511 to general and administrative expense and $20,827,590 to sales and marketing expense. The related balance sheet effects are reflected in accounts payable and accrued liabilities, cash and additional paid-in capital, as applicable, and are described in Notes 5(D) and 5(K).

For the three months ended March 31, 2026, stock-based compensation expense of approximately $80,500 associated with the JHG Consulting Agreement RSUs is also reflected as an increase to additional paid-in capital.

Saker RSU Award. On March 20, 2026, the AGH Board approved a proposed award of 200,000 restricted stock units to Matthew J. Saker, contingent upon stockholder approval of the Newco Equity Plan following consummation of the Merger. Based solely on the Closing price of AGH Common Stock of $3.22 per share on July 24, 2026, the proposed award would have an illustrative value of approximately $644,000. As the award agreement has not been finalized and the applicable vesting, service, performance, forfeiture and settlement provisions have not been established, the amount and timing of any related stock-based compensation expense are not currently factually supportable. Accordingly, no adjustment has been reflected in the unaudited pro forma condensed combined statements of operations. The ultimate grant-date fair value and related compensation expense may differ based on the final award terms and the market price of AGH Common Stock on the applicable measurement date.

5(I) Represents incremental amortization expense related to the preliminary fair values of the identifiable intangible assets recognized in APC’s acquisition of Kaizen, assuming the acquisition occurred on January 1, 2025. The identifiable intangible assets consist of developed technology with a preliminary fair value of $1,200,000 and an estimated useful life of ten years, and trademarks and trade names with a preliminary fair value of $500,000 and an estimated useful life of ten years.

For the year ended December 31, 2025, the resulting incremental amortization expense was $170,000, of which $120,000 was presented within cost of goods and services and $50,000 was presented within depreciation and amortization expense. For the three months ended March 31, 2026, the resulting incremental amortization expense $13,973, of which $9,863 is presented within cost of goods and services and $4,110 was presented within depreciation and amortization expense. The fair values and estimated useful lives are preliminary and subject to change upon completion of the final valuation.

5(J) Represents incremental amortization expense related to the preliminary fair value of the identifiable intangible asset recognized in APC’s acquisition of Agile, assuming the acquisition occurred on January 1, 2025. The identifiable intangible asset consists of trademarks and trade names with a preliminary fair value of $500,000 and an estimated useful life of five years. The resulting incremental amortization expense was $100,000 for the year ended December 31, 2025 and $13,973 for the three months ended March 31, 2026. The fair value and estimated useful life are preliminary and subject to change upon completion of the final valuation.

5(K) Represents adjustments to give effect to the Powerus Equity Financing and UMAC Financing as if each financing had been completed on March 31, 2026.

The financing adjustments are summarized as follows:

Financing adjustment	Increase in cash	Increase in common stock	Increase in additional paid in capital	Increase in warrant liability	Increase in accounts payable and accrued liabilities	Increase (decrease) in accumulated deficit
Powerus Equity Financing	$50,000,582	$28	$50,000,554	$-	$2,000,000	$2,000,000
UMAC Financing	29,375,000	-	-	23,656,124	-	(5,718,876)
Total financing adjustments	$79,375,582	$28	$50,000,554	$23,656,124	$2,000,000	$(3,718,876)

Powerus Equity Financing — Represents approximately $50,000,000 of gross proceeds from the issuance of 27,809 shares of APC common stock pursuant to subscription agreements entered into on March 5, 2026. The financing closed in April 2026. The adjustment reflects an increase to cash and corresponding increases to common stock and additional paid-in capital. Common stock is based on APC’s par value of $0.001 per share, with the excess of the gross proceeds over par value reflected in additional paid-in capital. The APC common stock issued in the Powerus Equity Financing is recast into AGH’s legal capital structure as described in Note 5(F).

The closing of the Powerus Equity Financing triggered a $2,000,000 financing bonus payable to certain employees under APC’s compensation arrangements. The related compensation expense was allocated based on the functional responsibilities of the eligible employees, consisting of $1,143,200 in general and administrative expense and $856,800 in sales and marketing expense. For purposes of the unaudited pro forma condensed combined balance sheet, the adjustment reflects a $2,000,000 increase in accounts payable and accrued liabilities and a corresponding increase in accumulated deficit.

The related compensation expense is reflected in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2025 and is nonrecurring.

UMAC financing — Represents $30,000,000 of gross cash proceeds from the issuance of 14,305 pre-funded warrants pre-merger. The financing closed in June 2026. The Company incurred and paid $625,000 of issuance costs in connection with the financing, consisting of a $600,000 placement agent fee and $25,000 of legal counsel expenses.

The warrants are liability-classified because provisions governing settlement upon a Fundamental Transaction do not provide the holders with the same election as holders of APC common stock regarding the form of consideration to be received and, therefore, preclude equity classification under ASC 815-40. The estimated fair value of the warrant liability is $23,656,124. For purposes of the unaudited pro forma condensed combined balance sheet, the adjustment reflects a net increase in cash of $29,375,000, an increase in warrant liability of $23,656,124 and a net decrease in accumulated deficit of $5,718,876. The accumulated-deficit adjustment consists of a $6,343,876 gain related to the measurement of the warrant liability, partially offset by $625,000 of issuance costs.

The $6,343,876 gain is reflected in other income (expense) and the related issuance costs are reflected in general and administrative expense for the year ended December 31, 2025. The issuance-cost adjustment is nonrecurring.

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5(L) Represents the repurchase of 8,345 APC common shares for aggregate consideration of $2,000,000. Of the total consideration, $1,500,000 was paid in cash and $500,000 remained payable. The adjustment reflects a $2,000,000 increase to treasury stock, a $1,500,000 decrease to cash and a $500,000 increase to repurchase consideration payable. The repurchased shares have been excluded from the APC shares eligible to receive shares of AGH Common Stock in the Merger. Based on the Exchange Ratio, the exclusion of the repurchased shares reduces the number of AGH shares issuable at Closing by approximately 5,000,176 shares and reduces pro forma common stock by approximately $5,000, with a corresponding increase to additional paid-in capital.

5(M) Represents the issuance of 55,000,000 additional shares of AGH Common Stock to former APC shareholders upon consummation of the Merger. Although referred to as “earnout” shares in the transaction documents, the shares are fully earned, fully vested and noncontingent upon consummation of the Merger. Accordingly, the shares have been treated as an equity distribution to former APC shareholders and excluded from the consideration transferred in the reverse acquisition. The adjustment reflects a $55,000 increase to common stock, based on AGH’s par value of $0.001 per share, and a corresponding decrease to additional paid-in capital. The adjustment affects the composition of stockholders’ equity and the pro forma common shares outstanding but does not affect total stockholders’ equity or preliminary goodwill.

5(N) Represents the adjustment to the weighted-average number of common shares outstanding used to calculate unaudited pro forma basic and diluted net loss per share, giving effect to the Merger and the UMAC financing as if they had occurred on January 1, 2025. The shares issuable in connection with the Merger are based on the capitalization of AGH and APC as of July 24, 2026. The calculation is as follows:

	Year ended December 31, 2025	Three months ended March 31, 2026
Historical AGH weighted-average common shares outstanding	13,859,559	44,903,730
APC common shares converted into AGH Common Stock	79,662,484	79,662,484
Additional shares issuable at Closing	55,000,000	55,000,000
Shares underlying UMAC pre-funded warrants	8,571,303	8,571,303
Shares underlying penny warrants	19,999,506	19,999,506
Pro forma basic and diluted weighted-average common shares outstanding	177,092,852	208,137,023

The 79,662,484 shares of AGH Common Stock issuable to eligible APC shareholders include the shares issuable upon conversion of the 27,809 APC common shares issued in the Powerus Equity Financing described in Note 5(K).

The historical AGH weighted-average common shares outstanding for the three months ended March 31, 2026 include the effect of AGH pre-funded warrants reflected in AGH’s historical basic net loss per share calculation. Accordingly, no separate pro forma adjustment has been presented for those warrants.

The 8,571,303 UMAC pre-funded penny warrants and the 19,999,506 shares underlying the APC pre-funded penny warrants have a nominal exercise price ($0.001 per share) and are exercisable for shares of Newco Common Stock following consummation of the Merger. Accordingly, the underlying shares have been included in the calculation of pro forma basic weighted-average shares outstanding.

The Merger and UMAC Financing adjustments increase weighted-average common shares outstanding by 143,233,787 shares for each period presented, consisting of 79,662,484 shares issuable to eligible APC shareholders, 55,000,000 additional shares issuable at Closing and 8,571,303 shares underlying the UMAC pre-funded warrants.

Pro forma diluted net loss per share is the same as pro forma basic net loss per share because the Combined Company reported a pro forma net loss for each period presented. APC stock options, including options whose vesting is expected to accelerate upon consummation of the Merger, and other outstanding warrants and potential common shares have been excluded from pro forma diluted weighted-average common shares outstanding because their inclusion would be antidilutive.

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APPROVAL OF NEWCO AMENDED AND RESTATED ARTICLES OF INCORPORATION

General

On March 8, 2026, the AGH Board adopted resolutions related to the Merger Agreement to review and adopt an amended and restated charter for Newco (the “Newco Charter”). On March 8, 2026, the AGH Board adopted resolutions adopting the Newco Charter, as described below. The Trust approved the form of the Newco Charter, attached hereto as Annex B, pursuant to the AGH Written Consent in lieu of a meeting of stockholders permitted under Nevada law and the AGH Bylaws. This summary is qualified in its entirety by reference to the full text of the Newco Charter attached as Annex B and the Newco Bylaws attached as Annex C, each of which should be read carefully and in its entirety.

Authorized and Issued Stock

AGH is currently authorized by the AGH Charter to issue 500,000,000 shares, consisting of 450,000,000 shares of common stock, $0.001 par value per share, and 50,000,000 shares of preferred stock, $0.001 par value per share. There is one class of preferred stock that has been designated, 20,000,000 designated as Series A Preferred Stock.

As of August 6, 2026, we have 26,943,582 shares of common stock issued and outstanding; 10,000,000 shares of Series A Preferred Stock issued and outstanding.

The Newco Charter will increase our number of shares of authorized common stock from 500,000,000 to 800,000,000.

Board Structure

AGH currently has an unclassified board of directors, with the number of directors to be set from time to time by resolution of the board. Each board member serves for a term ending on the date of the next annual meeting of stockholders next following the annual meeting at which such director was elected.

The Newco Charter will implement a classified board with three classes, divided as evenly as possible. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Indemnification

The Newco Charter contains provisions that limit or eliminate, as much as allowed by Nevada law, the personal liability of its directors and officers for their actions in service to the company. They also guarantee that directors, officers, and employees will be indemnified to the fullest extent of the law and have their legal expenses covered by the corporation if they are involved in lawsuits or proceedings related to their roles, as long as the law permits. Additionally, the corporation will pay these legal expenses in advance, but the individual must repay the company if it is later determined they were not entitled to such protection.

Corporate Opportunities

The Newco Charter provides that non-employee directors and their affiliates are generally free to engage in business activities or opportunities that might compete with the corporation without being liable for breach of fiduciary duty, except when an opportunity is specifically offered to them in their role as a director or officer. The corporation gives up any expectation or right to such business opportunities, unless the opportunity is expressly presented to a director solely because of their corporate position. Additionally, opportunities that the corporation cannot pursue due to financial, legal, or practical reasons, or that are outside its line of business, are not considered corporate opportunities for the corporation.

Combinations with Interested Stockholders

The Newco Charter expressly elects not to be governed by the provisions of NRS 78.411 through 78.444, inclusive.

Exclusive Forum

The Newco Bylaws provide that, to the fullest extent permitted by Nevada law, the Eighth Judicial District Court of Clark County, Nevada (or, if that court lacks jurisdiction, another Nevada state district court or a federal court located in Nevada) shall be the sole and exclusive forum for (a) derivative actions, (b) actions asserting a claim for breach of fiduciary duty, (c) internal corporate actions under the NRS, including actions to interpret or enforce the Newco Charter or Newco Bylaws, and (d) actions governed by the internal affairs doctrine. This exclusive forum provision does not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which federal courts have exclusive jurisdiction. In addition, the Newco Bylaws provide that, unless Newco consents in writing to an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any claim arising under the Securities Act. There is uncertainty as to whether a court would enforce this federal forum provision, and investors should note that they will not be deemed to have waived Newco’s compliance with the federal securities laws and the rules and regulations thereunder. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with Newco and its directors, officers or other employees, which may discourage such lawsuits. See “Risk Factors — The Newco Bylaws include an exclusive forum provision that may limit a stockholder’s ability to bring claims in a judicial forum of its choosing.”

Effective Date of the Amended and Restated Articles of Incorporation

The Effective Date of the Amended and Restated Articles of Incorporation will be immediately following the Effective Time of the Merger, but in no case will the Newco Charter be effective earlier than 20 calendar days after the date this information statement/prospectus is first mailed to AGH stockholders.

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APPROVAL OF THE 2026 NEWCO EQUITY INCENTIVE PLAN

The Newco Board and the AGH stockholders (pursuant to the AGH Written Consent) have approved the Newco 2026 Equity Incentive Plan (the “Newco Equity Plan”) to become effective upon the Closing. The following is a summary of certain terms and conditions of the Newco Equity Plan and is qualified in its entirety by reference to the complete text of the Newco Equity Plan, a copy of which is attached as Annex D and is incorporated by reference into this information statement/prospectus. You are encouraged to read the full Newco Equity Plan.

Administration

The Compensation Committee of the Newco Board (the “Committee”) will administer the Newco Equity Plan, unless otherwise specified by the Newco Board. The Committee may also delegate authority to administer the Newco Equity Plan to a committee consisting of one or more Newco directors, and other than with respect to Section 16 Officers, to Newco executive officers. The Committee generally has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, performance criteria, the method by which an award can be settled, exercised, cancelled, forfeited or suspended, determine the circumstances when delivery of cash or other amounts payable with respect to an award may be deferred, determine the provisions of each stock award, including the period of exercisability, vesting acceleration, and the vesting schedule applicable to a stock award which could provide for the cancellation of outstanding awards, adopt sub-plans or special provisions applicable to awards, grant awards in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by Newco or with which Newco combines (which are referred to herein as “Substitute Awards”), require or permit the deferral of the settlement of an award and establish the terms and conditions of any such deferral, grant awards to global service providers on such terms and conditions different from those specified in the Newco Equity Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Newco Equity Plan or take other actions that the Committee deems necessary or desirable for the administration of the Newco Equity Plan or to comply with applicable law, subject to the limitations provided for in the Newco Equity Plan. The Committee’s determinations under the Newco Equity Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Newco Equity Plan or any award thereunder.

Eligibility

Any employees, directors, or consultants of Newco or any affiliates who are selected by the Committee will be eligible for awards under the Newco Equity Plan.

Number of Shares Authorized

The number of shares of Newco Common Stock (“stock”) that are initially reserved for issuance under the Newco Equity Plan may not exceed 50,000,000. No more than 50,000,000 shares of stock may be issued with respect to incentive stock options under the Newco Equity Plan.

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The number of shares of stock reserved for issuance under the Newco Equity Plan will automatically increase on January 1 of each year, beginning on January 1, 2027 and continuing through, 2036, in an amount equal to the lesser of (i) 5% of the fully diluted shares as of December 31 of the immediately preceding calendar year and (ii) such lower number of shares as determined by the Newco Board or Committee prior to January 1 of each year.

The number of shares of stock reserved for issuance under the Newco Equity Plan will be reduced by the maximum number of shares that could be issued under each award at the time the award is granted. If any award granted under the Newco Equity Plan expires, is canceled, forfeited, settled for cash, or otherwise does not result in the issuance of all shares, any shares subject to such award will again be made available for future grants. Shares subject to Substitute Awards or awards settled solely in cash shall not count against the share reserve.

In addition, certain shares shall become available for future issuance under the Plan, including those shares that are (a) tendered by participants, or withheld by Newco, as full or partial payment to Newco upon exercise of stock options granted under the Newco Equity Plan, (b) tendered or withheld to satisfy withholding tax obligations arising from any award, or (c) repurchased by Newco with cash proceeds received from exercise of stock options issued under the Newco Equity Plan. All such shares will be added back to the share reserve and may again be granted as awards under the Newco Equity Plan.

Change in Capitalization

In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of shares to change, the Committee shall make such adjustments as it deems equitable and appropriate to the aggregate number and kind of shares of stock reserved under the Newco Equity Plan, the number and kind of shares subject to outstanding awards, the exercise price of outstanding options and stock appreciation rights (“SARs”). No adjustment shall be made in connection with the conversion of any convertible securities of Newco, or in a manner that would cause incentive stock options to violate Section 422(b) of the Internal Revenue Code (the “Code”) or cause an award to be subject to adverse tax consequences under Section 409A of the Code. Any such adjustment shall be conclusive and binding for all purposes of the Newco Equity Plan.

Awards Available for Grant

The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, SARs, restricted stock awards, stock units awards, Substitute Awards, other stock awards or any combination of the foregoing.

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Stock Options

The Committee will be authorized to grant options to purchase shares of Newco stock that are either “qualified,” meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified,” meaning they are not intended to satisfy the requirements of Section 422 of the Code. All options granted under the Newco Equity Plan shall be non-qualified unless the applicable award agreement expressly states that the option is intended to be an “incentive stock option” and such options otherwise qualify for such treatment. Under the terms of the Newco Equity Plan, the exercise price of the options will not be less than the fair market value of Newco stock at the time of grant (except with respect to Substitute Awards). Options granted under the Newco Equity Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term of an option granted under the Newco Equity Plan will be ten years from the date of grant (or five years in the case of an incentive stock option granted to a 10% stockholder), provided that, if the term of a stock option would expire at a time when trading in the shares of Newco stock is prohibited by applicable law, stock exchange policy or any Newco policy the option’s term shall be automatically extended until the later of (a) 30 days following the expiration of such prohibition or (b) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the award agreement. Payment in respect of the exercise of an option may be made in cash or by such other method approved by the Committee, including delivery of shares of Newco stock valued at the fair market value at the time the option is exercised, by means of a broker-assisted cashless exercise mechanism, or by “net exercise”, effected by withholding the minimum number of shares otherwise deliverable in respect of an option that are needed to pay the exercise price.

Stock Appreciation Rights

The Committee will be authorized to award SARs under the Newco Equity Plan. A SAR is a contractual right that allows a participant to receive, either in the form of cash, shares or any combination of cash and shares, the appreciation, if any, in the value of a share over a certain period of time. SAR awards cannot be exercised after their scheduled expiration date, and any SAR award that is no longer exercisable is considered terminated. Except as otherwise provided by the Committee (in the case of Substitute Awards), the strike price per share of Newco stock for each SAR shall not be less than 100% of the fair market value of such share, determined as of the date of grant. The remaining terms of the SARs shall be established by the Committee and reflected in the award agreement.

Restricted Stock

The Committee will be authorized to grant restricted stock under the Newco Equity Plan, which will be subject to the terms and conditions established by the Committee. Restricted stock is stock that generally is non-transferable and is subject to other restrictions determined by the Committee for a specified period. Any accumulated dividends will be payable at the same time as the underlying restricted stock vests.

Stock Unit Awards

The Committee will be authorized to award stock unit awards, which will be subject to the terms and conditions established by the Committee. A stock unit award, once vested and once determined that any necessary preconditions to settlement have been satisfied, may be settled in shares of stock based on the number of units earned, in cash equal to the fair market value of the number of shares of stock to be received upon settlement based on the number of units earned, or in a combination of stock and cash as determined by the Committee.

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Other Stock-Based Awards; Dividend Equivalents

The Committee will be authorized to grant stock or other awards based on the value of stock or paid in stock under such terms and conditions as the Committee may determine and as consistent with the terms of the Newco Equity Plan.

The Committee may also provide dividend equivalents in connection with stock unit awards or other stock-based awards, on such terms and conditions as may be determined by the Committee. No dividends or dividend equivalents will be paid with respect to shares subject to an option or SAR award.

Performance Criteria

The Committee may select performance criteria for awards granted under the Newco Equity Plan for the purposes of establishing performance goals for an applicable performance period. The performance criteria that may be used to establish performance goals under the Newco Equity Plan may include, but are not limited to, the following: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total stockholder return, or any other financial, operational or strategic measure approved by the Committee.

Effect of a Change in Control

In the event of a change in control, the Committee may, but is not required to, take one or more of the following actions: (i) accelerate vesting or cause the restrictions to lapse with respect to all or any portion of an award, which may be conditioned upon the participant’s continued service following the change in control; (ii) cancel such awards for cash payment equal to the award’s value (determined in the sole discretion of the Committee), which, in the case of options and SARs, may equal the excess, if any, of the fair market value a share of stock of, if applicable, the value of the consideration to be paid in the change in control transaction to stockholders over the exercise price of such options or SARs, and the Committee may cancel awards for no consideration if the fair market value of the shares subject to such awards is less than or equal to the exercise price; (iii) provide for the issuance of Substitute Awards that will substantially preserve the otherwise applicable terms of any affected awards; (iv) provide that for a period of at least 30 days prior to the change in control, such options or SARs shall be exercisable as to all shares subject thereto and that upon the occurrence of the change in control, such options or SARs shall terminate; (v) provide for the complete termination of the Newco Equity Plan and cancellation of outstanding awards not exercised prior to a date specified by the Committee; or (vi) provide for the continuance of the Newco Equity Plan with respect to outstanding awards.

Nontransferability

Each award may be exercised during the participant’s lifetime only by the participant or the participant’s guardian or legal representative. No award may be assigned, exchanged, sold or otherwise transferred or encumbered by a participant other than by will or by the laws of descent and distribution. The Committee may provide in an award agreement or otherwise that an award (other than an incentive stock option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any family member of the participant. Any award held by a transferee shall continue to be subject to the same terms and conditions as were applicable to that award immediately before the transfer, except that references to the participant in any provision relating to notice, acceleration, or termination of an award upon death or separation from service will remain with respect to the original grantee.

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Amendment or Termination

The Newco Board may amend, suspend or terminate the Newco Equity Plan at any time, subject to stockholder approval if necessary to comply with any tax, or other applicable regulatory requirement. No amendment, suspension or termination will materially and adversely affect the rights of any participant or recipient of any award without the consent of the participant or recipient, unless necessary to comply with applicable law or stock exchange rules. Stockholder approval is required for any exchange program relating to stock options or SARS that would constitutes a repricing of such awards. Notwithstanding the above, no awards may be granted under the Newco Equity Plan after the tenth anniversary of the effective date of the Newco Equity Plan. Any awards that are outstanding on the tenth anniversary will remain in force in accordance with their terms and the terms of the Newco Equity Plan.

The Committee may, to the extent consistent with the terms of any applicable award agreement, unilaterally amend any terms of any award theretofore granted or the associated award agreement, prospectively or retroactively; provided that any such amendment that would materially impair the rights of any participant or any holder or beneficiary of any option theretofore granted will not to that extent be effective without the consent of the affected participant, holder or beneficiary, unless such amendment is necessary to comply with applicable law, stock exchange rules, or any compensation recovery policy.

Clawback/Forfeiture

The Committee may provide for the forfeiture or recovery of awards, whether vested or unvested, upon the occurrence of certain events specified in an award agreement, such as a termination for cause, breach of a policy or restrictive covenants, or other detrimental conduct by a participant, in addition to any otherwise applicable vesting or performance conditions of an award.

All awards under the Newco Equity Plan will be subject to mandatory forfeiture, recoupment or recovery by the participant to Newco to the extent such participant is subject to any clawback or recoupment policy adopted by Newco or any affiliate including policies intended to comply with applicable laws, rules, or regulations (including but not limited to the requirements of Section 10D of the Securities Exchange Act of 1934, as amended, and applicable Nasdaq listing rules or any applicable laws or listing requirements which impose mandatory recoupment). Awards will be automatically and unilaterally amended to comply with any such compensation recovery policy.

Section 162(m).

Code Section 162(m) denies a deduction to any publicly-held corporation for compensation paid to certain covered individuals in a taxable year to the extent that compensation to the covered individual exceeds $1,000,000.

Pending Awards.

On March 20, 2026, the Compensation Committee of the AGH Board recommended, and the AGH Board approved, a one-time grant of 200,000 restricted stock units (the “Saker RSU Award”) to Matthew J. Saker, Interim Chief Executive Officer and a director of AGH. The grant of the Saker RSU Award is contingent upon stockholder approval of the Newco Equity Plan and consummation of the Merger. See “Certain Relationships and Related Party Transactions for Newco—Saker RSU Award” for additional information.

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MANAGEMENT AND DIRECTORS OF NEWCO AFTER THE MERGER

Board of Directors

Under the terms of the Merger Agreement, upon the completion of the Merger, the Newco Board will consist of five members who will be determined prior to the Closing by Powerus, one of whom will be Andrew Fox and at least three will be independent. As such, a majority of Newco directors will be independent. The Newco Board will be divided into three classes, designated as Class I, Class II and Class III, respectively, with directors assigned to each class by Newco’s Board. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing, directors elected to each class will hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Directors will be elected by a plurality of the votes properly cast.

Biographical information regarding Mr. Fox can be found below under “Executive Officers”.

Management

Upon the Closing, the corporate headquarters, principal executive offices and related corporate and operational functions of Newco will be located at 515 North Flagler Drive, Suite 350, West Palm Beach, FL 33401.

The executive officers of Newco that have been designated to take office upon the Closing, as of the date of this information statement/prospectus, and their ages as of August 10, 2026 are as follows:

Name	Age	Title
Andrew Fox	53	Chief Executive Officer
Brett Velicovich	42	President
Edward Jordan	65	Chief Financial Officer

Executive Officers

Andrew Fox has been Chief Executive Officer of Powerus since October 2025. Mr. Fox has more than three decades of experience founding, scaling, and leading companies across technology, infrastructure, media, consumer products, and business services. He is the Founder and Chief Executive Officer of Powerus, an autonomous systems and defense technology company focused on drones, robotics, and autonomous solutions for government and commercial markets. Mr. Fox previously founded Charge Enterprises, Inc., which he led from inception to a NASDAQ listing and approximately $700 million in annual revenue over four years, and where he served as Chief Executive Officer and Chairman until his resignation in August 2023. In March 2024, Charge Enterprises, Inc. filed a voluntary petition for reorganization under Chapter 11 of the United States Bankruptcy Code in the U.S. Bankruptcy Court for the District of Delaware. Mr. Fox is also Managing Partner of Alliance Building Services, a privately held facility services company; founder of All Things Good, a nonprofit media platform; and co-founder of Ready, Set, Food!, an early-childhood nutrition company.

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Brett Velicovich is a Co-Founder of Powerus and has been its President since January 2026. A former U.S. Army Special Operations intelligence analyst from 2001-2010, Mr. Velicovich served six combat tours in Iraq, Afghanistan, and Somalia, where he was central to America’s covert drone program hunting high-value terrorist targets including Abu Bakr al-Baghdadi. He is the author of Drone Warrior: An Elite Soldier’s Inside Account of the Hunt for America’s Most Dangerous Enemies, co-written with Pulitzer Prize-winning journalist Christopher S. Stewart. A Fox News contributor, Mr. Velicovich has appeared on CNN, CBS, NBC, ABC, BBC, and NPR. He has used drone technology for humanitarian purposes, including wildlife conservation in Kenya and donating surveillance drones to Somali police. He earned an MBA in International Business from Duke University’s Fuqua School of Business.

Edward Jordan has been the Chief Financial Officer of Powerus since February 2026. He has served as a senior financial executive and strategic leader for over 40 years, specializing in corporate finance, capital markets, and mergers and acquisitions. Since 2020, Mr. Jordan has served as the principal of Griseo Consulting, providing strategic financial advisory services to founder-led companies in the technology and defense sectors. Mr. Jordan has been instrumental in the growth and successful exit of several organizations. From 2013 to 2019, he served as Chief Financial Officer of Billtrust. Prior to that role, Mr. Jordan was a co-founder and Chief Financial Officer of ITXC Corp., where he led the company’s financial strategy from its founding through its initial public offering and subsequent sale to Tata Communications. Mr. Jordan also served as Chief Financial Officer of Dialogic Corporation, where he led the execution of its initial public offering prior to its acquisition by Intel Corporation, and as Chief Financial Officer of Flarion Technologies, Inc., which was subsequently acquired by Qualcomm Incorporated. In addition to his chief financial officer roles, Mr. Jordan served as Chief Executive Officer of JAGTAG, Inc., a mobile marketing technology company. Mr. Jordan began his career in the audit and assurance practice at Deloitte & Touche LLP. He holds a Bachelor of Science degree from Lehigh University and is a Certified Public Accountant.

Other Officers

Jim Biehl has been the Chief Legal Officer of Powerus since October 2025. Prior to this, he was the Chief Legal Officer, Chief Compliance Officer and Corporate Secretary of Charge Enterprises, Inc. from October 2022 to May 2024. From 2018 and prior to joining Charge Enterprises, Inc., Mr. Biehl served as Chief Legal Officer and Corporate Secretary of Tyme Technologies, Inc., a former public emerging biotechnology company, where he had previously been a member of its Board of Directors. Mr. Biehl was a partner at the law firm of Drinker Biddle & Reath LLP in the Corporate and Securities Group from 1998 to 2018. As a corporate lawyer with over 35 years of experience representing public and private companies with structuring, negotiating, and managing sophisticated securities and corporate transactional matters, he has extensive experience with federal and state securities laws, public debt and equity financings, mergers and acquisitions, corporate venture transactions, joint ventures and strategic alliances, emerging company formation and management, and corporate governance matters. Mr. Biehl earned a Bachelor of Science in Industrial Management, Economics, Cum Laude, from Carnegie Mellon University, and his Juris Doctor, Magnum Cum Laude, from Temple University School of Law. Charge Enterprises, where Mr. Biehl was Chief Legal Officer, filed for bankruptcy protection in 2024.

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Charlie Keebaugh serves as Vice President, Growth of Powerus and Chief Growth Officer of Powerus Defense, where he leads Powerus’ overall growth strategy, revenue generation, strategic partnerships, government contracting, and domestic and international market expansion. As a member of the executive leadership team, he helps drive long-term corporate strategy, market positioning, and commercial execution across the defense and autonomous systems sectors. Mr. Keebaugh brings more than 30 years of leadership experience across the defense, commercial, and nonprofit sectors and has been active in the unmanned systems industry for more than two decades. He has led growth and capture efforts resulting in more than $3 billion in awarded government and commercial contracts, including drone and unmanned systems programs supporting U.S. government agencies, Special Operations Forces, conventional military organizations, and allied international partners. Prior to joining Powerus, Mr. Keebaugh held senior executive leadership roles overseeing operations, revenue growth, strategic planning, and organizational scale. He is a former U.S. Air Force Special Operations Joint Terminal Attack Controller (JTAC) and holds an MBA from Northcentral University, with Executive Education from Harvard Business School.

Advisory Board Members

General CQ Brown, Jr., USAF, Retired is a strategic leader and global security expert whose nearly 40-year military career has centered on leading people, strengthening alliances, and driving change. He most recently served as the 21st Chairman of the Joint Chiefs of Staff, the nation’s highest ranking military officer. General Brown also served as the 22nd Chief of Staff of the Air Force and commanded at every level serving across the United States, the Middle East, Europe, Africa, and the Indo-Pacific. He now draws on experience from the flight line to the White House Situation Room to help organizations and their leadership navigate uncertainty in complex and high-stakes environments. General Brown currently serves as an Executive-in-Residence at Duke University, as the Hoover Institution’s Susan McCaw Distinguished Visiting Fellow, and as a member of the Shield Capital and RAND National Security Advisory Boards. General Brown serves on the Boards of Directors of Bessemer Trust, the 9/11 Memorial & Museum, and the Air & Space Forces Association, and is a Senior Advisor to McKinsey & Company. He also advises several private companies. Throughout his military career, General Brown received numerous awards to include being named one of TIME’s 100 Most Influential People. He earned a Bachelor’s in civil engineering from Texas Tech University, a Master’s in aeronautical science from Embry-Riddle Aeronautical University and served as a National Defense Fellow at the Institute for Defense Analyses.

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Rear Admiral Sands is a native of Farmington, Connecticut and graduated from The United States Naval Academy in 1992 with a Bachelor of Science in Oceanography and was selected as U.S. Navy Federal Executive Fellow at Duke University in Durham, NC. He holds a Master’s in military Strategy and Planning from the Joint Advanced Warfighting School in Norfolk, Virginia. His operational tours included surface warfare officer assignments onboard a Newport-class tank landing ships, USS Saginaw (LST 1188) and Spruance-class destroyer USS John Rodgers (DD 983). After graduating Basic Underwater Demolition / SEAL (BUD/S) training with class 203, he was assigned to SEAL Delivery Vehicle Team 1. Additional assignments include two tours with SEAL Team 2, and assignment to a joint task force in Afghanistan. Sands served as an operations officer for a joint task force in Iraq; chief of staff, Naval Special Warfare Group 2; and chief of staff, Naval Special Warfare Development Group. He commanded SEAL Team 8, a Joint Task Force in Iraq, and Naval Special Warfare Group 2. Ashore Sands was a joint planner at Special Operations Command, Europe; a Counter Terrorism and Public Policy Fellow at Duke University’s Sanford, School of Public Policy, as part of the Navy’s Federal Executive Fellowship program; director of Counter Terrorism and Operations for the Assistant Secretary of Defense for Special Operations and Low Intensity Conflict; deputy operations officer, Joint Special Operations Command; and vice president, Joint Special Operations University. Sands’ flag officer tours include commander, Naval Special Warfare Command; chief of staff, U.S. Special Operations Command; commander, Special Operations Command Africa; and commander, Naval Service Training Command.

Lieutenant General Joseph “Keith” Kellogg, U.S. Army (Ret.), was former Assistant to the President and Special Presidential Envoy for Ukraine, during President Donald Trump’s second term. Kellogg also served in senior White House roles during President Donald Trump’s first term, including Acting National Security Advisor in 2017, National Security Advisor to Vice President Mike Pence, and Chief of Staff and Executive Secretary of the National Security Council. Kellogg served for 36 years in the U.S. Army, rising to the rank of Lieutenant General. His military career included two combat tours in Vietnam and senior leadership positions such as Commander of the 82nd Airborne Division and Director of Command, Control, Communications, and Computers (J-6) for U.S. forces under the Joint Chiefs of Staff. His military decorations include the Distinguished Service Medal, the Silver Star, and multiple Bronze Stars. Following his retirement from the Army in 2003, Kellogg held senior executive positions in the defense and technology sectors, including leadership roles at Oracle Corporation, CACI International, Cubic Defense Applications, and service on the board of GTSI. He also served as Chief Operating Officer for the Coalition Provisional Authority in Iraq and was awarded the Department of Defense Medal for Distinguished Public Service for his contributions to post-war stabilization efforts. Kellogg holds a Bachelor of Arts in Political Science from Santa Clara University and a Master of Arts in International Studies from the University of Kansas. His areas of focus include U.S. national security policy, defense technology, foreign relations, and international security and strategic affairs.

Employment Agreements

Upon the terms of the Merger Agreement, Newco will assume the obligations of Powerus under the existing offer letters and/or employment agreements of Powerus executive officers, as described in the section entitled “Powerus Executive Compensation” beginning on page 158.

Newco plans to enter into new employment agreements with some or all of its executive officers following the Closing of the Merger.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS FOR NEWCO

AGH Transactions

Information regarding transactions with related persons of AGH is incorporated by reference from information contained in the AGH 2025 10-K in Part II, Item 13. “Certain Relationships and Related Party Transactions”, which is incorporated by reference into this information statement/prospectus.

Saker RSU Award

On March 20, 2026, the Compensation Committee of the AGH Board recommended, and the AGH Board approved, a one-time grant of 200,000 restricted stock units (the “Saker RSU Award”) to Matthew J. Saker, Interim Chief Executive Officer and a director of AGH, in recognition of his contributions to the Merger and related transactions. Mr. Saker did not request the grant and was not involved in recommending the grant, other than confirming his willingness to accept the award and to remain as Interim Chief Executive Officer until Closing. Accordingly, the AGH Board determined that the award was appropriate and in the best interests of AGH and its stockholders to incentivize the orderly transition to the combined company.

The grant of the Saker RSU Award is contingent upon stockholder approval of the Newco Equity Plan following consummation of the Merger. If the Newco Equity Plan is not approved by stockholders, the Saker RSU Award will not be granted and no other compensation will be provided in lieu thereof.

The specific vesting schedule, performance conditions (if any), and other terms of the Saker RSU Award will be determined by the Compensation Committee (or the full Newco Board, as applicable) at or promptly following the adoption of the Newco Equity Plan. The Newco Board expects that the Saker RSU Award will vest in three equal installments over a period of three years following the grant date, subject to Mr. Saker’s continued service to Newco, with potential performance-based vesting conditions to be determined.

If issued at the assumed price of $3.00 per share (representing the price per share at which shares were sold in the AGH PIPE Financing), the Saker RSU Award would have an aggregate value of $600,000 at the time of grant.

Powerus Transactions

The following is a summary of each transaction or series of similar transactions since October 8, 2025 (inception) or any currently proposed transaction, to which Powerus was or is a party in which:

●	the amounts involved exceeded or will exceed the lesser of $120,000 and 1% of Powerus’ total assets; and

●	any of Powerus’ directors or executive officers, any holder of 5% of any class of Powerus’ voting securities or any member of his or her immediate family had or will have a direct or indirect material interest.

Kaizen Purchase

On January 30, 2026, Powerus entered into that certain Stock Purchase Agreement with Ziv Marom and Stonebridge Investments Holdings LLC, an entity controlled by Ziv Marom (“Stonebridge”), pursuant to which Powerus purchased all the outstanding equity interests of Kaizen for a total purchase price of $1.8 million, $0.8 million of which was deferred and paid on May 1, 2026.

Agile Purchase

On February 20, 2026, Powerus entered into that certain Purchase Agreement with Brett Velicovich and other seller entities, pursuant to which Powerus purchased all the outstanding equity interests of Agile for a total purchase price of $3.9 million, $1.9 million of which was deferred until the earlier of August 20, 2026 or the date on which Powerus became a publicly traded company.

Ziv Repurchase Agreement

On June 16, 2026, Powerus entered into a purchase agreement (the “Repurchase Agreement”) with Stonebridge and Ziv Marom, pursuant to which Powerus repurchased 8,345 shares of Powerus Common Stock held by Stonebridge for an aggregate purchase price of $2.0 million, $500,000 of which was deferred until the earlier of the one year anniversary of the agreement or five days after the Closing of the Merger (the “Repurchased Shares”). The Repurchased Shares are held as treasury shares and will not be entitled to receive Merger Consideration, Earn Out Shares or any other consideration under the Merger Agreement. The Repurchase Agreement also modified Mr. Marom’s employment arrangements, provided for his resignation from the Powerus Board, released certain pledged shares from escrow and terminated certain forfeiture provisions applicable to shares held by Mr. Marom and Stonebridge.

Indemnification Agreements

Newco expects to enter into customary indemnification agreements with each of its executive officers and directors that will provide them, in general, with customary indemnification in connection with their service to Newco or on its behalf.

Policies for Approval of Related Party Transactions

Powerus does not have a formal policy regarding approval of transactions with related parties. To date, all disclosable transactions with related parties have been approved by the directors not interested in such transaction pursuant to Section 144(a)(1) of the DGCL. Following the completion of the Merger, AGH’s current related party transaction policy will apply and Newco’s audit committee will be responsible for the review, consideration and approval or ratification of related party transactions.

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CERTAIN BENEFICIAL OWNERS OF AGH COMMON STOCK

Information regarding certain beneficial owners of AGH Common Stock is contained in the AGH 2025 10-K under the header “Security Ownership of Certain Beneficial Owners and Management,” which is incorporated by reference into this information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus.

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CERTAIN BENEFICIAL OWNERS OF NEWCO COMMON STOCK

The following table sets forth certain information regarding the anticipated beneficial ownership of Newco’s common stock immediately after consummation of the Merger, assuming the consummation of the Merger occurred on August 6, 2026 for:

●	each person or group of affiliated persons who is expected by AGH and Powerus to be the beneficial owner or more than 5% of Newco’s common stock;

●	each person expected to be a director of Newco as of the date hereof;

●	each person expected to be a named executive officer of Newco; and

●	all of Newco’s expected directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and thus represents voting or investment power with respect to Newco’s securities. Under such rules, beneficial ownership includes any shares over which the individual or entity has sole or shared voting power or investment power as well as any shares that the individual has the right to acquire within 60 days of August 6, 2026. Shares of Newco’s common stock that an individual or entity has the right to acquire within 60 days of August 6, 2026 are deemed to be outstanding and beneficially owned by the individual or entity for the purpose of computing the percentage ownership of that individual, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. To AGH’s and Powerus’ knowledge and subject to applicable community property rules, and except as otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned.

The table lists applicable percentage ownership based on 161,606,081 shares of common stock expected to be outstanding upon consummation of the Merger, based on 26,943,582 shares of AGH outstanding and 132,952 shares of Powerus outstanding as of August 6, 2026. The number of shares beneficially owned includes shares of common stock that each person has the right to acquire within 60 days, including upon the exercise of stock options and pre-funded warrants (including the acceleration of exercisability of such options, as noted elsewhere in this information statement/prospectus). These stock options and pre-funded warrants shall be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of Newco’s common stock expected to be owned by such person but shall not be deemed to be outstanding for the purpose of computing the percentage of outstanding shares of the combined organization’s common stock expected to be owned by any other person.

Based on the foregoing, immediately after the Merger, AGH stockholders as of immediately prior to the Merger are expected to own approximately 16.7% of the outstanding shares of Newco and 7.5% of the voting power of Newco and former stockholders of Powerus are expected to own approximately 83.3% of the outstanding shares of Newco and control 92.5% of the voting power of Newco, respectively.

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Unless otherwise noted, the address of each person or entity named below is 515 North Flagler Drive, Suite 350, West Palm Beach, FL 33401.

	Common Stock Beneficially Owned		Series A Preferred Stock Beneficially Owned			Percentage of Voting Power
Directors and Named Executive Officers	Number	%	Number	%
Andrew Fox, CEO and Director(1)	24,763,442	14.7%	5,000,000	50.0%		33.9%
Brett Velicovich, COO(2)	25,738,935	15.6%	0	*	%	7.1%
Ed Jordan, CFO	0	* %	0	*	%	* %
All directors and executive officers as a group (3 persons)	59,207,886	34.6%	5,000,000	50.00%		42.9%
5% Stockholders
Michael Sinensky(3)	19,175,082	11.6%	2,500,000	25.0%		19.1%
Roman Vintfeld(4)	19,175,082	11.7%	2,500,000	25.0%		19.1%
AUT Holdings LLC(5)	28,166,775	17.4%	0	*	%	7.8%
American Ventures (6)	19,999,506	9.9%	0	*	%	6.3%

* less than 1%

(1)	Consists of 18,073,571 shares of Newco Common Stock held by Mr. Fox individually as well as 6,689,871 options that will be exercisable at Closing.
(2)	Consists of 22,738,829 shares of Newco Common Stock held by Blair Logic LLC, which is owned by Mr. Velicovich, as well as 3,000,106 options that will be exercisable at Closing.
(3)	Consists of 17,339,470 shares of Newco Common Stock held by Aeromaris MAS LLC, which is owned by Mr. Sinensky as well as 3,000,106 options that will be exercisable at Closing.
(4)	Consists of 563,154 shares of Newco Common Stock held directly and 16,789,900 shares of Newco Common Stock held by Droneclad LLC, which is owned by Mr. Vintfeld, as well as 3,000,106 options that will be exercisable at Closing.
(5)	The address for AUT Holdings LLC is c/o Korea Corporate Governance Improvement Fund, 15F, One IFC, 10 Gukjekumyung-ro, Yeungdeungpo-gu, Seoul, Korea.
(6)	Consists of 19,999,506 warrants to purchase Newco common stock at an exercise price of $0.01 per share. The warrants are subject to a 9.9% beneficial ownership blocker. The business address of American Ventures LLC, Series IV Power US (“American Ventures”) is 110 Front Street, Suite 300, Jupiter, Florida 33477. Eric Newman is the manager of American Ventures and has sole voting control and investment discretion over securities beneficially owned directly or indirectly by this selling stockholder. Eric Newman disclaims any beneficial ownership of the securities beneficially owned directly or indirectly by American Ventures.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following discussion summarizes the material U.S. federal income tax consequences of the Merger to U.S. holders (as defined below) of shares of Powerus Common Stock that exchange their shares of Powerus Common Stock for shares of AGH Common Stock in the Merger. The discussion is based on the provisions of the Code, U.S. Treasury regulations promulgated thereunder, administrative rulings and judicial decisions, all as currently in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) and all of which are subject to differing interpretations. This discussion assumes that the Merger will be completed in accordance with the Merger Agreement and as further described in this information statement/prospectus. Tax considerations arising under foreign, state, or local laws, or U.S. federal laws other than those pertaining to U.S. federal income tax, are not addressed in this information statement/prospectus.

For purposes of this discussion, the term “U.S. holder” refers to a beneficial owner of Powerus Common Stock that is for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States;

●	a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or any of its political subdivisions;

●	a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust or (ii) such trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person (as defined in the Code); or

●	an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion applies only to U.S. holders of Powerus Common Stock that hold their shares of Powerus Common Stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment) as of the Effective Time. This summary is not a complete description of all of the tax consequences of the Merger and, in particular, does not address any consequences arising under any alternative minimum tax, unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010 or the Foreign Account Tax Compliance Act of 2010 (including the Treasury regulations promulgated thereunder and intergovernmental agreements entered into pursuant thereto or in connection therewith). This discussion does not address holders that are not U.S. holders. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a particular U.S. holder in light of its particular circumstances or to holders subject to special treatment under the U.S. federal income tax laws, including, for example:

●	banks, thrifts, mutual funds, or other financial institutions;

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●	partnerships, S corporations or other pass-through entities (or investors in partnerships, S corporations or other pass-through entities);

●	insurance companies;

●	tax-exempt organizations or governmental organizations;

●	dealers or brokers in stocks and securities, commodities or currencies;

●	traders in securities that elect to use a mark-to-market method of accounting;

●	individual retirement or other deferred accounts;

●	persons that hold shares of Powerus Common Stock as part of a straddle, hedge, appreciated financial position, constructive sale, conversion, integrated or other risk reduction transaction;

●	regulated investment companies;

●	real estate investment trusts;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons whose “functional currency” is not the U.S. dollar;

●	persons who are not citizens or residents of the United States;

●	U.S. expatriates;

●	persons required to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement”;

●	holders who actually or constructively own (or actually or constructively held at any time during the five-year period ending on the date of the disposition of such holder’s Powerus Common Stock pursuant to the Merger) 5% or more of Powerus Common Stock; and

●	stockholders who acquired their shares of Powerus Common Stock through the exercise of an employee stock option, as a restricted stock award, or otherwise as compensation or through a tax-qualified retirement plan.

If a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of Powerus Common Stock, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partner and partnership. Partnerships and partners in such partnerships should consult their tax advisors about the tax consequences of the Merger to them.

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This summary is not tax advice and does not purport to be a complete analysis or discussion of all U.S. federal income tax considerations relating to the Merger. The actual tax consequences of the Merger to you may be complex and will depend on your specific situation and on factors that are not within AGH’s or Powerus’ control. You should consult with your own tax advisor as to the tax consequences of the Merger (including the ownership and disposition of AGH Common Stock received in the Merger) in your particular circumstances, including the applicability and effect of any alternative minimum tax and any state, local or foreign and other tax laws and of any potential changes in those laws.

Tax Consequences of the Merger

Provided that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, the material U.S. federal income tax consequences of the Merger to U.S. holders of Powerus Common Stock generally will be as follows:

Exchange of Shares of Powerus Common Stock for Shares of AGH Common Stock

U.S. holders who exchange all of their shares of Powerus Common Stock for shares of AGH Common Stock generally will not recognize gain or loss for U.S. federal income tax purposes on that exchange. Each U.S. holder’s aggregate tax basis in the shares of AGH Common Stock received in the Merger will equal such U.S. holder’s aggregate adjusted tax basis in the shares of Powerus Common Stock surrendered in the Merger. The holding period of the shares of AGH Common Stock received by a U.S. holder in the Merger will include such U.S. holder’s holding period for the shares of Powerus Common Stock surrendered in the Merger. If a U.S. holder holds different blocks of Powerus Common Stock (generally, Powerus Common Stock acquired on different dates or at different prices), such U.S. holder should consult its tax advisor with respect to the determination of the tax bases and/or holding periods of the particular shares of AGH Common Stock received in the Merger.

Treatment of Fractional Shares

No fractional shares of AGH Common Stock will be issued in connection with the Merger. Pursuant to Section 2.1(d) of the Merger Agreement, if the product of the number of shares a Powerus stockholder holds immediately prior to the Effective Time multiplied by the Exchange Ratio would result in the issuance of a fractional share of AGH Common Stock, that product will be rounded up to the nearest whole number of shares of AGH Common Stock. It is not clear how the additional fractional share received as a result of rounding up to the nearest whole number of shares of AGH Common Stock should be treated for U.S. federal income tax purposes. AGH intends to take the position that any such additional fractional share of AGH Common Stock is received in the Merger in exchange for Powerus Common Stock.

Section 351

Whether or not the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, it is also intended to qualify as a transaction under Section 351 of the Code. In order for the Merger to qualify as transaction under Section 351 of the Code, among other requirements, shareholders of Powerus and other shareholders simultaneously acquiring stock in AGH must together own and control at least 80% of the stock of AGH immediately after the Merger. If the Merger qualifies as a transaction under Section 351 of the Code, then the tax consequences to a U.S. holder on the exchange of Powerus Common Stock for AGH Common Stock will be the same as they would be if the Merger qualified as a “reorganization” within the meaning of Section 368(a) of the Code. However, in a transaction under Section 351 of the Code, warrants and stock options cannot be exchanged tax-free. Therefore, if the Merger qualifies as a transaction under Section 351 of the Code but not as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. holder who exchanges Powerus warrants or stock options for AGH warrants or stock options will be taxable on any gain realized on the exchange (but will not be allowed to claim any losses realized on the exchange). Any gain recognized will be long-term or short-term capital gain depending on the holding period of the warrants or stock options.

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Tax Consequences if the Merger Fails to Qualify as a “Reorganization” or as transaction under Section 351 of the Code

If the Merger does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code or as transaction under Section 351 of the Code, a U.S. holder generally would recognize gain or loss for U.S. federal income tax purposes on each share of Powerus Common Stock surrendered in the Merger in an amount equal to the difference between the fair market value, at the time of the Merger, of the shares of AGH Common Stock received in the Merger and such U.S. holder’s tax basis in the shares of Powerus Common Stock surrendered in the Merger. A U.S. holder would also recognize gain (but not loss) on the exchange of Powerus warrants or stock options for comparable securities in AGH. Gain or loss must be calculated separately for each block of Powerus Common Stock (or warrants or stock options) exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss recognized generally would be capital gain or loss and generally would be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of Powerus Common Stock (or warrants or stock options) is more than one year at the effective time of the Merger. Long-term capital gain of certain non-corporate taxpayers, including individuals, generally is taxed at reduced U.S. federal income tax rates. The deductibility of capital losses is subject to limitations. A U.S. holder’s tax basis in AGH Common Stock (or warrants or stock options) received in the Merger would be equal to the fair market value thereof as of the effective time of the Merger, and such U.S. holder’s holding period in such shares would begin on the day following the Merger.

Backup Withholding and Information Reporting

Payments made to U.S. holders in connection with the Merger generally will be subject to information reporting. Backup withholding (at a rate of approximately 24%) may apply to payments made to certain non-corporate U.S. holders who fail to provide proper taxpayer identification information or who fail to comply with applicable certification requirements. To prevent backup withholding, U.S. holders of Powerus Common Stock should provide the exchange agent with a properly completed IRS Form W-9 certifying such U.S. holder’s correct taxpayer identification number and that such U.S. holder is not subject to backup withholding and otherwise comply with all the applicable backup withholding rules or otherwise establish an applicable exemption from backup withholding.

The preceding discussion is intended only as an overview of the material U.S. federal income tax consequences of the Merger. It is not a complete analysis or discussion of all potential tax effects that may be important to you. Thus, you are strongly encouraged to consult your tax advisor as to the specific tax consequences resulting from the Merger in your particular circumstances, including tax return reporting requirements, the applicability and effect of federal, state, local and other tax laws and the effect of any proposed changes in the tax laws.

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COMPARISON OF STOCKHOLDER RIGHTS

This section describes the material differences between the rights of AGH stockholders, Powerus stockholders and Newco stockholders and reflects the rights of Newco stockholders as will be in effect upon completion of the Merger. This section does not include a complete description of all differences among the rights of AGH stockholders, Powerus stockholders and Newco stockholders, nor does it include a complete description of the specific rights of these stockholders. Furthermore, the identification of some of the differences in the rights of these stockholders as material is not intended to indicate that other differences do not exist. You are encouraged to carefully read the relevant provisions of the NRS, as well as the Newco Charter and Newco Bylaws. Copies of the AGH Charter and AGH Bylaws are filed as exhibits to the Form S-1, as filed with the SEC on June 20, 2024, each of which is incorporated by reference into this information statement/prospectus. For further information, please read the section entitled “Where You Can Find More Information” beginning on page 209 of this information statement/prospectus. This summary is qualified in its entirety by reference to (i) the amended and restated articles of incorporation and amended and restated bylaws of AGH and (ii) the Newco Charter and Newco Bylaws, which will be in effect at the effective time and are included as Annex B and Annex C, respectively, to this information statement/prospectus.

Explanatory Note Regarding the Comparison of Stockholder Rights

The rights of Powerus stockholders are governed by the DGCL, the Powerus Certificate of Incorporation, as amended and the Powerus bylaws, which are referred to in this section as the “Powerus Charter” and “Powerus Bylaws”, respectively.

Upon the Closing, the rights of Powerus stockholders, who will become Newco stockholders in the Merger, will be governed by the Nevada Revised Statute (“NRS”) and the Newco Charter and Newco Bylaws.

AGH	Powerus	Newco

Organizational Documents

The rights of AGH’s stockholders are governed by the AGH Charter, AGH Bylaws and the NRS.	The rights of Powerus’ stockholders are governed by the Powerus Charter, Powerus Bylaws and the DGCL.	The rights of Newco stockholders will be governed by the Newco Charter, Newco Bylaws and the NRS.

Authorized Capital Stock

AGH is authorized to issue two classes of capital stock which will be designated, respectively, “common stock” and “preferred stock.” The total number of shares that AGH is authorized to issue is 500,000,000, of which 450,000,000 shares will be common stock, par value $0.001 per share, and 50,000,000 shares will be preferred stock, par value $0.001 per share. AGH’s authorized preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of any issued preferred stock shall be prescribed by a resolution of the AGH Board pursuant to the articles of incorporation.

	Powerus is authorized to issue 250,000 shares of common stock. It is not specifically authorized to issue preferred stock.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company, except that Newco will have 800,000,000 shares of common stock authorized.

195

AGH	Powerus	Newco

Voting Rights

Unless otherwise provided under Nevada law, each outstanding share of AGH Common Stock entitled to vote shall be entitled to one (1) vote upon each matter submitted to a vote at a meeting of stockholders.

Unless otherwise provided under Nevada law, each outstanding share of AGH Series A Preferred Stock entitled to vote shall be entitled to twenty (20) votes upon each matter submitted to a vote at a meeting of stockholders.

	Each holder of a share of Powerus Common Stock is entitled to one vote for each such share held of record on the applicable record date on each matter voted on at a meeting of stockholders.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

Number and Qualification of Directors

The number of AGH directors will be fixed from time to time by AGH’s board of directors. AGH’s board of directors may not consist of less than three members. No decrease in the authorized number of directors constituting AGH’s board of directors will shorten the term of any incumbent director. Directors need not be stockholders of AGH.	The number of Powerus directors is fixed from time to time by resolution of Powerus’ board of directors. No decrease in the authorized number of directors constituting Powerus’ board of directors will shorten the term of any incumbent director. Directors need not be stockholders of Powerus.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

Structure of Board of Directors

The AGH organizational documents do not separate directors into classes with staggered, multi-year terms of office. Instead, directors are elected annually at each annual meeting of stockholders to terms ending at the next annual meeting of stockholders, with each director to hold office until their successors are duly elected and qualified.

The Powerus organizational documents do not separate directors into classes with staggered, multi-year terms of office. Instead, directors are elected annually at each annual meeting of stockholders to terms ending at the next annual meeting of stockholders, with each director to hold office until their successors are duly elected and qualified.

Newco’s board of directors will be divided into three classes, designated as Class I, Class II and Class III, respectively, with directors assigned to each class by Newco’s board of directors. At each annual meeting of stockholders, directors will be elected for a full term of three years to succeed the directors of the class whose terms expire at such annual meeting. Notwithstanding the foregoing, directors elected to each class will hold office until their successors are duly elected and qualified or until their earlier resignation, death or removal. Directors will be elected by a plurality of the votes properly cast.

196

AGH	Powerus	Newco

Removal of Directors

The NRS does not make a distinction between the removal of a director for cause or without cause and requires the vote of the holders of at least two-thirds of the shares or class or series of shares of the issued and outstanding stock entitled to vote at an election of directors in order to remove a director or all of the directors.

Except as limited by AGH’s articles of incorporation or under Nevada law, a director may be removed by AGH stockholders only at an annual meeting of stockholders or at a special meeting of stockholders called for such purpose and otherwise in conformity with the bylaws, and only by the affirmative vote of the holders of two-thirds of the voting power of all the shares entitled to vote at such meeting.

	Except as otherwise provided by the DGCL, any director may be removed from office at any time by the majority vote of the outstanding shares of capital stock of Powerus then entitled to vote at an election of directors.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

Vacancies on the Board of Directors

Under the NRS, subject to the articles of incorporation and bylaws, vacancies on a board of directors, including those resulting from any increase in the authorized number of directors, may be filled by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum. Any director so appointed will hold office for the remainder of the term of the director no longer on the board.

Any vacancy or newly created directorship on the AGH Board may be filled by a majority of the directors then in office (whether or not a quorum), or by a sole remaining director. Any director so chosen shall hold office for the unexpired portion of the term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall have been elected and shall have been elected and qualified or until any such director’s earlier death, resignation or removal.

Any vacancy or newly created directorship on the Powerus Board may be filled by a majority of the directors then in office (whether or not a quorum), or by a sole remaining director. Any director so chosen shall hold office for the unexpired portion of the term of the class of directors in which the new directorship was created or the vacancy occurred and until his or her successor shall have been elected and shall have been elected and qualified or until any such director’s earlier death, resignation or removal.

The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

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AGH	Powerus	Newco

Stockholder Action by Written Consent

Any action required or permitted to be taken at an annual or special meeting of AGH stockholders may be taken without a meeting if a written consent setting forth the action so taken (i) is signed by the holders of record holding at least the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) is delivered to the Company as required by the combined company’s bylaws. No such written consent will be effective unless all required signatures are delivered within 60 days of the delivery of the earliest related consent delivered to the combined company.	Powerus stockholders may act by written consent if such consent is signed by the holders of outstanding stock having not less than the minimum number of votes needed to authorize such action at a meeting.	Any action required or permitted to be taken at an annual or special meeting of stockholders may be taken without a meeting if a written consent setting forth the action so taken (i) is signed by the holders of record holding at least the number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) is delivered to the Company as required by the combined company’s bylaws. No such written consent will be effective unless all required signatures are delivered within 60 days of the delivery of the earliest related consent delivered to the combined company.

Quorum

Under the NRS, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business.

AGH’s bylaws provide that, unless otherwise required by law, 33 1/3% of the shares entitled to vote, present in person or represented by proxy, shall constitute a quorum at a meeting of stockholders.

	Under the DGCL, unless the articles of incorporation or bylaws provide otherwise, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter), constitutes a quorum for the transaction of business.	Under the proposed governing documents of Newco, unless otherwise required by law, a majority of the voting power of the corporation, present in person or by proxy at a meeting of stockholders (regardless of whether the proxy has authority to vote on any matter).

198

AGH	Powerus	Newco

Special Meetings of Stockholders

The NRS permits special meetings of stockholders to be called by the entire board of directors, any two directors or the President, unless the articles of incorporation or bylaws provide otherwise.

Special meetings of AGH stockholders, for any purpose or purposes, unless otherwise prescribed by law, by the Articles of Incorporation or by these Bylaws, may be called by the Chief Executive Officer or the President, or shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors or at the request in writing of the holders of a majority of all the shares issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting. Business transacted at all special meetings shall be confined to the purposes stated in the notice of the meeting unless all stockholders entitled to vote are present and consent.

Except as otherwise required by statute and subject to the rights, if any, of the holders of any series of undesignated preferred stock, special meetings of stockholders may be called only by Powerus’ board of directors acting pursuant to a resolution approved by the affirmative vote of a majority of the directors then in office. Special meetings may not be called by any other person or persons.

Only those matters set forth in the notice of the special meeting may be considered or acted upon at such special meeting. Nominations of persons for election to Powerus’ board of directors and stockholder proposals of other business shall not be brought before a special meeting of stockholders to be considered by the stockholders unless such special meeting is held in lieu of an annual meeting of stockholders in accordance with the Powerus Bylaws.

Under the proposed governing documents of Newco, special meetings of stockholders may be called only by the affirmative vote of a majority of the entire Board of Directors.

Notice of Stockholder Meetings

Notice of each meeting of stockholders stating the date, time and physical location, if any, of such meeting and the means of remote communication, if any, by which stockholders and proxies may be deemed to be present in person and vote at such meeting shall be given not less than ten (10) days nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder, by mailing it to the stockholder’s address of record or by timely filing a proxy statement or an amendment thereto with the SEC, containing the notice, pursuant to Section 14(a) of the Exchange Act. Notice of special meetings will also be required to state the purpose(s) for which the meeting has been called.	Notice of each meeting of stockholders stating the hour, date and place, if any, of such meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting shall be given not less than ten (10) days nor more than sixty (60) days before the meeting, to each stockholder entitled to vote thereat by delivering such notice to such stockholder or by mailing it to the stockholder’s address of record.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

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AGH	Powerus	Newco

Amendment of Governing Documents

AGH has reserved the right to amend, alter, change or repeal any provision contained in its articles of incorporation, in a manner prescribed by the NRS, and all rights conferred on stockholders are subject to this reservation.

AGH’s bylaws may be repealed, altered or amended, or new bylaws may be adopted by the affirmative vote of a majority of the AGH Board or a majority of the combined voting stock of AGH outstanding capital stock.

Subject to certain exceptions, under the DGCL, in order for a Delaware corporation to amend its certificate of incorporation, its board of directors must first adopt a resolution declaring the advisability of the proposed amendment and submitting the proposed amendment to the stockholders at either an annual or special meeting of stockholders. The amendment is adopted upon the affirmative vote of a majority of the outstanding stock entitled to vote, and a majority of each class entitled to vote as a class on the amendment, unless a higher vote is required by the certificate of incorporation (although if the amendment changes the authorized number of shares of a class of stock or effects a reverse stock split, and certain other requirements are satisfied, the required vote is a majority of the votes cast affirmatively or negatively).

Stockholders have the power to adopt, amend or repeal the bylaws of a corporation, provided that the certificate of incorporation also may confer such power on the board of directors. Even if the board has the power to amend the bylaws, however, this does not divest the stockholders of that power

The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

Limitation on Director and Officer Liability

The NRS, by way of statutory provisions or permitted provisions in corporate charter documents, eliminate or limit the personal liability of directors and officers to the corporation or their stockholders for monetary damages for breach of a director’s fiduciary duty.

Under the NRS, in order for a director or officer to be individually liable to the corporation or its stockholders or creditors for damages as a result of any act or failure to act, the presumption of the business judgment rule must be rebutted and it must be proven that the director’s or officer’s act or failure to act constituted a breach of their fiduciary duties as a director or officer, and that the breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The limitation on director and officer liability under the NRS does not distinguish the duty of loyalty or transaction from which a director derives an improper personal benefit, but does, pursuant to NRS 78.300, impose limited personal liability on directors for distributions made in violation of NRS 78.288. Further, the NRS permits a corporation to renounce in its articles of incorporation any interest or expectancy to participate in specific or specified classes or categories of business opportunities; however, AGH’s articles of incorporation does not provide for this renunciation.

The NRS permits limitation of liability which applies to both directors and officers, though the NRS also expressly applies this limitation to liabilities owed to creditors of the corporation. Furthermore, under the NRS, it is not necessary for a corporation to adopt provisions in its articles of incorporation limiting personal liability of directors or officers, as this limitation is provided by statute.

Under the DGCL, a corporation may include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director or officer from monetary damages for breach of fiduciary duty, except with respect to: (i) breaches of the director or officer’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions by a director or officer not in good faith or involving intentional misconduct or a knowing violation of law, (iii) director’s approval of unlawful dividends, stock repurchases or redemptions, (iv) transactions from which the director or officer received an improper personal benefit or (v) an officer in any action by or in the right of the corporation. This provision also may not limit a director or officer’s liability for violation of, or otherwise relieve a corporation or its directors or officers from the necessity of complying with, federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

The Powerus governing documents limit the liability of directors to the fullest extent described above.

Under the proposed governing documents of Newco, the liability of Newco directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS. If the NRS is amended to further eliminate or limit or authorize corporate action to further eliminate or limit the liability of directors or officers, the liability of directors and officers shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended from time to time.

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AGH	Powerus	Newco

Indemnification

The NRS has statutory mechanisms that permit corporations to indemnify directors, officers, employees and agents in similar circumstances.

In addition to any other rights of indemnification permitted by the laws of the State of Nevada or as may be provided for by AGH in its bylaws or by agreement, the expenses of directors and officers incurred in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such director or officer in his or her capacity as a director or officer of a corporation must be paid by the corporation or through insurance purchased and maintained by the corporation or through other financial arrangements made by the corporation, as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation.

AGH has entered into agreements with its directors and officers pursuant to which AGH is to indemnify such individual to the fullest extent permitted by Nevada law, against any and all losses resulting from any claims relating to the fact that he or she is or was an officer, employee, or agent of the Company.

	To the fullest extent permitted by the DGCL, Powerus is authorized to provide indemnification of (and advancement of expenses to) directors, officers and non-officer employees of Powerus (and any other persons to which applicable law permits Powerus to provide indemnification) through provisions of the Powerus Bylaws, agreements with such persons, vote of stockholders or disinterested directors or otherwise in excess of the indemnification and advancement otherwise permitted by the DGCL.	Under the proposed governing documents of Newco, Newco will indemnify its directors, officers, employees to the fullest extent permitted by Nevada law, including advancement of legal expenses.

Distributions to Stockholders

Subject to any preferential rights to dividends and other distributions of any outstanding shares of preferred stock and subject to the provisions of applicable law, dividends and other distributions may be declared and paid or set apart for payment upon AGH Common Stock out of any assets or funds of AGH legally available for the payment of dividends and other distributions, but only when and as declared by the board of directors or any authorized committee thereof.	Subject to any preferential dividend rights of any outstanding preferred stock and subject to the provisions of the Powerus Charter and applicable law, dividends may be declared and paid or set apart for payment upon Powerus Common Stock out of any assets or funds of Powerus legally available for the payment of dividends, but only when and as declared by the board of directors or any authorized committee thereof.	The rights of the combined company stockholders will not change from the rights of existing AGH stockholders under the proposed governing documents of the combined company.

Renouncement of Corporate Opportunities

The NRS permits a Nevada corporation to renounce, in its articles of incorporation or by action of the board of directors, any interest or expectancy to participate in specified business opportunities or specified classes or categories of business opportunities that are presented to the corporation or one or more of its officers, directors or stockholders.

The AGH articles of incorporation and bylaws do not include a renunciation of any interest or expectancy in corporate opportunities.

	The Powerus governing documents do not include a renunciation of any interest or expectancy in corporate opportunities.	Under the proposed governing documents of Newco, non-employee directors and their affiliates are generally free to engage in business activities or opportunities that might compete with the corporation without being liable for breach of fiduciary duty, except when an opportunity is specifically offered to them in their role as a director or officer.

Exclusive Forum / Choice of Forum

The AGH governing documents do not include an exclusive forum provision.	The Powerus governing documents do not include an exclusive forum provision.	Under the Newco Bylaws, the Eighth Judicial District Court of Clark County, Nevada (or, if that court lacks jurisdiction, another Nevada state district court or a federal court located in Nevada) shall be the exclusive forum for derivative actions, breach of fiduciary duty claims, internal corporate actions and claims governed by the internal affairs doctrine. The provision does not apply to claims under the Exchange Act. The Newco Bylaws also provide that federal district courts of the United States shall be the exclusive forum for Securities Act claims. This may limit a stockholder's ability to bring claims in a judicial forum that it finds favorable.

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DISSENTERS’ AND APPRAISAL RIGHTS

Under Nevada law, AGH stockholders are not entitled to appraisal rights in connection with the Merger. Powerus stockholders are entitled to appraisal rights in connection with the Merger under Section 262 of the DGCL.

The discussion below is not a complete summary regarding Powerus’ stockholders’ appraisal rights under Delaware law and is qualified in its entirety by reference to the text of the relevant provisions of Delaware law, which are attached as Annex F in this information statement/prospectus. Stockholders intending to exercise appraisal rights should carefully review Annex F. Failure to follow precisely any of the statutory procedures set forth in Annex F may result in a termination or waiver of these rights. This summary does not constitute legal or other advice, nor does it constitute a recommendation that Powerus stockholders exercise their appraisal rights under Delaware law.

Under Section 262, where a Merger is adopted by stockholders by written consent in lieu of a meeting of stockholders pursuant to Section 228 of the DGCL, either the constituent corporation before the effective date of such Merger or the surviving corporation, within ten days after the effective date of such Merger, must notify each stockholder of the constituent corporation entitled to appraisal rights of the approval of such Merger, the effective date of such Merger and that appraisal rights are available.

If the Merger is completed, within ten days after the effective date of the Merger, Powerus will notify its stockholders that the Merger has been approved, the effective date of the Merger and that appraisal rights are available to any stockholder who has not approved the Merger. Holders of shares of Powerus capital stock who desire to exercise their appraisal rights must deliver a written demand for appraisal to Powerus within 20 days after the date of mailing of that notice, and that stockholder must not have delivered a written consent approving the Merger. A demand for appraisal must reasonably inform Powerus of the identity of the stockholder and that such stockholder intends thereby to demand appraisal of the shares of Powerus capital stock held by such stockholder. Failure to deliver a written consent approving the Merger will not in and of itself constitute a written demand for appraisal satisfying the requirements of Section 262. All demands for appraisal should be addressed to c/o Autonomous Power Corporation, 515 North Flagler Drive, Suite 350, West Palm Beach, FL 33401, and should be executed by, or on behalf of, the record holder of shares of Powerus capital stock.

ALL DEMANDS MUST BE RECEIVED BY POWERUS WITHIN 20 DAYS AFTER THE DATE POWERUS MAILS A NOTICE TO ITS STOCKHOLDERS NOTIFYING THEM THAT THE MERGER HAS BEEN APPROVED, THE EFFECTIVE DATE OF THE MERGER AND THAT APPRAISAL RIGHTS ARE AVAILABLE TO ANY STOCKHOLDER WHO HAS NOT APPROVED THE MERGER.

If you fail to deliver a written demand for appraisal within the time period specified above, you will be entitled to receive the Merger Consideration for your shares of Powerus capital stock as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your shares of Powerus capital stock.

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To be effective, a demand for appraisal by a holder of shares of Powerus capital stock must be made by, or in the name of, the registered stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s). Beneficial owners who do not also hold the shares of record may not directly make appraisal demands to Powerus. The beneficial owner must, in these cases, have the registered owner, such as a broker, bank or other custodian, submit the required demand in respect of those shares. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made by or for the fiduciary; and if the shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a broker, who holds shares as a custodian for others, may exercise the record owner’s right of appraisal with respect to the shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of shares as to which appraisal is sought. Where no number of shares is expressly mentioned, the demand will be presumed to cover all shares held in the name of the record owner. In addition, the stockholder must continuously hold the shares of record from the date of making the demand through the effective time.

If you hold your shares of Powerus capital stock in a brokerage account or in other custodian form and you wish to exercise appraisal rights, you should consult with your bank, broker or other custodian to determine the appropriate procedures for the making of a demand for appraisal by the custodian.

At any time within 60 days after the effective time, any stockholder who has demanded an appraisal, but has neither commenced an appraisal proceeding or joined an appraisal proceeding as a named party, has the right to withdraw such stockholder’s demand and accept the terms of the Merger by delivering a written withdrawal to Powerus. If, following a demand for appraisal, you have withdrawn your demand for appraisal in accordance with Section 262, you will have the right to receive the Merger Consideration for your shares of Powerus capital stock.

Within 120 days after the effective date of the Merger, any stockholder who has delivered a demand for appraisal in accordance with Section 262 will, upon written request to the surviving corporation, be entitled to receive a written statement setting forth the aggregate number of shares not voted in favor of the Merger Agreement and with respect to which demands for appraisal rights have been received and the aggregate number of holders of these shares. This written statement will be mailed to the requesting stockholder within 10 days after the stockholder’s written request is received by the surviving corporation or within 10 days after expiration of the period for delivery of demands for appraisal, whichever is later. Within 120 days after the effective date of the Merger, either the surviving corporation or any stockholder who has delivered a demand for appraisal in accordance with Section 262 may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares held by all such stockholders. Upon the filing of the petition by a stockholder, service of a copy of the petition must be made upon the surviving corporation. The surviving corporation has no obligation to file a petition in the Delaware Court of Chancery in the event there are dissenting stockholders, and AGH, which is expected to be the surviving corporation, has no present intent to file a petition in the Delaware Court of Chancery. Accordingly, the failure of a stockholder to file a petition within the period specified could nullify the stockholder’s previously written demand for appraisal.

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If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, the surviving corporation will then be obligated, within 20 days after receiving service of a copy of the petition, to provide the Delaware Court of Chancery with a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their shares and with whom agreements as to the value of their shares have not been reached by the surviving corporation. After notice to dissenting stockholders who demanded appraisal of their shares, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition, and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided thereby. The Delaware Court of Chancery may require the stockholders who have demanded appraisal for their shares to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their shares, the Delaware Court of Chancery will appraise the “fair value” of the shares owned by those stockholders. This value will be exclusive of any element of value arising from the accomplishment or expectation of the Merger, but may include a fair rate of interest, if any, upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of the value, with interest thereon accrued during the pendency of the proceeding, if the Delaware Court of Chancery so determines, to the stockholders entitled to receive the same, upon surrender by the holders of the certificates representing those shares. At any time before the entry of judgment in the proceedings, the surviving corporation may pay to each stockholder entitled to appraisal an amount in cash, in which case interest shall accrue thereafter only upon the sum of (i) the difference, if any, between the amount so paid and the fair value of the shares subject to appraisal as determined by the Delaware Court of Chancery and (ii) interest theretofore accrued, unless paid at that time.

In determining fair value and, if applicable, a fair rate of interest, the Delaware Court of Chancery is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “fair price obviously requires consideration of all relevant factors involving the value of a company.”

Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that this exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

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You should be aware that the fair value of your shares as determined under Section 262 could be more than, the same as, or less than the value that you are entitled to receive under the terms of the Merger Agreement.

Costs of the appraisal proceeding may be imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery as the Court deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts, to be charged pro rata against the value of all shares entitled to appraisal. In the absence of such a determination of assessment, each party bears its own expenses. Any stockholder who had demanded appraisal rights will not, after the effective time, be entitled to vote shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those shares, other than with respect to payment as of a record date prior to the effective time; however, if no petition for appraisal is filed within 120 days after the effective time, or if the stockholder delivers a written withdrawal of his or her demand for appraisal and an acceptance of the terms of the Merger within 60 days after the effective time, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Merger Consideration for shares of his or her Powerus capital stock pursuant to the Merger Agreement. Any withdrawal of a demand for appraisal made more than 60 days after the effective time may only be made with the written approval of the surviving corporation. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the court.

Failure to follow the steps required by Section 262 for perfecting appraisal rights may result in the loss of appraisal rights. In view of the complexity of Section 262, stockholders who may wish to dissent from the Merger and pursue appraisal rights should consult their legal advisors.

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LEGAL MATTERS

Ortoli Rosenstadt LLP will pass upon the validity of AGH’s Common Stock offered by this information statement/prospectus.

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EXPERTS

The consolidated financial statements of Aureus Greenway Holdings Inc. as of December 31, 2025 and 2024, and for each of the years in the two-year period ended December 31, 2025, incorporated by reference in this information statement/prospectus from AGH’s Annual Report on Form 10-K for the year ended December 31, 2025 as filed with the SEC on March 31, 2026, have been so incorporated in reliance upon the report of WWC, P.C., independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Kaizen Aerospace, Inc., as of January 30, 2026 and for the period from January 1, 2026 through January 30, 2026 and the financial statements, as of December 31, 2025 and 2024 and for the years ended December 31, 2025 and 2024 included in this information statement/prospectus and in the registration statement have been so included in reliance on the reports of WithumSmith+Brown, PC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Autonomous Power Corporation as of December 31, 2025, and for the period from October 8, 2025 (inception) to December 31, 2025 included in this information statement/prospectus and in the registration statement have been so included in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Agile Autonomy, LLC as of December 2025, and for the period from July 17, 2025 (inception) to December 31, 2025 included in this information statement/prospectus and in the registration statement have been so included in reliance on the report of BDO USA, P.C., independent auditors, given on the authority of said firm as experts in auditing and accounting.

207

HOUSEHOLDING OF INFORMATION STATEMENT/PROSPECTUS MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for information statements, information statements and annual reports with respect to two or more holders sharing the same address by delivering a single information statement/prospectus or annual report, as applicable, addressed to those holders. As permitted by the Exchange Act, only one copy of this information statement/prospectus is being delivered to holders residing at the same address, unless such holders have notified AGH of its desire to receive multiple copies of this information statement/prospectus. This process, which is commonly referred to as “householding,” potentially provides extra convenience for holders and cost savings for AGH.

If you want to receive separate copies of this information statement/prospectus, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, brokerage firm or other nominee, or you may contact AGH.

You may also request a copy of this information statement/prospectus or other information concerning AGH, without charge, by telephone or written request directed to:

Aureus Greenway Holdings

2995 Remington Blvd

Kissimmee, FL, 34744

(407) 344 4004

aureus@golfkissimmeebay.com

208

WHERE YOU CAN FIND MORE INFORMATION

AGH files annual, quarterly and current reports, information statements and other information with the SEC. The SEC maintains an Internet site that contains reports, information statements and other information regarding issuers that file electronically with the SEC, including AGH, which can be accessed at http://www.sec.gov. In addition, you may also access the SEC filings and obtain other information about AGH through the website maintained by AGH, which is https://www.aureusgreenway.com, respectively. Information contained on AGH’s website or connected thereto is provided for textual reference only and does not constitute part of, and is not incorporated by reference into, this information statement/prospectus or the registration statement of which it forms a part.

Newco has filed a registration statement on Form S-4, which is referred to as the “registration statement,” under the Securities Act, of which this information statement/prospectus forms a part, with the SEC with respect to Newco’s Common Stock to be issued in the Merger. This information statement/prospectus does not contain all of the information set forth in the registration statement, because certain parts of the registration statement are omitted in accordance with the rules and regulations of the SEC. The registration statement and its exhibits are available for inspection as set forth above.

Statements contained in this information statement/prospectus, or in any document incorporated by reference into this information statement/prospectus, regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows AGH to “incorporate by reference” into this information statement/prospectus documents that AGH files with the SEC, including certain information required to be included in the registration statement, of which this information statement/prospectus forms a part. This means that AGH can disclose important information to you by referring you to those documents. The information incorporated by reference into this information statement/prospectus is considered to be a part of this information statement/prospectus, and later information that AGH files with the SEC will update and supersede that information to the extent inconsistent therewith. AGH incorporates by reference the documents listed below and any documents filed by them pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) on or after the date of this information statement/prospectus and until the date that the offering of the Newco Common Stock is terminated and (ii) after the date of the initial registration statement and prior to effectiveness of the registration statement (excluding in each case any current reports on Form 8-K to the extent disclosure is furnished and not filed).

AGH Filings with the SEC (File No. 001-42507):

●	Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on March 31, 2026;

●	Quarterly Report on Form 10-Q for the three months ended March 31, 2026 filed with the SEC on May 12, 2026;

●	Current Reports on Form 8-K (excluding any information and exhibits furnished under Item 2.02 or 7.01 thereof) filed with the SEC on February 2, 2026, March 9, 2026, March 11, 2026, March 23, 2026, May 18, 2026 and July 20, 2026.

Notwithstanding the foregoing, information furnished by AGH on any Current Report on Form 8-K, including the related exhibits, that, pursuant to and in accordance with the rules and regulations of the SEC, is not deemed “filed” for purposes of the Exchange Act will not be deemed to be incorporated by reference into this information statement/prospectus.

You may also request the documents incorporated by reference into this information statement/prospectus (other than certain exhibits or schedules to these documents) by requesting them in writing or by telephone at the following address: Aureus Greenway Holdings Inc., Aureus Greenway Holdings, 2995 Remington Blvd, Kissimmee, FL, 34744, telephone (407) 344 4004, aureus@golfkissimmeebay.com You should rely only on the information contained in or incorporated by reference into this information statement/prospectus. No person has been authorized to provide you with information that is different from what is contained in, or incorporated by reference into, this information statement/prospectus, and, if given or made by any person, such information must not be relied upon as having been authorized. This information statement/prospectus is dated [ __], 2026, and you should not assume that the information contained in this information statement/prospectus is accurate as of any date other than such date. Further, you should not assume that the information incorporated by reference into this information statement/prospectus is accurate as of any date other than the date of the incorporated document. Neither the mailing of this information statement/prospectus to stockholders of AGH nor the issuance of Newco Common Stock pursuant to the Merger Agreement will create any implication to the contrary.

209

TRANSFER AGENT AND REGISTRAR

The transfer agent for AGH’s Common stock is VStock Transfer, LLC. The transfer agent’s telephone number and address is (212) 828-8436 and 18 Lafayette Place Woodmere, New York 11598.

Upon the completion of the Merger, the transfer agent and registrar for Newco Common Stock will be VStock Transfer, LLC. The transfer agent’s address is 18 Lafayette Place, Woodmere, New York 11598.

210

INDEX TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS OF AUTONOMOUS POWER CORPORATION
AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF AUTONOMOUS POWER CORPORATION
AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

INDEX TO FINANCIAL STATEMENTS OF KAIZEN AEROSPACE, INC.
AS OF AND FOR THE PERIOD FROM JANUARY 1, 2026 THROUGH JANUARY 30, 2026

INDEX TO FINANCIAL STATEMENTS OF KAIZEN AEROSPACE, INC.
AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS OF AGILE AUTONOMY LLC

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

F-1

Autonomous Power Corporation

Consolidated Financial Statements (Unaudited)

As of and for the three months ended March 31, 2026 and 2025

Autonomous Power Corporation

F-2

AUTONOMOUS POWER CORPORATION

CONSOLIDATED BALANCE SHEETS

(in dollars, except share amounts)

(unaudited)

	Predecessor	Successor
	March 31, 2025	March 31, 2026
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$50,455	$20,713,480
Accounts receivable	308,795	873,532
Prepaid expenses and other receivables	18,443	899,890
Inventory, net	—	691,414
Total current assets	377,693	23,178,316

NON-CURRENT ASSETS:
Property and equipment	—	73,009
Intangible assets, net	—	2,175,474
Goodwill	—	3,422,507
Total non-current assets	—	5,670,990

TOTAL ASSETS	$377,693	$28,849,306

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	1,132	4,011,795
Deferred revenue	215,106	914,998
Deferred revenue - related parties	—	1,000,000
Debt and notes payable	49,990	20,000,000
Deferred acquisition consideration due to related parties	—	2,539,020
Due to related parties	324,942	—
Total current liabilities	591,170	28,465,813

TOTAL LIABILITIES	591,170	28,465,813

COMMITMENTS AND CONTINGENCIES (Note 18)

STOCKHOLDERS’ EQUITY (DEFICIT)
Common stock, $0.001 par value, 250,000 shares authorized and 113,488 shares issued and outstanding at March 31, 2026 (Successor)	500	113
Additional paid-in capital	—	11,478,637
Stock subscription receivable	—	(602,564)
Accumulated deficit	(213,977)	(10,492,693)
Total stockholders’ equity (deficit)	(213,477)	383,493

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)	$377,693	$28,849,306

See accompanying notes to the unaudited consolidated financial statements

F-3

AUTONOMOUS POWER CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in dollars, except share amounts)

(unaudited)

	Predecessor For the three months ended March 31, 2025	Predecessor For the period from January 1, 2026 through January 30, 2026	Successor For the three months ended March 31, 2026

REVENUES
Product sales	$219,714	$—	$1,004,271
Service revenue	7,000	—	200,012
Total revenues	226,714	—	1,204,283

COST OF REVENUES

Product sales	57,224	—	683,883
Service revenue	1,071	—	139,203
Total cost of revenues	58,295	—	823,086

GROSS PROFIT	168,419	—	381,197

OPERATING EXPENSES
General and administrative	153,952	110,913	4,644,081
Sales and marketing	1,387	44	976,499
Research and development	—	24,206	441,225
Depreciation and amortization	—	—	21,167
Other operating expenses	1,821	—	33,125
Total operating expenses	157,160	135,163	6,116,097

OPERATING INCOME/(LOSS)	11,259	(135,163)	(5,734,900)

OTHER EXPENSE, NET
Interest expense	486	2,966	298,865
Loss on extinguishment of debt	—	—	3,650,416
Total other expense, net	486	2,966	3,949,281

INCOME (LOSS) BEFORE INCOME TAXES	10,773	(138,129)	(9,684,181)

Provision for income taxes	—	—	—

NET INCOME (LOSS)	$10,773	$(138,129)	$(9,684,181)

See accompanying notes to the unaudited consolidated financial statement

F-4

AUTONOMOUS POWER CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in dollars, except share amounts)

(unaudited)

	Common Stock	Common Stock	Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Receivable	Capital	Deficit	(Deficit)

Balance at January 1, 2025 (Predecessor)	5,000,000	$500	$—	$—	$(179,130)	$(178,630)

Distributions					(45,620)	(45,620)
Net income for the three months ended March 31,2025	—	—	—	—	10,773	10,773

Balance at March 31, 2025 (Predecessor)	5,000,000	$500	$—	$—	$(213,977)	$(213,477)

	Common Stock	Common Stock	Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Receivable	Capital	Deficit	(Deficit)

Balance at January 1, 2026 (Predecessor)	5,000,000	$500	$—	$—	$(719,720)	$(719,220)

Net loss for the period from January 1, 2026 through January 30, 2026	—	—	—	—	(138,129)	(138,129)

Balance at January 30, 2026 (Predecessor)	5,000,000	$500	$—	$—	$(857,849)	$(857,349)

See accompanying notes to the unaudited consolidated financial statements

F-5

AUTONOMOUS POWER CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)

(in dollars, except share amounts)

(unaudited)

	Common Stock	Common Stock	Stock Subscription	Additional Paid-in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Receivable	Capital	Deficit	(Deficit)

Balance at January 1, 2026 (Successor)	100,000	$100	$(100)	$—	$(808,512)	$(808,512)

Common stock issued	90	—	—	39,600	—	39,600
Pre-funded warrants issued	—	—	—	3,650,000	—	3,650,000
Issuance of common stock pursuant to subscription agreements, net of subscription receivable	13,398	13	(602,464)	6,031,145	—	5,428,694
Stock-based compensation	—	—	—	1,757,892	—	1,757,892
Net loss for the three months ended March 31, 2026	—	—	—	—	(9,684,181)	(9,684,181)

Balance at March 31, 2026 (Successor)	113,488	$113	$(602,564)	$11,478,637	$(10,492,693)	$383,493

See accompanying notes to the unaudited consolidated financial statements

F-6

AUTONOMOUS POWER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars, except share amounts)

(unaudited)

	Predecessor	Predecessor	Successor
	March 31, 2025	January 30, 2026	March 31, 2026

OPERATING ACTIVITIES
Net income (loss)	$10,773	(138,129)	$(9,684,181)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	—	—	41,825
Stock-based compensation	—	—	1,757,892
Loss on extinguishment of debt	—	—	3,650,416
Amortization of debt discount	—	—	187,146
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(84,000)	78,850	(357,436)
Inventory	—	—	(584,200)
Prepaid expenses and other receivables	(12,027)	—	(833,369)
Other current assets	—	—	12,028
Accounts payable and accrued expenses	1,132	(10,627)	2,487,415
Deferred revenue	25,181	4,640	392,427
Deferred revenue—related parties	—	—	1,000,000
Net cash used in operating activities	(58,941)	(65,266)	(1,930,037)

INVESTING ACTIVITIES
Acquisition of businesses, net of cash acquired	—	—	(2,630,307)
Net cash used in investing activities	—	—	(2,630,307)

FINANCING ACTIVITIES
Capital contributions	—	—	39,600
Proceeds from issuance of common stock	—	—	4,791,378
Proceeds from note payable	49,990	—	20,000,000
Proceeds from issuance of senior notes and warrants	—	—	5,000,033
Repayment of senior note principal	—	—	(5,187,595)
Due to/from related parties	—	38,200	—
Members’ capital distributions	(45,620)	—	—
Net cash provided by financing activities	4,370	38,200	24,643,416

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(54,571)	(27,066)	20,083,072
CASH AND CASH EQUIVALENTS—Beginning of period	105,026	27,352	630,408
CASH AND CASH EQUIVALENTS—End of period	$50,455	$286	$20,713,480

See accompanying notes to the unaudited consolidated financial statements

F-7

AUTONOMOUS POWER CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in dollars, except share and per share amounts)

(unaudited)

	Predecessor	Predecessor	Successor
	March 31, 2025	January 30, 2026	March 31, 2026

SUPPLEMENTAL DISCLOSURE OF NONCASH INVESTING AND FINANCING ACTIVITIES

Deferred acquisition consideration recognized in connection with business combinations	$—	$—	$2,539,020
Stock subscription receivable recorded in consolidated stockholders’ equity	$—	$—	$602,464
Reclassification of share subscription proceeds received in a prior period from liability to stockholders’ equity	$—	$—	$637,316
Common stock issued as noncash consideration for an intangible asset	$—	$—	$17,000

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the period for:
Interest	$—	$—	$62,405
Income taxes	$—	$—	$—

See accompanying notes to the unaudited consolidated financial statements

F-8

AUTONOMOUS POWER CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

AS OF AND FOR THE THREE MONTHS ENDED MARCH 31, 2026 AND 2025

1.	ORGANIZATION AND BUSINESS DESCRIPTION

Autonomous Power Corporation (the “Company” or “APC”) was incorporated in Delaware on October 8, 2025. The Company was formed to acquire, develop, and operate businesses focused on autonomous systems, unmanned platforms, and related defense and industrial technology solutions.

Prior to 2026, the Company had no revenue-generating operations, and its activities consisted primarily of formation, fundraising, business development, acquisition-related activities, and other organizational activities.

On January 15, 2026, the Company acquired Tandem Defense LLC (“Tandem”), a defense technology company engaged in the design and development of unmanned aerial systems and related tactical defense solutions. The Tandem acquisition was not material to the consolidated financial statements.

On January 30, 2026, the Company acquired Kaizen Aerospace, Inc. (“Kaizen”), which manufactures and sells drone platforms and provides related drone services.

On February 20, 2026, the Company acquired Agile Autonomy LLC (“Agile”), which provides maritime autonomy and unmanned systems integration services, including the retrofitting of manned vessels into remotely operated or autonomous surface vessels, integration of unmanned aerial systems, customer-funded special projects, and related technical support. See Note 3 for further information regarding the Company’s acquisitions.

The accompanying consolidated financial statements include the results of operations, cash flows, assets, and liabilities of Kaizen, Agile and Tandem from their respective acquisition dates.

Unless otherwise indicated, references in these consolidated financial statements to “Autonomous Power Corporation,” the “Company,” “we,” “us,” or “our” refer to Autonomous Power Corporation and its consolidated subsidiaries, taken as a whole.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). References to applicable accounting guidance are to the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”).

The unaudited consolidated financial statements include the accounts of Autonomous Power Corporation and its consolidated subsidiaries. The Company consolidates entities in which it has a controlling financial interest from the date control is obtained. All intercompany balances and transactions have been eliminated in consolidation.

F-9

The accompanying unaudited consolidated financial statements include successor and predecessor periods. The successor periods reflect the financial position, results of operations, changes in stockholders’ equity, and cash flows of Autonomous Power Corporation and its consolidated subsidiaries (the “Successor”). The predecessor periods reflect the historical financial position, results of operations, changes in stockholders’ equity, and cash flows of Kaizen prior to its acquisition by the Company (the “Predecessor”) on January 30, 2026.

The assets acquired and liabilities assumed in business combinations are recognized at their acquisition-date fair values. The results of operations and cash flows of acquired businesses are included in the unaudited consolidated financial statements beginning on the date the Company obtains control. The successor and predecessor periods are presented on different bases and are not directly comparable.

The accompanying unaudited consolidated financial statements are presented in U.S. dollars, except for share, unless otherwise indicated.

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period.

Significant estimates include, but are not limited to, estimates related to revenue recognized over time, total estimated costs to complete customer contracts, the valuation and recoverability of inventory, the useful lives and recoverability of property and equipment and intangible assets, purchase accounting estimates, goodwill, the valuation allowance recorded against deferred tax assets, stock-based compensation, and the assessment of contingencies.

On the consolidated balance sheets, estimates are used in determining the valuation and recoverability of assets and in determining the reported amounts of certain liabilities, all of which also impact the consolidated statements of operations. Estimates are often based on judgments and assumptions that the Company believes to be reasonable but are inherently uncertain. The Company regularly evaluates estimates and assumptions using historical experience and expectations about future events. The Company adjusts estimates and assumptions when facts and circumstances indicate the need for change. Actual results could differ from those estimates.

Liquidity

As of March 31, 2026, the Company had cash and cash equivalents of $20,713,480. Subsequent to March 31, 2026, the Company entered into a subscription agreement for the issuance of pre-funded warrants for aggregate proceeds of approximately $30,000,000 and additional subscription agreements providing for aggregate gross proceeds of approximately $50,000,000 upon closing. The approximately $50,000,000 financing closed in April 2026, and the approximately $30,000,000 financing closed in June 2026. See Note 19 for further information regarding the subsequent financing transactions.

Based on available cash and the subsequent financing transaction, management believes the Company has sufficient liquidity to fund its operations and meet its obligations for at least twelve months from the date these consolidated financial statements were available to be issued.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash held in bank accounts, and highly liquid investments with original maturities of three months or less at the time of purchase. Due to their short-term nature, cash and cash equivalents are carried at cost, which approximates fair value.

Cash and cash equivalents are maintained with financial institutions, and amounts on deposit may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company did not have any restricted cash balances as of the consolidated balance sheet dates presented.

F-10

Accounts Receivable and Allowance for Credit Losses

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of accounts receivable in accordance with ASC 326, Financial Instruments—Credit Losses (“ASC 326”). The allowance for credit losses is based on management’s estimate of expected credit losses over the contractual life of the receivables, considering customer-specific facts and circumstances, historical collection experience, current economic conditions, reasonable and supportable forecasts, and subsequent collections, as applicable. Accounts receivable are written off when deemed uncollectible. As of January 30, 2026, March 31, 2026, and March 31, 2025, no allowance for credit losses was recorded.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, revenue, deferred revenue, and concentration of suppliers.

The Company’s accounts receivable may be concentrated among a limited number of customers due to the nature of its operations and customer contracts. In the normal course of business, the Company provides credit terms to its customers. The Company performs ongoing credit evaluations of its customers, generally does not require collateral, and considers the credit risk profile of the customer from which the receivable is due in evaluating collection risk. The Company monitors the creditworthiness of its customers and evaluates expected credit losses in accordance with ASC 326.

Customers that accounted for 10% or greater of revenue were as follows:

	Predecessor Three Months Ended March 31, 2025	Predecessor Period from January 1, 2026 through January 30, 2026	Successor Three Months Ended March 31, 2026

Customer A	$—	$—	$469,245
Customer B	$—	$—	$511,521
Customer C	$65,714	$—	$—
Customer D	$154,000	$—	$—

Total revenue	$226,714	$—	$1,204,283

F-11

Customers that accounted for 10% or greater of deferred revenue were as follows:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Customer E	$—	$—
Customer F	$215,106	$—
Customer G	$—	$1,000,000
Customer H	$—	$345,278

Total deferred revenue	$215,106	$1,914,998

Customer G is Worldwide Friends Foundation, a related party, and represented approximately 52% of total deferred revenue as of March 31, 2026. See Notes 4 and 17 for additional information.

Concentration of Suppliers

The Company depends on suppliers, subcontractors, collaborators, and contract manufacturers for the supply of products, raw materials, components, technical services, and project-related support. The Company is dependent on certain suppliers, subcontractors, collaborators, and contract manufacturers that individually represent 10% or more of the Company’s cost of revenues. For the three months ended March 31, 2026, three vendors individually represented 10% or more of the Company’s total purchases, accounting for approximately 39%, 13%, and 10%, respectively. For the three months ended March 31, 2025, four vendors individually represented 10% or more of the Company’s total purchases, accounting for approximately 34%, 29%, 16%, and 15%, respectively. Disruption from these suppliers, subcontractors, collaborators, or contract manufacturers could have a negative impact on the Company’s business, financial position, results of operations, or cash flows.

Prepaid Expenses and Other Receivables

Prepaid expenses and other receivables consist primarily of advance payments made to contract manufacturers, prepaid consulting and advisory services, and overpayments on vendor or credit card balances. These amounts are initially recorded as current assets on the consolidated balance sheet and are subsequently expensed in the consolidated statement of operations over the period in which the economic benefits are consumed or realized. See Note 6 for further information regarding the Company’s prepaid expenses and other receivables.

Inventory, Net

Inventory consists of parts and finished goods held for customer projects. Inventory is accounted for in accordance with ASC 330, Inventory (“ASC 330”), and is stated at the lower of cost or net realizable value. Cost is determined using specific identification or another method that approximates cost the weighted-average cost method, as applicable to the related inventory category. Management evaluates inventory for excess, obsolete, or slow-moving items based on expected usage, customer project requirements, physical condition, and other relevant factors. Adjustments to reduce inventory to net realizable value are recognized in cost of revenues in the period identified. See Note 7 for further information regarding the Company’s inventory.

F-12

Property and Equipment, Net

Property and equipment are recorded at cost, net of accumulated depreciation. Expenditures for additions and improvements that extend the useful lives of assets are capitalized, while maintenance and repair costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the consolidated statement of operations.

The estimated useful lives of property and equipment are as follows:

Asset category	Useful lives (years)
Equipment	3 to 5
Furniture and Fixtures	3 to 5

See Note 8 for additional information regarding the Company’s property and equipment.

Intangible Assets, Net

The Company accounts for intangible assets in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). Intangible assets acquired in business combinations are recognized at their acquisition-date fair values. Intangible assets acquired in asset acquisitions are recorded based on the cost of the acquisition, including directly attributable transaction costs, and allocated to the assets acquired on a relative fair value basis in accordance with ASC 805-50, Business Combinations—Related Issues (“ASC 805-50”).

Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful lives. Amortization expense is included in operating expenses in the consolidated statements of operations. The Company evaluates intangible assets for impairment when events or changes in circumstances indicate that the carrying amount may not be recoverable.

The estimated useful lives of the Company’s intangible assets are as follows:

Intangible asset category	Useful lives (years)
Developed technology	10
Tradenames and trademarks	5 - 10
Website	2

See Note 9 for further information regarding the Company’s intangible assets.

Goodwill

The Company accounts for goodwill in accordance with ASC 350, Intangibles—Goodwill and Other (“ASC 350”). Goodwill represents the excess of consideration transferred over the fair value of identifiable assets acquired and liabilities assumed in a business combination.

Goodwill is not amortized but is tested for impairment at least annually, or more frequently if events or changes in circumstances indicate that goodwill may be impaired. The Company evaluates goodwill for impairment at the reporting unit level. As of March 31, 2026, the Company had one reporting unit for purposes of evaluating goodwill for impairment.

The Company may first perform a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount. If the qualitative assessment indicates that it is more likely than not that the carrying amount of the reporting unit exceeds its fair value, or if the Company elects to bypass the qualitative assessment, the Company performs a quantitative impairment test. An impairment loss is recognized to the extent the carrying amount of a reporting unit exceeds its fair value, limited to the amount of goodwill allocated to that reporting unit. See Note 9 for further information regarding the Company’s goodwill.

F-13

Impairment of Long-lived Assets

The Company assesses long-lived assets, including property and equipment and finite-lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”).

The Company evaluates recoverability at the asset group level by comparing the carrying amount of the asset group to the undiscounted future cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount of the asset group is not recoverable, an impairment loss is recognized for the amount by which the carrying amount exceeds fair value.

Fair Value of Certain Assets and Liabilities

The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurement (“ASC 820”). The carrying amounts of the Company’s financial instruments, including cash and cash equivalents, accounts receivable, due from related parties, accounts payable and accrued expenses, due to related parties, deferred acquisition consideration, and certain short-term debt obligations approximate fair value due to their short-term nature or contractual terms. The Company did not have any assets or liabilities measured at fair value on a recurring basis as of each consolidated balance sheet date presented.

Business Combinations

The Company accounts for business combinations in accordance with ASC 805, Business Combinations (“ASC 805”). The Company recognizes identifiable assets acquired, liabilities assumed, and any noncontrolling interests in the acquiree at their acquisition-date fair values. The excess of consideration transferred over the fair value of identifiable net assets acquired is recognized as goodwill.

The operating results of acquired businesses are included in the consolidated statements of operations from the date the Company obtains control. Acquisition-related costs are expensed as incurred and included in general and administrative expenses.

The Company’s acquisition accounting may be provisional during the measurement period when information necessary to complete the accounting for a business combination is not available as of the reporting date. Measurement period adjustments are recognized in the period in which the adjustment amounts are determined, as if the accounting had been completed as of the acquisition date. The measurement period may not exceed one year from the acquisition date. See Note 3 for further information regarding the Company’s acquisitions.

Asset Acquisitions

The Company accounts for asset acquisitions in accordance with ASC 805-50, Business Combinations, Related Issues (“ASC 805-50”). Assets acquired and liabilities assumed in an asset acquisition are recognized based on the cost to the Company, including consideration transferred and directly attributable transaction costs, and are allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Goodwill is not recognized in an asset acquisition.

F-14

Variable Interest Entities and Equity Method Investments

The Company evaluates its interests in legal entities to determine whether the entity is a variable interest entity (“VIE”) in accordance with ASC 810, Consolidation (“ASC 810”). The Company consolidates a VIE when it has both (i) the power to direct the activities that most significantly impact the VIE’s economic performance and (ii) the obligation to absorb losses of the VIE or the right to receive benefits from the VIE that could potentially be significant to the VIE.

The Company accounts for investments in entities that it does not consolidate, but over which it has the ability to exercise significant influence, under the equity method of accounting in accordance with ASC 323, Investments—Equity Method and Joint Ventures (“ASC 323”). Under the equity method, investments are initially recorded at cost and subsequently adjusted for the Company’s share of the investee’s earnings or losses, distributions received, and impairments, if any. The Company evaluates equity method investments for impairment when events or changes in circumstances indicate that the carrying amount of the investment may not be recoverable. See Note 16 for further information regarding the Company’s investments.

Related Party

The Company identifies and discloses related party transactions in accordance with ASC 850, Related Party Disclosures (“ASC 850”). Related parties include the Company’s officers, directors, principal stockholders, affiliates, and entities under common ownership or control. See Note 17 for further information regarding the Company’s related party transactions and balances.

Debt and Notes Payable

The Company accounts for debt obligations in accordance with ASC 470, Debt (“ASC 470”). Debt obligations are initially recognized at the principal amount of proceeds received or, when issued as noncash consideration, at the fair value of the obligation incurred, net of debt discounts and debt issuance costs, as applicable. Debt issuance costs and debt discounts are presented as a direct deduction from the carrying amount of the related debt and are amortized to interest expense over the contractual term of the debt using the effective interest method.

When debt is issued with detachable instruments, the Company allocates the proceeds between the debt instrument and the detachable instruments based on the applicable accounting guidance. Amounts allocated to detachable equity-classified instruments are recorded in equity, and any resulting discount on the debt instrument is amortized to interest expense using the effective interest method.

The Company evaluates debt instruments and embedded features to determine whether any features are required to be accounted for separately as derivatives under ASC 815, Derivatives and Hedging (“ASC 815”). Embedded features that are not required to be bifurcated are accounted for together with the debt host. Debt obligations are derecognized when the obligation is extinguished, including when the Company is legally released from being the primary obligor, in accordance with ASC 405, Liabilities (“ASC 405”), and ASC 470. Gains and losses on extinguishment are recognized in the consolidated statements of operations as the difference between the reacquisition price and the net carrying amount of the extinguished debt. See Note 11 for further information regarding the Company’s debt and notes payable.

F-15

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on the specific terms of the warrant agreements and the applicable authoritative guidance, including ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 815, Derivatives and Hedging (“ASC 815”). Equity-classified warrants are recorded in additional paid-in capital and are not remeasured after issuance.

When warrants are issued with debt or other financing instruments, the Company allocates proceeds to the warrants based on the applicable accounting guidance. Amounts allocated to equity-classified warrants are recorded in additional paid-in capital. See Note 12 for further information regarding the Company’s warrants.

Share Subscriptions

The Company accounts for share subscription proceeds in accordance with ASC 505, Equity (“ASC 505”), and considers the liability classification guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), as applicable. Cash received from investors for shares that have not been issued and remain subject to substantive closing conditions is recorded as a liability until the Company has issued the related shares and has an unconditional right to retain the proceeds. Upon issuance of the related shares, the liability is reclassified to consolidated stockholders’ equity. See Note 13 for further information regarding the Company’s share subscriptions.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when, or as, control of promised goods or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The Company’s revenues are generated primarily from product sales of drone and related equipment and service revenue from consulting and technical support services, systems integration projects, and customer-funded special projects.

The Company’s contracts generally include fixed consideration specified in customer contracts or invoices. The Company does not have material arrangements with variable consideration, significant financing components, noncash consideration, or consideration payable to customers. Payment terms generally require customer payment within 30 days of invoice issuance, contract initiation, delivery of goods, or completion of services, depending on the terms of the underlying arrangement.

Product sales generally consist of drone and related equipment sales. Revenue from product sales is recognized at a point in time, generally upon delivery, when control transfers to the customer. The Company generally identifies a single performance obligation to transfer the related goods to the customer. Shipping and handling activities performed after control of a product has transferred to the customer are accounted for as fulfillment activities and not as separate performance obligations.

Service revenue generally consists of consulting, technical support, systems integration, and customer-funded project arrangements. The Company generally identifies a single performance obligation consisting of an integrated service that combines multiple interdependent activities to deliver a single overall outcome. These performance obligations are generally satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance as the services are provided. Revenue from these arrangements is recognized over time using a cost-to-cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs expected to satisfy the performance obligation.

F-16

Accounts receivable represent unconditional rights to consideration from customers. Deferred revenue represents amounts billed to or received from customers before the related performance obligations have been satisfied. Customer deposits are recorded as deferred revenue when consideration is received before control of the related goods or services is transferred to the customer. Deferred revenue is recognized as revenue when, or as, the Company transfers control of the related goods or services to the customer in accordance with ASC 606.

The Company evaluates whether it is acting as principal or agent in arrangements that involve third-party service providers or collaborators. When the Company controls the specified goods or services before they are transferred to the customer, the Company recognizes revenue on a gross basis as principal. Amounts paid to third-party service providers or collaborators are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met.

Product Warranty

The Company provides standard assurance-type warranties for certain product sales. These warranties generally provide customers with protection against non-conformance to agreed product specifications for a limited period following delivery. The Company accrues estimated warranty costs, if any, at the time the related revenue is recognized based on available information, including historical warranty experience, current product sales, and known warranty claims. Product warranty reserves are included in accounts payable and accrued expenses in the consolidated balance sheets. The Company did not recognize a material warranty liability as of the consolidated balance sheet dates presented. See Note 4 for further information regarding the Company’s revenue, contract balances, and contract costs.

Cost of Revenues

Cost of revenues consists primarily of contract labor, materials and supplies, freight and shipping costs, subcontractor costs, collaborator costs, and other direct costs incurred to fulfill customer contracts. Such costs are recognized in cost of revenues as the related goods or services are transferred to the customer or as incurred when the costs do not qualify for capitalization under ASC 340-40.

Collaborative Arrangements

The Company evaluates collaborative arrangements in accordance with ASC 808, Collaborative Arrangements (“ASC 808”). Transactions with collaborative arrangement participants are accounted for based on their nature. Amounts paid to collaborators that assist the Company in fulfilling customer contracts are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met. Amounts received from customers are accounted for under ASC 606 when the customer obtains goods or services that are an output of the Company’s ordinary activities. See Note 5 for further information regarding the Company’s collaborative arrangement.

General and Administrative Expenses

General and administrative expenses include consulting and contractor costs, professional fees, legal costs, software subscription costs, travel, and other costs related to the Company’s formation and general operations. General and administrative expenses are recognized as incurred.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation—Stock Compensation (“ASC 718”). Stock-based compensation cost is measured based on the grant-date fair value of the award and is recognized as compensation expense over the requisite service period.

For awards with service-based vesting conditions, expense is recognized on a straight-line basis over the requisite service period unless another attribution method is required. For awards with performance-based vesting conditions, expense is recognized when achievement of the performance condition becomes probable. Forfeitures are accounted for as they occur.

F-17

The fair value of stock options is estimated on the grant date using the Black-Scholes option-pricing model, which requires management to make assumptions, including the fair value of the Company’s common stock, expected term, expected volatility, risk-free interest rate, and expected dividend yield. See Note 14 for further information regarding the Company’s stock-based compensation.

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities and for net operating loss carryforwards, as applicable. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

The Successor is a corporation subject to U.S. federal and state income taxes. The Predecessor was treated as a pass-through entity for income tax purposes and, accordingly, its taxable income or loss was passed through to its members. The consolidated financial statements do not carry forward the Predecessor’s pass-through income tax treatment for periods after the Company’s acquisition of the Predecessor. See Note 15 for further information regarding the Company’s income taxes.

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450, Contingencies (“ASC 450”). Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 18 for additional information regarding commitments and contingencies.

Recently Adopted and Recently Issued Accounting Standards

Recently Adopted Accounting Standards

The Company considers the applicability and impact of all accounting standards updates issued by the FASB. During the three months ended March 31, 2026, the Company adopted all accounting standards that were effective and applicable to the Company. The adoption of recently effective accounting standards did not have a material impact on the Company’s consolidated financial statements.

Accounting Standards Not Yet Adopted

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires additional disclosures regarding certain natural expense categories included within relevant income statement captions. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on its consolidated financial statement disclosures.

ASU 2025-04, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, revises the guidance governing share-based payment awards granted to customers. The amendments (i) broaden the definition of a “performance condition” to explicitly encompass vesting conditions based on a customer’s purchases, (ii) eliminate the forfeiture-policy election for customer awards with service conditions, and (iii) clarify that the variable-consideration constraint in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods therein. Early adoption is permitted, provided the entity applies the guidance as of the beginning of the annual period of adoption. The Company is currently evaluating the impact of this guidance and does not expect it to have a material impact on its consolidated financial statements based on arrangements in effect as of March 31, 2026.

F-18

3.	BUSINESS COMBINATIONS (Successor)

Tandem acquisition

On January 15, 2026, the Company acquired all of the membership interests of Tandem for cash consideration of $500. The Tandem acquisition was not material to the consolidated financial statements. The Company did not recognize any identifiable assets acquired, liabilities assumed, or goodwill in connection with the transaction, and the cash consideration was recognized in general and administrative expenses in the consolidated statement of operations during the three months ended March 31, 2026.

Kaizen and Agile acquisitions

The sellers of Kaizen and Agile were related parties of the Company as a result of their indirect ownership of outstanding shares of APC prior to the respective acquisition dates. The following table summarizes the provisional consideration transferred and provisional amounts recognized for the assets acquired and liabilities assumed in connection with the Kaizen and Agile acquisitions (cash and cash equivalents, accounts receivable, prepaid expenses, inventory, other current assets, fixed assets and intangible assets) and liabilities assumed (accrued expenses, accounts payable, payable – seller, and deferred revenue – customer deposits) as of the acquisition date:

	Kaizen	Agile
Consideration
Cash	$1,000,000	$2,000,000
Payable- Seller	759,526	1,906,000
Fair value of total consideration transferred	$1,759,526	$3,906,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	$286	$369,407
Accounts receivable	-	513,892
Prepaid expenses	-	66,521
Inventory	12,041	95,174
Other current assets	-	2,203
Fixed assets	-	73,308
Intangible assets	1,700,000	500,000
Accounts payable	(7,969)	-
Accrued expenses	-	(561,616)
Deferred revenue - customer deposits	(217,403)	(302,825)
Total identifiable net assets	1,486,955	756,064
Goodwill	272,571	3,149,936
Total consideration transferred	$1,759,526	$3,906,000

The purchase price allocations are provisional and subject to change during the measurement period as the Company finalizes the valuation of acquired assets and liabilities assumed, including intangible assets, deferred revenue, working capital, and related tax impacts, if any. Measurement period adjustments, if any, will be recognized in the period in which the adjustments are determined.

The goodwill recognized in the Kaizen and Agile acquisitions primarily reflects the expected future benefits from the acquired workforce, expanded technology capabilities, and expected operating synergies.

The cash consideration of $1,000,000 and $2,000,000 paid upon the closings of the Kaizen and Agile acquisitions, respectively, was determined to approximate acquisition-date fair value. The acquisitions also included contractual deferred consideration of $1,000,000 for Kaizen and $2,000,000 for Agile. The deferred consideration was initially measured at present value using a discount rate of 10%, resulting in acquisition-date fair values of approximately $976,929 and $1,906,000, respectively. The discount rate was based on an assessment of the Company’s overall risk profile and reflected implied credit risk between B and CCC over the respective payment terms of approximately three and six months. The present value of the Kaizen deferred payment was further reduced by approximately $217,403 of deferred revenue assumed pursuant to the acquisition agreement, resulting in deferred acquisition consideration payable of approximately $759,526.

F-19

The provisional identifiable intangible assets acquired in the Kaizen acquisition consist of developed technology of $1,200,000 and trade names and trademarks of $500,000. The developed technology was valued using the multi-period excess earnings method, and the trade names and trademarks were valued using the relief-from-royalty method. The developed technology and trade names and trademarks are each being amortized over an estimated useful life of 10 years. The provisional identifiable intangible asset acquired in the Agile acquisition consists of trade names and trademarks of $500,000, which was valued using the relief-from-royalty method and is being amortized over an estimated useful life of 5 years. These amounts remain provisional pending completion of the related valuations. See Note 9 for additional information regarding the Company’s intangible assets.

In connection with the Kaizen acquisition, the Company paid $17,000 of transaction costs on behalf of the seller, which was included in the cash consideration transferred. The Company did not incur acquisition-related costs in connection with the Kaizen or Agile acquisitions.

4.	REVENUE, AND CONTRACT BALANCES

Consolidated revenue for the three months ended March 31, 2026 (Successor) includes revenue attributable to Kaizen, Agile and Tandem beginning January 31, 2026, February 20, 2026 and January 15, 2026, respectively.

Revenue consisted of the following for the periods presented:

	Predecessor Three Months Ended March 31, 2025	Predecessor Period from January 1, 2026 through January 30, 2026	Successor Three Months Ended March 31, 2026

Product sales	$219,714	$—	$1,004,271
Service revenue	7,000	—	200,012
Total revenues	$226,714	$—	$1,204,283

Product sales are generally recognized at a point in time, and service revenue is generally recognized over time. See Note 2 for further information regarding the Company’s revenue recognition policies.

Contract balances consisted of the following:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Accounts receivable	$308,795	$873,532

Deferred revenue	$215,106	$914,998
Deferred revenue—related parties	—	1,000,000
Total deferred revenue	$215,106	$1,914,998

Deferred revenue represents amounts billed to or received from customers before the related performance obligations have been satisfied. Deferred revenue was $219,746 as of January 1, 2026 (Predecessor) and $1,914,998 as of March 31, 2026 (Successor), of which $1,000,000 related to Worldwide Friends Foundation, a related party. The Company had $1,914,998 of remaining performance obligations related to contracts with customers. During the three months ended March 31, 2026 (Successor), the Company recognized $824,517 of revenue that was included in the deferred revenue balance as of January 1, 2026 (Successor). The Company expects to recognize substantially all of the deferred revenue balance as revenue during the year ending December 31, 2026 (Successor).

F-20

5.	COLLABORATIVE ARRANGEMENT (Successor)

On October 24, 2025, the Company entered into an arrangement with Willard Marine, Inc. (“Willard”) related to a specific U.S. government boat project. Under the arrangement, the Company serves as the prime contractor and maintains the primary customer relationship, while Willard Marine, Inc. provides vessel design, manufacturing, testing expertise, personnel, facilities, and related technical capabilities.

The collaboration agreement does not create a separate legal entity. The Company recognizes revenue from the end customer in accordance with ASC 606, and amounts incurred with Willard are recognized as cost of revenues or capitalized as contract costs when the criteria for capitalization in ASC 340-40 are met.

Under the collaboration agreement, if the arrangement is dissolved or the boat project does not continue after the initial term, the Company is entitled to receive ownership of a 7-meter rigid inflatable boat owned by Willard. As of March 31, 2026, the arrangement had not been dissolved, the boat project remained ongoing, and the Company had not recognized the 7-meter rigid inflatable boat as an asset.

During the period three months ended March 31, 2026 (Successor), the Company recognized no material revenue, cost of revenues, or capitalized contract costs related to the collaboration agreement.

6.	PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables consisted of the following:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Prepaid vendor advances	$—	$899,890
Overpayment – credit cards	18,443	—
Total prepaid expenses and other receivables	$18,443	$899,890

7.	INVENTORY, NET (Successor)

Inventory, net consisted of the following:

March 31, 2026

Parts and materials	$29,626
Finished goods	693,191
Gross inventory	722,817
Inventory reserve	(31,403)
Total inventory, net	$691,414

Inventory is presented net of a reserve of $31,403 as of March 31, 2026 (Successor). The inventory reserve was recognized in cost of revenues during the three months ended March 31, 2026 (Successor).

8.	PROPERTY AND EQUIPMENT (Successor)

The Company’s property and equipment consisted of the following:

March 31, 2026

Equipment	$59,901
Furniture and fixtures	13,805
Gross property and equipment	73,706
Less: accumulated depreciation	(697)
Property and equipment, net	$73,009

Depreciation expense was $299 for the three months ended March 31, 2026.

F-21

9.	GOODWILL AND INTANGIBLE ASSETS, NET (Successor)

The Company recognized goodwill and intangible assets in connection with the acquisitions of Kaizen and Agile during the three months ended March 31, 2026. See Note 3 for further information regarding the acquisitions.

Goodwill consisted of the following:

March 31, 2026

Goodwill recognized in connection with Kaizen acquisition	$272,571
Goodwill recognized in connection with Agile acquisition	3,149,936
Goodwill	$3,422,507

No goodwill impairment charges were recognized during the three months ended March 31, 2026.

The following table summarizes the gross carrying amount, accumulated amortization and net carrying amount of the Company’s intangible assets:

March 31, 2026

Developed technology:
Gross carrying amount	$1,200,000
Accumulated amortization	(20,658)
Net carrying amount	1,179,342

Tradenames and trademarks
Gross carrying amount	1,000,000
Accumulated amortization	(19,405)
Net carrying amount	980,595

Website
Gross carrying amount	17,000
Accumulated amortization	(1,463)
Net carrying amount	15,537

Intangible assets, net	$2,175,474

Amortization expense was $41,526 for the three months ended March 31, 2026, of which $20,658 related to developed technology utilized in customer fulfillment was classified within cost of revenues—product sales, and the remaining amortization expense was included within depreciation and amortization in the consolidated statements of operations. No amortization expense was recorded for the three months ended March 31, 2025. No impairment charges related to intangible assets were recognized during the periods presented.

Estimated future amortization expense related to finite-lived intangible assets as of March 31, 2026 was as follows:

Year ending December 31,	Amount

Remainder of 2026	$208,875
2027	278,500
2028	270,662
2029	270,000
2030	270,000
Thereafter	877,437

Total future amortization expense	$2,175,474

F-22

10.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Accounts payable	$—	$1,490,066
Accrued expenses	—	1,158,663
Accrued financing bonuses	—	800,000
Accrued inventory purchases	—	420,081
Credit card liability	1,132	90,564
Interest payable	—	52,421
Total accounts payable and accrued expenses	$1,132	$4,011,795

11.	DEBT AND NOTES PAYABLE

Debt and notes payable consisted of the following:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Promissory note payable to AGH	$—	$20,000,000
Line of credit	49,990	—
Total debt and notes payable	49,990	20,000,000
Less: unamortized debt discounts and debt issuance costs	—	—
Debt and notes payable, current	$49,990	$20,000,000
Debt and notes payable, non-current	$—	$—

Senior notes (Successor)

On February 10, 2026, the Company issued senior notes payable to American Ventures LLC, Series IV Power US (“American Ventures Series IV”), a series of American Ventures LLC, which is a stockholder of AGH, with an original principal amount of $5,555,555. The senior notes were issued with a 10% original issue discount and had a stated maturity date of February 10, 2027. The senior notes included provisions relating to events of default, negative covenants, acceleration provisions, and default interest.

The senior notes were issued together with pre-funded common stock purchase warrants as part of a single financing transaction. The warrants were classified in stockholders’ equity as these were indexed to the Company’s common stock and met the applicable equity-classification conditions. The Company allocated the proceeds from the financing transaction between the senior notes and the warrants on a relative fair value basis. The Company received cash proceeds of $5,000,000 from the issuance of the senior notes and warrants and allocated $3,650,000 of the proceeds to the equity-classified warrants, resulting in an initial debt discount of $4,205,522. The debt discount was amortized to interest expense using the effective interest method until the senior notes were repaid. See Note 12 for further information regarding the warrants.

F-23

On March 23, 2026, the Company repaid the senior notes in full for a cash payment of $5,250,000, consisting of $5,187,595 of principal and $62,405 of accrued interest. The repayment was accounted for as a debt extinguishment. In connection with the repayment, the Company wrote off $4,018,377 of unamortized debt discount and derecognized $5,555,555 of senior notes payable and $62,405 of accrued interest payable, resulting in a loss on extinguishment of debt of $3,650,416, which is included in the consolidated statement of operations.

For the three months ended March 31, 2026, the Company recognized interest expense of $249,550 related to the senior notes, consisting of contractual interest expense of $62,405 and amortization of debt discount of $187,145.

Promissory note payable to AGH (Successor)

On March 23, 2026, the Company issued a promissory note to Aureus Greenway Holdings Inc. (“AGH”) in the principal amount of $20,000,000. The note bears simple interest at 10.0% per annum and matures on March 19, 2027. Principal, accrued interest, and any other amounts due under the note are payable at maturity, unless repaid earlier in accordance with the terms of the note. The Company may prepay the note, in whole or in part, prior to maturity.

The AGH note is a senior debt obligation of the Company and includes customary affirmative and negative covenants, events of default, acceleration provisions, and default interest provisions. Upon an event of default, interest accrues on the outstanding payment amount at a default rate of 14.0% per annum. The note also provides AGH with the right, upon an event of default, to convert all or a portion of the outstanding payment amount into shares of the Company’s common stock at a conversion price of $1,979 per share, subject to adjustment in accordance with the terms of the note.

The Company accounts for the AGH note as a debt instrument at amortized cost. As of March 31, 2026, the outstanding principal balance of the AGH note was $20,000,000, accrued interest was $49,315, and the aggregate carrying amount of the note and related accrued interest was $20,049,315. The note was classified as current debt, and no event of default had occurred as of March 31, 2026.

The Company maintains an Acquisition Bonus and Financing Bonus Policy under which certain employees and officers who source a qualifying acquisition or equity or debt financing are eligible to receive an aggregate bonus equal to 4% of the value of the applicable transaction.

Under this policy, the issuance of the AGH note triggered a financing bonus payable to certain employees under the Company’s compensation arrangements. The bonus is calculated based on 4% of the financing proceeds received. For the three months ended March 31, 2026, the related compensation expense was allocated based on the functional responsibilities of the eligible employees, consisting of $456,800 in general and administrative expense and $343,200 in sales and marketing expense, for total compensation expense of $800,000. The unpaid amount was included in accounts payable and accrued expenses as of March 31, 2026.

On March 8, 2026, the Company entered into an Agreement and Plan of Merger with AGH. The planned merger had not been consummated as of March 31, 2026. See Note 19 for further information.

Line of credit (Predecessor)

On June 1, 2025, the Company entered into a line of credit agreement with StoneBridge Investment Holdings, LLC that provides for borrowings of up to $250,000. Borrowings under the line of credit bear interest at 12% per annum. Interest is payable upon repayment of the outstanding principal balance. The line of credit matures on January 30, 2027, unless renewed, extended, or repaid earlier in accordance with the terms of the agreement.

As of January 30, 2026 and March 31, 2025, the Company had outstanding line of credit balances of $184,990 and $49,990, respectively. Accrued interest payable related to the line of credit was $8,924 as of January 30, 2026. There was no line of credit balance outstanding as of March 31, 2026.

F-24

Interest expense

Interest expense related to debt and notes payable consisted of the following:

	Predecessor Three Months Ended March 31, 2025	Predecessor Period from January 1, 2026 through January 30, 2026	Successor Three Months Ended March 31, 2026

Contractual interest expense — senior notes	$—	$—	$62,405
Amortization of debt discount — senior notes	—	—	187,145
Interest expense — AGH note	—	—	49,315
Interest expense — line of credit	486	2,966	—
Total interest expense	$486	$2,966	$298,865

12.	WARRANTS (Successor)

On February 10, 2026, the Company issued pre-funded common stock purchase warrants in connection with the issuance of senior notes payable to American Ventures LLC, Series IV Power US. See Note 11 for further information regarding the senior notes, the allocation of proceeds, and the related debt discount.

The warrants provide the holder with the right to purchase 33,378 shares of the Company’s common stock at an exercise price of $0.001 per share. The warrants are exercisable upon the earlier of the registration of the Company’s common stock or the occurrence of a fundamental transaction, as defined in the warrant agreement. At any time the Company’s common stock is registered under Section 12 of the Exchange Act, the holder may not exercise any portion of the warrants to the extent that, after giving effect to the exercise, the holder, together with its affiliates and attribution parties, would beneficially own more than 9.99% of the Company’s outstanding common stock. The warrants include customary adjustment provisions for stock splits, stock dividends, recapitalizations, and similar transactions.

The Company classified the warrants in stockholders’ equity and recorded $3,650,000 in additional paid-in capital in connection with the issuance of the warrants. As of March 31, 2026, all 33,378 pre-funded common stock purchase warrants remained outstanding.

On March 8, 2026, the Company entered into an Agreement and Plan of Merger with AGH, pursuant to which the outstanding warrants are expected to be assumed by AGH and converted into replacement warrants exercisable for shares of AGH common stock upon closing. See Note 19 for further information.

In June 2026, the Company entered into a subscription agreement for the issuance of additional pre-funded warrants. See Note 19 for further information.

13.	SHARE SUBSCRIPTIONS (Successor)

During the period from October 8, 2025, through December 31, 2025 (Successor), the Company entered into subscription agreements for a private placement of common stock to accredited investors. The agreements provided for a minimum aggregate subscription amount of approximately $4,000,000 at a subscription price of $450 per share, representing a minimum issuance of approximately 8,889 shares of common stock. As of December 31, 2025, investors had subscribed and paid $635,258 for shares of common stock, which had not been issued as of that date.

F-25

The subscription financing closed on January 30, 2026, and the related shares were issued. As of March 31, 2026, 13,398 shares had been issued, and $602,464 remained unpaid and was recorded as a stock subscription receivable within consolidated stockholders’ equity.

On March 5, 2026, the Company entered into a subscription agreement with two investment funds managed by KCGI Co., Ltd (“KCGI”) for the private placement of 27,809 shares of common stock at $1,798 per share, for aggregate proceeds of approximately $50,000,000. The subscription agreements were approved by the Company’s Board of Directors on March 5, 2026. Closing of the private placement was subject to the continued accuracy of the parties’ representations and warranties, performance of their respective obligations, receipt of required approvals, and the absence of any law or order prohibiting the transaction. The closing conditions had not been satisfied as of March 31, 2026, and no related balances were recognized. The private placement subsequently closed, and the related financing proceeds were received. See Note 19 for further information on subsequent financing and Note 18 for information regarding an equity-based consulting agreement with AUT Holdings LLC, an affiliate of KCGI.

14.	STOCK-BASED COMPENSATION (Successor)

On February 5, 2026, the Company established the 2026 Stock Incentive Plan, effective January 1, 2026. The 2026 Stock Incentive Plan provides for the grant of stock-based awards, including incentive stock options, non-qualified stock options, restricted stock awards, and other equity-based awards, to employees, directors, and non-employees.

During the three months ended March 31, 2026 (Successor), the Company granted stock options under the 2026 Stock Incentive Plan. No restricted stock awards were granted during the Successor three months ended March 31, 2026. The stock options granted during the Successor period have an exercise price of $450 per share and generally vest in equal quarterly installments over periods of two to three years, subject to continued service, and all awards provide for accelerated vesting upon a qualifying change in control.

Certain award agreements specify a vesting commencement date of January 1, 2026. The grant dates were determined to be March 5, 2026 and March 6, 2026, which represent the dates on which the awards were approved and the key terms of the awards were established. The stock options are equity-classified awards.

Stock-based compensation expense recognized in the consolidated statements of operations was as follows:

Three Months Ended March 31, 2026

Cost of revenues – product sales	$18,011
General and administrative expenses	1,198,021
Sales and marketing	541,860

Total stock-based compensation expense	$1,757,892

F-26

The following table summarizes stock option activity during the three months ended March 31, 2026 (Successor):

	Options	Weighted-Average Exercise Price	Weighted-Average Remaining Contractual Term	Aggregate Intrinsic Value

Outstanding as of January 1, 2026	—	$—	—	$—
Granted	34,449	$450	9.8 years	—
Exercised	—	$—	—	—
Forfeited, expired or cancelled	—	$—	—	—
Outstanding as of March 31, 2026	34,449	$450	9.8 years	$46,437,252
Exercisable as of March 31, 2026	185	$450	9.8 years	$249,380

The fair value of stock options granted during the three months ended March 31, 2026 was estimated using the Black-Scholes option-pricing model using the following weighted-average assumptions:

Successor Three Months Ended March 31, 2026

Expected term	0.8 years
Expected volatility	118.0%
Risk-free interest rate	3.6%
Expected dividend yield	0.0%
Fair value of common stock	$1,798.00
Weighted-average grant date fair value	$1,391.49

The expected term was estimated based on the anticipated timing of the business combination. Expected volatility was based on the asset volatility of selected publicly traded guideline companies, adjusted to reflect the Company’s capital structure, using a lookback period commensurate with the expected term of the awards. The risk-free interest rate was based on the interpolated U.S. Treasury constant maturity yield for a term commensurate with the expected term of the awards.

The total grant-date fair value of stock options vested during the three months ended March 31, 2026 was approximately $257,426. No stock options were exercised during the period. As of March 31, 2026, total unrecognized stock-based compensation cost related to unvested stock options was $46,177,547, which is expected to be recognized over a weighted-average remaining service period of 1.8 years.

15.	INCOME TAXES

The Company recorded no provision for income taxes for the three months ended March 31, 2026 (Successor), the period from January 1, 2026 through January 30, 2026 (Predecessor), or the three months ended March 31, 2025 (Predecessor). The Company’s effective tax rate (“ETR”) for the three months ended March 31, 2026 and 2025 was 0% and 0%, respectively.

F-27

16.	INVESTMENT IN POWERUS USA LLC (Successor)

On March 31, 2026, the Company and an entity associated with G1 Exploration LLC (“G1”) entered into agreements relating to the formation and operation of Powerus USA LLC (“Powerus USA”), an entity intended to commercialize defense and autonomous power technology products. Under the agreements, the Company holds a 51% interest in Powerus USA, and G1 holds the remaining 49% interest. The agreements contemplate that G1 will contribute certain intellectual property and that the Company will provide operational funding and access to its distribution infrastructure.

As of March 31, 2026, no contributions, funding or other transactions contemplated by the agreements had occurred, and Powerus USA had not commenced material operations. The Company’s investment, funding commitments and maximum exposure to loss related to Powerus USA were not material, and Powerus USA did not have a material effect on the Company’s consolidated financial statements for the three months ended March 31, 2026.

17.	RELATED PARTIES

The Company had amounts due to related parties consisting of shareholder loans and short-term notes payable.

Amounts due to related parties consisted of the following:

	Predecessor	Successor
	March 31, 2025	March 31, 2026

Shareholder loan	$324,942	$—
Due to related parties	$324,942	$—

The shareholder loans were unsecured, non-interest-bearing, and due on demand. As of March 31, 2025, outstanding shareholder loans were $324,942.

The short-term notes payable during the Predecessor period were unsecured promissory notes with affiliates, bore interest at 5.0% per annum, and matured on December 9, 2025. No short-term notes payable were outstanding as of March 31, 2025.

As of March 31, 2026, deferred acquisition consideration of $2,539,020 remained payable to the sellers of Kaizen and Agile, who are shareholders of the Company. The balance is presented separately as deferred acquisition consideration—related parties in the consolidated balance sheet. See Note 3 for additional information regarding the acquisitions and deferred consideration.

In March 2026, the Company entered into an arrangement with Worldwide Friends Foundation (“Worldwide Friends”) for the sale of FPV equipment and related accessories for $1,000,000. Worldwide Friends is a related party because a shareholder and a consultant of the Company serve on its board of directors. The Company received the full contract amount during 2026. As the related products had not been delivered and control had not transferred as of March 31, 2026, no revenue was recognized from the arrangement. The $1,000,000 received was recorded as deferred revenue—related parties in the consolidated balance sheet as of March 31, 2026. See Note 4 for additional information.

F-28

18.	COMMITMENTS AND CONTINGENCIES

Consulting and Advisory Agreements (Successor)

The Company is party to certain consulting and advisory agreements that provide for equity-based consideration.

Under a consulting agreement with JHG Strategies LLC, effective April 1, 2026, entered into subsequent to March 31, 2026, the Company agreed to issue 200,000 restricted stock units of the combined company upon the successful consummation of the merger with AGH. The first 50,000 restricted stock units vest four months after the effective date, with the remaining restricted stock units vesting in quarterly installments of 25,000, subject to specified quarterly service requirements and the forfeiture provisions of the agreement. As of March 31, 2026, the merger had not been consummated and the related performance condition was not considered probable of achievement. Accordingly, no related stock-based compensation expense or related liability was recognized as of March 31, 2026. See Note 19 for additional information regarding the proposed merger.

On March 5, 2026, the Company entered into an advisory services agreement with KCGI in connection with the subscription agreements described in Note 13. The agreement was subsequently assigned to its affiliate, AUT Holdings LLC, on March 26, 2026, and amended and restated effective April 27, 2026. The agreement provides for total equity-based compensation of $1,080,000 for the three-year initial term, equivalent to $90,000 per quarter over the service period, payable in shares of the combined company’s common stock. As of March 31, 2026, the Company recognized $26,703 of general and administrative expense for service period from March 5, 2026 through March 31, 2026. The amount was included in accounts payable and accrued expenses.

Other than the arrangements described above, as of the consolidated balance sheet dates presented, the Company had no material purchase commitments or other contractual commitments requiring disclosure.

Legal Proceedings

The Company is not involved in any legal proceedings, claims, or litigation and is not aware of any pending or threatened matters that would have a material impact on its consolidated financial position, results of operations, or cash flows. No loss contingency accruals were recorded as of the consolidated balance sheet dates presented.

19.	SUBSEQUENT EVENTS

Management has evaluated subsequent events and transactions occurring after March 31, 2026 through July 29 2026, the date these consolidated financial statements were available to be issued.

Agreement and Plan of Merger with Aureus (Successor)

On March 8, 2026, the Company entered into an Agreement and Plan of Merger with AGH, pursuant to which the Company is expected to become a wholly owned subsidiary of AGH upon closing. In accordance with the Agreement and Plan of Merger, if the merger is consummated, each share of the Company’s common stock issued and outstanding immediately prior to closing will be converted into the right to receive 599.18229 shares of AGH common stock, subject to the terms of the Agreement and Plan of Merger.

F-29

In addition, in accordance with the Agreement and Plan of Merger, each outstanding warrant is to be assumed by AGH and converted into a replacement warrant exercisable for shares of AGH common stock, and each outstanding and unexercised stock option is expected to be assumed by AGH and converted into a replacement stock option exercisable for shares of AGH common stock, in each case subject to the terms of the Agreement and Plan of Merger. All unvested stock options are expected to accelerate and vest upon consummation of the merger.

In July 2026, the Company entered into a First Amendment to the Agreement and Plan of Merger with AGH, pursuant to which the Company is to receive 55,000,000 earnout shares of AGH common stock upon closing, in addition to the merger consideration provided for under the original Agreement and Plan of Merger. The earnout shares will be deemed fully earned, vested, and non-contingent as of closing.

As of March 31, 2026 and through the date these consolidated financial statements were available to be issued, the merger had not been consummated.

Subscription Agreement (Successor)

On April 3, 2026, the private placement pursuant to the KCGI subscription agreement closed. The Company received aggregate gross proceeds of $50,000,582 and issued 27,809 shares of common stock. See Note 13 for additional information.

The closing also triggered a financing bonus payable to certain employees under the Company’s compensation arrangements. The bonus is calculated based on 4% of the financing proceeds received. The related compensation expense will be recognized in the second quarter of 2026 and allocated based on the functional responsibilities of the eligible employees, consisting of $1,143,200 in general and administrative expense and $856,800 in sales and marketing expense, for total compensation expense of $2,000,000.

Stock Options (Successor)

On May 1, 2026, the Company granted a non-qualified stock option to purchase 4,172 shares of its common stock under the Company’s 2026 Stock Incentive Plan. The option has an exercise price of $450.00 per share, a contractual term of 10 years, and vests in equal quarterly installments over two years.

Pre-funded warrants (Successor)

On June 11, 2026, the Company entered into a subscription agreement with certain investors for the issuance of 14,305 pre-funded warrants for aggregate proceeds of approximately $30,000,000 in a private placement. The subscription was approved by the Company’s Board of Directors in June 2026 and the warrants were issued and the related cash proceeds were received on June 30, 2026. The Company incurred $625,000 of transaction costs in June 2026 in connection with the issuance of the pre-funded warrants, consisting of a $600,000 placement agent fee and $25,000 of legal expenses. No financing bonus obligation arose in connection with this transaction as the Company’s Acquisition Bonus and Financing Bonus Policy had been suspended prior to the issuance of the pre-funded warrants.

Stock Repurchase and Release Agreement

On June 16, 2026, the Company entered into a Repurchase and Release Agreement to repurchase 8,345 shares of common stock from a former officer and director for total consideration of $2,000,000. The Company paid $1,500,000 in cash at closing, with the remaining $500,000 recorded as deferred consideration payable on the earlier of June 16, 2027, or five business days following the closing of the pending business combination with AGH.

Except as disclosed above, management determined that there were no subsequent events requiring adjustment to or disclosure in the accompanying consolidated financial statements.

F-30

Independent Auditor’s Report

Those Charged with Governance

Autonomous Power Corporation

West Palm Beach, Florida

Opinion

We have audited the financial statements of Autonomous Power Corporation (the Company), which comprise the balance sheet as of December 31, 2025, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the period from October 8, 2025 (Inception) through December 31, 2025, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from October 8, 2025 (Inception) through December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-31

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

July 23, 2026

F-32

AUTONOMOUS POWER CORPORATION

BALANCE SHEET

AS OF DECEMBER 31, 2025

(in dollars)

December 31, 2025

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$630,408
Other current assets due from related party	12,028
Total current assets	642,436

TOTAL ASSETS	$642,436

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	496,159
Due to related parties	319,531
Share subscription liability	635,258
Total current liabilities	1,450,948

TOTAL LIABILITIES	1,450,948

COMMITMENTS AND CONTINGENCIES (Note 8)

STOCKHOLDERS’ DEFICIT
Common stock, $0.001 par value; 250,000 shares authorized; 100,000 shares issued and outstanding at December 31, 2025	100
Stock subscription receivable	(100)
Accumulated deficit	(808,512)
Total stockholders’ deficit	(808,512)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$642,436

See accompanying notes to the financial statements

F-33

AUTONOMOUS POWER CORPORATION

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

2025

OPERATING EXPENSES
General and administrative	$397,358
General and administrative, related party	226,304
Sales and marketing, related party	77,478
Other operating expenses, related party	3,721
Total operating expenses	704,861

OPERATING LOSS	(704,861)

LOSS BEFORE INCOME TAXES	(704,861)
Provision for income taxes	—

NET LOSS	$(704,861)

See accompanying notes to the financial statements

F-34

AUTONOMOUS POWER CORPORATION

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars, except for share numbers)

	Common Stock	Common Stock	Stock Subscription	Accumulated	Total Stockholders’
	Shares	Amount	Receivable	Deficit	Deficit

BALANCE – October 8, 2025	—	$—	$—	$(103,651)	$(103,651)

Founders stock issued	100,000	100	—	—	100
Stock subscription receivable	—	—	(100)	—	(100)
Net loss	—	—	—	(704,861)	(704,861)

BALANCE – December 31, 2025	100,000	$100	$(100)	$(808,512)	$(808,512)

F-35

AUTONOMOUS POWER CORPORATION

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

2025
OPERATING ACTIVITIES
Net loss	$(704,861)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Other current assets due from related party	(12,028)
Accounts payable and accrued expenses	392,508
Due to related parties	319,531
Net cash used in operating activities	(4,850)

FINANCING ACTIVITIES
Proceeds from share subscriptions received in advance	635,258
Net cash provided by financing activities	635,258

NET INCREASE IN CASH AND CASH EQUIVALENTS	630,408
CASH AND CASH EQUIVALENTS—Beginning of period	—
CASH AND CASH EQUIVALENTS—End of period	$630,408

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of common stock for stock subscription receivable	$100

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the period for:
Interest	$—
Income taxes	$—

See accompanying notes to the financial statements

F-36

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

1.	ORGANIZATION AND BUSINESS DESCRIPTION

Autonomous Power Corporation (the “Company” or “APC”) was incorporated in Delaware on October 8, 2025.

The Company had no revenue-generating operations during the period from October 8, 2025 (inception) through December 31, 2025. The Company’s activities during 2025 primarily consisted of formation, fundraising, business development, and related organizational activities.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”).

Liquidity

After the acquisitions and capital contributions that occurred after the balance sheet date, as disclosed in Note 9, the Company believes it has sufficient liquidity to fund its operations for 12 months after the date the financial statements were available to be issued.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, the determination of the valuation allowance recorded against deferred tax assets and the assessment of contingencies. On the balance sheet, estimates are used in determining the valuation and recoverability of assets, and in determining the reported amounts of certain liabilities, all of which also impact the statement of operations. Estimates are often based on complex judgments and assumptions that the Company believes to be reasonable, but that can be inherently uncertain and unpredictable. If estimates and assumptions are not representative of actual outcomes, results could be materially impacted. As future events and their effects cannot be determined with precision, estimates and assumptions may prove to be incomplete or inaccurate, or unanticipated events and circumstances may occur that might cause the Company to change those estimates and assumptions including, but not limited to, changes in the competition, litigation, legislation, development of competing assets by the Company or others, or regulatory actions. The Company regularly evaluates estimates and assumptions using historical experience and expectations about the future. The Company adjusts estimates and assumptions when facts and circumstances indicate the need for change. Actual results could differ from those estimates.

F-37

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

Cash and Cash Equivalents

As of December 31, 2025, the Company had cash of $630,408. The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Cash and cash equivalents are maintained with financial institutions, and the amounts on deposit may exceed the amounts of insurance provided on such deposits. Cash and cash equivalents are held in United States financial institutions. There are no restricted cash balances as of December 31, 2025.

Fair Value of Certain Assets and Liabilities

The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurement (“ASC 820”). The carrying amounts of cash and cash equivalents, accounts payable and accrued expenses, due to related parties, share subscription liabilities, other current assets due from related parties and liabilities that meet the definition of financial instruments approximate fair value due to their short-term nature. The Company did not have any assets or liabilities measured at fair value on a recurring basis as of December 31, 2025.

Pre-formation Acquisition-Related Costs

Certain acquisition-related costs incurred on behalf of the Company before its legal formation are reflected in opening accumulated deficit when such costs relate to activities of the Company prior to its formation.

Share Subscription Liability

The Company accounts for share subscription proceeds in accordance with ASC 505, Equity (“ASC 505”), and considers the liability classification guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), as applicable. Cash received from investors for shares that have not been issued and remain subject to substantive closing conditions is recorded as a liability until the Company has issued the related shares and has an unconditional right to retain the proceeds. As of December 31, 2025, the Company did not have an unconditional right to retain the proceeds as the related shares had not been issued, the offering closing conditions had not been satisfied, and investors had the right to request a refund of their subscription proceeds if the offering did not close. Upon issuance of the related shares, the liability will be derecognized, and the proceeds will be recorded in stockholders’ deficit.

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450, Contingencies (“ASC 450”). Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 8 for additional information regarding commitments and contingencies.

General and Administrative Expenses

General and administrative expenses include consulting and contractor costs, professional fees, legal costs, software subscription costs, travel, and other costs related to the Company’s formation and general operations. General and administrative expenses are recognized as incurred.

F-38

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

Income Taxes

The Company accounts for income taxes in accordance with ASC 740, Income Taxes (“ASC 740”). Deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial statement carrying amounts and tax bases of assets and liabilities and for net operating loss carryforwards, as applicable. A valuation allowance is recorded when it is more likely than not that some portion or all of a deferred tax asset will not be realized. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

Subsequent Events

The Company evaluates subsequent events and transactions in accordance with ASC 855-10, Subsequent Events (“ASC 855”) that occur after the balance sheet date up to the date that the financial statements are available to be issued. Refer to Note 9 for further details.

Recently Issued Accounting Standards

The following ASUs were recently issued:

Recently Adopted Accounting Standards

The Company considers the applicability and impact of all ASUs issued by the FASB. During the period from October 8, 2025 (inception) through December 31, 2025, the Company adopted the following ASU:

ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, enhances income tax disclosure requirements, including additional information related to rate reconciliations and income taxes paid. The Company adopted this guidance during the period from October 8, 2025 (inception) through December 31, 2025. The adoption did not have a material impact on the Company’s financial statements.

Accounting Standards Not Yet Adopted

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, requires additional disclosures regarding certain natural expense categories included within relevant income statement captions. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on its financial statement disclosures.

ASU 2025-04, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, revises the guidance governing share-based payment awards granted to customers. The amendments (i) broaden the definition of a “performance condition” to explicitly encompass vesting conditions based on a customer’s purchases (or a customer’s purchases), (ii) eliminate the forfeiture-policy election for customer awards with service conditions, and (iii) clarify that the variable-consideration constraint in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods therein. Early adoption is permitted, provided the entity applies the guidance as of the beginning of the annual period of adoption. The Company is currently evaluating the impact of this guidance and does not expect it to have a material impact on its financial statements based on arrangements in effect as of December 31, 2025.

F-39

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

3.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following:

December 31, 2025

Consulting and professional services accruals	$392,508
Pre-formation acquisition-related costs reflected in accumulated deficit	103,651
Total accounts payable and accrued expenses	$496,159

Amounts due to related parties of $319,531 are presented separately on the accompanying balance sheet as due to related parties. Refer to Note 7 for additional information regarding these balances.

4.	SHARE SUBSCRIPTION LIABILITY

During the period from October 8, 2025 (inception) through December 2025, the Company entered into subscription agreements for the issuance of common stock in a private placement to accredited investors. As of December 31, 2025, investors had subscribed and paid $635,258 for shares of common stock; however, the shares had not yet been issued and the offering had not yet satisfied its closing conditions, including the minimum aggregate raise condition. As the Company did not have an unconditional right to retain the proceeds as of December 31, 2025, the cash received was recorded as a share subscription liability rather than equity.

Management evaluated the most-favored-nation provision included in the subscription agreements and determined that it does not create additional obligations, variable settlement features, preferential rights, or other terms that would affect classification or measurement of the subscription proceeds as of December 31, 2025.

The subscription financing closed on January 30, 2026. See Note 9 for additional information regarding subsequent events.

5.	STOCKHOLDERS’ DEFICIT

The Company is authorized to issue common stock with a par value of $0.001 per share. As of December 31, 2025, the Company had 100,000 shares of common stock issued and outstanding.

The related $100 subscription receivable from stockholders is non-interest bearing, short-term in nature, and presented as a deduction from stockholders’ deficit.

Prior to the Company’s formation, certain acquisition-related costs were incurred. As the Company presents financial statements beginning on its date of formation, these costs are reflected in opening accumulated deficit as of October 8, 2025. The amount reflected in opening accumulated deficit was $103,651.

F-40

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

6.	INCOME TAXES

The components of the provision for income taxes were as follows for the period from October 8, 2025 (inception) through December 31, 2025:

December 31, 2025

Current:
Federal	$—
State	—
Total current expense	$—

Deferred:
Federal	$—
State	—
Total deferred expense	$—

Total provision for income taxes	$—

Deferred tax assets consisted of the following as of:

December 31, 2025

Net operating loss carryforwards	$178,647
Total deferred tax assets	178,647
Less: valuation allowance	(178,647)
Net deferred tax asset	$—

The Company has recorded a full valuation allowance against its otherwise recognizable deferred income tax assets as of December 31, 2025. The Company has determined, after evaluating all positive and negative historical and prospective evidence, that it is more likely than not that the net deferred tax assets will not be realized. During the year ended December 31, 2025, there was an increase of $178,647 to the valuation allowance. The Company’s valuation allowance is $178,647 as of the period ended December 31, 2025.

As of December 31, 2025, the Company had federal and state net operating loss carryforwards of approximately $704,861. The federal net operating loss (“NOL”) carryforwards may be carried forward indefinitely. The utilization of the Company’s NOL carryforwards may be subject to annual limitations under applicable federal and state tax laws.

F-41

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

A reconciliation of the U.S. federal statutory income tax rate to the Company’s effective tax rate is as follows for the period from October 8, 2025 (inception) through December 31, 2025:

	December 31, 2025

Expected income tax benefit at the U.S. federal statutory tax rate	$(148,021)	21.00%
Changes in Valuation Allowance	148,021	(21.00)%
Total tax expense	$—	0.00%

As of December 31, 2025, the Company had no unrecognized tax benefits that, if recognized, would not impact the Company’s effective tax rate because of the Company’s net operating loss carryforwards and the related valuation allowance. The total amount of unrecognized tax benefits could change within the next 12 months for a number of reasons, including audit settlements, tax examination activities, and the recognition and measurement considerations under this guidance.

The Company applies ASC 740 to determine whether it is more likely than not that a tax position will be sustained upon examination by the appropriate taxing authorities before any tax benefit can be recorded in the financial statements. The following is a tabular reconciliation of the Company’s total gross unrecognized tax benefits:

2025

Balance as of October 8, 2025	$—
Additions related to the current period	—
Balance as of December 31, 2025	$—

The Company’s income tax returns for the period remain open to examination by federal and state taxing authorities for a period of three years and four years after the utilization of its NOLs, respectively.

7.	RELATED PARTIES

Related parties include the shareholders and directors of the Company.

During the period from October 8, 2025 (inception) through December 31, 2025, the Company incurred expenses for services provided by, and amounts reimbursable to, related parties. These amounts are primarily related to consulting, business development, and other formation and organizational activities. The related expenses are included in general and administrative expenses and sales and marketing expenses in the accompanying statement of operations.

As of December 31, 2025, other current assets included $12,028 due from a related party for reimbursable operating expenses of the Company on behalf of the related party. The other current assets due from related party of $12,028 were subsequently collected in 2026. The balance is unsecured, non-interest bearing, and expected to be collected in cash within 12 months.

F-42

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

As of December 31, 2025, the Company had $319,531 due to related parties, consisting of:

December 31, 2025

Consulting services accruals	$162,500
Reimbursable expenses	157,031
Total due to related parties	$319,531

These amounts are unsecured, non-interest bearing, and due on demand.

8.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2025, the Company did not have any material purchase commitments or other contractual commitments. The Company evaluates potential contingencies on an ongoing basis and establishes accruals when a loss is considered probable and reasonably estimable. No such accruals were recorded as of the reporting date.

As of December 31, 2025, the Company was not involved in any legal proceedings, claims, or litigation, and is not aware of any pending or threatened matters that would have a material impact on its financial position, results of operations, or cash flows.

9.	SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after December 31, 2025, through July 23, 2026, the date the financial statements were available to be issued.

Consulting Services

On January 1, 2026, the Company entered into a consulting services agreement with Sanctor Capital Management, LLC for providing strategic advisory and educational services to the Company regarding capital formation strategies, market analysis, friends and family funding round structuring and compliance guidance, and reverse takeover transaction consultation for a total consideration of $39,600. Compensation under the agreement is payable in shares of common stock of the Company.

On April 1, 2026, under a consulting agreement with JHG Strategies LLC, the Company agreed to issue 200,000 restricted stock units of the combined company upon the successful consummation of the merger with AGH. The first 50,000 restricted stock units vest four months after the effective date, with the remaining restricted stock units vesting in quarterly installments of 25,000, subject to specified quarterly service requirements and the forfeiture provisions of the agreement.

Tandem Defense LLC Acquisition

On January 15, 2026, the Company acquired all of the membership interests of Tandem Defense LLC (“Tandem”) for cash consideration of $500. The Company determined the Tandem acquisition was not material, and the $500 cash consideration was expensed and recognized in general and administrative expenses on the statement of operations in the first quarter of fiscal 2026.

F-43

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

Business Combinations

During January and February 2026, the Company completed two acquisitions which are accounted for as business combinations in accordance with ASC 805, Business Combinations (“ASC 805”):

●	Kaizen Aerospace, Inc. Acquisition: On January 30, 2026, the Company acquired all of the issued and outstanding shares of Kaizen Aerospace, Inc. (“Kaizen”) for stated cash consideration of $2.0 million, consisting of closing cash consideration of $1.0 million and a fixed post-closing installment of $1.0 million (excluding the effects of discounting).
●	Agile Autonomy LLC Acquisition: On February 20, 2026, the Company acquired all of the membership interests of Agile Autonomy LLC (“Agile”) for stated cash consideration of $4.0 million, consisting of closing cash consideration of $2.0 million, a fixed deferred payment of $2.0 million (excluding the effects of discounting), and an escrow component funded from the post-closing payment.

For both transactions, the Company recognized the identifiable assets acquired and liabilities assumed at their acquisition-date fair values, with any excess consideration recognized as goodwill. No non-controlling interest was recognized in either acquisition as the acquisitions were for all of the outstanding shares and membership interests of the acquirees.

The following table summarizes the provisional consideration transferred and provisional amounts recognized for the assets acquired and liabilities assumed in connection with the Kaizen and Agile acquisitions (cash and cash equivalents, accounts receivable, prepaid expenses, inventory, other current assets, fixed assets and intangible assets) and liabilities assumed (accrued expenses, payable – seller and deferred revenue – customer deposits) as of the acquisition date:

	Kaizen Aerospace, Inc.	Agile Autonomy LLC
Consideration
Cash	1,000,000	2,000,000
Deferred consideration to seller	759,526	1,906,000
Fair value of total consideration transferred	$1,759,526	$3,906,000

Recognized amounts of identifiable assets acquired and liabilities assumed
Cash and cash equivalents	286	369,407
Accounts receivable	-	513,892
Prepaid expenses	-	66,521
Inventory	60,352	95,174
Other current assets	-	2,203
Fixed assets	-	73,308
Intangible assets	1,700,000	500,000
Accrued expenses	-	(561,616)
Deferred revenue - customer deposits	(217,403)	(302,825)
Total identifiable net assets	1,543,235	756,064
Goodwill	216,291	3,149,936
	$1,759,526	$3,906,000

F-44

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

The purchase price allocations are provisional and subject to change during the measurement period as the Company finalizes the valuation of acquired assets and liabilities assumed, including intangible assets, deferred revenue, working capital, and related tax impacts, if any. Measurement period adjustments, if any, will be recognized in the period in which the adjustments are determined.

The goodwill recognized in the Kaizen and Agile acquisitions primarily reflects the expected future benefits from the acquired workforce, expanded technology capabilities, and expected operating synergies.

The cash consideration of $1,000,000 and $2,000,000 paid upon the closings of the Kaizen and Agile acquisitions, respectively, was determined to approximate acquisition-date fair value. The acquisitions also included contractual deferred consideration of $1,000,000 for Kaizen and $2,000,000 for Agile. The deferred consideration was initially measured at present value using a discount rate of 10%, resulting in acquisition-date fair values of approximately $976,929 and $1,906,000, respectively. The discount rate was based on an assessment of the Company’s overall risk profile and reflected implied credit risk between B and CCC over the respective payment terms of approximately three and six months. The present value of the Kaizen deferred payment was further reduced by approximately $217,403 of deferred revenue assumed pursuant to the acquisition agreement, resulting in deferred acquisition consideration payable of approximately $759,526.

The provisional identifiable intangible assets acquired in the Kaizen acquisition consist of developed technology of $1,200,000 and trade names and trademarks of $500,000. The developed technology was valued using the multi-period excess earnings method, and the trade names and trademarks were valued using the relief-from-royalty method. The developed technology and trade names and trademarks are each being amortized over an estimated useful life of 10 years. The provisional identifiable intangible asset acquired in the Agile acquisition consists of trade names and trademarks of $500,000, which was valued using the relief-from-royalty method and is being amortized over an estimated useful life of 5 years. These amounts remain provisional pending completion of the related valuations.

In connection with the Kaizen acquisition, the Company paid $17,000 of transaction costs on behalf of the seller, which was included in the cash consideration transferred. The Company did not incur acquisition-related costs in connection with the Kaizen or Agile acquisitions. The Company did not incur any acquisition-related costs.

Subscription Financing

On January 30, 2026, the Company closed the subscription financing described in Note 4 and issued the related shares of common stock to investors.

2026 Stock Incentive Plan

On February 5, 2026, the Company established the 2026 Stock Incentive Plan, effective January 1, 2026, and subsequently granted stock options to certain employees and non-employees.

F-45

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

Promissory Notes

On February 10, 2026, the Company issued 10% original issue discount senior notes with an original principal amount of approximately $5.6 million to American Ventures LLC, Series IV Power US (“American Ventures”), together with pre-funded common stock purchase warrants. On March 23, 2026, the Company issued a $20.0 million promissory note to Aureus Greenway Holdings Inc. (“Aureus”) and used a portion of the proceeds to repay $5.25 million in full settlement of the senior notes with American Ventures.

Subscription Agreements

On March 5, 2026, the Company entered into a subscription agreement with certain investors for the issuance of 27,809 shares of common stock for aggregate proceeds of approximately $50.0 million in a private placement. The subscription was approved by the Company’s Board of Directors on March 5, 2026 . On April 3, 2026, the private placement pursuant to the KCGI subscription agreement closed and the Company received aggregate gross proceeds of $50,000,582 and issued 27,809 shares of common stock.

In connection with the financing, the Company also entered into a consulting services arrangement, which was subsequently assigned to AUT Holdings LLC and amended and restated effective April 27, 2026. Under the amended and restated arrangement, the consultant is expected to provide market intelligence, acquisition consulting, manufacturing and supply chain development, component sourcing, capital markets guidance, and other strategic consulting services. Compensation under the arrangement is contingent upon a qualified public event (any initial public offering, direct listing, Special Purpose Acquisition Company (“SPAC”) transaction, reverse merger, reverse takeover or any other transaction resulting in the Company’s common stock becoming publicly traded) and is payable in shares of common stock of the public entity resulting from such a qualified public event, including an initial term fee of $1.1 million, a renewal term fee of $0.7 million, and potential milestone shares for qualifying acquisition-related services.

Agreement and Plan of Merger with Aureus

On March 8, 2026, the Company entered into an Agreement and Plan of Merger with AGH, pursuant to which the Company is expected to become a wholly owned subsidiary of AGH upon closing. In accordance with the Agreement and Plan of Merger, if the merger is consummated, each share of the Company’s common stock issued and outstanding immediately prior to closing will be converted into the right to receive 599.18229 shares of AGH common stock, subject to the terms of the Agreement and Plan of Merger.

In addition, in accordance with the Agreement and Plan of Merger, each outstanding warrant is to be assumed by AGH and converted into a replacement warrant exercisable for shares of AGH common stock, and each outstanding and unexercised stock option is expected to be assumed by AGH and converted into a replacement stock option exercisable for shares of AGH common stock, in each case subject to the terms of the Agreement and Plan of Merger. All unvested stock options are expected to accelerate and vest upon consummation of the merger.

In July 2026, the Company entered into a First Amendment to the Agreement and Plan of Merger with AGH, pursuant to which the Company is to receive 55,000,000 earnout shares of AGH common stock upon closing, in addition to the merger consideration provided for under the original Agreement and Plan of Merger. The earnout shares will be deemed fully earned, vested, and non-contingent as of closing.

F-46

AUTONOMOUS POWER CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM OCTOBER 8, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

Joint Venture Entity Formed with Powerus USA LLC

On March 31, 2026, Powerus entered into an arrangement to commercialize autonomous defense technologies with Powerus USA LLC, a Delaware joint venture formed on March 10, 2026. Powerus holds a 51% membership interest in Powerus USA LLC.

Pre-funded Warrants

On June 11, 2026, the Company entered into a subscription agreement with certain investors for the issuance of 14,305 pre-funded warrants for aggregate proceeds of approximately $30.0 million in a private placement. The subscription was approved by the Company’s Board of Directors on June 5, 2026 and was funded on June 12, 2026.

F-47

KAIZEN AEROSPACE, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD ENDED JANUARY 30, 2026

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-48

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Kaizen Aerospace, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Kaizen Aerospace, Inc. (the “Company”) as of January 30, 2026, and the related statements of operations, shareholders’ deficit, and cash flows for the period from January 1, 2026 through January 30, 2026, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of January 30, 2026, and the results of its operations and its cash flows for the period from January 1, 2026 through January 30, 2026, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Kaizen Aerospace, Inc.’s auditor since 2025.

Whippany, New Jersey

July 24, 2026

PCAOB ID Number 100

F-49

KAIZEN AEROSPACE, INC.
BALANCE SHEET
JANUARY 30, 2026

Assets

CURRENT ASSETS:
Cash	$286
Inventory	12,041

Total current assets	12,327

TOTAL ASSETS	$12,327

Liabilities and Shareholders’ Deficit

CURRENT LIABILITIES:
Accounts payable	$154,825
Customer deposits	219,746
Accrued interest payable	10,481
Shareholders’ loans	174,684
Related parties loans	124,950
Line of credit, related party	184,990

Total current liabilities	869,676

LONG-TERM LIABILITIES:	-

Total liabilities	869,676

SHAREHOLDERS’ DEFICIT:
Common stock, $.0001 par value, 10,000,000 authorized, 5,000,000 shares issued and outstanding	500
Accumulated deficit	(857,849)

Total shareholders’ deficit	(857,349)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$12,327

See accompanying notes to the financial statements

F-50

KAIZEN AEROSPACE, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM JANUARY 1, 2026 THROUGH JANUARY 30, 2026

Sales, net	$-

Manufacturing and service costs:	-

Gross profit	-

Selling, General and Administrative Expenses	135,163

Operating loss	(135,163)

Other income (expense)
Interest expense	(2,966)

Net Loss	$(138,129)

Weighted-average number of common shares outstanding	5,000,000
Basic and diluted earnings per share	$(0.03)

See accompanying notes to the financial statements

F-51

KAIZEN AEROSPACE, INC.

STATEMENT OF SHAREHOLDER’S DEFICIT

FOR THE PERIOD FROM JANUARY 1, 2026 THROUGH JANUARY 30, 2026

				Total
			Accumulated	Shareholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2026	5,000,000	$500	$(719,720)	$(719,220)

Net Loss	-	-	(138,129)	(138,129)

Balance at January 30, 2026	5,000,000	$500	$(857,849)	$(857,349)

See accompanying notes to the financial statements

F-52

KAIZEN AEROSPACE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM JANUARY 1, 2026 THROUGH JANUARY 30, 2026

Cash flow from operating activities:
Net loss	$(138,129)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable	78,850
Accounts payable	(12,521)
Customer deposits	4,640
Accrued interest payable	1,894
Net cash used in operating activities	(65,266)

Cash flow from financing activities:
Shareholder advances	7,000
Related parties loans	31,200
Cash provided by financing activities	38,200

Net decrease in cash	(27,066)

Cash at beginning of period	27,352

Cash at end of period	$286

Supplemental Cash Flow Disclosures
Cash paid during the year for:
Interest	$-
Taxes	$-

See accompanying notes to the financial statements

F-53

KAIZEN AEROSPACE, INC. NOTES TO FINANCIAL STATEMENTS

Note 1 - Organization and Nature of Operations

Kaizen Aerospace, Inc. (“the Company”) is a leading manufacturer of advanced drone platforms. The drones are renowned as the world’s strongest and most adaptable military and industrial-grade heavy-lift VTOL drones, proudly made in the USA under fixed price contract arrangements. The Company also provides drone services for aerial cinematography utilizing lightweight drones that are easy to travel with and require no special accommodations for traveling worldwide.

Stock Purchase Agreement

On January 30, 2026, the shareholders of the Company entered into and closed on a Stock Purchase Agreement pursuant to which 100% of the issued and outstanding shares of the Company were sold to Autonomous Power Corporation (the “Transaction”), which is owned by a related party of the Company.

The Transaction resulted in a change in ownership of the Company. The total purchase consideration was $2,000,000, subject to customary post-closing adjustments, including working capital adjustments as defined in the agreement. The consideration consisted of $1,000,000 cash at closing and a subsequent installment of $1,000,000 due that was paid May 26, 2026.

Note 2 – Liquidity

The Company’s primary source of liquidity is cash on hand at January 30, 2026, borrowings provided by the shareholder and related party loans.

At January 30, 2026, the Company had a working capital deficit of $857,349. The accumulated deficit as of January 30, 2026 was $857,849.

During the period ended January 30, 2026, the Company experienced a decrease in cash and working capital that was primarily attributable to cash used in operations, timing of receivable collections, and shareholder and related parties repayments and advances.

Management believes that the Company’s existing cash balances, anticipated cash flows from operations, available borrowings provided by the shareholder, line of credit and cash available from Autonomous Power Corporation (see Note 1) will be sufficient to meet its obligations as they become due for at least one year from the date the financial statements are issued.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect the financial position, results of operations, and cash flows of the Company as of and for the periods presented.

The Company’s financial statements are presented in U.S. dollars, which is the functional currency.

Use of Estimates and Assumptions

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and judgements that affect the amounts reported in the Company’s financial statements and the accompanying notes. The accounting estimates that require subjective judgements include reserves for uncollectible accounts receivable and customer deposits. The actual results that the Company experiences may differ significantly from management’s estimates as it is at least reasonably possible that a change in the estimate will occur in the near term.

F-54

Note 3 - Summary of Significant Accounting Policies – continued

Revenue and Cost Recognition

The Company accounts for revenue from contracts with customers under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, (Topic 606). The core principle of Topic 606 is that a Company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

To achieve this core principle, the Company applies the following five-step model to recognizing revenue in accordance with Topic 606:

1.	Identify the contract with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations.
5.	Recognize revenue when (or as) each performance obligation is satisfied.

Product Sales

Revenue from the sale of retail products is recognized at a point in time when control of the product is transferred to the customer, which typically occurs upon receipt by the customer in person or upon delivery to the customer’s specified location. The performance obligation is satisfied because the customer obtains the ability to direct the use of, and obtain substantially all of the remaining benefits from the product.

Cinematography Services

Revenue from services is recognized at a point in time when the cinematography product is transferred to the customer, which typically occurs upon receipt by the customer in person, upon delivery to the customer’s specified location or via secure portal. The performance obligation is satisfied because the customer obtains the ability to direct the use of and obtain substantially all the remaining benefits from the final product.

Revenue Recording

Revenue is recorded net of estimated sales returns, discounts, and sales taxes.

Sales Discounts

The Company may offer sales discounts to customers in the form of price reductions or other incentives. These discounts represent variable consideration under Topic 606 and are reflected as reductions to the transaction price.

There were no sales for the period ended January 30, 2026.

Cost Recognition

Costs are generally recognized as incurred. Under certain circumstances, costs incurred in the period related to future activity on contracts may be capitalized as inventory. At January 30, 2026, capitalized costs were $12,041 consisting of $11,689 of completed products and $352 of materials on hand.

F-55

Note 3 - Summary of Significant Accounting Policies – continued

Revenue and Cost Recognition – continued

Contract Assets and Liabilities

Contract assets include unbilled amounts from when the Company transfers service to a customer before a customer pays consideration or before payment is due.

A contract liability is a Company’s obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer. As of January 1, 2026 and January 30, 2026, there were no contract assets.

Customer Deposits

Customer deposits represent amounts billed or collected from customers before the Company satisfies its performance obligations. These deposits primarily relate to advance payments for goods or services. Customer deposits are recorded as contract liabilities until the related goods or services are transferred to the customer. At January 30, 2026, customer deposits totaled $219,746 and at January 1, 2026 customer deposits totaled $215,106.

Sales Returns and Allowances

The Company estimates product returns based on historical return patterns and expected future returns. A liability for expected returns is recorded at the time of sale, with a corresponding reduction in revenue. At January 30, 2026, no product returns were anticipated.

Warranty and Support

The Company provides a 12 month limited warranty for product sales that covers defects in assembly, hardware and firmware. Parts sourced from third-party suppliers are covered by the manufacturer’s original warranty. Limitations in the warranty exist if it is determined that the customer was at fault nor are consumable or expendable parts covered.

Due to inspections of work prior to final acceptance, the Company has not experienced material warranty costs for these warranties and has therefore determined that no accrual for estimated future warranty costs is necessary.

Significant Judgments

The most significant judgments made in applying Topic 606 relate to the estimation of variable consideration, primarily expected sales returns to determine the net transaction price. These estimates require management to make assumptions about future events and conditions. At January 30, 2026, management has deemed that there are no future expected sales returns.

Cash

Cash consists of cash on hand in banks. The Company classifies cash in the balance sheets as current assets.

The Company maintains cash balances in financial institutions that may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Concentration of Credit Risk

As of January 30, 2026, the Company had no significant concentrations of credit risk with its customers.

The Company continuously monitors the creditworthiness of its customers and has established credit policies to mitigate the risk of loss. However, there can be no assurance that such measures will be sufficient to prevent losses in the event of a significant customer default or financial distress.

F-56

Note 3 - Summary of Significant Accounting Policies – continued

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred $44 in advertising costs for the period ended January 30, 2026 which is included in the statement of operations.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income (the Company is not allowed a net operating loss carryover or carryback as a deduction). Instead, the shareholder is liable for individual federal and state income taxes. The Company is required to file and does file a tax return with the Internal Revenue Service and the State of California Franchise Tax Board. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no uncertain tax positions which must be considered for disclosure.

Net loss per Share

Basic net income (loss) per common share (“EPS”) is computed by dividing net income (loss) attributable to the common shareholder of the Company by the weighted-average number of common shares outstanding. Diluted EPS is computed in the same manner as basic EPS, except the number of shares is increased to include additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. At January 30, 2026, the Company does not have any shares with a dilutive effect.

Short-term Lease

The Company entered into a month-to-month lease for office space. Because this lease has no committed term beyond one month and the Company is not reasonably certain to exercise renewal options, it qualifies as a short-term lease under ASC 842. The Company has elected the short-term lease exemption and therefore does not recognize right-of-use assets or lease liabilities for this arrangement. The company did not incur any lease expenses for period ended January 30, 2026.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 - Accounts Receivable

Accounts receivable represent amounts due from customers for product sales in the ordinary course of business and are presented on the balance sheet net of expected credit losses. At January 30, 2026, there were no outstanding accounts receivable. January 1, 2026 the balance of accounts receivable was $78,850.

The Company estimates its allowance for credit losses based on historical bad debt experience, current market conditions, and a forward-looking analysis of the specific customer balances, including an aging analysis of accounts. At January 30, 2026, an allowance for expected credit losses was not considered necessary by management.

F-57

Note 5 - Notes Payable

Line of Credit

On June 1, 2025, the Company entered into a line of credit agreement with StoneBridge Investment Holdings, LLC in the amount of $250,000. Interest accrues at 12% per year and is payable upon repayment of the principal balance outstanding at January 30, 2027. At January 30, 2026, the outstanding principal balance of the line of credit was $184,990 and accrued interest was $8,924.

Note 6 - Related Party Transactions

Loans Payable from Shareholder

A non-interest-bearing loan in the amount of $174,684 is payable to one of the shareholders at January 30, 2026 and was repaid on May 26, 2026.

Loans Payable from Related Parties

On October 9, 2025, the Company entered into long-term unsecured promissory notes with Andrew Fox and Roman Vintfeld, both affiliates, for a principal amount of $93,750 to support working capital needs. The note bears interest at a rate of 5% per annum, with interest and principal payable on December 9, 2026.

On January 8, 2026, the Company entered into a long-term unsecured promissory note with Andrew Fox, an affiliate, for a principal amount of $31,200 to support working capital needs.

As of January 30, 2026, the outstanding balance of related party loans was $124,950 and accrued interest was $1,557.

Note 7 – Subsequent Events

The Company has evaluated subsequent events through July 24, 2026, the date which financial statements were issued. During this period, there were no material subsequent events requiring disclosure.

F-58

KAIZEN AEROSPACE, INC.

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

AND

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

F-59

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders of

Kaizen Aerospace, Inc.:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Kaizen Aerospace, Inc. (the “Company”) as of December 31, 2025 and 2024, and the related statements of operations, shareholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as Kaizen Aerospace, Inc.’s auditor since 2025.

Whippany, New Jersey

July 24, 2026

PCAOB ID Number 100

F-60

KAIZEN AEROSPACE, INC.

BALANCE SHEETS

DECEMBER 31, 2025 AND 2024

	2025	2024
Assets

CURRENT ASSETS:
Cash	$27,352	$105,026
Accounts receivable, net	78,850	224,795
Inventory	12,041	-
Prepaid expenses	-	6,415

Total current assets	118,243	336,236

TOTAL ASSETS	$118,243	$336,236

Liabilities and Shareholders’ Deficit

CURRENT LIABILITIES:
Accounts payable	$167,832	$-
Customer deposits	215,106	189,924
Accrued interest payable	8,101	-
Shareholders’ loans	167,684	324,942
Related parties loans	93,750	-
Line of credit, related party	184,990	-

Total current liabilities	837,463	514,866

LONG-TERM LIABILITIES:	-	-

Total liabilities	837,463	514,866

SHAREHOLDERS’ DEFICIT:
Common stock, $.0001 par value, 10,000,000 authorized, 5,000,000 shares issued and outstanding	500	500
Accumulated deficit	(719,720)	(179,130)

Total shareholders’ deficit	(719,220)	(178,630)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$118,243	$336,236

See accompanying notes to the financial statements

F-61

KAIZEN AEROSPACE, INC.

STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

Sales, net	$675,242	$542,909

Manufacturing and service costs:
Materials	322,212	121,646
Travel	3,306	21,043
Freight	3,590	-
Permits and fees	-	2,721

Total manufacturing and service costs	329,108	145,410

Gross profit	346,134	397,499

Selling, General and Administrative Expenses	873,135	443,149

Operating loss	(527,001)	(45,650)

Other income (expense)
Interest expense	(13,589)	(2,750)

Net Loss	$(540,590)	$(48,400)

Weighted-average number of common shares outstanding	5,000,000	5,000,000
Basic and diluted earnings per share	$(0.11)	$(0.01)

See accompanying notes to the financial statements

F-62

KAIZEN AEROSPACE, INC.

STATEMENTS OF SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

				Total
			Accumulated	Shareholders’
	Shares	Amount	Deficit	Deficit

Balance at January 1, 2024	5,000,000	$500	$(130,730)	$(130,230)

Net Loss	-	-	(48,400)	(48,400)

Balance at December 31, 2024	5,000,000	500	(179,130)	(178,630)

Net Loss	-	-	(540,590)	(540,590)

Balance at December 31, 2025	5,000,000	$500	$(719,720)	$(719,220)

See accompanying notes to the financial statements

F-63

KAIZEN AEROSPACE, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

	2025	2024
Cash flow from operating activities:
Net loss	$(540,590)	$(48,400)

Adjustments to reconcile net loss to net cash used in operating activities:
Changes in assets and liabilities:
Accounts receivable	145,945	(224,795)
Inventory	(12,041)	-
Prepaid expenses	6,415	(1,201)
Accounts payable	167,831	-
Customer deposits	25,183	39,760
Accrued interest payable	8,101	-
Net cash used in operating activities	(199,156)	(234,636)

Cash flow from financing activities:
Shareholder advances	80,609	165,440
Shareholder repayments	(237,867)
Related parties loans	93,750	-
Line of credit, related party	184,990	-
Cash provided by financing activities	121,482	165,440

Net decrease in cash	(77,674)	(69,196)

Cash at beginning of year	105,026	174,222

Cash at end of year	$27,352	$105,026

Supplemental Cash Flow Disclosures
Cash paid during the year for:
Interest	$13,589	$2,750
Taxes	$-	$-

See accompanying notes to the financial statements

F-64

KAIZEN AEROSPACE, INC.

Notes to Financial Statements

Note 1 - Organization and Nature of Operations

Kaizen Aerospace, Inc. (“the Company”) is a leading manufacturer of advanced drone platforms. The drones are renowned as the world’s strongest and most adaptable military and industrial-grade heavy-lift VTOL drones, proudly made in the USA under fixed price contract arrangements. The Company also provides drone services for aerial cinematography utilizing lightweight drones that are easy to travel with and require no special accommodations for traveling worldwide.

Note 2 – Liquidity

The Company’s primary source of liquidity is cash on hand at December 31, 2025 and 2024, borrowings provided by the shareholder and related party loans.

At December 31, 2025, the Company had a working capital deficit of $719,220 and at December 31, 2024, had working capital deficit of $178,630. The accumulated deficit as of December 31, 2025 and 2024 was $719,720 and $179,130, respectively.

During the years ended December 31, 2025 and 2024, the Company experienced a decrease in cash and working capital that was primarily attributable to cash used in operations, timing of receivable collections, and shareholder and related parties repayments and advances.

Management believes that the Company’s existing cash balances, anticipated cash flows from operations, available borrowings provided by the shareholder, line of credit and cash available from Autonomous Power Corporation (see Note 8) will be sufficient to meet its obligations as they become due for at least one year from the date the financial statements are issued.

Note 3 - Summary of Significant Accounting Policies

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and reflect the financial position, results of operations, and cash flows of the Company as of and for the periods presented.

The Company’s financial statements are presented in U.S. dollars, which is the functional currency.

Use of Estimates and Assumptions

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and judgements that affect the amounts reported in the Company’s financial statements and the accompanying notes. The accounting estimates that require subjective judgements include reserves for uncollectible accounts receivable and customer deposits. The actual results that the Company experiences may differ significantly from management’s estimates as it is at least reasonably possible that a change in the estimate will occur in the near term.

Revenue and Cost Recognition

The Company accounts for revenue from contracts with customers under Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (Topic 606). The core principle of Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services.

F-65

KAIZEN AEROSPACE, INC.

Notes to Financial Statements

Note 3 - Summary of Significant Accounting Policies – continued

Revenue and Cost Recognition – continued

To achieve this core principle, the Company applies the following five-step model to recognizing revenue in accordance with Topic 606:

1.	Identify the contract with a customer.
2.	Identify the performance obligations in the contract.
3.	Determine the transaction price.
4.	Allocate the transaction price to the performance obligations.
5.	Recognize revenue when (or as) each performance obligation is satisfied.

Product Sales

Revenue from the sale of retail products is recognized at a point in time when control of the product is transferred to the customer, which typically occurs upon receipt by the customer in person or upon delivery to the customer’s specified location. The performance obligation is satisfied because the customer obtains the ability to direct the use of, and obtain substantially all of the remaining benefits from, the product.

Cinematography Services

Revenue from services is recognized at a point in time when the cinematography product is transferred to the customer, which typically occurs upon receipt by the customer in person, upon delivery to the customer’s specified location or via secure portal. The performance obligation is satisfied because the customer obtains the ability to direct the use of and obtain substantially all the remaining benefits from the final product.

Revenue Recording

Revenue is recorded net of estimated sales returns, discounts, and sales taxes.

Sales Discounts

The Company may offer sales discounts to customers in the form of price reductions or other incentives. These discounts represent variable consideration under Topic 606 and are reflected as reductions to the transaction price.

Sales, net for the years ended December 31, 2025 and 2024 is comprised of:

	2025	2024
Product sales	$639,842	$502,494
Cinematography services	35,400	50,600
	675,242	553,094
Sales discounts	-	(10,185)

Sales, net	$675,242	$542,909

Cost Recognition

Costs are generally recognized as incurred. Under certain circumstances, costs incurred in the period related to future activity on contracts may be capitalized as inventory. At December 31, 2025, capitalized costs were $12,041 consisting of $11,689 of completed products and $352 of materials on hand. At December 31, 2024, no costs incurred were capitalized.

F-66

KAIZEN AEROSPACE, INC.

Notes to Financial Statements

Note 3 - Summary of Significant Accounting Policies – continued

Revenue and Cost Recognition – continued

Contract Assets and Liabilities

Contract assets include unbilled amounts from when the Company transfers service to a customer before a customer pays consideration or before payment is due.

A contract liability is the Company’s obligation to transfer goods or services to a customer for which the Company has received consideration (or an amount of consideration is due) from the customer, which are recorded as customer deposits as defined below. As of January 1, 2024, December 31, 2024 and December 31, 2025, there were no contract assets.

Customer Deposits

Customer deposits represent amounts billed or collected from customers before the Company satisfies its performance obligations. These deposits primarily relate to advance payments for goods or services. Customer deposits are recorded as contract liabilities until the related goods or services are transferred to the customer. At December 31, 2025, customer deposits totaled $215,106, at December 31, 2024, customer deposits totaled $189,924 and at January 1, 2024 customer deposits totaled $150,164.

Sales Returns and Allowances

The Company estimates product returns based on historical return patterns and expected future returns. A liability for expected returns is recorded at the time of sale, with a corresponding reduction in revenue. At December 31, 2025 and 2024, no product returns were anticipated.

Warranty and Support

The Company provides a 12 month limited warranty for product sales that covers defects in assembly, hardware and firmware. Parts sourced from third-party suppliers are covered by the manufacturer’s original warranty. Limitations in the warranty exist if it is determined that the customer was at fault nor are consumable or expendable parts covered.

Due to inspections of work prior to final acceptance, the Company has not experienced material warranty costs for these warranties and has therefore determined that no accrual for estimated future warranty costs is necessary.

Significant Judgments

The most significant judgments made in applying Topic 606 relate to the estimation of variable consideration, primarily expected sales returns to determine the net transaction price. These estimates require management to make assumptions about future events and conditions. At December 31, 2025 and 2024, management has deemed that there are no future expected sales returns.

Cash

Cash consists of cash on hand in banks. The Company classifies cash in the balance sheets as current assets.

The Company maintains cash balances in financial institutions that may exceed federally insured limits. The Company has not experienced any losses in such accounts.

F-67

KAIZEN AEROSPACE, INC.

Notes to Financial Statements

Note 3 - Summary of Significant Accounting Policies – continued

Concentration of Credit Risk

As of December 31, 2025 and 2024, the Company had significant concentrations of credit risk with its customers. At December 31, 2025, 100% of the Company’s accounts receivable was due from one customer. At December 31, 2024, 100% of the Company’s accounts receivable were due from two customers, representing approximately 66% and 34% of total accounts receivable.

For December 31, 2025, three customers accounted for equal to or greater than 10% of total revenue, totaling 39%, 34%, and 12%, respectively.

For December 31, 2024, three customers accounted for equal to or greater than 10% of total revenue, totaling 58%, 27%, and 14%, respectively.

The Company continuously monitors the creditworthiness of its customers and has established credit policies to mitigate the risk of loss. However, there can be no assurance that such measures will be sufficient to prevent losses in the event of a significant customer default or financial distress.

Advertising Expense

The cost of advertising is expensed as incurred. The Company incurred $3,535 and $3,876 in advertising costs for the years ended December 31, 2025 and 2024, respectively, which is included in the statements of operations.

Income Taxes

The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code. Under those provisions, the Company does not pay federal or state corporate income taxes on its taxable income (the Company is not allowed a net operating loss carryover or carryback as a deduction). Instead, the shareholder is liable for individual federal and state income taxes. The Company is required to file and does file a tax return with the Internal Revenue Service and the State of California Franchise Tax Board. Accordingly, these financial statements do not reflect a provision for income taxes and the Company has no uncertain tax positions which must be considered for disclosure.

Net loss per Share

Basic net income (loss) per common share (“EPS”) is computed by dividing net income (loss) attributable to the common shareholder of the Company by the weighted-average number of common shares outstanding. Diluted EPS is computed in the same manner as basic EPS, except the number of shares is increased to include additional common shares that would have been outstanding if potential common shares with a dilutive effect had been issued. At December 31, 2025 and 2024, the Company does not have any shares with a dilutive effect.

F-68

KAIZEN AEROSPACE, INC.

Notes to Financial Statements

Short-term Lease

The Company entered into a month-to-month lease for office space. Because this lease has no committed term beyond one month and the Company is not reasonably certain to exercise renewal options, it qualifies as a short-term lease under ASC 842. The Company has elected the short-term lease exemption and therefore does not recognize right-of-use assets or lease liabilities for this arrangement. Lease expenses related to month-to-month lease totaled $83,375 for the year ended December 31, 2025 and $76,048 for year ended December 31, 2024.

Recent Accounting Standards

Management does not believe that any recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

Note 4 - Accounts Receivable

Accounts receivable represent amounts due from customers for product sales in the ordinary course of business and are presented on the balance sheets for years ended December 31, 2025 and 2024 net of expected credit losses. At January 1, 2024 there were no outstanding accounts receivable.

The Company estimates its allowance for credit losses based on historical bad debt experience, current market conditions, and a forward-looking analysis of the specific customer balances, including an aging analysis of accounts. At December 31, 2025 and 2024, an allowance for expected credit losses was not considered necessary by management.

Note 5 - Notes Payable

Line of Credit

On June 1, 2025, the Company entered into a line of credit agreement with StoneBridge Investment Holdings, LLC in the amount of $250,000. Interest accrues at 12% per year and is payable upon repayment of the principal balance outstanding at December 31, 2027. At December 31, 2025, the outstanding principal balance of the line of credit was $184,990 and accrued interest was $7,029.

Note 6 - Related Party Transactions

Loans Payable from Shareholder

A non-interest-bearing loan in the amount of $167,684 and $324,942 is payable to one of the shareholders at December 31, 2025 and 2024, respectively and was repaid on May 26, 2026.

Loans Payable from Related Parties

On October 9, 2025, the Company entered into long-term unsecured promissory notes with Andrew Fox and Roman Vintfeld, both affiliates, for a principal amount of $93,750 to support working capital needs. The note bears interest at a rate of 5% per annum, with interest and principal payable on December 9, 2026.

As of December 31, 2025, the outstanding balance of related party loans was $93,750 and accrued interest was $1,072

Note 7 - Stock Conversion

On January 1, 2025, the shareholder transferred 20% of his common stock to a third party, (1,000,000 shares) as satisfaction of a $500,000 personal convertible promissory note dated January 1, 2023.

Note 8 – Subsequent Events

The Company has evaluated subsequent events through July 24, 2026, the date which financial statements were issued. During this period, there were no material subsequent events requiring disclosure other than the following:

Stock Purchase Agreement

On January 30, 2026, the shareholders of the Company entered into and closed on a Stock Purchase Agreement pursuant to which 100% of the issued and outstanding shares of the Company were sold to Autonomous Power Corporation (the “Transaction”), which is owned by a related party of the Company.

The Transaction resulted in a change in ownership of the Company. The total purchase consideration was $2,000,000, subject to customary post-closing adjustments, including working capital adjustments as defined in the agreement. The consideration consisted of $1,000,000 cash at closing and a subsequent installment of $1,000,000 due that was paid May 26, 2026.

F-69

Agile Autonomy LLC

Financial Statements

As of and for the Period from July 17, 2025 (Inception)

through December 31, 2025

Agile Autonomy LLC

F-70

Independent Auditor’s Report

Those Charged with Governance

Agile Autonomy, LLC

Arlington, VA

Opinion

We have audited the financial statements of Agile Autonomy, LLC (the Company), which comprise the balance sheet as of December 31, 2025, and the related statements of operations, changes in members’ deficit, and cash flows for the period from July 17, 2025 (Inception) through December 31, 2025, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025, and the results of its operations and its cash flows for the period from July 17, 2025 (Inception) through December 31, 2025 in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are available to be issued.

F-71

Auditor’s Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ BDO USA, P.C.

Woodbridge, New Jersey

July 23, 2026

F-72

AGILE AUTONOMY LLC

BALANCE SHEET

AS OF DECEMBER 31, 2025

(in dollars)

December 31, 2025

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$305,295
Prepaid expenses	55,069
Inventory, net	208,137
Other receivables	2,204
Total current assets	570,705

NON-CURRENT ASSETS:
Property and equipment	73,706
Intangible assets, net	-
Total non-current assets	73,706

TOTAL ASSETS	$644,411

LIABILITIES AND MEMBERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$59,086
Deferred revenue	930,918
Total current liabilities	990,004

TOTAL LIABILITIES	990,004

COMMITMENTS AND CONTINGENCIES (Note 11)

MEMBERS’ DEFICIT
Total members’ deficit	(345,593)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$644,411

See accompanying notes to the financial statements

F-73

AGILE AUTONOMY LLC

STATEMENT OF OPERATIONS

FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(in dollars)

2025

REVENUES
Product sales	$1,608,332
Services revenue	245,403
Total revenues	1,853,735

COST OF REVENUES
Product sales	1,125,423
Service revenue	185,582
Total cost of revenues	1,311,005

GROSS PROFIT	542,730

OPERATING EXPENSES
General and administrative	87,536
Amortization	243,000
Total operating expenses	330,536

OPERATING INCOME	212,194

OTHER EXPENSES
Interest expense	7,000
Total other expenses	7,000

INCOME BEFORE INCOME TAXES	205,194
Provision for income taxes	-

NET INCOME	$205,194

See accompanying notes to the financial statements

F-74

AGILE AUTONOMY LLC

STATEMENTS OF CHANGES IN MEMBERS’ DEFICIT

FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

Total Members’
Deficit

BALANCE – July 17, 2025	$-

Members’ capital contributions	20
Distributions to members	(550,807)
Net income	205,194

BALANCE – December 31, 2025	$(345,593)

See accompanying notes to the financial statements

F-75

AGILE AUTONOMY LLC

STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

2025
OPERATING ACTIVITIES
Net income	$205,194
Adjustments to reconcile net income to net cash used in operating activities:
Amortization	243,000
Interest expense	7,000
Changes in operating assets and liabilities:
Prepaid expenses	(55,069)
Inventory	(208,137)
Other receivables	(2,204)
Accounts payable and accrued expenses	59,086
Deferred revenue	930,918
Net cash provided by operating activities	1,179,788

INVESTING ACTIVITIES
Purchases of property and equipment	(73,706)
Net cash used in investing activities	(73,706)

FINANCING ACTIVITIES
Members’ capital contributions	20
Repayment of related party note payable	(250,000)
Distributions to members	(550,807)
Net cash used in financing activities	(800,787)

NET INCREASE IN CASH AND CASH EQUIVALENTS	305,295
CASH AND CASH EQUIVALENTS—Beginning of period	-
CASH AND CASH EQUIVALENTS—End of period	$305,295

SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCING ACTIVITIES

Issuance of related party note payable in connection with asset acquisition	$243,000
Imputed interest on related party note payable in connection with asset acquisition	7,000

SUPPLEMENTAL CASH FLOW DISCLOSURES

Cash paid during the period for:
Interest	$-
Income taxes	-

See accompanying notes to the financial statements

F-76

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

1.	ORGANIZATION AND BUSINESS DESCRIPTION

Agile Autonomy LLC (the “Company”) was formed on July 17, 2025. The Company provides maritime autonomy and unmanned systems integration services, including the retrofitting of manned vessels into remotely operated or autonomous surface vessels, integration of unmanned aerial systems, customer funded special projects, and related technical support.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). Any reference in these notes to applicable guidance is meant to refer to U.S. GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASUs”) issued by the Financial Accounting Standards Board (“FASB”). Material subsequent events are evaluated and disclosed through the report issuance date.

Liquidity

After the acquisition that occurred after the balance sheet date, as disclosed in Note 13, the Company believes it has sufficient liquidity to fund its operations for 12 months after the date the financial statements were available to be issued.

Accounting Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Significant estimates include, but are not limited to, the estimation of service revenue, the recoverability and useful lives of long-lived assets and intangible assets. Actual results could differ from those estimates. On the balance sheet, estimates are used in determining the valuation and recoverability of assets, and in determining the reported amounts of certain liabilities, all of which also impact the statement of operations. Estimates are often based on complex judgments and assumptions that the Company believes to be reasonable, but that can be inherently uncertain and unpredictable. If estimates and assumptions are not representative of actual outcomes, results could be materially impacted. As future events and their effects cannot be determined with precision, estimates and assumptions may prove to be incomplete or inaccurate, or unanticipated events and circumstances may occur that might cause the Company to change those estimates and assumptions including, but not limited to, changes in the competition, litigation, legislation, development of competing assets by the Company or others, or regulatory actions. The Company regularly evaluates estimates and assumptions using historical experience and expectations about the future. The Company adjusts estimates and assumptions when facts and circumstances indicate the need for change. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of December 31, 2025, the Company had cash of $305,295. The Company considers all highly liquid investments with an original maturity of three months or less at the time of purchase to be cash equivalents. Due to their short-term nature, cash and cash equivalents are carried at cost, which approximates fair value. Cash and cash equivalents are maintained with financial institutions, and the amounts on deposit may exceed the amounts of insurance provided on such deposits. Cash and cash equivalents are held in United States financial institutions. There are no restricted cash balances as of December 31, 2025.

F-77

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

Accounts Receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company evaluates the collectability of accounts receivable in accordance with ASC 326, Financial Instruments, Credit Losses (“ASC 326”). The allowance for credit losses is based on management’s estimate of expected credit losses over the contractual life of the receivables, considering customer specific facts and circumstances, historical collection experience, current economic conditions, reasonable and supportable forecasts, and subsequent collections, as applicable. Accounts receivable are written off when deemed uncollectible. As of December 31, 2025, management determined that no allowance for credit losses was required.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents, accounts receivable, revenue, deferred revenue and concentration of suppliers. The Company maintains its cash balances with financial institutions, which may at times exceed federally insured limits. The Company has not experienced any losses in such accounts.

The Company’s accounts receivable is concentrated among a limited number of customers due to the nature of its operations and customer contracts. In the normal course of business, the Company provides credit terms to its customers. Accordingly, the Company performs ongoing credit evaluations of its customers, generally does not require collateral and considers the credit risk profile of the customer from which the receivable is due in further evaluating collection risk. The Company monitors the creditworthiness of its customers and evaluates expected credit losses in accordance with ASC 326.

Customers that accounted for 10% or greater of revenue during the period ended December 31, 2025 were as follows:

2025

Customer A	$1,100,779
Customer B	633,956
Other	119,000
Total revenue	$1,853,735

Customers that accounted for 10% or greater of deferred revenue as of December 31, 2025 were as follows:

2025

Customer B	$930,918
Total deferred revenue	$930,918

F-78

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

Concentration of suppliers

The Company depends on suppliers and contract manufacturers for the supply of its products and related raw materials. The Company is dependent on 2 suppliers, which individually represent 10% or more of the Company’s cost of sales, including Vendor #1 of 74%, and Vendor #2 of 14%. Disruption from these suppliers or contract manufacturers could have a negative impact on the Company’s business, financial position or results of operations.

Contract Costs

Contract related costs consist of costs incurred to fulfill customer contracts. The Company accounts for such costs in accordance with ASC 340-40, Other Assets and Deferred Costs, Contracts with Customers (“ASC 340-40”). Costs are capitalized when they relate directly to a specific contract, generate or enhance resources that will be used in satisfying performance obligations, and are expected to be recovered. Capitalized contract costs will be amortized to cost of revenues on a systematic basis consistent with the transfer of the related goods or services to the customer. Costs that do not meet the capitalization criteria are expensed as incurred.

Prepaid Expenses and Other Receivables

Prepaid expenses and other current assets consist primarily of advance payments made to contract manufacturers and overpayments on supplier invoices. These amounts are initially recorded as current assets on the balance sheet and are subsequently expensed in the statement of operations over the period in which the economic benefits are consumed or realized.

Inventory, net

Inventory consists of parts and finished goods held for customer projects. Inventory is accounted for in accordance with ASC 330, Inventory (“ASC 330”), and is stated at the lower of cost or net realizable value. Cost is determined using specific identification or another method that approximates cost, as applicable to the related inventory category. Management evaluates inventory for excess, obsolete, or slow-moving items based on expected usage, customer project requirements, physical condition, and other relevant factors. Adjustments to reduce inventory to net realizable value are recognized in cost of revenues in the period identified.

Property and Equipment

Property and equipment are recorded at cost, net of accumulated depreciation. Expenditures for additions and improvements that extend the useful lives of assets are capitalized, while maintenance and repair costs are expensed as incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets. When property and equipment are retired or otherwise disposed of, the related cost and accumulated depreciation are removed from the accounts, and any resulting gain or loss is recognized in the statement of operations.

F-79

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

The estimated useful lives of property and equipment are as follows:

Asset category	Useful lives (years)
Equipment	5 to 10
Furniture and Fixtures	7

See Note 5 for additional information regarding the Company’s property and equipment.

Intangible Assets, net

Intangible assets consist primarily of customer backlog acquired in connection with the asset acquisition transaction. See Note 8 for additional information regarding the Company’s asset acquisition. The Company accounts for intangible assets in accordance with ASC 350, Intangibles, Goodwill and Other (“ASC 350”), and asset acquisitions in accordance with ASC 805-50, Business Combinations, Related Issues (“ASC 805-50”). Intangible assets acquired in an asset acquisition are recorded at cost based on the relative fair value of the assets acquired. Intangible assets with finite useful lives are amortized using the straight-line method over their estimated useful lives. Amortization expense is included in operating expenses in the statement of operations. Customer backlog is amortized over an estimated useful life of 3 months, which is based on the estimated time of completion.

Impairment of Long lived Assets

The Company assesses long lived assets, including property and equipment and finite lived intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset group may not be recoverable in accordance with ASC 360, Property, Plant, and Equipment (“ASC 360”).

The Company performs impairment testing at the asset group level that represents the lowest level for which identifiable cash flows are largely independent of cash flows of other assets and liabilities. Recoverability is assessed by comparing the carrying amount of the asset group to the undiscounted future cash flows expected to result from the use and eventual disposition of the asset group. If the carrying amount exceeds the undiscounted cash flows, an impairment loss is recognized for the excess of the asset group’s carrying amount over its fair value. No impairment charges were recognized for the period from July 17, 2025 (inception) through December 31, 2025.

Fair Value of Certain Assets and Liabilities

The Company accounts for fair value measurements in accordance with ASC 820, Fair Value Measurement (“ASC 820”). The carrying amounts of cash and cash equivalents, accounts receivable, other receivables, accounts payable and accrued expenses, and other current assets and liabilities that meet the definition of financial instruments approximate fair value due to their short-term nature. The Company did not have any assets or liabilities measured at fair value on a recurring basis as of December 31, 2025.

Asset Acquisitions

The Company accounts for asset acquisitions in accordance with ASC 805-50, Business Combinations, Related Issues (“ASC 805-50”). Assets acquired and liabilities assumed in an asset acquisition are recognized based on the cost to the Company, including consideration transferred and directly attributable transaction costs, and are allocated to the individual assets acquired and liabilities assumed on a relative fair value basis. Goodwill is not recognized in an asset acquisition. See Note 8 for additional information regarding the Company’s asset acquisition.

F-80

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

Debt

The Company accounts for debt obligations in accordance with ASC 470, Debt (“ASC 470”). Debt obligations are initially recorded at the amount of proceeds received or, when issued as noncash consideration, at the fair value of the obligation incurred. Debt issuance costs, if any, are presented as a direct deduction from the carrying amount of the related debt and amortized to interest expense over the term of the debt using the effective interest method. Debt obligations are derecognized when the obligation is extinguished in accordance with ASC 405, Liabilities (“ASC 405”). See Note 8 for additional information regarding the Company’s promissory note payable issued in connection with the asset acquisition.

Commitments and Contingencies

The Company accounts for contingencies in accordance with ASC 450, Contingencies (“ASC 450”). Liabilities for loss contingencies arising from claims, assessments, litigation, fines and penalties, and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. See Note 11 for additional information regarding commitments and contingencies.

Revenue Recognition

The Company recognizes revenue in accordance with ASC 606, Revenue from Contracts with Customers (“ASC 606”). Revenue is recognized when, or as, control of promised goods or services is transferred to the customer in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.

The Company’s revenues are generated primarily from (1) product sales of drone and related equipment and (2) services revenue of consulting and technical support services, systems integration projects, and customer funded special projects.

The Company’s contracts generally include fixed consideration. The Company did not have material arrangements with variable consideration during the period from July 17, 2025, inception, through December 31, 2025. Payment terms generally require customer payments within 30 days of invoice issuance, contract initiation, delivery of goods, or completion of services, depending on the terms of the underlying arrangement.

For Product Sales - The Company’s product sales generally consist of drone and related equipment sales. Revenue from product sales is recognized at a point in time, generally upon delivery, which is when control transfers to the customer. The Company generally identifies a single performance obligation to transfer the related goods to the customer. Shipping and handling activities performed after control of a product has transferred to the customer are accounted for as fulfillment activities and not as separate performance obligations.

F-81

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

For Service Revenue – Service revenue generally consists of consulting, technical support, systems integration, and customer funded project arrangements. The Company generally identifies a single performance obligation consisting of an integrated service that combines multiple interdependent activities to deliver a single overall outcome. These performance obligations are generally satisfied over time because the customer simultaneously receives and consumes the benefits of the Company’s performance as the services are provided. Revenue from these arrangements is recognized over time using a cost to cost input method. Under this method, revenue is recognized based on costs incurred to date relative to total estimated costs expected to satisfy the performance obligation. The Company believes this method faithfully depicts the transfer of control because costs incurred are proportionate to the Company’s progress toward completion.

The transaction price is generally based on fixed consideration specified in customer contracts or invoices. The Company does not have material arrangements with variable consideration, significant financing components, noncash consideration, or consideration payable to customers.

Accounts receivable represent unconditional rights to consideration from customers.

The Company evaluates whether it is acting as principal or agent in arrangements that involve third party service providers or collaborators. When the Company controls the specified goods or services before they are transferred to the customer, the Company recognizes revenue on a gross basis as principal. Amounts paid to third party service providers or collaborators are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met.

The Company disaggregates its revenue from contracts with customers by major product lines and the timing of the transfer of goods or services. The following table presents the disaggregation of revenue for the period from July 17, 2025, inception, through December 31, 2025:

2025
Timing of revenue recognition
Goods transferred at a point in time	$1,608,332
Services transferred over time	245,403
Total revenue from contracts	$1,853,735

Product Warranty

The Company provides a standard assurance-type warranty to its customers within 5 business days of delivery for non-conformance to agreed product specifications. The Company accrues an estimate of its exposure to warranty claims based upon both current and historical product sales data and warranty costs incurred. Product warranty reserves are recorded in current liabilities under accrued expenses. The Company did not recognize a warranty liability as of December 31, 2025.

Deferred Revenue

Deferred revenue represents amounts billed and received from customers before the related performance obligations have been satisfied. Deferred revenue is recognized as revenue when, or as, the Company transfers control of the related goods or services to the customer in accordance with ASC 606.

As of December 31, 2025, the Company had $930,918 of remaining performance obligations related to contracts with customers. The Company expects to recognize substantially all of this amount as revenue during the year ending December 31, 2026.

F-82

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

Deferred revenue consisted of the following as of December 31, 2025:

December 31, 2025

Product sales	$332,321
Services revenue	598,597
Total deferred revenue	$930,918

Cost of Revenues

Cost of revenues consists primarily of contract labor, materials and supplies, freight and shipping costs, subcontractor costs, collaborator costs, and other direct costs incurred to fulfill customer contracts. Such costs are recognized in cost of revenues as the related goods or services are transferred to the customer or as incurred when the costs do not qualify for capitalization under ASC 340-40.

Collaborative Arrangements

The Company evaluates collaborative arrangements in accordance with ASC 808, Collaborative Arrangements (“ASC 808”). Transactions with collaborative arrangement participants are accounted for based on their nature. Amounts paid to collaborators that assist the Company in fulfilling customer contracts are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met. Amounts received from customers are accounted for under ASC 606 when the customer obtains goods or services that are an output of the Company’s ordinary activities. See Note 9 for additional information regarding the Company’s collaborative arrangement.

General and Administrative Expenses

General and administrative expenses include professional fees, travel, office expenses, insurance, bank charges, and other costs related to the Company’s general operations. General and Administrative expenses are recognized as incurred.

Income Taxes

The Company is a limited liability company and is taxed as a partnership for federal income tax purposes. Accordingly, the Company’s taxable income or loss is passed through to its members and reported on their respective income tax returns. The Company does not record a provision for federal income taxes at the entity level, and no provision for federal income taxes has been recorded in the accompanying financial statements.

The Company may be subject to certain state and local taxes, as applicable. The determination of the Company’s federal, state, and local income tax treatment, including the tax consequences to the members, is dependent on applicable tax law and is the responsibility of the members.

F-83

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

The Company evaluates uncertain tax positions in accordance with ASC 740, Income Taxes (“ASC 740”). The Company recognizes the effect of income tax positions only when those positions are more likely than not to be sustained upon examination based on the technical merits of the position. Interest and penalties related to uncertain tax positions, if any, are recognized as a component of income tax expense.

Members’ Deficit

The Company is a limited liability company. Members’ interests are classified as permanent equity in accordance with ASC 480, Distinguishing Liabilities from Equity (“ASC 480”), and ASC 505, Equity (“ASC 505”), when the interests represent residual ownership interests and do not include a contractual obligation requiring the Company to transfer cash or other assets. Member contributions are recorded as increases to members’ capital. Member distributions are recorded as reductions of members’ capital when declared or paid. Net income or loss is allocated to members’ capital in accordance with the Company’s operating agreement. See Note 10 for additional information regarding members’ deficit.

Recently Issued Accounting Standards

The following ASUs were recently issued:

Accounting Standards Not Yet Adopted

ASU 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”), requires additional disclosures regarding certain natural expense categories included within relevant income statement captions. The amendments are effective for annual reporting periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027. Early adoption is permitted. The Company is currently evaluating the impact of adopting this guidance on its financial statement disclosures.

ASU 2025-04, Compensation — Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer, revises the guidance governing share-based payment awards granted to customers. The amendments (i) broaden the definition of a “performance condition” to explicitly encompass vesting conditions based on a customer’s purchases (ii) eliminate the forfeiture-policy election for customer awards with service conditions, and (iii) clarify that the variable-consideration constraint in ASC 606 does not apply to share-based consideration payable to a customer. The amendments are effective for annual reporting periods beginning after December 15, 2026, including interim periods therein. Early adoption is permitted, provided the entity applies the guidance as of the beginning of the annual period of adoption. The Company is currently evaluating the impact of this guidance and does not expect it to have a material impact on its financial statements based on arrangements in effect as of December 31, 2025.

F-84

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

3.	PREPAID EXPENSES AND OTHER RECEIVABLES

Prepaid expenses and other receivables consisted of the following as of December 31, 2025:

December 31,
2025

Prepaid vendor advances	$55,069
Overpayment – vender invoices	2,204
Total prepaid expenses and other receivables	$57,273

4.	INVENTORY, NET

Inventory consisted of the following as of December 31, 2025:

December 31,
2025

Parts and materials	$105,967
Finished goods	133,573
Gross Inventory	239,540
Inventory reserve	(31,403)
Total inventory, net	$208,137

The Company evaluates inventory for excess, obsolete, or slow-moving items based on expected usage, customer project requirements, physical condition, and other relevant factors. Inventory is presented net of an inventory reserve of $31,403 as of December 31, 2025. The inventory reserve was recognized in cost of revenues during the period from July 17, 2025 (inception) through December 31, 2025. No reversals of inventory reserves were recorded during the period.

5.	PROPERTY AND EQUIPMENT

The Company’s property and equipment consisted of the following as of December 31, 2025:

December 31,
2025

Equipment	$59,901
Furniture and fixtures	13,805
Gross property and equipment	73,706
Less: accumulated depreciation	—
Property and equipment, net	$73,706

No depreciation expense was recorded during the period from July 17, 2025 (inception) through December 31, 2025, as the property and equipment have not yet been placed into service as of December 31, 2025. Depreciation will commence when the related assets are placed into service and will be recognized over the estimated useful lives of the assets.

F-85

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

6.	INTANGIBLE ASSETS, NET

Intangible assets consisted of the following as of December 31, 2025:

December 31, 2025

Gross Intangible Asset: Customer Backlog	$243,000
Less: accumulated amortization	(243,000)
Intangible assets, net	$-

Refer to Note 8 for additional information on the acquisition of the intangible asset as part of the DronePire Inc. asset acquisition transaction.

Amortization expense was $243,000 for the period from July 17, 2025 (inception) through December 31, 2025.

No impairment charges related to intangible assets were recognized during the period from July 17, 2025 (inception) through December 31, 2025.

7.	ACCOUNTS PAYABLE AND ACCRUED EXPENSES

Accounts payable and accrued expenses consisted of the following as of December 31, 2025:

December 31, 2025

Accounts payable	$43,399
Overpayment – customer invoice	15,687
Total accounts payable and accrued expenses	$59,086

8.	ASSET ACQUISITION AND NOTE PAYABLE

On July 17, 2025, the Company acquired an asset from DronePire Inc. (“DronePire”), and the transaction was accounted for as an asset acquisition. No liabilities were assumed in connection with the transaction.

Consideration for the acquisition consisted of a promissory note issued to DronePire with a principal amount of $250,000 and an acquisition date fair value of $243,000. The note was non-interest bearing, unsecured, and matured on December 31, 2025. The promissory note was payable in cash and could be prepaid without penalty. The note also included customary events of default, including acceleration of repayment upon certain events of default.

F-86

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

The note was repaid in full during the period ended December 31, 2025. No amounts remained outstanding under the note as of December 31, 2025, and no gain or loss was recognized upon repayment. The consideration was allocated to the assets acquired as follows:

December 31,
2025

Customer backlog intangible asset	$243,000
Total assets acquired	$243,000

See Note 12 for related party disclosures.

9.	COLLABORATIVE ARRANGEMENT

On October 24, 2025, the Company entered into an arrangement with Willard Marine, Inc. related to a specific U.S. government boat project. Under the arrangement, the Company serves as the prime contractor and maintains the primary customer relationship, while Willard Marine, Inc. provides vessel design, manufacturing, testing expertise, personnel, facilities, and related technical capabilities.

The arrangement is contractual in nature and does not create a separate legal entity. The parties participate in the execution of the project through their respective contractual responsibilities and are compensated based on the terms of the arrangement. The Company accounts for the arrangement as a collaborative arrangement under ASC 808, Collaborative Arrangements (“ASC 808”).

The Company recognizes revenue from the end customer in accordance with ASC 606. Amounts incurred with Willard Marine, Inc. are accounted for based on the nature of the underlying costs and are recognized as cost of revenues or capitalized as contract costs when the criteria in ASC 340-40 are met. No such amounts were recognized during the period from July 17, 2025 (inception) through December 31, 2025.

Under the terms of the collaboration agreement, should the parties elect to dissolve the collaboration arrangement or the boat project not continue after the initial term, the Company will obtain ownership of a 7-meter RIB, which is currently owned by Willard Marine, Inc. As of December 31, 2025, the collaboration arrangement has not been dissolved and the boat project is still ongoing. Accordingly, the Company had not recognized the 7-meter Rigid Inflatable Boat (“RIB”) as an asset, as control of the vessel had not yet transferred to the Company.

10.	MEMBERS’ DEFICIT

The Company is a limited liability company. Members’ interests are classified as permanent equity. Member contributions are recorded as increases to members’ capital, and distributions to members are recorded as reductions of members’ capital when declared or paid.

For the period from July 17, 2025 (inception) through December 31, 2025, members made capital contributions of $20, and the Company made distributions to members of $550,807. Distributions were made pro rata based on the members’ ownership interests. As of December 31, 2025, the Company had members’ deficit of $345,593.

F-87

AGILE AUTONOMY LLC

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE PERIOD FROM JULY 17, 2025 (INCEPTION) THROUGH DECEMBER 31, 2025

(In dollars)

11.	COMMITMENTS AND CONTINGENCIES

As of December 31, 2025, the Company did not have any material purchase commitments, operating lease commitments, guarantees, or other contractual commitments requiring disclosure. The Company evaluates potential contingencies on an ongoing basis and establishes accruals when a loss is considered probable and reasonably estimable. No such accruals were recorded as of the reporting date.

As of December 31, 2025, the Company was not involved in any legal proceedings, claims, or litigation, and is not aware of any pending or threatened matters that would have a material impact on its financial position, results of operations, or cash flows.

12.	RELATED-PARTY TRANSACTIONS

Brett Velicovich and Jesse Ferrara each own 50 percent of the Company. Distributions to members are made pro rata based on each member’s ownership percentage. During the period from July 17, 2025 (inception) through December 31, 2025, the Company made distributions to members of $550,807.

On July 17, 2025, the Company acquired an asset from DronePire Inc. Brett Velicovich is the sole shareholder of DronePire and owns 50 percent of the Company. As a result, DronePire is a related party of the Company. Consideration for the acquisition consisted of a non-interest bearing promissory note issued to DronePire with a principal amount of $250,000. The note matured on December 31, 2025 and no amounts were outstanding to DronePire as of December 31, 2025.

There were no amounts due from or due to related parties as of December 31, 2025.

13.	SUBSEQUENT EVENTS

Management has evaluated subsequent events from the balance sheet date through July 23, 2026, the date these financial statements were available to be issued.

Subsequent to December 31, 2025, the Company was acquired by Autonomous Power Corporation (“APC”) on February 20, 2026. The transaction occurred after year end and did not result in any adjustment to the accompanying financial statements as of and for the period from July 17, 2025 (inception) through December 31, 2025.

Management determined that there were no other subsequent events requiring adjustment to or disclosure in the accompanying financial statements.

F-88

Annex A-1

AGREEMENT AND PLAN OF MERGER

by and among

AUREUS GREENWAY HOLDINGS INC.,

AUTONOMOUS POWER CORPORATION,

AUREUS MERGER SUB INC. ,

and

ANDREW FOX,

solely in his capacity as the Stockholder Representative

Dated as of March 8, 2026

TABLE OF CONTENTS

Page
AGREEMENT AND PLAN OF MERGER	A-1-1
RECITALS	A-1-1
THE MERGER	A-1-3
EFFECT OF THE MERGER ON CAPITAL STOCK	A-1-5
REPRESENTATIONS AND WARRANTIES OF THE COMPANY	A-1-11
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB	A-1-26
COVENANTS	A-1-44
CONDITIONS	A-1-60
TERMINATION, AMENDMENT AND WAIVER	A-1-63
MISCELLANEOUS	A-1-65

Annex

Annex I:	Cross-Reference Table

Exhibits

Exhibit A:	Form of Lock-Up Agreement
Exhibit B:	Form of Leak-Out Agreement
Exhibit C:	NewCo Directors
Exhibit D:	NewCo Officers
Exhibit E:	Form of Parent Stock Option
Exhibit F:	Form of Parent Warrant
Exhibit G:	Parent Equity Plan Amendment

A-1-i

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER, dated as of March 8, 2026 (this “Agreement”), by and among Aureus Greenway Holdings Inc., a Nevada corporation (“Parent”), Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), Autonomous Power Corporation, a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”), and Andrew Fox, solely in his capacity as the representative, agent and attorney-in-fact of the Company Stockholders (in such capacity, the “Stockholder Representative”). Certain capitalized terms used in this Agreement shall be as defined in Section 8.1 and Annex I.

RECITALS

WHEREAS, the Parties intend that on the Closing Date, upon the terms and subject to the conditions of this Agreement and in accordance with the Delaware General Corporation Law (“DGCL”) and the Nevada Revised Statutes (the “NRS”), Merger Sub will merge with and into the Company (the “Merger”), upon consummation of which, Merger Sub will cease to exist and the Company will continue as the Surviving Company and a wholly owned Subsidiary of Parent;

WHEREAS, the board of directors of Parent (the “Parent Board”) has unanimously (a) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, for Parent to enter into this Agreement and to consummate all other transactions contemplated by this Agreement, (the “Transactions”), including the Merger, the Parent Share Issuance (as defined herein), the Parent Charter Amendment (as defined herein), and the Parent Equity Plan Amendment (as defined herein, collectively, the “Parent Voting Matters”), (b) approved and declared advisable this Agreement and authorized Parent’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Parent Voting Matters, (c) directed that this Agreement and the Parent Voting Matters be submitted to the stockholders of Parent for approval and/or adoption, as applicable, and (d) recommended, in accordance with NRS 92A.120, to the stockholders of Parent that they adopt this Agreement and approve the Parent Voting Matters;

WHEREAS, promptly following the entry into this Agreement, and in any case within one day after execution and delivery of this Agreement, Parent will deliver the Requisite Parent Vote in accordance with Section 2.10 of the bylaws of Parent and the NRS (the “Parent Stockholder Written Consent”) approving and/or adopting, as applicable, this Agreement and the Parent Voting Matters (except with respect to the Parent Charter Amendment, which shall be the subject of a separate written consent of the stockholders of the Parent (the “Parent Charter Written Consent”));

WHEREAS, the board of directors of the Company (the “Company Board”) has unanimously (a) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into this Agreement and to consummate the Transactions, (b) approved and declared advisable this Agreement and authorized the Company’s execution, delivery and performance of this Agreement and the consummation of the Transactions, (c) directed that the adoption of this Agreement be submitted to a vote of the Company Stockholders, and (d) recommended to the Company Stockholders that they adopt this Agreement (collectively, the “Company Board Approvals”);

A-1-1

WHEREAS, promptly following the entry into this Agreement, and in any case within one day after execution and delivery of this Agreement, the Company will deliver the Requisite Company Vote in accordance with Section 2.11 of the bylaws of the Company and the DGCL (the “Company Stockholder Written Consent”) approving and adopting this Agreement and the Merger;

WHEREAS, the board of directors of Merger Sub has unanimously (a) determined that it is in the best interests of Merger Sub and Parent, as its sole stockholder, and declared it advisable, for Merger Sub to enter into this Agreement and to consummate the Transactions, including the Merger, (b) approved and declared advisable this Agreement and authorized Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Merger, (c) directed that the adoption of this Agreement be submitted to a vote of Parent, as the sole stockholder of Merger Sub, and (d) recommended to Parent, as the sole stockholder of Merger Sub, that it adopt this Agreement;

WHEREAS, immediately following the entry into this Agreement, Parent, as the sole stockholder of Merger Sub, will deliver a written consent in accordance with Merger Sub’s organizational documents and the DGCL (the “Merger Sub Stockholder Written Consent”) approving and adopting this Agreement and the Merger;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Company Significant Holders (as defined herein) have each entered into a lock-up agreement with Parent, in the form attached as Exhibit A (each, a “Lock-Up Agreement”), which agreements will become effective as of the Closing;

WHEREAS, simultaneously with the execution and delivery of this Agreement, the Parent Significant Holders (as defined herein) have each entered into a leak-out agreement with Parent, in the form attached as Exhibit B (each, a “Leak-Out Agreement”), which agreements will become effective as of the Closing; and

WHEREAS, it is intended that, for U.S. federal income Tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, agree as follows:

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THE MERGER

The Merger. At the Effective Time, (a) Merger Sub shall be merged with and into the Company in accordance with the DGCL and upon the terms and subject to the conditions set forth in this Agreement, whereupon the separate existence of Merger Sub shall cease, (b) the Company shall be the surviving corporation (the “Surviving Company”) and from and after the Effective Time shall be a wholly owned Subsidiary of Parent and the separate corporate existence of the Company with all of its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger as provided in the DGCL, and (c) the Merger shall have such other effects as provided in the DGCL, in the case of each of clause (b) and (c), except as expressly set forth in this Agreement (to the extent permitted by applicable Laws).

Closing. Subject to the satisfaction or waiver of all of the conditions to closing contained in Article VI, the closing of the Merger (the “Closing”) shall take place (a) remotely by exchange of documents and signatures (or their electronic counterparts) on the second Business Day after the day on which the conditions set forth in Article VI (other than any conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions) are satisfied or waived in accordance with this Agreement, or (b) at such other place and time as Parent and the Company may mutually agree in writing. The date on which the Closing occurs is referred to as the “Closing Date.”

Effective Time. Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, (a) the Company and Merger Sub shall cause a certificate of merger with respect to the Merger, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL (the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware in accordance with the relevant provisions of the DGCL, and (b) each Party shall, as soon as practicable on or after the Closing Date, make all other filings required under the DGCL, the NRS, or by the Secretary of State of the State of Delaware or the Secretary of State of the State of Nevada, in connection with the Merger. The Certificate of Merger and such fillings shall be consistent with this Agreement and otherwise in form and substance reasonably acceptable to each of Parent and the Company. The Merger shall become effective upon filing of the Certificate of Merger or at such later time as Parent and the Company may agree, which time shall be specified in the Certificate of Merger (such time being herein referred to as the “Effective Time”).

Effects of the Merger. The Merger shall have the effects specified herein and in the applicable provisions of the DGCL, including Section 259(a) thereof. Without limiting the foregoing, from and after the Effective Time, the Surviving Company shall possess all of the properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of Surviving Company, all as provided under the DGCL. NewCo shall continue to possess all of the properties, rights, privileges, powers and franchises of Parent, and all of the claims, obligations, liabilities, debts and duties of Parent shall continue to be the claims, obligations, liabilities, debts and duties of NewCo.

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Organizational Documents.

Prior to the Effective Time, Parent shall take all requisite action to cause Parent’s articles of incorporation and bylaws in effect immediately following the Effective Time to be in the forms to be mutually agreed to by Parent and the Company, which shall comply with the requirements of the NRS, and, pursuant to which, the name of Parent shall be changed, effective as of the Effective Time, to “Powerus Corporation” (such amendment to the articles of incorporation, the “Parent Charter Amendment”).

At the Effective Time, (a) the certificate of incorporation of the Company in effect at the Effective Time shall be the certificate of incorporation of the Surviving Company, until amended in accordance with its terms and the DGCL, and (b) the bylaws of the Company in effect at the Effective Time shall be the bylaws of the Surviving Company, until amended in accordance with its terms and the DGCL.

Directors and Officers.

Directors of NewCo. The Parties shall take all necessary action such that (i) the number of directors constituting the board of directors of NewCo (the “NewCo Board”) immediately after the Effective Time shall be five (or such other number as may be agreed to by Parent and the Company), and (ii) the chairpersons and composition of the NewCo Board as of the Effective Time shall be as set forth in (or as designated pursuant to) Exhibit C hereto.

Officers of NewCo. The Parties shall take all necessary action such that the individuals designated to hold those senior executive officer positions as set forth in (or as designated pursuant to) Exhibit D hereto shall hold such designated positions as of the Effective Time.

Tax Treatment. It is intended that, for U.S. federal income Tax purposes, the Merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code and that this Agreement be, and is hereby adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code (the “Intended Tax Treatment”). Each Party shall file all Tax Returns consistent with, and take no position inconsistent with such treatment (whether in connection with any audit, examination or other Tax proceeding, on any Tax Return or otherwise) unless required to do so pursuant to a “determination” within the meaning of Section 1313(a) of the Code. From and after the date of this Agreement, none of the Parties shall, nor shall they permit any of their Affiliates to, knowingly take any action, cause any action to be taken or omit to take any action which could reasonably be expected to cause the transactions to fail to qualify for the Intended Tax Treatment. None of Parent, the Company or any Subsidiary of Parent or the Company shall have any liability or obligation to any Company Stockholder should the Merger fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

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EFFECT OF THE MERGER ON CAPITAL STOCK

Conversion of Capital Stock.

Company Common Stock. At the Effective Time, by virtue of the Merger and without any further action on the part of any Party or any other Person:

each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) automatically shall be converted into the right to receive 599.18229 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of Parent Common Stock (such per-share amount together with any Earn Out Shares issuable pursuant to Section 2.6, the “Merger Consideration”);

each share of Merger Sub Common Stock issued and outstanding immediately prior to the Effective Time, automatically shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock of the Surviving Company; and

each share of Company Common Stock held in the treasury of the Company, owned by the Company or any of its direct or indirect wholly-owned Subsidiaries or by Parent or any of its Affiliates at the Effective Time (collectively, the “Excluded Company Shares”) shall be canceled automatically and shall cease to exist, and no consideration shall be paid for those Excluded Company Shares.

Conversion of Company Common Stock. All shares of Company Common Stock that have been converted pursuant to Section 2.1(a)(i) shall be canceled automatically and shall cease to exist, and the holders of (i) certificates which immediately before the Effective Time represented such shares (the “Company Stock Certificates”) or (ii) shares represented by book-entry (the “Company Book-Entry Shares”) shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration in accordance with Section 2.2 and the number of Earn Out Shares in the Earn Out Spreadsheet, if any, in accordance with Section 2.6.

Equitable Adjustment. If at any time during the period between the date of this Agreement and the Effective Time, any change in the outstanding shares of capital stock of Parent or the Company shall occur as a result of any reclassification, recapitalization, reorganization, stock split (including a reverse stock split) or combination, exchange or readjustment of shares, or any stock dividend or stock distribution is declared with a record date during such period, the Merger Consideration shall be equitably adjusted to the extent appropriate to provide the same economic effect as contemplated by this Agreement prior to such action. Nothing in this Section 2.1(c) shall be construed to permit the Parties to take any action except to the extent consistent with, and not otherwise prohibited by, the terms of this Agreement.

Fractional Shares. No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and such fractional share interests shall not entitle the owner thereof to vote or to any rights as a holder of Parent Common Stock. If the product of the number of shares a Company stockholder holds immediately prior to the Effective Time multiplied by the Exchange Ratio would result in the issuance of a fractional share of Parent Common Stock, that product will be rounded up to the nearest whole number of shares of Parent Common Stock.

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Surrender and Payment.

Exchange Agent. Prior to the Effective Time, Parent and the Company shall appoint an exchange and payment agent (the “Exchange Agent”), for the purpose of exchanging Company Stock Certificates, if any, for the consideration issuable in respect of Company Common Stock and will enter into an agreement with such Exchange Agent on terms reasonably satisfactory to the Company.

Exchange Fund. On or prior to the Closing Date, Parent shall cause to be deposited with the Exchange Agent, in trust for the benefit of the holders of Company Common Stock, the aggregate Merger Consideration, issuable pursuant to the Merger (the “Parent Share Issuance”). All book-entry shares representing Parent Common Stock deposited by Parent with the Exchange Agent for distribution pursuant to this Article II are referred to in this Agreement as the “Exchange Fund.” The Exchange Agent will, pursuant to irrevocable instructions to be delivered to the Exchange Agent by Parent, deliver the appropriate Parent Common Stock out of the Exchange Fund to holders of Company Common Stock pursuant to the provisions of this Article II. The Exchange Fund will not be used for any other purpose.

Exchange Procedures.

Letter of Transmittal. As promptly as practicable but in no event later than two Business Days following the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record of a share of Company Common Stock converted pursuant to Section 2.1(a)(i), (A) a letter of transmittal in customary form, specifying that delivery shall be effected, and risk of loss and title to such holder’s shares shall pass, only upon proper delivery of the Company Stock Certificate to the Exchange Agent or, in the case of Company Book-Entry Shares, upon adherence to the procedures set forth in the letter of transmittal, and (B) instructions for surrendering such Company Stock Certificates or Company Book-Entry Shares.

Surrender of Shares of Company Common Stock. Upon surrender of a Company Stock Certificate or of a Company Book-Entry Share for cancellation to the Exchange Agent in accordance with the instructions provided by the Exchange Agent pursuant to Section 2.2(c)(i), together with a duly executed and completed letter of transmittal and any other documents reasonably required by the Exchange Agent, the holder of that Company Stock Certificate or Company Book-Entry Share shall be entitled to receive, and the Exchange Agent shall issue in exchange therefor, the Merger Consideration in accordance with Section 2.1(a)(i) in respect of the number of shares formerly evidenced by that Company Stock Certificate or Company Book-Entry Share.

Unregistered Transferees. If any Merger Consideration is to be issued to a Person other than the Person in whose name the surrendered Company Stock Certificate is registered, then the Merger Consideration may be issued to such a transferee so long as (A) the surrendered Company Stock Certificate is accompanied by all documents required the Company to evidence and effect that transfer, and (B) the Person requesting such issuance (1) pays any applicable transfer taxes, or (2) establishes to the reasonable satisfaction of Parent and the Exchange Agent that any such transfer taxes have already been paid or are not applicable.

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No Other Rights. Until surrendered in accordance with this Section 2.2(c), each Company Stock Certificate and each Company Book-Entry Share shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration. Any Merger Consideration issued upon the surrender of any Company Stock Certificate or Company Book-Entry Share shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Stock Certificate or Company Book-Entry Share and the shares of Company Common Stock formerly represented by it.

Lost, Stolen or Destroyed Certificates. If any Company Stock Certificate is lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Company Stock Certificate to be lost, stolen or destroyed and, if required by the Surviving Company, the posting by such Person of a bond, in such reasonable amount as the Surviving Company may direct, as indemnity against any claim that may be made against it with respect to such Company Stock Certificate, the Exchange Agent shall issue, in exchange for such affidavit claiming such Company Stock Certificate is lost, stolen or destroyed, the Merger Consideration to such Person in respect of the shares of Company Common Stock (represented by such Company Stock Certificate.

No Further Transfers. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of the shares of Company Common Stock that were outstanding immediately before the Effective Time.

Required Withholding. Each of Parent, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold from any consideration otherwise payable under this Agreement such amounts as may be required to be deducted or withheld therefrom under the Internal Revenue Code of 1986, as amended (the “Code”), or any other applicable state, local or foreign Law. To the extent that any amounts are so deducted and withheld and paid to the appropriate Governmental Authorities, those amounts shall be treated as having been paid to the Person in respect of whom such deduction or withholding was made for all purposes under this Agreement.

No Liability. None of Parent, the Surviving Company or the Exchange Agent (or any of their respective officers, directors, employees, agents or Affiliates) shall be liable to any holder of Company Stock Certificates or Company Book-Entry Shares for any amount properly paid to a public official under any applicable abandoned property, escheat or similar Law.

Termination of Exchange Fund. Any portion of the Exchange Fund that remains unclaimed by the holders of Company Stock Certificates or Company Book-Entry Shares one year after the Effective Time shall be delivered by the Exchange Agent to Parent upon demand. Thereafter, any holder of Company Stock Certificates or Company Book-Entry Shares who has not theretofore complied with this Article II shall look only to Parent for, and Parent shall remain liable for, payment of the applicable Merger Consideration pursuant to the terms of this Article II, subject to any applicable abandoned property, escheat or similar Law.

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Treatment of Equity Awards. Effective as of the Effective Time, each Company Stock Option that is outstanding and unexercised, whether vested or unvested, immediately prior to the Effective Time shall cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and shall be converted automatically into a Parent Stock Option on substantially the same terms and conditions (including applicable vesting (including, if applicable, vesting acceleration), exercise and expiration provisions) as applied to the corresponding Company Stock Option immediately prior to the Effective Time, except that: (a) the number of shares of Parent Common Stock subject to each Parent Stock Option shall be determined by multiplying: (i) the number of shares of Company Common Stock subject to the corresponding Company Stock Option immediately prior to the Effective Time; by (ii) the Exchange Ratio; and (b) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Parent Stock Option shall be determined by dividing: (i) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the corresponding Company Stock Option immediately prior to the Effective Time; by (ii) the Exchange Ratio, and rounding such quotient up to the nearest whole cent; provided that the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Parent Stock Options into which the Company Stock Options are converted shall be determined in a manner consistent with the requirements of Section 409A of the Code; provided further that, in the case of any Company Stock Option to which Section 422 of the Code applies, the exercise price and the number of shares of Parent Common Stock purchasable pursuant to the Parent Stock Option into which such Company Stock Option is converted shall be determined in accordance with the foregoing in a manner that satisfies the requirements of Section 424(a) of the Code. If the number of Parent Stock Options a holder of Company Stock Options receives at the Effective Time would result in the issuance of a fractional share of Parent Common Stock upon the exercise of the Parent Stock Options then issued, then the number of Parent Stock Options to be issued shall be rounded up to the nearest whole number of Parent Stock Options. Each such Parent Stock Option issued in replacement for a Company Stock Option will be substantially in the form attached hereto as Exhibit E.

Treatment of Warrants. At the Effective Time, each warrant to acquire shares of Company Common Stock (each, a “Company Warrant”) that is outstanding immediately prior to the Effective Time, shall be, by virtue of the Merger and without any further action on the part of any Party or any other Person, shall cease to represent a right to acquire shares of Company Common Stock and shall be assumed by Parent and shall be converted automatically into a Parent Warrant on substantially the same terms and conditions as applied to the corresponding Company Warrant immediately prior to the Effective Time, except that: (a) the number of shares of Parent Common Stock subject to each Parent Warrant shall be determined by multiplying: (i) the number of shares of Company Common Stock subject to the corresponding Company Warrant immediately prior to the Effective Time; by (ii) the Exchange Ratio; and (b) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of each Parent Warrant shall be determined by dividing: (i) the per share exercise price for the shares of Company Common Stock otherwise purchasable pursuant to the corresponding Company Warrant immediately prior to the Effective Time; by (ii) the Exchange Ratio, and rounding such quotient up to the nearest whole cent. For the avoidance of doubt, no holder of Company Warrants shall be entitled to receive any Earn Out Shares. If the number of Parent Warrants a holder of Company Warrants receives at the Effective Time would result in the issuance of a fractional share of Parent Common Stock upon the exercise of the Parent Warrants then issued, then the number of Parent Warrants to be issued shall be rounded up to the nearest whole number of Parent Warrants. Each such Parent Warrant issued in replacement for a Company Warrant will be substantially in the form attached hereto as Exhibit F.

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Dissenting Shares.

Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, the holder of which has neither voted in favor of the Merger or consented thereto in writing pursuant to Section 228 of the DGCL and which are held by stockholders who have demanded appraisal rights for such shares of Company Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive that portion of the Merger Consideration and, if any of the Earn Out Triggering Events are achieved, that portion of the Earn Out Shares, in each case described in Section 2.6 attributable to such Dissenting Shares. At the Effective Time, the Dissenting Shares shall be canceled and shall cease to exist and the holders of the Dissenting Shares shall be entitled solely to the right to receive payment of the appraised value of such shares of Company Common Stock held by them immediately prior to the Effective Time in accordance with the DGCL, unless and until such holders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL (whether occurring before, at or after the Effective Time) shall thereupon be deemed to be converted into, as of the Effective Time, the right to receive the portion of the Merger Consideration and, if any of the Earn Out Triggering Events are achieved, that portion of the Earn Out Shares, in each case without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.1.

The Company shall provide Parent prompt written notice of any demands for appraisal under Section 262 of the DGCL received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands, and the Company shall have the right to direct all negotiations and proceedings with respect to such demands; provided that the Parent shall have the right to participate in such negotiations and proceedings. Neither the Parent nor the Company shall, except with the other Party’s prior written consent, voluntarily make any payment with respect to, or settle or offer to settle, any such demands, or approve any withdrawal of any such demands for appraisal or agree to do any of the foregoing.

Earn Out.

From and after Closing until the fourth anniversary of the Closing Date (the “Earn Out Period”), as additional consideration for the Merger and the other Transactions, Parent shall issue or cause to be issued to the Company Stockholders up to 42,500,000 shares of Parent Common Stock (the “Earn Out Shares”) in accordance with this (a) (subject to any adjustment pursuant to (c)).The Earn Out Shares shall be earned and issued to the Company Stockholders as follows (each, an “Earn Out Triggering Event”):

10,000,000 Earn Out Shares (and any applicable stock powers), will be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet if the Volume Weighted Average Share Price exceeds $4.00 per share for 60 of any 90 consecutive trading days during the Earn Out Period (“Tier 1 Earn Out Shares”);

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10,000,000 Earn Out Shares (and any applicable stock powers), will be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet if the Volume Weighted Average Share Price exceeds $8.00 per share for 30 of any 60 consecutive trading days during the Earn Out Period (“Tier 2 Earn Out Shares”), plus the Tier 1 Earn Out Shares, if not previously issued;

5,000,000 Earn Out Shares (and any applicable stock powers), will be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet if (A) the Volume Weighted Average Share Price exceeds $12.00 per share for 30 of any 60 consecutive trading days during the Earn Out Period, or (B) the NewCo Revenue is $50,0000,000 or greater in any 12-month period (“Tier 3 Earn Out Shares”), plus the Tier 1 Earn Out Shares and Tier 2 Earn Out Shares, if not previously issued;

7,500,000 Earn Out Shares (and any applicable stock powers), will be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet if (A) the Volume Weighted Average Share Price exceeds $14.00 per share for 30 of any 60 consecutive trading days during the Earn Out Period, or (B) the NewCo Revenue is $75,0000,000 or greater in any 12-month period (“Tier 4 Earn Out Shares”), plus the Tier 1 Earn Out Shares, Tier 2 Earn Out Shares and Tier 3 Earn Out Shares, if not previously issued; and

10,000,000 Earn Out Shares (and any applicable stock powers), will be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet if (A) the Volume Weighted Average Share Price exceeds $16.00 per share for 30 of any 60 consecutive trading days in the four year period commencing on and after the Closing Date, or (B) the NewCo Revenue is $100,0000,000 or greater in any 12-month period (“Tier 5 Earn Out Shares”), plus the Tier 1 Earn Out Shares, Tier 2 Earn Out Shares, Tier 3 Earn Out Shares and Tier 4 Earn Out Shares, if not previously issued.

Issuance of Earn Out Shares. Parent shall promptly issue any Earn Out Shares after the occurrence of a Earn Out Triggering Event (but in no event later than 10 days after such event). Parent shall take such actions as are reasonably requested by the Stockholder Representative to evidence the issuances pursuant to Section 2.6(a), including through the provision of an updated stock ledger showing such issuances (as certified by an officer of Parent responsible for maintaining such ledger or the applicable registrar or transfer agent of Parent). From and after the Closing, at all times during the Earn Out Period, Parent will keep available for issuance a sufficient number of unissued shares of Parent Common Stock to permit Parent to satisfy its issuance obligations set forth in this Section 2.6 and will take all actions required to increase the authorized number of shares of Parent Common Stock if at any time there will be insufficient unissued shares of Parent Common Stock to permit such reservation.

Adjustments to Earn Out Shares. In the event that the Company PIPE is consummated prior to the Closing, the aggregate number of Earn Out Shares that may be issued shall be increased by 7,500,000 shares from 42,500,000 to 50,000,000 shares of Parent Common Stock, with the amount of each of Tiers 1 through 5 described in Section 2.6(a)(i) through (v) adjusted to be 10,000,000 shares.

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Equitable Adjustment. In the event Parent shall at any time during the Earn Out Period, pay any dividend on Parent Common Stock by the issuance of additional Parent Common Stock, or effect a subdivision, recapitalization, split, or combination, exchange or consolidation of the outstanding Parent Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Parent Common Stock, then in each case (i) the Volume Weighted Average Share Price targets set forth in Section 2.6(a) and (ii) the number of shares of Parent Common Stock to be earned and issued pursuant to Section 2.6(a) shall be equitably adjusted to provide to such Company Stockholders the same economic effect as contemplated by this Agreement prior to such event .

Acceleration Event. If, during the Earn Out Period, there is a Change of Control, then immediately prior to the consummation of such Change of Control: (i) any such Earn Out Triggering Event that has not previously occurred shall be deemed to have occurred; (ii) Parent shall cause the issuance of the applicable Earn Out Shares to the Company Stockholders, and (iii) to the extent applicable, the Company Stockholders shall be eligible to participate in such Change of Control to the same extent and degree as all other Newco stockholders at the time of such Change of Control.

Tax Treatment of Earn Out Shares. The issuance of Earn Out Shares shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by applicable Law.

Earn Out Spreadsheet. Notwithstanding anything to the contrary in this Agreement, (i) it is expressly acknowledged and agreed that Parent and their respective Affiliates shall be entitled to rely on the Earn Out Spreadsheet (and any update thereto), without any obligation to investigate or verify the accuracy or correctness thereof, and to issue Earn Out Shares in accordance therewith, and (ii) in no event will Parent or any of its Affiliates have any Liability to any Person (including the Stockholder Representative and each of the equityholders of the Company) in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of the Earn Out Spreadsheet (and any update thereto) and the allocation set forth therein or issuances made by any Person (including Parent, the Stockholder Representative and their respective Affiliates) in accordance therewith.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Subject to Section 8.14, except as set forth in the corresponding sections of the disclosure letter delivered by the Company to Parent and Merger Sub prior to the execution of this Agreement (the “Company Disclosure Letter”), the Company represents and warrants to Parent and Merger Sub that:

Organization and Power. Each of the Company and its Subsidiaries is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization. Each of the Company and the Company’s Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the failure to have such requisite power or authority would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

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Company Organizational Documents. The Company has made available to Parent true and complete copies of the certificate of incorporation and bylaws of the Company as in effect on the date of this Agreement (collectively, the “Company Organizational Documents”), and (a) the Company Organizational Documents are in full force and effect, and (b) the Company is not in violation of any provision of the Company Organizational Documents.

Governmental Authorizations. Assuming that the representations and warranties of Parent and Merger Sub contained in Section 4.4 are true and correct, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions do not and will not require any consent, approval or other authorization of, or registration or filing with or notification to any Governmental Authority (collectively, “Governmental Authorizations”), other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; and (b) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Corporate Authorization.

The Company Board has unanimously (i) determined that it is in the best interests of the Company and its stockholders, and declared it advisable, for the Company to enter into this Agreement and to consummate the Transactions, (ii) approved and declared advisable this Agreement and authorized the Company’s execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) directed that the adoption of this Agreement be submitted to a vote of the stockholders of the Company, and (iv) recommended to the Company Stockholders that they adopt this Agreement. The Requisite Company Vote of the Company Stockholders is the only vote of the Company Stockholders necessary to adopt this Agreement and approve the Transactions. Assuming that the Requisite Company Vote is received, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company. Once effective, the Company Stockholder Written Consent would satisfy the Requisite Company Vote.

The Company has all necessary corporate power and authority to enter into this Agreement and, subject to the Requisite Company Vote, to consummate the Transactions. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action on the part of the Company other than, with respect to the Merger, the receipt of the Requisite Company Vote (which will be received when the Company Stockholder Written Consent has been executed and delivered by the Company Stockholders) and the filing of the Certificate of Merger as required by the DGCL. This Agreement constitutes a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

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Non-Contravention. The execution, delivery and performance of this Agreement by the Company and the consummation of the Transactions do not and will not (a) contravene or conflict with, or result in any violation or breach of, any provision of (i) the Company Organizational Documents, or (ii) the comparable organizational or governing documents of any of the Subsidiaries of the Company, (b) contravene or conflict with, or result in any material violation or breach of, any Law applicable to the Company or any of its Subsidiaries or by which any Company Assets are bound, assuming that all Governmental Authorizations described in Section 3.3 have been obtained or made, (c) result in any violation, termination, acceleration of any material obligation, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) or require any notice or consent under, any Company Material Contracts or Company Real Property Leases to which the Company or any of its Subsidiaries is a party or by which any Company Assets are bound, or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the Company Assets, except, in the case of clauses (a)(ii), (b), (c), and (d), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Capitalization.

The Company’s authorized capital stock consists solely of 250,000 shares of Company Common Stock. As of the date of this Agreement, (A) 113,488 shares of Company Common Stock were issued and outstanding, (B) 39,456 Company Stock Options to purchase shares of Company Common Stock were issued and outstanding, (C) 10,544 shares of Company Common Stock were reserved for issuance under the Company Equity Plan, (D) 33,378 shares of Company Common Stock were committed for issuance upon any exercise of the Company Warrants, and (E) 27,815 shares of Company Common Stock to be issued upon the closing of the Company PIPE prior to the Closing Date.

Except as set forth in Section 3.6(b) of the Company Disclosure Letter, or to the extent expressly permitted under Section 5.1 (including as required by applicable Law), (i) there are no outstanding shares of capital stock of the Company, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights, or other similar rights, agreements or commitments (other than this Agreement) relating to the issuance or acquisition of capital stock to which the Company or any of its Subsidiaries is a party obligating the Company or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in the Company or any of its Subsidiaries or any other Person.

All outstanding shares of Company Common Stock have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

Each outstanding share of capital stock or other equity interests of each Subsidiary of the Company is duly authorized, validly issued, fully paid and non-assessable, in each case, to the extent such concepts are applicable to such capital stock or other equity interests, and not subject to any pre-emptive rights.

Except as set forth in this Section 3.6, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or capital stock of any Subsidiary of the Company.

There are no voting trusts, proxies or similar agreements, arrangements or commitments to which the Company or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of the Company or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of the Company or any of its Subsidiaries that entitle the holder of such instruments of indebtedness to vote together with Company Stockholders on any matters with respect to the Company or any of its Subsidiaries.

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Section 3.6(g) of the Company Disclosure Letter sets forth a true, complete and correct list of all Persons who hold Company Stock Options, indicating, with respect to each such holder, the type of award granted, the number of shares of Company Common Stock subject to such award, the exercise price of each Company Stock Option, date of grant and date of vesting, subject in each case to any exercise of Company Stock Options or forfeiture of any Company Stock Options after the date of this Agreement each in accordance with their terms.

Section 3.6(h) of the Company Disclosure Letter sets forth a complete and accurate list of the name of the record and beneficial holder of each outstanding Company Warrant, the number and class of Company capital stock that each Company Warrant has the right to purchase, and the exercise price of each Company Warrant.

Subsidiaries.

Section 3.7(a) of the Company Disclosure Letter sets forth a complete and accurate list of each Subsidiary of the Company. The Company has made available to Parent organizational documents of each Subsidiary of the Company.

Each of the Subsidiaries of the Company is wholly owned by the Company, directly or indirectly, free and clear of any Liens (other than Permitted Liens). The Company does not own, directly or indirectly, any capital stock of, or any other securities convertible or exchangeable into or exercisable for capital stock of, any Person (other than as set forth on Section 3.7(a) of the Company Disclosure Letter).

Financial Statements. The Company has made available to Parent true, correct and complete copies of the (a) unaudited balance sheet of the Company as of December 31, 2025, (b) unaudited balance sheet of Kaizen Aerospace Inc. as of December 31, 2025, and the related statement of operations and stockholders’ equity for the year then ended, and (c) unaudited balance sheet of Agile Autonomy LLC as of December 31, 2025 and the related statement of operations for the year then ended (collectively, “Company Financial Statements”). The Company Financial Statements fairly present, in all material respects, the financial condition and results of operations of the Company and its Subsidiaries as of the times and for the periods referred to therein and have been prepared in conformity with United States generally accepted accounting principles (“GAAP”), in each case as of the respective dates on which they were prepared. There are no off-balance sheet arrangements to which the Company or any of its Subsidiaries is a party.

Undisclosed Liabilities. As of the date of this Agreement, except as set forth in Section 3.9 of the Company Disclosure Letter, there are no liabilities or obligations of any kind, whether accrued, contingent, absolute, inchoate or otherwise (each a “Liability” and collectively, “Liabilities”) of the Company or any of its Subsidiaries that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

Liabilities reflected or reserved against in the consolidated balance sheet of the Company as of December 31, 2025 (the “Balance Sheet Date”) or the footnotes thereto;

Liabilities incurred since the Balance Sheet Date in the ordinary course of business (none of which is a Liability for tort, breach of contract or environmental liability);

Liabilities incurred in connection with the Transactions or as permitted or contemplated expressly by this Agreement; and

Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Absence of Certain Changes. Except as otherwise expressly contemplated or required by this Agreement, or as set forth in Section 3.10 of the Company Disclosure Letter, since the Balance Sheet Date to the date of this Agreement, i) the business of the Company and each of its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, ii) there has not been any Company Material Adverse Effect and iii) there has not been or occurred any event, condition, action or effect that, if taken during this period, would constitute a breach of Section 5.1.

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Litigation. From the Balance Sheet Date through the date of this Agreement, (a) there are no legal actions, claims, demands, arbitrations, hearings, charges, complaints, sanctions investigations, examinations, indictments, litigations, suits or other civil, criminal, administrative or investigative proceedings before a Governmental Authority (collectively, “Legal Actions”) pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of its or their assets or properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, and (b) there are no Orders outstanding against or, to the Knowledge of the Company, investigation by any Governmental Authority of, the Company or any of its Subsidiaries or any of its or their respective assets or properties that would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Material Contracts.

Section 3.12(a) of the Company Disclosure Letter sets forth a list of each of the following Contracts to which, as of the date of this Agreement, the Company or any of its Subsidiaries is a party (each, a “Company Material Contract”):

each Contract (A) not to (or otherwise restricting or limiting the ability of the Company or any of its Subsidiaries to) compete in any line of business or geographic area, (B) to restrict the ability of the Company or any of its Subsidiaries to conduct business in any geographic area, or (C) that contains a “most favored nation” provision or that otherwise requires the Company or any of its Subsidiaries to conduct business with any Person on a preferential or exclusive basis, or that includes a price protection or rebate provision in favor of the counterparty to such Contract or any similar provision;

each Contract (other than any Company Benefit Plan and ordinary course non-executive officer employment agreement) providing for or resulting in payments after the date of this Agreement by the Company or any of its Subsidiaries that exceeds $50,000;

all Contracts granting to any Person an option or a first refusal, first offer or similar preferential right to purchase or acquire any material Company Assets;

all material Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

all partnership, joint venture or other similar Contracts;

each (A) loan or credit agreement, indenture, mortgage, note or other Contract evidencing indebtedness for borrowed money of the Company or any of its Subsidiaries from a Third Party lender, (B) Contract pursuant to which any such indebtedness for borrowed money is guaranteed by the Company or any of its Subsidiaries, and (C) Contract relating to the creation of a Lien (other than Permitted Liens) with respect to any material Company Asset;

each Contract that obligates the Company or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than the Company or any of its Subsidiaries), except for (A) loans or advances for indemnification, attorneys’ fees, or travel and other business expenses in the ordinary course of business, and (B) extended payment terms for customers in the ordinary course of business;

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any Contract for the disposition or acquisition by the Company or any of its Subsidiaries, with material obligations of the Company or any of its Subsidiaries (other than confidentiality obligations) remaining to be performed or material Liabilities of the Company or any of its Subsidiaries continuing after the date of this Agreement;

each Contract with a (A) Top Customer, and (B) Top Supplier (in each case, other than purchase orders entered into in the ordinary course of business);

any agreement restricting or limiting the payment of dividends or the making of distributions to stockholders, including intercompany dividends or distributions other than such restrictions or limitations that are required by applicable Law;

each collective bargaining or other labor or works council agreement covering employees of the Company or any of its Subsidiaries;

each lease, sublease or license involving real property or equipment pursuant to which the Company or any of its Subsidiaries is required to pay an annual base rental in excess of $50,000;

relates to the settlement (or proposed settlement) of any pending or threatened Legal Actions, other than any settlement that provides solely for the payment of less than $50,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by the Company or any of its Subsidiaries);

 each Contract (A) granting to the Company or any of its Subsidiaries a material license, covenant not to sue or other right under any Intellectual Property (excluding Contracts for Software or information technology services that are generally commercially available on non-discriminatory pricing terms), (B) granting to any third Person a license, covenant not to sue or other right under any Company Intellectual Property (other than non-exclusive licenses granted to customers, vendors or service providers in the ordinary course of business in connection with the sale, distribution or use of products, goods or services, including licenses that, to the Company’s Knowledge, are merely implied or incidental to such sale, distribution or use), (C) materially restricting the Company’s or any of its Subsidiaries’ use or exploitation of any material Company Intellectual Property, or (D) governing the development or ownership of Intellectual Property material to the businesses of the Company or any of its Subsidiaries (other than Contracts with employees, contractors or consultants entered into in the ordinary course of business); and

to the extent not set forth in Section 3.12(a) of the Company Disclosure Letter pursuant to another subsection of this Section 3.12(a), all material agreements with any Governmental Authority.

A true and complete copy of each Company Material Contract (including any amendments thereto) entered into prior to the date of this Agreement has been made available to Parent. Each Company Material Contract is a valid and binding agreement of the Company or its applicable Subsidiary, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) neither the Company or such Subsidiary nor, to the Knowledge of the Company, any other party thereto, is in breach of or default under any such Company Material Contract, (ii) as of the date of this Agreement, there are no material disputes with respect to any such Company Material Contract, and (iii) as of the date of this Agreement, no party under any Company Material Contract has given written notice of its intent to terminate or otherwise seek a material amendment to such Company Material Contract.

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Benefit Plans.

Section 3.13(a) of the Company Disclosure Letter lists all material Company Benefit Plans. For purposes of this Agreement a “Company Benefit Plan” is, whether or not written, (i) any “employee benefit plan” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) any compensation, stock purchase, stock option, equity or equity-based compensation, severance, employment, consulting, change-of-control, bonus, incentive, deferred compensation and other employee benefit plan, agreement, program or policy, whether or not subject to ERISA, (iii) any plan, agreement, program or policy providing vacation benefits, insurance (including any self-insured arrangements), medical, dental, vision or prescription benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension or insurance benefits), or (iv) any loan to or for the benefit of an officer of the Company or any of its Subsidiaries, in each case (A) under which any current or former director, officer, employee or independent contractor of the Company or any of its Subsidiaries has any right to benefits, or (B) which are maintained, sponsored or contributed to by the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries makes or is required to make contributions or with respect to which the Company or any of its Subsidiaries has any material Liability.

With respect to each Company Benefit Plan, if applicable, the Company has made available to Parent true and complete copies of (i) the plan document and any amendments thereto (and for any unwritten plan, a summary of the material terms), (ii) the most recent summary plan description, (iii) the most recent annual report on Form 5500 (including all schedules) and tax return on Form 990, (iv) the most recent annual audited financial statements and opinion, (v) if the Company Benefit Plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the Internal Revenue Service (the “IRS”), and (vi) any related trust or funding agreements or insurance policies.

Neither the Company, nor any of its Subsidiaries nor any of their respective ERISA Affiliates maintains, sponsors, administers or contributes to (or is required to sponsor, maintain, administer or contribute to), or has within the preceding six years maintained, sponsored or contributed to, or has any Liability under or with respect to, (i) any employee benefit plan subject to Section 412 or Section 430 of the Code or Title IV of ERISA, (ii) any multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) any multiple employer plan (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or that is or has been subject to Section 4063 or 4064 of ERISA. Neither the Company nor any of its Subsidiaries has any Liability as a result of any time being considered a single employer with any other Person under Section 414 of the Code.

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Each Company Benefit Plan is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable Laws and has been administered in all material respects in accordance with its terms and such Laws. With respect to each Company Benefit Plan that is intended to qualify under Section 401(a) of the Code (i) a favorable determination or opinion letter has been issued by the IRS with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and (iii) no event has occurred since the date of such qualification or exemption that would reasonably be expected to adversely affect such qualification or exemption.

Neither the Company nor any of its Subsidiaries has any current or projected Liability with respect to, and no Company Benefit Plan provides, health, medical, life insurance or death benefits to current or former employees or other individual service providers of the Company or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by COBRA or Section 4980B of the Code, or any similar state group health plan continuation Law, the cost of which is fully paid by such current or former employees or other individual service providers or their dependents.

The execution and delivery of this Agreement and the consummation of the Transactions will not (either alone or in combination with another event) (i) result in any payment from the Company or any of its Subsidiaries becoming due, or increase the amount of any compensation due, to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Company Benefit Plan, (iii) result in the acceleration of the time of payment, vesting of any compensation or benefits or forgiveness of indebtedness with respect to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries, (iv) result in any funding, through a grantor trust or otherwise, of any compensation or benefits to any current or former employee, director or independent contractor of the Company or any of its Subsidiaries under any Company Benefit Plan, or (v) cause any amount to fail to be deductible by reason of Section 280G of the Code or be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

Each Company Benefit Plan is in compliance in all material respects with Section 409A of the Code. No Person is entitled to any gross-up, make-whole or other additional payment from the Company or any of its Subsidiaries in respect of any Tax (including taxes imposed under Section 4999 or 409A of the Code).

There are no pending, or, to the Knowledge of the Company, threatened, material claims, investigations, audits or litigation against or involving any Company Benefit Plan, other than ordinary claims for benefits by participants and beneficiaries.

Labor Relations.

(i) No employee of the Company or any of its Subsidiaries is represented by a union and, to the Knowledge of the Company, no union organizing efforts are currently being conducted, (ii) neither the Company nor any of its Subsidiaries is a party to, and is not currently negotiating any entry into, any collective bargaining agreement or other labor Contract, and (iii) no strike, picket, work stoppage, work slowdown or other organized labor dispute exists in respect of the Company or any of its Subsidiaries.

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Except as would not, individually or in the aggregate, reasonably be expected to be material to the Company or its Subsidiaries, taken as a whole, each of the Company and its Subsidiaries is, and has been for the last three years, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices, including but not limited to all Laws relating to: (i) the hiring, promotion, assignment and termination of employees (including but not limited to timing and usage of employment applications, drug testing and pre-employment testing); (ii) discrimination; (iii) harassment; (iv) retaliation; (v) equal employment opportunities; (vi) disability; (vii) labor relations; (viii) wages and hours; (ix) the Fair Labor Standards Act of 1938 and applicable state and local wage and hour Laws (collectively, “FLSA”); (x) hours of work; (xi) payment of wages (including but not limited to the timing of payments, recordkeeping and reporting of wages to employees); (xii) immigration; (xiii) workers’ compensation; (xiv) employee benefits; (xv) background and credit checks; (xvi) working conditions; (xvii) occupational safety and health; (xviii) family and medical leave; (xix) classification of employees; (xx) unfair competition/noncompetition; and (xxi) any bargaining or other obligations under the National Labor Relations Act.

Neither the Company nor any of its Subsidiaries has incurred any liability or obligation under the Worker Adjustment and Retraining Notification Act (the “WARN Act”) or any similar state or local Law within the last six months that remains unsatisfied.

In the last three years, (i) no allegations of sexual harassment, other sexual misconduct or race discrimination have been made against any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries through the Company’s anonymous employee hotline or any formal human resources communication channels at the Company or any of its Subsidiaries, and (ii) there are no Legal Actions against the Company or any of its Subsidiaries or, to the Company’s Knowledge, investigations pending or threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of the Company or any of its Subsidiaries.

There are no pending or, to the Company’s Knowledge, threatened Legal Actions against the Company or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employees or other individual service providers of the Company or any of its Subsidiaries, any current or former leased employee, intern, volunteer or “temp” of the Company or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing, or any Governmental Authority, alleging: (i) violation of any labor or employment Laws; (ii) breach of any collective bargaining agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.

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All individuals who perform or have performed services for the Company or any of its Subsidiaries have been properly classified under applicable Law in all material respects (i) as employees or individual independent contractors, and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), and no such individual has been improperly included or excluded from any Company Benefit Plan, and neither the Company nor any of its Subsidiaries has notice of any pending or, to the Company’s Knowledge, threatened inquiry or audit from any Governmental Authority concerning any such classifications.

Taxes.

(i) All income and other material Tax Returns required to be filed by or with respect to the Company or any of its Subsidiaries have been timely filed (taking into account all applicable extensions), and all such Tax Returns are true, complete and correct in all material respects, (ii) the Company and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all material Taxes due and payable (whether or not shown to be due on any Tax Return) and have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable in the most recent financial statements of the Company and its Subsidiaries, and (iii) the Company and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding and payment over to the appropriate Governmental Authority of all Taxes required to be withheld by the Company and its Subsidiaries.

(i) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, any material Taxes due from the Company or any of its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending, (ii) no audit is pending or threatened in writing with respect to any material Taxes due from or with respect to the Company or any of its Subsidiaries, (iii) no claim in writing has been made by any Governmental Authority in a jurisdiction where the Company and its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

There are no Liens for Taxes upon the assets or properties of the Company or any of its Subsidiaries, except for Permitted Liens.

Neither the Company nor any of its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax law).

The Company has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code.

Neither the Company nor any of its Subsidiaries has any liability for the Taxes of any Person (other than any of the Company or its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee, successor, by Contract (other than pursuant to any ordinary course Contract, the principal purpose of which does not relate to Taxes) or otherwise.

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Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting adopted prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) any intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state or local income Tax law), (iii) any installment sale or open transaction disposition made prior to the Closing, (iv) any item of deferred revenue, (v) any election under Section 965 of the Code, (vi) any prepaid amounts received prior to the Closing Date, or (vii) any Contract entered into with any Governmental Authority with respect to Taxes.

The Company is not aware of the existence of any fact, Contract, plan or other circumstance, or has taken or agreed to take any action, that would, or would reasonably be expected to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:

the Company and its Subsidiaries comply and have complied with all applicable Environmental Laws;

the Company and its Subsidiaries possess all Permits required under Environmental Laws necessary for their respective operations as currently conducted, and are in compliance with such Permits, which are, and through the Closing Date shall remain, in full force and effect;

neither the Company nor any Subsidiary has received any notice or request for information from any Governmental Authority or other Third Party related to any actual or alleged Liability under Environmental Law, including any investigatory, remedial or corrective obligations or otherwise pertaining to Hazardous Substances;

to the Knowledge of the Company, no condition exists on any Company Real Property or property operated by the Company or its Subsidiaries or any other location, which has given rise to, or would reasonably be expected to give rise to, any Liability relating to environmental or Hazardous Substances matters or Environmental Laws; and

to the Knowledge of the Company, the Transactions do not require notice to, or approval from, any Governmental Authority under any Environmental Law.

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Intellectual Property.

Each of the Company and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of the Company and its Subsidiaries (collectively, the “Company Intellectual Property”) free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Section 3.17(a) of the Company Disclosure Letter sets forth a true and complete list of the following, which are owned or purported to be owned by the Company or any of its Subsidiaries: (i) patents and patent applications; (ii) registered trademarks and applications therefor; (iii) registered copyrights and applications therefor; and (iv) domain name registrations ((i) - (iv), the “Registered IP”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions does not and will not encumber, impair or extinguish any of the Company Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) none of the Company Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries (“Company Owned Intellectual Property”) (A) has been adjudged invalid or unenforceable in whole or in part, or (B) is the subject of any cancellation or reexamination proceeding or any other Legal Action challenging its ownership, use, registrability, validity and enforceability, and (ii) to the Knowledge of the Company, all Registered IP is subsisting, in full force and effect, and, to the Knowledge of the Company, valid and enforceable, and all renewal fees and other maintenance fees have been paid. There exist no material contractual restrictions on the disclosure, use, license or transfer of any Company Owned Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business of the Company and its Subsidiaries does not infringe upon, misappropriate or otherwise violate, and has not infringed upon, misappropriated, or otherwise violated, the Intellectual Property rights of any Third Party and (ii) no Legal Action is pending, asserted in writing, or to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries alleging that the conduct of the business of the Company or any of its Subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any Third Party. To the Knowledge of the Company, no Person is infringing upon, misappropriating or otherwise violating, or has infringed upon, misappropriated, or otherwise violated, any Intellectual Property owned or purported to be owned by the Company or any of its Subsidiaries.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain and protect the confidentiality of all Company Intellectual Property that is material to the business of the Company and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, none of the Company Owned Intellectual Property that is material to the business of the Company and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than to Third Parties that are bound by customary, written confidentiality agreements entered into in the ordinary course of business and that are, to the Knowledge of the Company, valid and enforceable.

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Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all Persons who have contributed, developed or conceived any Company Owned Intellectual Property have done so pursuant to a valid and enforceable Contract (subject to enforceability exceptions for bankruptcy and insolvency and subject to principles of equity) that protects the confidential information of the Company and its Subsidiaries and assigns to the Company (or one of its Subsidiaries, as applicable) exclusive ownership of the Person’s contribution, development or conception, other than Intellectual Property excluded by Law or non-assignable moral rights.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have sufficient rights to use all Software, including middleware, databases, and systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the business of the Company and its Subsidiaries (the “IT Assets”), (ii) in each case, the IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations necessary for the current operation of the business of the Company and its Subsidiaries, and all IT Assets are owned or licensed under valid licenses and operated by and are under the control of the Company and its Subsidiaries, (iii) the IT Assets have not materially malfunctioned or failed in the last three years and, to the Knowledge of the Company, do not contain any viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization or disable or erase the IT Assets, or (B) otherwise materially adversely affect the functionality of the IT Assets, (iv) the Company and its Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business of the Company and its Subsidiaries and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities, (v) no Person has gained unauthorized access to any IT Assets in the last three years, (vi) the Company and its Subsidiaries have maintained, continue to maintain, and caused their vendors to maintain, safeguards, security measures and procedures against the unauthorized access, disclosure, destruction, loss, or alteration of customer data or information (including any personal or device-specific information) in its possession or control that comply with any applicable contractual and legal requirements and meet industry standards, and (vii) the Company and its Subsidiaries have in place with the Third Party owners and operators of all data centers which provide services related to the business of the Company and its Subsidiaries written Contracts that ensure that such Third Parties adhere to and are in compliance with commercially reasonable standards and requirements.

Real Property; Personal Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of the Company and its Subsidiaries (the “Company Real Property”), and (ii) the ownership of or leasehold interest in any Company Real Property is not subject to any Lien (except in all cases for Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has leased, subleased, licensed, sublicensed or otherwise granted to any Person the right to use or occupy any Company Real Property or any portion thereof, there are no outstanding options, rights of first offer or rights of first refusal to purchase any Company Real Property or any portion thereof or interest therein, and neither the Company nor any of its Subsidiaries is a party to any Contract to sell, transfer, or encumber any Company Real Property.

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Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the material leases, subleases and other agreements under which the Company or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any material real property (the “Company Real Property Leases”) is valid and binding (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles), and no termination event or condition or uncured default on the part of the Company or its Subsidiaries exists under any Company Real Property Lease.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all Company Assets, and (ii) none of the Company’s or any of its Subsidiaries’ ownership of or leasehold interest in any such Company Assets is subject to any Liens (except in all cases for Permitted Liens).

Permits; Compliance with Law.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries is in possession of all material franchises, grants, authorizations, licenses, easements, variances, exceptions, consents, certificates, approvals, waivers, notices, and other permits of any Governmental Authority (“Permits”) necessary for each of the Company and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted (collectively, the “Company Permits”). Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, all such Company Permits are in full force and effect and no suspension or cancellation of any of the Company Permits is pending or, to the Knowledge of the Company, has been threatened in writing against the Company or any of its Subsidiaries.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each of the Company and its Subsidiaries has at all times in the last three years been in compliance in all material respects with (i) all Laws applicable to the Company or such Subsidiary or by which any of the Company Assets is bound, and (ii) all Laws applicable to, and the terms and conditions of, any Company Permits.

Regulatory Matters.

Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, (i) the Company and its Subsidiaries currently conduct, and have at all times in the last three years, conducted their respective business in compliance with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject, including any settlement Contracts or corporate integrity Contracts, (ii) except for routine matters arising in the ordinary course of business, none of the Company or any of its Subsidiaries has received any written notice, citation, suspension, revocation, limitation, warning, or request for repayment or refund issued by a Governmental Authority which alleges or asserts that the Company or any of its Subsidiaries has violated any Laws or which requires or seeks to adjust, modify or alter the Company’s or any of its Subsidiaries’ operations, activities, services or financial condition that has not been fully and finally resolved to the Governmental Authority’s satisfaction without further Liability to the Company and its Subsidiaries, and (iii) there are no restrictions imposed by any Governmental Authority upon the Company’s or any of its Subsidiaries’ business, activities or services which would restrict or prevent the Company or any of its Subsidiaries from operating as it currently operates.

Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, Company and each of its Subsidiaries, and to the Knowledge of the Company, all of their respective directors, officers, agents and employees, are in compliance with, to the extent applicable, all Laws.

Takeover Statutes. The Company Board has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement, the Transactions, including by approving this Agreement, the Merger and the other Transactions. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement to which the Company or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of the Company or any of its Subsidiaries.

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Transactions with Affiliates. There are no transactions, arrangements or Contracts between the Company or any Subsidiary of the Company, on the one hand, and any stockholder, officer, director, or Affiliate (other than the Company and its Subsidiaries) of the Company, on the other hand, other than employment relationships, equity arrangements and compensation, benefits, travel advances and employee loans in the ordinary course of business.

Insurance. The Company and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date. As of the date of this Agreement, none of the Company or any of its Subsidiaries have received any written notice of default or cancellation of any such policy. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of the Company or any of its Subsidiaries (“Insurance Policies”) provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, except for any such failures to maintain Insurance Policies that, individually or in the aggregate, are not reasonably be expected to have a Company Material Adverse Effect.

Brokers. No broker, finder, adviser or investment banker is entitled to any brokerage, success, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Information Supplied. The information supplied or to be supplied by the Company for inclusion in the Information Statement or the Form S-4 will not, at the time the Form S-4 (and any amendment or supplement thereto) and the Information Statement, respectively, are filed with the SEC, is amended or supplemented or is declared effective or on the date that the Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by the Company with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of Parent or Merger Sub in writing expressly for inclusion or incorporation by reference therein.

Vote Required. The Requisite Company Vote is the only vote of the holders of any class or series of the Company’s capital stock necessary under applicable Law and the Company Organizational Documents to approve the Transactions, which Requisite Company Vote is capable of, under applicable Law and the Company Organizational Documents, being, and can be, obtained by delivery of the Company Stockholder Written Consent following the execution and delivery of this Agreement.

Ownership of Parent Common Stock. In the last three years, neither the Company nor any of its Subsidiaries beneficially owns or owned, directly or indirectly, any shares of Parent Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Parent Common Stock. There are no voting trusts or other Contracts to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of Parent or any of its Subsidiaries.

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Anti-Corruption; FCPA. In the last three years, neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, agent or other person acting on behalf of the Company or any of its Subsidiaries has, directly or indirectly, (a) violated or taken any action that would result in a violation of any of the Anti-Corruption Laws, or (b) except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect: (i) used any funds of the Company or of its Subsidiaries for unlawful contributions, unlawful gifts or unlawful entertainment, or for other unlawful expenses, related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of the Company or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of the Company or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of the Company or any of its Subsidiaries; (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, in any form, to obtain favorable treatment in securing business, to obtain special concessions or to influence any act or decision of a foreign government official or other person; or (vi) engaged in or facilitated any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with any Prohibited Person. Neither the Company nor any of its Subsidiaries (A) is, to the knowledge of the Company, under external or internal investigation for any material violation of any Anti-Corruption Laws, or (B) has received any written communication from any Governmental Authority regarding any material violation of, or failure to comply with, any Anti-Corruption Laws. Except as, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to the Company and is Subsidiaries, taken as a whole, in the last three years, neither the Company nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or Liability arising under or relating to any Anti-Corruption Laws.

REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

Subject to Section 8.14, except as (i) set forth in the corresponding sections of the disclosure letter delivered by Parent to the Company before the execution of this Agreement (the “Parent Disclosure Letter”), or (ii) disclosed in any of the Parent SEC Reports (excluding all disclosures in any “Risk Factors,” “Disclosure Regarding Forward Looking Statements” or “Quantitative and Qualitative Disclosures about Market Risk” sections to the extent such disclosures are prospective or forward-looking); provided, that nothing disclosed in the Parent SEC Reports shall be deemed to be a qualification of, or modification to, the representations and warranties set forth in Section 4.1, Section 4.2, Section 4.3, Section 4.4, Section 4.5, Section 4.6, Section 4.11(b), Section 4.25 and Section 4.26, Parent and Merger Sub, jointly and severally, represent and warrant to the Company that:

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Organization and Power. Each of Parent and its Subsidiaries is duly organized, validly existing and in good standing under the Law of its jurisdiction of organization. Each of Parent and Parent’s Subsidiaries has the requisite power and authority to own, lease and operate its assets and properties and to carry on its business as now conducted, except where the failure to have such requisite power or authority would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Each of Parent and its Subsidiaries is duly qualified to do business as a foreign corporation, limited liability company or other legal entity and is in good standing in each jurisdiction where such qualification is necessary, except where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Organizational Documents. Each of Parent and Merger Sub has made available to the Company true and complete copies of the articles or certificate of incorporation and bylaws of each of Parent and Merger Sub as in effect on the date of this Agreement (collectively, the “Parent Organizational Documents”), and (a) the Parent Organizational Documents are in full force and effect, and (b) each of Parent and Merger Sub is not in violation of any provision of their respective Parent Organizational Documents.

Governmental Authorizations. Assuming that the representations and warranties of the Company contained in Section 3.4 are true and correct, the execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation by each of Parent and Merger Sub of the Transactions do not and will not require any Governmental Authorizations, other than: (a) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware; (b) the filing with the Securities and Exchange Commission (the “SEC”) of an Information Statement; (c) compliance with Nasdaq rules and regulations; and (d) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Corporate Authorization.

The Parent Board has unanimously (i) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, for Parent to enter into this Agreement and to consummate the Transactions, including the Parent Voting Matters, (b) approved and declared advisable this Agreement and authorized Parent’s execution, delivery and performance of this Agreement and the consummation of the Transactions, including the Parent Voting Matters, (c) directed that this Agreement and the Parent Voting Matters be submitted to the stockholders of Parent for approval and/or adoption, as applicable, and (d) recommended, in accordance with NRS 92A.120, to the stockholders of Parent that they adopt this Agreement and approve the Parent Voting Matters. The Requisite Parent Vote of the stockholders of Parent is the only vote of the holders of stock of Parent necessary to adopt this Agreement and approve the Transactions, including the Parent Voting Matters. Assuming that the Requisite Parent Vote is received, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions, including the Parent Voting Matters, have been duly and validly authorized by all necessary corporate action on the part of Parent. Once effective, the Parent Stockholder Written Consent would satisfy the Requisite Parent Vote (except with respect to the Parent Charter Amendment, which shall be satisfied by the Parent Charter Written Consent).

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The board of directors of Merger Sub has unanimously (i) determined that it is in the best interests of Merger Sub and Parent, as its sole stockholder, and declared it advisable, for Merger Sub to enter into this Agreement and to consummate the Transactions, (ii) approved and declared advisable this Agreement and authorized Merger Sub’s execution, delivery and performance of this Agreement and the consummation of the Transactions, (iii) directed that the adoption of this Agreement be submitted to a vote of Parent, as the sole stockholder of Merger Sub, and (iv) recommended to Parent, as the sole stockholder of Merger Sub, that it adopts this Agreement. The approval of Parent is the only vote of the holders of stock of Merger Sub necessary to adopt this Agreement and approve the Transactions. Assuming that the approval of Parent is received, the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Merger Sub. Assuming effectiveness of the Merger Sub Stockholder Written Consent, such Merger Sub Stockholder Written Consent would satisfy the requisite vote of the holders of stock of Merger Sub.

Each of Parent of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and, subject to the receipt of the Requisite Parent Vote and the fully executed Merger Sub Stockholder Written Consent, to consummate the Transactions. The execution, delivery and performance of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the Transactions have been duly and validly authorized by all necessary corporate action on the part of Parent and Merger Sub other than, with respect to the Merger, the receipt of the Requisite Parent Vote (which will be received when the Parent Stockholder Written Consent and Parent Charter Written Consent has been executed and delivered by the stockholders or Parent), the receipt of the requisite vote of the holders of stock of Merger Sub (which will be received when the Merger Sub Stockholder Written Consent has been executed and delivered by Parent), and the filing of the Certificate of Merger as required by the DGCL. This Agreement constitutes a legal, valid and binding agreement of each of Parent and Merger Sub enforceable against each in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

Non-Contravention. The execution, delivery and performance of this Agreement by each of Parent and Merger Sub and the consummation of the Transactions do not and will not (a) contravene or conflict with, or result in any violation or breach of, any provision of (i) the Parent Organizational Documents, or (ii) the comparable organizational or governing documents of any of the Subsidiaries of Parent, (b) contravene or conflict with, or result in any material violation or breach of, any Law applicable to Parent or any of its Subsidiaries or by which any Parent Assets are bound, assuming that all Governmental Authorizations described in Section 4.3 have been obtained or made, (c) result in any violation, termination, acceleration of any material obligation, cancellation or breach of, or constitute a default (with or without notice or lapse of time or both) or require any notice or consent under, any Parent Material Contracts or Parent Real Property Leases to which Parent or any of its Subsidiaries is a party or by which any Parent Assets are bound, or (d) result in the creation of any Liens (other than Permitted Liens) upon any of the Parent Assets, except, in the case of clauses (a)(ii), (b), (c), and (d), as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

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Capitalization.

Parent’s authorized capital stock consists solely of (i) 450,000,000 shares of Parent Common Stock, and (ii) 50,000,000 shares of Parent Preferred Stock. As of the date of this Agreement, (A) 15,531,297 shares of Parent Common Stock were issued and outstanding, (B) 20,000,000 shares of Parent Preferred Stock were issued and outstanding, (C) 1,455,000 Parent Stock Options to purchase shares of Parent Common Stock were issued and outstanding, (D) 1,440,000 shares of Parent Common Stock were reserved for issuance under the Parent Equity Plan, and (E) 59,770,114 shares of Parent Common Stock were committed for issuance upon any exercise of the Parent Warrants. Other than the foregoing, there are no other outstanding securities of Parent, restricted shares, restricted share units or other derivative instruments or securities exercisable or convertible into Parent Common Stock or Parent Preferred Stock. Merger Sub’s authorized capital stock consisted solely of 10,000 shares of common stock, par value $0.001 per share, of which 1,000 shares were issued and outstanding.

Except as set forth in Section 4.6(b), or to the extent expressly permitted under Section 5.2 (including as required by applicable Law), (i) there are no shares of capital stock of Parent or Merger Sub, and (ii) there are no outstanding subscriptions, options, warrants, calls, convertible securities, rights of first refusal, preemptive rights, or other similar rights, agreements or commitments (other than this Agreement) relating to the issuance or acquisition of capital stock to which Parent or any of its Subsidiaries is a party obligating Parent or any of its Subsidiaries to (A) issue, transfer or sell any shares of capital stock or other equity interests of Parent or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, (B) grant, extend or enter into any such subscription, option, warrant, call, convertible securities or other similar right, agreement or arrangement, (C) redeem, repurchase or otherwise acquire any such shares of capital stock or other equity interests, or (D) provide an amount of funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in Parent or any of its Subsidiaries or any other Person.

All outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and are validly issued, fully paid and non-assessable and not subject to any pre-emptive rights.

Each outstanding share of capital stock or other equity interests of each Subsidiary of Parent is duly authorized, validly issued, fully paid and non-assessable, in each case, to the extent such concepts are applicable to such capital stock or other equity interests, and not subject to any pre-emptive rights.

Except as set forth in this Section 4.6, there are no outstanding contractual obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Parent Common Stock, Parent Preferred Stock or capital stock of any Subsidiary of Parent.

There are no voting trusts, proxies or similar agreements, arrangements or commitments to which Parent or any of its Subsidiaries is a party with respect to the voting of any shares of capital stock of Parent or any of its Subsidiaries. There are no bonds, debentures, notes or other instruments of indebtedness of Parent or any of its Subsidiaries that entitle the holder of such instruments of indebtedness to vote together with shareholders of Parent or Merger Sub on any matters with respect to Parent, Merger Sub or any of Parent’s Subsidiaries.

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Section 4.6(g) of the Parent Disclosure Letter sets forth a true, complete and correct list of all Persons who hold Parent Stock Options, indicating, with respect to each such holder, the type of award granted, the number of shares of Parent Common Stock subject to such award, the exercise price, if applicable, date of grant and date of vesting, subject in each case to any exercise or forfeiture of any of the foregoing after the date of this Agreement each in accordance with their terms.

Section 4.6(h) of the Parent Disclosure Letter sets forth a complete and accurate list of the name of the record and beneficial holder of each outstanding Parent Warrant, the number and class of Parent capital stock that each Parent Warrant has the right to purchase, and the exercise price of each Parent Warrant.

Subsidiaries.

Section 4.7(a) of the Parent Disclosure Letter sets forth a complete and accurate list of each Subsidiary of Parent. Parent has made available to the Company organizational documents of each Subsidiary of Parent. Merger Sub has no Subsidiaries.

Each of the Subsidiaries of Parent is wholly owned by Parent, directly or indirectly, free and clear of any Liens (other than Permitted Liens). Neither Parent nor Merger Sub owns, directly or indirectly, any capital stock of, or any other securities convertible or exchangeable into or exercisable for capital stock of, any Person (other than as set forth on Section 4.7(a) of the Parent Disclosure Letter).

SEC Filings and the Sarbanes-Oxley Act.

Since November 12, 2024, Parent has filed with or furnished to the SEC (subject to extensions pursuant to Exchange Act Rule 12b-25) each report, statement, schedule, form, certification or other document (including exhibits and all other information incorporated therein) or filing required by applicable Law to be filed with or furnished by Parent to the SEC (the documents referred to in this Section 4.8(a), as they may have been supplemented, modified or amended since the initial filing date and together with all exhibits thereto and information incorporated by reference therein, the “Parent SEC Reports”). No Subsidiary of Parent is required to file or furnish any report, statement, schedule, form, registration statement, proxy statement, certification or other document with, or make any other filing with, or furnish any other material to, the SEC.

As of its filing date (or, if amended, supplemented, modified or superseded by a filing prior to the date of this Agreement, on the date of such filing), each Parent SEC Report complied, and each such Parent SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time will comply in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act and the rules and regulations of the SEC promulgated thereunder applicable to each such Parent SEC Report.

As of its filing date (or, if amended, supplemented, modified or superseded by another filing prior to the date of this Agreement, on the date of such filing), each Parent SEC Report filed on or prior to the date hereof did not, and each such Parent SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each Parent SEC Report that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement, amendment or supplement became effective, did not, and each such Parent SEC Report filed subsequent to the date of this Agreement and prior to the Effective Time, as of the date such registration statement, amendment or supplement becomes effective, will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

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As of the date of this Agreement, (i) there are no outstanding or unresolved comments in comment letters received by Parent from the SEC with respect to the Parent SEC Reports, and (ii) to Parent’s Knowledge, none of the Parent SEC Reports is the subject of any ongoing review by the SEC.

Neither Parent nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among Parent and is Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Exchange Act)).

With respect to each annual report on Form 10-K and each quarterly report on Form 10-Q (and any amendments to such Form 10-K or 10-Q) included in the Parent SEC Reports, the chief executive officer and chief financial officer of Parent have made all certifications required by the Sarbanes-Oxley Act and any related rules and regulations promulgated by the SEC (including certifications required by Rules 13a-14 and 15d-14 under the Exchange Act and Sections 302 and 906 of the Sarbanes-Oxley Act), and (i) the statements contained in any such certifications were complete and correct, and (ii) such certifications complied with the applicable provisions of the Sarbanes-Oxley Act, in each case, in all material respects as of their respective dates. As of the date of this Agreement, Parent has not received written notice from the SEC challenging or questioning the accuracy, completeness, form or manner of filing of such certifications made with respect to the Parent SEC Reports filed prior to the date of this Agreement. Parent is in compliance in all material respects with all current listing and corporate governance requirements of Nasdaq and is in compliance in all material respects with all applicable provisions, rules, regulations and requirements of the Sarbanes-Oxley Act.

Financial Statements; Internal Controls.

The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent and its consolidated Subsidiaries included in the Parent SEC Reports (collectively, the “Parent Financial Statements”):

complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC;

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were prepared in accordance with GAAP applied on a consistent basis (except as may be indicated in the notes to those financial statements); and

fairly presented in all material respects the consolidated financial position of Parent and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments and the absence of notes). Parent maintains disclosure controls and procedures required by Rule 13a-15 or Rule 15d-15 under the Exchange Act. Such disclosure controls and procedures are reasonably designed and reasonably effective to ensure that all information (both financial and non-financial) relating to Parent and its Subsidiaries required to be disclosed in Parent’s periodic reports under the Exchange Act is made known to Parent’s principal executive officer and its principal financial officer by others within Parent or any of its Subsidiaries, and such disclosure controls and procedures are effective in timely alerting Parent’s principal executive officer and its principal financial officer to such information required to be included in Parent’s periodic reports required under the Exchange Act. Parent maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) reasonably designed (A) to provide reasonable assurance (1) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP consistently applied, (2) that transactions are executed only in accordance with the authorization of management, and (3) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Parent’s properties or assets that could have a material effect on the financial statements, and (B) such that all material information is accumulated and communicated to its management as appropriate to allow timely decisions regarding required disclosure and to make the certifications required pursuant to Sections 302 and 906 of SOX. Since November 12, 2024, Parent has disclosed, based on the most recent evaluation of its principal executive officer and its principal financial officer prior to the date of this Agreement, to Parent’s auditors and the audit committee of the Parent Board and made available to the Company prior to the date of this Agreement (x) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect Parent’s or any of its Subsidiaries’ ability to record, process, summarize and report financial information in any material respect, and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal controls, in each case, if any. Since November 12, 2024, to the Knowledge of Parent, neither Parent nor any of its Subsidiaries has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of Parent or its Subsidiaries or their respective internal accounting controls.

There are no off-balance sheet arrangements to which Parent or any of its Subsidiaries is a party of any type required to be disclosed in the Parent SEC Reports pursuant to Item 303(a)(4) of Regulation S-K promulgated under the Securities Act that have not been so described in the Parent SEC Reports.

Undisclosed Liabilities. As of the date of this Agreement, except as set forth in Section 4.10 of the Parent Disclosure Letter, there are no Liabilities of Parent or any of its Subsidiaries that are required to be recorded or reflected on a balance sheet prepared in accordance with GAAP, other than:

Liabilities reflected or reserved against in the consolidated balance sheet of Parent and its consolidated Subsidiaries as of the Balance Sheet Date or the footnotes thereto set forth in the Parent SEC Reports;

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Liabilities incurred since the Balance Sheet Date in the ordinary course of business (none of which is a Liability for tort, breach of contract or environmental liability);

Liabilities incurred in connection with the Transactions or as permitted or contemplated expressly by this Agreement; and

Liabilities that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Absence of Certain Changes. Except as otherwise expressly contemplated or required by this Agreement, or as set forth in Section 4.11 of the Parent Disclosure Letter, since the Balance Sheet Date to the date of this Agreement, iv) the business of Parent and each of its Subsidiaries has been conducted, in all material respects, in the ordinary course of business, v) there has not been any Parent Material Adverse Effect and vi) there has not been or occurred any event, condition, action or effect that, if taken during this period, would constitute a breach of Section 5.2.

Litigation. From the Balance Sheet Date through the date of this Agreement, (a) there are no Legal Actions pending or, to the Knowledge of Parent, threatened in writing against Parent or any of its Subsidiaries or any of its or their assets or properties that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, and (b) there are no Orders outstanding against or, to the Knowledge of Parent, investigation by any Governmental Authority of, Parent or any of its Subsidiaries or any of its or their respective assets or properties that would, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Material Contracts.

Section 4.13(a) of the Parent Disclosure Letter sets forth a list of each of the following Contracts to which, as of the date of this Agreement, Parent or any of its Subsidiaries is a party (each, a “Parent Material Contract”):

any “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC as determined as of the date of this Agreement, other than those agreements and arrangements described in Item 601(b)(10)(iii)) with respect to Parent;

any Contract with any director, officer or shareholder of Parent or any of its Subsidiaries that is required to be described under Item 404 of Regulation S-K of the SEC in the Parent SEC Reports;

each Contract (A) not to (or otherwise restricting or limiting the ability of Parent or any of its Subsidiaries to) compete in any line of business or geographic area, (B) to restrict the ability of Parent or any of its Subsidiaries to conduct business in any geographic area, or (C) that contains a “most favored nation” provision or that otherwise requires Parent or any of its Subsidiaries to conduct business with any Person on a preferential or exclusive basis, or that includes a price protection or rebate provision in favor of the counterparty to such Contract or any similar provision;

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each Contract (other than any Parent Benefit Plan and ordinary course non-executive officer employment agreement) providing for or resulting in payments after the date of this Agreement by Parent or any of its Subsidiaries that exceeds $50,000;

all Contracts granting to any Person an option or a first refusal, first offer or similar preferential right to purchase or acquire any material Parent Assets;

all material Contracts for the granting or receiving of a license, sublicense or franchise or under which any Person is obligated to pay or has the right to receive a royalty, license fee, franchise fee or similar payment;

all partnership, joint venture or other similar Contracts;

each (A) loan or credit agreement, indenture, mortgage, note or other Contract evidencing indebtedness for borrowed money of Parent or any of its Subsidiaries from a Third Party lender, (B) Contract pursuant to which any such indebtedness for borrowed money is guaranteed by Parent or any of its Subsidiaries, and (C) Contract relating to the creation of a Lien (other than Permitted Liens) with respect to any material Parent Asset;

each Contract that obligates Parent or any of its Subsidiaries to make any loans, advances or capital contributions to, or investments in, any Person (other than Parent or any of its Subsidiaries), except for (A) loans or advances for indemnification, attorneys’ fees, or travel and other business expenses in the ordinary course of business, and (B) extended payment terms for customers in the ordinary course of business;

any Contract for the disposition or acquisition by Parent or any of its Subsidiaries, with material obligations of Parent or any of its Subsidiaries (other than confidentiality obligations) remaining to be performed or material Liabilities of Parent or any of its Subsidiaries continuing after the date of this Agreement;

each Contract with a (A) Top Customer, and (B) Top Supplier (in each case, other than purchase orders entered into in the ordinary course of business);

any agreement restricting or limiting the payment of dividends or the making of distributions to stockholders, including intercompany dividends or distributions other than such restrictions or limitations that are required by applicable Law;

each collective bargaining or other labor or works council agreement covering employees of Parent or any of its Subsidiaries;

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each lease, sublease or license involving real property or equipment pursuant to which Parent or any of its Subsidiaries is required to pay an annual base rental in excess of $50,000;

relates to the settlement (or proposed settlement) of any pending or threatened Legal Actions, other than any settlement that provides solely for the payment of less than $50,000 in cash (net of any amount covered by insurance or indemnification that is reasonably expected to be received by Parent or any of its Subsidiaries);

each Contract (A) granting to Parent or any of its Subsidiaries a material license, covenant not to sue or other right under any Intellectual Property (excluding Contracts for Software or information technology services that are generally commercially available on non-discriminatory pricing terms), (B) granting to any third Person a license, covenant not to sue or other right under any Parent Intellectual Property (other than non-exclusive licenses granted to customers, vendors or service providers in the ordinary course of business in connection with the sale, distribution or use of products, goods or services, including licenses that, to Parent’s Knowledge, are merely implied or incidental to such sale, distribution or use), (C) materially restricting Parent’s or any of its Subsidiaries’ use or exploitation of any material Parent Intellectual Property, or (D) governing the development or ownership of Intellectual Property material to the businesses of Parent or any of its Subsidiaries (other than Contracts with employees, contractors or consultants entered into in the ordinary course of business); and

to the extent not set forth in Section 4.13(a) of the Parent Disclosure Letter pursuant to another subsection of this Section 4.13(a), all material agreements with any Governmental Authority.

A true and complete copy of each Parent Material Contract (including any amendments thereto) entered into prior to the date of this Agreement has been made available to the Company. Each Parent Material Contract is a valid and binding agreement of Parent or its applicable Subsidiary, except where the failure to be valid and binding would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) neither Parent or such Subsidiary nor, to the Knowledge of Parent, any other party thereto, is in breach of or default under any such Parent Material Contract, (ii) as of the date of this Agreement, there are no material disputes with respect to any such Parent Material Contract, and (iii) as of the date of this Agreement, no party under any Parent Material Contract has given written notice of its intent to terminate or otherwise seek a material amendment to such Parent Material Contract.

Benefit Plans.

Section 4.14(a) of the Parent Disclosure Letter lists all material Parent Benefit Plans. For purposes of this Agreement a “Parent Benefit Plan” is, whether or not written, (i) any “employee benefit plan” within the meaning of Section 3(3) of ERISA, (ii) any compensation, stock purchase, stock option, equity or equity-based compensation, severance, employment, consulting, change-of-control, bonus, incentive, deferred compensation and other employee benefit plan, agreement, program or policy, whether or not subject to ERISA, (iii) any plan, agreement, program or policy providing vacation benefits, insurance (including any self-insured arrangements), medical, dental, vision or prescription benefits, disability or sick leave benefits, life insurance, employee assistance program, workers’ compensation, supplemental unemployment benefits and post-employment or retirement benefits (including compensation, pension or insurance benefits), or (iv) any loan to or for the benefit of an officer of Parent or any of its Subsidiaries, in each case (A) under which any current or former director, officer, employee or independent contractor of Parent or any of its Subsidiaries has any right to benefits, or (B) which are maintained, sponsored or contributed to by Parent or any of its Subsidiaries or to which Parent or any of its Subsidiaries makes or is required to make contributions or with respect to which Parent or any of its Subsidiaries has any material Liability.

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With respect to each Parent Benefit Plan, if applicable, Parent has made available to Parent true and complete copies of (i) the plan document and any amendments thereto (and for any unwritten plan, a summary of the material terms), (ii) the most recent summary plan description, (iii) the most recent annual report on Form 5500 (including all schedules) and tax return on Form 990, (iv) the most recent annual audited financial statements and opinion, (v) if the Parent Benefit Plan is intended to qualify under Section 401(a) of the Code, the most recent determination letter received from the IRS, and (vi) any related trust or funding agreements or insurance policies.

Neither Parent, nor any of its Subsidiaries nor any of their respective ERISA Affiliates maintains, sponsors, administers or contributes to (or is required to sponsor, maintain, administer or contribute to), or has within the preceding six years maintained, sponsored or contributed to, or has any Liability under or with respect to, (i) any employee benefit plan subject to Section 412 or Section 430 of the Code or Title IV of ERISA, (ii) any multiemployer plan (as defined in Section 3(37) of ERISA), or (iii) any multiple employer plan (within the meaning of Section 210 of ERISA or Section 413(c) of the Code) or that is or has been subject to Section 4063 or 4064 of ERISA. Neither Parent nor any of its Subsidiaries has any Liability as a result of any time being considered a single employer with any other Person under Section 414 of the Code.

Each Parent Benefit Plan is in compliance in all material respects with all applicable requirements of ERISA, the Code and other applicable Laws and has been administered in all material respects in accordance with its terms and such Laws. With respect to each Parent Benefit Plan that is intended to qualify under Section 401(a) of the Code (i) a favorable determination or opinion letter has been issued by the IRS with respect to such qualification, (ii) its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and (iii) no event has occurred since the date of such qualification or exemption that would reasonably be expected to adversely affect such qualification or exemption.

Neither Parent nor any of its Subsidiaries has any current or projected Liability with respect to, and no Parent Benefit Plan provides, health, medical, life insurance or death benefits to current or former employees or other individual service providers of Parent or any of its Subsidiaries beyond their retirement or other termination of service, other than coverage mandated by COBRA or Section 4980B of the Code, or any similar state group health plan continuation Law, the cost of which is fully paid by such current or former employees or other individual service providers or their dependents.

The execution and delivery of this Agreement and the consummation of the Transactions will not (either alone or in combination with another event) (i) result in any payment from Parent or any of its Subsidiaries becoming due, or increase the amount of any compensation due, to any current or former employee, director or independent contractor of Parent or any of its Subsidiaries, (ii) increase any benefits otherwise payable under any Parent Benefit Plan, (iii) result in the acceleration of the time of payment, vesting of any compensation or benefits or forgiveness of indebtedness with respect to any current or former employee, director or independent contractor of Parent or any of its Subsidiaries, (iv) result in any funding, through a grantor trust or otherwise, of any compensation or benefits to any current or former employee, director or independent contractor of Parent or any of its Subsidiaries under any Parent Benefit Plan, or (v) cause any amount to fail to be deductible by reason of Section 280G of the Code or be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

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Each Parent Benefit Plan is in compliance in all material respects with Section 409A of the Code. No Person is entitled to any gross-up, make-whole or other additional payment from Parent or any of its Subsidiaries in respect of any Tax (including taxes imposed under Section 4999 or 409A of the Code).

There are no pending, or, to the Knowledge of Parent, threatened, material claims, investigations, audits or litigation against or involving any Parent Benefit Plan, other than ordinary claims for benefits by participants and beneficiaries.

Labor Relations.

(i) No employee of Parent or any of its Subsidiaries is represented by a union and, to the Knowledge of Parent, no union organizing efforts are currently being conducted, (ii) neither Parent nor any of its Subsidiaries is a party to, and is not currently negotiating any entry into, any collective bargaining agreement or other labor Contract, and (iii) no strike, picket, work stoppage, work slowdown or other organized labor dispute exists in respect of Parent or any of its Subsidiaries.

Except as would not, individually or in the aggregate, reasonably be expected to be material to Parent or its Subsidiaries, taken as a whole, each of Parent and its Subsidiaries is, and has been for the last three years, in compliance in all respects with all federal, state, local and foreign Laws regarding labor, employment and employment practices, including but not limited to all Laws relating to: (i) the hiring, promotion, assignment and termination of employees (including but not limited to timing and usage of employment applications, drug testing and pre-employment testing); (ii) discrimination; (iii) harassment; (iv) retaliation; (v) equal employment opportunities; (vi) disability; (vii) labor relations; (viii) wages and hours; (ix) the FLSA; (x) hours of work; (xi) payment of wages (including but not limited to the timing of payments, recordkeeping and reporting of wages to employees); (xii) immigration; (xiii) workers’ compensation; (xiv) employee benefits; (xv) background and credit checks; (xvi) working conditions; (xvii) occupational safety and health; (xviii) family and medical leave; (xix) classification of employees; (xx) unfair competition/noncompetition; and (xxi) any bargaining or other obligations under the National Labor Relations Act.

Neither Parent nor any of its Subsidiaries has incurred any liability or obligation under the WARN Act or any similar state or local Law within the last six months that remains unsatisfied.

In the last three years, (i) no allegations of sexual harassment, other sexual misconduct or race discrimination have been made against any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of Parent or any of its Subsidiaries through Parent’s anonymous employee hotline or any formal human resources communication channels at Parent or any of its Subsidiaries, and (ii) there are no Legal Actions against Parent or any of its Subsidiaries or, to Parent’s Knowledge, investigations pending or threatened related to any allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of Parent or any of its Subsidiaries. Neither Parent nor any of its Subsidiaries has entered into any settlement agreements related to allegations of sexual harassment, other sexual misconduct or race discrimination by any employee with the title of vice president or above (or equivalent title based on role, responsibility or pay grade) of Parent or any of its Subsidiaries.

There are no pending or, to Parent’s Knowledge, threatened Legal Actions against Parent or any of its Subsidiaries brought by or on behalf of any applicant for employment, any current or former employees or other individual service providers of Parent or any of its Subsidiaries, any current or former leased employee, intern, volunteer or “temp” of Parent or any of its Subsidiaries, or any person alleging to be a current or former employee, or any group or class of the foregoing, or any Governmental Authority, alleging: (i) violation of any labor or employment Laws; (ii) breach of any collective bargaining agreement; (iii) breach of any express or implied contract of employment; (iv) wrongful termination of employment; or (v) any other discriminatory, wrongful or tortious conduct in connection with any employment relationship, including before the Equal Employment Opportunity Commission.

All individuals who perform or have performed services for Parent or any of its Subsidiaries have been properly classified under applicable Law in all material respects (i) as employees or individual independent contractors, and (ii) for employees, as an “exempt” employee or a “non-exempt” employee (within the meaning of the FLSA and state Law), and no such individual has been improperly included or excluded from any Parent Benefit Plan, and neither Parent nor any of its Subsidiaries has notice of any pending or, to Parent’s Knowledge, threatened inquiry or audit from any Governmental Authority concerning any such classifications.

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Taxes.

(i) All income and other material Tax Returns required to be filed by or with respect to Parent and its Subsidiaries have been timely filed (taking into account all applicable extensions), and all such Tax Returns are true, complete and correct in all material respects, (ii) Parent and its Subsidiaries have fully and timely paid (or have had paid on their behalf) all material Taxes due and payable (whether or not shown to be due on any Tax Return) and have made adequate provision in accordance with GAAP for all material Taxes not yet due and payable in the most recent financial statements contained in the Parent SEC Reports, and (iii) Parent and its Subsidiaries have complied in all material respects with all applicable Laws relating to the withholding and payment over to the appropriate Governmental Authority of all Taxes required to be withheld by Parent and its Subsidiaries.

(i) There are no outstanding agreements extending or waiving the statutory period of limitations applicable to any claim for, or the period for the collection, assessment or reassessment of, any material Taxes due from Parent and its Subsidiaries for any taxable period and no request for any such waiver or extension is currently pending, (ii) no audit is pending or threatened in writing with respect to any material Taxes due from or with respect to Parent and its Subsidiaries, (iii) no claim in writing has been made by any Governmental Authority in a jurisdiction where Parent and its Subsidiaries do not file Tax Returns that it is or may be subject to taxation by that jurisdiction, and (iv) all material deficiencies for Taxes asserted or assessed in writing against Parent or any of its Subsidiaries have been fully and timely paid or properly reflected under GAAP in the most recent financial statements contained in the Parent SEC Reports.

There are no Liens for Taxes upon the assets or properties of Parent and its Subsidiaries, except for Permitted Liens.

Neither Parent nor its Subsidiaries has participated in any listed transaction within the meaning of Treasury Regulations Section 1.6011-4(b) (or any similar provision of state, local or non-U.S. Tax law).

Parent has not been a “controlled corporation” or a “distributing corporation” in any distribution occurring during the two-year period ending on the date hereof that was purported or intended to be governed by Section 355 of the Code.

Neither Parent and its Subsidiaries has any liability for the Taxes of any Person (other than Parent and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign Law), as a transferee, successor, by Contract (other than pursuant to any ordinary course Contract, the principal purpose of which does not relate to Taxes) or otherwise.

Neither Parent nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting adopted prior to the Closing for a taxable period ending on or prior to the Closing Date, (ii) any intercompany transaction or any excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state or local income Tax law), (iii) any installment sale or open transaction disposition made prior to the Closing, (iv) any item of deferred revenue, (v) any election under Section 965 of the Code, (vi) any prepaid amounts received prior to the Closing Date, or (vii) any Contract entered into with any Governmental Authority with respect to Taxes.

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Neither Parent nor Merger Sub is not aware of the existence of any fact, Contract, plan or other circumstance, or has taken or agreed to take any action, that would, or would reasonably be expected to, prevent or impede the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.

Environmental Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect:

Parent and its Subsidiaries comply and have complied with all applicable Environmental Laws;

Parent and its Subsidiaries possess all Permits required under Environmental Laws necessary for their respective operations as currently conducted, and are in compliance with such Permits, which are, and through the Closing Date shall remain, in full force and effect;

neither Parent nor any Subsidiary has received any notice or request for information from any Governmental Authority or other Third Party related to any actual or alleged Liability under Environmental Law, including any investigatory, remedial or corrective obligations or otherwise pertaining to Hazardous Substances;

to the Knowledge of Parent, no condition exists on any Parent Real Property or property operated by Parent and its Subsidiaries or any other location, which has given rise to, or would reasonably be expected to give rise to, any Liability relating to environmental or Hazardous Substances matters or Environmental Laws; and

to the Knowledge of Parent, the Transactions do not require notice to, or approval from, any Governmental Authority under any Environmental Law.

Intellectual Property.

Each of Parent and its Subsidiaries owns, is licensed to use, pursuant to valid, enforceable and binding Contracts, or otherwise has the right to use all Intellectual Property used, held for use or necessary for the operation of the business of Parent and its Subsidiaries (collectively, the “Parent Intellectual Property”) free and clear of all Liens (other than Permitted Liens), except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Section 3.17(a) of the Parent Disclosure Letter sets forth a true and complete list of the following which are owned or purported to be owned by Parent or any of its Subsidiaries: (i) patents and patent applications; (ii) registered trademarks and applications therefor; (iii) registered copyrights and applications therefor; and (iv) domain name registrations ((i) - (iv), the “Parent Registered IP”). Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, the execution, delivery and performance of this Agreement by Parent and the consummation by Parent of the Transactions does not and will not encumber, impair or extinguish any of the Parent Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) none of the Parent Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries (“Parent Owned Intellectual Property”) (A) has been adjudged invalid or unenforceable in whole or in part, or (B) is the subject of any cancellation or reexamination proceeding or any other Legal Action challenging its ownership, use, registrability, validity and enforceability, and (ii) to the Knowledge of Parent, all Parent Registered IP is subsisting, in full force and effect, and, to the Knowledge of Parent, valid and enforceable, and all renewal fees and other maintenance fees have been paid. There exist no material contractual restrictions on the disclosure, use, license or transfer of any Parent Owned Intellectual Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) the conduct of the business of Parent and its Subsidiaries does not infringe upon, misappropriate or otherwise violate, and has not infringed upon, misappropriated, or otherwise violated, the Intellectual Property rights of any Third Party and (ii) no Legal Action is pending, asserted in writing, or to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries alleging that the conduct of the business of Parent or any of its Subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property rights of any Third Party. To the Knowledge of Parent, no Person is infringing upon, misappropriating or otherwise violating, or has infringed upon, misappropriated, or otherwise violated, any Intellectual Property owned or purported to be owned by Parent or any of its Subsidiaries.

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Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain and protect the confidentiality of all Parent Intellectual Property that is material to the business of Parent and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof. Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, none of the Parent Owned Intellectual Property that is material to the business of Parent and its Subsidiaries and the value of which is contingent upon maintaining the confidentiality thereof, has been disclosed other than to Third Parties that are bound by customary, written confidentiality agreements entered into in the ordinary course of business and that are, to the Knowledge of Parent, valid and enforceable.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all Persons who have contributed, developed or conceived any Parent Owned Intellectual Property have done so pursuant to a valid and enforceable Contract (subject to enforceability exceptions for bankruptcy and insolvency and subject to principles of equity) that protects the confidential information of Parent and its Subsidiaries and assigns to Parent (or one of its Subsidiaries, as applicable) exclusive ownership of the Person’s contribution, development or conception, other than Intellectual Property excluded by Law or non-assignable moral rights.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have sufficient rights to use all Software, including middleware, databases, and systems, information technology equipment, and associated documentation used or held for use in connection with the operation of the business of Parent and its Subsidiaries (the “Parent IT Assets”), (ii) in each case, the Parent IT Assets operate and perform in all material respects in accordance with their documentation and functional specifications and are sufficient or configurable to effectively perform all operations necessary for the current operation of the business of Parent and its Subsidiaries, and all Parent IT Assets are owned or licensed under valid licenses and operated by and are under the control of Parent and its Subsidiaries, (iii) the Parent IT Assets have not materially malfunctioned or failed in the last three years and, to the Knowledge of Parent, do not contain any viruses, bugs, faults or other devices or effects that (A) enable or assist any Person to access without authorization or disable or erase the Parent IT Assets, or (B) otherwise materially adversely affect the functionality of the Parent IT Assets, (iv) Parent and its Subsidiaries have taken commercially reasonable steps to provide for the remote-site back-up of data and information critical to the conduct of the business of Parent and its Subsidiaries and have in place commercially reasonable disaster recovery and business continuity plans, procedures and facilities, (v) no Person has gained unauthorized access to any Parent IT Assets in the last three years, (vi) Parent and its Subsidiaries have maintained, continue to maintain, and caused their vendors to maintain, safeguards, security measures and procedures against the unauthorized access, disclosure, destruction, loss, or alteration of customer data or information (including any personal or device-specific information) in its possession or control that comply with any applicable contractual and legal requirements and meet industry standards, and (vii) Parent and its Subsidiaries have in place with the Third Party owners and operators of all data centers which provide services related to the business of Parent and its Subsidiaries written Contracts that ensure that such Third Parties adhere to and are in compliance with commercially reasonable standards and requirements.

Real Property; Personal Property.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have good and marketable title to, or have a valid and enforceable right to use or a valid and enforceable leasehold interest in, all real property (including all buildings, fixtures and other improvements thereto) used by the business of Parent and its Subsidiaries (the “Parent Real Property”), and (ii) the ownership of or leasehold interest in any Parent Real Property is not subject to any Lien (except in all cases for Permitted Liens). Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, neither Parent nor any of its Subsidiaries has leased, subleased, licensed, sublicensed or otherwise granted to any Person the right to use or occupy any Parent Real Property or any portion thereof, there are no outstanding options, rights of first offer or rights of first refusal to purchase any Parent Real Property or any portion thereof or interest therein, and neither Parent nor any of its Subsidiaries is a party to any Contract to sell, transfer, or encumber any Parent Real Property.

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Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of the material leases, subleases and other agreements under which Parent or any of its Subsidiaries use or occupy or have the right to use or occupy, now or in the future, any material real property (the “Parent Real Property Leases”) is valid and binding (except as may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles), and no termination event or condition or uncured default on the part of Parent or its Subsidiaries exists under any Parent Real Property Lease.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries have good and marketable title to, or a valid and enforceable leasehold interest in, all Parent Assets, and (ii) none of Parent’s or any of its Subsidiaries’ ownership of or leasehold interest in any such Parent Assets is subject to any Liens (except in all cases for Permitted Liens).

Permits; Compliance with Law.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries is in possession of all material Permits necessary for each of Parent and its Subsidiaries to own, lease and operate their respective properties and assets or to carry on their respective business as it is now being conducted (collectively, the “Parent Permits”). Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, all such Parent Permits are in full force and effect and no suspension or cancellation of any of the Parent Permits is pending or, to the Knowledge of Parent, has been threatened in writing against Parent or any of its Subsidiaries.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each of Parent and its Subsidiaries has at all times in the last three years been in compliance in all material respects with (i) all Laws applicable to Parent or such Subsidiary or by which any of the Parent Assets is bound, and (ii) all Laws applicable to, and the terms and conditions of, any Parent Permits.

Regulatory Matters.

Except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, (i) Parent and its Subsidiaries currently conduct, and have at all times in the last three years, conducted their respective business in compliance with all Laws applicable to their respective operations, activities or services and any Orders to which they are a party or are subject, including any settlement Contracts or corporate integrity Contracts, (ii) except for routine matters arising in the ordinary course of business, none of Parent or any of its Subsidiaries has received any written notice, citation, suspension, revocation, limitation, warning, or request for repayment or refund issued by a Governmental Authority which alleges or asserts that Parent or any of its Subsidiaries has violated any Laws or which requires or seeks to adjust, modify or alter Parent’s or any of its Subsidiaries’ operations, activities, services or financial condition that has not been fully and finally resolved to the Governmental Authority’s satisfaction without further Liability to Parent and its Subsidiaries, and (iii) there are no restrictions imposed by any Governmental Authority upon Parent’s or any of its Subsidiaries’ business, activities or services which would restrict or prevent Parent or any of its Subsidiaries from operating as it currently operates.

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Except as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, Parent and each of its Subsidiaries, and to the Knowledge of Parent, all of their respective directors, officers, agents and employees, are in compliance with, and Parent and each of its Subsidiaries have compliance programs including policies and procedures reasonably designed to cause Parent and its Subsidiaries and their respective directors, officers, agents and employees to be in compliance with, to the extent applicable, all Laws.

Takeover Statutes. None of NRS 78.378-3793, inclusive, NRS 78.411-444, inclusive, or any other “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation or any anti-takeover provision in Parent Organizational Documents is applicable to Parent, the Parent Common Stock, the Merger or the Transactions. There is no shareholder rights plan, “poison pill” anti-takeover plan or other similar plan, device or arrangement to which Parent or any of its Subsidiaries is a party or by which it or they are bound with respect to any capital stock of Parent or any of its Subsidiaries.

Transactions with Affiliates. Except as set forth in Section 4.23 of the Parent Disclosure Letter, there are no transactions or series of related transactions or Contracts, nor are there any currently proposed transactions or series of related transactions, between Parent or any of its Subsidiaries, on the one hand, and any current or former director or “executive officer” (as defined in Rule 3b-7 under the Exchange Act) of Parent or any of its Subsidiaries or any Person who beneficially owns (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) five percent or more of the outstanding Parent Common Stock or Parent Preferred Stock (or any of such Person’s immediate family members or Affiliates) (other than a Subsidiary of Parent), on the other hand, of the type required to be reported in any Parent SEC Report pursuant to Item 404 of Regulation S-K promulgated under the Exchange Act.

Insurance. Parent and its Subsidiaries are covered by valid and currently effective insurance policies and all premiums payable under such policies have been duly paid to date. As of the date of this Agreement, none of Parent or any of its Subsidiaries have received any written notice of default or cancellation of any such policy. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by or on behalf of Parent or any of its Subsidiaries (“Parent Insurance Policies”) provide adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, except for any such failures to maintain Parent Insurance Policies that, individually or in the aggregate, are not reasonably be expected to have a Parent Material Adverse Effect.

Opinion of Financial Advisor. The Parent Board has received the opinion of ValueScope, LLC (the “Parent Financial Advisor”), dated as of the date of this Agreement, to the effect that, as of such date and based upon and subject to the various assumptions, limitations, qualifications and other factors set forth in such opinion, the Exchange Ratio is fair, from a financial point of view, to Parent. Parent will make available to the Company a copy of such opinion as soon as practicable following the execution of this Agreement for information purposes only; it being understood and agreed that such opinion is solely for the benefit of the Parent Board and may not be relied upon by the Company.

Brokers. Except for the Parent Financial Advisor and in connection with the Parent Financing, no broker, finder, adviser or investment banker is entitled to any brokerage, success, finder’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

 Information Supplied. The information supplied or to be supplied by Parent for inclusion in the Information Statement or the Form S-4 will not, at the time the Form S-4 (and any amendment or supplement thereto) and the Information Statement, respectively, are filed with the SEC, is amended or supplemented or is declared effective or on the date that the Information Statement is first mailed to the stockholders of Parent, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by or on behalf of the Company in writing expressly for inclusion or incorporation by reference therein.

Vote Required. The Requisite Parent Vote is the only vote of the holders of any class or series of Parent’s capital stock necessary under applicable Law and Parent Organizational Documents to approve the Transactions, which Requisite Parent Vote is capable of, under applicable Law and Parent Organizational Documents, being, and can be, obtained by delivery of the Parent Stockholder Written Consent following the execution and delivery of this Agreement.

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Ownership of Company Common Stock. Since November 12, 2024, neither Parent nor any of its Subsidiaries beneficially owns or owned, directly or indirectly, any shares of Company Common Stock or other securities convertible into, exchangeable into or exercisable for shares of Company Common Stock. There are no voting trusts or other Contracts to which Parent nor any of its Subsidiaries is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries.

Anti-Corruption; FCPA. In the last three years, neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any director, officer, employee, agent or other person acting on behalf of Parent or any of its Subsidiaries has, directly or indirectly, (a) violated or taken any action that would result in a violation of any of the Anti-Corruption Laws, or (b) except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect: (i) used any funds of Parent or of its Subsidiaries for unlawful contributions, unlawful gifts or unlawful entertainment, or for other unlawful expenses, related to political activity; (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from funds of Parent or any of its Subsidiaries; (iii) established or maintained any unlawful fund of monies or other assets of Parent or any of its Subsidiaries; (iv) made any fraudulent entry on the books or records of Parent or any of its Subsidiaries; (v) made any unlawful bribe, rebate, payoff, influence payment, kickback or other payment to any person, private or public, in any form, to obtain favorable treatment in securing business, to obtain special concessions or to influence any act or decision of a foreign government official or other person; or (vi) engaged in or facilitated any transaction or dealing in property or interests in property of, received from or made any contribution of funds, goods or services to or for the benefit of, provided any payments or material assistance to, or otherwise engage in or facilitated any transactions with any Prohibited Person. Neither Parent nor any of its Subsidiaries (A) is, to the knowledge of Parent, under external or internal investigation for any material violation of any Anti-Corruption Laws, or (B) has received any written communication from any Governmental Authority regarding any material violation of, or failure to comply with, any Anti-Corruption Laws. Except as, individually or in the aggregate, has not been, and would not reasonably be expected to be, material to Parent and its Subsidiaries, taken as a whole, in the last three years, neither Parent nor any of its Subsidiaries has made any disclosure (voluntary or otherwise) to any Governmental Authority with respect to any alleged irregularity, misstatement or omission or other potential violation or Liability arising under or relating to any Anti-Corruption Laws.

Merger Sub. All outstanding shares of capital stock of Merger Sub are duly authorized, validly issued, fully paid and nonassessable. Parent owns all of the outstanding shares of capital stock of Merger Sub, free and clear of (a) all Liens, and (b) any other restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock, voting securities or other equity interests), except, in the case of the foregoing clauses (a) and (b), as imposed by this Agreement or applicable securities Laws or as would not have a Parent Material Adverse Effect and would not prevent or materially delay the consummation of the Transactions. Merger Sub has been incorporated solely for the purposes of merging with and into the Company and taking action incident to the Merger and this Agreement. Merger Sub has no assets, liabilities or obligations and has not, since the date of its formation, carried on any business or conducted any operations, except, in each case, as arising from the preparation and execution of this Agreement, the performance of its covenants and agreements hereunder and matters ancillary thereto.

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COVENANTS

Conduct of Business of the Company. From and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, except as expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter or as required by Law or a Governmental Authority, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed, the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (x) conduct its operations only in the ordinary course of business, and (y) maintain and preserve intact its business organization, to retain the services of its current officers and key employees (it being understood that no material increases in any compensation, including any incentive, retention or similar compensation shall be required in respect thereof except to the extent such increase is required in the ordinary course of business and is permitted by this Section 5.1) and to preserve the good will of its material customers, suppliers, agents, employees and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.1 of the Company Disclosure Letter or required by applicable Law or a Governmental Authority, from and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, the Company shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of Parent, such consent not to be unreasonably withheld, conditioned or delayed:

Organizational Documents. Amend any of the Company Organizational Documents or any of the comparable organizational documents of any of the Company’s Subsidiaries (including partnership agreements and limited liability company agreements);

Dividends. Make, declare or pay any dividend or distribution on any shares of its capital stock or enter into any Contract restricting or limiting the ability of the Surviving Company or any of its Subsidiaries to make any payment of dividends or to make any distributions to its stockholders, other than (i) dividends and distributions by wholly owned Subsidiaries of the Company in the ordinary course of business, and (ii) such restrictions or limitations required by applicable Law;

Capital Stock. (i) Adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than as may be required by the Company Organizational Documents or the organizational documents of its Subsidiaries or pursuant to the terms of the Company Equity Plan), (iii) issue, deliver or sell any additional shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such securities (other than pursuant to Company PIPE or the vesting or settlement of Company Stock Options outstanding as of the date of this Agreement and grants of Company Stock Options under the Company Equity Plan in the Company’s sole discretion or in agreements permitted by Section 5.1(e)), or (iv) enter into any Contract with respect to the sale, voting, registration or repurchase of its capital stock;

Indebtedness; Guarantees. Incur, assume or guarantee any indebtedness for borrowed money in excess of $250,000, other than pursuant to any indebtedness instrument outstanding as of the date of this Agreement and made available to Parent or in connection with interest rate hedges on terms in the ordinary course of business;

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Compensation and Benefits. (i) Materially increase the compensation or benefits payable or to become payable to any current or former employee or any directors or officers (other than in the ordinary course of business and except as required by Law or any Company Benefit Plan or Contracts as in effect on the day hereof), (ii) grant any severance or termination pay to any employee of the Company or its Subsidiaries or any directors or officers other than as mandated by contract or pursuant to the Company’s policies or Contract, in either case as in effect prior to the date of this Agreement, (iii) renew or enter into or amend any new employment, severance or consulting agreement with any employee of the Company or its Subsidiaries or any directors or officers, advisors or consultants, other than any new employment or severance or consulting agreement with any employee, consultant or advisor of the Company or its Subsidiaries whose total cash compensation (if annualized) would not exceed $350,000, (iv) establish, adopt, enter into, materially amend or terminate any Company Benefit Plan or any employee benefit plan, agreement, policy or program that, if in effect on the date of this Agreement, would be a Company Benefit Plan, (v) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (vi) implement any facility closings or employee layoffs that do not comply with the WARN Act or implement any employee layoffs or reductions in force in violation of the WARN Act, or (vii) take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former employee or any directors or officers, except, in each case, (A) to the extent required by applicable Law, this Agreement or any Company Benefit Plan in effect on the date of this Agreement that has been made available to Parent as of the date hereof, or (B) other than in respect of clause (vii) immediately above, to comply with Section 409A of the Code and guidance applicable thereunder;

Tax. Materially amend any material Tax Return, make, change or revoke any entity classification or other material Tax election (other than making any elections in connection with filing Tax Returns in the ordinary course of business), change an annual accounting period for Tax purposes, change or adopt any material accounting method with respect to Taxes, file any material amendment with respect to any material Tax Return, enter into any material closing agreement with any Governmental Authority with respect to a material amount of Taxes, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to the Company or its Subsidiaries for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Company Financial Statements, surrender any right to claim a refund of material amount of Taxes, or consent to or request any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to the Company or its Subsidiaries;

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Acquisitions. Acquire, or authorize, recommend, propose or announce an intention to acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business, any material assets or properties, or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

Accounting. Materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets other than as required by changes in GAAP or applicable Law after the date hereof;

Dispositions. Sell, lease, license, transfer, pledge, encumber (other than Permitted Liens), grant or dispose of any Company Assets, including any Intellectual Property rights and the capital stock of Subsidiaries of the Company, that are material to the Company and its Subsidiaries, taken as a whole, other than (A) in connection with products or services offered or provided in the ordinary course of business, (B) the disposition of used, obsolete or excess equipment in the ordinary course of business, or (C) expirations of Registered IP in accordance with the applicable statutory term, grants of non-exclusive licenses of Company Owned Intellectual Property, or dispositions of non-material Company Owned Intellectual Property, in each case in the ordinary course of business;

Contracts. Except as permitted by other subsections of this Section 5.1, (i) enter into any Contract which if in effect as of the date of this Agreement would be a Company Material Contract or Company Real Property Lease, other than in the ordinary course of business (unless such Contract would otherwise be prohibited under another subsection of this Section 5.1), (ii) enter into any Contract that would limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict the Company or any of its Subsidiaries or any of their successors, in each case from engaging or competing in any line of business or in any geographic area in any material respect, or (iii) terminate, cancel or request any material change in or waive any material rights under any Company Material Contract or Company Real Property Lease, other than the expiration of any Company Material Contract or Company Real Property Lease in accordance with its terms in the ordinary course of business (unless such action would otherwise be prohibited under another subsection of this Section 5.1), or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any Third Parties;

WARN Act. Implement or announce a plant closing, mass layoff or any other action which would trigger the notice requirements of the WARN Act;

Legal Actions. Commence, initiate, waive, release, assign, settle or compromise any Legal Action, or enter into any settlement agreement or other understanding or agreement with any Governmental Authority (other than in the case of this clause, entry into commercial agreements not relating to a dispute with such Governmental Authority in the ordinary course of business), relating to the Company or any of its Subsidiaries, other than any such waiver, release, assignment, settlement or compromise with a Person that is not a Governmental Authority that is limited only to the payment of money or other form of value that, collectively in respect of such waiver, release, assignment, settlement or compromise, is not in excess of $100,000 individually or $500,000 in the aggregate;

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Loans. Make any loans, advances or capital contributions to (other than business advances in the ordinary course of business), or investments in, any other Person (including any of its executive officers, directors, employees, agents or consultants), other than (i) by the Company or a wholly-owned Subsidiary of the Company to, or in, the Company or any of its wholly-owned Subsidiaries, or (ii) make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons;

Affiliate Transactions. Enter into or amend any arrangement or Contract with any Affiliate, director, officer or stockholder of the Company that would reasonably be expected to materially delay or prevent the consummation of the Transactions;

Inhibiting Transactions. Take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed; or

Related Actions. Agree in writing or otherwise enter into a binding agreement to do any of the foregoing.

Parent acknowledges and agrees that nothing contained herein is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Effective Time and prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’’ respective operations.

Conduct of Business of Parent. From and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, except as expressly contemplated by this Agreement, as set forth in Section 5.2 of the Parent Disclosure Letter or as required by Law or a Governmental Authority, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed, Parent shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (x) conduct its operations only in the ordinary course of business, and (y) maintain and preserve intact its business organization, to retain the services of its current officers and key employees (it being understood that no material increases in any compensation, including any incentive, retention or similar compensation shall be required in respect thereof except to the extent such increase is required in the ordinary course of business and is permitted by this Section 5.2) and to preserve the good will of its material customers, suppliers, agents, employees and other Persons with whom it has material business relationships. Without limiting the generality of the foregoing, and except as otherwise expressly contemplated by this Agreement, as set forth in Section 5.2 of the Parent Disclosure Letter or required by applicable Law or a Governmental Authority, from and after the date of this Agreement and prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article VII, Parent shall not, and shall not permit any of its Subsidiaries to, take any of the following actions, without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed:

Organizational Documents. Amend any of the Parent Organizational Documents or any of the comparable organizational documents of any of Parent’s Subsidiaries (including partnership agreements and limited liability company agreements);

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Dividends. Make, declare or pay any dividend or distribution on any shares of its capital stock or enter into any Contract restricting or limiting the ability of Parent or any of its Subsidiaries to make any payment of dividends or to make any distributions to its stockholders, other than (i) dividends and distributions by wholly owned Subsidiaries of the Company in the ordinary course of business, and (ii) such restrictions or limitations required by applicable Law;

Capital Stock. (i) Adjust, split, combine or reclassify its capital stock, (ii) redeem, purchase or otherwise acquire, directly or indirectly, any shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock (other than as may be required by the Parent Organizational Documents or the organizational documents of its Subsidiaries or pursuant to the terms of the Parent Equity Plan), (iii) issue, deliver or sell any additional shares of its capital stock or any securities convertible or exchangeable into or exercisable for any shares of its capital stock or such securities (other than pursuant to the vesting or settlement of Parent Stock Options outstanding as of the date of this Agreement and grants of Parent Stock Options under the Parent Equity Plan in Parent’s sole discretion, or in agreements permitted by Section 5.2(e)) or (iv) enter into any Contract with respect to the sale, voting, registration or repurchase of its capital stock;

Indebtedness; Guarantees. Incur, assume or guarantee any indebtedness for borrowed money in excess of $250,000, other than pursuant to any indebtedness instrument outstanding as of the date of this Agreement and made available to the Company or in connection with interest rate hedges on terms in the ordinary course of business;

Compensation and Benefits. (i) Materially increase the compensation or benefits payable or to become payable to any current or former employee or any directors or officers (other than in the ordinary course of business and except as required by Law or any Parent Benefit Plan or Contracts as in effect on the day hereof), (ii) grant any severance or termination pay to any employee of Parent or its Subsidiaries or any directors or officers other than as mandated by contract or pursuant to Parent’s policies or Contract, in either case as in effect prior to the date of this Agreement, (iii) renew or enter into or amend any new employment, severance or consulting agreement with any employee of Parent or its Subsidiaries or any directors or officers, advisors or consultants, other than any new employment, severance or consulting agreement with any employee, advisor, consultant of Parent or its Subsidiaries whose total cash compensation (if annualized) would not exceed $350,000, (iv) establish, adopt, enter into, materially amend or terminate any Parent Benefit Plan or any employee benefit plan, agreement, policy or program that, if in effect on the date of this Agreement, would be a Parent Benefit Plan, (v) enter into any collective bargaining agreement or other agreement with any labor organization, works council, trade union, labor association or other employee representative, (vi) implement any facility closings or employee layoffs that do not comply with the WARN Act or implement any employee layoffs or reductions in force in violation of the WARN Act, or (vii) take any action to accelerate the vesting, payment, or funding of any compensation or benefits to any current or former employee or any directors or officers, except, in each case, (A) to the extent required by applicable Law, this Agreement or any Parent Benefit Plan in effect on the date of this Agreement that has been made available to the Company as of the date hereof, or (B) other than in respect of clause (vii) immediately above, to comply with Section 409A of the Code and guidance applicable thereunder;

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Tax. Materially amend any material Tax Return, make, change or revoke any entity classification or other material Tax election (other than making any elections in connection with filing Tax Returns in the ordinary course of business), change an annual accounting period for Tax purposes, change or adopt any material accounting method with respect to Taxes, file any material amendment with respect to any material Tax Return, enter into any material closing agreement with any Governmental Authority with respect to a material amount of Taxes, settle or compromise any proceeding with respect to any material Tax claim or assessment relating to Parent or its Subsidiaries for an amount that materially exceeds the amount disclosed, reflected or reserved against in the Parent Financial Statements, surrender any right to claim a refund of material amount of Taxes, or consent to or request any extension or waiver of the limitation period applicable to any material Tax claim or assessment relating to Parent or its Subsidiaries;

Acquisitions. Acquire, or authorize, recommend, propose or announce an intention to acquire, by merger, consolidation, acquisition of equity interests or assets, or otherwise, any business, any material assets or properties, or any corporation, partnership, limited liability company, joint venture or other business organization or division thereof;

Accounting. Materially change its accounting policies or procedures or any of its methods of reporting income, deductions or other items for material accounting purposes or revalue any of its material assets other than as required by changes in GAAP or applicable Law after the date hereof;

Dispositions. Sell, lease, license, transfer, pledge, encumber (other than Permitted Liens), grant or dispose of any Parent Assets, including any Intellectual Property rights and the capital stock of Subsidiaries of Parent, that are material to Parent and its Subsidiaries, taken as a whole, other than (A) in connection with products or services offered or provided in the ordinary course of business, (B) the disposition of used, obsolete or excess equipment in the ordinary course of business, or (C) expirations of Registered IP in accordance with the applicable statutory term, grants of non-exclusive licenses of Parent Owned Intellectual Property, or dispositions of non-material Parent Owned Intellectual Property, in each case in the ordinary course of business;

Contracts. Except as permitted by other subsections of this Section 5.2, (i) enter into any Contract which if in effect as of the date of this Agreement would be a Parent Material Contract or Parent Real Property Lease, other than in the ordinary course of business (unless such Contract would otherwise be prohibited under another subsection of this Section 5.2), (ii) enter into any Contract that would limit or otherwise restrict Parent or any of its Subsidiaries or any of their successors, or that would, after the Effective Time, limit or otherwise restrict Parent or any of its Subsidiaries or any of their successors, in each case from engaging or competing in any line of business or in any geographic area in any material respect, or (iii) terminate, cancel or request any material change in or waive any material rights under any Parent Material Contract or Parent Real Property Lease, other than the expiration of any Parent Material Contract or Parent Real Property Lease in accordance with its terms in the ordinary course of business (unless such action would otherwise be prohibited under another subsection of this Section 5.2), or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any Third Parties;

WARN Act. Implement or announce a plant closing, mass layoff or any other action which would trigger the notice requirements of the WARN Act;

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Legal Actions. Commence, initiate, waive, release, assign, settle or compromise any Legal Action, or enter into any settlement agreement or other understanding or agreement with any Governmental Authority (other than in the case of this clause, entry into commercial agreements not relating to a dispute with such Governmental Authority in the ordinary course of business), relating to Parent or any of its Subsidiaries, other than any such waiver, release, assignment, settlement or compromise with a Person that is not a Governmental Authority that is limited only to the payment of money or other form of value that, collectively in respect of such waiver, release, assignment, settlement or compromise, is not in excess of $100,000 individually or $500,000 in the aggregate;

Loans. Make any loans, advances or capital contributions to (other than business advances in the ordinary course of business), or investments in, any other Person (including any of its executive officers, directors, employees, agents or consultants), other than (i) by Parent or a wholly-owned Subsidiary of Parent to, or in, Parent or any of its wholly-owned Subsidiaries, or (ii) make any material change in its existing borrowing or lending arrangements for or on behalf of such Persons;

Affiliate Transactions. Enter into or amend any arrangement or Contract with any Affiliate, director, officer or stockholder of Parent that would reasonably be expected to materially delay or prevent the consummation of the Transactions or that would be required to be described under Item 404 of Regulation S-K of the SEC;

Inhibiting Transactions. Take any action that would reasonably be expected to result in any of the conditions to the Transactions set forth in Article VI of this Agreement not being satisfied or satisfaction of those conditions being materially delayed; or

Related Actions. Agree in writing or otherwise enter into a binding agreement to do any of the foregoing.

The Company acknowledges and agrees that nothing contained herein is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Effective Time and prior to the Effective Time, Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

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Access to Information; Confidentiality

The Company shall, and shall cause its Subsidiaries to, (i) provide to Parent and its Representatives access at reasonable times upon prior notice to the officers, employees, properties, books and records of the Company and its Subsidiaries, and (ii) furnish promptly such information concerning the Company and its Subsidiaries as Parent or its Representatives may reasonably request. Parent shall, and shall cause its Subsidiaries to, (A) provide to the Company and its Representatives access at reasonable times upon reasonable advance prior notice to the officers, employees, properties, books and records of Parent and its Subsidiaries, and (B) furnish promptly such information concerning Parent and its Subsidiaries as the Company or its Representatives may reasonably request. Notwithstanding the foregoing, neither Parent nor the Company shall be required to provide such access if it reasonably determines that it would (1) materially disrupt or impair the business or operations of Parent or the Company, as applicable, or any of its respective Subsidiaries, (2) cause a violation of any Company Material Contract or Parent Material Contract, (3) constitute a violation of any applicable Law or any Contract (provided that the Company or Parent, as applicable, shall use its reasonable best efforts to provide such cooperation in a manner that would not be prohibited or restricted under applicable Law or any Contract), or (4) cause a material risk of disclosure of any information that in the reasonable judgment of Parent or the Company, as applicable, would result in the disclosure of any trade secrets of Third Parties. Nothing herein shall require the Company or Parent or any of their respective Subsidiaries to disclose information to the extent such information would result in a waiver of attorney-client privilege, work product doctrine or similar privilege or violate any confidentiality obligation of such Party existing as of the date of this Agreement (provided that such Party shall use reasonable best efforts to permit such disclosure to be made in a manner consistent with the protection of such privilege or to obtain any consent required to permit such disclosure to be made without violation of such confidentiality obligations, as applicable).

Parent and the Company shall comply with, and shall use their reasonable best efforts to cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, with respect to the information disclosed under this Section 5.3.

No Solicitation.

No Solicitation of Acquisition Proposals by the Company. From and following the execution and delivery of the Parent Stockholder Written Consent, the Company will not, and the Company will cause each of its Affiliates and its and their respective Representatives not to, directly or indirectly:

 solicit, initiate or knowingly encourage or facilitate any inquiries regarding, or the submission or announcement of, any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, any Company Acquisition Proposal;

furnish any information regarding the Company or any Subsidiary of the Company in connection with, for the purpose of soliciting, initiating, encouraging or facilitating, or in response to, a Company Acquisition Proposal;

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  engage in or otherwise participate in any discussions or negotiations with any Person with respect to any Company Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Company Acquisition Proposal; or

approve, adopt, recommend or enter into, or propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to any Company Acquisition Proposal.

 Subject to Section 5.4(a), if the Company or an Affiliate thereof receives a Company Acquisition Proposal or an inquiry or request for information with respect to a Company Acquisition Proposal or that is reasonably likely to lead to a Company Acquisition Proposal, then the Company and/or such Affiliate shall promptly (and in no event later than 24 hours after receipt of such Company Acquisition Proposal or request) notify Parent in writing of such Company Acquisition Proposal or request (which notification shall include the identity of the Person making or submitting such request or Company Acquisition Proposal and a copy of any such written request or proposal (or, if not in writing, the material terms and conditions thereof)), and shall, in accordance with Section 5.4(a), not engage with the Person making such Company Acquisition Proposal or their Representatives. Thereafter, the Company and/or such Affiliate shall keep Parent reasonably informed, on a current basis (and, in any event, within 24 hours), of the status of such Company Acquisition Proposal or request, including any material change to the terms of such Company Acquisition Proposal.

Promptly following the execution and delivery of this Agreement, the Company shall, and shall cause each of its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Company Acquisition Proposal made prior to the date of this Agreement, including by terminating access of any Third Party (other than Parent and its Representatives) to any electronic data room or similar platform granted in connection with any Company Acquisition Proposal.

 “Company Acquisition Proposal” shall mean any inquiry, offer, indication of interest or proposal (other than an offer or proposal made or submitted by or on behalf of Parent or any of its Subsidiaries) contemplating or otherwise relating to any of the following transactions (in each case, solely so long as such transaction would reasonably be expected to prevent or materially delay the Closing or would otherwise be prohibited by Section 5.1): (i) any merger, consolidation, amalgamation, share exchange, business combination, reorganization, tender offer, exchange offer or other similar transaction involving the Company; (ii) any acquisition or transaction (A) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons acquires beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for, such securities) representing 25% or more of the outstanding voting power of the Company, or (B) in which the Company issues securities (or instruments convertible into or exercisable or exchangeable for, such securities) representing 25% or more of the outstanding voting power of the Company; (iii) any sale, lease, exchange, transfer, exclusive license, exclusive sublicense, acquisition or disposition of 25% or more of the consolidated assets of the Company and its Subsidiaries, taken as a whole, or of any business or businesses (or the assets of any business or businesses) that constitute or account for 25% or more of the net revenues or net income of the Company and its Subsidiaries, taken as a whole; (iv) any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons acquiring beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for such securities) representing 25% or more of the outstanding voting power of the Company or any of its Subsidiaries; or (v) any combination of the foregoing types of transaction if the sum of the percentage of the voting power of the Company is 25% or more or the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, involved are 25% or more.

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No Solicitation of Acquisition Proposals by Parent. From and following the execution and delivery of the Company Stockholder Written Consent, Parent will not, and Parent will cause each of its Affiliates and its and their respective Representatives not to, directly or indirectly:

solicit, initiate or knowingly encourage or facilitate any inquiries regarding, or the submission or announcement of, any inquiry, proposal or offer that constitutes, or could reasonably be expected to lead to, any Parent Acquisition Proposal;

furnish any information regarding Parent or any Subsidiary of Parent in connection with, for the purpose of soliciting, initiating, encouraging or facilitating, or in response to, a Parent Acquisition Proposal;

engage in or otherwise participate in any discussions or negotiations with any Person with respect to any Parent Acquisition Proposal or any inquiry, proposal or offer that could reasonably be expected to lead to any Parent Acquisition Proposal; or

approve, adopt, recommend or enter into, or propose to approve, adopt, recommend or enter into, any letter of intent or similar document, agreement, commitment, or agreement in principle (whether written or oral, binding or nonbinding) with respect to any Parent Acquisition Proposal.

 Subject to Section 5.4(e), if Parent or an Affiliate thereof receives a Parent Acquisition Proposal or an inquiry or request for information with respect to a Parent Acquisition Proposal or that is reasonably likely to lead to a Parent Acquisition Proposal, then Parent and/or such Affiliate shall promptly (and in no event later than 24 hours after receipt of such Parent Acquisition Proposal or request) notify the Company in writing of such Parent Acquisition Proposal or request (which notification shall include the identity of the Person making or submitting such request or Parent Acquisition Proposal and a copy of any such written request or proposal (or, if not in writing, the material terms and conditions thereof)), and shall, in accordance with Section 5.4(e), not engage with the Person making such Parent Acquisition Proposal or their Representatives. Thereafter, Parent and/or such Affiliate shall keep the Company reasonably informed, on a current basis (and, in any event, within 24 hours), of the status of such Parent Acquisition Proposal or request, including any material change to the terms of such Parent Acquisition Proposal.

 Promptly following the execution and delivery of this Agreement, Parent shall, and shall cause each of its Affiliates and its and their respective Representatives to, immediately cease and cause to be terminated any existing solicitation of, or discussions or negotiations with, any Person relating to any Parent Acquisition Proposal made prior to the date of this Agreement, including by terminating access of any Third Party (other than the Company and its Representatives) to any electronic data room or similar platform granted in connection with any Parent Acquisition Proposal.

“Parent Acquisition Proposal” shall mean any inquiry, offer, indication of interest or proposal (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Subsidiaries) contemplating or otherwise relating to any of the following transactions (in each case, solely so long as such transaction would reasonably be expected to prevent or materially delay the Closing or would otherwise be prohibited by Section 5.2): (i) any merger, consolidation, amalgamation, share exchange, business combination, reorganization, tender offer, exchange offer or other similar transaction involving Parent; (ii) any acquisition or transaction (A) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons acquires beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for, such securities) representing 25% or more of the outstanding voting power of Parent, or (B) in which Parent issues securities (or instruments convertible into or exercisable or exchangeable for, such securities) representing 25% or more of the outstanding voting power of Parent; (iii) any sale, lease, exchange, transfer, exclusive license, exclusive sublicense, acquisition or disposition of 25% or more of the consolidated assets of Parent and its Subsidiaries, taken as a whole, or of any business or businesses (or the assets of any business or businesses) that constitute or account for 25% or more of the net revenues or net income of Parent and its Subsidiaries, taken as a whole; (iv) any tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons acquiring beneficial or record ownership of securities (or instruments convertible into or exercisable or exchangeable for such securities) representing 25% or more of the outstanding voting power of Parent or any of its Subsidiaries; or (v) any combination of the foregoing types of transaction if the sum of the percentage of the voting power of Parent is 25% or more or the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, involved are 25% or more.

Parent and Company Stockholder Approval; Parent Information Statement.

In accordance with applicable Laws, including the NRS, and the Parent Organizational Documents, in lieu of calling a meeting of the stockholders of Parent, Parent shall (i) obtain the Requisite Parent Vote approving and adopting this Agreement and the Parent Voting Matters by the execution of the Parent Stockholder Written Consent and Parent Charter Written Consent promptly following the entry into this Agreement, and (ii) provide the Company a copy of the (A) Parent Stockholder Written Consent within one day after execution and delivery of this Agreement and (B) Parent Charter Written Consent promptly following the entry into this Agreement and prior to the filing of the Information Statement.

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In accordance with applicable Laws, including the DGCL, and the Company Organizational Documents, in lieu of calling a meeting of the Company Stockholders, the Company shall obtain (i) the Requisite Company Vote approving and adopting this Agreement and the Merger by the execution of the Company Stockholder Written Consent promptly following the entry into this Agreement, and (ii) provide Parent a copy of the Company Stockholder Written Consent within one day after execution and delivery of this Agreement.

Promptly following receipt of the Company Stockholder Written Consent, the Company shall prepare and give notice of the taking of action by consent pursuant to the Company Stockholder Written Consent to those stockholders of the Company as of the record date for the action by consent taken by the Company Stockholder Written Consent who have not consented and who would have been entitled to notice of the meeting if such action had been taken at a meeting and the record date for the notice of the meeting were the record date for such action (the “Company Stockholder Notice”), which Company Stockholder Notice shall: (i) contain a statement to the effect that the Company Board adopted resolutions setting forth the Company Board Approvals; (ii) provide the Company Stockholders to whom it is sent with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Transactions in accordance with Section 228(e) of the DGCL and the certificate of incorporation and bylaws of the Company; and (iii) include a description of the appraisal rights of the Company Stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law.

As promptly as reasonably practicable after the date of this Agreement, (i) Parent shall prepare and file with the SEC a joint information statement/prospectus of the type contemplated by Rule 14c-2 of the Exchange Act containing the information specified in Schedule 14C under the Exchange Act concerning the Parent Stockholder Written Consent, the Parent Charter Written Consent and the Parent Voting Matters and the notice of action by written consent required by Section 78.320 of the NRS (as amended or supplemented from time to time and together with all exhibits and attachments thereto, the “Information Statement”), and (ii) Parent shall prepare and cause to be filed with the SEC a registration statement on Form S-4 in connection with the issuance of shares of Parent Common Stock to the Company Stockholders in connection with the Merger, as such registration statement may be amended prior to the time it is declared effective by the SEC, which registration statement shall contain the Information Statement (the “Form S-4”), in which the Information Statement will be included as a prospectus, in each case, in preliminary form.

Parent shall provide the Company with a draft of the Form S-4 (and any amendment or supplement thereto) prior to filing with the SEC. Parent shall: (i) cause the Form S-4 to comply with all applicable Law; (ii) promptly notify the Company of, cooperate with the Company with respect to and respond promptly to any comments or requests of the SEC or its staff and shall promptly provide the Company with copies of all written correspondence and a summary of all material oral communications between it, on the one hand, and the SEC or its staff, on the other hand, relating to the Form S-4; (iii) use reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after it is filed with the SEC; (iv) use reasonable best efforts to keep the Form S-4 effective through the Closing in order to permit the consummation of the Merger; and (v) provide the Company with a reasonable opportunity to review and comment on the drafts of the Form S-4 and any substantive correspondence (including all responses to SEC comments), amendments or supplements to the Form S-4 prior to filing with the SEC and shall provide to the Company a copy of all such filings made with the SEC. Parent shall advise the Company, promptly after receipt of notice thereof, of the time when the Form S-4 becomes effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the shares of Parent Common Stock for offering or sale in any jurisdiction, or any request by the SEC or its staff for amendment of the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information

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The Company shall provide Parent on a timely basis with all information concerning the Company and its Affiliates as may be reasonably requested by Parent and is customarily included in an information statement and Form S-4, including all financial information regarding the Company that may be required by Item 14(e) of Form S-4. The Company shall promptly correct any information with respect to it or provided by it for use in the Form S-4 if and to the extent, in the absence of such a correction, the Form S-4 would contain a misstatement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and Parent shall disseminate such correction to the stockholders of Parent in an amendment or supplement and to cause such amendment or supplement to be filed with the SEC. The Company shall be available to, and the Company shall use reasonable best efforts to make their officers and employees available to, in each case, during normal business hours and upon reasonable advanced prior notice, Parent and its counsel in connection with (i) the drafting of the Form S-4, and (ii) responding in a timely manner to comments on the Form S-4 from the SEC. Without limiting the generality of the foregoing, the Company shall reasonably cooperate with Parent in connection with Parent’s preparation for inclusion in the Form S-4 of pro forma financial statements that comply with the requirements of Regulation S-X under the rules and regulations of the SEC (as interpreted by the staff of the SEC) to the extent such pro forma financial statements are required under the Exchange Act.

Parent shall mail or deliver, or cause to be mailed or delivered, a letter from Parent providing the Information Statement to each stockholder of Parent that has not already consented to or approved this Agreement, the Merger and the Transactions soliciting the written consent of each such stockholder, adopting this Agreement and approving the Merger and the Transactions as promptly as reasonably practicable after the first to occur of (i) confirmation from the SEC that it has no further comments on the Information Statement, (ii) confirmation from the SEC that the Information Statement is otherwise not to be reviewed, or (iii) expiration of the 10-day period after filing the preliminary Information Statement in the event the SEC does not review the Information Statement. The Information Statement, which shall be in form and substance reasonably satisfactory to the Company, shall provide among other things, a statement that Parent has obtained the Requisite Parent Vote to adopt this Agreement, effect the Merger and consummate the Transactions and the information required by Rule 14c-2 of the Securities Act.

Merger Sub Matters. Immediately following the execution and delivery of this Agreement, Parent, in its capacity as sole stockholder of Merger Sub, shall approve and adopt this Agreement in accordance with the NRS. During the period from the date of this Agreement through the earlier of the Effective Time or the date of termination of this Agreement, Merger Sub shall not engage in any activities of any nature except as provided in or contemplated by this Agreement. Parent shall ensure that Merger Sub duly performs, satisfies and discharges on a timely basis each of the covenants, obligations and liabilities of Merger Sub under this Agreement, and Parent shall be jointly and severally liable with Merger Sub for the due and timely performance and satisfaction of each such covenant, obligation and liability.

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Nasdaq Listing. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock being issued in connection with the Transactions to be approved for listing (subject to notice of issuance) on Nasdaq at or after the Effective Time. After the Closing, Parent shall use its reasonable best efforts to, in the event any Earn Out Shares become issuable pursuant to Section 2.6, cause such Earn Out Shares, if required, to be approved for listing on Nasdaq. Parent shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on the Nasdaq.

Directors’ and Officers’ Indemnification and Insurance.

From the Effective Time through the sixth anniversary of the date on which the Effective Time occurs, each of Parent and the Surviving Company shall indemnify and hold harmless each Person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Parent or the Company or any of their Subsidiaries, respectively (the “Indemnified Parties”), against all Losses and Liabilities, including attorneys’ fees and disbursements, incurred in connection with any Legal Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the Indemnified Party is or was a director or officer of Parent or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL and the NRS. Each Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such Legal Action from each of Parent and the Surviving Company, jointly and severally, upon receipt by Parent or the Surviving Company from the Indemnified Party of a request therefor; provided, that any such Indemnified Party to whom expenses are advanced provides an undertaking to Parent, to the extent then required by the DGCL and the NRS, to repay such advances if it is ultimately determined that such Indemnified Party is not entitled to indemnification.

The provisions of the Parent Organizational Documents with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Parent that are presently set forth in the Parent Organizational Documents shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Parent, unless such modification is required by applicable Law. The Company Organizational Documents shall contain, and Parent shall cause the Company Organizational Documents to so contain, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the Parent Organizational Documents.

From and after the Effective Time, (i) the Surviving Company shall fulfill and honor in all respects the obligations of the Company to its Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s and its Subsidiaries’ organizational documents and pursuant to any indemnification agreements between the Company or its Subsidiaries and such Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time, and (ii) Parent shall fulfill and honor in all respects the obligations of Parent to its Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Parent’s and its Subsidiaries’ organizational documents and pursuant to any indemnification agreements between Parent or its Subsidiaries and such Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

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From and after the Effective Time, Parent shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Parent. In addition, Parent shall purchase, prior to the Effective Time, a six-year prepaid directors’ and officers’ liability insurance for the non-cancellable extension of the directors’ and officers’ liability coverage of Parent’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six years from and after the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Parent’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Parent by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Transactions).

From and after the Effective Time, Parent shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the Persons referred to in this Section 5.8 in connection with their enforcement of the rights provided to such Persons in this Section 5.8.

The provisions of this Section 5.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Parent and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the Indemnified Parties, their heirs and their Representatives.

In the event Parent or the Surviving Company or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving company or entity of such consolidation or merger, or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Parent or the Surviving Company, as the case may be, shall succeed to the obligations set forth in this Section 5.8. Parent shall cause the Surviving Company to perform all of the obligations of the Surviving Company under this Section 5.8.

Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with applicable Law (but subject, for the avoidance of doubt, to Section 5.10, which sets forth the exclusive obligations of the Parties with respect to the subject matter thereof) each of the Parties shall, and shall use reasonable best efforts to cause its Affiliates to, use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to ensure that the conditions applicable to such Party set forth in Article VI are satisfied and to consummate the Transactions as promptly as practicable in accordance with its terms. The terms of this Section 5.9 shall not limit the rights set forth in Section 5.4.

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Consents; Filings; Further Action.

Subject to the terms and conditions of this Agreement, Parent and the Company shall (and shall cause their respective Subsidiaries to) each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Laws to (i) make any necessary filings promptly after signing of this Agreement and obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and make all necessary registrations and filings (including filings with Governmental Authorities, if any) and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, in order to consummate the Transactions as promptly as practicable and in any event prior to the End Date, and (ii) deliver required notices or any necessary additional instruments to, and obtain required consents, waivers or any additional instruments necessary from, Third Parties in order to consummate the Transactions as promptly as practicable and in any event prior to the End Date.

Subject to applicable Laws and the requirements of applicable Governmental Authorities, Parent and the Company and their respective counsel shall (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private Person, (ii) to the extent legally permissible, have the right to review in advance, and each shall consult the other on, any material filing made with, or written materials to be submitted to, any Governmental Authority in connection with the Transactions and of any material communication received or given in connection with any proceeding by a private Person, in each case regarding any of the Transactions, (iii) promptly inform each other of any material communication (or any other material correspondence or memoranda) received from, or given to, the DOJ or the FTC or any other applicable Governmental Authority, and (iv) where legally permissible, promptly furnish each other with copies of all correspondence, filings and written communications between them or their Subsidiaries or Affiliates, on the one hand, and any Governmental Authority or its respective staff, on the other hand, with respect to the Transactions. In furtherance of the foregoing and subject to applicable Laws and the requirements of Governmental Authorities, Parent and the Company shall (with respect to any in-person discussion or meeting, remote video meeting or substantive telephonic discussion or meeting), provide the other Party and its counsel with advance notice of and the opportunity to participate in any material discussion or meeting with any Governmental Authority in respect of any filing, investigation or other inquiry in connection with the Transactions. Notwithstanding anything to the contrary in this Section 5.10(b), Parent and the Company may, as each deems advisable and necessary, (A) reasonably designate any competitively sensitive material provided to the other under this Section 5.10 as “Antitrust Counsel Only Material,” and (B) redact materials to be provided to the other Party as necessary to comply with contractual arrangement, to address good faith legal privilege or confidentiality concerns, to comply with applicable Law, or to remove references concerning the valuation of Parent or the Company and their respective Subsidiaries.

Public Announcements. Parent and the Company shall consult with each other before issuing any press release or otherwise making any public statements about this Agreement or any of the Transactions. Neither Parent nor the Company shall issue any such press release or make any such public statement prior to such consultation, except to the extent required by applicable Law or Nasdaq rules, in which case that Party shall use its reasonable best efforts to consult with the other Party before issuing any such release or making any such public statement. Notwithstanding the foregoing, without the prior consent of the other, the Company or Parent may (a) make public announcements, statements or other disclosures concerning this Agreement or the Transactions, in a manner consistent with its past practice in compliance with applicable Law to the extent such communications consist of information included in a press release or other document previously approved for external distribution by the other in compliance with this Section 5.11, and (b) issue public statements or disseminate information to the extent solely related to the operation of the business of such Person. Each of Parent and the Company will issue a joint press release announcing the execution of this Agreement promptly following the execution of this Agreement.

Fees and Expenses. Except as explicitly provided otherwise in this Agreement, whether or not the Transactions are consummated, all expenses (including those payable to Representatives) incurred by any Party or on its behalf in connection with this Agreement and the Transactions (“Expenses”) shall be paid by the Party incurring those Expenses.

Takeover Statutes. If any takeover statute is or becomes applicable to this Agreement or any Transaction, each of Parent, the Company and their respective boards of directors shall use reasonable best efforts (a) to ensure that the Transactions may be consummated as promptly as practicable upon the terms and subject to the conditions set forth in this Agreement, and (b) to otherwise act to eliminate or minimize the effects of such takeover statute.

Section 16 Matters. Prior to the Effective Time, each of Parent and the Company shall take all such steps as may be necessary or appropriate to cause the acquisitions of Parent Common Stock (including derivative securities with respect to such Parent Common Stock) resulting from the Transactions by each individual who will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Officers and Directors. Until successors are duly elected or appointed and qualified in accordance with applicable Law, the Parties shall use commercially reasonable efforts to take all necessary actions so that the Persons determined in accordance with Section 1.6 are elected or appointed, as applicable, to the positions of officers and directors of Parent and the Surviving Company, as set forth therein, to serve in such positions effective as of the Effective Time.

Notification of Certain Matters. The Company shall provide prompt notice to Parent, and Parent shall provide prompt notice to the Company, of (a) the occurrence of any event known to it which would reasonably be expected to, individually or in the aggregate, (i) in the case of the Company, have a Company Material Adverse Effect, or, in the case of Parent, have a Parent Material Adverse Effect, (ii) cause any condition set forth in Article VI to be unsatisfied in any material respect at any time prior to the Effective Time, or (iii) cause any authorization, consent, Order, declaration or approval of any Governmental Authority or Third Party necessary for the consummation of the Transactions to not be obtained by the End Date, or (b) any action, suit, proceeding, inquiry or investigation pending or, to the Knowledge of the Company or Parent, threatened that questions or challenges the validity of this Agreement or the ability of any Party to consummate the Transactions; provided, however, that the delivery of any notice pursuant to this Section 5.16 shall not limit or otherwise affect the remedies available hereunder to the Party receiving such notice nor shall the Party giving such notice be prejudiced with respect to any such matters solely by virtue of having given such notice.

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Certain Litigation.

Parent shall assume the control and defense at its own expense of all stockholders litigation against Parent, any of its Subsidiaries or any of the directors or officers of Parent or its Subsidiaries (such Persons, the “Covered Persons”), in each case, arising out of or in connection with this Agreement or the Transactions (collectively, the “Shareholder Litigation”); provided, that the Company shall have the right to participate in (and jointly control) such proceedings. Parent shall provide the Company with prompt notice of, and copies of all pleadings and material correspondence relating to, any Shareholder Litigation.

Parent shall obtain the prior written consent of the Company and the Covered Persons (which shall not be unreasonably withheld, conditioned or delayed) before entering into any settlement, understanding or other agreement relating to such Shareholder Litigation.

Each Party shall cooperate, and cause its Affiliates to cooperate, in the defense of any Shareholder Litigation and shall furnish or cause to be furnished such records, information and testimony, and attend, at each Party’s own expense, such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith.

Parent Financing. As of the date hereof, the Parent has entered into definitive agreements with respect to the private placement of the Parent Common Stock or other equity securities of the Parent, pursuant to which the Parent has received gross proceeds of at least $10,000,000 (the “Parent Financing”).

Resignations. On the Closing Date, Parent shall cause to be delivered to the Company duly signed resignations, effective immediately after the Closing, of all directors from their position as a director of the Parent and its Subsidiaries and, if requested by the Company in writing at least five (5) Business Days prior to the Closing, of all officers from their position as an officer of Parent and its Subsidiaries; provided, that no such resignation by any individual shall be a resignation from employment with Parent or its Subsidiary if such individual is so employed. No later than ten (10) Business Days prior to the Closing Date, Parent shall furnish to the Company a true and complete list of each director and officer of Parent and its Subsidiaries.

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CONDITIONS

Conditions to Each Party’s Obligation to Consummate the Transactions. The respective obligation of each Party to effect the Transactions is subject to the satisfaction on or before the Closing Date of each of the following conditions, unless waived in writing by each of Parent and the Company:

Parent Stockholder Approval. This Agreement and the Parent Voting Matters shall have been duly adopted and/or approved, as applicable, by the holders of shares of Parent Common Stock constituting the Requisite Parent Vote.

Company Stockholder Approval. This Agreement shall have been duly adopted by the holders of shares of the Company constituting the Requisite Company Vote.

Effectiveness of Registration Statement. The Form S-4 shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Form S-4 and no proceedings for that purpose shall have been commenced or be threatened in writing by the SEC that has not been withdrawn.

 Compliance with Rule 14c-2 and SEC Rules. 20 calendar days shall have passed following the commencement of mailing of the Information Statement to Parent’s stockholders; provided that, if following the original commencement of mailing Parent and the Company determine to mail any amendment or supplement to the Information Statement in accordance with Section 5.5 then such 20-day period shall be measured from the commencement of the mailing of such amendment or supplement; provided, further, that, to the extent any rules and regulations of the SEC applicable to the Information Statement require a longer period than such 20 days, then this condition shall only be satisfied upon the expiration of such longer period.

Parent Financing. The Parent Financing shall have been consummated.

Listing. The shares of Parent Common Stock to be issued to Company Stockholders pursuant to Article II shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

No Orders. There shall not have been enacted, promulgated or made effective after the date of this Agreement any Law or Orders by a Governmental Authority that enjoins or otherwise prohibits or makes illegal, or any Legal Action by any Governmental Authority seeking to enjoin or prohibit or make illegal, consummation of the Transactions and there shall not be in effect any injunction (whether temporary, preliminary or permanent) by any Governmental Authority of competent jurisdiction that enjoins or otherwise prohibits consummation of the Transactions.

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Conditions to Obligations of Parent and Merger Sub. The obligations of each of Parent and Merger Sub to effect the Transactions are also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by Parent:

Representations and Warranties.

Each of the representations and warranties of the Company set forth in Section 3.6(a), Section 3.6(b) and Section 3.6(g) (Capitalization) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the Closing as though then made on such date;

each of the representations and warranties of the Company set forth in Section 3.1 (Organization and Power), Section 3.4 (Corporate Authorizations), Section 3.6 (Capitalization) (other than subsections (a) and (b) and (g) thereof), Section 3.21 (Takeover Statutes), and Section 3.24 (Brokers) (A) that are not qualified by references to “material” or any other materiality qualifications shall be true and correct in all material respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), and (B) that are qualified by references to “material” or any other materiality qualifications shall be true and correct in all respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date);

the representation and warranty set forth in Section 3.10(b) (Absence of Certain Changes) shall be true and correct in all respects; and

the remaining representations and warranties of the Company contained in Article III (Representations and Warranties of the Company) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except, in the case of clause (iv) only, where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, Company Material Adverse Effect, or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

Performance of Obligations. The Company shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing Date.

Absence of Company Material Adverse Effect. No event, circumstance, development, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate, has had, or would reasonably be expected to have, a Company Material Adverse Effect.

Officer’s Certificate. Parent shall have received a certificate, signed by an executive officer of the Company, certifying as to the matters set forth in Section 6.2(a), Section 6.2(b) and Section 6.2(c).

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Lock-Up Agreements. Parent shall have received copies of the Lock-Up Agreements, duly executed by the Company Significant Holders.

Earn Out Spreadsheet. Parent shall have received the Earn Out Spreadsheet from the Company no later than three Business Days prior to the Closing Date.

Conditions to Obligation of the Company. The obligation of the Company to effect the Transactions is also subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Company:

Representations and Warranties.

Each of the representations and warranties of Parent and Merger Sub set forth in Section 4.6(a), Section 4.6(b) and Section 4.6(g) (Capitalization) shall be true and correct in all respects (except for any inaccuracies that individually or in the aggregate are de minimis) as of the Closing as though then made on such date;

each of the representations and warranties of Parent and Merger Sub set forth in Section 4.1 (Organization and Power), Section 4.4 (Corporate Authorizations), Section 4.6 (Capitalization) (other than subsections (a) and (b) and (g) thereof), Section 4.22 (Takeover Statutes), Section 4.25 (Opinion of Financial Advisor) and Section 4.26 (Brokers) (A) that are not qualified by references to “material” or any other materiality qualifications shall be true and correct in all material respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), and (B) that are qualified by references to “material” or any other materiality qualifications shall be true and correct in all respects as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date);

the representation and warranty set forth in Section 4.11(b) (Absence of Certain Changes) shall be true and correct in all respects; and

the remaining representations and warranties of Parent and Merger Sub contained in Article IV (Representations and Warranties of Parent and Merger Sub) shall be true and correct, in each case as of the Closing as though made on such date (except to the extent any such representation and warranty expressly speaks as of a specified date, in which case as of such date), except, in the case of clause (iv) only, where the failure of any such representations and warranties to be so true and correct (without regard to any materiality, in all material respects, Parent Material Adverse Effect, or similar qualifications set forth in any such representation or warranty) would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Performance of Obligations. Each of Parent and Merger Sub shall have performed in all material respects all obligations and covenants required to be performed by it under this Agreement at or before the Closing Date.

Absence of Parent Material Adverse Effect. No event, circumstance, development, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect.

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Officer’s Certificate. The Company shall have received a certificate, signed by an executive officer of Parent, certifying as to the matters set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c).

Leak-Out Agreements. The Company shall have received copies of the Leak-Out Agreements, duly executed by Parent and the Parent Significant Holders.

Parent Warrants. The Company shall have received copies of the Parent Warrants issued in replacement of the Company Warrants, each duly executed by Parent.

Parent Stock Options. The Company shall have received copies of the Parent Stock Options issued in replacement of the Company Stock Options, each duly executed by Parent.

Earn Out Shares. Parent shall have created a reserve with its transfer agent for the maximum number of Earn Out Shares in accordance with its obligations set forth in Section 2.6.

Parent Preferred Stock Purchase Agreement. All conditions to closing shall be satisfied pursuant to the Parent Preferred Stock Purchase Agreement, subject only to the Closing of this Agreement.

Resignations. A duly executed copy of each resignation letter referenced in Section 5.19.

Frustration of Closing Conditions. Neither the Company, on the one hand, nor Parent or Merger Sub, on the other hand, may rely, either as a basis for not consummating the Transactions or for terminating this Agreement and abandoning the Transactions, on the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3, as the case may be, to be satisfied if such failure was principally caused by such Party’s breach of any provision of this Agreement or failure to use the efforts to consummate the Transactions, as required by and subject to this Agreement.

TERMINATION, AMENDMENT AND WAIVER

Termination. This Agreement may be terminated and the Merger may be abandoned:

by mutual written consent of Parent and the Company at any time prior to the Effective Time;

by Parent or the Company if the Merger shall not have been consummated by the close of business on December 31, 2026 (the “End Date”); provided that, that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(b) if the material breach by such Party (or any Affiliate of such Party) of any of such Party’s obligations under this Agreement shall have been the primary cause of, or primarily resulted in, the failure of the Effective Time to have occurred on or before the End Date; provided, further, that if all conditions have been satisfied (or, in the case of conditions to be satisfied at the Closing, are capable of being satisfied) as of the End Date other than Section 6.1(d) (Compliance with Rule 14c-2 and SEC Rules), then the End Date shall be automatically extended until the date that is three Business Days following the expiration of the period contemplated by Section 6.1(d) (Compliance with Rule 14c-2 and SEC Rules);

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by Parent or the Company at any time prior to the Effective Time if an Order permanently preventing, enjoining or making illegal the consummation of the Merger shall have become final and non-appealable; provided that a Party shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c) if the material breach by such Party (or any Subsidiary of such Party) of any of such Party’s obligations under this Agreement shall have been the primary cause of, or primarily resulted in, the issuance or continued existence of such Order;

by Parent if the Company has not provided Parent with a copy of the Company Stockholder Written Consent by 11:59 p.m., New York City time, on the date that is one day after the date of this Agreement;

by the Company if Parent has not provided the Company with a copy of the Parent Stockholder Written Consent by 11:59 p.m., New York City time, on the date that is one day after the date of this Agreement;

by Parent if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 6.2(a) would not be satisfied; or (ii) any of the Company’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.2(b) would not be satisfied; provided, however, that for purposes of clauses (i) and (ii) above, if an inaccuracy in any of the Company’s representations and warranties or a breach of a covenant of the Company is curable by the Company by the End Date and the Company is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 7.1(f) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that the Company receives written notice of such inaccuracy or breach from Parent (and, provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(f) if Parent or Merger Sub is then in material breach of any of its representations, warranties or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.3(a) or Section 6.3(b)); or

by the Company if: (i) any of Parent’s representations and warranties contained in this Agreement shall be inaccurate such that the condition set forth in Section 6.3(a) would not be satisfied; or (ii) any of Parent’s or Merger Sub’s covenants contained in this Agreement shall have been breached such that the condition set forth in Section 6.3(b) would not be satisfied; provided, however, that for purposes of clauses (i) and (ii) above, if an inaccuracy in any of Parent’s representations and warranties or a breach of a covenant of Parent or Merger Sub is curable by Parent or Merger Sub, as applicable, by the End Date and Parent or Merger Sub, as applicable, is continuing to exercise its reasonable best efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 7.1(g) on account of such inaccuracy or breach unless such inaccuracy or breach shall remain uncured for a period of 30 days commencing on the date that Parent receives written notice of such inaccuracy or breach from the Company (and, provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(g) if the Company is then in material breach of any of its representations, warranties or agreements contained in this Agreement, which breach would give rise to the failure of a condition set forth in Section 6.2(a) or Section 6.2(b)).

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The Party seeking to terminate this Agreement pursuant to this Section 7.1 shall give written notice of such termination to the other Parties in accordance with Section 8.7, specifying the provision of this Agreement pursuant to which such termination is effected.

Effect of Termination. If this Agreement is validly terminated pursuant to this Article VII, except as set forth in this Section 7.2, it shall become void and of no further force and effect, with no liability to any Person on the part of any Party (or any stockholder or Representative of such Party); provided that, (a) the termination of this Agreement shall not relieve any Party from any liability for any fraud or any intentional and material breach of this Agreement, (b) the provisions of Section 5.3 (Access to Information; Confidentiality), Section 5.12 (Fees and Expenses), this Section 7.2 (Effect of Termination), and Article VIII (Miscellaneous) shall survive any valid termination of this Agreement, and (c) the Confidentiality Agreement shall not be affected by a termination of this Agreement.

MISCELLANEOUS

Certain Definitions. For purposes of this Agreement:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with, such first Person. For the purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), when used with respect to any Person, means the power to direct or cause the direction of the management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by Contract or otherwise.

“Anti-Corruption Laws” means all anti-bribery and anti-corruption Laws, including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010 applicable to any of the Parties.

“Business Day” means any day other than Saturday, Sunday or a day on which commercial banks in New York, New York are authorized or required by Law to close, and shall consist of the time period from 12:01 a.m. through 12:00 midnight New York City time.

“Change of Control” means, other than the Merger, any transaction or series of transactions, the result of which is: (i) the acquisition by any Person or “group” (as defined in the Exchange Act) of Persons of direct or indirect beneficial ownership of securities representing 50% or more of the combined voting power of the then outstanding securities of Parent; (ii) a merger, consolidation, reorganization or other business combination, however effected, resulting in any Person or “group” (as defined in the Exchange Act) acquiring at least 50% of the combined voting power of the then outstanding securities of Parent or the surviving Person outstanding immediately after such combination; or (iii) a sale of all or substantially all of the assets of Parent. For the avoidance of doubt, the transfer of Parent Preferred Stock pursuant to the Parent Preferred Stock Purchase Agreement shall not constitute a Change of Control for purposes of this Agreement.

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“Company Assets” means any assets of the Company or any of its Subsidiaries.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Equity Plan” means the Autonomous Power Corporation 2026 Stock Incentive Plan.

“Company Material Adverse Effect” means any change, event, violation, inaccuracy, effect or circumstance (each, an “Effect”) that, individually or in the aggregate with any one or more other Effects, has had or would reasonably be expected to (x) result in a material adverse effect on the business, assets, liabilities, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (y) prevent, or materially impair or delay, the ability of the Company to consummate the Transactions or otherwise perform any of its obligations under this Agreement; provided, however, solely with respect to clause (x), no Effect (by itself or when aggregated or taken together with any and all other Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Company Material Adverse Effect,” and no Effect (by itself or when aggregated or taken together with any and all other such Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Company Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world; (iii) conditions (or changes in such conditions) in the industries in which the Company and its Subsidiaries conduct business; (iv) changes in social, legislative or political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (vi) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing; (vii) the announcement of this Agreement or the pendency or consummation of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representation or warranty set forth in Section 3.3 or Section 3.5); (viii) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (ix) any actions taken or failure to take action, in each case, to which Parent has expressly requested or consented to, or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement, or the failure to take any action prohibited by this Agreement (in each case, excluding any such actions required to be taken or not taken pursuant to Section 5.1); (x) any failure by the Company or any of its Subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Company Common Stock (but excluding, in each case, the underlying causes of such failure or decline, as applicable, which may themselves constitute or be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect); or (xi) any breach of this Agreement by Parent or Merger Sub; provided, further, that any Effect relating to or arising out of or resulting from any change or event referred to in clauses (i) through (vi) or (viii) above may constitute, and be taken into account in determining the occurrence of, a Company Material Adverse Effect if and only to the extent that such change or event has a disproportionate impact on the Company and its Subsidiaries as compared to other participants that operate in the industry in which the Company and its Subsidiaries operate (in which case, only the incremental disproportionate impact of such Effect may be taken into account in determining whether there has been, or would be, a Company Material Adverse Effect, to the extent such Effect is not otherwise excluded from being taken into account under this definition).

“Company PIPE” means the private placement of 27,809 shares of Company Common Stock for gross proceeds of approximately $50,000,582 with one or more accredited investors pursuant to definitive agreements signed prior to the date hereof.

“Company Significant Holders” means each of (i) Andrew Fox, (ii), Aeromaris MAS LLC, (iii) Droneclad LLC, (iv) Stonebridge Investments Holdings LLC and (v) Blair Logic LLC. If the Company PIPE is consummated prior to the Closing, the Company PIPE Investor shall also be a Company Significant Holder and such party shall deliver a Lock-Up Agreement promptly after the closing of the Company PIPE.

“Company Stockholders” means the holders of Company Common Stock.

“Company Stock Option” means a non-qualified stock option to purchase shares of Company Common Stock.

“Confidentiality Agreement” means that certain Confidentiality Agreement by and between the Company and Revere Securities.

“Contract” means any written or oral contract, arrangement, commitment, understanding, lease, license, evidence of indebtedness, mortgage, indenture, purchase order, binding bid, letter of credit, security agreement, undertaking or other agreement that is legally binding.

“DOJ” means the U.S. Department of Justice.

“Earn Out Spreadsheet” means the spreadsheet to be delivered to Parent no later than three Business Days prior to the Closing Date, which sets forth the percentage of the Earn Out Shares to be allocated to each stockholder of the Company, along with an illustrative sample calculation of the Earn Out Shares to be allocated to each such Person.

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“Environmental Laws” means all Laws relating to (i) pollution, contamination, protection of the (indoor or outdoor) environment or health and safety, (ii) emissions, discharges, disseminations, releases or threatened releases of Hazardous Substances into the environment, including air (indoor or outdoor), surface water, groundwater, soil, land surface or subsurface, buildings, facilities, real or personal property or fixtures, or (iii) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of, or exposure to, Hazardous Substances. “Environmental Laws” includes, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Clean Water Act, 33 U.S.C. § 1251 et seq., the Clean Air Act, 42 U.S.C. § 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. § 136 et seq., the Oil Pollution Act of 1990, 33 U.S.C. § 2701 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. § 11001 et seq., the Safe Drinking Water Act, 42 U.S.C. § 300f et seq., the Endangered Species Act, 16 U.S.C. § 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Control Act, 42 U.S.C. § 6901 et seq. and all applicable analogous state or local statutes or ordinances.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer with a Person within the meaning of Section 4001 of ERISA or Sections 414(b), (c), (m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934.

“FTC” means the U.S. Federal Trade Commission.

“Governmental Authority” means (i) any federal, state, local, foreign or international government or governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court, tribunal, arbitrator or arbitral body (public or private); and (ii) any self-regulatory organization; (iii) any political subdivision of any of the foregoing.

“Hazardous Substances” means any material, substance, chemical, waste, product, derivative, compound, mixture, solid, liquid, mineral, or gas, in each case, whether naturally occurring or manmade, that presents a risk to human health or the environment or is hazardous, acutely hazardous, toxic, or words of similar import or regulatory effect under any Environmental Law or is otherwise governed, defined, regulated, or for which liability or standards of conduct may be imposed under any Environmental Law including but not limited to any petroleum or petroleum-derived products, radon, radioactive materials or wastes, asbestos in any form, lead or lead-containing materials, urea formaldehyde foam insulation, polychlorinated biphenyls, mold, and perfluoroalkyl and polyfluoroalkyl substances.

“Intellectual Property” means all intellectual property and other similar proprietary rights in any jurisdiction throughout the world, including any and all: (i) inventions (whether or not patentable), invention disclosures, patents and patent applications (including divisionals, provisionals, continuations, continuations-in-part, and renewal applications), and any renewals, extensions, or reissues thereof; (ii) trademarks, service marks, trade dress, logos, slogans, trade names, assumed names, corporate names, domain names and other source identifiers, including all registrations and applications for registration of the foregoing, and all goodwill associated with any of the foregoing; (iii) copyrights (including all registrations and applications for registration), copyrightable subject matter, original works of authorship, and moral rights; (iv) rights in Software; (v) trade secrets, including confidential and proprietary information and know-how (including processes, formulae, techniques, methods, algorithms, data, databases, designs, drawings, specifications, and material proprietary customer and business data); and (vi) rights to sue and recover and retain damages, costs and attorneys’ fees for the past, present and future infringement, misappropriation or other violation of any of the foregoing.

“Knowledge” means, when used with respect to Parent or the Company, the actual knowledge of the Persons set forth in Section 8.1(x) of the Parent Disclosure Letter or Company Disclosure Letter, respectively.

“Law” means any law, statute, ordinance, code, regulation, rule, the common law or other requirement of any Governmental Authority, and any Orders.

“Liens” means any mortgages, deeds of trust, liens, pledges, security interests, leases, subleases, licenses, covenants, claims, hypothecations, options, rights of first offer or refusal, charges or other encumbrances in respect of any property or asset.

“Losses” means any and all deficiencies, judgments, settlements, losses, damages, interest, fines, penalties, Taxes, costs and expenses (including reasonable legal, accounting and other costs and expenses of professionals incurred in connection with investigating, defending, settling or satisfying any and all demands, claims, actions, causes of action, suits, proceedings, assessments, judgments or appeals, and in seeking indemnification, compensation or reimbursement therefor).

“Merger Sub Common Stock” means the common stock, par value $0.001 per share, of Merger Sub.

“Nasdaq” means the Nasdaq Stock Market LLC.

“NewCo” means Parent, as the ultimate parent company of the combined corporate group after the Effective Time.

“NewCo Revenue” means all revenue of NewCo and its Subsidiaries (including the Surviving Company and its Subsidiaries after the Effective Time), consistent with GAAP and as reported in the financial statements of NewCo.

“Orders” means any orders, decisions, judgments, writs, injunctions, decrees, awards or other determinations of any Governmental Authority.

“Parent Assets” means any assets of Parent or any of its Subsidiaries.

“Parent Common Stock” means the common stock, par value $0.001 per share, of Parent.

“Parent Equity Plan” means the 2025 Equity Incentive Plan of Parent, as in effect on the date hereof.

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“Parent Equity Plan Amendment” means the amended and restated Parent Equity Plan, in the form attached hereto as Exhibit G hereto

“Parent Material Adverse Effect” means any Effect that, individually or in the aggregate with any one or more other Effects, has had or would reasonably be expected to (x) result in a material adverse effect on the business, assets, liabilities, results of operations or financial condition of Parent and its Subsidiaries, taken as a whole, or (y) prevent, or materially impair or delay, the ability of Parent or Merger Sub to consummate the Transactions or otherwise perform any of its obligations under this Agreement; provided, however, solely with respect to clause (x), no Effect (by itself or when aggregated or taken together with any and all other Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be deemed to be or constitute a “Parent Material Adverse Effect,” and no Effect (by itself or when aggregated or taken together with any and all other such Effects) directly resulting from, arising out of, attributable to, or related to any of the following shall be taken into account when determining whether a “Parent Material Adverse Effect” has occurred or may, would or could occur: (i) general economic conditions (or changes in such conditions) in the United States or any other country or region in the world, or conditions in the global economy generally; (ii) conditions (or changes in such conditions) in the securities markets, credit markets, currency markets or other financial markets in the United States or any other country or region in the world; (iii) conditions (or changes in such conditions) in the industries in which Parent and its Subsidiaries conduct business; (iv) changes in social, legislative or political conditions in the United States or any other country or region in the world or acts of war, sabotage or terrorism (including any escalation or general worsening of any such acts of war, sabotage or terrorism) in the United States or any other country or region in the world; (v) earthquakes, hurricanes, tsunamis, tornadoes, floods, mudslides, wild fires or other natural disasters, weather conditions and other force majeure events in the United States or any other country or region in the world; (vi) pandemics, epidemics or disease outbreaks or any escalation or worsening of any of the foregoing; (vii) the announcement of this Agreement or the pendency or consummation of the Transactions, including, in any such case, the impact thereof on relationships, contractual or otherwise, with customers, suppliers, vendors, lenders, investors, licensors, licensees, venture partners or employees (other than, in each case, for purposes of any representation or warranty set forth in Section 4.3 or Section 4.5); (viii) changes in Law or other legal or regulatory conditions, or the interpretation thereof, or changes in GAAP or other accounting standards (or the interpretation thereof), or that result from any action taken for the purpose of complying with any of the foregoing; (ix) any actions taken or failure to take action, in each case, to which the Company has expressly requested or consented to, or compliance with the terms of, or the taking of any action required or contemplated by, this Agreement, or the failure to take any action prohibited by this Agreement (in each case, excluding any such actions required to be taken or not taken pursuant to Section 5.1); (x) any failure by Parent or any of its Subsidiaries to meet any internal or external projections or forecasts or any decline in the price of Parent Common Stock (but excluding, in each case, the underlying causes of such failure or decline, as applicable, which may themselves constitute or be taken into account in determining whether there has been, or would be, a Parent Material Adverse Effect); or (xi) any breach of this Agreement by the Company; provided, further, that any Effect relating to or arising out of or resulting from any change or event referred to in clauses (i) through (vi) or (viii) above may constitute, and be taken into account in determining the occurrence of, a Parent Material Adverse Effect if and only to the extent that such change or event has a disproportionate impact on Parent and its Subsidiaries as compared to other participants that operate in the industry in which Parent and its Subsidiaries operate (in which case, only the incremental disproportionate impact of such Effect may be taken into account in determining whether there has been, or would be, a Parent Material Adverse Effect, to the extent such Effect is not otherwise excluded from being taken into account under this definition).

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“Parent Preferred Stock” means the Series A Preferred Stock, par value $0.001 per share, of Parent.

“Parent Preferred Stock Purchase Agreement” means that certain purchase agreement, dated on or about the date hereof, by and between Fox Power LLC and The Steven Scopellite 2021 IRR, and all documents ancillary thereto.

“Parent Significant Holders” means American Ventures LLC, Series XVI AGH.

“Parent Stock Option” means a nonqualified stock option to purchase shares of Parent Common Stock granted pursuant to the Parent Equity Plan.

“Parent Warrant” means each warrant to acquire shares of Parent Common Stock.

“Permitted Liens” means (i) statutory Liens for Taxes, assessments or other charges by Governmental Authorities not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (ii) mechanics’, materialmen’s, carriers’, workmen’s, warehouseman’s, repairmen’s, landlords’ and similar Liens granted or which arise in the ordinary course of business that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, or which are not yet due and payable or the amount or validity of which is being contested in good faith and by appropriate proceedings, and for which adequate reserves have been maintained in accordance with GAAP, (iii) zoning, entitlement, building and other land use Liens applicable to real property which are not violated by the current use, occupancy or operation of such real property, (iv) covenants, conditions, restrictions, easements and other non-monetary Liens affecting title to any real property which would do not materially impair the value, current use, occupancy or operation of such real property, (v) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar Laws, (vi) Liens on goods in transit incurred pursuant to documentary letters of credit, (vii) non-exclusive, non-perpetual licenses of Intellectual Property granted in the ordinary course of business, (viii) such other Liens that are not material in amount and do not materially detract from the value of or materially impair the existing use of the property affected by such Lien, and (ix) Liens described in Section 8.1(qq) of the Company Disclosure Letter or the Parent Disclosure Letter.

“Person” means any natural person, corporation, company, partnership, association, limited liability company, limited partnership, limited liability partnership, trust or other legal entity or organization, including a Governmental Authority.

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“Prohibited Person” means: (i) any Person that has been determined by a competent authority to be the subject of a prohibition on such conduct of any Law, regulation, rule or executive order administered by the U.S. Department of Treasury, Office of Foreign Assets Control; (ii) the government, including any political subdivision, agency or instrumentality thereof, of any country against which the United States maintains comprehensive economic sanctions or embargoes; (iii) any Person that acts on behalf of or is owned or controlled by a government of a country against which the United States maintains comprehensive economic sanctions or embargoes; (iv) any Person that has been identified on the U.S. Department of Treasury, Office of Foreign Assets Control Specially Designated Nationals and Blocked Persons List (Appendix A to 31 C.F.R. Ch. V), or 50% or more of which is owned, directly or indirectly, by such Person; or (v) any Person that has been designated on any similar list or Order published by a Governmental Authority in the United States.

“Representatives” means, when used with respect to any Person, the directors, officers, employees, consultants, accountants, legal counsel, investment bankers or other financial advisors, agents and other representatives of such Person.

“Requisite Company Vote” means the written consent or affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock.

“Requisite Parent Vote” means the written consent or affirmative vote of stockholders holding at least a majority of the voting power of Parent.

“Securities Act” means the Securities Act of 1933.

“Software” means all computer software (in object code or source code format), libraries, data and databases, and related specifications, documentation and materials.

“Subsidiary” means, when used with respect to any Person, any other Person that such Person directly or indirectly owns or has the power to vote or control more than 50% of the voting stock or other interests the holders of which are generally entitled to vote for the election of the board of directors or other applicable governing body of such other Person.

“Tax Returns” means any and all reports, returns, declarations, claims for refund, elections, disclosures, estimates, information reports or returns or statements required to be supplied to a Governmental Authority in connection with Taxes, including any schedule or attachment thereto or amendment thereof.

“Taxes” means (i) any and all federal, state, provincial, local, foreign and other taxes, levies, fees, imposts, duties, and similar governmental charges (including any interest, fines, assessments, penalties or additions to tax imposed in connection therewith or with respect thereto) including (x) taxes imposed on, or measured by, income, franchise, profits or gross receipts, and (y) ad valorem, value added, capital gains, sales, goods and services, use, real or personal property, capital stock, license, branch, payroll, estimated withholding, employment, social security (or similar), unemployment, compensation, escheat, abandoned and unclaimed property, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes, and customs duties, (ii) any and all liability for the payment of any items described in clause (i) above as a result of being (or ceasing to be) a member of an affiliated, consolidated, combined, unitary or aggregate group (or being included (or being required to be included) in any Tax Return related to such group), including pursuant to Treasury Regulations Section 1.1502-6 (or comparable provision of state, local or non-U.S. Tax law), and (iii) any and all liability for the payment of any amounts described in clause (i) or (ii) above as a result of any express or implied obligation to indemnify any other person, or any successor or transferee liability.

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“Third Party” means any Person or group other than the Company and its Affiliates and Parent and its Affiliates.

“Top Customer” means a top ten customer of a Person and its Subsidiaries, taken as a whole, based on revenues during the twelve months ended December 31, 2025.

“Top Supplier” means a top ten vendor or supplier of a Person and its Subsidiaries, taken as a whole, based on expenditures during the twelve months ended December 31, 2025.

“Volume Weighted Average Share Price” mean the volume weighted average share price of the Parent Common Stock on Nasdaq or any other national securities exchange on which the Parent Common Stock is listed for trading as displayed on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m. (or such hours of the trading day as the relevant market shall be open in the event of an abbreviated trading day), New York City time, on such trading day.

Interpretation. Unless the express context otherwise requires:

the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

the terms “Dollars” and “$” mean U.S. dollars;

references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

references herein to any gender shall include each other gender;

references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 8.2 is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

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references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

the word “or” shall be disjunctive but not exclusive;

references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;

the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties;

if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day;

references herein to the effect that any information, document or other material has been “made available” by the Company or Parent shall mean that such information, document or material was uploaded to the virtual data room maintained by the Company or Parent, as applicable, in connection with the Transactions, in either case, on or before the execution of this Agreement; and

references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

No Survival. None of the representations and warranties contained in this Agreement or in any instrument delivered under this Agreement shall survive the Effective Time. This Section 8.3 shall not limit any covenant or agreement of the Parties which, by its terms, contemplates performance after the Effective Time.

Governing Law. All matters arising out of or relating to this Agreement and the Transactions (including its interpretation, construction, performance and enforcement) shall be governed by and construed in accordance with the Law of the State of Delaware without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdictions other than those of the State of Delaware.

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Submission to Jurisdiction; Service. Each Party (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Delaware and the Court of Chancery of the State of Delaware, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the Transactions shall be brought, tried and determined only in the Delaware Court of Chancery (or, only if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum, and (e) agrees that it will not bring any action relating to this Agreement or the Transactions in any court other than the aforesaid courts. The Parties agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 8.7 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof.

WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a Party as shall be specified by like notice):

If to Parent or Merger Sub, to:

Aureus Greenway Holdings Inc.

2995 Remington Blvd.

Kissimmee, FL, 34744

E-mail: [—]

Attention: Matthew J. Saker

with a copy (which shall not constitute notice) to:

Ortoli Rosenstadt LLP

366 Madison Avenue

New York, NY 10017

E-mail: [—]

Attention: William Rosenstadt

If to the Company, to:

Autonomous Power Corporation

515 North Flagler Drive, Suite 350

West Palm Beach, FL 33401

E-mail: [—]

Attention: Jim Biehl

with copies to (which shall not constitute notice) to:

Faegre Drinker Biddle & Reath LLP

One Logan Square, Ste. 2000

Philadelphia, Pennsylvania 19103

Attention:	Chad Lange
Michael N. Baxter
Joshua L. Colburn
Email:	[—]

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery; (b) when sent by email (with written confirmation of transmission), if sent on or prior to 5:00 p.m. Eastern Time on a Business Day, otherwise at 9:00 a.m. Eastern Time on the next succeeding Business Day; (c) if by certified or registered mail (return receipt requested), on the third Business Day after the mailing thereof; or (d) if by reputable overnight delivery service, on the first Business Day after the sending thereof.

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Amendment. This Agreement may be amended by the Parties at any time before the Effective Time by an instrument in writing signed on behalf of each of the Parties so long as (a) no amendment that requires further stockholder approval under applicable Law or regulation of Nasdaq after stockholder approval hereof shall be made without such required further approval, and (b) such amendment has been duly approved by the board of directors of each of Parent and the Company.

Extension; Waiver. At any time before the Effective Time, Parent or Merger Sub, on the one hand, and the Company, on the other hand, may (a) extend the time for the performance of any of the obligations of the other Party, (b) waive any inaccuracies in the representations and warranties of the other Party contained in this Agreement or in any document delivered under this Agreement, or (c) subject to applicable Law, waive compliance with any of the covenants or conditions contained in this Agreement. Any agreement on the part of a Party to any extension or waiver shall be valid only if set forth in an instrument in writing signed by such Party. The failure of any Party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Entire Agreement. This Agreement (and the exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter, the certificates delivered hereunder, the Lock-Up Agreements, the Leak-Out Agreements and the Confidentiality Agreement contain all of the terms, conditions and representations and warranties agreed to by the Parties relating to the subject matter of this Agreement and supersede all prior or contemporaneous agreements, negotiations, correspondence, undertakings, understandings, representations and warranties, both written and oral, among the Parties with respect to the subject matter of this Agreement. No representation, warranty, inducement, promise, understanding or condition not set forth in such documents has been made or relied upon by any of the Parties.

No Third-Party Beneficiaries. Except (a) as provided in Section 5.8 (Directors’ and Officers’ Indemnification and Insurance), (b) for the provisions of Section 2.1, Section 2.2, Section 2.3, Section 2.4 and Section 2.6 (which, only from and after the Effective Time, shall be for the benefit of holders of Company Common Stock (other than Excluded Company Shares), Company Stock Options and Company Warrants), (c) the rights of Covered Persons under Section 5.17, and (d) the rights of the Stockholder Representative under Section 8.20, the Parties hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other Party, in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the Parties any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein.

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Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a reasonably acceptable manner so that the Transactions may be consummated as originally contemplated to the fullest extent possible.

Rules of Construction. The Parties have participated jointly in negotiating and drafting this Agreement. If an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

Disclosure Letters. Subject to and without limiting the introductory language to Article III and IV, each Party has or may have set forth information in its respective disclosure letter in a section of such disclosure letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a disclosure letter to this Agreement shall not constitute an admission by such Party that such item is material, that such item has had or would have a Company Material Adverse Effect or Parent Material Adverse Effect, as the case may be, or that the disclosure of such be construed to mean that such information is required to be disclosed by this Agreement. Any information set forth in any section or subsection of the Company Disclosure Letter or of the Parent Disclosure Letter shall be deemed to be disclosed and incorporated by reference for purposes of any other section or subsection of this Agreement with respect to such disclosure letter to the extent that it is reasonably apparent on the face of such disclosure that it is applicable to such other section or subsection notwithstanding the omission of a reference or cross reference thereto. The information set forth in the Company Disclosure Letter and Parent Disclosure Letter is disclosed solely for purposes of this Agreement, and no information set forth therein shall be deemed to be an admission by any Party to any Third Party of any matter whatsoever, including any violation of any Law or breach of any Contract.

Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their permitted successors and assigns. No Party may assign or delegate, by operation of law or otherwise, all or any portion of its rights or liabilities under this Agreement without the prior written consent of the other Parties.

A-1-75

Remedies. No failure or delay on the part of any Party in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available and the exercise by a Party of any one remedy hereunder shall not preclude the exercise by it of any other remedy hereunder to the extent permitted herein.

Specific Performance. Each of the Parties agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. It is accordingly agreed that, in addition to any other remedy that a Party may have under Law or in equity, in the event of any breach or threatened breach by Parent, Merger Sub or the Company of any covenant or obligation of such Party contained in this Agreement, the other Parties shall be entitled to: (a) a decree or Order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach. In the event that any action is brought in equity to enforce the provisions of this Agreement, no Party shall allege, and each Party hereby waives the defense or counterclaim, that there is an adequate remedy at law. Each Party further agrees that no other Party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to such other Party obtaining any remedy referred to in this Section 8.17 and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. Signatures received as a pdf attachment to electronic mail shall be treated as original signatures for all purposes of this Agreement. This Agreement shall become effective when, and only when, each Party shall have received a counterpart signed by all of the other Parties.

Non-Recourse. This Agreement may only be enforced against the Parties. All legal proceedings, Legal Actions, obligations, losses, damages, claims or causes of action (whether in contract, in tort, in Law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise) that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to (a) this Agreement or any of the other agreements or documents contemplated hereby, (b) the negotiation, execution or performance of this Agreement or any of the documents contemplated hereby (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other agreements or documents contemplated hereby), (c) any breach or violation of this Agreement (including the failure of any representation and warranty to be true or accurate) or any of the other agreements or documents contemplated hereby, and (d) any failure of the Transactions or the other agreements or documents contemplated hereby to be consummated, in the case of clauses (a) and (d), may be made only against (and are those solely of) the Persons that are expressly named as parties, the Lock-Up Agreements, the Leak-Out Agreement, and the Confidentiality Agreement, and then only to the extent of the specific obligations of such Persons set forth in this Agreement, the Lock-Up Agreements or the Confidentiality Agreement, as applicable. In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each Party covenants, agrees and acknowledges that (except to the extent named as a party, the Lock-Up Agreements or the Confidentiality Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement, the Lock-Up Agreements, the Leak-Out Agreement, or the Confidentiality Agreement, as applicable) no recourse under this Agreement, any related document or any documents or instruments delivered in connection with this Agreement or any related document shall be had against any current or former stockholders, directors, officers, employees, agents, advisors or other Representatives of the Company or Parent, whether in contract, tort, equity, Law or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise.

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Stockholder Representative.

By executing the Company Stockholder Written Consent approving and adopting this Agreement and the Merger and receiving the benefits thereof, including the right to receive the consideration payable in connection with the Merger, the Company Stockholders shall be deemed to have approved the designation of, and hereby designates, Andrew Fox as the Stockholder Representative for all purposes in connection with this Agreement and the agreements ancillary hereto. The Stockholder Representative shall act as the representative of the Company Stockholders in respect of all matters arising under this Agreement or the Transactions, and shall be authorized to act, or refrain from acting, with respect to any actions to be taken by or on behalf of the Company Stockholders or the Stockholder Representative, including to enforce any rights granted to the Company Stockholders hereunder, in each case as the Stockholder Representative believes is necessary or appropriate under this Agreement, for and on behalf of the Company Stockholders. The Company Stockholders shall be bound by all such actions taken by the Stockholder Representative and the Company Stockholders shall not be permitted to take any such actions. The Stockholder Representative is serving as the Stockholder Representative solely for purposes of administrative convenience, and is not personally liable (except in its capacity as a stockholder of the Company hereunder if applicable) for any of the obligations of the Company, any of its Subsidiaries or the Company Stockholders hereunder, and Parent (on behalf of itself and its Affiliates) agrees that it will not look to the Stockholder Representative or the underlying assets of the Stockholder Representative for the satisfaction of any obligations of the Company, any of its Subsidiaries or the Company Stockholders. The Stockholder Representative shall not be liable for any error of judgment, or any action taken, suffered or omitted to be taken, in connection with the performance by the Stockholder Representative of the Stockholder Representative’s duties or the exercise by the Stockholder Representative of the Stockholder Representative’s rights and remedies under this Agreement or any agreement ancillary hereto, except in the case of its fraud, bad faith or willful misconduct. No bond shall be required of the Stockholder Representative. The Stockholder Representative may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts. The Stockholder Representative shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the agreements ancillary hereto. Without limiting the generality of the foregoing, the Stockholder Representative shall have the full power and authority to interpret all the terms and provisions of this Agreement and the agreements ancillary hereto, and to consent to any amendment hereof or thereof on behalf of the Company Stockholders and their successors. Parent shall be entitled to rely on all statements, representations, decisions of, and actions taken or omitted to be taken by, the Stockholder Representative relating to this Agreement or the agreements ancillary hereto.

The Company Stockholders will indemnify and hold harmless the Stockholder Representative from and against any and all liabilities and Losses (including the fees and expenses of counsel and experts and their staffs and all expense of document location, duplication and shipment) arising out of or in connection with the Stockholder Representative’s execution and performance of this Agreement and the Transactions, in each case as such Loss is suffered or incurred; provided that in the event that any such Loss is finally adjudicated to have been directly caused by the fraud, bad faith, gross negligence or willful misconduct of the Stockholder Representative, the Stockholder Representative will reimburse the Company Stockholders the amount of such indemnified Loss to the extent attributable to such fraud, bad faith, gross negligence or willful misconduct. In no event will the Stockholder Representative be required to advance its own funds on behalf of the Company Stockholders or otherwise. Notwithstanding anything in this Agreement to the contrary, any restrictions or limitations on liability or indemnification obligations of, or provisions limiting the recourse against non-parties otherwise applicable to, the Company Stockholders set forth elsewhere in this Agreement are not intended to be applicable to the indemnities provided to the Stockholder Representative under this Section 8.20(b). The foregoing indemnities will survive the resignation or removal of the Stockholder Representative or the termination of this Agreement.

The Stockholder Representative may resign at any time by giving 20 days’ notice to Parent and the Company Stockholder; provided, however, in the event of the resignation or removal of the Stockholder Representative, a new Stockholder Representative (who shall be reasonably acceptable to Parent) shall be appointed by the vote or written consent of a majority of the shares of Parent Common Stock, voting together as a single class (with each such share entitled to one vote), then held by the Company Stockholders.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

PARENT

AUREUS GREENWAY HOLDINGS INC.

By:
Name:	Mattthew J. Saker
Title:	Interim Chief Executive Officer and Director

MERGER SUB

AUREUS MERGER SUB INC.

By:
Name:	Mattthew J. Saker
Title:	Sole Director and President

[Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

COMPANY

AUTONOMOUS POWER CORPORATION

By:
Name:	Jim Biehl
Title:	Chief Legal Officer

STOCKHOLDER REPRESENTATIVE

MR. ANDREW FOX

By:
Name:	Mr. Andrew Fox

[Signature Page to Merger Agreement]

Annex I

Term	Section
Agreement	Preamble
Balance Sheet Date	3.9(a)
Certificate of Merger	1.3
Closing	1.2
Closing Date	1.2
Code	2.2(f)
Company	Preamble
Company Acquisition Proposal	5.4(d)
Company Benefit Plan	3.13(a)
Company Board	Recitals
Company Board Approvals	Recitals
Company Book-Entry Shares	2.1(b)
Company Disclosure Letter	Article III
Company Financial Statements	3.8
Company Intellectual Property	3.17(a)
Company Material Contract	3.12(a)
Company Organizational Documents	3.2
Company Owned Intellectual Property	3.17(b)
Company Permits	3.19(a)
Company Real Property	3.18(a)
Company Real Property Leases	3.18(b)
Company Stock Certificates	2.1(b)
Company Stockholder Notice	5.5(c)
Company Stockholder Written Consent	Recitals
Company Warrant	2.4
Covered Persons	5.17(a)
Dissenting Shares	2.5(a)
DGCL	Recitals
Earn Out Period	2.6(a)
Earn Out Shares	2.6(a)
Earn Out Triggering Event	2.6(a)
Effect	8.1(h)
Effective Time	1.3
End Date	7.1(b)
ERISA	3.13(a)
Exchange Act	8.1(s)
Exchange Agent	2.2(a)
Exchange Fund	2.2(b)
Exchange Ratio	2.1(a)(i)
Excluded Company Shares	2.1(a)(iii)
Expenses	5.12
FLSA	3.14(b)
Form S-4	5.5(d)

A-1

Term	Section
GAAP	3.8
Governmental Authorizations	3.3
Indemnified Parties	5.8(a)
Information Statement	5.5(d)
Insurance Policies	3.23
Intended Tax Treatment	1.7
IRS	3.13(b)
IT Assets	3.17(f)
Leak-Out Agreement	Recitals
Legal Actions	3.11
Lock-Up Agreement	Recitals
Liabilities	3.9
Merger	Recitals
Merger Consideration	2.1(a)(i)
Merger Sub	Preamble
Merger Sub Stockholder Written Consent	Recitals
NewCo Board	1.6(a)
NRS	Recitals
Parent Financial Advisor	4.25
Parent	Preamble
Parent Acquisition Proposal	5.4(h)
Parent Benefit Plan	4.14(a)
Parent Board	Recitals
Parent Charter Amendment	1.5(a)
Parent Charter Written Consent	Recitals
Parent Disclosure Letter	Article IV
Parent Financial Statements	4.9(a)
Parent Financing	5.18
Parent Insurance Policies	4.24
Parent Intellectual Property	4.18(a)
Parent IT Assets	4.18(f)
Parent Material Contract	4.13(a)
Parent Organizational Documents	4.2
Parent Owned Intellectual Property	4.18(b)
Parent Permits	4.20(a)
Parent Real Property	4.19(a)
Parent Real Property Leases	4.19(b)
Parent Registered IP	4.18(a)
Parent SEC Reports	4.8(a)
Parent Share Issuance	2.2(b)
Parent Stockholder Written Consent	Recitals
Parent Voting Matters	Recitals
Permits	3.19(a)
Registered IP	3.17(a)
SEC	4.3
Shareholder Litigation	5.17(a)
Stockholder Representative	Preamble
Tier 1 Earn Out Shares	2.6(a)(i)
Tier 2 Earn Out Shares	2.6(a)(ii)
Tier 3 Earn Out Shares	2.6(a)(iii)
Tier 4 Earn Out Shares	2.6(a)(iv)
Tier 5 Earn Out Shares	2.6(a)(v)
Transactions	Recitals
WARN Act	3.14(c)

A-2

Exhibit A

Form of Lock-Up Agreement

See attached

Exhibit B

Form of Leak-Out Agreement

See attached

Exhibit C

NewCo Directors

NewCo Board Members

The Company Board shall designate five directors, one of whom shall be Andrew Fox, and the remainder of whom shall be chosen by the Company Board.

All such designations (and any replacement designations by the party entitled thereto) shall be made prior to the Effective Time, and each designation shall be subject to the individual’s ability and willingness to serve. Each director so designated shall be appointed as of the Effective Time to serve until such director’s successor is elected and qualified or such director’s earlier death, resignation or removal.

NewCo Board Chair

The chair of the NewCo Board shall be Andrew Fox, subject to such individual’s ability and willingness to serve, or in such individual’s inability or unwillingness to serve, the chair of the NewCo Board shall be one of the individuals designated by the Company Board prior to the Effective Time, as determined by the Company Board prior to the Effective Time.

NewCo Committees

Committee membership and chair positions shall be determined by the Company Board prior to the Effective Time.

Exhibit D

NewCo Officers

●	Andrew Fox – Chief Executive Officer
●	Brett Velocovic– President and Chief Operating Officer
●	Ziv Marom – Chief Technology Officer
●	Jim Biehl– Chief Legal Officer, Chief Compliance Officer and Secretary

Each such designation is subject to the individual remaining an officer of the Company immediately prior to the Effective Time and being able and willing to serve as an officer of NewCo in the capacity set forth above. If, before the Effective Time, any such individual ceases to be an officer of the Company or is unable or unwilling to serve as an officer of NewCo in the capacity set forth above, a replacement for such person shall be named by the Company Board.

Except for the foregoing executives, all existing Parent officers and employees retain their current position, compensation, equity awards, and employment terms until amended by the NewCo Board.

Exhibit E

Form of Parent Stock Option

See attached

Exhibit F

Form of Parent Warrant

See attached

Exhibit G

Form of Parent Equity Plan Amendment

See attached

Annex A-2

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This First Amendment to Agreement and Plan of Merger (this “Amendment”) is made as of July 17, 2026, by and among Aureus Greenway Holdings Inc., a Nevada corporation (“Parent”), Aureus Merger Sub Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”), Autonomous Power Corporation, a Delaware corporation (the “Company” and, together with Parent and Merger Sub, the “Parties”), and Andrew Fox, solely in his capacity as the representative, agent and attorney-in-fact of the Company Stockholders (in such capacity, the “Stockholder Representative”).

WHEREAS, reference is hereby made to that certain Agreement and Plan of Merger, dated as of March 8, 2026 (the “Execution Date”), by and among Parent, Merger Sub, the Company and the Stockholder Representative (the “Merger Agreement”);

WHEREAS, the Merger Agreement provides, among other things, that Parent shall issue or cause to be issued to the Company Stockholders up to 42,500,000 shares of Parent Common Stock (adjusted to 50,000,000 shares because the Company PIPE has been consummated prior to the Closing) as Earn Out Shares upon the occurrence of an Earn Out Triggering Event;

WHEREAS, prior to the date hereof, the Company has entered into that certain purchase agreement, dated as of June 16, 2026, by and among the Company, Stonebridge Investments Holdings LLC and Ziv Marom (the “Repurchase Agreement”), pursuant to which the Company has repurchased 8,345 shares of Company Common Stock held by Stonebridge Investments Holdings LLC (the “Repurchased Shares”), with such shares being held as treasury shares;

WHEREAS, in connection with additional investments made in the Company, additional business opportunities, and the decrease in Company shares outstanding pursuant to the Repurchase Agreement, the Parties desire to accelerate the vesting of the Earn Out Shares and increase the aggregate Merger Consideration issuable to the Company Stockholders to 55,000,000 Earn Out Shares, all of which shall be deemed earned, vested and non-contingent and issuable at the Closing in accordance with the Earn Out Spreadsheet without regard to whether any Earn Out Triggering Event has occurred;

WHEREAS, in accordance with Section 8.8 of the Merger Agreement, the Parties desire to amend the provisions of the Merger Agreement relating to the Earn Out Shares to achieve the purpose described above; and

WHEREAS, capitalized terms used, but not otherwise defined in this Amendment shall have the meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

A-2-1

Amendments to the Merger Agreement.

Section 1.2 of the Merger Agreement is hereby amended by adding the following sentence at the end thereof: “Notwithstanding anything to the contrary in this Agreement, if any filing is required under the HSR Act in connection with the Transactions, the Closing shall not occur earlier than the later of (i) the date otherwise determined pursuant to this Section 1.2 and (ii) the date that is forty-five days after the date of the Amendment, unless Parent determines in good faith that the condition set forth in Section 6.1(h) has been satisfied or waived and that an earlier Closing is permitted under applicable Law.”

Section 2.1(a)(i) of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“(i) each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding Dissenting Shares) automatically shall be converted into the right to receive 599.18229 (the “Exchange Ratio”) validly issued, fully paid and nonassessable shares of Parent Common Stock (such per-share amount together with any Earn Out Shares issued pursuant to Section 2.6, the “Merger Consideration”);”6

Section 2.1(b) of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“(b) Conversion of Company Common Stock. All shares of Company Common Stock that have been converted pursuant to Section 2.1(a)(i) shall be canceled automatically and shall cease to exist, and the holders of (i) certificates which immediately before the Effective Time represented such shares (the “Company Stock Certificates”) or (ii) shares represented by book-entry (the “Company Book-Entry Shares”) shall cease to have any rights with respect to those shares, other than the right to receive the Merger Consideration in accordance with Section 2.2 and the number of Earn Out Shares in the Earn Out Spreadsheet, in accordance with Section 2.6.”

Section 2.5(a) of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time, the holder of which has neither voted in favor of the Merger or consented thereto in writing pursuant to Section 228 of the DGCL and which are held by stockholders who have demanded appraisal rights for such shares of Company Common Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive that portion of the Merger Consideration, including that portion of the Earn Out Shares issuable pursuant to Section 2.6, attributable to such Dissenting Shares. At the Effective Time, the Dissenting Shares shall be canceled and shall cease to exist and the holders of the Dissenting Shares shall be entitled solely to the right to receive payment of the appraised value of such shares of Company Common Stock held by them immediately prior to the Effective Time in accordance with the DGCL, unless and until such holders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or shall have effectively withdrawn or lost their right to appraisal of such shares of Company Common Stock under the DGCL (whether occurring before, at or after the Effective Time) shall thereupon be deemed to be converted into, as of the Effective Time, the right to receive the portion of the Merger Consideration, including that portion of the Earn Out Shares issuable pursuant to Section 2.6, in each case without interest, attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.1.”

A-2-2

Section 2.6 of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“(a) As additional consideration for the Merger and the other Transactions, and subject to the delivery of the Earn Out Spreadsheet in accordance with this Section 2.6, 55,000,000 shares of Parent Common Stock (the “Earn Out Shares”) shall be deemed fully earned, vested and non-contingent as of the Closing and shall be issued and distributed to or on behalf of the Company Stockholders in accordance with the Earn Out Spreadsheet at the Closing. For the avoidance of doubt, the Repurchased Shares shall not be entitled to receive any Merger Consideration, Earn Out Shares or other consideration under the Merger Agreement and from and after the Closing, there shall be no remaining performance condition, market-price condition, revenue condition or other contingency applicable to the Earn Out Shares.

(b) Parent shall issue the Earn Out Shares at the Closing in accordance with the final Earn Out Spreadsheet delivered by the Company to Parent no later than five Business Days prior to the Closing Date and reasonably acceptable to Parent. Parent shall take such actions as are reasonably requested by the Stockholder Representative to evidence the issuance pursuant to Section 2.6(a) at the Closing, including through the provision of an updated stock ledger showing such issuance as certified by an officer of Parent responsible for maintaining such ledger or the applicable registrar or transfer agent of Parent, provided that Parent shall have no obligation to issue any Earn Out Shares except in accordance with the final Earn Out Spreadsheet.

(c) Equitable Adjustment. In the event Parent shall at any time prior to the Closing, pay any dividend on Parent Common Stock by the issuance of additional Parent Common Stock, or effect a subdivision, recapitalization, split, or combination, exchange or consolidation of the outstanding Parent Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Parent Common Stock, then the number of shares of Parent Common Stock earned and issued pursuant to Section 2.6(a) shall be equitably adjusted to provide to such Company Stockholders the same economic effect as contemplated by this Agreement prior to such event.

(d) Tax Treatment of Earn Out Shares. The issuance of Earn Out Shares shall be treated as an adjustment to the Merger Consideration by the Parties for Tax purposes, unless otherwise required by applicable Law.

(e) Earn Out Spreadsheet. Notwithstanding anything to the contrary in this Agreement, (i) it is expressly acknowledged and agreed that Parent and its Affiliates shall be entitled to rely on the Earn Out Spreadsheet and any update thereto, without any obligation to investigate or verify the accuracy or correctness thereof, and to issue Earn Out Shares in accordance therewith, (ii) in no event will Parent or any of its Affiliates have any Liability to any Person, including the Stockholder Representative and each of the equityholders of the Company, in connection with any claims relating to any alleged inaccuracy or miscalculations in, or otherwise relating to, the preparation of the Earn Out Spreadsheet and any update thereto, the allocation set forth therein or issuances made by any Person in accordance therewith, and (iii) the Company and the Stockholder Representative shall be solely responsible for the accuracy, completeness and allocation methodology reflected in the Earn Out Spreadsheet, including the treatment of the Repurchased Shares and the allocation of the Earn Out Shares among the Company Stockholders.”

A-2-3

Section 5.7 of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“Nasdaq Listing. Parent will use its reasonable best efforts to cause the shares of Parent Common Stock being issued in connection with the Transactions, including the Earn Out Shares issuable pursuant to Section 2.6, to be approved for listing (subject to notice of issuance) on Nasdaq at or after the Effective Time. Parent shall take all necessary actions and use commercially reasonable efforts to remain listed as a public company on the Nasdaq.”

Section 3.3 of the Merger Agreement is hereby amended by deleting the word “and” at the end of clause (a) thereof, replacing clause (b) with “(b) any filings required under the HSR Act and the expiration or termination of any waiting period applicable to the Transactions under the HSR Act; and” and adding the following: “(c) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.”

Section 4.3 of the Merger Agreement is hereby amended by deleting the word “and” at the end of clause (c) thereof, replacing clause (d) with “(d) any filings required under the HSR Act and the expiration or termination of any waiting period applicable to the Transactions under the HSR Act; and” and adding the following: “(e) such other Governmental Authorizations, where the failure to obtain such Governmental Authorizations would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.”

Section 5.10(a) of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“(a) Subject to the terms and conditions of this Agreement, Parent and the Company shall (and shall cause their respective Subsidiaries to) each use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing all things necessary, proper or advisable under applicable Laws to (i) make any necessary filings promptly after signing of this Agreement, including any filings required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the “HSR Act”), and obtain all necessary actions, waivers, registrations, permits, authorizations, orders, consents and approvals from Governmental Authorities, the expiry or early termination of any applicable waiting periods, and make all necessary registrations and filings (including filings with Governmental Authorities, if any) and take all steps as may be reasonably necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Authorities, in order to consummate the Transactions as promptly as practicable and in any event prior to the End Date, and (ii) deliver required notices or any necessary additional instruments to, and obtain required consents, waivers or any additional instruments necessary from, Third Parties in order to consummate the Transactions as promptly as practicable and in any event prior to the End Date.”

A-2-4

Section 5.10 of the Merger Agreement is hereby amended by adding the following new subsection (c) at the end thereof:

“(c) Parent shall not, and shall cause its Subsidiaries and other controlled Affiliates not to, other than in the ordinary course of business or as otherwise contemplated by this Agreement, knowingly acquire or agree to acquire any material assets, equity interests, or business, if such acquisition would be reasonably likely to prevent the obtaining of any action (or non-action), decision, order or consent of any Governmental Authority under the HSR Act, or the expiration or termination of any applicable HSR Act waiting period, necessary to consummate the transactions contemplated hereby.”

Section 5.12 of the Merger Agreement is hereby deleted in its entirety and replaced as follows:

“Fees and Expenses. Except as explicitly provided otherwise in this Agreement, whether or not the Transactions are consummated, all expenses (including those payable to Representatives) incurred by any Party or on its behalf in connection with this Agreement and the Transactions (“Expenses”) shall be paid by the Party incurring those Expenses; provided that, notwithstanding the foregoing, Parent and the Company shall each bear and pay 50% of the HSR Act filing fee payable in connection with the Transactions. To the extent either Party pays more than its 50% share of such HSR Act filing fee, the other Party shall reimburse such excess amount within five Business Days after receipt of reasonable documentation thereof. Each Party shall bear its own attorneys’, accountants’ and other advisors’ fees and expenses incurred in connection with any HSR Act filing or related antitrust review.”

Section 6.1 of the Merger Agreement is hereby amended by adding the following new subsection (h) at the end thereof:

“(h) Antitrust Approvals. Any waiting period (and any extension thereof) applicable to the Transactions under the HSR Act shall have expired or been terminated, and no Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order under the HSR Act that is in effect and enjoins, restrains or otherwise prohibits consummation of the Transactions.”

Section 7.1(b) of the Merger Agreement is hereby amended by adding the following proviso immediately before the semicolon at the end thereof: “; provided, further, that if all conditions have been satisfied (or, in the case of conditions to be satisfied at the Closing, are capable of being satisfied) as of the End Date, other than Section 6.1(h) (Antitrust Approvals) or any timing requirement under Section 6.1(d) resulting from an amendment or supplement to the Information Statement or Form S-4 related to this Amendment, then the End Date shall automatically be extended until the date that is forty-five days following the End Date;”

A-2-5

Section 6.3(h) of the Merger Agreement is hereby deleted in its entirety and replaced with “[Reserved.]”7

Section 6.2 of the Merger Agreement is hereby amended by adding the following new subsection (g):

“(g) Repurchase Agreement. Parent shall have received evidence reasonably satisfactory to Parent that the transactions contemplated by the Repurchase Agreement have been consummated in accordance with its terms to date, including evidence that the Repurchased Shares have been purchased by the Company and are held as treasury shares or otherwise constitute Excluded Company Shares such that the Repurchased Shares are not entitled to receive Merger Consideration, Earn Out Shares or any other consideration under this Agreement.”

Annex I of the Merger Agreement is hereby amended to add the following definition:

“HSR Act” ....................................................................................... 5.10(a)”

Annex I of the Merger Agreement is hereby amended to remove the following definitions:

“Earn Out Period”

“Earn Out Triggering Event”

“Tier 1 Earn Out Shares”

“Tier 2 Earn Out Shares”

“Tier 3 Earn Out Shares”

“Tier 4 Earn Out Shares”

“Tier 5 Earn Out Shares”

Effect on Merger Agreement. The Merger Agreement (as amended by this Amendment) remains in full force and effect.

Miscellaneous. Article VIII of the Merger Agreement shall apply to this Amendment, mutatis mutandis, as if it had been fully set forth herein.

* * * *

A-2-6

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

PARENT

AUREUS GREENWAY HOLDINGS INC.

By:
Name:	Mattthew J. Saker
Title:	Interim Chief Executive Officer and Director

MERGER SUB

AUREUS MERGER SUB INC.

By:
Name:	Mattthew J. Saker
Title:	Sole Director and President

[Signature Page to First Amendment to Agreement and Plan of Merger]

A-2-7

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

COMPANY

AUTONOMOUS POWER CORPORATION

By:
Name:	Jim Biehl
Title:	Chief Legal Officer and Secretary

STOCKHOLDER REPRESENTATIVE

MR. ANDREW FOX

By:
Name:	Mr. Andrew Fox

A-2-8

Annex B

AMENDED AND RESTATED

ARTICLES OF INCORPORATION

OF

POWERUS CORPORATION

Name

The name of the corporation is Powerus Corporation (the “Corporation”).

Registered Office and Agent

The registered office of the Corporation shall be the street address of its registered agent in the State of Nevada. The Corporation may, from time to time, in the manner provided by applicable law, change the registered agent and registered office within the State of Nevada. The Corporation may also maintain an office or offices for the conduct of its business, either within or without the State of Nevada.

Purpose

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Nevada Revised Statutes (as amended from time to time and including any successor statutes, the “NRS”).

Capital Stock

Capitalization. The Corporation is authorized to issue two classes of stock to be designated, respectively, Common Stock and Preferred Stock. The total number of shares of Common Stock that the Corporation shall have authority to issue is 800,000,000 shares, par value $0.001 per share. The total number of shares of Preferred Stock authorized to be issued is 50,000,000 shares, par value $0.001 per share, 20,000,000 of which are hereby designated as Series A Preferred Stock, having the rights described herein.

Number of Shares. Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any class of the Common Stock or the Preferred Stock may be increased or decreased, in each case by the affirmative vote of the stockholders of the Corporation entitled to vote thereon, voting together as a single class, and no vote of the holders of any class of the Common Stock or the Preferred Stock voting separately as a class will be required therefor, unless a vote of any holders of one or more series of Preferred Stock is required pursuant to the terms of these articles of incorporation (as amended from time to time, the “Articles of Incorporation”), including any certificate of designation relating to any series of Preferred Stock (and any separate class or series vote in this regard pursuant to NRS 78.2055(3), NRS 78.207(3) and NRS 78.390(2) is hereby specifically denied).

B-1

Rights of Common Stock.

Voting Rights. Each holder of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote.

Dividend and Distribution Rights. Notwithstanding anything to the contrary in the Articles of Incorporation or the Bylaws, the Corporation is hereby specifically allowed to make any dividend or other distribution that otherwise would be prohibited by NRS 78.288(2)(b).

Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby empowered to authorize by resolution(s) from time to time the issuance of one or more series of Preferred Stock and, by filing a certificate of designation pursuant to NRS 78.1955, to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such series of Preferred Stock and the number of shares constituting each such series, and to increase or decrease the number of shares of any such series to the extent permitted by the NRS and these Articles of Incorporation.

Series A Preferred Stock.

Designation and Amount. The designation of this class of preferred stock shall be “Series A Preferred Stock,” par value $0.001 per share (the “Series A Preferred Stock”). The number of authorized shares of Series A Preferred Stock is 20,000,000.

Dividends. The holders of the Series A Preferred Stock shall not be entitled to receive dividends of any kind.

Conversion Rights. The Series A Preferred Stock shall not be subject to conversion into Common Stock or other equity authorized to be issued by the Corporation.

Voting Rights. The holders of the Series A Preferred Stock are entitled to vote on all matters on which the holders of shares of Common Stock are entitled to vote and, except as otherwise provided herein or by law, the holders of the Series A Preferred Stock shall vote together with the holders of shares of Common Stock as a single class. As of any record date or other determination date, each holder of the Series A Preferred Stock shall be entitled to twenty (20) votes per Series A Preferred Share.

B-2

Recapitalization or Reclassification. If the Corporation shall at any time effect a recapitalization, reclassification or other similar transaction of such character that the shares of Common Stock shall be changed into or become exchangeable for a larger or smaller number of shares, then upon the effective date thereof, the number of Series A Preferred Stock, as set forth in Paragraph 3 above, shall be increased or decreased, as applicable, in the same proportion to the increase or decrease in the number of shares of Common Stock by reason of such recapitalization, reclassification or similar transaction.

Exclusion of Other Rights. Except as may otherwise be required by law, the Series A Preferred Stock shall not have any preferences or relative, participating, optional or special rights, other than those specifically set forth in this resolution (as such resolution may be amended from time to time) and in the Articles.

Headings. The heading of the various subdivisions hereof is for convenience of reference only and shall not affect the interpretation of any of the provisions hereof.

Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth in this resolution (as such resolution may be amended from time to time) is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth in this resolution (as so amended) which can be given effect without the invalid, unlawful or unenforceable right, preference or limitation shall nevertheless remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

Status of Cancelled Shares. Series A Preferred Stock which have been issued and cancelled in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued Series A Preferred Stock issuable in series undesignated and may be redesignated and reissued.

Subject to Terms of Preferred Stock. Notwithstanding anything to the contrary in these Articles of Incorporation, the shares of Common Stock shall be subject to the express terms of the shares of Preferred Stock and any series thereof.

Stockholders Appearing on Stock Ledger. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such share on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law. In connection with any action of stockholders taken at a meeting, the stock ledger of the Corporation shall be presumptive evidence as to who are the stockholders entitled to vote in person or by proxy at any meeting of stockholders and the class or classes or series of shares held by each such stockholder and the number of shares of each class or classes or series held by such stockholder.

B-3

Board of Directors

Management by Board. The business and affairs of the Corporation shall be managed by or under the direction of the board of directors of the Corporation (the “Board of Directors”).

Size of Board; Committees. Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the Board of Directors shall initially consist of five directors and thereafter the number of directors on the Board of Directors shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the Board of Directors.

Classified Board; Term.

Except as otherwise provided in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

Subject to these Articles of Incorporation, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and for a term that shall coincide with the term of the class to which such director shall have been elected.

Vacancies. Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by applicable law, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

Removal. No director may be removed from office by the stockholders except with the affirmative vote of the holders of at least the minimum percentage of the voting power of all outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, then permitted under the NRS for such vote (which at the effective time of these Articles of Incorporation is two-thirds of the voting power and in any event shall not be less than a simple majority thereof).

B-4

Stockholders

Action by Stockholders. Subject to the rights of the holders of any series of Preferred Stock, for so long as the corporation remains a “controlled company” under applicable Nasdaq or NYSE exchange listing rules, any action required or permitted to be taken by the stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents, setting forth the action so taken, are (1) signed by the holders of outstanding shares of stock of the Corporation representing not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of stock of the Corporation then issued and outstanding entitled to vote thereon were present and voted, and (2) delivered to the Corporation in accordance with applicable law. Subject to the rights of the holders of any series of Preferred Stock, from and after the date on which the Corporation ceases to meet the definition of a “controlled company” under applicable Nasdaq or NYSE exchange listing rules, any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting.

Special Meetings of Stockholders. Special meetings of stockholders may be called only by the affirmative vote of a majority of the entire Board of Directors.

Limitations on Liability and Indemnification

Limitation of Liability.

The liability of directors and officers of the Corporation is hereby eliminated or limited to the fullest extent permitted by the NRS.

Neither the amendment or repeal of this Article 7, nor the adoption of any provision of these Articles of Incorporation or the Bylaws, nor, to the fullest extent permitted by the NRS, any modification of law, shall adversely affect any right or protection of a director or officer of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, repeal, adoption or modification. If the NRS is amended after the date of filing these Articles of Incorporation further eliminating or limiting the liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the NRS, as so amended.

Right to Indemnification. The Corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law (including, without limitation, NRS 78.7502 and NRS 78.751) as it presently exists or may hereafter be amended, any Person (a “Covered Person”) who was or is a party or is threatened to be made a party to or otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a Person for whom he or she is the legal representative, is or was a director, officer or employee of the Corporation or, while a director, officer or employee of the Corporation, is or was serving at the request of the Corporation as a director, officer, manager or managing member, employee, agent or trustee of another entity or enterprise, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees and expenses, judgments, fines, excise taxes or penalties under the Employee Retirement Income Security Act of 1974, as amended, and amounts paid or to be paid in settlement) reasonably incurred by such Covered Person. Notwithstanding the foregoing, except as otherwise provided in Section 4 of this Article 7 with respect to Proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such indemnitee, the Corporation shall be required to indemnify a Covered Person in connection with a Proceeding (or part thereof) commenced by such Covered Person only if the commencement of such Proceeding (or part thereof) by the Covered Person was authorized by the Board of Directors.

B-5

Advancement of Expenses. In addition to the right to indemnification conferred herein, an indemnitee shall also have the right, to the fullest extent not prohibited by applicable law, to be paid by the Corporation expenses (including attorneys’ fees) incurred by a Covered Person in appearing at, participating in or defending any Proceeding in advance of its final disposition or in connection with a Proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this Article 7 (which shall be governed by Section 4 of this Article 7); provided that if and to the extent required by applicable law or in the case of advance made in a Proceeding brought to establish or enforce a right to indemnification or advancement, such payment of expenses in advance of the final disposition of the Proceeding shall be made solely upon receipt of an undertaking by the Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified or entitled to advancement of expenses under this Article 7 or otherwise.

Claims. If a claim for indemnification or advancement of expenses under this Article 7 is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Corporation, the Covered Person may file suit to recover the unpaid amount of such claim or to obtain an advancement of expenses, as applicable. To the fullest extent permitted by applicable law, if successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Covered Person shall be entitled to be paid the expense of prosecuting or defending such claim. In any such action the Corporation shall have the burden of proving that the Covered Person is not entitled to the requested indemnification or advancement of expenses under applicable law. In (i) any suit brought by a Covered Person to enforce a right to indemnification hereunder (but not in a suit brought by a Covered Person to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that, such Person has not met any applicable standard for indemnification imposed by the NRS under such circumstances. Neither the failure of the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Covered Person is proper in the circumstances because the Covered Person has met any applicable standard of conduct imposed by the NRS under such circumstances, nor an actual determination by the Corporation (including by its directors who are not parties to such action, a committee of such directors, independent legal counsel or its stockholders) that the Covered Person has not met any such applicable standard of conduct, shall create a presumption that such Person has not met such standard of conduct or, in the case of such a suit brought by the Covered Person, be a defense to such suit.

B-6

Nonexclusivity of Rights. The rights conferred on any Covered Person by this Article 7 shall not be exclusive of any other rights that such Covered Person may have or hereafter acquire under any statute, provision of these Articles of Incorporation, the Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise.

Other Sources. Subject to Section 7 of this Article 7, the Corporation’s obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another entity or enterprise shall be reduced by any amount such Covered Person has actually collected as indemnification or advancement of expenses from such other entity or enterprise.

Indemnitor of First Resort. Given that certain jointly indemnifiable claims (as defined below) may arise due to the service of a Covered Person as a director, officer and/or employee of the Corporation at the request of the indemnitee-related entities (as defined below), the Corporation shall be fully and primarily responsible for the payment to the Covered Person in respect of indemnification or advancement of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of these Articles of Incorporation or the Bylaws (or any other agreement between the Corporation and such persons) in connection with any such jointly indemnifiable claims, pursuant to and in accordance with the terms of this Article 7, irrespective of any right of recovery the Covered Person may have from the indemnitee-related entities. Any obligation on the part of any indemnitee-related entities to indemnify or advance expenses to any Covered Person shall be secondary to the Corporation’s obligation and shall be reduced by any amount that the Covered Person has actually collected as indemnification or advancement from the Corporation. The Corporation irrevocably waives, relinquishes and releases the indemnitee-related entities from any and all claims it may have against the indemnitee-related entities for contribution, subrogation or any other recovery of any kind in respect thereof. Under no circumstance shall the Corporation be entitled to any right of subrogation or contribution by the indemnitee-related entities and no right of advancement or recovery a Covered Person may have from the indemnitee-related entities shall reduce or otherwise alter the rights of the Covered Person or the obligations of the Corporation hereunder. If any of the indemnitee-related entities shall make any payment to a Covered Person in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, the indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person against the Corporation, and the Covered Person shall execute all instruments or other documents reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such instruments or other documents as may be necessary to enable the indemnitee-related entities effectively to bring suit to enforce such rights. Each of the indemnitee-related entities shall be third-party beneficiaries with respect to, and be entitled to enforce, this Section 7. For purposes of this Section 7, the following terms shall have the following meanings:

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The term “indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Corporation or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise for which a Covered Person has agreed, on behalf of the Corporation or at the Corporation’s request, to serve as a director, officer, manager or managing member, employee or agent and which service is covered by the indemnity described herein) from whom a Covered Person may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Corporation may also have an indemnification or advancement obligation.

The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which a Covered Person shall be entitled to indemnification or advancement of expenses from both the indemnitee-related entities and the Corporation pursuant to the NRS, any agreement or articles of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Corporation or the indemnitee-related entities, as applicable.

Amendment or Repeal. Neither the amendment or repeal of the foregoing provisions of this Article 7, nor the adoption of any provision of these Articles of Incorporation, shall adversely affect any right or protection hereunder of any Covered Person in respect of any act or omission occurring prior to the time of such amendment, repeal or adoption.

Other Indemnification and Advancement of Expenses. This Article 7 shall not limit the right of the Corporation, to the extent and in the manner permitted by applicable law, to indemnify and to advance expenses to Persons other than Covered Persons when and as authorized by appropriate corporate action.

Reliance. Covered Persons who after the date of the adoption of this provision become or remain a Covered Person described in Article 7 will be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article 7 in entering into or continuing the service. The rights to indemnification and to the advance of expenses conferred in this Article 7 will apply to claims made against any Covered Person described in this Article 7 arising out of acts or omissions in respect of the Corporation or one of its subsidiaries that occurred or occur both prior and subsequent to the adoption hereof. The rights conferred upon Covered Persons in this Article 7 shall be contract rights and such rights shall continue as to a Covered Person who has ceased to be a director, officer or employee and shall inure to the benefit of the Covered Person’s heirs, executors and administrators. Any amendment, alteration or repeal of this Article 7 that adversely affects any right of a Covered Person or its successors shall be prospective only and shall not limit, eliminate or impair any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment or repeal.

Insurance. The Corporation may purchase and maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the NRS.

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Corporate Opportunities

Acknowledgement. In recognition and anticipation that members of the Board of Directors who are not employees of the Corporation (“Non-Employee Directors”) or its Affiliates may now engage and may continue to engage in the same or similar activities or related lines of business as those in which the Corporation, directly or indirectly, may engage and/or other business activities that overlap with or compete with those in which the Corporation, directly or indirectly, may engage, the provisions of this Article 8 are set forth to regulate and define the conduct of certain affairs of the Corporation with respect to certain classes or categories of business opportunities as they may involve any of the Non-Employee Directors or their respective Affiliates and the powers, rights, duties and liabilities of the Corporation and its directors, officers and stockholders in connection therewith.

Competition and Corporate Opportunities; Renouncement. No Non- Employee Director (including any Non-Employee Director who serves as an officer of the Corporation in both his or her director and officer capacities) or his or her Affiliates (collectively, “Identified Persons” and, individually, as an “Identified Person”) shall, to the fullest extent permitted by applicable law, have any duty to refrain from directly or indirectly (1) engaging in the same or similar business activities or lines of business in which the Corporation or any of its Affiliates now engages or proposes to engage or (2) otherwise competing with the Corporation or any of its Affiliates, and, to the fullest extent permitted by applicable law, no Identified Person shall be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty solely by reason of the fact that such Identified Person engages in any such activities or did not offer such activities to the Corporation. To the fullest extent permitted by applicable law, the Corporation hereby renounces any interest or expectancy in, or right to be offered an opportunity to participate in, any business opportunity which may be a corporate opportunity for an Identified Person and the Corporation or any of its Affiliates, except as provided in Section 3 of this Article 8. Subject to Section 3 of this Article 8, if any Identified Person acquires knowledge of a potential transaction or other business opportunity which may be a corporate opportunity for itself, herself or himself and the Corporation or any of its Affiliates, such Identified Person shall, to the fullest extent permitted by applicable law, have no duty to communicate or offer such transaction or other business opportunity to the Corporation or any of its Affiliates and, to the fullest extent permitted by applicable law, shall not be liable to the Corporation or its stockholders or to any Affiliate of the Corporation for breach of any fiduciary duty as a stockholder, director or officer of the Corporation solely by reason of the fact that such Identified Person pursues or acquires such corporate opportunity for itself, herself or himself, or offers or directs such corporate opportunity to another Person.

Allocation of Corporate Opportunities. The Corporation does not renounce its interest in any corporate opportunity offered to any Non-Employee Director if such opportunity is expressly offered to such person solely in his or her capacity as a director or officer of the Corporation, and the provisions of Section 2 of this Article 8 hereof shall not apply to any such corporate opportunity.

Certain Matters Deemed Not Corporate Opportunities. In addition to and notwithstanding the foregoing provisions of this Article 8, a corporate opportunity shall not be deemed to be a potential corporate opportunity for the Corporation if it is a business opportunity that (i) the Corporation is neither financially or legally able, nor contractually permitted to undertake, (ii) from its nature, is not in the line of the Corporation’s business or is of no practical advantage to the Corporation or (iii) is one in which the Corporation has no interest or reasonable expectancy.

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Inapplicability of Combinations with Interested Stockholders Statutes

The Corporation hereby expressly elects not to be governed by the provisions of NRS 78.411 through 78.444, inclusive.

Limited Waiver of Jury Trials

To the fullest extent not inconsistent with any applicable U.S. federal laws, any and all “internal actions” (as defined in NRS 78.046) must be tried in a court of competent jurisdiction before the presiding judge as the trier of fact and not before a jury. This Article 10 shall conclusively operate as a waiver of the right to trial by jury by each party to any such internal action.

Miscellaneous

The following provisions are inserted for the management of the business and conduct of the affairs of the Corporation and for the further definition of the powers of the Corporation and its directors:

Bylaws. The Board of Directors shall have the non-exclusive power, and is expressly authorized, to adopt, amend or repeal, in whole or in part, the Bylaws. In addition, the Bylaws may be amended or repealed in any respect, and new bylaws may be adopted, in each case by the affirmative vote of the holders of at least a majority of the outstanding voting power of the Corporation, voting together as a single class.

Written Ballots. Elections of directors need not be by written ballot unless the Bylaws so provide.

Severability. If any provision or provisions of these Articles of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of these Articles of Incorporation (including, without limitation, each portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) the provisions of these Articles of Incorporation (including, without limitation, each such portion of any paragraph of these Articles of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from individual liability to the fullest extent under these Articles of Incorporation.

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Deemed Notice and Consent. To the fullest extent permitted by applicable law, each and every natural person, corporation, general or limited partnership, limited liability company, joint venture, trust, association or any other entity purchasing or otherwise acquiring any interest (of any nature whatsoever) in any shares of the capital stock of the Corporation shall be deemed, by reason of and from and after the time of such purchase or other acquisition, to have notice of and to have consented to all of the provisions of (i) these Articles of Incorporation, (ii) the Bylaws and (iii) any amendment to these Articles of Incorporation or the Bylaws enacted or adopted in accordance with these Articles of Incorporation, the Bylaws and applicable law.

Definitions. As used herein, the following terms have the following meanings:

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that (i) neither the Corporation nor any of its subsidiaries will be deemed an Affiliate of any stockholder of the Corporation or any of such stockholders’ Affiliates, and (ii) no stockholder of the Corporation will be deemed an Affiliate of any other stockholder of the Corporation, in each case, solely by reason of any investment in the Corporation.

“Disinterested Director” means a director who satisfies the definition of “disinterested director” as set forth in Section 7.8240(6)(e) of the Nevada Revised Statutes, as amended from time to time.

“Person” means any individual, partnership, firm, corporation, limited liability company, association, trust, unincorporated organization or other entity.

*	*	*	*

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Annex C

AMENDED AND RESTATED BYLAWS

OF

POWERUS CORPORATION

Offices

Registered Office. The registered office of Autonomous Power Corporation (the “Corporation”) shall be the street address of the corporation’s registered agent in the State of Nevada, as determined by the Corporation’s board of directors (the “board of directors”) from time to time in accordance with the Corporation’s articles of incorporation (as amended from time to time, including by any certificate of designation establishing any class or series of preferred stock, the “articles of incorporation”), these bylaws (as amended from time to time, these “bylaws”), and the Nevada Revised Statutes (as amended from time to time, the “NRS” or “Nevada Law”).

Other Offices. The Corporation may also have offices at other places both within and without the State of Nevada.

Books. The books of the Corporation may be kept within or without the State of Nevada.

Meetings of Stockholders

Time and Place of Meetings. All meetings of stockholders shall be held at such physical location, if any, either within or without the State of Nevada, on such date and at such time as may be determined from time to time by the board of directors. The board of directors may, in its sole discretion, determine that any meeting of the stockholders shall be held exclusively, or simultaneously with the conduct of the meeting at a physical location, by means of remote communication (as described in NRS 78.320(4)) or other available technology permitted under the NRS.

Annual Meetings. An annual meeting of stockholders shall be held for the election of directors and to transact such other business as may properly be brought before the meeting pursuant to these bylaws.

Special Meetings.

Special meetings of stockholders may be called at any time in accordance with the procedures set forth in the articles of incorporation and these bylaws. Such request shall state the purpose or purposes of the proposed meeting. Stockholders shall have no right to request or call a special meeting.

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A special meeting shall be held at such date, time and physical location, if any, and/or by such method of remote communication, if any, as may be fixed by the board of directors in accordance with these bylaws.

Business conducted at a special meeting shall be limited to the matters described in the applicable notice for such special meeting.

Notice of Meetings and Adjourned Meetings; Waivers of Notice.

Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which shall state the physical location, if any, date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to notice of, and to vote, at such meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. The notice shall be delivered in accordance with, and shall contain or be accompanied by such additional information as may be required by Nevada Law, including, without limitation, NRS 78.379, 92A.120 or 92A.410. Any notice of a meeting of stockholders delivered pursuant to and in accordance with NRS 78.370(9) shall be deemed to have satisfied any and all requirements applicable to such notice under these bylaws.

In the case of an annual meeting, any proper business may be presented for action, except that (i) if a proposed plan of merger, conversion or exchange is submitted to a vote, the notice of the meeting must state that the purpose, or one of the purposes, of the meeting is to consider the plan of merger, conversion or exchange and must contain or be accompanied by a copy or summary of the plan; and (ii) if a proposed action creating dissenter’s rights is to be submitted to a vote, the notice of the meeting must state that the stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive, and be accompanied by a copy of those statutes.

A copy of the notice shall be personally delivered or mailed postage prepaid to each stockholder of record at the address appearing on the records of the Corporation. Upon mailing, service of the notice is complete, and the time of the notice begins to run from the date upon which the notice is deposited in the mail. If the address of any stockholder does not appear upon the records of the Corporation or is incomplete, it will be sufficient to address any notice to such stockholder at the registered office of the Corporation. Notwithstanding the foregoing and in addition thereto, any notice to stockholders given by the Corporation pursuant to NRS Title 7 (including, without limitation, NRS Chapters 75, 78 and 92A), the articles of incorporation or these bylaws may be given pursuant to any form of electronic transmission permitted under the NRS. Notice shall be deemed given (i) by facsimile when directed to a number consented to by the stockholder to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the stockholder to receive notice, (iii) by posting on an electronic network together with a separate notice to the stockholder of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the stockholder. The stockholder consent necessary to permit electronic transmission to such stockholder shall be deemed revoked and of no force and effect if (A) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with the stockholder’s consent and (B) the inability to deliver by electronic transmission becomes known to the secretary, assistant secretary, transfer agent or other agent of the Corporation responsible for the giving of notice.

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Unless otherwise provided by Nevada Law, such notice shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder of record entitled to notice of such meeting. Unless these bylaws otherwise require, when a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time, physical location, if any, and the means of remote communications, if any, by which stockholders and proxies shall be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 60 days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to notice of such adjourned meeting.

Whenever notice is required to be given under any provision of Nevada Law or the articles of incorporation or these bylaws, a written waiver signed by the person entitled thereto, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Neither the business to be transacted at, nor the purpose of, any regular or special meetings of stockholders need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the articles of incorporation or these bylaws. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Notice of Nominations and Stockholder Business.

Annual Meetings of Stockholders.

Except as otherwise provided in the articles of incorporation, nominations of persons for election to the board of directors or the proposal of other business to be transacted by the stockholders may be made at an annual meeting of stockholders only ○ pursuant to the Corporation’s notice of meeting (or any supplement thereto), ○ by or at the direction of the board of directors, (C) as may be provided in the certificate of designation establishing any class or series of preferred stock or (D) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(a), who shall be entitled to vote at the meeting, who is a stockholder of record at the time of the annual meeting and who complies with the notice procedures set forth in this Section 2.05(a).

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Unless the board of directors determines otherwise, for nominations or other business to be properly brought before an annual meeting of stockholders by a stockholder pursuant to clause (D) of paragraph (a)(i) of this Section 2.05, the stockholder must have given timely notice thereof in writing to the secretary of the Corporation and any such proposed business (other than the nominations of persons for election to the board of directors) must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than 5:00 p.m., Eastern time, on the 90th day nor earlier than 8:00 a.m., Eastern time, on the 120th day prior to the first anniversary of the preceding year’s annual meeting of stockholders as first specified in the Corporation’s notice of such annual meeting (without regard to any adjournment, rescheduling, postponement or other delay of such annual meeting occurring after such notice was first sent); provided, however, that in the event that no annual meeting of stockholders was held in the preceding year or the date of the annual meeting is advanced more than 60 days prior to such anniversary date or delayed more than 30 days after such anniversary date then to be timely such notice must be received by the secretary of the Corporation at the principal executive offices of the Corporation no earlier than 8:00 a.m., Eastern time, on the 120th day prior to the day of such annual meeting and no later than the later of 5:00 p.m., Eastern time, on the 90th day prior to the date of the meeting or, if the first Public Announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which Public Announcement of the date of the meeting was first made by the Corporation. If the number of directors to be elected to the board of directors at the annual meeting is increased and there is no Public Announcement naming all of the nominees for director or specifying the size of the increased board of directors at least 10 days before the last day that a stockholder may deliver a notice of nomination pursuant to the foregoing provisions, then a stockholder’s notice required by this Section 2.05(a)(ii) will also be considered timely, but only with respect to any nominees for any new positions created by such increase, if it is received by the secretary of the Corporation at the principal executive offices of the Corporation no later than 5:00 p.m., Eastern time, the 10th day following the day on which such Public Announcement is first made. In no event shall the adjournment, rescheduling, postponement or other delay of an annual meeting, or any announcement thereof, commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. In no event may a stockholder provide notice with respect to a greater number of director candidates than there are director seats subject to election by stockholders at the annual meeting. For purposes of Sections 2.05(a)(ii) and 2.05(b) of these bylaws, “Public Announcement” shall mean disclosure (x) in a press release reported by the Dow Jones News Service, the Associated Press, Business Wire, PR Newswire or any comparable national news service or (y) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (including the rules and regulations promulgated thereunder, the “Exchange Act”).

A stockholder’s notice to the secretary of the Corporation shall set forth ○ as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee of such stockholder, to being named in the Corporation’s proxy statement as a nominee and form of proxy pursuant to Rule 14a-19 under the Exchange Act (“Rule 14a-19”) and to serving as a director if elected), ○ as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these bylaws, the text of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and ○ as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made:

the name and address of such stockholder (as they appear on the Corporation’s stock ledger) and of such beneficial owner and (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the stockholder or beneficial owner and any other person acting in concert with any of the foregoing and (ii) any person controlling, controlled by or under common control with such stockholder or beneficial owner or their respective affiliates (collectively, “Stockholder Associated Persons”);

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the class or series and number of shares of capital stock of the Corporation which are held of record or are beneficially owned by such stockholder, the beneficial owner and by any Stockholder Associated Persons and a description of all purchases and sales of, or other transactions involving in any way, shares of capital stock of the Corporation by or on behalf of the stockholder and by or on behalf of any Stockholder Associated Person during the 24-month period prior to the date of the notice, including the date of the transactions, the class and number of shares and the consideration exchanged in each such transaction (without regard to whether such shares were or were not owned by the stockholder or any such person);

a description of any agreement, arrangement or understanding between or among such stockholder, such beneficial owner and any Stockholder Associated Persons, and any other person or persons (including their names) in connection with the proposal of such nomination or other business;

a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, such beneficial owner or any such Stockholder Associated Person or any proposed nominee identified in such stockholder’s notice with respect to the Corporation’s securities (a “Derivative Instrument”);

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to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder, such beneficial owner or by any Stockholder Associated Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder, such beneficial owner or such Stockholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

a representation that the stockholder is a holder of record of stock of the Corporation as of the date of submission of such stockholder’s notice, is entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting; and

a representation as to whether such stockholder, such beneficial owner or any such Stockholder Associated Person intends or is part of a group that intends to (i) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal (or, to extent relating to the nomination of a director, holders of at least 67% of the voting power of the Corporation’s outstanding capital stock), (ii) otherwise comply with Rule 14a-19, and/or (iii) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

For a stockholder’s notice to be considered timely, the information required under clauses (C)(2), (3), (4) and (5) of the preceding sentence of this Section 2.05 shall be updated and supplemented by such stockholder and any such beneficial owner if necessary, so that the information provided or required to be provided in such notice is true and correct as of the record date for determining the stockholders entitled to notice of, and to vote at, the meeting and as of the date that is 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof. For purposes of these bylaws, the term “business day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in Nevada are authorized to close for business. Any such update and supplement or additional information must be received by the secretary of the Corporation at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of any update and supplement required to be made as of the record date), and not later than eight business days prior to the date for the meeting or any adjournment, rescheduling, postponement or other delay thereof (in the case of any update or supplement required to be made as of 10 business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof). The failure to timely provide such update, supplement, evidence or additional information shall result in the nomination or proposal no longer being eligible for consideration at the meeting.

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No later than five business days prior to the meeting or any adjournment, rescheduling, postponement or other delay thereof, a stockholder nominating individuals for election as a director will provide the Corporation with reasonable evidence that such stockholder has met the requirements of Rule 14a-19. If the nominating stockholder fails to comply with the requirements of Rule 14a-19 (including because the nominating stockholder fails to provide the Corporation with all information or notices required by Rule 14a-19), then the director nominees proposed by such stockholder shall be ineligible for election at the meeting and any votes or proxies in respect of such nomination shall be disregarded, notwithstanding that proxies may have been received by the Corporation and counted for the purposes of determining quorum.

For the avoidance of doubt, the obligation to update and supplement, or provide additional information or evidence, as set forth in these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines pursuant to these bylaws or enable or be deemed to permit a stockholder who has previously submitted notice pursuant to these bylaws to amend or update any nomination or to submit any new nomination. No disclosure pursuant to these bylaws will be required with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is the stockholder submitting a notice pursuant to this Section 2.05 solely because such broker, dealer, commercial bank, trust company or other nominee has been directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

In addition to the information required pursuant to Section 2.05(a)(iii)(A), to the extent that a stockholder proposes to nominate a person for election or reelection as a director, the stockholder’s notice shall also include (A) a completed questionnaire (in the form provided by the secretary of the Corporation upon request by the stockholder, which form will be provided by the secretary of the Corporation within 5 business days of receiving such request) signed by such nominee with respect to information of the type required by the Corporation’s questionnaires for directors and officers of the Corporation and which shall also include a representation and agreement that such nominee (1) is not and will not become a party to (x) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been, or will not be within three business days thereafter, disclosed to the Corporation or (y) any Voting Commitment that could limit or interfere with the nominee’s ability to comply, if elected as a director of the Corporation, with such nominee’s fiduciary duties under Nevada Law, (2) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been, or will not be within three business days thereafter, disclosed to the Corporation and (3) in such nominee’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply, with Nevada Law and all applicable corporate governance, code of conduct and ethics, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (B) the classes or series of shares of stock of the Corporation that are owned (beneficially and of record) by or on behalf of such nominee as of the date of such notice, (C) a description of such nominee’s qualifications to be a director, (D) a statement as to whether such nominee would be an independent director, and the basis therefor, under the rules and listing standards of the securities exchange(s) upon which the stock of the Corporation is listed or traded, any applicable rules of the SEC or any publicly disclosed standards used by the board of directors (such as corporate governance guidelines), (E) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among the nominating stockholder and any Stockholder Associated Persons, on the one hand, and each nominee and any (i) any affiliate or associate (as such terms are defined for purposes of the Exchange Act) of the nominee and any other person acting in concert with any of the foregoing, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such nominee and (iii) any person controlling, controlled by or under common control with such person, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder, any beneficial owner on whose behalf such nomination was made or any Stockholder Associated Person, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant and (F) otherwise comply with Rule 14a-19.

Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business pursuant to this Section 2.05 other than a nomination shall be deemed satisfied by a stockholder if such stockholder has submitted a proposal to the Corporation in compliance with Rule 14a-8 promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for the meeting of stockholders.

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Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting pursuant to Section 2.04. Nominations of persons for election to the board of directors of the Corporation at a special meeting of stockholders may be made by stockholders only if the election of directors is included as business to be brought before a special meeting in the Corporation’s notice of meeting and then only by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in this Section 2.05(b) who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.05(b). For nominations to be properly brought before a special meeting of stockholders by a stockholder pursuant to this Section 2.05(b), the stockholder must have given timely notice thereof in writing to the secretary of the Corporation. To be timely, a stockholder’s notice shall be delivered to or mailed and received by the secretary of the Corporation at the principal executive offices of the Corporation (A) not earlier than 8:00 a.m., Eastern time, on the 120th day prior to the date of the special meeting nor (B) later than the later of 5:00 p.m., Eastern time, on the 90th day prior to the date of the special meeting or, if the first Public Announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which Public Announcement of the date of the special meeting was first made. A stockholder’s notice to the secretary shall be properly brought only if it complies with the notice requirements of Section 2.05(a)(iii).

General.

At the request of the board of directors, any person nominated by the board of directors for election as a director shall furnish to the secretary of the Corporation the information that is required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. No person shall be eligible to be nominated by a stockholder to serve as a director of the Corporation unless nominated in accordance with the procedures set forth in this Section 2.05. No business shall be conducted at a stockholder meeting except in accordance with the procedures set forth in Section 2.03 and this Section 2.05. The chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by these bylaws or that business was not properly brought before the meeting, and if he or she should so determine and declare, the defective nomination shall be disregarded or such business shall not be transacted, as the case may be. Notwithstanding the foregoing provisions of this Section 2.05, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other proposed business, such nomination shall be disregarded or such proposed business shall not be transacted, as the case may be, notwithstanding that proxies in respect of such vote may have been received by the Corporation and counted for purposes of determining a quorum. For purposes of this Section 2.05, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

Without limiting the foregoing provisions of this Section 2.05, a stockholder shall also comply with all applicable requirements of the Exchange Act with respect to the matters set forth in this Section 2.05; provided, however, that any references in these bylaws to the Exchange Act are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.05, and compliance with Section 2.05(a) or (b) shall be the exclusive means for a stockholder to make nominations or submit other business (other than as provided in the last paragraph of Section 2.05(a)).

Quorum. Unless otherwise provided in Nevada Law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, the presence, in person or by proxy (regardless of whether the proxy has authority to vote on any matter), of the holders of a majority of the voting power of all outstanding capital stock of the Corporation entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business. If, however, such quorum shall not be present at any meeting of the stockholders, either the chair of the meeting or holders of a majority in voting power of the shares of capital stock of the Corporation present in person or represented by proxy may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present any business may be transacted which might have been transacted at the meeting as originally notified.

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Voting. ■ Any share of capital stock of the Corporation held by the Corporation shall have no voting rights. If a quorum is present, unless the articles of incorporation, these bylaws, the rules of any applicable stock exchange on which the Corporation’s securities are listed, Nevada Law or other applicable law provide for a different proportion, action by the stockholders entitled to vote on a matter other than the election of directors, is approved by and is the act of the stockholders if the number of votes cast in favor of the action exceeds the votes cast in opposition to the action, unless voting by classes or series is required for any action of the stockholders by Nevada Law, the articles of incorporation, these bylaws or the rules of any applicable stock exchange on which the Corporation’s securities are listed, in which case the number of votes cast in favor of the action by the voting power of each such class or series must exceed the number of votes cast in opposition to the action by the voting power of each such class or series. If a quorum is present, and subject to the rights of the holders of any series of preferred stock to elect additional directors under specific circumstances, directors shall be elected by a plurality of the voting power of shares of capital stock of the Corporation present in person or represented by proxy at the meeting and entitled to vote on the election of directors.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy, appointed by an instrument in writing, subscribed by such stockholder or by his attorney thereunto authorized, or by proxy sent by cable, telegram or by any means of electronic communication permitted by law, which results in a writing from such stockholder or by his attorney, and delivered to the secretary of the meeting. If a stockholder designates two or more persons to act as proxies, then a majority of those persons present at a meeting has and may exercise all of the powers conferred by the stockholder or, if only one is present, then that one has and may exercise all of the powers conferred by the stockholder, unless the stockholder’s designation of proxy provides otherwise. No proxy shall be voted after six months from its date, unless said proxy provides for a longer period (which may not exceed seven years from the date of its creation, unless the proxy is deemed irrevocable in accordance with Nevada Law), subject to and in accordance with Nevada Law.

Votes may be cast by any stockholder entitled to vote in person or by his or her proxy. In determining the number of votes cast for or against a proposal or nominee, shares abstaining from voting on a matter (including elections) and broker non-votes will not be treated as votes cast.

Organization. At each meeting of stockholders, the director or officer designated by the board of directors prior to such meeting or, if one shall not have been designated, the chair of the board of directors, shall act as chair of the meeting. The secretary (or in the secretary’s absence or inability to act, the person whom the chair of the meeting shall appoint secretary of the meeting) shall act as secretary of the meeting and keep the minutes thereof.

Order of Business. Except as otherwise provided pursuant to Section 2.10, the order of business at all meetings of stockholders shall be as determined by the chair of the meeting.

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Conduct of Meetings. The board of directors may adopt such rules and procedures for the conduct of stockholder meetings as it deems appropriate. At each meeting of stockholder, the chair of the meeting shall preside over the meeting. Except to the extent inconsistent with the rules and procedures as adopted by the board of directors, the person presiding over the meeting of stockholders shall have the right and authority to convene, adjourn and reconvene the meeting from time to time, to prescribe such additional rules and procedures and to do all such acts as, in the judgment of such person, are appropriate for the proper conduct of the meeting. Such rules and procedures, whether adopted by the board of directors or prescribed by the person presiding over the meeting, may include (a) the establishment of an agenda or order of business for the meeting, (b) rules and procedures for maintaining order at the meeting and the safety of those present, (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the person presiding over the meeting shall determine, (d) restrictions on entry to the meeting after the time fixed for the commencement thereof and (e) limitations on the time allotted to questions or comments by participants. The person presiding over any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, may determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, he or she shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered.

Board of Directors

General Powers. Except as otherwise provided in Nevada Law or the articles of incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the board of directors.

Number, Election, Classes, Term of Office. ■ Subject to the terms of any series of Preferred Stock entitled to separately elect directors, the board of directors shall initially consist of five directors and thereafter shall be determined from time to time solely by resolution adopted by the board of directors.

Except as otherwise provided in the articles of incorporation or in the terms of any series of Preferred Stock entitled to separately elect directors, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors. Except as otherwise provided in the articles of incorporation, each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected.

Except as otherwise provided in the articles of incorporation, each director shall hold office until such director’s successor shall have been duly elected and qualified or until such director’s earlier death, resignation or removal and for a term that shall coincide with the term of the class to which such director shall have been elected. Directors need not be stockholders.

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Quorum and Manner of Acting. Unless the articles of incorporation or these bylaws require a greater number, a majority of the total number of directors shall constitute a quorum for the transaction of business, and the affirmative vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors. When a meeting is adjourned to another time or place (whether or not a quorum is present), notice need not be given of the adjourned meeting if the time and physical location hereof, if any, and the means of remote communications, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the board of directors may transact any business which might have been transacted at the original meeting. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting, from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Time and Place of Meetings. The board of directors shall hold its meetings at such physical location, if any, either within or without the State of Nevada, or by means of remote communication, and at such time as may be determined from time to time by the board of directors (or the chair in the absence of a determination by the board of directors).

Annual Meeting. The board of directors shall meet for the purpose of organization, the election of officers and the transaction of other business, as soon as practicable after each annual meeting of stockholders. Notice of such meeting need not be given. In the event such annual meeting is not held on the same day and at the same physical location, if any, as the annual meeting of stockholders, the annual meeting of the board of directors may be held at such physical location, if any, either within or without the State of Nevada, on such date and at such time as shall be specified in a notice thereof given as hereinafter provided in Section 3.07 or in a waiver of notice thereof signed by any director who chooses to waive the requirement of notice.

Regular Meetings. After the physical location, if any, and time of regular meetings of the board of directors shall have been determined and notice thereof shall have been once given to each member of the board of directors, regular meetings may be held without further notice being given.

Special Meetings. Special meetings of the board of directors may be called by the chair of the board of directors or the chief executive officer and shall be called by the secretary on the written request of at least two directors. Notice of special meetings of the board of directors shall be given to each director at least 24 hours before the time of the holding of the meeting. Such notice shall be deemed given (i) by facsimile when directed to a number consented to by the director to receive notice, (ii) by e-mail when directed to an e-mail address designated or used by the director to receive notice, (iii) by posting on an electronic network together with a separate notice to the director of the specific posting on the later of the specific posting or the giving of the separate notice or (iv) by any other electronic transmission as consented to by and when directed to the director. The notice need not state the physical location, if any, of the special meeting (if the meeting is to be held at the Corporation’s principal executive offices) nor the purpose of the meeting, unless required by law.

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Committees. ■ The board of directors may designate one or more committees, each committee to consist of one or more of the directors of the Corporation. The board of directors will have at least three standing committees, including an audit committee, a compensation committee and a nominating and governance committee. The board of directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any committee of the board of directors, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

Unless otherwise provided in the articles of incorporation, these bylaws or the resolution of the board of directors designating the committee, a committee may create one or more subcommittees consisting of one or more members of such committee and delegate to such subcommittee any or all of the powers and authority of the committee.

Unless the board of directors otherwise provides, each committee designated by the board of directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules, each committee shall conduct its business in the same manner as the board of directors conducts its business pursuant to this Article 3.

Action by Consent. Unless otherwise restricted by the articles of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if all members of the board of directors or committee, as the case may be (other than any director(s) abstaining in writing pursuant to and in accordance with NRS 78.315(2)), consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions, are filed with the minutes of proceedings of the board of directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Telephonic and Electronic Meetings. Unless otherwise restricted by the articles of incorporation or these bylaws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or such committee, as the case may be, by means of conference telephone or other communications equipment (including any means of remote communications permitted under Nevada Law) by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

Resignation. Any director may resign at any time by giving notice in writing or by electronic transmission to the board of directors or to the secretary of the Corporation. The resignation of any director shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

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Vacancies. Vacancies on the board of directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall, except as otherwise required by law or as set forth in the articles of incorporation, be filled solely by a majority of the directors then in office (although less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected. If there are no directors in office, then an election of directors may be held in accordance with Nevada Law.

Removal. Directors may only be removed from office in the manner set forth in the articles of incorporation. Any vacancies created by any such removal may be filled in accordance with Section 3.12 herein.

Compensation. Unless otherwise restricted by the articles of incorporation or these bylaws, the board of directors shall have authority to fix the compensation of directors, including fees and reimbursement of expenses.

Organization. Meetings of the board of directors shall be presided over by the chair of the board of directors, or in the absence of the chair of the board of directors by the vice chair, or in his or her absence by a chair chosen at the meeting. The secretary, or in the absence of the secretary an assistant secretary, shall act as secretary of the meeting, but in the absence of the secretary and any assistant secretary, the chair of the meeting may appoint any person to act as secretary of the meeting. The order of business at each such meeting shall be as determined by the chair of the meeting.

Officers

Principal Officers. The principal officers of the Corporation shall be a chief executive officer, a chief financial officer, one or more executive vice presidents, a secretary who shall have the duty, among other things, to record the proceedings of the meetings of stockholders and directors in a book kept for that purpose and any other officers as may be required under Nevada Law. Subject to Section 3.01, the chief executive officer shall conduct and direct generally all the day-to-day business and affairs of the Corporation. The Corporation may also have such other principal officers as the board of directors may in its discretion appoint. One person may hold the offices and perform the duties of any two or more of said offices, except that no one person shall hold the offices and perform the duties of chief executive officer and secretary.

Election, Term of Office and Remuneration. The principal officers of the Corporation shall be elected annually by the board of directors at the annual meeting thereof. Each such officer shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal. The remuneration of all principal officers of the Corporation shall be fixed by the board of directors. Any vacancy in any office shall be filled in such manner as the board of directors shall determine.

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Subordinate Officers. In addition to the principal officers enumerated in Section 4.01, the Corporation may have one or more assistant secretaries and such other subordinate officers, agents and employees as the board of directors may deem necessary, each of whom shall hold office for such period as the board of directors may from time to time determine. The board of directors may delegate to any principal officer the power to appoint, fix the compensation of and remove any such subordinate officers, agents or employees.

Removal. In addition to the authority granted pursuant to Section 4.03 with respect to subordinate officers, any officer may be removed, with or without cause, at any time, by resolution adopted by the board of directors.

Resignations. Any officer may resign at any time by giving written notice to the Corporation. The resignation of any officer shall take effect upon receipt of notice thereof or at such later time as shall be specified in such notice; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Powers and Duties. The officers of the Corporation shall have such powers and perform such duties incident to each of their respective offices and such other duties as may from time to time be conferred upon or assigned to them by the board of directors.

Capital Stock

Certificates For Stock; Uncertificated Shares. The shares of the Corporation’s capital stock shall be uncertificated; provided that the board of directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be represented by one or more certificates. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of shares of the same class and series represented by certificates shall be identical. Every holder of stock represented by certificates shall be entitled to have a certificate signed by or in the name of the Corporation by any officers or agents so authorized by the board of directors representing the number of shares registered in certificate form. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

Transfer of Shares. Shares of the stock of the Corporation may be transferred on the record of stockholders of the Corporation by the holder thereof or by such holder’s duly authorized attorney upon surrender of a certificate therefor properly endorsed or upon receipt of proper transfer instructions from the registered holder of uncertificated shares or by such holder’s duly authorized attorney and upon compliance with appropriate procedures for transferring shares in uncertificated form, unless waived by the Corporation.

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Authority for Additional Rules Regarding Transfer. The board of directors shall have the power and authority to make all such rules and regulations, not inconsistent with these bylaws, as they may deem expedient concerning the issue, transfer and registration of certificated or uncertificated shares of the stock of the Corporation, as well as for the issuance of new certificates in lieu of those which may be lost or destroyed, and may require of any stockholder requesting replacement of lost or destroyed certificates, bond in such amount and in such form as they may deem expedient to indemnify the Corporation and the transfer agents and registrars of its stock against any claims arising in connection therewith.

Inapplicability of Controlling Interest Statutes. The provisions of NRS 78.378 to 78.3793, inclusive, or any successor statutes, relating to acquisitions of controlling interests in the Corporation shall not apply to the Corporation or to any acquisition of any shares of the Corporation’s capital stock.

Exclusive Jurisdiction

To the fullest extent permitted by Nevada Law, and unless the Corporation consents in writing to the selection of an alternative forum, the Eighth Judicial District Court of Clark County, Nevada, shall be the sole and exclusive forum for any actions, suits or proceedings, whether civil, administrative or investigative, (a) brought in the name or right of the Corporation or on its behalf, (b) asserting a claim for or based upon any breach of any fiduciary duty owed by any current or former director, officer or controlling stockholder of the Corporation in such capacity, (c) for any other internal action (as defined in NRS 78.046), including any action asserting a claim against the Corporation arising pursuant to, or to interpret, apply, enforce or determine the validity of, any provision of NRS Title 7 (including NRS Chapters 78 and 92A), the articles of incorporation, these bylaws or any agreement entered into pursuant to NRS 78.365 to which the corporation is a party or a stated beneficiary thereof, or (d) asserting a claim governed by the internal affairs doctrine; provided that such exclusive forum provisions will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. In the event that the Eighth Judicial District Court of Clark County, Nevada does not have jurisdiction over any such action, suit or proceeding, then any other state district court located in the State of Nevada shall be the sole and exclusive forum therefor and in the event that no state district court in the State of Nevada has jurisdiction over any such action, suit or proceeding, then a federal court located within the State of Nevada shall be the sole and exclusive forum therefor. Unless the Corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any claim asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and, to the fullest extent permitted by law, to have consented to the provisions of this Article 6.

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General Provisions

Fixing the Record Date. ■ In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the board of directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the board of directors so fixes a record date for notice of any meeting of stockholders, such date shall also be the record date for determining the stockholders entitled to vote at such meeting. If no record date is fixed by the board of directors, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided that the board of directors may fix a new record date for determination of stockholders entitled to notice of, and to vote at, the adjourned meeting in accordance with the foregoing provisions of this Section 7.01(a).

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the board of directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the board of directors adopts the resolution relating thereto.

Dividends and Other Distributions. Subject to limitations contained in Nevada Law and the articles of incorporation, if any, the board of directors may declare and pay dividends and other distributions upon the shares of capital stock of the Corporation, which dividends or other distributions may be paid either in cash, in property or in shares of the capital stock of the Corporation.

Year. The fiscal year of the Corporation shall be fixed by resolution of the board of directors.

Representation of Securities Owned by the Corporation. The chair of the board, the chief executive officer or any other person authorized by the board of directors, the chair of the board or the chief executive officer may vote, represent and exercise on behalf of the Corporation all rights incident to any and all shares or other securities of, or interests in, or issued by, any other entity or entities, and all rights incident to any management authority conferred on the Corporation in accordance with the governing documents of any entity or entities, standing in the name of the Corporation, including the right to act by written consent. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

Amendments. The board of directors shall have the non-exclusive power, and is expressly authorized, to adopt, amend or repeal, in whole or in part, these bylaws. In addition, these bylaws or any of them, may be altered, amended or repealed, or new bylaws may be made, by the affirmative vote of stockholders holding at least 66 2/3% of the outstanding voting power of the Corporation entitled to vote thereon, voting together as a single class, at any annual or special meeting.

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Annex D

POWERUS CORPORATION

2026 EQUITY INCENTIVE PLAN

1. Purpose. The purpose of the PowerUS Corporation 2026 Equity Incentive Plan (the “Plan”) is to attract and retain the best available personnel for positions of responsibility with the Company, to provide additional equity incentives to them and align their interests with those of the Company’s stockholders, and to thereby promote the Company’s long-term business success.

2. Definitions. In this Plan, the following definitions will apply.

(a) “Affiliate” means any entity that is a Subsidiary of the Company.

(b) “Agreement” means the written or electronic agreement or notice containing the terms and conditions applicable to each Award granted under the Plan, including all amendments thereto. An Agreement is subject to the terms and conditions of the Plan.

(c) “Award” means a grant made under the Plan in the form of Options, Stock Appreciation Rights, Restricted Stock, Stock Units or an Other Stock-Based Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Cause” means what the term is expressly defined to mean in a then-effective written agreement (including an Agreement) between a Participant and the Company or any Affiliate, or in the absence of any such then-effective agreement or definition a Participant’s (i) embezzlement or misappropriation of Company funds or property, (ii) material violation of any law, rule, regulation, court order or regulatory directive (other than traffic violations, misdemeanors or other minor offenses which do not involve moral turpitude); (iii) gross neglect by Participant of material duties required of Participant; provided, however, that it is understood that failure to meet performance standards or performance objectives, by itself, shall not constitute Cause; (iv) violation of any material Company policy or Company code of conduct, or nondisclosure, non-solicitation, non-competition or similar obligation owed to the Company or any of its Affiliates, (v) material breach of any fiduciary duty to the Company or any Affiliate; or (vi) engaging in fraudulent, dishonest, unethical, dishonorable or disruptive behavior, practices or acts, or any other misconduct, which would be reasonably expected to harm or bring disrepute to the Company or any of its Affiliates, their business or any of their customers, employees or vendors, as determined by the Company.

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(f) “Change in Control” means one of the following:

(1) An Exchange Act Person becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding Voting Securities, except that the following will not constitute a Change in Control:

(A) any acquisition of securities of the Company by an Exchange Act Person from the Company for the purpose of providing financing to the Company;

(B) any formation of a Group consisting solely of beneficial owners of the Company’s Voting Securities as of the effective date of this Plan; or

(C) any repurchase or other acquisition by the Company of its Voting Securities that causes any Exchange Act Person to become the beneficial owner of 30% or more of the Company’s Voting Securities; or

(D) with respect to any particular Participant, any acquisition of securities of the Company by the Participant, any Group including the Participant, or any entity controlled by the Participant or a Group including the Participant.

If, however, an Exchange Act Person referenced in clause (A), (B) or (C) or (D) above acquires beneficial ownership of additional Company Voting Securities after initially becoming the beneficial owner of 50% or more of the combined voting power of the Company’s Voting Securities by one of the means described in those clauses, then a Change in Control will be deemed to have occurred;

(2) Individuals who are Continuing Directors cease for any reason to constitute a majority of the members of the Board within a twelve-month period beginning after the Effective Date; or

(3) An Exchange Act Person acquires ownership of securities of the Company that, together with the securities held by such Exchange Act Person, constitutes more than fifty percent (50%) of the total fair market value of the Company. However, if such Exchange Act Person is considered to own more than fifty percent (50%) of the total fair market value before this transfer of the securities of the Company then outstanding, the acquisition of additional equity securities of the Company by the same Exchange Act Person shall not be considered to cause a Change in Control of the Company;

Notwithstanding the foregoing, to the extent that any Award constitutes a deferral of compensation subject to Section 409A and that Award provides for a change in the timing or form (lump sum or installments) of payment upon a Change in Control, or to the extent that which the payment date of an Award is determined solely with reference to a Change in Control, no Change in Control shall be deemed to have occurred upon an event described in this Section 2(f) unless the event would also constitute a change in ownership or effective control of, or a change in the ownership of a substantial portion of the assets of, the Company under Section 409A.

(g) “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, and any applicable treasury regulations and guidance promulgated thereunder, and any successor or similar statutory provisions.

(h) “Committee” means two or more Non-Employee Directors designated by the Board to administer the Plan under Section 3, each member of which shall be (i) an independent director within the meaning of applicable stock exchange rules and regulations and (ii) a non-employee director within the meaning of Exchange Act Rule 16b-3. The Committee shall be the Compensation Committee of the Board unless otherwise specified by the Board.

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(i) “Company” means PowerUS Corporation, a Nevada corporation, and any successor thereto.

(j) “Consultant” means any consultant or advisor who is a natural person (other than an Employee or a Non-Employee Director) who provides services (other than in connection with (i) a capital-raising transaction or (ii) promoting or maintaining a market in Company securities) to the Company or an Affiliate.

(k) “Continuing Director” means an individual (i) who is, as of the effective date of the Plan, a director of the Company, or (ii) who becomes a director of the Company after the effective date hereof and whose initial election, or nomination for election by the Company’s stockholders, was approved by at least a majority of the then Continuing Directors, but excluding, for purposes of this clause (ii), an individual whose initial assumption of office occurs as the result of an actual or threatened proxy contest involving the solicitation of proxies or consents by a person or Group other than the Board, or by reason of an agreement intended to avoid or settle an actual or threatened proxy contest.

(l) “Continuous Service” means that the provision of Services by a Participant to the Company or any Affiliate in any Service Provider capacity is not interrupted or terminated. A Service Provider’s Continuous Service shall be deemed to have terminated upon a Separation from Service from the Company and its Affiliates. Except as otherwise provided in this Plan or any Agreement, Continuous Service shall not be deemed terminated in the case of (i) any approved leave of absence of up to three (3) months; (ii) transfers among the Company and any Affiliates in any Service Provider capacity; or (iii) any change in status so long as the individual remains in the service of the Company or any Affiliate in any Service Provider capacity. Notwithstanding the foregoing, except as otherwise determined by the Committee and as permitted by Section 409A, in the event of any sale or spin-off of an Affiliate, service as a Service Provider for such Affiliate following such spin-off shall be deemed to be Continuous Service for purposes of the Plan and any Award under the Plan.

(m) “Disability” means (A) any permanent and total disability entitling Participant to receive benefits under any long-term disability plan or policy of the Company or its Affiliates that covers the Participant, or (B) if there is no such long-term disability plan or policy, “total and permanent disability” within the meaning of Code Section 22(e)(3).

(n) “Employee” means an employee of the Company or an Affiliate.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended and in effect from time to time.

(p) “Exchange Act Person” means any natural person, entity or Group within the meaning of Section 2(a)(2) of the Securities Act of 1933 and Section 14(d) of the Exchange Act other than (i) the Company or any Affiliate; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company or any Affiliate; (iii) an underwriter temporarily holding securities in connection with a registered public offering of such securities; or (iv) an entity whose Voting Securities are beneficially owned by the beneficial owners of the Company’s Voting Securities in substantially the same proportions as their beneficial ownership of the Company’s Voting Securities.

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(q) “Fair Market Value” means the fair market value of a Share determined as follows:

(1) If the Shares are readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be the closing or last sales price for a Share on the principal securities market on which it trades on the date for which it is being determined, or if no sale of Shares occurred on that date, on the next preceding date on which a sale of Shares occurred; or

(2) If the Shares are not then readily tradable on an established securities market (as determined under Section 409A), then Fair Market Value will be determined by the Committee as the result of a reasonable application of a reasonable valuation method that satisfies the requirements of Section 409A.

(r) “Full Value Award” means an Award other than an Option Award or Stock Appreciation Right Award.

(s) “Fully Diluted Shares” means the number of Shares (i) outstanding and (ii) issuable upon exercise, conversion or settlement of outstanding options, warrants or other securities of the Company that are (directly or indirectly) convertible into, or exchangeable or exercisable for, Shares, in each case as of the close of business of the Company on the applicable date, without regard to any vesting conditions or other limitations on the immediate ability to convert, exchange or exercise such rights. For purposes of determining the number of Fully Diluted Shares, if the number of Shares subject to a right to acquire Shares is variable, then the number of Shares issuable upon conversion, exchange or exercise of such right will equal the maximum number of shares that could be received under such right.

(t) “Global Service Provider” means a Service Provider who is located outside of the United States, who is not compensated from a payroll maintained in the United States, or who is otherwise subject to (or could cause the Company to be subject to) legal, tax or regulatory requirements of countries outside of the United States.

(u) “Grant Date” means the date on which the Committee approves the grant of an Award under the Plan, or such later date as may be specified by the Committee on the date the Committee approves the Award.

(v) “Group” means two or more persons who act, or agree to act together, as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding, voting or disposing of securities of the Company.

(w) “Merger” means the transaction described in that certain Agreement and Plan of Merger dated as of March 8, 2026, by and among Aureus Greenway, Aureus Merger Sub, Inc., Autonomous Power Corporation, and Andrew Fox, as Stockholder Representative.

(x) “Non-Employee Director” means a member of the Board who is not an Employee.

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(y) “Option” means a right granted under the Plan to purchase a specified number of Shares at a specified price. An “Incentive Stock Option” or “ISO” means any Option designated as such and granted in accordance with the requirements of Code Section 422. A “Non-Qualified Stock Option” or “NQSO” means an Option other than an Incentive Stock Option.

(z) “Other Stock-Based Award” means an Award described in Section 11 of this Plan.

(aa) “Parent” means a “parent corporation,” as defined in Code Section 424(e).

(bb) “Participant” means a Service Provider to whom a then-outstanding Award has been granted under the Plan.

(cc) “Performance-Based Award” means an Award that is conditioned on the achievement of specified performance goals.

(dd) “Plan” means this PowerUS Corporation 2026 Equity Incentive Plan, as amended and in effect from time to time.

(ee) “Restricted Stock” means Shares issued to a Participant that are subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

(ff) “Section 409A” means Section 409A of the Code.

(gg) “Separation from Service” means a “separation from service” as such term is defined for purposes of Section 409A.

(hh) “Service” means the provision of services by a Participant to the Company or any Affiliate in any Service Provider capacity.

(ii) “Service Provider” means an Employee, a Non-Employee Director, or a Consultant to the Company or any Affiliate.

(jj) “Share” means a share of Stock.

(kk) “Stock” means the common stock, $0.001 par value per Share, of the Company.

(ll) “Stock Appreciation Right” or “SAR” means the right to receive, in cash and/or Shares as determined by the Committee, an amount equal to the appreciation in value of a specified number of Shares between the Grant Date of the SAR and its exercise date.

(mm) “Stock Unit” means a right to receive, in cash and/or Shares as determined by the Committee, the Fair Market Value of a Share, subject to such restrictions on transfer, vesting conditions and other restrictions or limitations as may be set forth in this Plan and the applicable Agreement.

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(nn) “Subsidiary” means a “subsidiary corporation,” as defined in Code Section 424(f), of the Company.

(oo) “Substitute Award” means an Award granted upon the assumption of, or in substitution or exchange for, outstanding awards granted by a company or other entity acquired by the Company or any Affiliate or with which the Company or any Affiliate combines. The terms and conditions of a Substitute Award may vary from the terms and conditions set forth in the Plan to the extent that the Committee at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the award in substitution for which it has been granted.

(pp) “Voting Securities” of an entity means the outstanding equity securities (or comparable equity interests) entitled to vote generally in the election of directors of such entity.

3. Administration of the Plan.

(a) Administration. The authority to control and manage the operations and administration of the Plan shall be vested in the Committee in accordance with this Section 3. Notwithstanding the designation of the Committee to administer the Plan, the Board shall retain and perform the duties and have the responsibilities of the Committee with respect to Awards made to Non-Employee Directors.

(b) Scope of Authority. Subject to the terms of the Plan, the Committee shall have the authority, in its discretion, to take such actions as it deems necessary or advisable to administer the Plan, including:

(1) determining the Service Providers to whom Awards will be granted, the timing of each such Award, the type of Award and the number of Shares covered by each Award, the terms, conditions, performance criteria, restrictions and other provisions of Awards, and the manner in which Awards are paid or settled;

(2) cancelling or suspending an Award, accelerating the vesting of an Award, extending the exercise period of an Award or otherwise amending the terms and conditions of any outstanding Award, subject to the requirements of Sections 15(d) and 15(e);

(3) adopting sub-plans or special provisions applicable to Awards, establishing, amending or rescinding rules to administer the Plan, interpreting the Plan and any Award or Agreement, correcting any defect or omission or reconciling any inconsistency in the Plan or any Agreement, and making all other determinations necessary or desirable for the administration of the Plan;

(4) granting Substitute Awards under the Plan;

(5) taking such actions as are provided in Section 3(c) with respect to Awards to Global Service Providers; and

(6) requiring or permitting the deferral of the settlement of an Award, and establishing the terms and conditions of any such deferral.

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(c) Awards to Global Service Providers. The Committee may grant Awards to Global Service Providers, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to comply with applicable foreign laws and regulatory requirements and to promote achievement of the purposes of the Plan. In connection therewith, the Committee may establish such subplans or annexes to Agreements and modify exercise procedures and other Plan rules and procedures to the extent such actions are deemed necessary or desirable, and may take any other action that it deems advisable to obtain local regulatory approvals or to comply with any necessary local governmental regulatory exemptions.

(d) Acts of the Committee; Delegation. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and any act of a majority of the members present at any meeting at which a quorum is present or any act unanimously approved in writing by all members of the Committee shall be the act of the Committee. Any such action of the Committee shall be valid and effective even if one or more members of the Committee at the time of such action are later determined not to have satisfied all of the criteria for membership in clauses (i) and (ii) of Section 2(h). To the extent not inconsistent with applicable law or stock exchange rules, the Committee may delegate all or any portion of its authority under the Plan to any one or more of its members or, as to Awards to Participants who are not subject to Section 16 of the Exchange Act, to one or more executive officers of the Company. The Committee may also delegate non-discretionary administrative responsibilities in connection with the Plan to such other persons as it deems advisable.

(e) Finality of Decisions. The Committee’s interpretation of the Plan and of any Award or Agreement made under the Plan and all related decisions or resolutions of the Board or Committee shall be made in the sole discretion of the Board or Committee and be final and binding on all parties with an interest therein.

(f) Indemnification. Each person who is or has been a member of the Committee or of the Board, and any other person to whom the Committee delegates authority under the Plan, shall be indemnified by the Company, to the maximum extent permitted by law, against liabilities and expenses imposed upon or reasonably incurred by such person in connection with or resulting from any claims against such person by reason of the performance of the individual’s duties under the Plan. This right to indemnification is conditioned upon such person providing the Company an opportunity, at the Company’s expense, to handle and defend the claims before such person undertakes to handle and defend them on such person’s own behalf. The Company will not be required to indemnify any person for any amount paid in settlement of a claim unless the Company has first consented in writing to the settlement. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such person or persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, as a matter of law, or otherwise.

4. Shares Available Under the Plan.

(a) Maximum Shares Available. Subject to Section 4(b) and to adjustment as provided in Section 4(e) and Section 12(a), the number of Shares that may be the subject of Awards and issued under the Plan shall be 50,000,000. Shares issued under the Plan may come from authorized and unissued shares or treasury shares. In determining the number of Shares to be counted against this share reserve in connection with any Award, the following rules shall apply:

(1) Where the number of Shares subject to an Award is variable on the Grant Date, the number of Shares to be counted against the share reserve shall be the maximum number of Shares that could be received under that particular Award, until such time as it can be determined that only a lesser number of Shares could be received.

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(2) Where two or more types of Awards are granted to a Participant in tandem with each other, such that the exercise of one type of Award with respect to a number of Shares cancels at least an equal number of Shares of the other, the number of Shares to be counted against the share reserve shall be the largest number of Shares that would be counted against the share reserve under either of the Awards.

(3) Shares subject to Substitute Awards shall not be counted against the share reserve.

(4) Awards that will be settled solely in cash shall not be counted against the share reserve.

(b) Effect of Forfeitures and Other Actions. Any Shares subject to an Award that expires, is cancelled or forfeited, is settled for cash or otherwise does not result in the issuance of all of the Shares subject to such Award (including as a result of the settlement in Shares of the exercise of a Stock Appreciation Right) shall, to the extent of such cancellation, forfeiture, expiration, cash settlement or non-issuance, again become available for Awards under this Plan, and the share reserve under Section 4(a) shall be correspondingly replenished. In addition, if (i) payment of the exercise price of any Award is made through the tendering (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, (ii) satisfaction of any tax withholding obligations arising from any Award occurs through the tendering (either actually or by attestation) of Shares by the Participant or by the withholding of Shares by the Company, or (iii) any Shares are repurchased by the Company with proceeds received from the exercise of a stock option issued under this Plan, then the Shares so tendered, withheld or repurchased shall become available for Awards under this Plan and the share reserve under Section 4(a) shall be correspondingly replenished.

(c) Effect of Plans Operated by Acquired Companies. If a company acquired by the Company or any Subsidiary or with which the Company or any Subsidiary combines has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall supplement the Share reserve under Section 4(a). Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan absent the acquisition or combination, and shall only be made to individuals who were not Service Providers of the Company and its Subsidiaries prior to such acquisition or combination.

(d) No Fractional Shares. Unless otherwise determined by the Committee, the number of Shares subject to an Award shall always be a whole number. No fractional Shares may be issued under the Plan, but the Committee may, in its discretion, adopt any rounding convention it deems suitable or pay cash in lieu of any fractional Share in settlement of an Award.

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(e) Automatic Share Reserve Increase. The share reserve specified in Section 4(a) will be increased on January 1 of each year, commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of (i) 5% of the Fully Diluted Shares as of December 31 of the immediately preceding calendar year and (ii) such lower number of Shares determined by the Board or its Committee in advance of January 1 of each year.

5. Eligibility. Participation in the Plan is limited to Service Providers. Incentive Stock Options may only be granted to Employees who are not Global Service Providers.

6. General Terms of Awards.

(a) Award Agreement. Each Award shall be evidenced by an Agreement setting forth the number of shares subject to the Award together with such other terms and conditions applicable to the Award (and not inconsistent with the Plan) as determined by the Committee. An Award to a Participant may be made singly or in combination with any form of Award. Two types of Awards may be made in tandem with each other such that the exercise of one type of Award with respect to a number of Shares reduces the number of Shares subject to the related Award by at least an equal amount.

(b) Vesting and Term. Each Agreement shall set forth the period until the applicable Award is scheduled to vest and, if applicable, expire (which shall not be more than ten years from the Grant Date), and, consistent with the requirements of this Section 6, the applicable vesting conditions and any applicable performance period. The Committee may provide in an Agreement for such vesting conditions and timing as it may determine. Unless the Committee provides otherwise, the vesting of Awards granted hereunder will be suspended during any unpaid leave of absence.

(c) Transferability. Except as provided in this Section 6(c), (i) during the lifetime of a Participant, only the Participant or the Participant’s guardian or legal representative may exercise an Option or SAR, or receive payment with respect to any other Award; and (ii) no Award may be sold, assigned, transferred, exchanged or encumbered, voluntarily or involuntarily, other than by will or the laws of descent and distribution. Any attempted transfer in violation of this Section 6(c) shall be of no effect. The Committee may, however, provide in an Agreement or otherwise that an Award (other than an Incentive Stock Option) may be transferred pursuant to a domestic relations order or may be transferable by gift to any “family member” (as defined in General Instruction A.1(a)(5) to Form S-8 under the Securities Act of 1933) of the Participant. Any Award held by a transferee shall continue to be subject to the same terms and conditions that were applicable to that Award immediately before the transfer thereof. For purposes of any provision of the Plan relating to notice to a Participant or to acceleration or termination of an Award upon the death or Separation from Service of a Participant, the references to “Participant” shall mean the original grantee of an Award and not any transferee.

(d) Designation of Beneficiary. To the extent permitted by the Committee, a Participant may designate a beneficiary or beneficiaries to exercise any Award or receive a payment under any Award that is exercisable or payable on or after the Participant’s death. Any such designation shall be on a form approved by the Company and shall be effective upon its receipt by the Company.

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(e) Separation from Service. Unless otherwise provided by the Committee in an applicable Agreement or otherwise, in the event of a Participant’s Separation from Service, the following provisions shall apply (in all cases subject to the scheduled expiration of an Option or SAR Award, as applicable):

(1) Upon Separation from Service for Cause, or upon conduct during a post-termination exercise period that would constitute Cause, all unexercised Option and SAR Awards and all unvested portions of any other outstanding Awards shall be immediately forfeited without consideration.

(2) Upon Separation from Service for any other reason, all unvested and unexercisable portions of any outstanding Awards shall be immediately forfeited without consideration.

(3) Upon Separation from Service for any reason other than Cause, death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of three months after the date of such termination. However, if a Participant thereafter dies during such three-month period, the vested and exercisable portions of the Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(4) Upon Separation from Service due to death or Disability, the currently vested and exercisable portions of Option and SAR Awards may be exercised for a period of one year after the date of such termination.

(f) Rights as Stockholder. No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award unless and until the date the Participant becomes the holder of record of the Shares, if any, to which the Award relates.

(g) Performance-Based Awards.

(1) Any Award may be granted as a Performance-Based Award if the Committee establishes one or more measures of corporate, business unit or individual performance which must be attained, and the performance period over which the specified performance is to be attained, as a condition to the grant, vesting, exercisability, lapse of restrictions and/or settlement in cash or Shares of such Award. In connection with any such Award, the Committee shall determine the extent to which performance measures have been attained and other applicable terms and conditions have been satisfied, and the degree to which the grant, vesting, exercisability, lapse of restrictions and/or settlement of such Award has been earned. The Committee shall also have the authority to modify a performance period and/or adjust or waive the achievement of performance goals or measures.

(2) Performance measures will be determined by the Committee and may include (without limitation) one or more of the following: stock price, net sales, net earnings, pre-tax earnings, operating earnings, earnings before interest and taxes, earnings before interest, taxes, depreciation, and amortization, operating cash flow, free cash flow, cash flow from operations, return on equity, return on assets, return on invested capital, expenses, earnings per share or total stockholder return, or any other financial, operational or strategic measure approved by the Committee.

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(h) Dividends and Dividend Equivalents. No dividends, dividend equivalents or distributions will be paid with respect to Shares subject to an Option or SAR Award. In its discretion, the Committee may provide in an Agreement for a Stock Unit Award or an Other Stock-Based Award that the Participant will be entitled to receive dividend equivalents, based on dividends actually declared and paid on outstanding Shares, on the units or other Share equivalents subject to the Stock Unit Award or Other Stock-Based Award. The additional terms of any such dividend equivalents will be as set forth in the applicable Agreement, including the time and form of payment and whether such dividend equivalents will be credited with interest or deemed to be reinvested in additional units or Share equivalents.

(i) Deferrals of Full Value Awards. The Committee may, in its discretion, permit or require the deferral by a Participant of the issuance of Shares or payment of cash in settlement of any Full Value Award, subject to such terms, conditions, rules and procedures as it may establish or prescribe for such purpose and with the intention of complying with the applicable requirements of Section 409A. The terms, conditions, rules and procedures for any such deferral shall be set forth in writing in the relevant Agreement or in such other agreement, plan or document as the Committee may determine, or some combination of such documents. The terms, conditions, rules and procedures for any such deferral shall address, to the extent relevant, matters such as: (i) the amount of compensation that may or must be deferred (or the method for calculating the amount); (ii) the permissible time(s) and form(s) of payment of deferred amounts; (iii) the terms and conditions of any deferral elections by a Participant or of any deferral required by the Company; and (iv) the crediting of interest or dividend equivalents on deferred amounts.

7. Stock Option Awards.

(a) Type and Exercise Price. The Agreement pursuant to which an Option Award is granted shall specify whether the Option is an Incentive Stock Option or a Non-Qualified Stock Option. The exercise price at which each Share subject to an Option Award may be purchased shall be determined by the Committee and set forth in the Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A and, in the case of Incentive Stock Options, Code Section 424).

(b) Payment of Exercise Price. The purchase price of the Shares with respect to which an Option Award is exercised shall be payable in full at the time of exercise. The purchase price may be paid in cash or in such other manner as the Committee may permit, including by payment under a broker-assisted sale and remittance program, by withholding Shares otherwise issuable to the Participant upon exercise of the Option or by delivery to the Company of Shares (by actual delivery or attestation) already owned by the Participant (in either case, such Shares having a Fair Market Value as of the date the Option is exercised equal to the purchase price of the Shares being purchased). Notwithstanding any other provision of the Plan to the contrary, no Participant who is a director or an “executive officer” of the Company within the meaning of Section 13(k) of the Exchange Act shall be permitted to pay the exercise price of an Option, or continue any extension of credit with respect to the exercise price of an Option, with a loan from the Company or a loan arranged by the Company in violation of Section 13(k) of the Exchange Act.

(c) Exercisability and Expiration. Each Option Award shall be exercisable in whole or in part on the terms provided in the Agreement. No Option Award shall be exercisable at any time after its scheduled expiration. When an Option Award is no longer exercisable, it shall be deemed to have terminated.

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(d) Incentive Stock Options.

(1) An Option Award will constitute an Incentive Stock Option Award only if the Participant receiving the Option Award is an Employee who is not a Global Service Provider, and only to the extent that (i) it is so designated in the applicable Agreement and (ii) the aggregate Fair Market Value (determined as of the Option Award’s Grant Date) of the Shares with respect to which Incentive Stock Option Awards held by the Participant first become exercisable in any calendar year (under the Plan and all other plans of the Company and its Affiliates) does not exceed $100,000 or such other amount specified by the Code. To the extent an Option Award granted to a Participant exceeds this limit, the Option Award shall be treated as a Non-Qualified Stock Option Award. The maximum number of Shares that may be issued upon the exercise of Incentive Stock Option Awards under the Plan shall be the total number of Shares in the Plan’s share reserve as specified in the first sentence of Section 4(a), subject to adjustment as provided in Section 12(a); provided, however, that the maximum number of Shares shall not be subject to adjustment as provided in Section 4(e).

(2) No Participant may receive an Incentive Stock Option Award under the Plan if, immediately after the grant of such Award, the Participant would own (after application of the rules contained in Code Section 424(d)) Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate, unless (i) the per Share exercise price for such Award is at least 110% of the Fair Market Value of a Share on the Grant Date and (ii) such Award will expire no later than five years after its Grant Date.

(3) For purposes of Continuous Service by a Participant who has been granted an Incentive Stock Option Award, no approved leave of absence may exceed three months unless reemployment upon expiration of such leave is provided by statute or contract. If reemployment is not so provided, then on the date six months following the first day of such leave, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Non-Qualified Stock Option.

(4) If an Incentive Stock Option Award is exercised after the expiration of the exercise periods that apply for purposes of Code Section 422, or otherwise fails to qualify as an Incentive Stock Option, such Option shall thereafter be treated as a Non-Qualified Stock Option.

(e) Extension if Exercise Prevented by Law. Notwithstanding the foregoing, if the exercise of an Option Award during the applicable post-termination of Service exercise period as set forth in Section 6(e) or in the applicable Agreement is prevented by Section16(c)c), the Option shall remain exercisable until the later of (i) 30 days after the date the exercise of the Option would no longer be prevented by such provision, or (ii) the end of the applicable post-termination exercise period, but in no event later than the scheduled expiration date of the Option as set forth in the applicable Agreement.

8. Stock Appreciation Right Awards.

(a) Nature of Award. An Award of Stock Appreciation Rights shall be subject to such terms and conditions as are determined by the Committee, and shall provide a Participant the right to receive upon exercise of the SAR Award all or a portion of the excess of (i) the Fair Market Value as of the date of exercise of the SAR Award of the number of Shares as to which the SAR Award is being exercised, over (ii) the aggregate exercise price for such number of Shares. The per Share exercise price for any SAR Award shall be determined by the Committee and set forth in the applicable Agreement, and shall not be less than the Fair Market Value of a Share on the Grant Date, except in the case of Substitute Awards (to the extent consistent with Section 409A).

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(b) Exercise of SAR. Each SAR Award may be exercisable in whole or in part at the times, on the terms and in the manner provided in the Agreement. No SAR Award shall be exercisable at any time after its scheduled expiration. When a SAR Award is no longer exercisable, it shall be deemed to have terminated. Upon exercise of a SAR Award, payment to the Participant shall be made at such time or times as shall be provided in the Agreement in the form of cash, Shares or a combination of cash and Shares as determined by the Committee. The Agreement may provide for a limitation upon the amount or percentage of the total appreciation on which payment (whether in cash and/or Shares) may be made in the event of the exercise of a SAR Award.

9. Restricted Stock Awards.

(a) Vesting and Consideration. Shares subject to a Restricted Stock Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the grant of a Restricted Stock Award, and may correspondingly provide for Company reacquisition or repurchase rights if such additional consideration has been required and some or all of a Restricted Stock Award does not vest.

(b) Shares Subject to Restricted Stock Awards. Unvested Shares subject to a Restricted Stock Award shall be evidenced by a book-entry in the name of the Participant with the Company’s transfer agent or by one or more Stock certificates issued in the name of the Participant. Any such Stock certificate shall be deposited with the Company or its designee, together with an assignment separate from the certificate, in blank, signed by the Participant, and bear an appropriate legend referring to the restricted nature of the Restricted Stock evidenced thereby. Any book-entry shall be subject to comparable restrictions and corresponding stop transfer instructions. Upon the vesting of Shares of Restricted Stock, and the Company’s determination that any necessary conditions precedent to the release of vested Shares (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, such vested Shares shall be made available to the Participant in such manner as may be prescribed or permitted by the Committee. Except as otherwise provided in the Plan or an applicable Agreement, a Participant with a Restricted Stock Award shall have all the rights of a stockholder, including the right to vote the Shares of Restricted Stock.

10. Stock Unit Awards.

(a) Vesting and Consideration. A Stock Unit Award shall be subject to vesting and the lapse of applicable restrictions based on such conditions or factors and occurring over such period of time as the Committee may determine in its discretion. If vesting of a Stock Unit Award is conditioned on the achievement of specified performance goals, the extent to which the goals are achieved over the specified performance period shall determine the number of Stock Units that will be earned and eligible to vest, which may be greater or less than the target number of Stock Units stated in the Agreement. The Committee may provide whether any consideration other than Services must be received by the Company or any Affiliate as a condition precedent to the settlement of a Stock Unit Award.

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(b) Settlement of Award. Following the vesting of a Stock Unit Award, and the Company’s determination that any necessary conditions precedent to the settlement of the Award (such as satisfaction of tax withholding obligations and compliance with applicable legal requirements) have been satisfied, settlement of the Award and payment to the Participant shall be made at such time or times set forth in the Agreement in the form of cash, Shares (which may themselves be considered Restricted Stock under the Plan) or a combination of cash and Shares as determined by the Committee.

11. Other Stock-Based Awards. The Committee may from time to time grant Shares and other Awards that are valued by reference to and/or payable in whole or in part in Shares under the Plan. The Committee shall determine the terms and conditions of such Awards, which shall be consistent with the terms and purposes of the Plan. The Committee may direct the Company to issue Shares subject to restrictive legends and/or stop transfer instructions that are consistent with the terms and conditions of the Award to which the Shares relate.

12. Changes in Capitalization, Change in Control.

(a) Adjustments for Changes in Capitalization. In the event of any equity restructuring (within the meaning of FASB ASC Topic 718) that causes the per share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary dividend, the Committee shall make such adjustments as it deems equitable and appropriate to (i) the aggregate number and kind of Shares or other securities issued or reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to outstanding Awards, (iii) the exercise price of outstanding Options and SARs, and (iv) any maximum limitations prescribed by the Plan with respect to certain types of Awards or the grants to individuals of certain types of Awards. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of Participants. In either case, any such adjustment shall be conclusive and binding for all purposes of the Plan. No adjustment shall be made pursuant to this Section 12(a) in connection with the conversion of any convertible securities of the Company, or in a manner that would cause Incentive Stock Options to violate Section 422(b) of the Code or cause an Award to be subject to adverse tax consequences under Section 409A.

(b) Change in Control. In the event of a Change in Control, the Committee may (subject to Section 16(g)), but shall not be obligated to, take one or more of the following actions (A) accelerate, vest or cause the restrictions to lapse with respect to all or any portion of an Award, which may be conditioned upon the Participant’s continued service to the Company or the successor following the Change in Control, (B) cancel such Awards for cash payment of fair value (as determined in the sole discretion of the Committee) which, in the case of Options and SARs, may equal the excess, if any, of value of the consideration to be paid in the Change in Control transaction to holders of the same number of Shares subject to such Options or SARs (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Options or SARs) over the aggregate option price of such Options or exercise price of such SARs (and otherwise, the Committee may cancel Awards for no consideration if the aggregate Fair Market Value of the shares subject to such Awards is less than or equal to the aggregate option price of such Options or exercise price of such SARs), (C) provide for the issuance of Substitute Awards that will substantially preserve the otherwise applicable terms of any affected Awards previously granted hereunder as determined by the Committee in its sole discretion, (D) provide that for a period of at least thirty (30) days prior to the Change in Control, such Options or SARs shall be exercisable as to all shares subject thereto and that upon the occurrence of the Change in Control, such Options or SARs shall terminate and be of no further force and effect, (E) provide for the complete termination of the Plan and cancellation of outstanding Awards not exercised prior to a date specified by the Committee, or (F) provide for the continuance of the Plan with respect to outstanding Awards.

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(c) Dissolution or Liquidation. Unless otherwise provided in an applicable Agreement, in the event of a proposed dissolution or liquidation of the Company, the Committee will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. Awards will terminate immediately prior to the consummation of such proposed action.

(d) Parachute Payment Limitation.

(1) Notwithstanding any other provision of this Plan or any other plan, arrangement or agreement to the contrary, if any of the payments or benefits provided or to be provided by the Company or its Affiliates to a Participant or for the Participant’s benefit pursuant to the terms of this Plan or otherwise (“Covered Payments”) constitute parachute payments (“Parachute Payments”) within the meaning of Section 280G of the Code, and would, but for this Section 12(d) be subject to the excise tax imposed under Section 4999 of the Code (or any successor provision thereto) or any similar tax imposed by state or local law and any interest or penalties with respect to such taxes (collectively, the “Excise Tax”), then the Covered Payments shall be payable either (i) in full or (ii) reduced to the minimum extent necessary to ensure that no portion of the Covered Payments is subject to the Excise Tax, whichever of the foregoing clauses (i) or (ii) results in the Participant’s receipt on an after-tax basis of the greatest amount of payments and benefits after taking into account the applicable federal, state, local and foreign income, employment and excise taxes (including the Excise Tax).

(2) Any such reduction shall be made in accordance with Section 409A and the following: (i) the Covered Payments which do not constitute deferred compensation subject to Section 409A shall be reduced first, and (ii) Covered Payments that are cash payments shall be reduced before non-cash payments, and (iii) Covered Payments to be made on a later payment date shall be reduced before payments to be made on an earlier payment date.

(3) If, notwithstanding the initial application of this Section 12(d), the Internal Revenue Service determines that any Covered Payment constitutes an “excess parachute payment” (as defined by Section 280G(b) of the Code), this Section 12(d) will be reapplied based on the Internal Revenue Service’s determination, and the Participant will be required to promptly repay the portion of the Covered Payments required to avoid imposition of the Excise Tax together with interest at the applicable federal rate (as defined in Section 7872(f)(2)(A) of the Code) from the date of the Participant’s receipt of the excess payments until the date of repayment.

(4) Any determination required under this Section 12(d) shall be made in writing by the accounting firm selected by the Company in its discretion (the “Accountants”), which shall provide detailed supporting calculations to the Company and the Participant as requested by the Company or the Participant. The Company and the Participant shall provide the Accountants with such information and documents as the Accountants may reasonably request in order to make a determination under this Section 12(d). The Company shall be responsible for all fees and expenses of the Accountants.

13. Plan Participation and Service Provider Status. Status as a Service Provider shall not be construed as a commitment that any Award will be made under the Plan to that Service Provider or to eligible Service Providers generally. Nothing in the Plan or in any Agreement or related documents shall confer upon any Service Provider or Participant any right to continued Service with the Company or any Affiliate, nor shall it interfere with or limit in any way any right of the Company or any Affiliate to terminate the person’s Service at any time with or without Cause or change such person’s compensation, other benefits, job responsibilities or title.

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14. Tax Withholding. The Company or any Affiliate, as applicable, shall have the right to (i) withhold from any cash payment under the Plan or any other compensation owed to a Participant an amount sufficient to cover any required withholding taxes related to the grant, vesting, exercise or settlement of an Award, and (ii) require a Participant or other person receiving Shares under the Plan to pay a cash amount sufficient to cover any required withholding taxes before actual receipt of those Shares. In lieu of all or any part of a cash payment from a person receiving Shares under the Plan, the Committee may permit the Participant to satisfy all or any part of the required tax withholding obligations (but not to exceed the maximum individual statutory tax rate in each applicable jurisdiction) by authorizing the Company to withhold a number of the Shares that would otherwise be delivered to the Participant pursuant to the Award, or by transferring to the Company Shares already owned by the Participant, with the Shares so withheld or delivered having a Fair Market Value on the date the taxes are required to be withheld equal to the amount of taxes to be withheld.

15. Effective Date, Duration, Amendment and Termination of the Plan.

(a) Effective Date. The Plan was approved by the Board on [●], 2026, and shall become effective upon the consummation of the Merger, which shall be considered the date of its adoption for purposes of Treasury Regulation §1.422-2(b)(2)(i). No Awards shall be made under the Plan prior to its effective date. If the Company’s stockholders fail to approve the Plan by December 31, 2026, the Plan will be of no further force or effect.

(b) Duration of the Plan. The Plan shall remain in effect until all Shares subject to it are distributed, all Awards have expired or terminated, the Plan is terminated pursuant to Section 15(c), or the tenth anniversary of the effective date of the Plan, whichever occurs first (the “Termination Date”). Any Awards that are outstanding on the Termination Date shall remain in force according to the terms of the Plan and the applicable Agreement.

(c) Amendment and Termination of the Plan. The Board may at any time terminate, suspend or amend the Plan. The Company shall submit any amendment of the Plan to its stockholders for approval only to the extent required by applicable laws or regulations or the rules of any securities exchange on which the Shares may then be listed. No termination, suspension, or amendment of the Plan may materially impair the rights of any Participant under a previously granted Award without the Participant’s consent, unless such action is necessary to comply with applicable law or stock exchange rules.

(d) Amendment of Awards. Subject to Section 15(e), the Committee may unilaterally amend the terms of any Agreement evidencing an Award previously granted, except that no such amendment may materially impair the rights of any Participant under the applicable Award without the Participant’s consent, unless such amendment is necessary to comply with applicable law or stock exchange rules or any compensation recovery policy as provided in Section 16(i). Notwithstanding the foregoing, a Participant’s rights with respect to an Award will not be deemed to have been materially impaired by any amendment if the Committee, in its sole discretion, determines that the amendment, taken as a whole, does not materially diminish the overall economic benefit to Participant intended under such Award.

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(e) No Option or SAR Repricing. Except as provided in Section 12(a), no Option or Stock Appreciation Right Award granted under the Plan may be (i) amended to decrease the exercise price thereof, (ii) cancelled in conjunction with the grant of any new Option or Stock Appreciation Right Award with a lower exercise price, (iii) cancelled in exchange for cash, other property or the grant of any Full Value Award at a time when the per share exercise price of the Option or Stock Appreciation Right Award is greater than the current Fair Market Value of a Share, or (iv) otherwise subject to any action that would be treated under accounting rules as a “repricing” of such Option or Stock Appreciation Right Award, in each case unless such action is first approved by the Company’s stockholders.

16. Other Provisions.

(a) Unfunded Plan. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Neither the Company, its Affiliates, the Committee, nor the Board shall be deemed to be a trustee of any amounts to be paid under the Plan nor shall anything contained in the Plan or any action taken pursuant to its provisions create or be construed to create a fiduciary relationship between the Company and/or its Affiliates, and a Participant. To the extent any person has or acquires a right to receive a payment in connection with an Award under the Plan, this right shall be no greater than the right of an unsecured general creditor of the Company.

(b) Limits of Liability. Except as may be required by law, neither the Company nor any member of the Board or of the Committee, nor any other person participating (including participation pursuant to a delegation of authority under Section 3(d) of the Plan) in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken, or not taken, in good faith under the Plan.

(c) Compliance with Applicable Legal Requirements and Company Policies. No Shares distributable pursuant to the Plan shall be issued and delivered unless and until the issuance of the Shares complies with all applicable legal requirements, including compliance with the provisions of applicable state and federal securities laws, and the requirements of any securities exchanges on which the Company’s Shares may, at the time, be listed. During any period in which the offering and issuance of Shares under the Plan is not registered under federal or state securities laws, Participants shall acknowledge that they are acquiring Shares under the Plan for investment purposes and not for resale, and that Shares may not be transferred except pursuant to an effective registration statement under, or an exemption from the registration requirements of, such securities laws. Any stock certificate or book-entry evidencing Shares issued under the Plan that are subject to securities law restrictions shall bear or be accompanied by an appropriate restrictive legend or stop transfer instruction. Notwithstanding any other provision of this Plan, the acquisition, holding or disposition of Shares acquired pursuant to the Plan shall in all events be subject to compliance with applicable Company policies, including those relating to insider trading, pledging or hedging transactions, minimum post-vesting holding periods and stock ownership guidelines, and to forfeiture or recovery of compensation as provided in Section 16(i)(i).

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(d) Other Benefit and Compensation Programs. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant’s regular, recurring compensation for purposes of the termination, indemnity or severance pay laws of any country.

(e) Governing Law. To the extent that federal laws do not otherwise control, the Plan and all determinations made and actions taken pursuant to the Plan shall be governed by the laws of the State of Nevada without regard to its conflicts-of-law principles and shall be construed accordingly.

(f) Severability. If any provision of the Plan shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included.

(g) Section 409A. It is intended that all Awards under the Plan will be exempt from, or will comply with, Section 409A, and to the maximum extent permitted the Awards and the Plan will be interpreted and administered in accordance with this intent. Each amount to be paid or benefit to be provided under an Award shall be construed as a separate and distinct payment for purposes of Section 409A. If payment under an Award is to be made within a designated period which does not begin and end within one calendar year, the Participant does not have a right to designate the taxable year of the payment. Without limiting the foregoing and notwithstanding anything contained herein to the contrary, to the extent required to avoid accelerated income recognition and/or tax penalties under Section 409A:

(1) If any amount is payable under such Award upon a termination of Service, a termination of Service will be deemed to have occurred only at such time as the Participant has experienced a Separation from Service; and

(2) If any amount shall be payable with respect to any such Award as a result of a Participant’s Separation from Service at such time as the Participant is a “specified employee” within the meaning of Section 409A, then no payment shall be made, except as permitted under Section 409A, prior to the first business day after the earlier of (i) the date that is six months after the Participant’s Separation from Service or (ii) the Participant’s death. Unless the Committee has adopted a specified employee identification policy as contemplated by Section 409A, specified employees will be identified by the Board in its discretion in accordance with the default provisions specified under Section 409A.

None of the Company, the Board, the Committee nor any other person involved with the administration of this Plan shall (i) in any way be responsible for ensuring the exemption of any Award from, or compliance by any Award with, the requirements of Section 409A, (ii) have any obligation to design or administer the Plan or Awards granted thereunder in a manner that minimizes a Participant’s tax liabilities, including the avoidance of any additional tax liabilities under Section 409A, or (iii) shall have any liability to any Participant for any such tax liabilities.

(h) Rule 16b-3. It is intended that the Plan and all Awards granted pursuant to it shall be administered by the Committee so as to permit the Plan and Awards to comply with Exchange Act Rule 16b-3. If any provision of the Plan or of any Award would otherwise frustrate or conflict with the intent expressed in this Section 16(h), that provision to the extent possible shall be interpreted and deemed amended in the manner determined by the Committee so as to avoid the conflict. To the extent of any remaining irreconcilable conflict with this intent, the provision shall be deemed void as applied to Participants subject to Section 16 of the Exchange Act to the extent permitted by law and in the manner deemed advisable by the Committee.

(i) Forfeiture and Compensation Recovery.

(1) The Committee may specify in an Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture or recovery by the Company upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include termination of Service for Cause; violation of any material Company or Affiliate policy; breach of noncompetition, non-solicitation or confidentiality provisions that apply to the Participant; a determination that the payment of the Award was based on an incorrect determination that financial or other criteria were met; or other conduct by the Participant that is detrimental to the business or reputation of the Company or its Affiliates.

(2) Awards and any compensation associated therewith are subject to recoupment, forfeiture, recovery or other action pursuant to any compensation recovery policy adopted by the Board or the Committee at any time, as amended from time to time, which includes but is not limited to any compensation recovery policy adopted by the Board or the Committee in response to the requirements of Section 10D of the Exchange Act, the SEC’s final rules thereunder, and applicable listing rules or other rules and regulations implementing the foregoing or as otherwise required by law or stock exchange. Any Agreement will be automatically and unilaterally amended to comply with any such compensation recovery policy.

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Annex E-1

Fairness Opinion

Related to the Business Combination Between Aureus Greenway Holdings Inc. &

Powerus

Valuation Date: March 5, 2026

Report Date: March 8, 2026

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Prepared for:

Board of Directors

Aureus Greenway Holdings Inc.

E-1-2

March 8, 2026

Board of Directors

c/o Mr. Matthew Saker

Interim Chief Executive Officer & Director

Aureus Greenway Holdings Inc.

2995 Remington Boulevard

Kissimmee, Florida 34744

Dear Mr. Saker:

Marshall & Stevens Transaction Advisory Services LLC (referred to herein as “Marshall & Stevens,” “we,” “our” or words of similar import) has been engaged to advise the Board of Directors of Aureus Greenway Holdings Inc. (the “Board” and “AGH” respectively) as to the fairness, from a financial point of view, to AGH of the proposed business combination with Autonomous Power Corporation (“Powerus” or the “Target”). We understand that the transaction (the “Proposed Transaction”) contemplates a business combination, or similar structure, among AGH and the Target. The consideration includes Powerus shareholders receiving 84,660,000 AGH common shares (the “Base Consideration”) and an earnout for up to an additional 50,000,000 AGH common shares (the “Earnout”). The Base Purchase Price plus the Earnout is referred to herein as the “Purchase Price” or the “Proposed Consideration.” The value of this consideration was determined to be $522,253,600.

This opinion (the “Opinion”) is being provided to assist the Board in determining whether or not to enter into a definitive agreement with Powerus memorializing the Proposed Transaction and whether or not, in the event that such definitive agreement is entered into, to recommend the Proposed Transaction to AGH’s shareholders. Our analysis is based on the available financial information as of March 5, 2026 (the “Valuation Date”). Our Opinion is based on the assumption that all provisions related to the financial elements of the Proposed Transaction are as set forth in the draft Merger Agreement between AGH and Powerus, last dated March 6, 2026. Our Opinion speaks solely as of the Valuation Date, and to no other date. It is understood that we have no obligation to update this Opinion, even if new, additional or revised information is brought to our attention. This Opinion is being issued pursuant to our Engagement Letter dated February 18, 2026, including the General Contractual Conditions incorporated therein (our “Agreement”) and is subject to the terms, conditions, qualifications and limitations of our Agreement.

Our Opinion is based on a review of publicly available business and financial information relating to AGH and Powerus. We have also reviewed internal financial and operating information related to AGH and Powerus, where applicable. In addition, we interviewed members of AGH’s management team, Powerus’ management team, and advisors (collectively “Management”).

This opinion is based on financial analyses prepared in accordance with applicable professional standards. These procedures included such valuation analyses as we considered necessary and appropriate under the circumstances of this engagement. With your approval:

(i) we have valued Powerus based on its equity value as a going concern; (ii) we, at the direction of the Board, have used the market trading price for purposes of considering the value of AGH. We have determined financial fairness by comparing the value of Powerus to the consideration paid by AGH without taking into account or applying any premium for any change of control of AGH.

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Our analyses relied upon, but were not necessarily limited to, the consideration of the following information:

●	Draft Merger Agreement, last dated March 6, 2026, describing the terms of the Proposed Transaction (the “Merger Agreement”);

●	The unaudited historical financial statements of Powerus and/or its subsidiaries for the year ended December 31, 2025;

●	Financial projections of Powerus prepared by Management;

●	Information relating to the applicable industry and similar companies to Powerus;

●	Discussions with and information provided by Management; and

●	Such other information as we have determined to be useful to our analysis.

We have not independently verified any of the foregoing information or projections and, with your permission, have relied upon its completeness and accuracy in all material aspects. We have not made an independent evaluation or appraisal of the underlying assets of either AGH or Powerus.

Our engagement was only to consider the fairness to AGH, from a financial point of view, of the Proposed Transaction with Powerus. We have not been engaged to consider or advise upon the fairness of any other aspect of the Proposed Transaction, such as, without limitation, any fees paid or to be paid, any bonuses paid or to be paid, any incentive equity plans adopted or to be adopted, any executive employment agreements entered into or to be entered into, any subsequent equity raises or other diluting events, or the fact that the Potential Transaction will result in a change of control of AGH. In reaching our conclusions we have not considered the impact (positive or negative) of the transaction itself. We have not been retained to consider or to give advice, and have not considered and give no advice, as to whether the consummation of the transaction is in the best interests of AGH or its equity holders, or whether any other transactions are available to AGH or its equity holders, or whether this is the best transaction available to AGH or its equity holders.

We are acting only as a valuation advisor to the Board and are not acting as the financial advisor, dealer, brokers or fiduciary to the Board, AGH or its shareholders or any other individual or entity (together with any governmental or quasi-governmental agency or authority, each a “Person”) in connection with the Proposed Transaction. It is understood that this Opinion is for the exclusive use of the Board and may only be relied upon by the Board.

Based on the above information and the qualifications and limitations set forth herein, we are of the view that, as of the Valuation Date, the Proposed Transaction with Powerus is fair to AGH from a financial point of view.

We are independent of and have no current or prospective economic interests in AGH and/or Powerus.

As noted above, this Opinion is solely for the benefit of and may only be relied upon by the Board. This Opinion is not tax advice or a recommendation to any Person as to how to vote their interests with respect to the Proposed Transaction or any other transaction, or whether to purchase, sell or hold any securities.

Respectfully submitted,

MARSHALL & STEVENS TRANSACTION ADVISORY SERVICES LLC

/s/ Brent Shockley

Brent Shockley, CFA, CVA

Managing Director

CC: Jeff Pierce, CFA Benjamin

Westcott, CFA

E-1-4

Annex E-2

Fairness Opinion

Related to the Business Combination Between Aureus Greenway Holdings Inc. &

Powerus

Valuation Date: July 10, 2026

Report Date: July 17, 2026

Prepared for: Board of Directors

Aureus Greenway Holdings Inc.

E-2-1

July 17, 2026

Board of Directors

c/o Mr. Matthew Saker

Interim Chief Executive Officer & Director Aureus Greenway Holdings Inc.

2995 Remington Boulevard

Kissimmee, Florida 34744

Dear Mr. Saker:

Marshall & Stevens Transaction Advisory Services LLC (referred to herein as “Marshall & Stevens,” “we,” “our” or words of similar import) has been engaged to advise the Board of Directors of Aureus Greenway Holdings Inc. (the “Board” and “AGH” respectively) as to the fairness, from a financial point of view, to AGH of the proposed business combination with Autonomous Power Corporation (“Powerus” or the “Target”). We understand that the transaction (the “Proposed Transaction”) contemplates a business combination, or similar structure, among AGH and the Target. The consideration includes Powerus common shareholders receiving 599.18229 AGH common shares (the “Exchange Ratio”) for each Powerus share of common stock (the “Base Consideration”) and an additional 55,000,000 shares of common stock pursuant to Amendment No. 1 to the Merger Agreement (the “Additional Shares”). The Base Consideration plus the Additional Shares is referred to herein as the “Purchase Price” or the “Proposed Consideration.” The value of this consideration was determined to be $536,540,223.

This opinion (the “Opinion”) is being provided to assist the Board in determining whether or not to enter into a definitive agreement with Powerus memorializing the Proposed Transaction and whether or not, in the event that such definitive agreement is entered into, to recommend the Proposed Transaction to AGH’s shareholders. Our analysis is based on the available financial information as of July 10, 2026 (the “Valuation Date”). Our Opinion is based on the assumption that all provisions related to the financial elements of the Proposed Transaction are as set forth in the Agreement and Plan of Merger between AGH and Powerus, last dated March 8, 2026 and the First Amendment to Agreement and Plan of Merger. Our Opinion speaks solely as of the Valuation Date, and to no other date. It is understood that we have no obligation to update this Opinion, even if new, additional or revised information is brought to our attention. This Opinion is being issued pursuant to our Engagement Letters dated February 18, 2026, and July 10, 2026, including the General Contractual Conditions incorporated therein (our “Agreement”) and is subject to the terms, conditions, qualifications and limitations of our Agreement.

Our Opinion is based on a review of publicly available business and financial information relating to AGH and Powerus. We have also reviewed internal financial and operating information related to AGH and Powerus, where applicable. In addition, we interviewed members of AGH’s management team, Powerus’ management team, and advisors (collectively “Management”).

E-2-2

Board of Directors of Aureus Greenway Holdings Inc.

c/o Mr. Matthew J. Saker

This opinion is based on financial analyses prepared in accordance with applicable professional standards. These procedures included such valuation analyses as we considered necessary and appropriate under the circumstances of this engagement. With your approval:

(i) we have valued Powerus based on its equity value as a going concern; (ii) we, at the direction of the Board, have used the market trading price for purposes of considering the value of AGH. We have determined financial fairness by comparing the value of Powerus common stock to the consideration paid by AGH without taking into account or applying any premium for any change of control of AGH.

Our analyses relied upon, but were not necessarily limited to, the consideration of the following information:

●	Agreement and Plan of Merger, last dated March 8, 2026, and the First Amendment to Agreement and Plan of Merger, describing the terms of the Proposed Transaction (collectively, the “Merger Agreement”);

●	Backlog and pipeline report prepared by Powerus management;

●	Capitalization table for Powerus;

●	The unaudited historical financial statements of Powerus and/or its subsidiaries for the year ended December 31, 2025, and financial results for Powerus for the quarters ended March 31, 2026 and June 30, 2026;

●	Subscription Agreement between Autonomous Power Corporation and KCGI Innovative Growth ESG Private Equity Fund 1 and KCGI Innovative Growth ESG Private Equity Fund 1-1;

●	Subscription Agreement between Autonomous Power Corporation and Universal Machines Inc.;

●	Financial projections of Powerus prepared by Management;

●	Information relating to the applicable industry and similar companies to Powerus;

●	Discussions with and information provided by Management; and

●	Such other information as we have determined to be useful to our analysis.

We have not independently verified any of the foregoing information or projections and, with your permission, have relied upon its completeness and accuracy in all material aspects. We have not made an independent evaluation or appraisal of the underlying assets of either AGH or Powerus.

Our engagement was only to consider the fairness to AGH, from a financial point of view, of the Proposed Transaction with Powerus. We have not been engaged to consider or advise upon the fairness of any other aspect of the Proposed Transaction, such as, without limitation, any fees paid or to be paid, any bonuses paid or to be paid, any incentive equity plans adopted or to be adopted, any executive employment agreements entered into or to be entered into, any subsequent equity raises or other diluting events, or the fact that the Potential Transaction will result in a change of control of AGH. In reaching our conclusions we have not considered the impact (positive or negative) of the transaction itself. We have not been retained to consider or to give advice, and have not considered and give no advice, as to whether the consummation of the transaction is in the best interests of AGH or its equity holders, or whether any other transactions are available to AGH or its equity holders, or whether this is the best transaction available to AGH or its equity holders.

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Board of Directors of Aureus Greenway Holdings Inc.

c/o Mr. Matthew J. Saker

We are acting only as a valuation advisor to the Board and are not acting as the financial advisor, dealer, brokers or fiduciary to the Board, AGH or its shareholders or any other individual or entity (together with any governmental or quasi-governmental agency or authority, each a “Person”) in connection with the Proposed Transaction. It is understood that this Opinion is for the exclusive use of the Board and may only be relied upon by the Board.

Based on the above information and the qualifications and limitations set forth herein, we are of the view that, as of the Valuation Date, the Proposed Transaction with Powerus is fair to AGH from a financial point of view.

We are independent of and have no current or prospective economic interests in AGH and/or Powerus.

As noted above, this Opinion is solely for the benefit of and may only be relied upon by the Board. This Opinion is not tax advice or a recommendation to any Person as to how to vote their interests with respect to the Proposed Transaction or any other transaction, or whether to purchase, sell or hold any securities.

Respectfully submitted,

MARSHALL & STEVENS TRANSACTION ADVISORY SERVICES LLC

Brent Shockley, CFA, CVA

Managing Director

CC: Jeff Pierce, CFA

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Annex F

Section 262 of the Delaware General Corporation Law

§ 262. Appraisal rights

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository; the words “beneficial owner” mean a person who is the beneficial owner of shares of stock held either in voting trust or by a nominee on behalf of such person; and the word “person” means any individual, corporation, partnership, unincorporated association or other entity.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation in a merger, consolidation, conversion, transfer, domestication or continuance to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title (other than, in each case and solely with respect to a converted or domesticated corporation, a merger, consolidation, conversion, transfer, domestication or continuance authorized pursuant to and in accordance with the provisions of § 265 or § 388 of this title):

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders, or at the record date fixed to determine the stockholders entitled to consent pursuant to § 228 of this title, to act upon the agreement of merger or consolidation or the resolution providing for the conversion, transfer, domestication or continuance (or, in the case of a merger pursuant to § 251(h) of this title, as of immediately prior to the execution of the agreement of merger), were either: (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (b)(1) of this section, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent, converting, transferring, domesticating or continuing corporation if the holders thereof are required by the terms of an agreement of merger or consolidation, or by the terms of a resolution providing for conversion, transfer, domestication or continuance, pursuant to § 251, § 252, § 254, § 255, § 256, § 257, § 258, § 263, § 264, § 266 or § 390 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or of the converted entity or the entity resulting from a transfer, domestication or continuance if such entity is a corporation as a result of the conversion, transfer, domestication or continuance, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger, consolidation, conversion, transfer, domestication or continuance will be either listed on a national securities exchange or held of record by more than 2,000 holders;

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c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a. and b. of this section; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing paragraphs (b)(2)a., b. and c. of this section.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(4) [Repealed.]

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation, the sale of all or substantially all of the assets of the corporation or a conversion effected pursuant to § 266 of this title or a transfer, domestication or continuance effected pursuant to § 390 of this title. If the certificate of incorporation contains such a provision, the provisions of this section, including those set forth in subsections (d), (e), and (g) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger, consolidation, conversion, transfer, domestication or continuance for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations or the converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and, § 114 of this title, if applicable) may be accessed without subscription or cost. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger, consolidation, conversion, transfer, domestication or continuance, a written demand for appraisal of such stockholder’s shares; provided that a demand may be delivered to the corporation by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger, consolidation, conversion, transfer, domestication or continuance shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity shall notify each stockholder of each constituent or converting, transferring, domesticating or continuing corporation who has complied with this subsection and has not voted in favor of or consented to the merger, consolidation, conversion, transfer, domestication or continuance, and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section, of the date that the merger, consolidation or conversion has become effective; or

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(2) If the merger, consolidation, conversion, transfer, domestication or continuance was approved pursuant to § 228, § 251(h), § 253, or § 267 of this title, then either a constituent, converting, transferring, domesticating or continuing corporation before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, or the surviving, resulting or converted entity within 10 days after such effective date, shall notify each stockholder of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation who is entitled to appraisal rights of the approval of the merger, consolidation, conversion, transfer, domestication or continuance and that appraisal rights are available for any or all shares of such class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation, and shall include in such notice either a copy of this section (and, if 1 of the constituent corporations or the converting, transferring, domesticating or continuing corporation is a nonstock corporation, a copy of § 114 of this title) or information directing the stockholders to a publicly available electronic resource at which this section (and § 114 of this title, if applicable) may be accessed without subscription or cost. Such notice may, and, if given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, shall, also notify such stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance. Any stockholder entitled to appraisal rights may, within 20 days after the date of giving such notice or, in the case of a merger approved pursuant to § 251(h) of this title, within the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days after the date of giving such notice, demand in writing from the surviving, resulting or converted entity the appraisal of such holder’s shares; provided that a demand may be delivered to such entity by electronic transmission if directed to an information processing system (if any) expressly designated for that purpose in such notice. Such demand will be sufficient if it reasonably informs such entity of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, either (i) each such constituent corporation or the converting, transferring, domesticating or continuing corporation shall send a second notice before the effective date of the merger, consolidation, conversion, transfer, domestication or continuance notifying each of the holders of any class or series of stock of such constituent, converting, transferring, domesticating or continuing corporation that are entitled to appraisal rights of the effective date of the merger, consolidation, conversion, transfer, domestication or continuance or (ii) the surviving, resulting or converted entity shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice or, in the case of a merger approved pursuant to § 251(h) of this title, later than the later of the consummation of the offer contemplated by § 251(h) of this title and 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection and any beneficial owner who has demanded appraisal under paragraph (d)(3) of this section. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation or entity that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation or the converting, transferring, domesticating or continuing corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(3) Notwithstanding subsection (a) of this section (but subject to this paragraph (d)(3)), a beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares in accordance with either paragraph (d)(1) or (2) of this section, as applicable; provided that (i) such beneficial owner continuously owns such shares through the effective date of the merger, consolidation, conversion, transfer, domestication or continuance and otherwise satisfies the requirements applicable to a stockholder under the first sentence of subsection (a) of this section and (ii) the demand made by such beneficial owner reasonably identifies the holder of record of the shares for which the demand is made, is accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and provides an address at which such beneficial owner consents to receive notices given by the surviving, resulting or converted entity hereunder and to be set forth on the verified list required by subsection (f) of this section.

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(e) Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, the surviving, resulting or converted entity, or any person who has complied with subsections (a) and (d) of this section and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance. Within 120 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, any person who has complied with the requirements of subsections (a) and (d) of this section, upon request given in writing (or by electronic transmission directed to an information processing system (if any) expressly designated for that purpose in the notice of appraisal), shall be entitled to receive from the surviving, resulting or converted entity a statement setting forth the aggregate number of shares not voted in favor of the merger, consolidation, conversion, transfer, domestication or continuance (or, in the case of a merger approved pursuant to § 251(h) of this title, the aggregate number of shares (other than any excluded stock (as defined in § 251(h)(6)d of this title)) that were the subject of, and were not tendered into, and accepted for purchase or exchange in, the offer referred to in § 251(h)(2) of this title, and, in either case, with respect to which demands for appraisal have been received and the aggregate number of stockholders or beneficial owners holding or owning such shares (provided that, where a beneficial owner makes a demand pursuant to paragraph (d)(3) of this section, the record holder of such shares shall not be considered a separate stockholder holding such shares for purposes of such aggregate number). Such statement shall be given to the person within 10 days after such person’s request for such a statement is received by the surviving, resulting or converted entity or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section, whichever is later.

(f) Upon the filing of any such petition by any person other than the surviving, resulting or converted entity, service of a copy thereof shall be made upon such entity, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached by such entity. If the petition shall be filed by the surviving, resulting or converted entity, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving, resulting or converted entity and to the persons shown on the list at the addresses therein stated. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving, resulting or converted entity.

(g) At the hearing on such petition, the Court shall determine the persons who have complied with this section and who have become entitled to appraisal rights. The Court may require the persons who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any person fails to comply with such direction, the Court may dismiss the proceedings as to such person. If immediately before the merger, consolidation, conversion, transfer, domestication or continuance the shares of the class or series of stock of the constituent, converting, transferring, domesticating or continuing corporation as to which appraisal rights are available were listed on a national securities exchange, the Court shall dismiss the proceedings as to all holders of such shares who are otherwise entitled to appraisal rights unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger, consolidation, conversion, transfer, domestication or continuance for such total number of shares exceeds $1 million, or (3) the merger was approved pursuant to § 253 or § 267 of this title.

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(h) After the Court determines the persons entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, consolidation, conversion, transfer, domestication or continuance, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, and except as provided in this subsection, interest from the effective date of the merger, consolidation, conversion, transfer, domestication or continuance through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger, consolidation or conversion and the date of payment of the judgment. At any time before the entry of judgment in the proceedings, the surviving, resulting or converted entity may pay to each person entitled to appraisal an amount in cash, in which case interest shall accrue thereafter as provided herein only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Court, and (2) interest theretofore accrued, unless paid at that time. Upon application by the surviving, resulting or converted entity or by any person entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the persons entitled to an appraisal. Any person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section may participate fully in all proceedings until it is finally determined that such person is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving, resulting or converted entity to the persons entitled thereto. Payment shall be so made to each such person upon such terms and conditions as the Court may order. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving, resulting or converted entity be an entity of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a person whose name appears on the list filed by the surviving, resulting or converted entity pursuant to subsection (f) of this section who participated in the proceeding and incurred expenses in connection therewith, the Court may order all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of this section or subject to such an award pursuant to a reservation of jurisdiction under subsection (k) of this section.

(k) Subject to the remainder of this subsection, from and after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, no person who has demanded appraisal rights with respect to some or all of such person’s shares as provided in subsection (d) of this section shall be entitled to vote such shares for any purpose or to receive payment of dividends or other distributions on such shares (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger, consolidation, conversion, transfer, domestication or continuance). If a person who has made a demand for an appraisal in accordance with this section shall deliver to the surviving, resulting or converted entity a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with subsection (e) of this section, either within 60 days after such effective date or thereafter with the written approval of the corporation, then the right of such person to an appraisal of the shares subject to the withdrawal shall cease. Notwithstanding the foregoing, an appraisal proceeding in the Court of Chancery shall not be dismissed as to any person without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just, including without limitation, a reservation of jurisdiction for any application to the Court made under subsection (j) of this section; provided, however that this provision shall not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the merger, consolidation, conversion, transfer, domestication or continuance within 60 days after the effective date of the merger, consolidation, conversion, transfer, domestication or continuance, as set forth in subsection (e) of this section. If a petition for an appraisal is not filed within the time provided in subsection (e) of this section, the right to appraisal with respect to all shares shall cease.

(l) The shares or other equity interests of the surviving, resulting or converted entity to which the shares of stock subject to appraisal under this section would have otherwise converted but for an appraisal demand made in accordance with this section shall have the status of authorized but not outstanding shares of stock or other equity interests of the surviving, resulting or converted entity, unless and until the person that has demanded appraisal is no longer entitled to appraisal pursuant to this section.

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PART II

INFORMATION NOT REQUIRED IN INFORMATION STATEMENT/PROSPECTUS

Item 20. Indemnification of Directors and Officers.

Section 78.138 of the Nevada Revised Statutes, or NRS, provides that, unless the corporation’s articles of incorporation provide otherwise, a director or officer will not be individually liable unless the presumption that it is acting in good faith and on an informed basis with a view to the interests of the corporation has been rebutted, and it is proven that (i) the director’s or officer’s acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud, or a knowing violation of the law.

Section 78.7502(1) of the NRS provides that a corporation may indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise or as a manager of a limited liability company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he is not liable pursuant to NRS 78.138 or if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

NRS 78.7502(2) permits a corporation to indemnify, pursuant to that statutory provision, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification pursuant to NRS 78.7502 may be made in respect of any claim, issue or matter as to which such person shall have been adjudged by a court of competent jurisdiction, after any appeals taken therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines that, in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. NRS 78.751(1) provides that a corporation shall indemnify any person who is a director, officer, employee or agent of the corporation, against expenses actually and reasonably incurred by the person in connection with defending an action (including, without limitation, attorney’s fees), to the extent that the person is successful on the merits or otherwise in defense of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including, without limitation, an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise or as a manager of a limited liability company, or any claim, issue or matter in such action.

NRS 78.751 provides that the indemnification pursuant to NRS 78.7502 shall not be deemed exclusive or exclude any other rights to which the indemnified party may be entitled (except that indemnification may not be made to or on behalf of any director or officer finally adjudged by a court of competent jurisdiction, after exhaustion of any appeals taken therefrom, to be liable for intentional misconduct, fraud or a knowing violation of the law and such intentional misconduct, fraud or a knowing violation of the law was material to the cause of action) and that the indemnification shall continue as to directors, officers, employees or agents who have ceased to hold such positions, and to their heirs, executors and administrators. NRS 78.752 permits a corporation to purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such whether or not the corporation would have the power to indemnify him or her against such liabilities.

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Section 78.752 of the NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the company, or is or was serving at the request of the company as a director, officer, employee, or agent of another company, partnership, joint venture, trust, or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

The AGH Bylaws provide that AGH shall, to the fullest extent not prohibited by applicable law, pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition.

In addition, AGH has entered into director offer letters with each of its non-employee directors and employment agreements with certain executive officers. These agreements, among other things, require AGH to indemnify its directors and certain executive officers for certain expenses, including attorneys’ fees, judgments and fines incurred by such director or executive officer in any action or proceeding arising out of their services as one of AGH’s directors or executive officers or any other company or enterprise to which the person provides services at AGH’s request.

AGH maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers. AGH believes these provisions in the Bylaws and these indemnification agreements are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or control persons, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Item 21. Exhibits and Financial Statement Schedules.

(a) List of Exhibits.

Exhibit Number	Document Description
2.1**+	Agreement and Plan of Merger, dated as of March 8, 2026, by and among Aureus Greenway Holdings Inc., Aureus Merger Sub Inc., Autonomous Power Corporation, and Andrew Fox, solely in his capacity as the Stockholder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 9, 2026).
2.2**	Amendment No. 1 to Agreement and Plan of Merger, dated as of July 17, 2026, by and among Aureus Greenway Holdings Inc., Aureus Merger Sub Inc., Autonomous Power Corporation, and Andrew Fox, solely in his capacity as the Stockholder Representative (incorporated by reference from Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on July 20, 2026)
3.1**	Articles of Incorporation (incorporated by reference from Exhibit 3.1 to the Company’s registration statement on Form S-1, filed with the SEC on June 20, 2024).
3.2**	Certificate of Amendment to the Articles of Incorporation (incorporated by reference from Exhibit 3.2 to the Company’s registration statement on Form S-1, filed with the SEC on June 20, 2024).
3.3**	Certificate of Designation of Series A Preferred Stock (incorporated by reference from Exhibit 3.3 to the Company’s registration statement on Form S-1, filed with the SEC on June 20, 2024).
3.4**	Bylaws (incorporated by reference from Exhibit 3.4 to the Company’s registration statement on Form S-1, filed with the SEC on June 20, 2024).
3.5*	Form of Amended and Restated Articles of Incorporation of Newco (to be adopted upon completion of the Transactions (included as Annex B to the information statement/prospectus, which forms a part of this registration statement on Form S-4)).
5.1*	Opinion of Ortoli Rosenstadt LLP, regarding the legality of the securities being registered.
10.1*†	Form of Newco 2026 Equity Incentive Plan (to be adopted upon completion of the Transactions (included as Annex D to the information statement/prospectus, which forms a part of this registration statement on Form S-4)).
10.2*†	Powerus Offer Letter with Andrew Fox
10.3*†	Powerus Offer Letter with Brett Velicovich
10.4*†	Powerus Offer Letter with Jim Biehl
10.5*†	Consulting Agreement with Griseo Consulting LLC
10.6*+#	Operating Agreement of Powerus USA LLC, dated as of December 8, 2025, between Powerus Inc. and Powerus USA LLC
10.7**+	Securities Purchase Agreement, dated March 20, 2026, by and between Aureus Greenway Holdings Inc. and Autonomous Power Corporation. (incorporated by reference from Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on March 23, 2026).
10.8**+	Convertible Promissory , dated March 20, 2026, issued by Autonomous Power Corporation in favor of Aureus Greenway Holdings Inc. (incorporated by reference from Exhibit 10.2 to the Company’s current report on Form 8-K, filed with the SEC on March 23, 2026).
10.9**†	Aureus Greenway Holdings Inc. 2025 Equity Incentive Plan (incorporated by reference from the information statement on Schedule DEF 14C, filed with the SEC on September 2, 2025).
10.10**	Aureus Greenway Holdings Inc. 2025 Equity Incentive Plan Stock Option Agreement (incorporated by reference from Exhibit 10.1 to the Company’s current report on Form 8-K, filed with the SEC on September 24, 2025).

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21.1**	List of Subsidiaries of Aureus Greenway Holdings (incorporated by reference from Exhibit 21.1 to the Company’s Annual Report on Form 10-K, filed with the SEC on March 31, 2026).
23.1*	Consent of WWC, P.C., Independent Registered Public Accounting Firm for Aureus Greenway Holdings.
23.2*	Consent of BDO USA, P.C., Independent Auditors for Autonomous Power Corporation.
23.3*	Consent of BDO USA, P.C., Independent Auditors for Agile Autonomy, LLC.
23.4*	Consent of WithumSmithBrown, P.C., Independent Registered Public Accounting Firm for Kaizen Aerospace, Inc.
23.5*	Consent of WithumSmithBrown, P.C., Independent Registered Public Accounting Firm for Kaizen Aerospace, Inc.
23.6*	Consent of Ortoli Rosenstadt LLP (included in Exhibit 5.1 to this registration statement).
24.1*	Power of Attorney (included on the signature page to the initial filing of this Registration Statement).
99.1*	Consent of Marshall & Stevens Transaction Advisory Services LLC.
99.2*	Consent of Andrew Fox to be named as director.
107.1*	Calculation of Filing Fee

* Previously filed

** Indicates incorporated by reference

+ Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of any omitted schedule and/or exhibit will be furnished to the SEC upon request. Certain personal information has been redacted from this exhibit pursuant to Item 601(a)(6) of Regulation S-K.

† Indicates a management contract or compensatory plan.

# Certain portions of this exhibit have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K because it is not material and is the type of information that the registrant treats as private or confidential. The registrant agrees to furnish supplementally a copy of such schedules, or any section thereof, to the SEC upon request.

Item 22. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) That, prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(d) That every prospectus (i) that is filed pursuant to paragraph (c) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to this registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(g) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kissimmee, State of Florida, on August 10, 2026.

AUREUS GREENWAY HOLDINGS INC.

By:	/s/ Matthew J. Saker
Matthew J. Saker
Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Matthew J. Saker	Director, President and Interim Chief Executive Officer	August 10, 2026
Matthew J. Saker	(Principal Executive Officer)

*	Chief Financial Officer (Principal Financial Officer)	August 10, 2026
Sam Wai Sing Lui	(Principal Accounting Officer)

*	Director	August 10, 2026
Xinyue Jasmine Geffner

*	Director	August 10, 2026
Christopher Schraft

*	Director	August 10, 2026
Vuk Jeremic

* By:	/s/ Matthew J. Saker
Matthew J. Saker
Attorney-in-fact

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